UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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B. Riley Principal Merger Corp.

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(4)	Proposed maximum aggregate value of transaction:
$415,000,000[1]
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(2)	The amount represents the product of $415,000,000 multiplied by the SEC’s filing fee of $129.80 per $1,000,000.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED DECEMBER 13, 2019

B. RILEY PRINCIPAL MERGER CORP.
299 Park Avenue, 21st Floor
New York, New York 10171

PROXY STATEMENT FOR SPECIAL MEETING
IN LIEU OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS OF
B. RILEY PRINCIPAL MERGER CORP.

Dear Stockholders of B. Riley Principal Merger Corp.:

You are cordially invited to attend the special meeting in lieu of the 2020 annual meeting (the “special meeting”) of stockholders of B. Riley Principal Merger Corp., a Delaware corporation (“BRPM,” the “Company,” “we,” “us” or “our”), which will be held at         , Eastern Time, on         , 2020, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166.

On December 12, 2019, BRPM, BR Canyon Merger Sub Corp., a wholly-owned subsidiary of the Company and a Michigan corporation (“Merger Sub”), Alta Equipment Holdings, Inc., a Michigan corporation (“Alta”), and Ryan Greenawalt (“Greenawalt”) entered into an agreement and plan of merger (as the same may be amended from time to time, the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Alta, the separate corporate existence of Merger Sub will thereupon cease, and Alta will become a wholly-owned subsidiary of BPRM. The transactions contemplated by the Merger Agreement are collectively referred to herein as the “business combination.” Upon the closing of the business combination (the “Closing”), the Company will change its name to “Alta Equipment Group Inc.” You are being asked to vote on the business combination.

Subject to the terms and conditions set forth in the Merger Agreement, we will pay off the existing gross debt of Alta, which is anticipated to be approximately $295 million, and Alta’s equityholders, which include Greenawalt (the “Sellers”), will receive aggregate consideration with a value equal to $119 million, which will consist of (i) $43 million in cash and (ii) $76 million of shares of our common stock, or 7,600,000 shares valued at $10.00 per share. B. Riley Principal Sponsor Co., LLC, our sponsor (the “Sponsor”) will forfeit 1,470,855 shares of Class B common stock (the “founder shares”) to us for cancellation in connection with our entry into the Merger Agreement upon consummation of the business combination.

The consummation of the business combination is subject to the conditions that (i) we obtain the debt financing (as defined below) (ii) we have an aggregate of at least $143 million of cash available from the trust account (the “trust account”) established in connection with our initial public offering (the “IPO”) and from equity financing sources and (iii) Alta’s EBITDA is at least $72.5 million, as measured at such time and pursuant to the terms of the Merger Agreement.

At the time of the IPO, we entered into a forward purchase agreement (the “forward purchase agreement”) which provides for the purchase, immediately prior to the closing of the business combination, by B. Riley Principal Investments, LLC (“BRPI”), an affiliate of the Sponsor, or its designees of $25,000,000 of our units at a price of $10.00 per unit, or an aggregate of 2,500,000 units, each comprised of one share of Class A common stock (the “forward purchase shares”) and one-half of one warrant (the “forward purchase warrants”). The forward purchase will be made regardless of whether any shares of Class A common stock are redeemed in connection with the business combination.

In addition to the equity financing provided by the forward purchase agreement, in order to help meet the condition under the Merger Agreement that we have at least $143 million of cash available upon the closing of the business combination, we have entered into subscription agreements with institutional and accredited investors (the “PIPE investors”), which include affiliates of B. Riley Financial, Inc. (“B. Riley Financial”), on December 12, 2019, pursuant to which such investors have agreed to purchase, immediately prior to the closing of the business combination, an aggregate of $35,000,000 of our shares of Class A common stock at a price of $10.00 per share, or an aggregate of 3,500,000 shares of Class A common stock, subject to certain conditions, including the approval of the business combination. As an inducement to enter into the subscription agreements, the PIPE investors that are not affiliated with B. Riley Financial will receive an aggregate of 142,895 additional shares of our Class A common stock and an aggregate of 1,018,125 of our warrants, and, upon consummation of the business combination, the Sponsor will forfeit an equal number of founder shares to us for cancellation and BRPI or its designees will transfer an equal number of forward purchase warrants to us.

B. Riley FBR, Inc. (“BRFBR”) is our placement agent in connection with the business combination, was the underwriter of the IPO and is an affiliate of the Company and the Sponsor. B. Riley Financial is the ultimate parent company of BRFBR, the Sponsor and BRPI. See “Certain Relationships and Related Party Transactions” in the accompanying proxy statement for more information on the relationship between BRFBR and the Company and our other related party transactions. For more information on the beneficial ownership of the Company’s securities by B. Riley Financial, see “Beneficial Ownership of Securities” in the accompanying proxy statement.

In connection with the business combination and as a condition under the Merger Agreement, we or Alta intend to enter into debt commitment letters with financial institutions to permit us or Alta to obtain credit facilities equal to an aggregate of at least $310 million (the “debt financing”) for the purpose of financing the repayment of Alta’s existing net debt, a portion of the consideration payable under the Merger Agreement, costs and expenses incurred by the parties in connection with the business combination and general corporate expenditures. We intend for such credit facilities to be comprised of a term loan facility in an aggregate principal amount of up to $170 million and an asset based loan revolving credit facility in an aggregate principal amount of up to $300 million. As of the date of this proxy statement, we have not entered into any such debt commitment letters or credit facilities. Upon our execution of any such debt commitment letters or credit facilities, we will file a supplement or an amendment to the accompanying proxy statement and/or a Current Report on Form 8-K disclosing the details of such debt commitment letters or credit facilities.

Concurrently with and contingent upon the closing of the business combination and pending negotiation of definitive agreements, Alta intends to consummate the acquisition of each of Liftech Equipment Companies, Inc. (“Liftech”) and FlaglerCE Holdings, LLC (“Flagler”), each of which is currently under non-binding letter of intent, for an aggregate purchase price of approximately $95 million, to be funded by the equity and debt proceeds raised by us in connection with the business combination.

At the special meeting, you will be asked to consider and vote on a proposal (the “business combination proposal”) to approve and adopt the Merger Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, and approve the other transactions contemplated by the Merger Agreement.

In addition, you will be asked to consider and vote on proposals to:

(a)	approve and adopt, assuming the business combination proposal is approved and adopted, the third amended and restated certificate of incorporation of the Company (the “Proposed Charter”), which, if approved, would take effect upon the Closing (we refer to this proposal as the “charter amendment proposal”);

(b)	approve and adopt, on a non-binding advisory basis, certain amendments to the second amended and restated certificate of incorporation of the Company (the “Charter”) reflected in the Proposed Charter, which are being presented separately, in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”), as six sub-proposals (which we refer to, collectively, as the “advisory charter proposals”): (1) to, upon completion of the business combination and the conversion of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”), into the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), increase the authorized capital stock of the Company from 126,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 201,000,000 shares, which would consist of 200,000,000 shares of common stock, par value $0.0001 per share (“common stock”), and 1,000,000 shares of preferred stock, $0.0001 par value per share, by, on the effective date of the filing of the Proposed Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class B common stock as common stock and (iii) creating an additional 75,000,000 shares of common stock (we refer to this proposal as “advisory charter proposal A”); (2) to change the stockholder vote required to amend certain provisions of the Proposed Charter and the Company’s bylaws (we refer to this proposal as “advisory charter proposal B”); (3) to clarify that the current exclusive forum provision in the Charter adopting Delaware as the exclusive forum for certain stockholder litigation does not apply to claims (i) arising under the Securities Act of 1933, as amended (the “Securities Act”), as to which the Court of Chancery of the State of Delaware and the federal district court for the District of Delaware have concurrent jurisdiction under Section 22 of the Securities Act, or (ii) brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as to which the federal courts have exclusive jurisdiction under Section 27 of the Exchange Act (we refer to this proposal as “advisory charter proposal C”); (4) to remove the waiver of the corporate opportunity doctrine (we refer to this proposal as “advisory charter proposal D”); (5) to provide that Section 203 of the Delaware General Corporation Law, which governs business combinations between the Company and certain interested stockholders, does not apply to the Company (we refer to this proposal as “advisory charter proposal E”); and (6) to provide for certain additional changes, including, among other things, (i) changing the post-business combination company’s corporate name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” and making the Company’s corporate existence perpetual and (ii) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination, all of which our board of directors believes are necessary to adequately address the needs of the post-business combination Company (we refer to this proposal as “advisory charter proposal E”);

(c)	approve, assuming the business combination proposal and the charter amendment proposal are approved and adopted, for the purposes of complying with the applicable provisions of Section 312.03 of the Listed Company Manual of the New York Stock Exchange (the “NYSE”), (i) the issuance of shares of common stock to the Sellers pursuant to the terms of the Merger Agreement, (ii) the issuance of shares of common stock to the PIPE investors, which include affiliates of B. Riley Financial, and (iii) the issuance of shares of common stock underlying units to be issued to BRPI or its designees pursuant to the terms of the forward purchase agreement (we refer to this proposal as the “NYSE proposal” and, collectively with the business combination proposal and the charter amendment proposal, the “condition precedent proposals”);

(d)	assuming the condition precedent proposals are approved and adopted, elect five directors to serve staggered terms on our board of directors until the 2021 and 2022 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal (we refer to this proposal as the “director election proposal”);

(e)	approve and adopt, assuming the condition precedent proposals are approved and adopted, the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex C (we refer to this proposal as the “incentive plan proposal”); and

(f)	approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals or the incentive plan proposal (we refer to this proposal as the “adjournment proposal”).

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully.

Our Class A common stock and warrants are currently listed on the NYSE under the symbols “BRPM” and “BRPM WS,” respectively. Certain of our shares of Class A common stock and warrants currently trade as units consisting of one share of Class A common stock and one-half of one redeemable warrant, and are listed on the NYSE under the symbol “BRPM.U.” The units will automatically separate into their component securities upon consummation of the business combination and, as a result, will no longer trade as an independent security. Upon the Closing, we intend to change our name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” We intend to apply to continue the listing of our common stock and warrants on the NYSE under the symbols “ALTG” and “ALTGW,” respectively, upon the Closing.

Only holders of record of shares of Class A common stock and shares of Class B common stock at the close of business on         , 2020 are entitled to notice of and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. A complete list of BRPM’s stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at BRPM’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

We are providing the accompanying proxy statement and proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Whether or not you plan to attend the special meeting, we urge you to read the accompanying proxy statement carefully. Please pay particular attention to the section entitled “Risk Factors” beginning on page 15 of the proxy statement.

After careful consideration, BRPM’s board of directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and determined that each of the business combination proposal, the charter amendment proposal, the advisory charter proposals, the NYSE proposal, the director election proposal, the incentive plan proposal and the adjournment proposal is in the best interests of BRPM and its stockholders, and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of BRPM’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of BRPM and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the sections entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” in the accompanying proxy statement for a further discussion.

BRPM’s initial stockholders (consisting of the Sponsor and Patrick J. Bartels, Jr., James L. Kempner, Timothy M. Presutti and Robert Suss, our independent directors) and our other officers and directors entered into a letter agreement at the time of the IPO, pursuant to which they agreed to vote the founder shares purchased by them, as well as any shares of Class A common stock included in the units sold by BRPM in the IPO (the “public shares”) purchased by them during or after the IPO, in favor of the business combination proposal. As of the date hereof, BRPM’s initial stockholders own 22% of our total outstanding shares of common stock.

Pursuant to the Charter, a holder of public shares (a “public stockholder”) may request that BRPM redeem all or a portion of such public stockholder’s public shares for cash if the business combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)	(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)	prior to , Eastern Time, on , 2020 (two business days prior to the vote at the special meeting), (a) submit a written request to Continental Stock Transfer & Trust Company, BRPM’s transfer agent (the “transfer agent”), that BRPM redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of their public shares even if they vote for the business combination proposal. If the business combination is not consummated, the public shares will not be redeemed for cash. If a public stockholder properly exercises its right to redeem its public shares and timely delivers its shares to the transfer agent, we will redeem each public share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO (the “trust account”), calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then-outstanding public shares. For illustrative purposes, as of December 11, 2019, this would have amounted to approximately $10.14 per public share. If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that BRPM instruct our transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in the accompanying proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Special Meeting — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

The consummation of the business combination is conditioned upon, among other things, that (i) we obtain the debt financing (ii) we have an aggregate of at least $143 million of cash available from the trust account and from equity financing sources (iii) Alta’s EBITDA is at least $72.5 million, as measured at such time and pursuant to the terms of the Merger Agreement, and (iv) that BRPM’s stockholders approve the Merger Agreement and the business combination. Unless waived, if any of these conditions are not satisfied, the business combination may not be consummated. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See “The Business Combination Proposal — The Merger Agreement.”

Under the Merger Agreement, the approval of each of the condition precedent proposals is a condition to the consummation of the business combination. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The director election proposal and the incentive plan proposal are conditioned on the approval of all of the condition precedent proposals, and each of the advisory charter proposals and the adjournment proposal are not conditioned on the approval of any other proposal. If our stockholders do not approve each of the condition precedent proposals, the business combination may not be consummated.

Approval of the business combination proposal, each of the advisory charter proposals, the NYSE proposal, the incentive plan proposal and the adjournment proposal requires the affirmative vote of holders of a majority of the shares of Class A common stock and Class B common stock cast by BRPM’s stockholders present in person or by proxy at the special meeting and entitled to vote thereon, voting as a single class. Approval of the charter amendment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote thereon at the special meeting, voting as a single class. The election of the director nominees pursuant to the director election proposal requires the affirmative vote of the holders of a plurality of the shares of Class A common stock and Class B common stock cast by BRPM’s stockholders present in person or by proxy at the special meeting and entitled to vote thereon, voting as a single class.

All our stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record holding shares of common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker or bank. A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the proposals other than the charter amendment proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the charter amendment proposal. Failure to vote by proxy or to vote in person or an abstention from voting on the charter amendment proposal will have the same effective as a vote “AGAINST” the charter amendment proposal.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that your shares are represented and voted at the special meeting.

On behalf of our board of directors, I would like to thank you for your support of B. Riley Principal Merger Corp. and look forward to a successful completion of the business combination.

By Order of the Board of Directors,

Kenneth Young
, 2020	Chief Executive Officer

If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the proposals.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD SHARES OF CLASS A COMMON STOCK THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING PUBLIC SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (3) DELIVER YOUR SHARES OF CLASS A COMMON STOCK TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING — REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT FOR MORE SPECIFIC INSTRUCTIONS.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in the accompanying proxy statement, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated         , 2020 and is first being mailed to our stockholders on or about           , 2020.

B. RILEY PRINCIPAL MERGER CORP.
299 Park Avenue, 21st Floor
New York, New York 10171

NOTICE OF SPECIAL MEETING
IN LIEU OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS OF
B. RILEY PRINCIPAL MERGER CORP.

To Be Held On         , 2020

To the Stockholders of B. Riley Principal Merger Corp.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2020 annual meeting (the “special meeting”) of stockholders of B. Riley Principal Merger Corp., a Delaware corporation (“BRPM,” the “Company,” “we,” “us” or “our”), will be held at         , Eastern Time, on         , 2020, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166. You are cordially invited to attend the special meeting.

At the special meeting, you will be asked to consider and vote on proposals to:

(a)	Proposal No. 1 — The Business Combination Proposal — approve and adopt the Agreement and Plan of Merger, dated as of December 12, 2019 (as the same may be amended from time to time, the “Merger Agreement”), by and among BRPM, BR Canyon Merger Sub Corp., a wholly-owned subsidiary of the Company and a Michigan corporation (“Merger Sub”), Alta Equipment Holdings, Inc., a Michigan corporation (“Alta”), and Ryan Greenawalt (“Greenawalt”), pursuant to which Merger Sub will merge with and into Alta (the “Merger”) in accordance with the Merger Agreement, and the separate corporate existence of Merger Sub will thereupon cease, and Alta will become a wholly-owned subsidiary of BPRM. as described below, on the terms and subject to the conditions set forth in the Merger Agreement, and approve the other transactions contemplated by the Merger Agreement (the “business combination”) (we refer to this proposal as the “business combination proposal”);

(b)	Proposal No. 2 — The Charter Amendment Proposal — approve and adopt, assuming the business combination proposal is approved and adopted, the third amended and restated certificate of incorporation of the Company (the “Proposed Charter”), which, if approved, would take effect upon the closing of the business combination (the “Closing”) (we refer to this proposal as the “charter amendment proposal”);

(c)	The Advisory Charter Proposals — approve and adopt, on a non-binding advisory basis, certain amendments to the amended and restated certificate of incorporation of the Company (the “Charter”) as reflected in the Proposed Charter, which are being presented separately, in accordance with the requirements of the SEC, as six sub-proposals (which we refer to, collectively, as the “advisory charter proposals”):

(1)	Proposal No. 3 — Advisory Charter Proposal A — to, upon completion of the business combination and the conversion of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”), into the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), increase the authorized capital stock of the Company from 126,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 201,000,000 shares, which would consist of 200,000,000 shares of common stock, par value $0.0001 per share (“common stock”), and 1,000,000 shares of preferred stock, $0.0001 par value per share, by, on the effective date of the filing of the Proposed Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class B common stock as common stock and (iii) creating an additional 75,000,000 shares of common stock (we refer to this proposal as “advisory charter proposal A”);

(2)	Proposal No. 4 — Advisory Charter Proposal B — to change the stockholder vote required to amend certain provisions of the Proposed Charter and the Company’s bylaws (we refer to this proposal as “advisory charter proposal B”);

(3)	Proposal No. 5 — Advisory Charter Proposal C — to clarify that the current exclusive forum provision in the Charter adopting Delaware as the exclusive forum for certain stockholder litigation does not apply to claims (i) arising under the Securities Act of 1933, as amended (the “Securities Act”), as to which the Court of Chancery of the State of Delaware and the federal district court for the District of Delaware have concurrent jurisdiction under Section 22 of the Securities Act, or (ii) brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as to which the federal courts have exclusive jurisdiction under Section 27 of the Exchange Act (we refer to this proposal as “advisory charter proposal C”);

(4)	Proposal No. 6 — Advisory Charter Proposal D — to remove the waiver of the corporate opportunity doctrine (we refer to this proposal as “advisory charter proposal D”);

(5)	Proposal No. 7 — Advisory Charter Proposal E — to provide that Section 203 of the Delaware General Corporation Law, which governs business combinations between the Company and certain interested stockholders, does not apply to the Company (we refer to this proposal as “advisory charter proposal E”); and

(6)	Proposal No. 8 — Advisory Charter Proposal F — to provide for certain additional changes, including, among other things, (i) changing the post-business combination company’s corporate name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” and making the Company’s corporate existence perpetual and (ii) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination, all of which our board of directors believes are necessary to adequately address the needs of the post-business combination Company (we refer to this proposal as “advisory charter proposal F”).

(d)	Proposal No. 9 — The NYSE Proposal — approve, assuming the business combination proposal and the charter amendment proposal are approved and adopted, for the purposes of complying with the applicable provisions of Section 312.03 of the Listed Company Manual of the New York Stock Exchange (the “NYSE”), (i) the issuance of shares of common stock to the Sellers pursuant to the terms of the Merger Agreement, (ii) the issuance of shares of common stock to the PIPE investors (as defined in the accompanying proxy statement), which include affiliates of B. Riley Financial, Inc. (“B. Riley Financial”), and (iii) the issuance of shares of common stock underlying units to be issued to B. Riley Principal Investments, LLC (“BRPI”) or its designees pursuant to the terms of the forward purchase agreement, dated as of April 8, 2019, by and between the Company and BRPI (we refer to this proposal as the “NYSE proposal” and, collectively with the business combination proposal and the charter amendment proposal, the “condition precedent proposals”);

(e)	Proposal No. 10 — The Director Election Proposal — elect, assuming the condition precedent proposals are approved and adopted, five directors to serve staggered terms on our board of directors until the 2021 and 2022 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal (we refer to this proposal as the “director election proposal”);

(f)	Proposal No. 11 — The Incentive Plan Proposal — approve and adopt, assuming the condition precedent proposals are approved and adopted, the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex C (we refer to this proposal as the “incentive plan proposal”); and

(g)	Proposal No. 12 — The Adjournment Proposal — approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals or the incentive plan proposal (we refer to this proposal as the “adjournment proposal”).

The above matters are more fully described in the accompanying proxy statement, which also includes, as Annex A, a copy of the Merger Agreement. We urge you to read carefully the accompanying proxy statement in its entirety, including the Annexes and accompanying financial statements.

Our Class A common stock and warrants are currently listed on the NYSE under the symbols “BRPM” and “BRPM WS,” respectively. Certain of our shares of Class A common stock and warrants currently trade as units consisting of one share of Class A common stock and one-half of one redeemable warrant, and are listed on the NYSE under the symbol “BRPM.U.” The units will automatically separate into their component securities upon consummation of the business combination and, as a result, will no longer trade as an independent security. Upon the Closing, we intend to change our name from “B. Riley Principal Merger Corp.” to “Alta Equipment, Inc.” We intend to apply to continue the listing of our common stock and warrants on the NYSE under the symbols “ALTG” and “ALTGW,” respectively, upon the Closing.

Only holders of record of shares of Class A common stock and shares of Class B common stock at the close of business on         , 2020 are entitled to notice of and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. A complete list of BRPM’s stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at BRPM’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Pursuant to the Charter, a holder of public shares (a “public stockholder”) may request that BRPM redeem all or a portion of its public shares for cash if the business combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)	(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)	prior to Eastern Time on , 2020 (two business days prior to the vote at the special meeting), (a) submit a written request to Continental Stock Transfer & Trust Company, BRPM’s transfer agent (the “transfer agent”), that BRPM redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of their public shares even if they vote for the business combination proposal. If the business combination is not consummated, the public shares will not be redeemed for cash. If a public stockholder properly exercises its right to redeem its public shares and timely delivers its shares to the transfer agent, we will redeem each public share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (the “trust account”) established in connection with the Company’s initial public offering (the “IPO”), calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then-outstanding public shares. For illustrative purposes, as of December 11, 2019, this would have amounted to approximately $10.14 per public share. If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that BRPM instruct our transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Special Meeting — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

Under the Merger Agreement, the approval of each of the condition precedent proposals is a condition to the consummation of the business combination. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The director election proposal and the incentive plan proposal are conditioned on the approval of the condition precedent proposals, and each of the advisory charter proposals and the adjournment proposal are not conditioned on the approval of any other proposal. Unless waived by the parties to the Merger Agreement, if our stockholders do not approve each of the condition precedent proposals, the business combination may not be consummated. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See “The Business Combination Proposal — The Merger Agreement.”

Approval of the business combination proposal, each of the advisory charter proposals, the NYSE proposal, the incentive plan proposal and the adjournment proposal requires the affirmative vote of holders of a majority of the shares of Class A common stock and Class B common stock cast by BRPM’s stockholders present in person or by proxy at the special meeting and entitled to vote thereon, voting as a single class. Approval of the charter amendment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote thereon at the special meeting, voting as a single class. The election of the director nominees pursuant to the director election proposal requires the affirmative vote of the holders of a plurality of the shares of Class A common stock and Class B common stock cast by BRPM’s stockholders present in person or by proxy at the special meeting and entitled to vote thereon, voting as a single class.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of the proposals. We urge you to read the accompanying proxy statement carefully. If you have any questions or need assistance voting your shares of BRPM common stock, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing BRPM.info@investor.morrowsodali.com. This notice of special meeting and the proxy statement are available at https://www.cstproxy.com/brileyprincipalmergercorp/2019.

By Order of the Board of Directors,

Kenneth Young
, 2020	Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on         , 2020: This notice of special meeting and the related proxy statement will be available at https://www.cstproxy.com/brileyprincipalmergercorp/2019.

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CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “BRPM,” the “Company,” “we,” “us” or “our” refer to B. Riley Principal Merger Corp.

In this proxy statement, unless otherwise stated or unless the context otherwise requires:

“adjournment proposal” means the proposal to approve the adjournment of the special meeting to a later date or dates.

“advisory charter proposals” means the five sub-proposals to take effect upon the Closing if the charter amendment proposal is approved, consisting of advisory charter proposal A, advisory charter proposal B, advisory charter proposal C, advisory charter proposal D and advisory charter proposal E.

“advisory charter proposal A” means the advisory charter proposal to, upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, increase the authorized capital stock of the Company from 126,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, by, on the effective date of the filing of the Proposed Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class B common stock as common stock and (iii) creating an additional 75,000,000 shares of common stock.

“advisory charter proposal B” means the advisory charter proposal to change the stockholder vote that is required to amend certain provisions of the Proposed Charter and the Company’s bylaws.

“advisory charter proposal C” means the advisory charter proposal to clarify that the current exclusive forum provision in the Charter adopting Delaware as the exclusive forum for certain stockholder litigation does not apply to claims (i) arising under the Securities Act, as to which the Court of Chancery of the State of Delaware and the federal district court for the District of Delaware have concurrent jurisdiction under Section 22 of the Securities Act, or (ii) brought to enforce a duty or liability created by the Exchange Act, as to which the federal courts have exclusive jurisdiction under Section 27 of the Exchange Act.

“advisory charter proposal D” means the advisory charter proposal to remove the waiver of the corporate opportunity doctrine (we refer to this proposal as “advisory charter proposal D”).

“advisory charter proposal E” means the advisory charter proposal to provide that Section 203 of the Delaware General Corporation Law, which governs business combinations between the Company and certain interested stockholders, does not apply to the Company

“advisory charter proposal F” means the advisory charter proposal to provide for certain additional changes, including, among other things, (i) changing the post-business combination company’s corporate name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” and making the Company’s corporate existence perpetual and (ii) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination.

“Alta” means Alta Equipment Holdings, Inc.

“ASC” means Accounting Standard Codification.

“BRFBR” means B. Riley FBR, Inc.

“B. Riley Financial” means B. Riley Financial, Inc.

“BRPM common stock” means, (i) prior to the business combination, together, the Class A common stock and Class B common stock and (ii) subsequent to the business combination, the common stock.

“business combination” means the acquisitions and transactions contemplated by the Merger Agreement.

“business combination proposal” means the proposal to approve and adopt the Merger Agreement and such acquisitions and other transactions as contemplated thereby.

“Charter” means the second amended and restated certificate of incorporation of the Company.

“charter amendment proposal” means the proposal to approve and adopt the Proposed Charter, assuming the business combination proposal is approved and adopted.

“Class A common stock” means the Class A common stock of the Company, par value $0.0001 per share.

“Class B common stock” means the Class B common stock of the Company, par value $0.0001 per share.

“Closing” means the closing of the business combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“common stock” means the common stock of the Company, par value $0.0001 per share.

“Compensation Committee” means the compensation committee of the Company’s board of directors.

“condition precedent proposals” means the business combination proposal, the charter amendment proposal and the NYSE proposal.

“DGCL” means the General Corporation Law of the State of Delaware.

“director election proposal” means the proposal to elect five directors to serve staggered terms on our board of directors until the 2021 and 2022 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“forward purchase agreement” means the forward purchase agreement, dated as of April 8, 2019, by and between BRPM and BRPI, providing for the sale of 2,500,000 forward purchase units to BRPI (or its designees) in a private placement that will close concurrently with the business combination.

“forward purchase units” mean an aggregate 2,500,000 units to be issued to BRPI (or its designees) pursuant to the forward purchase agreement.

“founder shares” means the shares of Class B common stock purchased by BRPM’s initial stockholders.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Incentive Plan” means the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan.

“incentive plan proposal” means the proposal to approve and adopt the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan.

“initial stockholders” means the Sponsor and the independent directors.

“IPO” or “initial public offering” means the Company’s initial public offering, consummated on April 11, 2019, through the sale of 14,375,000 units (including the issuance of 1,875,000 units as a result of the underwriters’ exercise of their over-allotment option on April 12, 2019) at $10.00 per unit.

"JOBS Act" means the Jumpstart Our Business Startups Act of 2012, as amended.

"Merger Agreement" means the agreement and plan of merger, dated December 12, 2019, by and among BRPM, Merger Sub, Alta and Greenawalt.

“NYSE” means the New York Stock Exchange.

"NYSE proposal" means the proposal to approve, assuming the business combination proposal and the charter amendment proposal are approved and adopted, for the purposes of complying with the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual, (i) the issuance of shares of common stock to the Sellers pursuant to the terms of the Merger Agreement, (ii) the issuance of shares of common stock to the PIPE investors, which include affiliates of B. Riley Financial, and (iii) the issuance of shares of common stock underlying units to be issued to BRPI or its designees pursuant to the terms of the forward purchase agreement.

"PIPE" means a private investment in a public entity.

“Potential Targets” means the two companies (including Alta) that were considered for the purposes of entering into a business combination with the Company.

“private placement” means the private sale of the private placement units simultaneously with the closing of the IPO (including the units privately purchased in connection with the underwriters’ exercise of their over-allotment option).

“private placement shares” means the shares of Class A common stock in the private placement units issued in the private placement.

“private placement units” means the 462,500 units at $10.00 per private placement unit purchased by the Sponsor in the private placement, each of which consists of one share of Class A common stock and one-half of one private placement warrant.

“private placement warrants” means the warrants underlying the private placement units issued in the private placement, each of which is exercisable for one share of Class A common stock at $11.50 per share.

“Projections” means the prospective financial information prepared by management of Alta and provided to BRPM’s board of directors.

“Promissory Note” means the promissory note issued on November 16, 2018 to the Sponsor by BRPM, pursuant to which BRPM borrowed an aggregate principal amount of $300,000, and which was repaid using proceeds from the IPO on April 12, 2019.

“Proposed Charter” means the third amended and restated certificate of incorporation of the Company which, if approved, would take effect upon the Closing.

“public shares” means the shares of Class A common stock included in the units sold by BRPM in the IPO.

“public stockholder” means a holder of BRPM’s public shares.

“public warrants” means the 7,187,500 redeemable warrants sold as part of the units in the IPO.

“redemption rights” means the rights of stockholders to elect to redeem all or a portion of the public shares into a pro rata portion of the cash held in the trust account.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“special meeting” means the special meeting in lieu of the 2020 annual meeting of stockholders of BRPM.

“Sponsor” means the Company’s sponsor, B. Riley Principal Sponsor Co., LLC.

“transfer agent” means Continental Stock Transfer & Trust Company.

“trust account” means the trust account established in connection with the IPO.

“units” means the units of the Company, each consisting of one share of Class A common stock and one-half of one redeemable warrant of the Company, with each such warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share.

“warrants” means the private placement warrants and public warrants.

“Working Capital Loans” means the loans for any additional funds as may be required that may be made to BRPM in order to finance transaction costs in connection with a business combination by the Sponsor, an affiliate of the Sponsor or certain of BRPM’s officers and directors, which will be repaid only upon the completion of a business combination.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this proxy statement in relation to Alta has been provided by Alta and its management team, and forward-looking statements include statements relating to Alta’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement may include, for example, statements about:

●	our ability to complete the business combination, or, if we do not consummate the business combination, any other initial business combination;

●	the benefits of the business combination;

●	the future financial performance of the combined company following the business combination;

●	expansion plans and opportunities; and

●	our potential ability to obtain financing to complete the business combination.

The forward-looking statements contained in this proxy statement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

●	satisfaction of conditions to the business combination;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

●	our ability to secure the debt financing;

●	the ability to obtain and/or maintain the listing of our common stock on the NYSE following the business combination;

●	our ability to raise financing in the future;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the business combination;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the business combination, as a result of which they would then receive expense reimbursements;

●	our public securities’ potential liquidity and trading;

●	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

●	changes adversely affecting the business in which Alta is engaged;

●	unfavorable conditions or disruptions in the capital and credit markets

●	Alta’s inability to forecast trends accurately;

●	Alta’s substantial indebtedness;

●	Alta’s ability to generate cash, service indebtedness and incur additional indebtedness;

●	restrictive covenants that may limit Alta’s business and Alta’s ability to engage in certain corporate and financial transactions;

●	Alta’s ability to obtain capital on commercially reasonable terms;

●	fluctuations in Alta’s revenue and operating results;

●	Alta’s ability to identify or complete transactions with attractive acquisition candidates;

●	competition from existing or new competitors;

v

●	Alta’s ability to identify and open start-up locations;

●	Alta’s ability to maintain business relationships with its limited number of equipment suppliers;

●	Alta’s dependence on suppliers for new equipment;

●	Alta’s ability to procure new equipment in a timely manner;

●	risks associated with the value of and maintenance and repair costs for Alta’s rental fleet;

●	risks associated with security breaches in Alta’s information technology systems;

●	risks associated with fluctuations in fuel costs or reduced supplies of fuel;

●	Alta’s success in retaining or recruiting management and key employees;

●	risks related to legal proceedings or claims, including liability claims;

●	risks related to labor disputes;

●	risks associated with changes in federal, state, or local laws;

●	risks associated with potential costs of regulatory compliance; and

●	risks associated with changes to U.S. trade policies.

●	general economic conditions; and

●	other factors detailed under the section entitled “Risk Factors” herein.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Before a stockholder grants its proxy or instructs how its votes should be cast or vote on the proposals set forth in this proxy statement, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect BRPM or Alta.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting, including the business combination. The following questions and answers do not include all the information that is important to our stockholders. We urge our stockholders to read carefully this entire proxy statement, including the annexes and other documents referred to herein.

Q:	Why am I receiving this proxy statement?

A:	BRPM is proposing to consummate a business combination with Alta. BRPM and Alta have entered into the Merger Agreement, the terms of which are described in this proxy statement. You are being asked to consider and vote on the business combination. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Alta, and Alta becoming a wholly-owned subsidiary of BPRM, as described herein, on the terms and subject to the conditions set forth in the Merger Agreement, all of which is referred to, along with the other transactions contemplated by the Merger Agreement, as the “business combination.” A copy of the Merger Agreement is attached to this proxy statement as Annex A. BRPM urges its stockholders to read the Merger Agreement in its entirety.

Consummation of the business combination proposal requires the approval of holders of at least a majority of the shares of Class A common stock and Class B common stock that are voted in person or by proxy at the special meeting.

YOUR VOTE IS IMPORTANT. STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.

Q:	Why is BRPM proposing the business combination?

A:	BRPM was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

See “The Business Combination Proposal — BRPM’s Board of Directors’ Reasons for Approval of the Business Combination.”

Q:	What will Alta’s equityholders receive in return for the acquisition of Alta by BRPM?

A:

Subject to the terms and conditions set forth in the Merger Agreement, we will pay off the existing gross debt of Alta which is anticipated to be approximately $295 million, and Alta’s equityholders, which include Greenawalt (the “Sellers”), will receive aggregate consideration with a value equal to $119 million, which will consist of (i) $43 million in cash and (ii) $76 million of shares of our common stock, or 7,600,000 shares valued at $10.00 per share. The Sponsor will forfeit 1,470,855 founder shares to us for cancellation in connection with our entry into the Merger Agreement upon consummation of the business combination.

Concurrently with and contingent upon the closing of the business combination and pending negotiation of definitive agreements, Alta intends to consummate the acquisition of each of Liftech Equipment Companies, Inc. (“Liftech”) and FlaglerCE Holdings, LLC (“Flagler”), each of which is currently under non-binding letter of intent, for an aggregate purchase price of approximately $95 million, to be funded by the equity and debt proceeds raised by us in connection with the business combination.

Q:	Will BRPM obtain new financing in connection with the business combination?

A:	At the time of our IPO, we entered into the forward purchase agreement which provides for the purchase, immediately prior to the closing of the business combination, by BRPI, an affiliate of the Sponsor, or its designees of $25,000,000 of our units at a price of $10.00 per unit, or an aggregate of 2,500,000 units, each comprised of one share of Class A common stock (the “forward purchase shares”) and one-half of one warrant (the “forward purchase warrants”). The forward purchase will be made regardless of whether any shares of Class A common stock are redeemed in connection with the business combination.

In addition to the equity financing provided by the forward purchase agreement, in order to help meet the condition under the Merger Agreement that we have at least $143 million of cash available upon the closing of the business combination, we have entered into subscription agreements with institutional and accredited investors (the “PIPE investors”), which include affiliates of B. Riley Financial, on December 12, 2019, pursuant to which such investors have agreed to purchase, immediately prior to the closing of the business combination, an aggregate of $35,000,000 of our shares of Class A common stock at a price of $10.00 per share, or an aggregate of 3,500,000 shares of Class A common stock, subject to certain conditions, including the approval of the business combination. As an inducement to enter into the subscription agreements, the PIPE investors that are not affiliated with B. Riley Financial will receive an aggregate of 142,895 additional shares of our Class A common stock (the “incentive shares”) and an aggregate of 1,018,125 of our warrants, and, upon consummation of the business combination, the Sponsor will forfeit an equal number of founder shares to us for cancellation and BRPI or its designees will transfer an equal number of forward purchase warrants to us.

B. Riley FBR, Inc. (“BRFBR”) is our placement agent in connection with the business combination, was the underwriter of the IPO and is an affiliate of the Company and the Sponsor. B. Riley Financial is the ultimate parent company of BRFBR, the Sponsor and BRPI. See “Certain Relationships and Related Party Transactions” for more information on the relationship between BRFBR and the Company and our other related party transactions. For more information on the beneficial ownership of the Company’s securities by B. Riley Financial, see “Beneficial Ownership of Securities.”

In connection with the business combination and as a condition under the Merger Agreement, we or Alta intend to enter into debt commitment letters with financial institutions to permit us or Alta to obtain credit facilities equal to an aggregate of at least $310 million (the “debt financing”) for the purpose of financing the repayment of Alta’s existing net debt, a portion of the consideration payable under the Merger Agreement, costs and expenses incurred by the parties in connection with the business combination and general corporate expenditures. We intend for such credit facilities to be comprised of a term loan facility in an aggregate principal amount of up to $170 million and an asset based loan revolving credit facility in an aggregate principal amount of up to $300 million. As of the date of this proxy statement, we have not entered into any such debt commitment letters or credit facilities. Upon our execution of any such debt commitment letters or credit facilities, we will file a supplement or an amendment to the accompanying proxy statement and/or a Current Report on Form 8-K disclosing the details of such debt commitment letters or credit facilities.

Q:	What voting interests will our current stockholders, initial stockholders and Alta’s management hold in the Company immediately after the consummation of the business combination?

A:	We anticipate that, upon completion of the business combination, the voting interests in the Company will be as set forth in the table below.

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
BRPM’s Public Stockholders	47.04%	33.90%
BRPM’s Initial Stockholders (including the Sponsor, BRPI, affiliates of B. Riley Financial and BRPM’s current officers and directors)(2)	18.74%	23.39%
Alta Sellers	24.87%	31.04%
PIPE Investors(3)	9.35%	11.67%

(1)	Assumes that holders of 6,075,000 shares of Class A common stock exercise their redemption rights.
(2)	Includes PIPE investors that are affiliates of B. Riley Financial.
(3)	The presentation of PIPE investors in this line does not include any affiliates of B. Riley Financial.

The voting percentages set forth above were calculated based on the amounts set forth in the sources and uses table on pages 10 and 85 of this proxy statement and do not take into account (i) warrants that will remain outstanding immediately following the business combination and may be exercised thereafter (commencing 30 days after the Closing) or (ii) the issuance of any shares upon completion of the business combination under the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan (the “Incentive Plan”), a copy of which is attached to this proxy statement as Annex C. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

If the actual facts are different than the assumptions set forth above, the voting percentages set forth above will be different. For example, there are currently outstanding an aggregate of 7,418,750 warrants to acquire our shares of Class A common stock, which are comprised of 231,250 private placement warrants held by our initial stockholders and 7,187,500 warrants sold as part of the units in the Company’s IPO (the “public warrants”). Each of our outstanding warrants is exercisable commencing 30 days following the Closing for one share of common stock. If we assume that each outstanding warrant is exercised and one-half of one share of common stock is issued as a result of such exercise, with payment to BRPM of the exercise price of $11.50 per warrant for one share, our fully-diluted share capital would increase by a total of 7,418,750 shares, with approximately $85,315,625 paid to BRPM to exercise the warrants.

Q:	How will the Company be managed following the business combination?

A:	Following the consummation of the business combination, the current management of Alta will become the management of the Company. Upon the Closing, the Company will change its name to “Alta Equipment Group Inc.”

Please see the section entitled “Management of the Company Following the Business Combination” for further information.

Q:	What interests do our initial stockholders, current officers and directors, and Alta’s current owners have in the business combination?

A:	In considering the recommendation of our board of directors to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and our directors and officers and Alta’s current owners have interests in the business combination that are different from, or in addition to, those of our other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to our stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

●	the fact that our initial stockholders have waived their right to redeem any of the founder shares, private placement shares and public shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the fact that our initial stockholders paid nominal consideration for the founder shares, which will convert into 3,593,750 shares of Class A common stock in accordance with the terms of the Charter, subject to adjustment, and such securities will have a significantly higher value at the time of the business combination, estimated at approximately $35,829,687.50 based on the closing price of $9.97 per public share on the NYSE on December 11, 2019 (prior to taking into account any forfeitures of founder shares by the Sponsor);

●	the fact that our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete an initial business combination by October 11, 2020;

●	the fact that our Sponsor paid approximately $4,625,000 for 462,500 private placement units, with each warrant underlying the private placement units being exercisable commencing 30 days following the Closing for one share of common stock at $11.50 per share. If we do not consummate an initial business combination by October 11, 2020, then the proceeds from the sale of the private placement units will be part of the liquidating distribution to the public stockholders and the warrants held by our Sponsor will be worthless. The 231,250 warrants underlying such units held by our Sponsor had an aggregate market value of approximately $132,000 based upon the closing price of $0.57 per warrant on the NYSE on December 11, 2019;

●	the right of our Sponsor to receive approximately 231,250 shares of common stock to be issued upon exercise of their private placement warrants following the business combination, subject to certain lock-up periods;

●	if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

●	the anticipated election of Mr. Greenawalt and Daniel Shribman, our Chief Financial Officer, as directors of the Company after the consummation of the business combination. As such, in the future they will receive any cash fees, stock options or stock awards that the Company’s board of directors determines to pay to our directors; and

●	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination.

Please also see the sections “Certain Relationships and Related Party Transactions” and “Beneficial Ownership of Securities” for more information on the interests and relationships of our initial stockholders, current officers and directors, and Alta’s current owners.

Q:	What happens to the funds deposited in the trust account after consummation of the business combination?

A:	Upon the completion of the IPO, a total of $143,750,000 was placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. As of December 11, 2019, there were investments and cash held in the trust account of approximately $145.9 million. These funds will not be released until the earlier of the completion of our initial business combination and the redemption of our public shares if we are unable to complete an initial business combination by October 11, 2020, although we may withdraw the interest earned on the funds held in the trust account to pay taxes.

Q:	What happens if a substantial number of the public stockholders vote in favor of the business combination proposal and exercise their redemption rights?

A:	BRPM’s public stockholders may vote in favor of the business combination and exercise their redemption rights. Accordingly, the business combination may be consummated even though the funds available from the trust account and the number of public stockholders are reduced as a result of redemptions by public stockholders.

However, the consummation of the business combination is conditioned upon, among other things, approval by BRPM’s stockholders of the Merger Agreement and the business combination.

In addition, with fewer public shares and public stockholders, the trading market for common stock may be less liquid than the market for shares of Class A common stock was prior to consummation of the business combination and the Company may not be able to meet the listing standards for the NYSE or another national securities exchange. In addition, with less funds available from the trust account, the working capital infusion from the trust account into the Company’s business will be reduced.

Q:	What conditions must be satisfied to complete the business combination?

A:	Unless waived by the parties to the Merger Agreement, and subject to applicable law, the consummation of the business combination is subject to a number of conditions set forth in the Merger Agreement including, among other things, that (i) we obtain the debt financing (ii) we have an aggregate of at least $143 million of cash available from the trust account and from equity financing sources (iii) Alta’s EBITDA is at least $72.5 million, as measured at such time and pursuant to the terms of the Merger Agreement, and (iv) that BRPM’s stockholders approve the Merger Agreement and the business combination. Unless waived, if any of these conditions are not satisfied, the business combination may not be consummated. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Q:	What happens if the business combination is not consummated?

A:	If we are not able to complete the business combination with Alta or another initial business combination by October 11, 2020, we will cease all operations except for the purpose of winding up and redeeming our public shares and liquidating the trust account, in which case our public stockholders may only receive approximately $10.00 per share and our warrants will expire worthless.

Q:	When do you expect the business combination to be completed?

A:	It is currently anticipated that the business combination will be consummated as soon as practicable following the BRPM special meeting, which is set for , 2020; however, such meeting could be adjourned if the adjournment proposal is adopted by our stockholders at the special meeting and we elect to adjourn the special meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, any of the condition precedent proposals or the incentive plan proposal has not been approved. For a description of the conditions for the completion of the business combination, see “The Merger Agreement — Conditions to the Closing of the Business Combination.”

Q:	What proposals are stockholders being asked to vote upon?

A:	Under the Merger Agreement, the approval of the condition precedent proposals is a condition to the consummation of the business combination. If our public stockholders do not approve each of the condition precedent proposals, then the business combination may not be consummated.

In addition, as required by applicable SEC guidance, the Company is requesting that our stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain amendments contained in the Proposed Charter that materially affect stockholder rights, which are those amendments that will be made to the Charter as reflected in the Proposed Charter if the charter amendment proposal is approved. This separate vote is not otherwise required by Delaware law separate and apart from the charter amendment proposal, but pursuant to SEC guidance, the Company is required to submit these provisions to our stockholders separately for approval. However, the stockholder vote regarding these proposals are advisory votes, and are not binding on the Company or our board of directors (separate and apart from the approval of the charter amendment proposal). Furthermore, the business combination is not conditioned on the separate approval of the advisory charter proposals (separate and apart from approval of the charter amendment proposal).

The stockholders are also being asked to vote upon proposals to (i) elect five members of our board of directors, effective as of the Closing, and (ii) approve the Incentive Plan, effective as of Closing.

In addition to the foregoing proposals, the stockholders also may be asked to consider and vote upon a proposal to adjourn the special meeting to a later date or dates to permit further solicitation and vote of proxies if (1) based upon the tabulated vote at the time of the special meeting, each of the condition precedent proposals has not been approved and/or (2) BRPM determines that one or more of the closing conditions under the Merger Agreement has not been satisfied. See “The Adjournment Proposal.”

BRPM will hold the special meeting of our stockholders to consider and vote upon these proposals. This proxy statement contains important information about the business combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

After careful consideration, BRPM’s board of directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and determined that the business combination proposal, the charter amendment proposal, each of the advisory charter proposals, the NYSE proposal, the director election proposal, the incentive plan proposal and the adjournment proposal is in the best interests of BRPM and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of BRPM’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of BRPM and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the sections entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” for a further discussion.

THE VOTE OF STOCKHOLDERS IS IMPORTANT. STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.

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Q:	What material negative factors did BRPM’s board of directors consider in connection with the business combination?

A:	Although the board of directors believes that the acquisition of Alta will provide our stockholders with an opportunity to participate in a combined company that is well positioned to become a leading publicly-traded equipment dealership platform and is well aligned with all the key factors central to BRPM’s strategy, the board of directors did consider certain potentially material negative factors in arriving at that conclusion, such as the risk that stockholders would not approve the business combination and the risk that a significant number of stockholders would exercise their redemption rights. These factors are discussed in greater detail in the section entitled “The Business Combination Proposal — BRPM’s Board of Director’s Reasons for Approval of the Business Combination,” as well as in the section entitled “Risk Factors — Risks Relating to BRPM’s Business and Industry.”

Q:	Do I have redemption rights?

A:	If you are a holder of public shares, you have the right to request that BRPM redeem all or a portion of your public shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement. Public stockholders may elect to redeem all or a portion of such public stockholder’s public shares even if they vote for the business combination proposal. We sometimes refer to these rights to elect to redeem all or a portion of the public shares into a pro rata portion of the cash held in the trust account as “redemption rights.” If you wish to exercise your redemption rights, please see the answer to the next question, “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

Our initial stockholders entered into a letter agreement, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of a business combination.

The consummation of the business combination is conditioned upon, among other things, that (i) we obtain the debt financing (ii) we have an aggregate of at least $143 million of cash available from the trust account and from equity financing sources (iii) Alta’s EBITDA is at least $72.5 million, as measured at such time and pursuant to the terms of the Merger Agreement, and (iv) that BRPM’s stockholders approve the Merger Agreement and the business combination. Unless waived, if any of these conditions are not satisfied, the business combination may not be consummated. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See “The Business Combination Proposal — The Merger Agreement.”

Q:	How do I exercise my redemption rights?

A:	If you are a holder of public shares and wish to exercise your right to redeem your public shares, you must:

(i)	(a) hold public shares or (b) hold public shares through units and elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)	prior to , Eastern Time, on , 2020 (two business days prior to the vote at the special meeting) (a) submit a written request to the transfer agent that the Company redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

The address of the transfer agent is listed under the question “Who can help answer my questions?” below.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so.

Any holder of public shares will be entitled to request that their public shares be redeemed for a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then-outstanding public shares. For illustrative purposes, as of December 11, 2019, this would have amounted to approximately $10.14 per public share. However, the proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders, regardless of whether such public stockholders vote for or against the business combination proposal. Therefore, the per share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the business combination proposal will have no impact on the amount you will receive upon exercise of your redemption rights. We anticipate that the funds to be distributed to public stockholders electing to redeem their public shares will be distributed promptly after the consummation of the business combination.

If you are a holder of public shares, you may exercise your redemption rights by submitting your request in writing to the transfer agent at the address listed at the end of this section.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. If you deliver your shares for redemption to the transfer agent and later decide prior to Closing not to elect redemption, you may request that BRPM instruct our transfer agent to return the shares (physically or electronically). You may make such request by contacting the transfer agent at the phone number or address listed at the end of this section. We will be required to honor such request only if made prior to the deadline for exercising redemption requests.

Any corrected or changed written exercise of redemption rights must be received by the transfer agent prior to the deadline for exercising redemption requests and, thereafter, with our consent, prior to Closing. No request for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent by         , on                 , 2020.

If a holder of public shares properly makes a request for redemption and the public shares are delivered as described above, then, if the business combination is consummated, the Company will redeem public shares for a pro rata portion of funds deposited in the trust account, calculated as of two business days prior to the consummation of the business combination.

If you are a holder of public shares and you exercise your redemption rights, it will not result in the loss of any BRPM warrants that you may hold.

Q:	Will how I vote on the business combination proposal affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights irrespective of whether you vote your Class A common stock for or against the business combination proposal or any other proposal described by this proxy statement. As a result, the Merger Agreement can be approved by stockholders who will redeem their public shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of the NYSE.

Q:	If I am a holder of units, can I exercise redemption rights with respect to my units?

A:	No. Holders of outstanding units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold your units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the units into the underlying public shares and public warrants, or if you hold units registered in your own name, you must contact the transfer agent directly and instruct them to do so. If you fail to cause your public shares to be separated and delivered to the transfer agent by , on , 2020 you will not be able to exercise your redemption rights with respect to your public shares.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “Certain United States Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	Do I have appraisal rights in connection with the proposed business combination?

A:	No. Neither our stockholders nor our warrant holders have appraisal rights in connection with the business combination under the DGCL.

Q:	What do I need to do now?

A:	BRPM urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the business combination will affect you as a stockholder and/or warrant holder of BRPM. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q:	How do I vote?

A:	If you are a holder of record of shares of BRPM common stock on the record date, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	When and where will the special meeting be held?

A:	The special meeting will be held at on , 2020, at , unless the special meeting is adjourned.

Q:	Who is entitled to vote at the special meeting?

A:	BRPM has fixed , 2020 as the record date. If you were a stockholder of BRPM at the close of business on the record date, you are entitled to vote on matters that come before the special meeting. However, a stockholder may only vote his or her shares if he or she is present in person or is represented by proxy at the special meeting.

Q:	How many votes do I have?

A:	Our stockholders are entitled to one vote at the special meeting for each share of common stock held of record as of the record date. As of the close of business on the record date, there were outstanding shares of BRPM common stock, of which were outstanding public shares.

Q:	What constitutes a quorum?

A:	A quorum of our stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders holding a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting constitutes a quorum at the special meeting. In the absence of a quorum, the chairperson of the special meeting has the power to adjourn the special meeting. As of the record date for the special meeting, shares of BRPM common stock would be required to achieve a quorum.

Q:	What vote is required to approve each proposal at the special meeting?

A:	The following votes are required for each proposal at the special meeting:

●	Business combination proposal: The approval of the business combination proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class.

●	Charter amendment proposal: The approval of the charter amendment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote thereon at the special meeting, voting as a single class.

●	Advisory charter proposals: The approval of each of the advisory charter proposals, each of which is a non-binding advisory vote, requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class.

●	NYSE proposal: The approval of the NYSE proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class.

●	Director election proposal: The election of the director nominees pursuant to the director election proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Class A common stock and Class B common stock, who, being present in person or by proxy and entitled to vote at the special meeting on the election of directors, vote at the special meeting, voting as a single class.

●	Incentive plan proposal: The approval of the incentive plan proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class.

●	Adjournment proposal: The approval of the adjournment proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class.

Q:	What are the recommendations of BRPM’s board of directors?

A:	BRPM’s board of directors believes that the business combination proposal and the other proposals to be presented at the special meeting are in the best interest of BRPM’s stockholders and unanimously recommends that our stockholders vote “FOR” the business combination proposal, “FOR” the charter amendment proposal, “FOR” each of the separate advisory charter proposals, “FOR” the NYSE proposal, “FOR” each of the director nominees set forth in the director election proposal, “FOR” the incentive plan proposal and “FOR” the adjournment proposal, in each case, if presented to the special meeting.

The existence of financial and personal interests of BRPM’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of BRPM and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. These conflicts of interest include, among other things, that if we do not consummate an initial business combination by October 11, 2020, we may be forced to liquidate and the 3,593,750 founder shares, 462,500 private placement shares and 231,250 private placement warrants owned by our initial stockholders would be worthless. See the sections entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” for more information.

Q:	How do our Sponsor and the other initial stockholders intend to vote their shares?

A:	Pursuant to the terms of the letter agreement entered into at the time of the IPO, our initial stockholders agreed to vote their founder shares, private placement shares and any public shares purchased by them, in favor of the business combination proposal. As of the date of this proxy statement, our initial stockholders own an aggregate of 4,056,250 shares of BRPM common stock, which in the aggregate represent approximately 22% of our total outstanding shares on the date of this proxy statement.

Q:	May our Sponsor and the other initial stockholders purchase public shares or warrants prior to the special meeting?

A:	At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding BRPM or our securities, our initial stockholders, Alta and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of BRPM common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the special meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the business combination. This may result in the completion of our business combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on shares of BRPM common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the business combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. BRPM will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the special meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Q:	What happens if I sell my shares of BRPM common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and earlier than the date that the business combination is expected to be completed. If you transfer your shares of BRPM common stock after the applicable record date, but before the special meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such special meeting.

Q:	How has the announcement of the business combination affected the trading price of the Company’s Class A common stock, warrants and units?

A:	On December 11, 2019, the last trading date before the public announcement of the business combination, the Company’s Class A common stock, warrants and units closed at $9.97, $0.57 and $10.28, respectively.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. Stockholders may send a later-dated, signed proxy card to BRPM’s secretary at the address set forth below so that it is received by BRPM’s secretary prior to the vote at the special meeting (which is scheduled to take place on , 2020) or attend the special meeting in person and vote. Stockholders also may revoke their proxy by sending a notice of revocation to BRPM’s secretary, which must be received by BRPM’s secretary prior to the vote at the special meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:	What happens if I fail to take any action with respect to the special meeting?

A:	If you fail to take any action with respect to the special meeting and the business combination is approved by stockholders and consummated, you will become a stockholder and/or warrant holder of the Company. If you fail to take any action with respect to the special meeting and the business combination is not approved, you will remain a stockholder and/or warrant holder of BRPM. However, if you fail to take any action with respect to the special meeting, you will nonetheless be able to elect to redeem your public shares in connection with the business combination, provided you follow the instructions in this proxy statement for redeeming your shares.

Q:	What should I do with my stock certificates, warrant certificates and/or unit certificates?

A:	Stockholders who exercise their redemption rights must deliver their stock certificates to the transfer agent (either physically or electronically) prior to , Eastern Time, on , 2020 (two business days prior to the vote at the special meeting).

BRPM warrant holders should not submit the certificates relating to their warrants. Public stockholders who do not elect to have their public shares redeemed for the pro rata share of the trust account should not submit the certificates relating to their public shares.

Upon effectiveness of the business combination, holders of BRPM units, common stock and warrants will receive units, common stock and warrants of the Company without needing to take any action and accordingly such holders should not submit the certificates relating to their units, common stock and warrants. In addition, before the Closing, each outstanding unit of BRPM (each of which consists of one share of Class A common stock and one warrant to purchase one share of Class A common stock) will be separated into its component share of Class A common stock and warrant.

Q:	What should I do if I receive more than one set of voting materials?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of BRPM common stock.

Q:	Who can help answer my questions?

A:	If you have questions about the business combination or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
E-mail: BRPM.info@investor.morrowsodali.com

You also may obtain additional information about BRPM from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your shares, you will need to deliver your public shares (either physically or electronically) to the transfer agent at the address below prior to         , Eastern Time, on         , 2020 (two business days prior to the vote at the special meeting). If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mark Zimkind
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the special meeting, including the business combination, you should read this entire document carefully, including the Merger Agreement, attached as Annex A to this proxy statement. The Merger Agreement is the legal document that governs the business combination and the other transactions that will be undertaken in connection therewith. The Merger Agreement is also described in detail in this proxy statement in the section entitled “The Merger Agreement.” This proxy statement also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

The Parties to the Business Combination

B. Riley Principal Merger Corp.

BRPM, a blank check corporation, was incorporated as a Delaware corporation on October 30, 2018. On November 14, 2018, GA International Services Corp. (“GA International”), a California corporation, owned by Great American Group, LLC (“Great American”), a wholly owned subsidiary of B. Riley Financial, merged into BRPM. GA International operated as GA International Services, LLC, a former California limited liability company, from the date of its incorporation on October 9, 2012 through November 5, 2018, the date it was converted from a limited liability company to a California corporation. All of the membership interests in GA International Services, LLC were issued to Great American in 2012. BRPM was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Based on our business activities, BRPM is a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.

Our Class A common stock and warrants are currently listed on the NYSE under the symbols “BRPM” and “BRPM WS,” respectively. Certain of our shares of Class A common stock and warrants currently trade as units consisting of one share of Class A common stock and one-half of one redeemable warrant, and are listed on the NYSE under the symbol “BRPM.U.” The units will automatically separate into their component securities upon consummation of the business combination and, as a result, will no longer trade as an independent security. Upon the Closing, we intend to change our name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” We intend to apply to continue the listing of our common stock and warrants on the NYSE under the symbols “ALTG” and “ALTGW,” respectively, upon the Closing.

The mailing address of BRPM’s principal executive office is 299 Park Avenue, 21st Floor, New York, New York 10171. Our telephone number is (212) 457-3300.

Alta

Headquartered in Livonia, Michigan, Alta is one of the largest integrated equipment services companies in the Midwest United States, focused on power systems, construction equipment and industrial equipment. Alta rents, sells and provides parts and services support for several categories of specialized equipment, including power systems, lift and aerial work platform equipment, cranes, earthmoving equipment and other industrial equipment. Alta engages in five principal business activities in these equipment categories: equipment rentals; new equipment sales; used equipment sales; parts sales; and repair and maintenance services.

The mailing address of Alta’s principal executive office is 13211 Merriman Road, Livonia, Michigan 48150, and its phone number is (248) 449-6700.

Summary of the Merger Agreement

On December 12, 2019, BRPM, Merger Sub, Alta, and Greenawalt entered into the Merger Agreement pursuant to which Merger Sub will merge with and into Alta, the separate corporate existence of Merger Sub will thereupon cease, and Alta will become a wholly-owned subsidiary of BPRM. Upon the Closing, the Company will change its name to “Alta Equipment Group Inc.”

For additional information about the Merger Agreement and the business combination and other transactions contemplated thereby, see “The Business Combination Proposal — The Merger Agreement.”

Related Agreements

Third Amended and Restated Charter

Pursuant to the terms of the Merger Agreement, at the Closing, the Company will amend and restate the Charter to, among other things, (i) upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, increase the authorized capital stock of the Company from 126,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, by, on the effective date of the filing of the Proposed Charter: (A) reclassifying all Class A common stock as common stock; (B) reclassifying all Class B common stock as common stock and (C) creating an additional 75,000,000 shares of common stock, (ii) require the affirmative vote of the holders of at least 66 2/3% of the voting power of the common stock of the Company to amend, repeal or adopt certain provisions of the Proposed Charter and the Company’s bylaws, (iii) clarify that the current exclusive forum provision in the Charter adopting Delaware as the exclusive forum for certain stockholder litigation does not apply to claims (x) arising under the Securities Act, as to which the Court of Chancery of the State of Delaware and the federal district court for the District of Delaware have concurrent jurisdiction under Section 22 of the Securities Act, or (y) brought to enforce a duty or liability created by the Exchange Act, as to which the federal courts have exclusive jurisdiction under Section 27 of the Exchange Act, (iv) remove the waiver of the corporate opportunity doctrine, (v) provide that Section 203 of the Delaware General Corporation Law, which governs business combinations between the Company and certain interested stockholders, does not apply to the Company and (vi) approve all other changes relating to the Proposed Charter as part of the business combination, including (a) changing the post-business combination company’s corporate name from “B. Riley Merger Corp.” to “Alta Equipment Group Inc.” and making the Company’s corporate existence perpetual and (b) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination. For more information about the amendments to our Charter, “The Business Combination Proposal — Related Agreements — Third Amended and Restated Charter.”

Forward Purchase Agreement

At the time of our IPO, we entered into the forward purchase agreement which provides for the purchase, immediately prior to the closing of the business combination, by BRPI, an affiliate of the Sponsor, or its designees of $25,000,000 of our units at a price of $10.00 per unit, or an aggregate of 2,500,000 units, each comprised of one forward purchase share and one-half of one forward purchase warrant. The forward purchase will be made regardless of whether any shares of Class A common stock are redeemed in connection with the business combination.

Subscription Agreements

In addition to the equity financing provided by the forward purchase agreement, in order to help meet the condition under the Merger Agreement that we have at least $143 million of cash available upon the closing of the business combination, we have entered into subscription agreements with PIPE investors, which include affiliates of B. Riley Financial, on December 12, 2019 pursuant to which such investors have agreed to purchase, immediately prior to the closing of the business combination, an aggregate of $35,000,000 of our shares of Class A common stock at a price of $10.00 per share, or an aggregate of 3,500,000 shares of Class A common stock, subject to certain conditions, including the approval of the business combination. As an inducement to enter into the subscription agreements, the PIPE investors that are not affiliated with B. Riley Financial will receive an aggregate of 142,895 incentive shares and an aggregate of 1,018,125 of our warrants, and, upon consummation of the business combination, the Sponsor will forfeit an equal number of founder shares to us for cancellation and BRPI or its designees will transfer an equal number of forward purchase warrants to us.

BRFBR is our placement agent in connection with the business combination, was the underwriter of the IPO and is an affiliate of the Company and the Sponsor. B. Riley Financial is the ultimate parent company of BRFBR, the Sponsor and BRPI. See “Certain Relationships and Related Party Transactions” for more information on the relationship between BRFBR and the Company and our other related party transactions. For more information on the beneficial ownership of the Company’s securities by B. Riley Financial, see “Beneficial Ownership of Securities.”

Registration Rights Agreement

In connection with the Closing, the Company and Greenawalt will enter into the Registration Rights Agreement. Under the Registration Rights Agreement, the Company will have certain obligations to register for resale under the Securities Act, all or any portion of the shares of common stock that the Sellers received pursuant to the Merger Agreement (collectively, the “Registrable Securities”). The Company is required to, within 45 days after consummation of the business combination, file a registration statement registering the resale of the Registrable Securities. Additionally, Greenawalt may demand an unlimited number of underwritten offerings for all or part of the Registrable Securities. Holders of the Registrable Securities will also have certain “piggy-back” registration rights with respect to registration statements and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The Registration Rights Agreement will not contemplate the payment of penalties or liquidated damages as a result of a failure to register, or delays with respect to the registration of, the Registrable Securities.

Business Combination Marketing Agreement

Pursuant to the business combination marketing agreement entered into upon the closing of the IPO by BRPM and BRFBR, upon closing of the business combination, we will pay BRFBR a fee of $5,031,250 in consideration of services provides in connection with marketing and completing our business combination, or 3.5% of the gross proceeds of the IPO.

Debt Financing

In connection with the business combination and as a condition under the Merger Agreement, we or Alta intend to enter into debt commitment letters with financial institutions to permit us or Alta to obtain credit facilities equal to an aggregate of at least $310 million for the purpose of financing the repayment of Alta’s existing net debt, a portion of the consideration payable under the Merger Agreement, costs and expenses incurred by the parties in connection with the business combination and general corporate expenditures. We intend for such credit facilities to be comprised of a term loan facility in an aggregate principal amount of up to $170 million and an asset based loan revolving credit facility in an aggregate principal amount of up to $300 million. As of the date of this proxy statement, we have not entered into any such debt commitment letters or credit facilities. Upon our execution of any such debt commitment letters or credit facilities, we will file a supplement or an amendment to the accompanying proxy statement and/or a Current Report on Form 8-K disclosing the details of such debt commitment letters or credit facilities.

Alta Acquisitions under Letters of Intent

Concurrently with and contingent upon the closing of the business combination and pending negotiation of definitive agreements, Alta intends to consummate the acquisition of each of Liftech and Flagler, each of which is currently under non-binding letter of intent, for an aggregate purchase price of approximately $95 million, to be funded by the equity and debt proceeds raised by us in connection with the business combination.

Equity Ownership Upon Closing

As of the date of this proxy statement, there are 18,431,250 shares of BRPM common stock outstanding, comprised of 14,837,500 shares of Class A common stock and 3,593,750 shares of Class B common stock, of which our Sponsor owns 3,513,750 shares of Class B common stock and 462,500 shares of Class A common stock and our independent directors own an aggregate of 80,000 shares of Class B common stock. On the effective date of the business combination, each currently issued and outstanding share of Class B common stock will convert into 3,593,750 shares of Class A common stock, subject to adjustment, in accordance with the terms of the Charter. The Company will also issue the forward purchase units to BRPI or its designees.

We anticipate that, upon completion of the business combination, the voting interests in the Company will be as set forth in the table below.

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
BRPM’s Public Stockholders	47.04%	33.90%
BRPM’s Initial Stockholders (including the Sponsor, BRPI, affiliates of B. Riley Financial and BRPM’s current officers and directors)(2)	18.74%	23.39%
Alta Sellers	24.87%	31.04%
PIPE Investors(3)	9.35%	11.67%

(1)	Assumes that holders of 6,075,000 shares of Class A common stock exercise their redemption rights.
(2)	Includes PIPE investors that are affiliates of B. Riley Financial.
(3)	The presentation of PIPE investors in this line does not include any affiliates of B. Riley Financial.

The voting percentages set forth above were calculated based on the amounts set forth in the sources and uses table on pages 10 and 85 of this proxy statement and do not take into account (i) warrants that will remain outstanding immediately following the business combination and may be exercised thereafter (commencing 30 days after the Closing) or (ii) the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex C. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

If the actual facts are different than the assumptions set forth above, the voting percentages set forth above will be different. For example, there are currently outstanding an aggregate of 7,418,750 warrants to acquire our shares of Class A common stock, which are comprised of 231,250 private placement warrants held by our initial stockholders and 7,187,500 public warrants. Each of our outstanding warrants is exercisable commencing 30 days following the Closing for one share of common stock and, following the consummation of the business combination, will entitle the holder thereof to purchase one share of common stock in accordance with its terms. Therefore, as of the date of this proxy statement, if we assume that each outstanding warrant is exercised and one share of common stock is issued as a result of such exercise, with payment to BRPM of the exercise price of $11.50 per warrant for one share, our fully-diluted share capital would increase by a total of 7,418,750 shares, with approximately $85,315,625 paid to BRPM to exercise the warrants.

Subject to certain limited exceptions, the founder shares will not be transferred, assigned or sold until the date that is one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, (i) the last sale price of our shares of common stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Organizational Structure

The following diagram illustrates the ownership structure of the Company immediately following the Closing. The equity interests shown in the diagram were calculated based on the amounts set forth in the sources and uses table on pages 10 and 85 of this proxy statement and are based on the assumptions that (i) no stockholder exercises its redemption rights to receive cash from the trust account in exchange for their shares of Class A common stock; (ii) none of the parties set forth in the chart below purchases shares of common stock in the open market; (iii) the issuance of shares of Class A common stock pursuant to the forward purchase agreement and subscription agreements; and (iv) there are no other issuances of equity interests of the Company or its subsidiaries prior to or in connection with the Closing. Notwithstanding the foregoing, the ownership percentages set forth below do not take into account (a) warrants that will remain outstanding immediately following the business combination and may be exercised thereafter (commencing 30 days after the Closing) or (b) the issuance of any shares upon completion of the business combination under the Incentive Plan.

Proposals to be Put to the Special Meeting

The following is a summary of the proposals to be put to the special meeting. If any proposal is not approved by BRPM’s stockholders at the special meeting, the board of directors may submit the adjournment proposal for a vote.

The Business Combination Proposal

Our stockholders are also being asked to approve and adopt the Company’s entry into the business combination. After consideration of the factors identified and discussed in the section entitled “The Business Combination Proposal — BRPM’s Board of Directors’ Reasons for Approval of the Business Combination,” BRPM’s board of directors concluded that the business combination met all of the requirements disclosed in the prospectus for our initial public offering, including that the business of Alta had a fair market value of at least 80% of the balance of the funds in the trust account at the time of execution of the Merger Agreement.

For additional information, see “The Business Combination Proposal” section of this proxy statement.

The Charter Amendment Proposal

If the business combination proposal is approved and the business combination is to be consummated, the Company will amend and restate the Charter with the Proposed Charter under the DGCL to:

●	increase the authorized capital stock of the Company, reclassify all Class A and Class B common stock as common stock and create an additional 75,000,000 shares of common stock;

●	change the stockholder vote required to amend certain provisions of the Proposed Charter and the Company’s bylaws;

●	clarify that the current exclusive forum provision in the Charter adopting Delaware as the exclusive forum for certain stockholder litigation does not apply to claims (i) arising under the Securities Act, as to which the Court of Chancery of the State of Delaware and the federal district court for the District of Delaware have concurrent jurisdiction under Section 22 of the Securities Act, or (ii) brought to enforce a duty or liability created by the Exchange Act, as to which the federal courts have exclusive jurisdiction under Section 27 of the Exchange Act;

●	to remove the waiver of the corporate opportunity doctrine;

●	to provide that Section 203 of the Delaware General Corporation Law, which governs business combinations between the Company and certain interested stockholders, does not apply to the Company; and

●	approve all other changes relating to the Proposed Charter as part of the business combination, including (i) changing the post-business combination company’s corporate name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” and making the Company’s corporate existence perpetual and (ii) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination.

The Proposed Charter differs in material respects from the Charter and we urge stockholders to carefully consult the information set out in the Section “The Charter Amendment Proposal” and the full text of the Proposed Charter, attached hereto as Annex B.

The charter amendment proposal is conditioned on the approval of the business combination proposal. Therefore, if the business combination proposal is not approved, the charter amendment proposal will have no effect, even if approved by our public stockholders.

The Advisory Charter Proposals

Our stockholders are also being asked to approve and adopt, on a non-binding advisory basis, in accordance with SEC requirements, the advisory charter proposals, which are those amendments that will be made to the Charter as reflected in the Proposed Charter if the charter amendment proposal is approved.

For additional information, see “The Advisory Charter Proposals” section of this proxy statement.

The NYSE proposal

Assuming the business combination proposal and the charter amendment proposal are approved, our stockholders are also being asked to approve the NYSE proposal.

The NYSE proposal is a proposal to approve, assuming the business combination proposal and the charter amendment proposal are approved and adopted, for the purposes of complying with the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual, (i) the issuance of shares of common stock to the Sellers pursuant to the terms of the Merger Agreement, (ii) the issuance of shares of common stock to the PIPE investors, which include affiliates of B. Riley Financial, and (iii) the issuance of shares of common stock underlying units to be issued to BRPI or its designees pursuant to the terms of the forward purchase agreement.

If the NYSE proposal is adopted, (i) 7,600,000 shares of common stock will be issued to the Sellers pursuant to the terms of the Merger Agreement, (ii) 3,684,211 shares of common stock will be issued to the PIPE investors and (iii) 2,500,000 shares of common stock underlying units will be issued to BRPI or its designees pursuant to the terms of the forward purchase agreement. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

For additional information, see “The NYSE Proposal” section of this proxy statement

The Director Election Proposal

Our board of directors is currently divided into two classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of our Class I directors, Kenneth Young, Robert Suss and Timothy M. Presutti, will expire at the special meeting.

Assuming the condition precedent proposals are approved, our board of directors has nominated five directors to serve staggered terms on our board of directors, with each Class I director having a term that expires at the Company’s annual meeting of stockholders in 2021 and each Class II director having a term that expires at the Company’s annual meeting of stockholders in 2022, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

For additional information, see “The Director Election Proposal” section of this proxy statement.

The Incentive Plan Proposal

Assuming the condition precedent proposals are approved, our stockholders are also being asked to approve the incentive plan proposal.

We expect that, prior to the consummation of the business combination, our board of directors will approve and adopt the Incentive Plan, and assuming the condition precedent proposals are approved, we expect that our stockholders will be asked to approve the Incentive Plan. Our stockholders should carefully read the entire Incentive Plan, a copy of which is attached to this proxy statement as Annex C, before voting on this proposal.

For additional information, see “The Incentive Plan Proposal” section of this proxy statement.

The Adjournment Proposal

The adjournment proposal allows BRPM’s board of directors to submit a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals or the incentive plan proposal.

For additional information, see “The Adjournment Proposal” section of this proxy statement.

Date, Time and Place of Special meeting of BRPM’s Stockholders

The special meeting will be held at           , on         , 2020, at           , to consider and vote upon the proposals to be put to the special meeting, including if necessary, the adjournment proposal.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of BRPM common stock at the close of business on           , 2020, which is the record date for the special meeting. Stockholders will have one vote for each share of common stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Our warrants do not have voting rights. On the record date, there were 18,431,250 shares of BRPM common stock outstanding, of which 14,375,000 were public shares, with the rest being held by our initial stockholders.

Quorum and Vote of Stockholders

A quorum of our stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders holding a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting constitutes a quorum at the special meeting. In the absence of a quorum, the chairperson of the special meeting has the power to adjourn the special meeting. As of the record date for the special meeting, 9,215,626 shares of BRPM common stock would be required to achieve a quorum.

Our initial stockholders and our other officers and directors at the time of the IPO entered into a letter agreement to vote their founder shares, private placement shares as well as any public shares purchased during or after the IPO, in favor of the business combination proposal. As of the date hereof, our initial stockholders own approximately 22% of our total outstanding common shares.

The proposals presented at the special meeting require the following votes:

●	Business combination proposal: The approval of the business combination proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class.

●	Charter amendment proposal: The approval of the charter amendment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote thereon at the special meeting, voting as a single class.

●	Advisory charter proposals: The approval of each of the advisory charter proposals, each of which is a non-binding advisory vote, requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class.

●	NYSE proposal: The approval of the NYSE proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class.

●	Director election proposal: The election of the director nominees pursuant to the director election proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Class A common stock and Class B common stock, who, being present in person or by proxy and entitled to vote at the special meeting on the election of directors, vote at the special meeting, voting as a single class.

●	Incentive plan proposal: The approval of the incentive plan proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class.

●	Adjournment proposal: The approval of the adjournment proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the charter amendment proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the charter amendment proposal. Failure to vote by proxy or to vote in person or an abstention from voting on the charter amendment proposal will have the same effective as a vote “AGAINST” the charter amendment proposal.

Redemption Rights

Pursuant to the Charter, a public stockholder may request that BRPM redeem all or a portion of such public stockholder’s public shares for cash if the business combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)	(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)	prior to , Eastern Time, on , 2020 (two business days prior to the vote at the special meeting) (a) submit a written request to the transfer agent that the Company redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

As noted above, holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Holders may instruct their broker to do so, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of such public stockholder’s public shares even if they vote for the business combination proposal. If the business combination is not consummated, the public shares will not be redeemed for cash. If a public stockholder properly exercises its right to redeem its public shares and timely delivers its public shares to the transfer agent, BRPM will redeem each share of Class A common stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then-outstanding public shares. If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the Closing not to elect to exercise such rights, it may simply request that BRPM instruct our transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Special Meeting — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

In order for public stockholders to exercise their redemption rights in respect of the proposed business combination, public stockholders must properly exercise their right to redeem the public shares they hold no later than the close of the vote on the business combination proposal and deliver their public shares (either physically or electronically) to the transfer agent prior to         , Eastern Time, on         , 2020 (two business days prior to the vote at the special meeting). Immediately following the consummation of the business combination, the Company will satisfy the exercise of redemption rights by redeeming the public shares issued to the public stockholders that validly exercised their redemption rights.

Holders of our warrants will not have redemption rights with respect to the warrants.

Appraisal Rights

Neither our stockholders nor our warrant holders have appraisal rights in connection with the business combination under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. BRPM has engaged Morrow Sodali LLC to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the special meeting. A stockholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

When you consider the recommendation of BRPM’s board of directors in favor of approval of the business combination proposal, you should keep in mind that BRPM’s initial stockholders, including our directors and executive officers, and Alta’s current owners have interests in such proposal that are different from, or in addition to those of our stockholders and warrant holders generally. These interests include, among other things, the interests listed below:

●	the fact that our initial stockholders have waived their right to redeem any of the founder shares, private placement shares and public shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the fact that our initial stockholders received the 3,593,750 founder shares for nominal consideration, which will convert into 3,593,750 shares of Class A common stock in accordance with the terms of the Charter, subject to adjustment, and such securities will have a significantly higher value at the time of the business combination, estimated at approximately $35,829,687.50 based on the closing price of $9.97 per public shares on the NYSE on December 11, 2019 (prior to taking into account any forfeitures of founder shares by the Sponsor);

●	the fact that our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete an initial business combination by October 11, 2020;

●	the fact that our Sponsor paid $4,625,000 for 462,500 private placement units, with each warrant underlying the private placement units being exercisable commencing 30 days following the Closing for one share of common stock at $11.50 per share. If we do not consummate an initial business combination by October 11, 2020, then the proceeds from the sale of the private placement units will be part of the liquidating distribution to the public stockholders and the warrants held by our Sponsor will be worthless. The 231,250 warrants underlying such units held by our Sponsor had an aggregate market value of approximately $132,000 based upon the closing price of $0.57 per warrant on the NYSE on December 11, 2019;

●	the right of our Sponsor to receive approximately 231,250 shares of common stock to be issued upon exercise of their private placement warrants following the business combination, subject to certain lock-up periods;

●	the obligation of an affiliate of our Sponsor (or its designee) to purchase an aggregate of 2,500,000 units for an aggregate purchase price of $25,000,000 in a private placement to close concurrently with the business combination;

●	if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

●	the anticipated election of Daniel Shribman, one of our existing officers, as a director of the Company after the consummation of the business combination. As such, in the future he will receive any cash fees, stock options or stock awards that the Company’s board of directors determines to pay to our directors;

●	the anticipated election of Mr. Greenawalt, the Chief Executive Officer of Alta and of the Company after the consummation of the business combination, as a director of the Company after the consummation of the business combination; and

●	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding BRPM or our securities, the BRPM initial stockholders, Alta and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of BRPM common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the special meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the business combination. This may result in the completion of our business combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on shares of BRPM common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the business combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. BRPM will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the special meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of the BRPM directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for BRPM and what he may believe is best for him in determining whether or not to grant a waiver in a specific situation. See the sections entitled “Risk Factors”, “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” “Beneficial Ownership of Securities” for more information and other risks.

Recommendation of the Board of Directors

BRPM’s board of directors believes that the business combination proposal and the other proposals to be presented at the special meeting are in the best interest of BRPM’s stockholders and unanimously recommends that our stockholders vote “FOR” the business combination proposal, “FOR” the charter amendment proposal, “FOR” each of the separate advisory charter proposals, “FOR” the NYSE proposal, “FOR” each of the director nominees set forth in the director election proposal, “FOR” the incentive plan proposal and “FOR” the adjournment proposal, in each case, if presented to the special meeting.

The existence of financial and personal interests of BRPM’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of BRPM and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

Conditions to the Closing of the Business Combination

Unless waived by the parties to the Merger Agreement, and subject to applicable law, the consummation of the business combination is subject to a number of conditions set forth in the Merger Agreement including, among other things, that (i) we obtain the debt financing (ii) we have an aggregate of at least $143 million of cash available from the trust account and from equity financing sources (iii) Alta’s EBITDA is at least $72.5 million, as measured at such time and pursuant to the terms of the Merger Agreement, and (iv) that BRPM’s stockholders approve the Merger Agreement and the business combination. For more information about conditions to the consummation of the business combination, see “The Business Combination Proposal — The Merger Agreement — Conditions to the Closing of the Business Combination.”

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the business combination. Where actual amounts are not known or knowable, the figures below represent BRPM’s good faith estimate of such amounts.

Sources and Uses of Proceeds

($ in millions)
Sources	No Redemption	Max Redemption(1)
Proceeds from Trust Account	$145	$84
Forward Purchase	25	25
Seller Rollover Equity	76	76
PIPE	35	35
Draw on New Term Loan	170	170
Draw on New ABL	140	140
Total Sources	$591	$530

Uses	No Redemption	Max Redemption
Payoff Existing Alta Debt	$295	$295
Cash Proceeds to Seller	43	43
Seller Rollover Equity	76	76
Alta Acquisitions under Letters of Intent	95	95
Estimated Fees and Expenses	20	20
Excess Cash	62	—
Total Uses	$591	$530

(1)	This presentation assumes that approximately 42% of BRPM’s public stockholders exercise their redemption rights with respect to their public shares (i.e., that 6,075,000 public shares are redeemed).

U.S. Federal Income Tax Considerations

For a discussion summarizing the U.S. federal income tax considerations of an exercise of redemption rights and the business combination, please see “Certain United States Federal Income Tax Considerations.”

Anticipated Accounting Treatment

For a discussion summarizing the anticipated accounting treatment of the business combination, please see “Anticipated Accounting Treatment.”

Regulatory Matters

The business combination is not subject to any additional federal or state regulatory requirements or approvals, except for filings with the State of Delaware necessary to effectuate the transactions contemplated by the Merger Agreement.

Risk Factors

In evaluating the proposals to be presented at the special meeting, a stockholder should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

Sources of Industry and Market Data

Where information has been sourced from a third-party, the source of such information has been identified.

Unless otherwise indicated, the information contained in this proxy statement on the market environment, market developments, growth rates, market trends and competition in the markets in which BRPM and Alta operate is taken from publicly available sources, including third-party sources, or reflects BRPM’s, or Alta’s estimates that are principally based on information from publicly available sources.

Emerging Growth Company

BRPM is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. BRPM intends to take advantage of the benefits of this extended transition period. This may make comparison of BRPM’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

BRPM will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we issued more than $1.00 billion in non-convertible debt during the prior three-year period.

SELECTED HISTORICAL FINANCIAL INFORMATION OF ALTA

The following tables show selected historical financial information of Alta for the periods and as of the dates indicated.

The selected historical financial information of Alta as of December 31, 2018 and 2017 and for the two years ended December 31, 2018 was derived from the audited historical consolidated financial statements of Alta included elsewhere in this proxy statement. The selected historical interim financial information of Alta as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 was derived from the unaudited interim consolidated financial statements of Alta included elsewhere in this proxy statement.

The following table should be read in conjunction with “Alta’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and the notes and schedules related thereto, included elsewhere in this proxy statement. The historical results presented below are not necessarily indicative of financial results to be achieved by the business following the business combination.

	For the nine months ended September 30,		For the year ended December 31,
(in thousands)	2019	2018	2018	2017
	(Unaudited)
Statement of Operations Data:
Revenues	$387,994	$297,140	$413,385	$345,468
Total operating expenses	375,112	286,563	397,050	333,864
Net income (loss)	(29,575)	383	2,024	5,908

Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$(3,965)	$(11,472)	$(3,646)	$53,231
Net cash used in investing activities	(85,611)	(32,357)	(39,434)	(30,209)
Net cash provided by (used in) financing activities	90,236	44,761	44,397	(23,093)

	As of September 30,	As of December 31,
(in thousands)	2019	2018	2017
	(Unaudited)
Balance Sheet Data:
Total assets	$456,893	$341,964	$263,454
Total liabilities	473,852	329,348	252,862
Total stockholders’ equity (deficit)	(16,959)	12,616	10,592

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical comparative share and unit information for BRPM and Alta and unaudited pro forma condensed combined per share information of BRPM after giving effect to the business combination, assuming two redemption scenarios as follows:

●	Assuming No Redemptions: This presentation assumes that no BRPM stockholders exercise redemption rights with respect to their public shares.

●	Assuming Maximum Redemptions: This presentation assumes that approximately 42% of BRPM’s public stockholders exercise redemption rights with respect to their public shares. This scenario assumes that 6,075,000 public shares are redeemed. In accordance with the Charter, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from redemption with respect to 20% or more of public shares without the Company’s prior written consent. Furthermore, in no event will the Company redeem the public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

The pro forma book value information reflects the business combination as if it had occurred on September 30, 2019. The weighted average shares outstanding and net earnings per share information reflect the business combination as if it had occurred on January 1, 2018.

This information is only a summary and should be read together with the selected historical financial information included elsewhere in this proxy statement, and the historical financial statements of BRPM and Alta and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of BRPM and Alta is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of BRPM and Alta would have been had the companies been combined during the periods presented.

(dollars in thousands, except share and per share amounts)	BRPM	Alta Equipment Holdings, Inc.	Pro Forma Assuming No Redemption	Pro Forma Assuming Max Redemption
As of and for the Nine Months Ended September 30, 2019
Book value per share/unit	$0.00	$(0.89)	$0.02	$0.02
Weighted average shares/units outstanding - basic and diluted	3,952,025	18,980	30,555,000	24,297,588
Weighted average shares outstanding Class A - basic and diluted	871,100	18,980	30,555,000	24,297,588
Weighted average shares outstanding Class B - basic and diluted	3,593,750	-	-	-
Net (loss)/earnings per share/unit - basic and diluted	$(0.05)	$(1.56)	$(0.67)	$(0.84)

(dollars in thousands, except share and per share amounts)	BRPM	Alta Equipment Holdings, Inc.	Pro Forma Assuming No Redemption	Pro Forma Assuming Max Redemption
As of and for the Year Ended December 31, 2018
Weighted average shares/units outstanding - basic and diluted	3,125,000	18,980	30,555,000	24,397,588
Weighted average shares outstanding Class A - basic and diluted	-	18,980	30,555,000	24,397,588
Weighted average shares outstanding Class B - basic and diluted	3,593,750	-	-	-
Net (loss)/earnings per share/unit - basic and diluted	$(0.00)	$0.11	$0.09	$0.12

TICKER SYMBOLS AND DIVIDEND INFORMATION

BRPM

Units, Common Stock and Warrants

Our Class A common stock and warrants are currently listed on the NYSE under the symbols “BRPM” and “BRPM WS,” respectively. Certain of our shares of Class A common stock and warrants currently trade as units consisting of one share of Class A common stock and one redeemable warrant, and are listed on the NYSE under the symbol “BRPM.U.” The units will automatically separate into their component securities upon consummation of the business combination and, as a result, will no longer trade as an independent security. Upon the Closing, we intend to change our name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” We intend to apply to continue the listing of our common stock and warrants on the NYSE under the symbols “ALTG” and “ALTGW,” respectively, upon the Closing.

Holders

As of December 11, 2019, there was one holder of record of our units, one holder of record of our Class A common stock and one holder of record of our warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, shares of Class A common stock and warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

BRPM has not paid any cash dividends on its shares of common stock to date and does not intend to pay any cash dividends prior to the completion of the business combination. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement. These risks could have a material adverse effect on the business, results of operations or financial condition of the Company and could adversely affect the trading price of our common stock.

Risks Relating to Alta’s Business and Industry

Alta’s business could be adversely affected by declines in construction and industrial activities, or a downturn in the economy in general, which could lead to decreased demand for equipment, depressed equipment rental rates and lower sales prices, resulting in a decline in Alta’s revenues, gross margins and operating results.

Alta’s equipment is principally used in connection with construction and industrial activities. Consequently, a downturn in construction or industrial activities, or the economy in general, may lead to a decrease in the demand for equipment or depress rental rates and the sales prices for Alta’s equipment. Alta’s business may also be negatively impacted, either temporarily or long-term, by:

●	a reduction in spending levels by customers;

●	unfavorable credit markets affecting end-user access to capital;

●	adverse changes in federal, state and local government infrastructure spending;

●	an increase in the cost of construction materials;

●	adverse weather conditions or natural disasters which may affect a particular region;

●	a prolonged shutdown of the U.S. government;

●	an increase in interest rates; or

●	terrorism or hostilities involving the United States.

Unfavorable conditions or disruptions in the capital and credit markets may adversely impact business conditions and the availability of credit.

Disruptions in the global capital and credit markets as a result of an economic downturn, economic uncertainty, changing or increased regulation, reduced alternatives or failures of significant financial institutions could adversely affect Alta’s customers’ ability to access capital and could adversely affect Alta’s access to liquidity needed for business in the future. Additionally, unfavorable market conditions may depress demand for Alta’s products and services or make it difficult for Alta’s customers to obtain financing and credit on reasonable terms. Unfavorable market conditions also may cause more of Alta’s customers to be unable to meet their payment obligations to Alta, increasing delinquencies and credit losses. If Alta is unable to manage credit risk or customer risk adequately, Alta’s credit losses could increase above historical levels and Alta’s operating results would be adversely affected. Alta’s suppliers may also be adversely impacted by unfavorable capital and credit markets, causing disruption or delay of product availability. These events could negatively impact Alta’s business, financial position, results of operations and cash flows.

Alta’s inability to forecast trends accurately may adversely impact Alta’s business and financial condition.

An economic downturn or economic uncertainty makes it difficult for Alta to forecast trends, which may have an adverse impact on Alta’s business and financial condition. Uncertainty regarding future equipment product demand could cause Alta to maintain excess equipment inventory and increase Alta’s equipment inventory carrying costs. Alternatively, this forecasting difficulty could cause a shortage of equipment for sale or rental that could result in an inability to satisfy demand for Alta’s products and a loss of market shares.

Alta’s substantial indebtedness could adversely affect Alta’s financial condition.

Alta has, and will continue to have, a significant amount of indebtedness outstanding. See Note 11 – Long-Term Debt in the Notes to the Consolidated Financial Statements for the years ended December 31, 2018 and 2017, Note 7 – Long-Term Debt in the Notes to the Condensed Consolidated Financial Statements for the nine months ended September 30, 2019, and the Pro Forma Condensed Combined Financial Statements included elsewhere in this proxy statement for additional detail.

Alta’s indebtedness may result in important consequences, such as:

●	increasing Alta’s vulnerability to general adverse economic, industry and competitive conditions;

●	requiring Alta to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

●	limiting Alta’s flexibility in planning for, or reacting to, changes in Alta’s business and the industry in which it operates;

●	placing Alta at a competitive disadvantage compared to its competitors that have less debt; and

●	limiting Alta’s ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes.

Alta expects to use cash flow from operations and borrowings under its credit facilities to meet its current and future financial obligations, including funding its operations, debt service and capital expenditures. Alta’s ability to make these payments depends on Alta’s future performance, which will be affected by financial, business, economic and other factors, many of which Alta cannot control. Alta’s business may not generate sufficient cash flow from operations in the future, which could result in Alta’s being unable to repay indebtedness, or to fund other liquidity needs. If Alta does not have enough capital, it may be forced to reduce or delay its business activities and capital expenditures, sell assets, obtain additional debt or equity capital or restructure or refinance all or a portion of its debt. Alta cannot make any assurances that it will be able to accomplish any of these alternatives on terms acceptable to it, or at all. In addition, Alta’s current and future credit arrangements may limit Alta’s ability to pursue any of these alternatives.

Alta may not be able to generate sufficient cash to service all of Alta’s indebtedness and may be forced to take other actions to satisfy its obligations under its indebtedness, which may not be successful.

Alta’s ability to make scheduled debt payments depends on its financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond Alta’s control. Alta cannot make assurances that we will maintain a level of cash flows from operating activities sufficient to permit it to pay scheduled payments of principal and interest on Alta’s indebtedness. In the absence of adequate operating performance, Alta could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations. Alta may not be able to consummate those dispositions, and any proceeds it does receive from a disposition may not be adequate to meet any debt service obligations then due.

If Alta’s cash flows and capital resources are insufficient to fund its debt service obligations, Alta may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance its indebtedness.

The agreements governing credit facilities restrict Alta’s business and its ability to engage in certain corporate and financial transactions.

The agreements governing the credit facilities contain certain covenants that, among other things, restrict or limit Alta’s and its restricted subsidiaries’ ability to:

●	incur more debt;

●	pay dividends and make distributions;

●	make investments;

●	repurchase stock;

●	create liens;

●	enter into transactions with affiliates;

●	enter into sale and lease-back transactions;

●	merge or consolidate; and

●	transfer and sell assets.

Events beyond Alta’s control can affect its ability to meet these financial conditions tests and to comply with other provisions governing Alta’s credit facilities. Alta’s failure to comply with obligations under the agreements may result in an event of default. A default, if not cured or waived, may permit acceleration of this indebtedness and Alta’s other indebtedness. Alta may not be able to remedy these defaults. If Alta’s indebtedness is accelerated, it may not have sufficient funds available to pay the accelerated indebtedness and may not have the ability to refinance the accelerated indebtedness on terms favorable to Alta or at all.

Alta’s business could be hurt if it is unable to obtain additional capital as required, resulting in a decrease in Alta’s revenues and profitability. In addition, Alta’s inability to refinance its indebtedness on favorable terms, or at all, could materially and adversely affect Alta’s liquidity and its ongoing results of operations.

The cash that Alta generates from its business, together with cash that it may borrow, if credit is available, may not be sufficient to fund Alta’s capital requirements. Alta may require additional financing to obtain capital for, among other purposes, purchasing equipment, completing acquisitions, establishing new locations and refinancing existing indebtedness. Any additional indebtedness that Alta incurs will make it more vulnerable to economic downturns and limit Alta’s ability to withstand competitive pressures. Moreover, Alta may not be able to obtain additional capital on acceptable terms, if at all. If it is unable to obtain sufficient additional financing in the future, Alta’s business could be adversely affected by reducing its ability to increase revenues and profitability.

In addition, Alta’s ability to refinance indebtedness will depend in part on Alta’s operating and financial performance, which, in turn, is subject to prevailing economic conditions and to financial, business, legislative, regulatory and other factors beyond Alta’s control. In addition, prevailing interest rates or other factors at the time of refinancing could increase Alta’s interest expense. A refinancing of Alta’s indebtedness could also require it to comply with more onerous covenants and further restrict Alta’s business operations. Alta’s inability to refinance Alta’s indebtedness or to do so upon attractive terms could materially and adversely affect Alta’s business, prospects, results of operations, financial condition and cash flows, and make it vulnerable to adverse industry and general economic conditions.

Alta’s revenue and operating results may fluctuate, which could result in a decline in Alta’s profitability and make it more difficult for Alta to grow its business.

Alta’s revenue and operating results may vary from quarter to quarter any by season. Periods of decline could result in an overall decline in profitability and make it more difficult for Alta to make payments on its indebtedness and grow Alta’s business. We expect Alta’s quarterly results to fluctuate in the future due to a number of factors, including:

●	general economic conditions in the markets where we operate;

●	the cyclical nature of Alta’s customers’ business, particularly Alta’s construction customers;

●	seasonal sales and rental patterns of Alta’s construction customers;

●	changes in the size of Alta’s rental fleet and/or in the rate at which it sells its used equipment from the fleet;

●	changes in corporate spending or changes in government spending for infrastructure projects;

●	changes in interest rates and related changes in Alta’s interest expense and Alta’s debt service obligations;

●	the effectiveness of integrating acquired businesses and new start-up locations; and

●	timing of acquisitions and new location openings and related costs.

In addition, Alta incurs various costs when integrating newly acquired businesses or opening new start-up locations, and the profitability of a new location is generally expected to be lower in the initial months of operation.

Alta may not be able to identify or complete transactions with attractive acquisition candidates. Future acquisitions may result in significant transaction expenses and Alta may involve significant costs. Alta may experience integration and consolidation risks associated with future acquisitions.

An important element of Alta’s growth strategy is to selectively pursue on an opportunistic basis acquisitions of additional businesses, in particular rental companies that complement Alta’s existing business and footprint. The success of this element of Alta’s growth strategy depends, in part, on selecting strategic acquisition candidates at attractive prices and effectively integrating their businesses into Alta’s own, including with respect to financial reporting and regulatory matters. Alta cannot assure you that it will be able to identify attractive acquisition candidates or complete the acquisition of any identified candidates at favorable prices and upon advantageous terms and conditions, including financing alternatives.

Alta may not have sufficient management, financial and other resources to integrate and consolidate any future acquisitions. Any significant diversion of management’s attention or any major difficulties encountered in the integration of the businesses Alta acquire could have a material adverse effect on Alta’s business, financial condition or results of operations, which could decrease Alta’s profitability and make it more difficult for Alta to grow its business. Among other things, these integration risks could include:

●	the loss of key employees;

●	the disruption of operations and business;

●	the retention of the existing clients and the retention or transition of customers and vendors;

●	the integration of corporate cultures and maintenance of employee morale;

●	inability to maintain and increase competitive presence;

●	customer loss and revenue loss;

●	possible inconsistencies in standards, control procedures and policies;

●	problems with the assimilation of new operations, sites or personnel, which could divert resources from Alta’s regular operations;

●	integration of financial reporting and regulatory reporting functions; and/or

●	potential unknown liabilities.

In addition, general economic conditions or unfavorable capital and credit markets could affect the timing and extent to which Alta can successfully acquire or integrate new businesses, which could limit Alta’s revenues and profitability.

Alta is subject to competition, which may have a material adverse effect on Alta’s business by reducing Alta’s ability to increase or maintain revenues or profitability.

The equipment rental and retail distribution industries are highly competitive and the equipment rental industry is highly fragmented. Many of the markets in which Alta operates are served by a large number of competitors, ranging from national and multi-regional equipment rental companies to small, independent businesses with a limited number of locations. Some of Alta’s competitors have significantly greater financial, marketing and other resources than Alta does, and may be able to reduce rental rates or sales prices. Alta may encounter increased competition from existing competitors or new market entrants in the future, which could have a material adverse effect on Alta’s business, financial condition and results of operations.

Alta may not be able to facilitate its growth strategy by identifying and opening start-up locations, which could limit Alta’s revenues and profitability.

An element of Alta’s growth strategy is to selectively identify and implement start-up locations in order to add new customers. The success of this element of Alta’s growth strategy depends, in part, on identifying strategic start-up locations. Alta cannot be sure that it will be able to identify attractive start-up locations, and opening start-up locations may involve significant costs and limit Alta’s ability to expand its operations.

Alta may not have sufficient management, financial and other resources to successfully operate new locations. Any significant diversion of management’s attention or any major difficulties encountered in the locations that Alta opens in the future could have a material adverse effect on Alta’s business, financial condition or results of operations, which could decrease Alta’s profitability and make it more difficult for Alta to grow its business.

Alta purchases a significant amount of its equipment from a limited number of manufacturers. Termination of one or more of Alta’s relationships with any of those manufacturers could have a material adverse effect on Alta’s business, as it may be unable to obtain adequate or timely rental and sales equipment.

Alta purchases most of its rental and sales equipment from leading, nationally-known original equipment manufacturers. Approximately 57% of Alta’s rental and sales equipment is purchased from four major manufacturers (Yale, Hyster, Volvo, and JCB). Although Alta believes that it has alternative sources of supply for the rental and sales equipment it purchases in each of its core product categories, termination of one or more of Alta’s relationships with any of these major suppliers could have a material adverse effect on Alta’s business, financial condition or results of operations if it were unable to obtain adequate or timely rental and sales equipment.

Alta’s suppliers of new equipment may appoint additional distributors, sell directly or unilaterally terminate Alta’s distribution agreements, which could have a material adverse effect on Alta’s business due to a reduction of, or inability to increase, Alta’s revenues.

Alta is a distributor of new equipment and parts supplied by leading, nationally-known suppliers. Under Alta’s distribution agreements with these suppliers, manufacturers generally retain the right to appoint additional dealers and sell directly to national accounts and government agencies. Alta has distribution agreements with Alta’s equipment suppliers, t operates under Alta’s established course of dealing with the suppliers and is subject to applicable state laws regarding such relationships. In most instances, the suppliers may appoint additional distributors, elect to sell to customers directly or unilaterally terminate distribution agreements with Alta at any time without cause. Any such actions could have a material adverse effect on Alta’s business, financial condition and results of operations due to a reduction of, or an inability to increase, Alta’s revenues.

The cost of new equipment that Alta sells or purchases for use in its rental fleet may increase and in some cases, Alta may not be able to procure new equipment on a timely basis due to supplier constraints.

The cost of new equipment from manufacturers that Alta sells or purchases for use in its rental fleet may increase as a result of increased raw material costs, including increases in the cost of steel, which is a primary material used in most of the equipment Alta uses, or due to increased regulatory requirements, such as those related to emissions. These increases could materially impact Alta’s financial condition or results of operations in future periods if Alta is not able to pass such cost increases through to Alta’s customers.

Alta’s rental fleet is subject to residual value risk upon disposition.

The market value of any given piece of rental equipment could be less than its depreciated value at the time it is sold. The market value of used rental equipment depends on several factors, including: the market price for new equipment of a like kind; wear and tear on the equipment relative to its age; worldwide and domestic demands for used equipment; the supply of used equipment on the market; and general economic conditions.

Any significant decline in the selling prices for used equipment could have a material adverse effect on Alta’s business, financial condition, results of operations or cash flows.

Alta incurs maintenance and repair costs associated with its rental fleet equipment that could have a material adverse effect on its business in the event these costs are greater than anticipated.

As Alta’s fleet of rental equipment ages, the cost of maintaining such equipment, if not replaced within a certain period of time, generally increases. Determining the optimal age for Alta’s rental fleet equipment is based on subjective estimates made by Alta’s management team. Alta’s future operating results could be adversely affected because Alta’s maintenance and repair costs may be higher than estimated and market values of used equipment may fluctuate.

Security breaches and other disruptions in Alta’s information technology systems, including Alta’s customer relationship management system, could limit Alta’s capacity to effectively monitor and control its operations, compromise its or its customers’ and suppliers’ confidential information or otherwise adversely affect Alta’s operating results or business reputation.

Alta’s information technology systems, some of which are managed by third parties, facilitate Alta’s ability to monitor and control Alta’s operations and adjust to changing market conditions, including processing, transmitting, storing, managing and supporting a variety of business processes, activities and information. Further, as Alta pursues its growth strategy it is also expanding and improving its information technologies, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. Any disruption in any of these systems, including Alta’s customer management system, or the failure of any of these systems to operate as expected could, depending on the magnitude of the problem, adversely affect Alta’s operating results by limiting Alta’s capacity to effectively monitor and control Alta’s operations and adjust to changing market conditions.

Alta collects and stores sensitive data, including proprietary business information and the proprietary business information of Alta’s customers and suppliers, in data centers and on information technology networks, including cloud-based networks. The secure operation of these information technology networks and the processing and maintenance of this information is critical to Alta’s business operations and strategy. Despite security measures and business continuity plans, Alta’s information technology networks and infrastructure may be vulnerable to damage, disruptions or shutdowns due to attacks by cyber criminals or breaches due to employee error or malfeasance or other disruptions during the process of upgrading or replacing computer software or hardware, power outages, computer viruses, telecommunication or utility failures, terrorist acts or natural disasters or other catastrophic events. The growing use and rapid evolution of technology, including mobile devices, has heightened the risk of unintentional data breaches or leaks. The occurrence of any of these events could compromise Alta’s networks, and the information stored there could be accessed, publicly disclosed, lost or stolen. In addition, Alta may need to invest additional resources to protect the security of Alta’s systems or to comply with evolving privacy, data security, cybersecurity and data protection laws applicable to Alta’s business.

Any failure to effectively prevent, detect and/or recover from any such access, disclosure or other loss of information, or to comply with any such current or future law related thereto, could result in legal claims or proceedings, liability or regulatory penalties under laws protecting the privacy of personal information, disrupt operations, and damage Alta’s reputation, which could adversely affect Alta’s business.

Fluctuations in fuel costs or reduced supplies of fuel could harm Alta’s business.

Alta could be adversely affected by limitations on fuel supplies or significant increases in fuel prices that result in higher costs to Alta for transporting equipment from one branch to another branch or one region to another region. A significant or protracted disruption of fuel supplies could have an adverse effect on Alta’s financial condition and results of operations.

Alta is dependent on key personnel. A loss of key personnel could have a material adverse effect on Alta’s business, which could result in a decline in Alta’s revenues and profitability.

Alta’s success is dependent, in part, on the experience and skills of Alta’s management team. Competition for top management talent within Alta’s industry is generally significant. If Alta is unable to fill and keep filled all of Alta’s senior management positions, or if Alta loses the services of any key member of Alta’s senior management team and is unable to find a suitable replacement in a timely manner, Alta may be challenged to effectively manage its business and execute its strategy.

If Alta fails to maintain an effective system of internal controls, Alta may not be able to accurately report financial results or prevent fraud.

Effective internal controls are necessary to provide reliable financial reports and to assist in the effective prevention of fraud. Any inability to provide reliable financial reports or prevent fraud could harm Alta’s business. If Alta fails to maintain the adequacy of its internal controls, as such standards are modified, supplemented or amended from time to time, Alta could be subject to regulatory scrutiny, civil or criminal penalties or stockholder litigation.

In addition, failure to maintain effective internal controls could result in financial statements that do not accurately reflect Alta’s financial condition or results of operations. There can be no assurance that Alta will be able to maintain a system of internal controls that fully complies with the requirements of the Sarbanes-Oxley Act of 2002 or that Alta’s management and independent registered public accounting firm will continue to conclude that Alta’s internal controls are effective.

Alta is exposed to various risks related to legal proceedings or claims that could adversely affect Alta’s operating results. The nature of Alta’s business exposes it to various liability claims, which may exceed the level of Alta’s insurance coverage resulting in Alta not being fully protected.

Alta is a party to lawsuits in the normal course of Alta’s business. Litigation in general can be expensive, lengthy and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. Responding to lawsuits brought against Alta, or legal actions that Alta may initiate, can often be expensive and time-consuming. Unfavorable outcomes from these claims and/or lawsuits could adversely affect Alta’s business, results of operations, or financial condition, and Alta could incur substantial monetary liability and/or be required to change its business practices.

Alta’s business exposes it to claims for personal injury, death or property damage resulting from the use of the equipment it rents or sells and from injuries caused in motor vehicle accidents in which Alta’s delivery and service personnel are involved and other employee related matters. Additionally, Alta could be subject to potential litigation associated with compliance with various laws and governmental regulations at the federal, state or local levels, such as those relating to the protection of persons with disabilities, employment, health, safety, security and other regulations under which Alta operates.

Alta carries comprehensive insurance, subject to deductibles, at levels it believes are sufficient to cover existing and future claims made during the respective policy periods. However, Alta may be exposed to multiple claims, and, as a result, could incur significant out-of-pocket costs before reaching the deductible amount which could adversely affect Alta’s financial condition and results of operations. In addition, the cost of such insurance policies may increase significantly upon renewal of those policies as a result of general rate increases for the type of insurance Alta carries as well as Alta’s historical experience and experience in Alta’s industry. Although Alta has not experienced any material losses that were not covered by insurance, Alta’s existing or future claims may exceed the coverage level of Alta’s insurance, and such insurance may not continue to be available on economically reasonable terms, or at all. If Alta is required to pay significantly higher premiums for insurance, is not able to maintain insurance coverage at affordable rates or if it must pay amounts in excess of claims covered by Alta’s insurance, Alta could experience higher costs that could adversely affect Alta’s financial condition and results of operations.

Labor disputes could disrupt Alta’s ability to serve its customers and/or lead to higher labor costs.

Alta has approximately 330 employees who are covered by a collective bargaining agreement and approximately 1,024 employees who are not represented by unions or covered by collective bargaining agreements. Various unions periodically seek to organize certain of Alta’s nonunion employees. Union organizing efforts or collective bargaining negotiations could potentially lead to work stoppages and/or slowdowns or strikes by certain of Alta’s employees, which could adversely affect Alta’s ability to serve its customers. Further, settlement of actual or threatened labor disputes or an increase in the number of Alta’s employees covered by collective bargaining agreements can have unknown effects on Alta’s labor costs, productivity and flexibility.

Alta has operations throughout the United States, which exposes it to multiple federal, state and local regulations. Changes in applicable law, regulations or requirements, or Alta’s material failure to comply with any of them, can increase Alta’s costs and have other negative impacts on Alta’s business.

Alta’s 32 branch locations in the United States are located in 7 different states, which exposes it to different federal, state and local regulations. These laws and requirements address multiple aspects of Alta’s operations, such as worker safety, consumer rights, privacy, employee benefits and more, and can often have different requirements in different jurisdictions. Changes in these requirements, or any material failure by Alta’s branches to comply with them, could increase Alta’s costs, affect its reputation, limit its business, drain management’s time and attention or otherwise, generally impact its operations in adverse ways.

Alta could be adversely affected by environmental and safety requirements, which could force it to increase significant capital and other operational costs and may subject it to unanticipated liabilities.

Alta’s operations, like those of other companies engaged in similar businesses, require the handling, use, storage and disposal of certain regulated materials. As a result, Alta is subject to the requirements of federal, state and local environmental and occupational health and safety laws and regulations. Alta is subject to potentially significant civil or criminal fines or penalties if it fails to comply with any of these requirements. Alta has made and will continue to make capital and other expenditures in order to comply with these laws and regulations, but the requirements of these laws and regulations are complex, change frequently, and could become more stringent in the future. It is possible that these requirements will change or that liabilities will arise in the future in a manner that could have a material adverse effect on Alta’s business, financial condition and results of operations.

Environmental laws also impose obligations and liability for the cleanup of properties affected by hazardous substance spills or releases. These liabilities can be imposed on the parties generating or disposing of such substances or the operator of the affected property, often without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances. Accordingly, Alta may become liable, either contractually or by operation of law, for remediation costs even if a contaminated property is not currently owned or operated by Alta, or if the contamination was caused by third parties during or prior to Alta’s ownership or operation of the property. Given the nature of Alta’s operations (which involve the use of petroleum products, solvents and other hazardous substances for fueling and maintaining Alta’s equipment and vehicles), there can be no assurance that prior site assessments or investigations have identified all potential instances of soil or groundwater contamination. Future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to additional remediation liabilities, which may be material.

Changes in U.S. trade policies could significantly reduce the volume of imported goods into the United States, which may materially reduce truck freight volume in the United States and Alta’s sales.

The current presidential administration and members of the U.S. Congress have made public statements indicating possible significant changes in U.S. trade policy and have taken certain actions that may impact U.S. trade, including imposing tariffs on certain goods imported into the United States. Any changes in U.S. trade policy could trigger retaliatory actions by affected countries, resulting in “trade wars,” in increased costs for goods imported into the United States, which may reduce customer demand for these products if the parties having to pay those tariffs increase their prices, or in trading partners limiting their trade with the United States. If these consequences are realized, the volume of economic activity in the United States, including trucking freight volume, may be materially reduced. Such a reduction may materially and adversely affect Alta’s sales and Alta’s business. Further, the realization of these matters may increase Alta’s cost of goods and, if those costs cannot be passed on to Alta’s customers, Alta’s business and profits may be materially and adversely affected.

Risks Relating to BRPM and the Business Combination

Directors of BRPM have potential conflicts of interest in recommending that securityholders vote in favor of approval of the business combination and approval of the other proposals described in this proxy statement.

When considering BRPM’s board of directors’ recommendation that our stockholders vote in favor of the approval of the business combination, our stockholders should be aware that directors and executive officers of BRPM have interests in the business combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

●	the fact that our initial stockholders have waived their right to redeem any of the founder shares, private placement shares and public shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the fact that our initial stockholders received the 3,593,750 founder shares for nominal consideration, which will convert into 3,593,750 shares of Class A common stock in accordance with the terms of the Charter, subject to adjustment, and such securities will have a significantly higher value at the time of the business combination, estimated at approximately $35,829,687.50 based on the closing price of $9.97 per public shares on the NYSE on December 11, 2019 (prior to taking into account any forfeitures of founder shares by the Sponsor);

●	the fact that our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete an initial business combination by October 11, 2020;

●	the fact that our Sponsor paid $4,625,000 for 462,500 private placement units, with each warrant underlying the private placement units being exercisable commencing 30 days following the Closing for one share of common stock at $11.50 per share. If we do not consummate an initial business combination by October 11, 2020, then the proceeds from the sale of the private placement units will be part of the liquidating distribution to the public stockholders and the warrants held by our Sponsor will be worthless. The 231,250 warrants underlying such units held by our Sponsor had an aggregate market value of approximately $132,000 based upon the closing price of $0.57 per warrant on the NYSE on December 11, 2019;

●	the right of our Sponsor to receive approximately 231,250 shares of common stock to be issued upon exercise of their private placement warrants following the business combination, subject to certain lock-up periods;

●	the obligation of an affiliate of our Sponsor (or its designee) to purchase an aggregate of 2,500,000 units for an aggregate purchase price of $25,000,000 in a private placement to close concurrently with the business combination;

●	if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

●	the anticipated election of Daniel Shribman, our Chief Executive Officer, as a director of the Company after the consummation of the business combination. As such, in the future he will receive any cash fees, stock options or stock awards that the Company’s board of directors determines to pay to our directors; and

●	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination.

These financial interests of the founders, officers and directors and entities affiliated with them may have influenced their decision to approve the business combination. You should consider these interests when evaluating the business combination and the recommendation of BRPM’s board of directors to vote in favor of the business combination proposal and other proposals to be presented to the stockholders.

Subsequent to the consummation of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although BRPM has conducted due diligence on Alta, BRPM cannot assure you that this diligence revealed all material issues that may be present in their respective businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of BRPM’s or Alta’s control will not later arise. As a result, the Company may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that the Company reports charges of this nature could contribute to negative market perceptions about the Company or our securities. In addition, charges of this nature may cause the Company to violate net worth or other covenants to which we may be subject. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

To the extent that any shares of common stock are issued upon exercise of any of the warrants, the number of shares eligible for resale in the public market would increase.

Following the business combination, the Company will have 7,418,750 outstanding warrants to purchase 3,709,375 shares of common stock at an exercise price of $11.50 per share, which warrants will become exercisable 30 days following the Closing.

To the extent that any shares of common stock are issued upon exercise of any of the warrants to purchase shares of common stock, there will be an increase in the number of shares of common stock eligible for resale in the public market. Sales of a substantial number of such shares in the public market could adversely affect the market price of common stock.

If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A common stock for a pro rata portion of the trust account.

Holders of public shares are not required to affirmatively vote against the business combination proposal in order to exercise their rights to redeem their shares for a pro rata portion of the trust account. To exercise their redemption rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent by         , on               , 2020. Stockholders electing to redeem their shares will receive their pro rata portion of the trust account less taxes payable, calculated as of two business days prior to the anticipated consummation of the business combination.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

The Company will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell the warrants at the then-current market price when the holder might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The private placement warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of BRPM’s securities prior to the Closing may decline. The market values of BRPM’s securities at the time of the business combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the business combination. Because the number of shares to be issued pursuant to the Merger Agreement will not be adjusted to reflect any changes in the market price of BRPM’s common stock, the market value of common stock issued in the business combination may be higher or lower than the values of these shares on earlier dates.

In addition, following the business combination, fluctuations in the price of the Company’s securities could contribute to the loss of all or part of your investment. Prior to the business combination, there has not been a public market for the stock of the Company and trading in shares of Class A common stock has not been active. Accordingly, the valuation ascribed to the Company in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the Company’s securities may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the industries in which the Company operates in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	our ability to market new and enhanced products on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving the Company;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our common stock available for public sale;

●	any major change in our board or management;

●	sales of substantial amounts of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the NYSE, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

BRPM’s initial stockholders, directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from public stockholders or public warrant holders, which may influence a vote on the business combination and reduce the public “float” of our common stock.

BRPM’s initial stockholders, directors, officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either before or following the completion of the business combination, although they are under no obligation to do so. There is no limit on the number of shares BRPM’s initial stockholders, directors, officers, advisors, or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of the NYSE. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions.

In the event that BRPM’s initial stockholders, directors, executive officers, advisors, or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in the Merger Agreement that requires us to have a certain amount of cash at the Closing, where it appears that such requirement would otherwise not be met. In addition, the purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with the initial business combination. Any such purchases of our securities may result in the completion of the business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing, or trading of our securities on a national securities exchange.

BRPM’s initial stockholders have agreed to vote in favor of the business combination, regardless of how our public stockholders vote.

Our initial stockholders have agreed to vote their founder shares, private placement shares as well as any public shares purchased during or after BRPM’s initial public offering, in favor of the business combination. The initial stockholders own approximately 22% of our outstanding shares prior to the business combination. Accordingly, it is more likely that the necessary stockholder approval for the business combination will be received than would be the case if our initial stockholders agreed to vote their founder shares and private placement shares in accordance with the majority of the votes cast by our public stockholders.

Even if we consummate the business combination, there can be no assurance that the warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding warrants is $11.50 per share of common stock. There can be no assurance that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

If BRPM is unable to complete the business combination with Alta or another business combination by October 11, 2020 (or such later date as our stockholders may approve), BRPM will cease all operations except for the purpose of winding up, dissolving and liquidating. In such event, third parties may bring claims against BRPM and, as a result, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders could be less than $10.00 per share.

Under the terms of the Charter, BRPM must complete the business combination with Alta or another business combination by October 11, 2020 (or such later date as our stockholders may approve), or BRPM must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of our remaining stockholders and our board of directors, dissolving and liquidating. In such event, third parties may bring claims against BRPM. Although BRPM has obtained waiver agreements from certain vendors and service providers (other than our independent auditors) we have engaged and owe money to, and the prospective target businesses we have negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over those of BRPM’s public stockholders.

The Sponsor has agreed that it will be liable to us, if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and up to $100,000 for dissolution expenses, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not asked the Sponsor to reserve for its indemnification obligations, we have not independently verified whether the Sponsor has sufficient funds to satisfy such obligations, and we believe that the Sponsor’s only assets are securities of our company. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares.

BRPM’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and up to $100,000 for dissolution expenses, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, BRPM’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations.

While BRPM currently expects that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to BRPM, it is possible that BRPM’s independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If BRPM’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to BRPM’s public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

BRPM’s stockholders may be held liable for claims by third parties against BRPM to the extent of distributions received by them.

If BRPM is unable to complete the business combination with Alta or another business combination within the required time period, BRPM will cease all operations except for the purpose of winding up, liquidating and dissolving, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. BRPM cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, BRPM’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, BRPM cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by BRPM.

If BRPM is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/ creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by BRPM’s stockholders. Furthermore, because BRPM intends to distribute the proceeds held in the trust account to our public stockholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, BRPM’s board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying public stockholders from the trust account before addressing the claims of creditors. BRPM cannot assure you that claims will not be brought against us for these reasons.

The ability of stockholders to exercise redemption rights with respect to a large number of shares could increase the probability that the business combination would be unsuccessful and that stockholders would have to wait for liquidation to redeem their stock.

At the time we entered into the agreements for the business combination, we did not know how many stockholders will exercise their redemption rights, and therefore we structured the business combination based on our expectations as to the number of shares that will be submitted for redemption. If a larger number of shares are submitted for redemption than we initially expected, this could lead to our failure to consummate the business combination, our failure to obtain or maintain the listing of our securities on the NYSE or another national securities exchange, or a lack of liquidity, which could impair the Company’s ability to fund our operations and adversely affect our business, financial condition and results of operations.

The unaudited pro forma condensed combined financial information included in this proxy statement may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the business combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The business combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

The completion of the business combination is subject to a number of conditions. The completion of the business combination is not assured and is subject to risks, including the risk that approval of the business combination by BRPM’s stockholders is not obtained or that there are not sufficient funds in the trust account, in each case subject to certain terms specified in the Merger Agreement (as described under “The Merger Agreement — Conditions to the Closing of the Business Combination”), or that other closing conditions are not satisfied. If we do not complete the business combination, we could be subject to several risks, including:

●	the parties may be liable for damages to one another under the terms and conditions of the Merger Agreement;

●	negative reactions from the financial markets, including declines in the price of BRPM’s shares due to the fact that current prices may reflect a market assumption that the business combination will be completed; and

●	the attention of our management will have been diverted to the business combination rather than our own operations and pursuit of other opportunities that could have been beneficial to that organization.

There can be no assurance that we will be able to comply with the continued listing standards of the NYSE.

Our eligibility for continued listing on the NYSE depends on a number of factors, including the number of our shares that are redeemed in connection with the vote at the special meeting to approve the business combination, among meeting other listing standards. If, after the business combination, the NYSE delists the common stock from trading on its exchange for failure to meet the listing standards, the Company and its stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our Class A common stock is a “penny stock,” which will require brokers trading in our Class A common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Class A common stock;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If BRPM is not able to complete the business combination with Alta or another business combination by October 11, 2020 (or such later date as BRPM’s stockholders may approve), BRPM would cease all operations except for the purpose of winding up and BRPM would redeem our public shares and liquidate the trust account, in which case our public stockholders may only receive approximately $10.00 per share and our warrants will expire worthless.

The Charter states that we must complete our initial business combination by October 11, 2020. If BRPM has not completed the business combination with Alta by then or another business combination by October 11, 2020 (or such later date as our stockholders may approve), BRPM will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest will be net of taxes payable and less up to $100,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no liquidating distributions with respect to our warrants, which will expire worthless.

Provisions in our Proposed Charter and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

The Proposed Charter will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or the Proposed Charter or our bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, the Proposed Charter will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Provisions in the Proposed Charter may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

The Proposed Charter will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors, a supermajority vote required to amend certain provisions of the Proposed Charter and the ability of the board of directors to designate the terms of, and issue new series of, preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial statements of the Company present the combination of the financial information of BRPM, Alta, Northland Industrial Truck Co. (“NITCO”), Liftech Equipment Companies, Inc. (“Liftech”) and FlaglerCE Holdings, LLC (“Flagler”), adjusted to give effect to the business combination, the equity financing provided by the forward purchase agreement, the subscription agreements with the PIPE investors and the backstop agreement (collectively, the “equity financing”), and the debt financing (as defined below). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

BRPM is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. BRPM completed its initial public offering of units on April 11, 2019. Upon the closing of the IPO, $143.75 million ($10.00 per unit) from the net proceeds thereof was placed in a trust account and is invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations until the earlier of: (i) the completion of a business combination and (ii) the redemption of BRPM’s public shares if BRPM is unable to complete a business combination by October 11, 2020, subject to applicable law. As of September 30, 2019, there was approximately $145,401,525 held in the trust account.

Alta Equipment Holdings, Inc. was formed in 1984. Alta was originally owned and operated by Steven Greenawalt, current Chief Executive Officer Ryan Greenawalt’s father. Ryan Greenawalt returned to Alta in a senior management capacity in 2008. In 2017, Ryan Greenawalt executed a buy-out of his father and other family members, becoming the sole indirect holder of common membership interests in Alta Enterprises, LLC. Prior to executing the Merger Agreement, Alta’s business was conducted through Alta Enterprises, LLC and its operating subsidiaries. Alta Enterprises, LLC is a subsidiary of Alta Equipment Holdings, Inc. On May 1, 2019, Alta acquired the assets and business of NITCO. Alta has entered into non-binding letters of intent to acquire Liftech and Flagler, which acquisitions are expected to close concurrently with the business combination, pending negotiation of definitive agreements. Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, Alta sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other industrial and construction equipment.

BRPM’s obligation to consummate the business combination is subject to the condition that it has an aggregate of at least $143 million of cash available from the trust account and from equity financing sources. At the time of BRPM’s IPO, it entered into the forward purchase agreement which provides for the purchase, immediately prior to the closing of the business combination, by BRPI or its designees of $25,000,000 of BRPM’s units at a price of $10.00 per unit, or an aggregate of 2,500,000 units, each comprised of one forward purchase share and one-half of one forward purchase warrants. The forward purchase will be made regardless of whether any shares of Class A common stock are redeemed in connection with the business combination. In addition to the equity financing provided by the forward purchase agreement, in order to help meet the condition under the Merger Agreement that BRPM has at least $143 million of cash available upon the closing of the business combination, BRPM has entered into subscription agreements with the PIPE investors pursuant to which such investors have agreed to purchase, immediately prior to the closing of the business combination, an aggregate of $35,000,000 of shares of Class A common stock at a price of $10.00 per share, or an aggregate of 3,500,000 shares of Class A common stock, subject to certain conditions, including the approval of the business combination. As an inducement to enter into the subscription agreements, the PIPE investors that are not affiliated with B. Riley Financial will receive an aggregate of 142,895 incentive shares and an aggregate of 1,018,125 warrants, and, upon consummation of the business combination, the Sponsor will forfeit an equal number of founder shares to BRPM for cancellation and BRPI or its designees will transfer an equal number of forward purchase warrants to BRPM. The Sponsor will forfeit 1,470,855 founder shares to BRPM in connection with BRPM’s entry into the Merger Agreement upon consummation of the business combination.

In connection with the business combination and as a condition under the Merger Agreement, we or Alta intend to enter into debt commitment letters with financial institutions to permit us or Alta to obtain credit facilities equal to an aggregate of at least $310 million (the “debt financing”) for the purpose of financing the repayment of Alta’s existing net debt, a portion of the consideration payable under the Merger Agreement, costs and expenses incurred by the parties in connection with the business combination and general corporate expenditures. We intend for such credit facilities to be comprised of a term loan facility in an aggregate principal amount of up to $170 million and an asset based loan revolving credit facility in an aggregate principal amount of up to $300 million.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the business combination, equity financing and debt financing occurred on September 30, 2019. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 gives pro forma effect to the business combination, equity financing and debt financing as if they had been completed on January 1, 2018.

In addition, the following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 gives pro forma effect to the acquisition by Alta of NITCO that closed on May 1, 2019 as if it had been completed on January 1, 2018.

Further, the following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 gives pro forma effect to the probable acquisitions by Alta of Liftech and Flagler as if such acquisitions had been completed on January 1, 2018, while the following unaudited pro forma condensed combined balance sheet as of September 30, 2019 gives pro forma effect to such acquisitions as if they had been completed on September 30, 2019.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the business combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

This information has been developed from and should be read together with BRPM’s, Alta’s, NITCO’s Liftech’s and Flagler’s audited and unaudited financial statements and related notes included elsewhere in this proxy statement, the sections titled “BRPM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Alta’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

The following unaudited pro forma condensed combined financial statements assume that none of BRPM’s stockholders exercise redemption rights with respect to their shares of Class A common stock. The potential impact of the business combination on the unaudited pro forma condensed combined financial information under the maximum redemption scenario is disclosed in the accompanying notes to the unaudited pro forma condensed combined financial information.

The business combination is accounted for under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Alta has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

●	Ryan Greenawalt, the sole owner and CEO of Alta, is expected to have the largest minority interest of the combined company,

●	Ryan Greenawalt will serve as a member of the board of directors of the combined company, together with two individuals designated by him,

●	Alta’s senior management will comprise the senior management of the combined company,

●	The relative size of Alta compared to BRPM; and

●	Alta’s operations will comprise the ongoing operations of the combined company.

ASC 805 provides that in identifying the acquiring entity in a transaction effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company; the existence of a large minority voting interest in the combined entity (if no other owner or organized group of owners has a significant voting interest); the composition of the board of directors and senior management of the combined company; the relative size of each company; and the terms of the exchange of equity securities in the transaction, including payments of any premium. The preponderance of the evidence discussed above supports the conclusion that Alta is the accounting acquirer in the business combination. Under this method of accounting, BRPM will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Alta issuing stock for the net assets of BRPM, accompanied by a recapitalization. The net assets of BRPM will be stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Business Combination

Subject to the terms and conditions set forth in the Merger Agreement, BRPM will pay off the existing gross debt of Alta, which is anticipated to be approximately $295 million, and Alta’s equityholders, which include Greenawalt, will receive aggregate consideration with a value equal to $113 million, which will consist of (i) $43 million in cash and (ii) $76 million of shares of our common stock, or 7,600,000 shares valued at $10.00 per share.

In the business combination, Merger Sub will merge with and into Alta, the separate corporate existence of Merger Sub will thereupon cease, and Alta will become a wholly-owned subsidiary of BPRM. Upon the Closing, the Company will change its name to “Alta Equipment Group Inc.”

Financing for the business combination and for related transaction expenses will consist of:

(i)	$143.75 million of proceeds from BRPM’s IPO on deposit in the trust account (plus any interest income accrued thereon since the IPO), net of any redemption of shares of Class A common stock in connection with the business combination;

(ii)	$25 million of proceeds from the forward purchase agreement with BRPI or its designees;

(iii)	$35 million of proceeds from the subscription agreements with the PIPE investors;

(iv)	Amounts drawn under the credit facilities received in the debt financing; and

(v)	$76 million of rollover equity from the Sellers.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of BRPM’s Class A common stock:

●	Assuming No Redemptions: This presentation assumes that no BRPM stockholders exercise redemption rights with respect to their public shares.

●	Assuming Maximum Redemptions: This presentation assumes that approximately 42% of BRPM’s public stockholders exercise redemption rights with respect to their public shares. This scenario assumes that 6,075,000 public shares are redeemed. This is presented as the maximum redemptions scenario because BRPM’s obligation to consummate the business combination is subject to the condition that it has an aggregate of at least $143 million of cash available from the trust account and from equity financing sources. In accordance with the Charter, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from redemption with respect to 20% or more of public shares without the Company’s prior written consent. Furthermore, in no event will the Company redeem the public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

The following summarizes the pro forma common stock shares outstanding under the two scenarios:

	Assuming No Redemptions		Assuming Maximum Redemptions
	Shares	%	Shares	%
Shares held by public BRPM stockholders	14,375,000	47.04%	8,300,000	33.90%
Shares held by BRPM sponsor, founders and their affiliates and issued in the forward purchase agreement(1)	5,727,500	18.74%	5,727,500	23.39%
Shares issued as rollover equity to the Sellers	7,600,000	24.87%	7,600,000	31.04%
Shares issued to PIPE investors(2)	2,857,895	9.35%	2,857,895	11.67%

Closing shares	30,560,395	100%	24,485,395	100%

(1)	Includes PIPE investors that are affiliates of B. Riley Financial.
(2)	The presentation of PIPE investors in this line does not include any affiliates of B. Riley Financial.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2019, unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018, and unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 are based on the historical financial statements of BRPM, Alta, NITCO Liftech and Flagler. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates and are described in the accompanying notes. Actual results may differ materially from the assumptions and estimates used to present the accompanying unaudited pro forma condensed combined financial information.

BRPM UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET

September 30, 2019

	Historical as of September 30, 2019	Alta Pro Forma September 30, 2019
(in thousands, except for per share data)	BRPM	Alta Equipment Holdings, Inc. Pro Forma Combined (1)	Pro Forma Adjustments For Equity Offering (Minimum scenario)	Note	As Adjusted for Equity Offering	Pro Forma Adjustments Minimum scenario	Note	Pro Forma Combined Minimum scenario
ASSETS
CURRENT ASSETS
Cash	$983	$2,141	$35,000	(1)	63,124			$65,699
			25,000	(2)		145,402	(3)
						(15,045)	(4)
						(20,000)	(5)
						(13,000)	(6)
						(94,782)	(7)
Accounts receivable, net	-	118,170	-		118,170	-		118,170
Inventories, net	-	187,279	-		187,279	-		187,279
Prepaid expenses and other current assets	149	6,848	-		6,997	-		6,997
Total current assets	1,132	314,438	60,000		375,570	2,574		378,145
PROPERTY AND EQUIPMENT, NET		253,895			253,895			253,895
OTHER ASSETS
Cash held in Trust Account	145,402	-			145,402	(145,402)	(3)	-
Buyback residual assets, net of current portion		735	-		735	-		735
Goodwill, net	-	33,450	-		33,450	-		33,450
Intangible assets, net	-	1,624	-		1,624	-		1,624
Other assets	-	2,000	-		2,000	-		2,000
Total other assets	145,402	37,809	-		183,211	(145,402)		37,809
TOTAL ASSETS	146,534	606,142	60,000		812,676	(142,827)		669,849
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES
Income taxes payable	280	-	-		280	-		280
Note payable - related party	70	-	-		70	-		70
Lines of credit and floor plans	-	317,605	-		317,605	(74,753)	(4)	242,852
Current portion of long-term debt	-	8,694	-		8,694	22,215	(4)	30,909
Accounts payable	280	38,108	-		38,388	-		38,388
Deferred revenue	-	3,914	-		3,914	-		3,914
Customer deposits	-	4,643	-		4,643	-		4,643
Accrued expenses	-	17,941	-		17,941	-		17,941
Other current liabilities	-	7,660	-		7,660	-		7,660
Total current liabilities	630	398,565	-		399,195	(52,538)		346,657
LONG-TERM LIABILITIES
Long-term debt, net of current portion, debt discounts and deferred financing costs	-	85,756	-		85,756	64,753	(4)	150,509
Capital lease obligations, net of current portion	-	1,626	-		1,626	-		1,626
Buyback residual obligations, net of current portion	-	750	-		750	-		750
Lease Liability, long-term		2,336			2,336			2,336
GPO Lease Liability - Residual		8,417			8,417			8,417
Deferred tax liabilities					-	10,793	(8)	10,793
Other liabilities		869			869			869
Warrant liability	-	30,000	-		30,000	(30,000)	(4)	-
Total long-term liabilities	-	129,754	-		129,754	45,546		175,300
Total Liabilities	630	528,319	-		528,949	(6,992)		521,956
Common stock	140,905	-	-		140,905			140,905
STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock	-	-			-			-
Treasury stock		-			-			-
Additional paid-in capital	3,955	93,975	35,000	(1)	157,930	(10,793)	(8)	39,356
			25,000	(2)		(13,000)	(6)
						(94,782)	(7)
Retained earnings (deficit)	1,044	(14,582)			(13,538)	(3,210)	(4)	(30,798)
		-			-	(14,050)	(5)
Members’ equity		(1,570)			(1,570)			(1,570)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	4,999	77,823	60,000		142,822	(135,835)		147,893
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	146,534	606,142	60,000		812,676	(142,847)		669,849

(1)	Refer to Note 3(a) for lower-lever pro forma balance sheet adjustments made to Alta.

BRPM UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE

NINE MONTHS ENDED SEPTEMBER 30, 2019

(In thousands, except share and per share data)

	Historical for the nine months ended September 30, 2019
(in thousands, except share and per share amounts)	BRPM	Alta Equipment Holdings, Inc. Pro Forma Combined (1)	As Adjusted for Equity Offering	Pro Forma Adjustments	Note	Pro Forma Combined
Revenues:
New, used and rental equipment sales	$-	$324,949	$324,949	$-		$324,949
Parts sales	-	95,156	95,156	-		95,156
Service revenue	-	96,167	96,167	-		96,167
Rental Revenue	-	88,412	88,412	-		88,412
Total Revenue	-	604,685	604,685	-		604,685

Cost of revenues:
New, used and rental equipment sales		288,276	288,276			288,276
Parts sales	-	63,485	63,485	-		63,485
Service revenue	-	35,441	35,441	-		35,441
Rental revenue	-	13,588	13,588	-		13,588
Rental depreciation	-	46,103	46,103	-		46,103
Total Cost of revenue	-	446,893	446,893	-		446,893

Gross profit	-	157,792	157,792			157,792

General and administrative expenses	321	137,895	138,216	(63)	(1)	138,153
Depreciation expense		2,974	2,974	-		2,974
Total general and administrative expenses	321	140,869	141,190	(63)		141,127

Income from operations	(321)	16,923	16,602	63		16,665

Other income (expense)
Interest income (expense)	1,654	(17,719)	(16,065)	(1,548)	(2)	(17,613)
Other income		1,627	1,627			1,627
Other expense		(24)	(24)			(24)
Gain on sale of assets		33	33			33
Change in fair market value of warrants		(28,272)	(28,272)			(28,272)

Total other expense	1,654	(44,355)	(42,701)	(1,548)		(44,249)

Provision for income taxes	(280)		(280)	7,345	(3)	7,065

Net income (loss)	$1,053	$(27,432)	$(26,379)	$5,860		$(20,519)

Weighted average common shares outstanding - basic and diluted	3,952,025					30,550,000	(4)

Net income (loss) per share - basic and diluted	$(0.05)					(0.67	)(4)

(1)	Refer to Note 3(e) for lower-lever pro forma statement of operations adjustments made to Alta.

BRPM UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS FOR

THE YEAR ENDED DECEMBER 31, 2018

	Historical for the year ended December 31, 2018
(in thousands, except share and per share amounts)	BRPM	Alta Equipment Holdings, Inc. Pro Forma Combined (1)	As Adjusted for Equity Offering	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined

New, used and rental equipment sales	$-	$399,565	$399,565	$-		$399,565
Parts sales	-	119,600	119,600	-		119,600
Service revenue	-	112,660	112,660	-		112,660
Rental Revenue	-	99,533	99,533	-		99,533
Net revenue	-	731,358	731,358	-		731,358

Cost of revenues:
New, used and rental equipment sales		343,744	343,744			343,744
Parts sales	-	79,979	79,979	-		79,979
Service revenue	-	38,456	38,456	-		38,456
Rental revenue	-	17,525	17,525	-		17,525
Rental depreciation	-	56,849	56,849	-		56,849
Cost of revenue	-	536,554	536,554			536,554

Gross profit	-	194,804	194,804	-		194,804

General and administrative expenses	0	163,565	163,565	(28)	(1)	163,539
Depreciation expense		5,022	5,022	-		5,022
Total general and administrative expenses	0	168,587	168,587	(28)		168,559

Income from operations	(0)	26,217	26,217	28		26,245

Other income (expense)
Interest income (expense)		(20,408)	(20,408)	(3,809)	(2)	(24,217)
Other income	-	2,248	2,248			2,248
Change in fair market value of warrants	-	(400)	(400)			(400)
Total other expense	-	(18,560)	(18,560)	(3,809)		(22,369)

Provision for income taxes	(1)	-	(1)	(1,031)	(3)	(1,032)

Net income	$(1)	$7,657	$7,656	$(4,812)		$2,844

Weighted average common shares outstanding - basic and diluted	3,125,000					30,550,000 (4)

Net income (loss) per share - basic and diluted	$(0.00)					$0.09 (4)

(1)	Refer to Note 4(a) for lower-lever pro forma statement of operations adjustments made to Alta.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Business Combination

Basis of presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the business combination and certain other adjustments.

BRPM’s historical results reflect the audited statement of operations for the year ended December 31, 2018, unaudited condensed balance sheet as of September 30, 2019 and unaudited condensed statement of operations for the nine-months ended September 30, 2019 under GAAP. Alta’s historical results reflect their audited consolidated statement of operations for the year ended December 31, 2018, unaudited condensed balance sheet as of September 30, 2019 and unaudited condensed statement of operations for the nine-months ended September 30, 2019 under GAAP. NITCO’s historical results reflect the audited consolidated statement of income for the year ended October 31, 2018 and unaudited condensed statement of income for the 4-months ended February 28, 2019. As the acquisition with NITCO closed on May 1, 2019, Alta’s September 30, 2019 statement of operations includes the operations of NITCO for the 5-months ended September 30, 2019. Therefore, in order to provide a full nine-months of operations, the four months ended February 28, 2019 has been included. As NITCO has a different fiscal year end (October 31st), the period from March 1, 2019 through April 30, 2019 is excluded from the pro forma condensed combined statements of operations. An unaudited condensed consolidated balance sheet is not reflected in the pro forma condensed combined balance sheet as the transaction with Alta closed on May 1, 2019 and is therefore reflected in Alta’s consolidated balance sheet as of September 30, 2019.

Both Liftech and Flagler are considered to be probable acquisitions by Alta. The historical results of both companies reflect their audited consolidated statements of income for the year ended December 31, 2018, unaudited condensed consolidated balance sheets as of September 30, 2019 and unaudited condensed consolidated statements of income for the nine-months ended September 30, 2019.

Description of the Business Combination

On December 12, 2019, BRPM and Alta entered into an agreement for a business combination to which all equity and equity-linked securities holders of Alta will receive a combination of cash and common stock in the continuing public company. The closing is expected to occur in the first quarter of 2020 and the combined company will operate under the name Alta Equipment Group Inc.

Under applicable accounting standards, Alta will be the accounting acquirer in the Business Combination, which will be treated as a reverse recapitalization. Accordingly, the accounting for the transaction is similar to that of a capital infusion to Alta. Net assets of BRPM will be stated at historical cost, with no goodwill or intangible assets recorded.

The following table sets forth the net assets of BRPM as of September 30, 2019 (in thousands):

Cash	$983
Prepaid expenses and other current assets	149
Cash held in Trust Account	145,402
Payable to a related party	(70)
Income taxes payable	(280)
Accounts payable	(280)
Net assets acquired	$145,905

The table below represents the sources and uses of funds as it relates to the Business Combination:

Sources and Uses (minimum redemptions, in thousands)

Sources		Uses
BRPM Cash Held in Trust (1)	$145,402	Paydown of Existing Debt (6)	$325,045
BRPI Forward Purchase Agreement (2)	25,000	Cash to Existing Alta Shareholders (7)	13,000
Existing Alta Shareholders Roll (3)	76,000	Shares to Existing Alta Shareholders (3)	76,000
PIPE (4)	35,000	Alta Probable Acquisitions Under LOI (8)	94,782
New Term Loan (5)	170,000	Estimated Fees and Expenses (9)	20,000
Draw on New ABL (5)	140,000	Excess Cash to Balance Sheet (10)	62,575
Total Sources	$591,402	Total Uses	$591,402

Sources and Uses (maximum redemptions, in thousands)

Sources		Uses
BRPM Cash Held in Trust (1)	$82,827	Paydown of Existing Debt (6)	$325,045
BRPI Forward Purchase Agreement (2)	25,000	Cash to Existing Alta Shareholders (7)	13,000
Existing Alta Shareholders Roll (3)	76,000	Shares to Existing Alta Shareholders (3)	76,000
PIPE (4)	35,000	Alta Probable Acquisitions Under LOI (8)	94,782
New Term Loan (5)	170,000	Estimated Fees and Expenses (9)	20,000
Draw on New ABL (5)	140,000	Excess Cash to Balance Sheet (10)	-
Total Sources	$528,827	Total Uses	$528,827

(1)	Represents the amount of the restricted investments and cash held in the Trust account upon consummation of the business combination at closing.
(2)	Represents the forward purchase agreement entered into with BRPI to provide for the purchase by it (or its designees) of up to an aggregate of 2,500,000 units at $10.00 per unit for an aggregate purchase price of $25,000,000 in a price placement to close concurrently with the closing of the Initial Business Combination. The proceeds from the sale of the forward purchase units may be used as part of the consideration to the sellers in the Initial Business Combination, to pay expenses in connection with the Initial Business Combination or for working capital in the post-business combination company. The forward purchase will be required to be made regardless of whether any Class A common stock is redeemed by the Company’s public stockholders and is intended to provide the Company with a minimum funding level for the Initial Business Combination.
(3)	Represents the amount attributable to the existing shareholders of Alta.
(4)	Represents the issuance, in a private placement to be consummated concurrently with the closing, to third-party investors of up to 3,684,211 shares of common stock.
(5)	Represents expected proceeds from the refinancing of the Company’s existing indebtedness upon closing of the business combination.
(6)	Represents the amount of existing debt and warrants that the combined Company intends to pay down upon closing of the business combination that will allow for adequate cash to remain on the balance sheet for funding of operations and working capital needs.
(7)	Represents the amount of cash paid to the existing Alta Shareholder and key executives as part of the payout of the awards associated with the long-term equity linked incentive plan.
(8)	Represents the total expected cost of Alta acquiring Liftech and Flagler.
(9)	Represents the total estimated fees and expenses incurred as part of the acquisition to be paid at the closing of the business combination.
(10)	Represents remaining cash that will be used to fund operations and working capital needs of the Company after the closing of the business combination. Note that the Company will have ample liquidity on its ABL facility to meet the operating cash requirements of the business in the event there is no cash remaining after the closing of the Business Combination.

Basis of the Pro Forma Presentation

Upon consummation of the Business Combination, BRPM will adopt Alta’s accounting policies. Similarly, should the probable acquisitions occur, Flagler and Liftech will adopt Alta’s accounting policies. Alta may identify differences between the accounting policies of the companies, that when conformed, could have a material impact on the consolidated financial statements of the combined entity.

Note 2—Reclassifications to Historical Financial Information of BRPM

Certain balances and transactions presented in the historical financial statements of BRPM included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of financial statements of Alta as indicated in the table below.

Reclassifications to historical financial information of NITCO and the probable acquisitions of Liftech and Flagler to conform to the presentation of Alta are included in Notes 3 and 4 below.

BRPM Statement of Operations Reclassifications for the Nine Months Ended September 30, 2019

(in thousands)	As per Financial Statements	Reclassification	As Reclassified
General and administrative expenses		321	321
Operating costs	321	(321)	-

Note 3—Reclassifications and Adjustments to Historical Information of Alta Equipment Holdings, Inc. for the 9-months ended September 30, 2019

(a)	Pro forma balance sheet of Alta Equipment Holdings, Inc. combined

The following table provides the pro forma balance sheet of Alta Equipment Holdings, Inc. for the nine months ended September 30, 2019 as if Liftech and Flagler had been acquired on September 30, 2019. As NITCO was acquired by Alta effective May 1, 2019, they are included within the Alta amounts as of September 30, 2019.

ALTA EQUIPMENT HOLDINGS, INC. PRO FORMA
BALANCE SHEET AS OF SEPTEMBER 30, 2019

	Alta Equipment Holdings, Inc.				Liftech	Flagler
(in thousands, except share and per share amounts)	Alta Balance	Pro Forma		Alta Equipment Holdings, Inc. Pro Forma (2)	Liftech Pro Forma (3)	Flagler Pro Forma (4)	Alta Equipment Holdings, Inc. Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash	$2,141	$-		$2,141	$-	$-	$2,141
Accounts receivable, net	92,580	-		92,580	5,229	20,361	118,170
Inventories, net	142,813	-		142,813	7,887	36,579	187,279
Prepaid expenses and other current assets	5,380	-		5,380	456	1,012	6,848
Total current assets	242,914	-		242,914	13,572	57,952	314,438
PROPERTY AND EQUIPMENT, NET	199,670	-		199,670	6,512	47,713	253,895
OTHER ASSETS
Buyback residual assets, net of current portion	735	-		735	-	-	735
Goodwill, net	9,950	23,500	(1)	33,450	-	-	33,450
Intangible assets, net	1,624	-		1,624	-	-	1,624
Other assets	2,000	-		2,000	-	-	2,000
Total other assets	14,309	23,500		37,809	-	-	37,809
TOTAL ASSETS	456,893	23,500		480,394	20,084	105,665	606,142

CURRENT LIABILITIES
Lines of credit and floor plans	280,329	-		280,329	5,406	31,870	317,605
Current portion of long-term debt	8,694	-		8,694	-	-	8,694
Accounts payable	26,967	-		26,967	1,716	9,425	38,108
Deferred revenue	3,464	-		3,464	160	290	3,914
Customer deposits	4,643	-		4,643	-	-	4,643
Accrued expenses	13,210	-		13,210	570	4,161	17,941
Other current liabilities	7,660	-		7,660	-	-	7,660
Total current liabilities	344,967	-		344,967	7,852	45,746	398,565
LONG-TERM LIABILITIES
Long-term debt, net of current portion, debt discounts and deferred financing costs	85,756	-		85,756	-	-	85,756
Capital lease obligations, net of current portion	1,626	-		1,626	-	-	1,626
Buyback residual obligations, net of current portion	750	-		750	-	-	750
Lease Liability, long-term	2,336			2,336			2,336
GPO Lease Liability - Residual	8,417			8,417			8,417
Other liabilities					-	869	869
Warrant liability	30,000			30,000	-	-	30,000
Total long-term liabilities	128,885	-		128,885	-	869	129,754
STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock	-	-		-	-	-	-
Preferred stock	-	-		-	-	-	-
Treasury stock		-		-	-	-	-
Additional paid-in capital	-	23,500	(1)	23,500	10,906	59,569	93,975

Retained earnings (deficit)	(16,959)	-		(16,959)	1,326	1,051	(14,582)

Members’ equity	-	-		-	-	(1,570)	(1,570)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(16,959)	23,500		6,541	12,232	59,050	77,823
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$456,893	$23,500		$480,393	$20,084	$105,665	$606,142

(2)	Refer to Note 3(b) for pro forma adjustments made to Alta.
(3)	Refer to Note 3(c) for reclassification of Liftech historical information and pro forma adjustments.
(4)	Refer to Note 3(d) for reclassification of Flagler historical information and pro forma adjustments.

(b)	Pro forma balance sheet adjustments of Alta

(1)	Reflects adjustment to record goodwill upon consummation of the Liftech and Flagler acquisitions. Goodwill reflects the difference between expected purchase price and net assets to be acquired.

(c)	Reclassifications and pro forma adjustments of Liftech

	Liftech
(in thousands, except share and per share amounts)	Liftech Reclassified	Pro Forma		Liftech Pro Forma (3)
ASSETS
CURRENT ASSETS
Cash	$9	$(9	) (2)	$-
Accounts receivable, net	5,229	-		5,229
Inventories, net	7,887	-		7,887
Due from affiliate	116	(116	) (2)	0
Prepaid expenses and other current assets	456			456
Total current assets	13,697	(125)		13,572
PROPERTY AND EQUIPMENT, NET	6,512	-		6,512
OTHER ASSETS
Goodwill, net	731	(731	) (4)	-
Intangible assets, net	383	(383	) (4)	-
Other assets	1,785	(1,785	) (2)	-
Total other assets	2,899	(2,899)		-
TOTAL ASSETS	23,108	(3,024)		20,084

CURRENT LIABILITIES
Lines of credit and floor plans	13,728	(8,322	) (3)	5,406
Current portion of long-term debt	696	(696	) (3)	-
Accounts payable	1,716	-		1,716
Deferred revenue	160	-		160
Accrued expenses	570			570
Total current liabilities	16,870	(9,018)		7,852
LONG-TERM LIABILITIES
Long-term debt, net of current portion, debt discounts and deferred financing costs	2,578	(2,578	) (3)	-
Note payable - related party	780	(780	) (2)	-
Total long-term liabilities	3,358	(3,358)		-
STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock	-	-		-
Preferred stock	-	-		-
Treasury stock	(1,300)	1,300	(5)	-
Additional paid-in capital	611	11,595	(3)	10,906
		(1,300	) (5)
Retained earnings (deficit)	3,569	(1,130	) (2)	1,326
	-	(1,113	) (4)
Members’ equity	-	-		-
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	2,880	9,352		12,232
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$23,108	$(3,024)		$20,084

(1)	Reflects adjustments for balances presented in historical financial statements of Liftech included within the unaudited pro forma condensed financial information have been reclassified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below.

	As per Financial Statements	Reclassifications		As reclassified
PROPERTY AND EQUIPMENT, NET	$1,334	$5,178		$6,512
Rental equipment, net	5,178	(5,178)		-
Lines of credit and floor plans	11,280	2,448	(a)	13,728
Accounts Payable	4,164	(2,448	) (a)	1,716

(a)	Reflects floor plan financing activities reclassified into lines of credit and floor plans expected to be assumed as part of the acquisition (see note 2 below).

(2)	Reflects assets not expected to be acquired and liabilities not expected to be assumed as part of the acquisition by Alta. As such, the historical financials are adjusted to reflect their removal of the related Balance Sheet impact upon consummation of the acquisition.

(3)	The decrease to debt and other financing liabilities reflects the effects of extinguishment of Liftech’s outstanding debt related to the acquisition by Alta. See Alta pro forma adjustments in Note 5(a) for related impact on the debt re-financing upon consummation of the acquisition. The remaining balance reflects floor plan financing activities that are expected to be assumed as part of the acquisition by Alta.

(4)	Reflects adjustment to remove Liftech’s historical identifiable intangible assets and goodwill of $383K and $731K, respectively. Intangible assets will re-measured at fair value and any resulting goodwill associated with the acquisition by Alta will be reflected in the Alta pro forma balance sheet adjustments in Note 3(b) above.

(5)	Reflects adjustment to eliminate historical treasury stock from Liftech.

(d)	Reclassifications and pro forma adjustments of Flagler

	Flagler
(in thousands, except share and per share amounts)	Flagler Reclassified	Pro Forma		Flagler Pro Forma (4)
ASSETS
CURRENT ASSETS
Cash	$1,384	$(1,384	) (2)	$-
Accounts receivable, net	20,361	-		20,361
Inventories, net	36,579	-		36,579
Assets held for sale	207	(207	) (2)	-
Prepaid expenses and other current assets	1,012	-		1,012
Total current assets	59,543	(1,591)		57,952
PROPERTY AND EQUIPMENT, NET	47,713	-		47,713
OTHER ASSETS
Other assets	55	(55	) (2)	-
Total other assets	55	(55)		-
TOTAL ASSETS	107,311	(1,646)		105,665

CURRENT LIABILITIES
Note payable - related party	300	(300	) (2)	-
Lines of credit and floor plans	80,777	(48,907	) (3)	31,870
Current portion of long-term debt	9,513	(9,513	) (3)	-
Current portion of capital lease obligations	308	(308	) (3)	-
Accounts payable	9,425	-		9,425
Deferred revenue	290	-		290
Accrued expenses	4,161	-		4,161
Liabilities held for sale	100	(100	) (2)	-
Total current liabilities	104,874	(59,128)		45,746
LONG-TERM LIABILITIES
Long-term debt, net of current portion, debt discounts and deferred financing costs	841	(841	) (3)	-
Capital lease obligations, net of current portion	-	-	(3)	-
Lease Liability, long-term
Other liabilities	3,166	(2,297	) (2)	869
Warrant liability	-	-		-
Total long-term liabilities	4,007	(3,138)		869
STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock	-	-		-
Preferred stock	-	-		-
Additional paid-in capital	-	59,569	(3)	59,569

Retained earnings (deficit)	-	1,051	(2)	1,051

Members’ equity	(1,570)	-		(1,570)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(1,570)	60,620		59,050
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$107,311	$(1,646)		$105,665

(1)	Reflects adjustments for balances presented in historical financial statements of Flagler included within the unaudited pro forma condensed financial information have been reclassified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below.

	As per Financial Statements	Reclassifications	As reclassified
PROPERTY AND EQUIPMENT, NET	$3,324	$44,389	$47,713
Rental equipment, net	44,389	(44,389)	-

(2)	Reflects assets not expected to be acquired and liabilities not expected to be assumed as part of the acquisition by Alta. As such, the historical financials are adjusted to reflect their removal of the related Balance Sheet impact upon consummation of the acquisition.

(3)	The decrease to debt and other financing liabilities reflects the effects of extinguishment of Flagler’s outstanding debt related to the acquisition by Alta. See Alta pro forma adjustments in Note 5(a) for related impact on the debt re-financing upon consummation of the acquisition.

(e)	Pro forma statement of operations of Alta Equipment Holdings, Inc.

The following table provides the pro forma statement of operations of Alta Equipment Holdings, Inc. for the nine months ended September 30, 2019 as if NITCO, Liftech and Flagler had been acquired on January 1, 2019. NITCO was acquired by Alta effective May 1, 2019. Liftech and Flagler are probable acquisitions of Alta. The pro forma results do not include any anticipated cost synergies or other effects of the integration of these entities into Alta.

ALTA EQUIPMENT HOLDINGS, INC.
PRO FORMA FINANCIAL STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	Alta Equipment Holdings, Inc.				NITCO (11/1/18 - 2/28/19) NITCO	Liftech	Flagler	Alta Equipment Group, Inc. Pro
(Amounts in thousands, except for per share information)	Alta Balance	Alta Pro Forma		Alta Pro Forma (a)	Pro Forma (b)	Pro Forma (c)	Pro forma (d)	Forma Combined
Revenues:
New, used and rental equipment sales	$193,909	$-		$193,909	$24,572	$14,628	$91,840	$324,949
Parts sales	60,017	-		60,017	6,494	6,463	22,182	95,156
Service revenue	67,165	-		67,165	8,285	8,356	12,361	96,167
Rental Revenue	66,903	-		66,903	5,824	2,309	13,377	88,412
Net revenue	387,994	-		387,994	45,175	31,756	139,760	604,685

Cost of revenues:
New, used and rental equipment sales	169,695			169,695	21,715	12,990	83,876	288,276
Parts sales	39,353	-		39,353	3,740	4,380	16,012	63,485
Service revenue	24,263	-		24,263	2,039	2,898	6,241	35,441
Rental revenue	11,403	-		11,403	593	76	1,516	13,588
Rental depreciation	32,947	-		32,947	3,420	858	8,879	46,103
Cost of revenue	277,661	-		277,661	31,507	21,202	116,524	446,893

Gross profit	110,333	-		110,333	13,669	10,554	23,236	157,792

General and administrative expenses	95,625	(278	)(1)	95,347	12,496	9,437	20,615	137,895

Depreciation expense	1,826	-		1,826	147	310	691	2,974
Total general and administrative expenses	97,451	(278)		97,173	12,643	9,748	21,306	140,869

Income from operations	12,882	278		13,160	1,026	806	1,930	16,923

Other income (expense)
Interest income (expense)	(14,726)	(33	)(2)	(15,738)	(280)	(169)	(1,532)	(17,719)
		(979	)(3)
Other income	532	-		532	442	251	402	1,627
Other expense	(24)	-		(24)	-	-	-	(24)
Gain on sale of assets	33	-		33	-	-	0	33
Change in fair market value of warrants	(28,272)	-		(28,272)	-	-	-	(28,272)

Total other expense	(42,457)	(1,012)		(43,469)	162	82	(1,130)	(44,355)

Provision for income taxes	-	-		-	-	-	-	-
		-		-	-	-	-	-
Net income (loss)	(29,575)	(734)		(30,309)	1,188	888	800	(27,432)

(a)	Refer to Note 3(f) for pro forma adjustments made to Alta.
(b)	Refer to Note 3(g) for reclassification of NITCO historical information and pro forma adjustments.
(c)	Refer to Note 3(h) for reclassification of Liftech historical information and pro forma adjustments.
(d)	Refer to Note 3(i) for reclassification of Flagler historical information and pro forma adjustments.

(f)	Pro-forma statement of operations adjustments of Alta

(1)	Reflects adjustments made to eliminate non-recurring transaction costs previously recognized in the historical financial statements related to acquisitions and transactions completed prior to the Business Combination between BRPM and Alta.
(2)	Reflects an adjustment to amortization expense resulting from the increase in debt issuance costs associated with the Company’s May 1, 2019 increase in borrowing capacity to partially finance the acquisition of NITCO. The amortization expense above reflects four months of amortization expense as the Statement of Operations already includes the amortization expense recorded for the period May 1, 2019 through September 30, 2019.
(3)	Reflects an adjustment to interest expense resulting from the interest on the increased borrowing capacities of debt to partially finance the acquisition of NITCO. The additional interest expense of $979K recognized above reflects four months of interest expense as the Statement of Operations already includes interest expense recorded for the period May 1, 2019 through September 30, 2019. As this is variable rate debt with interest rates of LIBOR + an applicable margin, a 1/8 change in the interest rate would result in an additional $122K of interest expense being recognized.

(g)	Pro-forma statement of operations adjustments of NITCO (November 1, 2018 – February 28, 2019)

The NITCO transaction closed on May 1, 2019. Therefore, NITCO’s results of operations from May 1, 2019 to September 30, 2019 are included in Alta’s Statement of Operations for the nine-months ended September 30, 2019. Due to NITCO’s fiscal year-end of October 31, 2018, the period from March 1, 2019 to April 30, 2019 is excluded from the pro forma statement of operations results. NITCO’s total revenue for this period was $25.7 million. The below represents the pro forma statement of operations adjustments for NITCO for the four months ended February 28, 2019.

	NITCO (11/1/18 - 2/28/19)
(Amounts in thousands, except for per share information)	NITCO Reclassified	Pro Forma		NITCO Pro Forma (2)
Revenues:
New, used and rental equipment sales	$24,572	$-		$24,572
Parts sales	6,494	-		6,494
Service revenue	8,285	-		8,285
Rental Revenue	5,858	(34	) (2)	5,824
Net revenue	45,209	(34)		45,175

Cost of revenues:
New, used and rental equipment sales	21,715	-		21,715
Parts sales	3,740	-		3,740
Service revenue	2,039	-		2,039
Rental revenue	599	(6	) (2)	593
Rental depreciation	3,460	(40	) (2)	3,420
Cost of revenue	31,553	(46)		31,507

Gross profit	13,657	12		13,669

General and administrative expenses	12,364	72	(2)	12,496
		60	(4)
Depreciation expense	147	-		147
Total general and administrative expenses	12,511	132		12,643

Income from operations	1,146	(120)		1,026

Other income (expense)
Interest income (expense)	(626)	85	(2)	(280)
		261	(3)
Other income	442	-		442

Total other expense	(184)	346		162

Provision for income taxes	-	-		-

Net income	$962	$226		$1,188

(1)	Reflects reclassifications for balances and transactions presented in historical financial statements of NITCO included within the audited pro forma condensed financial information have been reclassified to conform to the presentation of financial statements of Alta as indicated in the table below.

	As per Financial Statements	Reclassifications	NITCO Total
Revenues:
New/allied revenue	$22,036	$(22,036)	$-
Used revenue	6,019	(6,019)	-
New, used and rental equipment sales	-	24,572	24,572
Rental revenue	-	2,983	2,983
Cost of revenues:
New/allied revenue	18,325	(18,325)	-
Used revenue	3,390	(3,390)	-
New, used and rental equipment sales	-	21,715	21,715
Rental revenue	2,820	(2,221)	599
Rental depreciation	-	3,460	3,460
General and administrative expenses:
General and administrative expenses:	13,750	(1,386)	12,364
Depreciation expense	-	147	147

(2)	Reflects adjustments for rental income and costs associated with real estate property that was not acquired as a part of the Alta transaction. Additionally, these pro-forma adjustments are related to the premiums paid for a life insurance policy and interest expense on a loan to a stockholder neither of which were acquired as part of the transaction; as well as the inclusion of rent expense for the lease of the Northland facility from the previous owners that was entered into upon consummation of the transaction. As such, the historical financials are adjusted for the related impact.
(3)	Reflects an adjustment to interest expense resulting from the interest on the new debt to partially finance the acquisition of NITCO. The adjustment was calculated by adding the $281K additional interest expense that would be recognized on the new debt, less the $542K of interest expense associated with the debt that was paid down as part of the refinance, for a net total $261K reduction in interest expense. As this is variable rate debt with an interest rate of LIBOR + an applicable margin, a 1/8 change in the interest rate would result in an additional $35K of interest expense being recognized.
(4)	Reflects the amortization expense recorded for the intangible assets that were identified as part of the preliminary purchase price allocation. This adjustment reflects four months of amortization expense, as the Statement of Operations for the nine months ended September 20, 2019 already includes amortization expense from the acquisition date of May 1, 2019 to September 30, 2019.

(h)	Pro-forma statement of operations adjustments of Liftech

	Liftech
(Amounts in thousands, except for per share information)	Liftech Reclassified	Pro Forma			Liftech Pro Forma (3)
Revenues:
New, used and rental equipment sales	$14,628	$			$14,628
Parts sales	6,463		-		6,463
Service revenue	8,356		-		8,356
Rental Revenue	2,309		-		2,309
Net revenue	31,756		-		31,756

Cost of revenues:
New, used and rental equipment sales	12,990				12,990
Parts sales	4,380		-		4,380
Service revenue	2,897		-		2,897
Rental revenue	76		-		76
Rental depreciation	858		-		858
Cost of revenue	21,202		-		21,202

Gross profit	10,554		-		10,554

General and administrative expenses	9,538		(58	) (5)	9,438
			(42	) (3)
Depreciation expense	310		-		310
Total general and administrative expenses	9,848		(100)		9,748

Income from operations	707		100		807

Other income (expense)	-		-		-
Interest income (expense)	(631)		32	(2)	(169)
			430	(4)
Other income	251		-		251
	-		-		-
Total other expense	(380)		462		82

Provision for income taxes	-		-		-

Net income	326		562		888

(1)	Reflects adjustments for balances and transactions presented in historical financial statements of Liftech included within the unaudited pro forma condensed financial information have been re-classified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below:

	As per Financial Statements	Reclassifications	As reclassified
Revenues:
Net sales of tangible products	$21,091	$(21,091)	$-
New, used and rental equipment sales	-	14,628	14,628
Parts sales		6,463	6,463
Cost of revenues:
Cost of tangible products	17,370	(17,370)	-
New, used and rental equipment sales		12,990	12,990
Parts sales		4,380	4,380
Rental revenue	933.40	(858)	76
Rental depreciation	-	858	858
General and administrative expenses:
Employee salaries and benefits	6,678	(6,678)	-
Other operating expenses	3,170	(3,170)	-
General and administrative expenses	-	9,538	9,538
Depreciation expense	-	310	310

(2)	Reflects adjustments for the removal of the interest expense recognized from the amortization of debt issuance costs as the debt is not expected to be assumed as part of the transaction.

(3)	Reflects adjustments for the removal of the amortization expense recognized related to intangible assets, as they would be written off as a part of the acquisition.

(4)	Reflects the adjustments for the removal of interest expense related to outstanding indebtedness not expected to be assumed by Alta upon consummation of the acquisition.

(5)	Reflects adjustments for the captive premiums receivable and cash surrender value of life insurance that are not expected to be acquired as part of the Business Combination. As such, the historical financials are adjusted for the related impact.

(i)	Pro-forma statement of operations adjustments of Flagler

	Flagler
(Amounts in thousands, except for per share information)	Flagler Reclassified	Pro Forma		Flagler Pro forma (4)
Revenues:
New, used and rental equipment sales	$91,840	$-		$91,840
Parts sales	22,182	-		22,182
Service revenue	12,361	-		12,361
Rental Revenue	13,377	-		13,377
Net revenue	139,760	-		139,760

Cost of revenues:
New, used and rental equipment sales	83,876			83,876
Parts sales	16,012	-		16,012
Service revenue	6,241	-		6,241
Rental revenue	1,516	-		1,516
Rental depreciation	8,879	-		8,879
Cost of revenue	116,524	-		116,524

Gross profit	23,236	-		23,236

General and administrative expenses	20,665	(50	) (3)	20,615

Depreciation expense	691	-		691
Total general and administrative expenses	21,356	(50)		21,306

Income from operations	1,880	50		1,930

Other income (expense)	-	-		-
Interest income (expense)	(3,883)	2,351	(2)	(1,532)

Other income	402	-		402
Other expense	-	-		-
Gain on sale of assets	218	(218	) (3)	0
Change in fair market value of warrants	-	-		-

Total other expense	(3,263)	2,133		(1,130)

Provision for income taxes	-	-		-

Net income	$(1,383)	$2,183		$800

(1)	Reflects adjustments for balances and transactions presented in historical financial statements of Flagler included within the unaudited pro forma condensed financial information have been re-classified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below:

	As per Financial Statements	Reclassifications	As reclassified
Revenues:
Equipment and parts sales	$114,022	$(114,022)	$-
New and used equipment sales	-	91,840	91,840
Parts sales	-	22,182	22,182
Equipment and parts sales	99,988	(99,988)	-
New and used equipment sales	-	83,876	83,876
Parts sales	-	16,012	16,012
Rental revenue	10,395	(8,879)	1,516
Rental depreciation	-	8,879	8,879
General and administrative expenses:
General and administrative expenses	21,356	(691)	20,664
Depreciation expense	-	691	691

(2)	Reflects adjustments for the removal of interest expense recognized related to outstanding indebtedness not expected to be assumed as part of the Alta acquisition.
(3)	Reflects adjustments for the cash surrender value of life insurance and the gain on the sale of assets that are not expected to be acquired as part of the Business Combination. As such, the historical financials are adjusted for the related impact.

Note 4—Reclassifications and Adjustments to Historical Information of Alta Equipment Holdings, Inc. for the year ended December 31, 2018

(a)	The following table provides the pro forma statement of operations of Alta for the year ended December 31, 2018 as if NITCO, Liftech and Flagler had been acquired on January 1, 2018. NITCO was acquired by Alta effective May 1, 2019. Liftech and Flagler are probable acquisitions of Alta. The pro forma results do not include any anticipated cost synergies, removal of historic non-recurring or discretionary items or other effects of the integration of these entities into Alta.

ALTA EQUIPMENT HOLDINGS, INC.
PRO FORMA FINANCIAL STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2018

	Alta Equipment Holdings, Inc.				NITCO	Liftech	Flagler	Alta Equipment Holdings, Inc. Pro
	Balance	Pro Forma		Alta Pro Forma (a)	Pro Forma (b)	Pro Forma (c)	Pro Forma (d)	Forma Combined
Revenues:
New, used and rental equipment sales	$216,035	$-		$216,035	$75,442	$23,086	$85,002	$399,565
Parts sales	61,341	-		61,341	19,095	8,302	30,862	119,600
Service revenue	61,563	-		61,563	23,388	10,459	17,250	112,660
Rental Revenue	74,446	-		74,446	7,925	3,156	14,006	99,533
Net revenue	413,385	-		413,385	125,850	45,003	147,120	731,358

Cost of revenues:
New, used and rental equipment sales	188,557	-		188,557	58,119	20,884	76,185	343,744
Parts sales	40,602	-		40,602	10,594	5,487	23,296	79,979
Service revenue	24,185	-		24,185	3,543	3,664	7,064	38,456
Rental revenue	15,107	-		15,107	1,534	98	786	17,525
Rental depreciation	34,256	-		34,256	10,544	1,100	10,949	56,850
Cost of revenue	302,707	-		302,707	84,334	31,234	118,280	536,554

Gross profit	110,678	-		110,678	41,516	13,770	28,840	194,804

General and administrative expenses	92,314	(28	) (1)	92,286	38,002	12,325	20,952	163,565

Depreciation expense	2,029	-		2,029	424	475	2,094	5,022
Total general and administrative expenses	94,343	(28)		94,315	38,426	12,800	23,046	168,587

Income from operations	16,335	28		16,363	3,090	970	5,794	26,217

Other income (expense)
Interest income (expense)	(15,131)	(98	) (2)	(18,125)	(867)	(155)	(1,260)	(20,408)
		(2,896	) (3)

Other income	1,220	-		1,220	903	125	-	2,248
Change in fair market value of warrants	(400)	-		(400)	-	-	-	(400)

Total other expense	(14,311)	(2,994)		(17,305)	36	(30)	(1,260)	(18,560)

Provision for income taxes	-	-		-	-	-	-	-

Net income	$2,024	$(2,967)		$(942)	$3,126	$940	$4,534	$7,657

(a)	Refer to Note 4(b) for pro forma adjustments made to Alta.
(b)	Refer to Note 4(c) for reclassification of NITCO historical information and pro forma adjustments.
(c)	Refer to Note 4(d) for reclassification of Liftech historical information and pro forma adjustments.
(d)	Refer to Note 4(e) for reclassification of Flagler historical information and pro forma adjustments.

(b)	Pro-forma statement of operations adjustments of Alta

(1)	Reflects adjustments made to eliminate non-recurring transaction costs previously recognized in the historical financial statements related to acquisitions and transactions completed prior to the Business Combination between BRPM and Alta.
(2)	Reflects an adjustment to amortization expense resulting from the increase in debt issuance costs associated with the Company’s May 1, 2019 increase in borrowing capacity to partially finance the acquisition of NITCO. The amortization expense above reflects twelve months of amortization expense.
(3)	Reflects an adjustment to interest expense resulting from the interest on the increased borrowing capacities of debt to partially finance the acquisition of NITCO. The additional interest expense of $2.9 million recognized above reflects twelve months of interest expense on the increased borrowing capacities, as this is variable rate debt with interest rates of LIBOR + an applicable margin, a 1/8 change in the interest rate would result in an additional $408K of interest expense recognized.

(c)	Pro-forma statement of operations adjustments of NITCO (12-months ended October 31, 2018)

	NITCO
	NITCO Reclassified	Pro Forma		NITCO Pro Forma (2)
Revenues:
New, used and rental equipment sales	$75,442	$-		$75,442
Parts sales	19,095	-		19,095
Service revenue	23,388	-		23,388
Rental Revenue	8,036	(111	) (2)	7,925
Net revenue	125,961	(111)		125,850

Cost of revenues:
New, used and rental equipment sales	58,119	-		58,119
Parts sales	10,594	-		10,594
Service revenue	3,543	-		3,543
Rental revenue	1,537	(3	) (2)	1,534
Rental depreciation	10,639	(95	) (2)	10,544
Cost of revenue	84,432	(98)		84,334

Gross profit	41,529	(13)		41,516

General and administrative expenses	37,580	243	(2)	38,002
		(1	) (3)
		180	(5)
Depreciation expense	424	-		424
Total general and administrative expenses	38,004	422		38,426

Income from operations	3,525	(435)		3,090

Other income (expense)
Interest income (expense)	(1,824)	175	(2)	(867)
		782	(4)

Other income	903	-		903

Total other expense	(921)	957		36

Provision for income taxes	-	-		-

Net income	$2,604	$522		$3,126

(1)	Reflects reclassifications for balances and transactions presented in historical financial statements of NITCO included within the audited pro forma condensed financial information have been reclassified to conform to the presentation of financial statements of Alta, as indicated in the table below.

	As per Financial Statements	Reclassifications	NITCO Total
Revenues:
New/allied revenue	$62,649	$(62,649)	$-
Used revenue	12,793	(12,793)	-
New, used and rental equipment sales	-	75,442	75,442
Cost of revenues:
New/allied revenue	48,915	(48,915)
Used revenue	9,204	(9,204)
New, used and rental equipment sales		58,119	58,119
Rental revenue	8,207	(6,670)	1,537
Rental depreciation	-	10,639	10,639
General and administrative expenses:
General and administrative expenses	41,973	(4,393)	37,580
Depreciation expense		424	424

(2)	Reflects adjustments for rental income and costs associated with real estate property that was not acquired as a part of the Alta transaction. Additionally, these pro-forma adjustments remove the premiums paid for a life insurance policy and interest expense on a loan to a stockholder, neither of which were acquired as part of the transaction; plus, the adjustments reflect the inclusion of rent expense for the lease of the Northland facility from the previous owners that was entered into upon consummation of the transaction. As such, the historical financials are adjusted for the related impact.

(3)	Reflects the removal of non-recurring legal charges, which were incurred as a direct result of the Alta transaction. As such, the historical financials are adjusted to remove the related impact.

(4)	Reflects an adjustment to interest expense resulting from the interest on the new debt to finance the acquisition of NITCO. The adjustment was calculated by adding the $844K additional interest expense that would be recognized on the new debt, less the $1.62 million of interest expense associated with the debt that was paid down as part of the refinance. As this is variable rate debt, a 1/8 change in the interest rate would result in an additional $105K of interest expense being recognized.

(5)	Reflects the amortization expense recorded for the intangible assets that were identified as part of the preliminary purchase price allocation.

(d)	Pro forma statement of operations adjustments of Liftech

	Liftech
	Liftech Reclassified	Pro Forma		Liftech Pro Forma (3)
Revenues:
New, used and rental equipment sales	$23,086	$-		$23,086
Parts sales	8,302	-		8,302
Service revenue	10,459	-		10,459
Rental Revenue	3,156	-		3,156
Net revenue	45,003	-		45,003

Cost of revenues:
New, used and rental equipment sales	20,884	-		20,884
Parts sales	5,487	-		5,487
Service revenue	3,664	-		3,664
Rental revenue	98	-		98
Rental depreciation	1,100	-		1,100
Cost of revenue	31,233	-		31,233

Gross profit	13,770	-		13,770

General and administrative expenses	12,169	214	(5)	12,325
	-	(57	) (3)

Depreciation expense	475	-		475
Total general and administrative expenses	12,644	157		12,800

Income from operations	1,126	(157)		970

Other income (expense)
Interest income (expense)	(837)	11	(2)	(155)
		671	(4)

Other income	125	-		125

Total other expense	(712)	683		(30)

Provision for income taxes	-	-		-

Net income	$414	$526		$940

(1)	Reflects reclassifications for balances and transactions presented in historical financial statements of Liftech included within the unaudited pro forma condensed financial information have been reclassified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below.

	As per Financial Statements	Reclassifications	As reclassified
Revenues:
Net sales of tangible products	$31,388	$(31,388)	$-
New, used and rental equipment sales	-	23,086	23,086
Parts sales	-	8,302	8,302
Cost of revenues:
Cost of tangible products	26,371	(26,371)	-
New, used and rental equipment sales	-	20,884	20,884
Parts sales	-	5,487	5,487
Rental revenue	1,198.31	(1,100)	98
Rental depreciation	-	1,100	1,100
General and administrative expenses:
Employee salaries and benefits	8,986	(8,986)	-
Other operating expenses	3,658	(3,658)	-
General and administrative expenses	-	12,169	12,169
Depreciation expense		475	475

(2)	Reflects adjustments for the removal of the interest expense recognized from the amortization of debt issuance costs as the related debt was not assumed as part of the acquisition.

(3)	Reflects adjustments for the removal of the amortization expense recognized related to intangible assets, as they would be written off as a part of the acquisition.

(4)	Reflects the adjustments for the removal of interest expense related to debt not expected to be assumed by Alta upon consummation of the acquisition.

(5)	Reflects adjustments for the captive premiums receivable and cash surrender value of life insurance that are not expected to be acquired as part of the Business Combination. As such, the historical financials are adjusted for the related impact.

(e)	Pro-forma statement of operations adjustments of Flagler

	Flagler
	Flagler Reclassified	Pro Forma		Flagler Pro Forma (4)
Revenues:
New, used and rental equipment sales	$85,002	$-		$85,002
Parts sales	30,862	-		30,862
Service revenue	17,250	-		17,250
Rental Revenue	14,006	-		14,006
Net revenue	147,120	-		147,120

Cost of revenues:
New, used and rental equipment sales	76,185	-		76,185
Parts sales	23,296	-		23,296
Service revenue	7,064	-		7,064
Rental revenue	786	-		786
Rental depreciation	10,949	-		10,949
Cost of revenue	118,280	-		118,280

Gross profit	28,840	-		28,840

General and administrative expenses	21,053	(101	) (3)	20,952

Depreciation expense	2,094	-		2,094
Total general and administrative expenses	23,147	(101)		23,046

Income from operations	5,693	101		5,794

Other income (expense)
Interest income (expense)	(4,101)	2,841	(2)	(1,260)

Gain on sale of assets	290	(290	) (3)	(0)
Change in fair market value of warrants	-	-		-

Total other expense	(3,811)	2,551		(1,260)

Provision for income taxes	-	-		-

Net income	$1,882	$2,652		$4,534

(1)	Reflects adjustments for balances and transactions presented in historical financial statements of Flagler included within the unaudited pro forma condensed financial information have been re-classified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below:

	As per Financial Statements	Reclassifications	As reclassified
Revenues:
Equipment and parts sales	$115,864	$(115,864)	$-
New and used equipment sales	-	85,002	85,002
Parts sales	-	30,862	30,862
Equipment and parts sales	99,481	(99,481)	-
New and used equipment sales	-	76,185	76,185
Parts sales	-	23,296	23,296
Rental revenue	11,735	(10,949)	786
Rental depreciation		10,949	10,949
General and administrative expenses:
General and administrative expenses	23,147	(2,094)	21,053
Depreciation expense		2,094	2,094

(2)	Reflects adjustments for the removal of interest expense recognized related to outstanding indebtedness that is not expected to be assumed as part of the Alta acquisition.

(3)	Reflects adjustments for the cash surrender value of life insurance, deferred compensation expenses and the gain on the sale of assets that are not expected to be acquired as part of the Business Combination. As such, the historical financials are adjusted for the related impact.

Note 5—Pro Forma Adjustments

(a)	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2019 (in thousands)

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2019 are as follows:

(1)	Private Investment in Public Entity (PIPE) – Represents the issuance, in a private placement of equity, of 3,684,211 shares of common stock at a price of $9.50 per share, to be consummated concurrently with the closing.

(2)	Reflects proceeds from the forward purchase agreement entered into by BRPM with the Company to provide for the purchase of up to an aggregate of 2,500,000 units at $10.00 per unit for an aggregate purchase price of $25 million in a private placement to close concurrently with the closing of the initial business combination. These proceeds from the sale of the forward purchase units may be used as part of the consideration to the sellers to pay expenses in connection with the initial business combination or for working capital in the post-business combination company, and is intended to provide the Company with a minimum funding level for the Business Combination.

(3)	Reflects the release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the closing.

In the case of maximum redemption by holders of Common stock, $62.6 million of investments and cash held in the trust account will be paid to redeeming shareholders, after which, there will be $82.8 million of investments and cash held in the Trust account, which would be released upon consummation of the Business Combination to fund the closing. See Note 1 – Sources and Uses for further information.

(4)	Reflects the paydown of the Company’s existing indebtedness as it relates to the revolving line of credit, the syndicate and OEM floor plan facilities, the note payable with the senior lien holder, the term loan with the first lien lender, the subordinated debt, and settlement of the Company’s outstanding warrant liability. These paydowns are off-set by showroom ready and subsidized debt, unamortized debt issuance costs and debt discounts on the existing debt, as well as original issue discounts on the new term loan entered into as part of the refinance. This is reflected in the table below:

Lines of credit and floor plan debt refinance adjustment	Amount
Total debt paydown of Syndicate floor plan, OEM floor plan facilities and Chase Revolver	$(297,528)
Less: showroom ready and subsidized debt	82,774
Proceeds from new revolver facility	140,000
Lines of credit and floor plans adjustment	$(74,754)

Long-term debt, net of current portion adjustment	Amount
Debt paydown from senior lien holder, subordinated debt and the first lien lender	$(72,431)
Less: unamortized debt issuance costs	3,138
Less: Unamortized debt discount	905
Proceeds from new revolver facility	139,091
Off-set by debt discount on new term loan	(5,950)
Total long-term debt, net of current portion adjustment	$64,753

Current portion of LT debt adjustment	Amount
Current portion of debt paydown from senior lien holder, subordinated debt and the first lien lender	$(8,694)
Proceeds from new term loan (b)	30,909
Total current portion of LT debt adjustment	22,215

Warrant liability adjustment	Amount
Settlement of Warrant liability (a)	$(29,167)
Total Cash impact of debt paydown	(15,046)

a)	Represents the fair value for the settlement of warrants issued to a senior lender. The company initially recorded the warrants based on the fair value at the date of grant. The transaction with BRPM is expected to close in February 2020. The valuation methodology employed was primarily a market-based approach using participants in the industry of industrial and heavy equipment retailing, wholesaling, and rental and consistent with those presented in the letter of intent with BRPM. The warrants include a limited call right, where in the event of a sale transaction, the Company has the right to redeem all of the warrants simultaneously at a per common share price equal to the per unit set for the sale transaction. As of September 30, 2019, the Company determined the fair value of the warrants in the proposed transaction with BRPM to be $30M.

b)	Current portion of LT debt is calculated utilizing the new term loan maturity of 66 months to determine the expected amount due within the next 12 months.

(5)	Reflects the payment of the estimated acquisition-related transaction costs (see Note 1 – Use of proceeds). These costs are not included as a component of consideration to be transferred, but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in retained earnings. This adjustment is off-set by $5.95 million in original issue discount that off-sets the debt adjustment discussed in note 4 above. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are directly related to the Business Combination and will be nonrecurring.

(6)	Represents the payout and re-investment of the awards associated with the Long-Term Equity Linked Incentive Plan to certain members of Alta’s management and a stock redemption payment to Alta’s stockholder. These awards fully vest upon a qualifying event (i.e. a change in control of the Company), which was recognized upon closing of the Business Combination. The awards are expected to be settled by a 25% cash payout, 25% in restricted stock awards (RSA’s) and 50% in restricted stock units (RSU’s) vesting over a four-year period. The $13 million cash payment will be reflected as an expense to the Company’s operations in the period immediately following the consummation of the Business Combination. Additionally, there is expected to be stock based compensation expense recognized over the four-year vesting period of the RSA’s and RSU’s totaling $8.64 million in the Company’s operations post-Business Combination.

(7)	Reflects the total expected cost associated with the acquisition of Liftech and Flagler.

(8)	Reflects adjustments made for applicable deferred taxes associated with the Business Combination. The deferred tax liability was calculated using an assumed marginal rate of 26.63%, based on Alta Enterprises, LLC 2018 federal and state filing profile.

(b)	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2019

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2019 are as follows:

(1)	Reflects adjustments made to eliminate non-recurring transaction costs specifically incurred by BRPM and Alta as part of the Business Combination as these expenses meet the directly attributable and factually supportable criteria.

(2)	Reflects the adjustment to interest expense associated with the paydown and refinancing of the Company’s existing indebtedness upon consummation of the Business Combination (see note 4 under 5(a)). The additional interest expense of $1.5 million reflects nine months of interest expense on the new revolver and term loan less the interest expense associated with the debt paid down, as well as the amortization of debt issuance costs and debt discounts. While the Company is still in the process of negotiating the terms of the new debt, interest expense was calculated using the expected interest rates for the new revolver (LIBOR + 200 bps) and the new term loan (LIBOR + 800 bps) utilizing LIBOR as of September 30, 2019. The interest expense adjustment is reflected in the table below:

Interest expense adjustment for nine-months ended September 30, 2019	Amount
Interest expense on new debt	$16,996
Less: Interest expense from debt paydown	(17,719)
Less: amortization of debt issuance costs	(594)
Less: amortization of debt discount	(181)
Amortization issuance costs on new term loan	811
Int. exp. from showroom / sub. debt	2,234
Pro forma adjustment to Int. Exp.	$1,547

As this is variable rate debt, a 1/8% increase or decrease in interest rates would result in a $2.1 million change in interest expense.

(3)	Reflects adjustments related to the addition of a tax provision as prior to the Business Combination, Alta was previously a limited liability corporation, which is generally not a tax paying entity for federal or state income tax purposes. The marginal tax rate used was based on the 2018 federal and state filing profile of Alta Enterprises, LLC. The pro forma calculation assumes an effective rate equal to the marginal tax rate.

(4)	Reflects pro forma net loss per share based on 30,555,000 total shares outstanding upon consummation of the Business Combination.

Under maximum redemption by shareholders of common stock, total shares outstanding is expected to be 24,297,588, resulting in a pro forma net loss per share of $(0.84).

(c)	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended December 31, 2018

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2018 are as follows:

(1)	Reflects adjustments made to eliminate non-recurring transaction costs specifically incurred by BRPM and Alta as part of the Business Combination as these expenses meet the directly attributable and factually supportable criteria.

(2)	Reflects the adjustment to interest expense associated with the paydown and refinancing of the Company’s existing indebtedness upon consummation of the Business Combination (see note 4 under 5(a)). The additional interest expense of $3.8 million reflects twelve months of interest expense on the new revolver and term loan less the interest expense associated with the debt paid down, as well as the amortization of debt issuance costs and debt discounts. While the Company is still in the process of negotiating the terms of the new debt, interest expense was calculated using the expected interest rates for the new revolver (LIBOR + 200 bps) and the new term loan (LIBOR + 800 bps) utilizing LIBOR as of September 30, 2019. The interest expense adjustment is reflected in the table below:

Interest expense adjustment for the year-ended December 31, 2018	Amount
Interest expense on new debt	$22,662
Less: Interest expense from debt paydown	(20,408)
Less: amortization of debt issuance costs	(757)
Less: amortization of debt discount	(241)
Amortization issuance costs on new term loan	1,081
Int. exp. from showroom / sub. debt	1,472
Pro forma adjustment to Int. Exp.	$3,809

As this is variable rate debt, a 1/8% increase or decrease in interest rates would result in a $2.8 million change in interest expense.

(3)	Reflects adjustments related to the addition of a tax provision as prior to the Business Combination, Alta was previously a limited liability corporation, which is generally not a tax paying entity for federal or state income tax purposes. The marginal tax rate used was based on the 2018 federal and state filing profile of Alta Enterprises, LLC. The pro forma calculation assumes an effective rate equal to the marginal tax rate.

(4)	Reflects pro forma net loss per share based on 30,555,000 total shares outstanding upon consummation of the Business Combination.

Under maximum redemption by shareholders of common stock, total shares outstanding is expected to be 24,297,588, resulting in a pro forma net income (loss) per share of $0.12.

SPECIAL MEETING

General

BRPM is furnishing this proxy statement to BRPM’s stockholders as part of the solicitation of proxies by BRPM’s board of directors for use at the special meeting to be held on               , 2020, and at any adjournments or postponements thereof. This proxy statement is first being furnished to BRPM’s stockholders on or about         , 2020 in connection with the vote on the proposals described in this proxy statement. This proxy statement provides BRPM’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting will be held at           , Eastern Time, on _____, 2020, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166.

Purpose of the Special Meeting

At the special meeting, BRPM is asking holders of shares of BRPM common stock to vote on proposals to:

(a)	Proposal No. 1 — The Business Combination Proposal — approve and adopt the Merger Agreement and approve the business combination;

(b)	Proposal No. 2 — The Charter Amendment Proposal — approve and adopt, assuming the business combination proposal is approved and adopted, the Proposed Charter, which, if approved, would take effect upon the Closing;

(c)	The Advisory Charter Proposals — approve and adopt, on a non-binding advisory basis, certain amendments to the Charter as reflected in the Proposed Charter, which are being presented separately, in accordance with the requirements of the SEC, as five sub-proposals:

(1)	Proposal No. 3 — Advisory Charter Proposal A — to, upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, increase the authorized capital stock of the Company from 126,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, by, on the effective date of the filing of the Proposed Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class B common stock as common stock and (iii) creating an additional 75,000,000 shares of common stock;

(2)	Proposal No. 4 — Advisory Charter Proposal B — to change the stockholder vote required to amend certain provisions of the Proposed Charter and the Company’s bylaws;

(3)	Proposal No. 5 — Advisory Charter Proposal C — to clarify that the current exclusive forum provision in the Charter adopting Delaware as the exclusive forum for certain stockholder litigation does not apply to claims (i) arising under the Securities Act, as to which the Court of Chancery of the State of Delaware and the federal district court for the District of Delaware have concurrent jurisdiction under Section 22 of the Securities Act, or (ii) brought to enforce a duty or liability created by the Exchange Act, as to which the federal courts have exclusive jurisdiction under Section 27 of the Exchange Act;

(4)	Proposal No. 6 — Advisory Charter Proposal D — to remove the waiver of the corporate opportunity doctrine; and

(5)	Proposal No. 7 — Advisory Charter Proposal E — to provide that Section 203 of the Delaware General Corporation Law, which governs business combinations between the Company and certain interested stockholders, does not apply to the Company; and

(6)	Proposal No. 8 — Advisory Charter Proposal F — to provide for certain additional changes, including, among other things, (i) changing the post-business combination company’s corporate name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” and making the Company’s corporate existence perpetual and (ii) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination, all of which our board of directors believes are necessary to adequately address the needs of the post-business combination Company.

(d)	Proposal No. 9 — The NYSE Proposal — approve, assuming the business combination proposal and the charter amendment proposal are approved and adopted, for the purposes of complying with the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual, (i) the issuance of shares of common stock to the Sellers pursuant to the terms of the Merger Agreement, (ii) the issuance of shares of common stock to the PIPE investors, which include affiliates of B. Riley Financial, and (iii) the issuance of shares of common stock underlying units to be issued to BRPI or its designees pursuant to the terms of the forward purchase agreement;

(e)	Proposal No. 10 — The Director Election Proposal — elect, assuming the condition precedent proposals are approved and adopted, five directors to serve staggered terms on our board of directors until the 2021 and 2022 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal;

(f)	Proposal No. 11 — The Incentive Plan Proposal — approve and adopt, assuming the condition precedent proposals are approved and adopted, the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex C; and

(g)	Proposal No. 12 — The Adjournment Proposal — approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals or the incentive plan proposal.

Recommendation of the Board of Directors

BRPM’s board of directors has unanimously determined that the business combination proposal is in the best interests of BRPM and its stockholders, has unanimously approved the business combination proposal, and unanimously recommends that stockholders vote “FOR” the business combination proposal, “FOR” the charter amendment proposal, “FOR” each of the separate advisory charter proposals, “FOR” the NYSE proposal, “FOR” each of the director nominees set forth in the director election proposal, “FOR” the incentive plan proposal and “FOR” the adjournment proposal, in each case, if presented to the special meeting.

The existence of financial and personal interests of BRPM’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of BRPM and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

Record Date; Who is Entitled to Vote

We have fixed the close of business on               , 2020, as the “record date” for determining the stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on         , 2020, there were                    shares of BRPM common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote per share at the special meeting.

Our initial stockholders and our other officers and directors at the time of the IPO entered into a letter agreement to vote their founder shares, private placement shares as well as any public shares purchased during or after the IPO, in favor of the business combination proposal. As of the date hereof, our initial stockholders own approximately 22% of our total outstanding shares of Class A common stock and Class B common stock.

Quorum

The presence, in person or by proxy, of stockholders holding a majority of the shares entitled to vote at the special meeting constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the charter amendment proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the charter amendment proposal. Failure to vote by proxy or to vote in person or an abstention from voting on the charter amendment proposal will have the same effective as a vote “AGAINST” the charter amendment proposal.

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on “routine” matters, but not on any “non-routine” matters, like the business combination proposal.

Vote Required for Approval

Approval of the business combination proposal, each of the advisory charter proposals, the NYSE proposal, the incentive plan proposal and the adjournment proposal requires the affirmative vote of holders of a majority of the shares of Class A common stock and Class B common stock cast by BRPM’s stockholders present in person or by proxy at the special meeting and entitled to vote thereon, voting as a single class. Approval of the charter amendment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote thereon at the special meeting, voting as a single class. The election of the director nominees pursuant to the director election proposal requires the affirmative vote of the holders of a plurality of the shares of Class A common stock and Class B common stock cast by BRPM’s stockholders present in person or by proxy at the special meeting and entitled to vote thereon, voting as a single class.

Under the Merger Agreement, the approval of each of the condition precedent proposals is a condition to the consummation of the business combination. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The director election proposal, the advisory charter proposals, the incentive plan proposal are conditioned on the approval of all of the condition precedent proposals, and each of the advisory charter proposals and the adjournment proposal are not conditioned on the approval of any other proposal. If our stockholders do not approve each of the condition precedent proposals, the business combination may not be consummated.

Voting Your Shares

Each share of common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of BRPM common stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your shares of BRPM common stock at the special meeting:

●	You Can Vote by Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by BRPM’s board “FOR” the business combination proposal, “FOR” the charter amendment proposal, “FOR” each of the separate advisory charter proposals, “FOR” the NYSE proposal, “FOR” each of the director nominees set forth in the director election proposal, “FOR” the incentive plan proposal and “FOR” the adjournment proposal, in each case, if presented to the special meeting. Votes received after a matter has been voted upon at the special meeting will not be counted.

●	You Can Attend the Special meeting and Vote in Person. You will receive a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a valid legal proxy from the broker, bank or other nominee. That is the only way BRPM can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify Daniel Shribman, BRPM’s Secretary, in writing before the special meeting that you have revoked your proxy; or

●	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of common stock, you may call Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing BRPM.info@investor.morrowsodali.com.

Vote of BRPM’s Sponsor, Directors and Officers

BRPM entered into agreements with our initial stockholders, directors and officers, pursuant to which each agreed to vote any shares of BRPM common stock owned by them in favor of an initial business combination.

These agreements apply to BRPM’s initial stockholders, including the Sponsor, as it relates to the founder shares and the requirement to vote all of the founder shares in favor of the business combination proposal.

Our initial stockholders, directors and officers have waived any redemption rights, including with respect to any shares of BRPM purchased in BRPM’s initial public offering or in the aftermarket, in connection with business combination. The founder shares held by our initial stockholders have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by October 11, 2020. However, our initial stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Redemption Rights

Public stockholders may seek to redeem the public shares that they hold, regardless of whether they vote for the proposed business combination, against the proposed business combination or do not vote in relation to the proposed business combination. Any public stockholder may request redemption of their public shares for a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then outstanding public shares. If a holder properly seeks redemption as described in this section and the business combination is consummated, the holder will no longer own these shares following the business combination.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act) will be restricted from seeking redemption rights with respect to 20% or more of the public shares, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

BRPM’s initial stockholders will not have redemption rights with respect to any shares of BRPM common stock owned by them, directly or indirectly.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)	(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)	prior to , Eastern Time, on , 2020 (two business days prior to the vote at the special meeting) (a) submit a written request to the transfer agent that the Company redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct them to do so.

Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the Closing not to elect to exercise such rights, it may simply request that BRPM instruct our transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests.

If the business combination is not approved or completed for any reason, then BRPM’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, BRPM will promptly return any shares previously delivered by public holders.

The closing price of shares of Class A common stock on December 11, 2019 was $9.97. For illustrative purposes, the cash held in the trust account on December 11, 2019 was approximately $145.9 million or approximately $10.14 per public share. Prior to exercising redemption rights, stockholders should verify the market price of shares of Class A common stock as they may receive higher proceeds from the sale of their shares of Class A common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. BRPM cannot assure our stockholders that they will be able to sell their shares of Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our securities when our stockholders wish to sell their shares.

If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own those public shares. You will be entitled to receive cash for your public shares only if you properly exercise your right to redeem the public shares you hold, no later than the close of the vote on the business combination proposal, and deliver your public shares (either physically or electronically) to the transfer agent, prior to         , Eastern Time, on               , 2020 (two business days prior to the vote at the special meeting), and the business combination is consummated.

In order for public stockholders to exercise their redemption rights in respect of the proposed business combination, public stockholders must properly exercise their right to redeem the public shares they hold no later than the close of the vote on the business combination proposal and deliver their public shares (either physically or electronically) to the transfer agent, prior to         , Eastern Time, on               , 2020 (two business days prior to the vote at the special meeting). Immediately following the consummation of the business combination, the Company will pay public stockholders who properly exercised their redemption rights in respect of their public shares.

Appraisal Rights

Neither BRPM stockholders nor BRPM warrant holders have appraisal rights in connection with the business combination under the DGCL.

Proxy Solicitation Costs

BRPM is soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. BRPM and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. BRPM will bear the cost of the solicitation.

BRPM has hired Morrow Sodali LLC to assist in the proxy solicitation process. BRPM will pay that firm a fee of $22,500 plus disbursements. Such fee will be paid with non-trust account funds.

BRPM will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. BRPM will reimburse them for their reasonable expenses.

Potential Purchases of Public Shares and/or Warrants

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding BRPM or our securities, the BRPM initial stockholders, Alta and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of BRPM common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the special meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the business combination. This may result in the completion of our business combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on shares of BRPM common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the business combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. BRPM will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the special meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve and adopt the Merger Agreement and the transactions contemplated thereby. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

Because we are holding a stockholder vote on the business combination, we may consummate the business combination only if it is approved by the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class.

The Merger Agreement

This section describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Merger Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the business combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants (together with any statements disclosed in separate schedules to the Merger Agreement) were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement.

General; Structure of the Business Combination

On December 12, 2019, BRPM, Merger Sub, Alta and Greenawalt entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into Alta, the separate corporate existence of Merger Sub will thereupon cease, and Alta will become a wholly-owned subsidiary of BPRM. Upon the closing of the business combination (the “Closing”), the Company will change its name to “Alta Equipment Group Inc.”

Post-Business Combination Ownership Structure

We anticipate that, upon completion of the business combination, the voting interests in the Company will be as set forth in the table below.

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
BRPM’s Public Stockholders	47.04%	33.90%
BRPM’s Initial Stockholders (including the Sponsor, BRPI, affiliates of B. Riley Financial and BRPM’s current officers and directors)	18.74%	23.39%
Alta Sellers	24.87%	31.04%
PIPE Investors(2)	9.35%	11.67%

(1)	Assumes that holders of 6,075,000 shares of Class A common stock exercise their redemption rights.

(2)	The presentation of PIPE investors in this table does not include any affiliates of B. Riley Financial.

The voting percentages set forth above were calculated based on the amounts set forth in the sources and uses table on pages 10 and 85 of this proxy statement and do not take into account (a) warrants that will remain outstanding immediately following the business combination and may be exercised thereafter (commencing 30 days after the Closing) or (b) the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex C. If the actual facts are different than the assumptions set forth above, the voting percentages set forth above will be different.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Consideration to be Received in the Business Combination

Subject to the terms and conditions set forth in the Merger Agreement, we will pay off the existing gross debt of Alta, which is anticipated to be approximately $295 million, and the Sellers will receive aggregate consideration with a value equal to $119 million, which will consist of (i) $43 million in cash and (ii) $76 million of shares of our common stock, or 7,600,000 shares valued at $10.00 per share. The Sponsor will forfeit 1,470,855 founder shares to us for cancellation in connection with our entry into the Merger Agreement upon consummation of the business combination.

Concurrently with and contingent upon the closing of the business combination and pending negotiation of definitive agreements, Alta intends to consummate the acquisition of each of Liftech and Flagler, each of which is currently under non-binding letter of intent, for an aggregate purchase price of approximately $95 million, to be funded by the equity and debt proceeds raised by us in connection with the business combination.

Closing Funding

At the time of the IPO, we entered into the forward purchase agreement which provides for the purchase, immediately prior to the closing of the business combination, by BRPI or its designees of $25,000,000 of our units at a price of $10.00 per unit, or an aggregate of 2,500,000 units, each comprised of one forward purchase shares and one-half of one forward purchase warrant. The forward purchase will be made regardless of whether any shares of Class A common stock are redeemed in connection with the business combination.

In addition to the equity financing provided by the forward purchase agreement, in order to help meet the condition under the Merger Agreement that we have at least $143 million of cash available upon the closing of the business combination, we have entered into subscription agreements with the PIPE investors, which include affiliates of B. Riley Financial, on December 12, 2019, pursuant to which such investors have agreed to purchase, immediately prior to the closing of the business combination, an aggregate of $35,000,000 of our shares of Class A common stock at a price of $10.00 per share, or an aggregate of 3,500,000 shares of Class A common stock, subject to certain conditions, including the approval of the business combination. As an inducement to enter into the subscription agreements, the PIPE investors that are not affiliated with B. Riley Financial will receive an aggregate of 142,895 incentive shares and an aggregate of 1,018,125 of our warrants, and, upon consummation of the business combination, the Sponsor will forfeit an equal number of founder shares to us for cancellation and BRPI or its designees will transfer an equal number of forward purchase warrants to us.

Debt Financing

In connection with the business combination and as a condition under the Merger Agreement, we or Alta intend to enter into debt commitment letters with financial institutions to permit us or Alta to obtain credit facilities equal to an aggregate of at least $310 million for the purpose of financing the repayment of Alta’s existing net debt, a portion of the consideration payable under the Merger Agreement, costs and expenses incurred by the parties in connection with the business combination and general corporate expenditures. We intend for such credit facilities to be comprised of a term loan facility in an aggregate principal amount of up to $170 million and an asset based loan revolving credit facility in an aggregate principal amount of up to $300 million. As of the date of this proxy statement, we have not entered into any such debt commitment letters or credit facilities. Upon our execution of any such debt commitment letters or credit facilities, we will file a supplement or an amendment to the accompanying proxy statement and/or a Current Report on Form 8-K disclosing the details of such debt commitment letters or credit facilities.

Closing of the Business Combination

The Closing will take place at 9:00 a.m. Central Time on (a) the fifth (5th) business day after the conditions set described below under the subsection entitled “Conditions to Closing of the Business Combination” have been satisfied, or, if permissible, waived by the party entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at closing, but subject to the satisfaction or waiver of such conditions) or such other date as the parties mutually agree. The Closing shall be deemed effective for all purposes as of 12:01 a.m. Central Time on the Closing Date.

Conditions to Closing of the Business Combination

Condition to Each Party’s Obligation

The respective obligations of the Company, Merger Sub, Alta and Greenawalt (collectively, the “Parties” and individually, a “Party”) to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction, or written waiver by each Party, of each of the following conditions:

●	the waiting period (and any extension thereof) applicable to the consummation of the business combination under the HSR Act shall have expired or been terminated;

●	there shall not be any effective injunction, writ, preliminary restraining order, or non-appealable order in effect preventing the consummation of the transactions contemplated hereby;

●	there shall not have been a material adverse effect, as that term is defined in the Merger Agreement, since the date the Merger Agreement was executed;

●	the approval of the condition precedent proposals shall have been obtained;

●	the amount of cash available to be released from the trust account (after taking into account redemptions) together with the aggregate amount of proceeds from PIPE investors and the forward purchase agreement shall be no less than $143 million; and

●	the redemptions by public stockholders shall have been completed in accordance with the terms of the Charter.

Condition to the Company’s Obligations

The obligations of the Company to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction, or written waiver by the Company, of each of the following conditions:

●	The representations and warranties of Alta and Greenawalt, other than the fundamental representations, in each case, without giving effect to any materiality or material adverse effect qualifiers contained therein (other than the representations and warranties with respect to material contracts), shall be true and correct as of the Closing Date (or if such representations and warranties expressly relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, when taken as a whole, would not have a material adverse effect. Additionally, the fundamental representations without giving effect to any materiality or material adverse effect qualifiers contained therein, shall be true and correct in all respects as of the Closing Date (or if such representations and warranties expressly relate to a specific date, such representations and warranties shall be true and correct in all respects as of such date) other than de minimis inaccuracies;

●	Alta shall have performed or complied in all material respects with each covenant required by the Merger Agreement to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by Alta on or prior to the Closing Date;

●	there shall not have been a material adverse effect since the date of the Merger Agreement;

●	the EBITDA of Alta shall be at least $72.5 million;

●	the total indebtedness of the Alta Companies as of immediately prior to the Closing shall not exceed $294 million;

●	an authorized person of Alta shall certify Alta’s EBITDA and indebtedness and provide supporting calculations;

●	Alta shall deliver (i) a customary closing certificate certifying, among other things, that the conditions in the first, second and fourth bulled points have been satisfied (ii) the governing documents of Alta attached thereto are in full force and effect and (iii) that the resolutions of the board of Alta approving the Merger Agreement and the other transactions contemplated thereby were duly adopted;

●	Alta shall deliver to BRPM (i) a certificate as provided in the Internal Revenue Code of 1986 Section 1445(b)(2), stating under penalties of perjury that Greenawalt is not a foreign Person within the meaning of Internal Revenue Code Section 1445(f)(3) and (ii) a properly completed and executed IRS Form W-9;

●	Alta shall deliver to BRPM a warrant purchase agreement duly executed by Goldman Sachs Specialty Lending Group, L.P. and Alta Enterprises, LLC;

●	Alta shall deliver to BRPM a participant release agreement duly executed by Alta’s key employees who participated in Alta’s equity linked plan, together with evidence of termination of the Alta equity linked plan;

●	Alta shall have delivered to BRPM copies of all invoices received by Alta for transaction expenses payable by Alta from third parties prior to or in connection with the Closing together with contracts or engagement letters governing the services of such third parties for which such invoice is being provided, at least three (3) business days prior to Closing;

●	Alta shall deliver to BRPM payoff letters with respect to indebtedness for borrowed money, with an agreement either to provide and file or to authorize BRPM’s filing of termination statements on Form UCC-3, or other appropriate releases following any payoff thereof, which when filed will release and satisfy any and all liens related to such indebtedness, which shall include any reasonable comments received from BRPM;

●	Greenawalt shall deliver to BRPM the appropriate stockholder approval;

●	Greenawalt shall deliver to BRPM a counterpart to that certain registration rights agreement by and among BRPM and Greenawalt;

●	Alta shall deliver to BRPM a closing settlement statement duly executed by Alta and Greenawalt;

●	all required consents and approvals from governmental entities or other third parties shall have been obtained; and

●	BRPM shall have received debt financing in an amount equal to at least $310 million on the terms and conditions set forth in the debt commitment letters or on such other terms and conditions acceptable to BRPM in its sole discretion.

Condition to Alta’s and Greenawalt’s Obligations

The obligations of Alta and Greenawalt to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction, or written waiver, of each of the following conditions:

●	the representations and warranties of BRPM and Merger Sub, without giving effect to any materiality or material adverse effect qualifiers contained therein, shall be true and correct as of the Closing Date in all respects (or if such representations and warranties expressly relate to a specific date, such representations and warranties shall be true and correct as of such date in all material respects) except in each case, to the extent such failure of the representations and warranties to be so true and correct, when taken as a whole, would have a material adverse effect on BRPM’s or Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement;

●	BRPM and Merger Sub shall have performed or complied in all material respects with each covenant required by the Merger Agreement to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by BRPM and Merger Sub on or prior to the Closing Date;

●	the Proposed Charter shall have been filed with the Secretary of State of the State of Delaware;

●	the stock redemptions shall have been completed in accordance with the terms of the Merger Agreement and BRPM’s governing documents;

●	there shall not have been a material adverse effect on the Company since the date of execution of the Merger Agreement;

●	BRPM shall deliver to Greenawalt a duly executed certificate from an officer of BRPM, dated as of the Closing Date, certifying that the conditions set forth in the first and second bullet points above have been satisfied;

●	BRPM shall have delivered to Alta copies of all invoices received by BRPM for transaction expenses payable by BRPM or Alta from third parties prior to or in connection with the Closing at least three (3) business days prior to Closing;

●	BRPM shall pay an aggregate amount equal to the transaction expenses to the payees thereof, by wire transfer of immediately available funds to the accounts designated by such payees, in accordance with the closing settlement statement;

●	BRPM shall deliver to Greenawalt a counterpart to the registration rights agreement;

●	BRPM shall pay the consideration pursuant to the terms of the executed warrant purchase agreement, to Goldman Sachs, by wire transfer of immediately available funds to the accounts designated by Goldman Sachs in accordance with the closing settlement statement;

●	BRPM shall pay the amount of consideration pursuant to the terms of participant release agreements, to the key employees, by wire transfer of immediately available funds to the accounts designated by each such key employee, in accordance with the closing settlement statement;

●	BRPM shall pay all indebtedness for borrowed money pursuant to payoff letters delivered to BRPM prior to the Closing by the Alta Companies to the payees set forth on such payoff letters, by wire transfer of immediately available funds to the accounts designated by such payees, in accordance with the closing settlement statement; and

●	BRPM shall pay the merger consideration.

Efforts to Obtain Stockholder Approval and Consummate the Business Combination

Alta and BRPM agreed to cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the business combination), and do, or cause to be done, and assist and cooperate with the other parties to the Merger Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement.

Termination

The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Closing by:

●	the mutual written consent of Alta and BRPM;

●	either by Greenawalt or BRPM by written notice to the other if any applicable law is in effect making the consummation of the transactions contemplated hereby illegal or any final, non-appealable order is in effect permanently preventing the consummation of the transactions contemplated hereby; provided, however, that the right to terminate the Merger Agreement shall not be available to any Party whose breach of any representation, warranty, covenant or agreement of the Merger Agreement results in or causes such final, non-appealable order or other action;

●	either by Greenawalt or BRPM by written notice to the other if the consummation of the transactions contemplated hereby shall not have occurred on or before June 11, 2020 (the “Outside Date”); provided, that if the failure to consummate the transactions contemplated hereby by the Outside Date is a result of a continuing investigation by a governmental entity under antitrust laws or the applicable waiting period under the HSR Act relating to the transactions contemplated hereby not having expired or been terminated, then, upon written notice and election provided by either Greenawalt or BRPM, the Outside Date may upon such notice and election be extended once for up to an additional thirty (30) days thereafter; provided, further, that the right to terminate the Merger Agreement under this bullet point shall not be available to (i) any Party then in material breach of its representations, warranties, covenants or agreements under the Merger Agreement or (ii) BRPM, if Greenawalt is entitled to terminate the Merger Agreement pursuant to the sixth bullet point herein;

●	by Greenawalt, if BRPM or Merger Sub breaches in any material respect any of its representations or warranties contained in the Merger Agreement or breaches or fails to perform in any material respect any of its covenants contained in the Merger Agreement, which breach or failure to perform (i) would render a condition precedent to Greenawalt’s obligations to consummate the transactions contemplated not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to BRPM and Merger Sub by Greenawalt, cannot be cured or has not been cured by the earlier of the Outside Date and ten (10) business days after the delivery of such notice; provided, however, that the right to terminate the Merger Agreement under this bullet point shall not be available to Greenawalt if Alta or Greenawalt is then in material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement;

●	by BRPM, (i) if Alta or Greenawalt breach in any material respect any of their representations or warranties contained in the Merger Agreement or Alta or Greenawalt breach or fail to perform in any material respect any of their covenants contained in the Merger Agreement, which breach or failure to perform (A) would render a condition precedent to BRPM’s or Merger Sub’s obligations to consummate the transactions contemplated not capable of being satisfied, and (B) after the giving of written notice of such breach or failure to perform to Alta by BRPM or Merger Sub, cannot be cured or has not been cured by the earlier of the Outside Date and ten (10) business days after the delivery of such notice; provided, however, that the right to terminate the Merger Agreement under this bullet point shall not be available to BRPM or Merger Sub if BRPM or Merger Sub is then in material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement, or (ii) if Alta’s shareholder approval is not delivered within two (2) hours of the execution of the Merger Agreement; and

●	by Greenawalt, if (i) all of the conditions to closing were satisfied or waived as of the date the Closing should have been consummated pursuant to the terms of the Merger Agreement other than the condition that the Company have a minimum of $143,000,000 available to be released from the Trust Account (after taking into account the stock redemptions) together with the aggregate amount of proceeds from PIPE investors and the forward purchase agreement and those conditions that by their terms are to be satisfied at the Closing and could have been satisfied or would have been waived assuming a Closing would occur, (ii) Greenawalt has certified in writing to BRPM and Merger Sub that Greenawalt and Alta are ready, willing and able to consummate the transactions contemplated by the Merger Agreement, and (iii) BRPM and Merger Sub fail to complete the Closing within two (2) Business Days after the delivery of such notification by Greenawalt.

In the event of the termination of the Merger Agreement, the Merger Agreement shall immediately become null and void, without any liability on the part of any Party or any other person, and all rights and obligations of each Party shall cease; provided, that (a) the confidentiality agreement and the certain agreements contained within the Merger Agreement survive any termination of the Merger Agreement and remain in full force and effect and (b) no such termination shall (i) relieve any Party from any liability arising out of or incurred as a result of its breach of the terms of the Merger Agreement prior to such termination or (ii) impair the right of any Party hereto to compel specific performance by any other Party of such Party’s obligations under the Merger Agreement.

Expense Reimbursement Fee and Other Expenses

BRPM has agreed to pay Alta $1,500,000 within five (5) business days after the termination of the Merger Agreement if Greenawalt or Alta terminate the Merger Agreement pursuant to the sixth bullet point in the preceding section.

Except as otherwise expressly provided in the Merger Agreement, each Party shall be liable for and pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) in connection with the negotiation and execution of the Merger Agreement, the performance of such Party’s obligations hereunder and the consummation of the transactions contemplated hereby; provided, that upon and subject to the occurrence of the Closing, the transaction expenses shall be paid or reimbursed from the working capital of Alta post-Closing.

Interim Operations Pending the Closing

Interim Operations of Alta and Greenawalt

Alta has agreed, and Greenawalt has agreed to cause Alta, prior to the Closing or the date the Merger Agreement is terminated in accordance with its terms (unless BRPM otherwise consents in writing (which is not to be unreasonably withheld, delayed or conditioned) or except as otherwise contemplated or permitted by the Merger Agreement):

●	to operate the business, and cause its subsidiaries (along with Alta, collectively, the “Alta Companies” and individually, an “Alta Company”) to operate their businesses, in the ordinary course of business and use commercially reasonable efforts to preserve intact in all material respects their business relationships with customers, suppliers and others with whom such Alta Company has a business relationship;

●	not to sell, lease, assign, transfer or otherwise dispose of any (i) tangible material assets or properties (other than the sale or disposal of inventory or obsolete equipment) or (ii) material intellectual property, other than licenses in the ordinary course of business;

●	not to make any amendments to its governing documents;

●	not to make or grant any bonus, severance or material increase in base salary to any director or senior executive;

●	not to effectuate any reduction in force, early retirement program or other voluntary or involuntary employment termination program, or otherwise implement any employee layoff, in each case, not in compliance with the WARN Act;

●	not to (i) issue, sell, deliver, redeem or purchase any equity interests, (ii) declare, set aside or paid any dividends on, or made any other distributions (whether in cash, securities or property) in respect of any equity interests or (iii) adjust, split, combine or reclassify any of its equity interests;

●	not to (i) incur or guarantee any additional indebtedness for borrowed money other than guarantees made for the benefit of customers in connection with such customer’s purchase of equipment which does not exceed $3,000,000 for any individual customer and $5,000,000 in the aggregate and which have been made in the ordinary course of business or (ii) make any loans or advances to any other person, other than advances to employees in the ordinary course of business;

●	not to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization (other than those expressly contemplated in the Merger Agreement);

●	not to collect material amounts of its accounts receivable or paid material amounts of any accrued liabilities or accounts payable or prepaid any expenses or other items, in each case, other than in the ordinary course of business;

●	not to pay or agree to pay any management fees, monitoring fees, directors' fees or bonuses paid by or levied on any Alta Company by or for the benefit of Greenawalt or any of his affiliates;

●	not to waive any amount owed to any Alta Company by Greenawalt or any of his affiliates or of any claims by any Alta Company against Greenawalt or any of his affiliates;

●	not to amend (other than as required by applicable law or as part of an annual renewal for health and/or welfare benefits), terminate or adopt any benefit plan;

●	not to make any changes to the accounting policies, methods or practices;

●	not to change or revoke any material election relating to taxes, make any material election related to taxes outside of the ordinary course of business, entered into any agreement, settlement or compromise with any taxing authority relating to any material tax matter, filed any amended tax return, changed a material method of accounting or accounting period with respect to taxes or surrendered any right to claim any refund of material taxes;

●	not to amend or terminate any material contract or lease (other than extension or renewal of any lease in the ordinary course of business);

●	not to acquire properties or assets, including equity interests of another person, with a value in excess of $300,000, whether through merger, consolidation, share exchange, business combination or otherwise (other than leasehold improvements in the ordinary course of business);

●	not to institute or settle any proceeding that alleged or resulted in a settlement of at least $200,000, net of insurance proceeds;

●	not to enter into any joint venture, partnership or similar arrangement;

●	not to breach or make or effect any amendment, waiver, change, release or termination of any term, condition or provision of any material contract;

●	not to propose, adopt or effect any business combination, reorganization, recapitalization or other acquisition or disposition of a material amount assets or properties in any manner (whether by merger or purchase of equity or assets or otherwise) with any person;

●	not to enter into any commodities or currency hedging transaction;

●	not to permit any of its insurances to lapse or knowingly do anything which would make any insurance policy void or voidable;

●	not to take or omit to take any action which has, or would reasonably be expected to result in, a material adverse change in any Alta Company’s relationship with any material customer or material supplier;

●	not to waive any amount owed to Alta by a customer or transfer any assets to a customer other than in the ordinary course of business;

●	to disclose to BRPM in writing any development, face or circumstance of which Alta has knowledge arising before or after the date hereof, that would cause or would reasonably be expected to result in a failure of the conditions set forth in the Merger Agreement to obligate any Party to consummate the Merger Agreement;

●	to afford the representatives of BRPM reasonable access, during normal business hours, to the properties, books and records of the Alta Companies and to furnish to the representatives of BRPM such additional financial and operating data and other information regarding the business of the Alta Companies as BRPM or its representatives may from time to time reasonably request for purposes of consummating the transactions and preparing to operate the businesses of the Alta Companies following the Closing, with certain restrictions on BRPM’s ability to request such information;

●	not to enter into negotiations or any agreement regarding the terms of any sale of all or substantially all of the equity interests or assets of any Alta Company; and

●	not to authorize or enter into any contract to do any of the foregoing.

Notwithstanding the forgoing, nothing in the Merger Agreement:

●	gives BRPM, directly or indirectly, the right to control or direct in any manner the operations of Alta prior to the Closing;

●	prohibits or restricts any Alta Company’s ability to make withdrawals or borrow funds, other than borrowings under equipment floor plans and credit lines in the Ordinary Course prior to 12:01 a.m. on the date of the Closing;

●	prohibits or restricts any Alta Company from hiring or terminating the employment of any employee in the ordinary course of business;

●	prohibits or restricts any Alta Company from making capital expenditures in the ordinary course of business; or

●	restricts the ability of any Alta Company to declare or pay any cash dividends or distributions other than those contemplated in the Merger Agreement.

Mutual Interim Operations

The Parties have agreed, prior to the Closing or the date the Merger Agreement is terminated in accordance with its terms:

●	to cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the transaction contemplated hereby) and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated within the Merger Agreement; provided, that nothing in the Merger Agreement shall require any Party to take any action to satisfy certain conditions of the other Parties required to obligate the former Party to consummate the Merger Agreement; and

●	to cooperate in good faith to develop and mutually agree upon a communication strategy and policy for BRPM and its affiliates and their representatives to communicate with employees, customers and suppliers of the Alta Companies.

Interim Operations of BRPM

BRPM has agreed, prior to the Closing or the date the Merger Agreement is terminated in accordance with its terms (unless Alta and Greenawalt otherwise consent in writing (which is not to be unreasonably withheld, delayed or conditioned) or except as otherwise contemplated or permitted by the Merger Agreement):

●	to approve and adopt a management incentive equity plan, the proposed form and terms of which shall be prepared and delivered by BRPM to Greenawalt and shall be mutually agreed (in good faith) by BRPM and Greenawalt prior to the Closing (subject to the approval of BRPM’s stockholders);

●	to not have any communication with the employees, customers and suppliers of the Alta Companies unless such communication has been agreed in accordance with a joint communication policy; and

●	to enforce the terms of any subscription agreement and the forward purchase agreement.

Additional Covenants of the Parties

Mutual Convents

The Parties made certain mutual covenants in the Merger Agreement including:

●	notifying each other of any developments which would cause or would reasonably be expected to result in a failure of a closing condition to be satisfied;

●	causing the notification and report forms required pursuant to the HSR Act, keeping each other apprised of the states of matters related to the completion of the business combination, and using reasonable best efforts to resolve any objections as may be asserted by any governmental entity with respect to the business combination and take any and all actions to remove any impediments (provided that no Party will be obligated to take any remedial action);

●	indemnifying the other Parties for certain matters;

●	cooperation on certain tax matters; and

●	jointly making public statements about the business combination and cooperating with each other to prepare and make certain SEC filings (including the preparation of this proxy statement).

Company Covenants

BRPM made certain other covenants in the Merger Agreement including:

●	using reasonable best efforts for its shares to remain listed as a public company on a national securities exchange;

●	releasing certain affiliates of Alta from certain pre-Closing actions;

●	maintaining indemnification for former directors and officers and obtaining a 6-year run-off director and officer insurance policy for pre-Closing officers and director of Alta;

●	providing Alta and Greenawalt access to Alta’s books, records and tax returns after the Closing;

●	using reasonable best efforts to obtain the debt financing contemplated by the debt commitment letter; and

●	following the closing, merging Merger Sub into Alta.

Alta and Greenawalt Covenants

Alta and Greenawalt made certain other covenants in the Merger Agreement including:

●	ceasing all existing discussions or negotiation with any person with respect to any alternative acquisition and refrain from entering into new negotiation or discussions for alternative acquisitions;

●	notifying BRPM, if possible, of any unsolicited proposal for an alternative acquisition;

●	providing BRPM with reasonable access to Alta’s books and records and to furnish financial and operating information as BRPM may reasonably request;

●	releasing certain affiliates of BRPM and Alta from certain pre-Closing actions;

●	cooperating with BRPM to obtain the debt financing contemplated by the debt commitment letter;

●	causing Alta Holding Company, LLC and Alta Holding Partnership, LLC to dissolve; and

●	following the closing, refraining from competing with Alta, soliciting employees from Alta, and disclosing or using certain confidential information of Alta for varying lengths of time.

Employee Matters

The consummation of the transactions contemplated by the Merger Agreement, alone or together with any other event, will not (i) result in material payment or benefit becoming due or payable, to any current or former employee, director, independent contractor or consultant, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former employee, director, independent contractor or consultant, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Alta Companies to any current or former employee, director, independent contractor or consultant or (v) limit the ability of the Alta Companies to terminate any employee benefit plan.

Trust Account Waiver

Each of Alta and Greenawalt, for themselves and the affiliates they have the authority to bind, agreed that they do not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the trust account (or distributions therefrom to BRPM’s public stockholders), and waived any claims it has or may have at any time against or with respect to the trust account (or distributions therefrom to BRPM’s public stockholders) as a result of, or arising out of, any discussions, contracts or agreements (including the Merger Agreement) among BRPM, Greenawalt and Alta and will not seek recourse against the trust account (or distributions therefrom to BRPM’s public stockholders) for any reason whatsoever.

Specific Performance

Each Party acknowledged that the rights of each Party to consummate the transactions contemplated by the Merger Agreement are unique and recognized and affirmed that in the event any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching Party would have no adequate remedy at law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agreed that each other Party will be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of the Merger Agreement and to enforce specifically the Merger Agreement and the terms and provisions hereof in any proceeding, in addition to any other remedy to which such Person may be entitled.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by the parties thereto. In the Merger Agreement, Alta makes representations and warranties regarding itself, including relating to: organization; authority; enforceability, capitalization and ownership, non-contravention, financial statements, no material adverse effect, absence of certain developments, real property, tax matters, contracts, intellectual property, litigation, brokerage, labor matters, employee benefits plans, insurance, compliance with laws, permits, environmental matters, title to assets, government contracts and bids, directors and officers, customer warranties, product warranties, accounts receivable, inventory, trade & anti-corruption compliance and affiliate transactions. Greenawalt makes customary representations and warranties regarding himself, including in relations to: organization, authority, enforceability, capitalization and ownership, non-contravention, litigation, brokerage and investment intent. BRPM and Merger Sub make customary representations and warranties regarding themselves, including in relation to: organization; authority; enforceability, capitalization, brokerage, litigation, investment company, non-contravention and financing.

No Survival of Representations and Warranties

None of the representations and warranties (other than those related to Alta’s S-corp status) set forth in the Merger Agreement or in any certificate, statement or instrument delivered pursuant to the Merger Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Closing (and there shall be no liability after the Closing in respect thereof), in each case. The covenants and contained in the Merger Agreement shall, in each case, survive until their Applicable Limitation Date

Amendment of the Merger Agreement

No amendment of any provision of the Merger Agreement shall be valid unless the same shall be in writing and signed by BRPM and Greenawalt. No waiver of any provision or condition of the Merger Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant under the Merger Agreement, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence. Notwithstanding the foregoing, the provisions related to assignment, governing law, third party beneficiaries, waiver of jury trial, jurisdiction, specific performance, no recourse to financing sources and the amendment provisions (and any definitions used therein and any other provision in this Agreement that would have the effect of amending, supplementing, modifying, replacing or waiving such definitions or provisions or the substance thereof) may not be amended, supplemented, modified, replaced or waived without the consent of any debt financing source or equity financing source directly and adversely affected by such amendment, supplement, modification, replacement or waiver.

Related Agreements

Third Amended and Restated Charter

Pursuant to the terms of the Merger Agreement, at the Closing, the Company will amend and restate the Charter (as so amended and restated, the “Proposed Charter”) to, among other things, (i) upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, increase the authorized capital stock of the Company from 126,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, by, on the effective date of the filing of the Proposed Charter: (A) reclassifying all Class A common stock as common stock; (B) reclassifying all Class B common stock as common stock and (C) creating an additional 75,000,000 shares of common stock, (ii) require the affirmative vote of the holders of at least 66 ⅔% of the voting power of the common stock of the Company to amend, repeal or adopt certain provisions of the Proposed Charter and the Company’s bylaws, (iii) adopt Delaware as the exclusive forum for certain stockholder litigation, (iv) remove the existing waiver of the corporate opportunity doctrine, (v) provide that Section 203 of the Delaware General Corporation Law, which governs business combinations between the Company and certain interested stockholders, does not apply to the Company and (vi) approve all other changes relating to the Proposed Charter as part of the business combination, including (a) changing the post-business combination company’s corporate name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” and making the Company’s corporate existence perpetual and (b) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination.

Description of Common Stock.    The Company will be authorized to issue 200,000,000 shares of common stock with a par value of $0.0001 per share. The holders of common stock are entitled to one vote for each share and vote together as a single class with holders of our common stock on all matters properly submitted to a vote of the stockholders.

Authorized Share Amendment.    The Proposed Charter will increase the number of authorized shares of our capital stock an additional 75,000,000 shares. The number of authorized shares of common stock will increase from 126,000,000 shares to 201,000,000 shares.

Supermajority Amendment.    The Proposed Charter will require the affirmative vote of the holders of at least 66 ⅔% of the voting power of the common stock of the Company to amend, repeal or adopt certain provisions of the Proposed Charter relating to the board of directors, the bylaws, meetings of stockholders, indemnification of officers and directors, waiver of corporate opportunities, exclusive forum, amendments to the Proposed Charter and Delaware’s business combinations statute.

DGCL Section 203.    The Proposed Charter will provide that the Company has expressly elected not to be governed by Section 203 of the Delaware General Corporation Law, which governs business combinations between the Company and certain interested stockholders of the Company.

Additional Amendments.    The Proposed Charter will also eliminate certain provisions relating to an Initial Business Combination that will no longer be applicable to us following the Closing. See the section entitled “The Charter Amendment Proposal.”

Exclusive Forum.    The Proposed Charter will also adopt Delaware as the exclusive forum for certain stockholder litigation.

Forward Purchase Agreement

At the time of our IPO, we entered into the forward purchase agreement which provides for the purchase, immediately prior to the closing of the business combination, by BRPI, an affiliate of the Sponsor, or its designees of $25,000,000 of our units at a price of $10.00 per unit, or an aggregate of 2,500,000 units, each comprised of one forward purchase share and one-half of one forward purchase warrant. The forward purchase will be made regardless of whether any shares of Class A common stock are redeemed in connection with the business combination.

Subscription Agreements

In addition to the equity financing provided by the forward purchase agreement, in order to help meet the condition under the Merger Agreement that we have at least $143 million of cash available upon the closing of the business combination, we have entered into subscription agreements with PIPE investors, which include affiliates of B. Riley Financial, on December 12, 2019, pursuant to which such investors have agreed to purchase, immediately prior to the closing of the business combination, an aggregate of $35,000,000 of our shares of Class A common stock at a price of $10.00 per share, or an aggregate of 3,500,000 shares of Class A common stock, subject to certain conditions, including the approval of the business combination. As an inducement to enter into the subscription agreements, the PIPE investors that are not affiliated with B. Riley Financial will receive an aggregate of 142,895 incentive shares and an aggregate of 1,018,125 of our warrants, and, upon consummation of the business combination, the Sponsor will forfeit an equal number of founder shares to us for cancellation and BRPI or its designees will transfer an equal number of forward purchase warrants to us.

BRFBR is our placement agent in connection with the business combination, was the underwriter of the IPO and is an affiliate of the Company and the Sponsor. B. Riley Financial is the ultimate parent company of BRFBR, the Sponsor and BRPI. See “Certain Relationships and Related Party Transactions” for more information on the relationship between BRFBR and the Company and our other related party transactions. For more information on the beneficial ownership of the Company’s securities by B. Riley Financial, see “Beneficial Ownership of Securities.”

Registration Rights Agreement

In connection with the Closing, the Company and Greenawalt will enter into the Registration Rights Agreement. Under the Registration Rights Agreement, the Company will have certain obligations to register for resale under the Securities Act, all or any portion of the shares of common stock that the Sellers received pursuant to the Merger Agreement (collectively, the “Registrable Securities”). The Company is required to, within 45 days after consummation of the business combination, file a registration statement registering the resale of the Registrable Securities. Additionally, Greenawalt may demand an unlimited number of underwritten offerings for all or part of the Registrable Securities. Holders of the Registrable Securities will also have certain “piggy-back” registration rights with respect to registration statements and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The Registration Rights Agreement will not contemplate the payment of penalties or liquidated damages as a result of a failure to register, or delays with respect to the registration of, the Registrable Securities.

Business Combination Marketing Agreement

Pursuant to the business combination marketing agreement entered into upon the closing of the IPO by BRPM and BRFBR, we will pay BRFBR a fee of $5,031,250 in consideration of services provides in connection with marketing and completing our business combination, or 3.5% of the gross proceeds of the IPO.

Background of the Business Combination

We are a blank check corporation that was incorporated as a Delaware corporation on October 30, 2018. The Company was formed for the purpose of effecting a business combination.

The business combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of BRPM’s management team and board of directors. The terms of the business combination were the result of extensive negotiations between the Company’s independent directors, its management team, the Sponsor, representatives of Alta and Alta’s management. The following is a brief description of the background of these negotiations, the business combination and related transactions.

Prior to the consummation of BRPM’s initial public offering, neither BRPM, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with the Company.

After BRPM’s initial public offering, the Company commenced an active search for prospective businesses and assets to acquire. Representatives of the Company, the Sponsor and BRFBR contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities.

BRPM’s management and the Sponsor:

●	considered and conducted an analysis of over 30 potential acquisition targets (other than Alta) (the “Other Potential Targets”) with aggregate enterprise values between approximately $300 million and $1 billion;

●	had discussions with over 20 investment banking and advisory firms regarding BRPM’s search for an initial business combination (the “Advisory Firms”); and

●	ultimately engaged in detailed discussions, due diligence and negotiations with two target businesses or their representatives, entering into non-disclosure agreements and non-binding letters of intent with both of those potential target businesses.

An individual at one of the Advisory Firms suggested that Mr. Shribman meet with Alta, of whom Mr. Shribman was familiar from a potential debt transaction predating and unrelated to BRPM, to discuss the potential for BRPM and Alta to pursue a business combination.

On May 2, 2019, such individual sent an email to Mr. Shribman and Ryan Greenawalt suggesting they discuss a potential transaction which would include Alta’s acquisition of a smaller business, Company A.

On May 6, 2019, a conference call took place among Mr. Shribman and Mr. Greenawalt. It was determined that the parties should enter into a non-disclosure agreement.

On May 7, 2019, BRPM and Alta entered into a negotiated non-disclosure agreement and shared materials regarding Alta (including its recent acquisition of the assets of NITCO), Company A, and BRPM. The non-disclosure agreement was on customary terms, did not include a so-called “don’t ask, don’t waive” provision, and did not contain a standstill provision.

On June 5, 2019, BRPM provided Alta with a proposed transaction timeline and an initial due diligence request.

Throughout June 2019, BRPM conducted preliminary due diligence of Alta and modeled potential business combinations that included the anticipated the potential acquisition of Company A by Alta.

On June 27, 2019, Mr. Shribman and Trey Engle of BRPI met with Mr. Greenawalt, Mr. Colucci and Andrew Rundle of Alta at the Alta headquarters in Detroit, Michigan and discussed Alta’s historic and projected financial results, customer and supplier relationships, and avenues for strategic growth.

On July 1, 2019, after internal discussions at BRPM and with BRFBR, the Company provided a term sheet to Mr. Greenawalt for consideration.

The term sheet was negotiated throughout the first half of July 2019. Material areas of focus throughout the negotiations were anticipated EBITDA multiples, enterprise valuations, and the current Alta equityholders’ post-transaction ownership of Alta.

On July 15, 2019, Bryant Riley, Mr. Shribman and Trey Engle of BRPI and Jonathan Mitchell, Jimmy Baker and Angelina Eremina-German of BRFBR visited Alta’s management in Detroit and discussed potential terms for the business combination.

For the remainder of July 2019 through the first half of August 2019, Alta negotiated a term sheet for its potential transaction with Company A.

On August 29 2019, the Company, with the help of Winston & Strawn LLP (“Winston”), its legal counsel, prepared and provided a proposed letter of intent for a business combination with Alta to Mr. Greenawalt.

Between August 29, 2019 and September 18, 2019, the parties negotiated the letter of intent, focusing on the post-closing enterprise value of the combined company, the post-closing ownership of the current Alta equityholders, the conditions to the consummation of the potential transaction, the post-closing indemnification obligations of the parties, the anticipated expenses of each party and whether Company A would be part of the transaction.

The letter of intent between the Company and Alta was executed on September 18, 2019.

On October 1, 2019, it was determined that Company A would not participate in the transaction.

On October 22, 2019, the Company sent Alta and, its counsel, Howard & Howard (“Howard”), an initial draft of the Merger Agreement.

From October 23, 2019 to October 28, 2019, the Company, BRFBR, Alta, Winston, Howard and BRFBR’s counsel, Ellenoff, Grossman & Schole LLP, prepared and negotiated procedures for wall-crossing potential PIPE investors and providers of debt financing for the business combination.

During the same timeframe, the parties prepared a presentation to provide to potential PIPE investors and providers of debt financing.

On October 28, 2019, the parties agreed to wall-crossing procedures and BRFBR began the process of contacting potential PIPE investors and providers of debt financing.

From November 4, 2019 to December 11, 2019, the Company and BRFBR held conference calls and meetings with 75 potential PIPE investors.

From November 12, 2019 to December 11, 2019, Winston and Howard negotiated the final terms of the Merger Agreement and the exhibits and ancillary agreements thereto. Also during this time, the Company, with the help of Winston and its other consultants, finalized due diligence and negotiated financing. During this time period, the parties determined that Ryan Greenawalt would serve as Chairman of the board of directors of the combined company in addition to his role as Chief Executive Officer, and would appoint two members to the board of directors of the combined company, and that Daniel Shribman would be appointed to the board of directors, along with one member to be appointed by BRPM to the board of directors.

On December 2, 2019, a potential lender provided a non-binding term sheet to the Company and Alta for discussion purposes.

On December 3, 2019, the Company and Alta had a conference call regarding potential debt financing sources.

On December 4, 2019, the Company and BRFBR distributed a term sheet for the PIPE investment to potential PIPE investors.

From December 6, 2019 to December 11, 2019, the Company and BRFBR negotiated the terms of the subscription agreements with potential PIPE investors.

On December 12, 2019, via unanimous written consent, the board of directors (i) determined that the Merger Agreement was fair, advisable and in the commercial interests of the Company, (ii) adopted and approved the Merger Agreement, (iii) recommended that the Company’s stockholders approve the Merger Agreement and such other proposals and (iv) directed the officers of the Company to submit the business combination and the Merger Agreement to the shareholders of the Company for adoption and approval. Also on December 12, 2019, via written consent, the board of directors of Alta approved and adopted the Merger Agreement.

Later on December 12, 2019, the parties executed the Merger Agreement, the Subscription Agreements and the other ancillary transaction agreements and, following the execution of the Merger Agreement, the stockholders of Alta delivered a unanimous written consent approving and adopting the Merger Agreement and the related transactions.

After the close of business on December 12, 2019, the Company and Alta issued a joint press release announcing the execution of the Merger Agreement and the business combination. Thereafter, BRPM filed a Current Report on Form 8-K with the SEC attaching the Merger Agreement, related transaction agreements, the press release and investor presentation.

During the morning of December 13, 2019, a pre-recorded joint Company and Alta investor call to discuss the business combination and Alta’s business was held. Thereafter, the Company filed a Current Report on Form 8-K with the SEC attaching the transcript of the investor call.

The parties have continued and expect to continue regular discussions in connection with, and to facilitate, the consummation of the business combination.

BRPM’s Board of Directors’ Reasons for the Approval of the Business Combination

BRPM's board of directors considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, BRPM's board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of BRPM’s board of directors may have given different weight to different factors. This explanation of BRPM's reasons for the board of directors' approval of the business combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, BRPM’s board of directors reviewed the results of the due diligence conducted by its management, which included:

●	research on comparable public companies;

●	research on comparable transactions within the industrial sector;

●	extensive meetings and calls with Alta’s management team regarding operations and forecasts;

●	extensive meetings and calls with Messrs. Greenawalt and Colucci regarding Alta;

●	review of Alta’s material contracts, financial, tax, legal, and accounting due diligence;

●	review of Alta’s pipeline of potential acquisition opportunities beyond those that one currently under letter of intent;

●	consultation with BRPM’s management and legal and financial advisors and industry experts;

●	financial and valuation analysis of Alta and the business combinations;

●	Alta’s audited and unaudited financial statements; and

●	financial projections provided by Alta’s management team.

The factors considered by the board of directors include, but are not limited to, the following:

●	Proven and experienced management team. Alta’s management team has deep industry expertise, starting with its Chief Executive Officer, Ryan Greenawalt, who has more than 17 years of experience in the industry and is supported by the leadership team which also has decades of experience in the industry. The management team has a long track record of achieving organic growth, expanding Alta’s equipment portfolio and geographic footprint, high employee retention, particularly of skilled equipment technicians, and executing on both accretive acquisitions and cross-selling opportunities.

●	Terms of Merger Agreement and related agreements. The board reviewed the financial and other terms of the Merger Agreement and related agreements and determined that they were the product of arm’s-length negotiations among the parties.

●	Stockholder approval. The board considered the fact that in connection with the business combination, stockholders have the option to (i) remain stockholders of the Company, (ii) sell their shares on the open market or (iii) redeem their shares for the per share amount held in the trust account.

In the course of its deliberations, our board also considered a variety of uncertainties, risks and other potentially negative reasons relevant to the business combination, including the below:

●	The risk that the potential benefits of the business combination may not be fully achieved, or may not be achieved within the expected time frame.

●	The risk that the business combination might not be consummated in a timely manner or that the closing might not occur despite the Company’s efforts, including by reason of a failure to obtain the approval of BRPM’s stockholders.

●	The risk that the transactions contemplated by the Merger Agreement would not be completed in accordance with their respective terms or at all.

●	The significant fees and expenses associated with completing the business combination and the substantial time and effort of management required to complete the business combination.

●	The risk that the business combination might not be consummated in a timely manner or that the Closing might not occur despite the parties’ best efforts, including by reason of a failure to obtain the approval of our stockholders.

●	The risk that the transactions contemplated by the Merger Agreement would not be completed in accordance with its terms or at all.

●	The significant fees and expenses associated with completing the business combination and other related transactions and the substantial time and effort of management required to complete the business combination.

●	The possibility of litigation challenging the business combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin the consummation of the business combination.

After considering the foregoing potentially negative and potentially positive reasons, the BRPM board of directors concluded, in its business judgment, that the potentially positive reasons relating to the business combination outweighed the potentially negative reasons. In connection with its deliberations, BRPM's board of directors did not consider the fairness of the consideration to be paid by it in the business combination to any person other than Alta.

Certain Projected Financial Information

Alta does not as a matter of course make public projections as to earnings or other results. However, in connection with its consideration of the potential business combination, BRPM’s board of directors were provided with prospective financial information prepared by management of Alta (collectively, the “Projections”).

The Projections are included in this proxy statement solely to provide BRPM’s stockholders access to information made available in connection with BRPM’s board of directors’ consideration of the business combination. The Projections should not be viewed as public guidance. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which the Projections were presented to the board of directors, which was November 2019.

The Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. The Projections have not been audited. Neither the independent registered public accounting firms of Alta or BRPM nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the independent accounting firms of BRPM and Alta assume no responsibility for, and disclaim any association with, the Projections.

In the view of Alta’s management team, the Projections were prepared on a reasonable basis, reflected the best currently available estimates and judgments of Alta and presented, to the best of their knowledge and belief, the expected course of action and the expected future financial performance of Alta.

The Projections are subjective in many respects. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than estimated. Since the Projections cover multiple years, that information by its nature becomes less predictive with each successive year.

While presented with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions with respect to future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the businesses of Alta, all of which are difficult to predict and many of which are beyond the preparing parties’ control including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

The Projections were prepared solely for internal use to assist BRPM in our evaluation of Alta and the business combination. Alta has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including BRPM. Neither Alta’s management nor its representatives has made or makes any representations to any person regarding the ultimate performance of Alta relative to the Projections. The Projections are not fact. The Projections are not a guarantee of actual future performance. The future financial results of Alta may differ materially from those expressed in the Projections due to factors beyond Alta’s ability to control or predict.

The Projections are not included in this proxy statement in order to induce any stockholders to vote in favor of any of the proposals at the special meeting.

Certain of the measures included in the Projections are non-GAAP financial measures, including Adjusted EBITDA. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Alta are not reported by all of their competitors and may not be comparable to similarly titled amounts used by other companies.

We encourage you to review the financial statements of Alta included in this proxy statement, as well as the financial information in the sections entitled “Selected Historical Financial Information of Alta” and “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” in this proxy statement and to not rely on any single financial measure.

Neither BRPM nor Alta or any of their respective affiliates intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.

The key elements of the Projections provided to BRPM are summarized below:(1) (2) (3) (4)

	Fiscal Year Ending
	December 31,
($ in millions)	2019E(5)	2020E	2021E
Gross Revenue of Alta	$645.4	$689.8	$730.7
Gross Revenue of Prospective Acquired Businesses	254.5	387.9	521.2
Total Gross Revenue	$899.9	$1,077.6	$1,251.9
Adjusted EBITDA of Alta	$73.0	$81.3	$89.8
Adjusted EBITDA of Prospective Acquired Businesses	21.0	37.7	54.3
Synergies and Operational Gains from Prospective Acquisitions	-	1.9	2.9
Total Adjusted EBITDA	$94.0	$120.8	$147.0
Rental Net Maintenance CapEx of Alta(6)	(32.5)	(34.4)	(36.4)
Non-Rental PP&E Maintenance CapEx of Alta	(3.3)	(3.0)	(3.1)
Rental Net Maintenance CapEx of Prospective Acquired Businesses	(10.8)	(16.5)	(22.1)
Non-Rental PP&E Maintenance CapEx of Prospective Acquired Businesses	(1.3)	(1.9)	(2.6)
Total Adjusted EBITDA Less Maintenance CapEx	$46.2	$65.1	$82.9
Cash Taxes(7)	-	-	-
Unlevered Free Cash Flow	$46.2	$65.1	$82.9
Interest Expense(8)	(22.7)	(24.4)	(27.8)
Levered Free Cash Flow	$23.5	$40.7	$55.0

(1)	Alta’s Projections are unaudited, based upon estimated results and do not include the impact of purchase accounting or other impacts from the consummation of the business combination. Some figures may not add up exactly due to rounding. Projected revenue and cost of revenue as presented above include interdepartmental and intercompany activity, representing approximately 8 to 10% of annual revenue. Internal revenue and related costs are eliminated for GAAP purposes and do not have an impact to nominal profit figures. Please refer to Alta's audited financial statements for a historical GAAP presentation.

(2)	Alta defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments.

(3)	Alta’s Projections for the year ended December 31, 2019 assume the consummation of two prospective acquisitions under executed non-binding letters of intent as of the date the Projections were provided to BRPM’s board of directors.

(4)	Alta’s Projections for the years ended December 31, 2020 and 2021 assume the prospective acquisition of businesses with an aggregate enterprise value of $75 million at a 4.5x multiple of enterprise value to Adjusted EBITDA, plus the assumption of $49.5 million in incremental net debt to fund such acquisitions, in each of 2020 and 2021.

(5)	2019E includes the annualized financial performance of NITCO, which was acquired on May 1, 2019.

(6)	Assumes 8.5 year average life of original equipment cost less proceeds from disposal and gain on sale of rental fleet.

(7)	Alta’s projected cash taxes assume certain tax benefits resulting from the consummation of the business combination and prospective acquisitions and have been projected to be de minimis for the periods presented.

(8)	Alta’s projected interest expense assumes preliminary interest rates of 4.75% and 10.00%, respectively, for revolving credit and term loans consistent with the terms of the Fourth Amended and Restated First Lien Credit Agreement, by and among Alta Enterprises, LLC, NITCO, LLC, the other credit parties named therein, the lenders named therein, JP Morgan Chase Bank, N.A., as Administrative Agent, the other credit parties named therein, the syndication agents and documentation agent named therein, as amended and restated May 1, 2019.

Certain Benefits of BRPM’s Directors and Officers and Others in the Business Combination

In considering the recommendation of BRPM’s board of directors in favor of the business combination, it should be noted that directors and officers of BRPM have interests in the business combination that may be different from, or in addition to, the interests of BRPM’s stockholders. These interests include:

●	the fact that BRPM’s initial stockholders have waived their right to redeem any of the founder shares, private placement shares and public shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the fact that BRPM’s initial stockholders received the 3,593,750 founder shares for nominal consideration, which will convert into 3,593,750 shares of Class A common stock in accordance with the terms of the Charter, subject to adjustment, and such securities will have a significantly higher value at the time of the business combination, estimated at approximately $35,829,687.50 based on the closing price of $9.97 per public shares on the NYSE on December 11, 2019 (prior to taking into account any forfeitures of founder shares by the Sponsor);

●	the fact that BRPM’s initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if BRPM fails to complete an initial business combination by October 11, 2020;

●	the fact that the Sponsor paid $4,625,000 for 462,500 private placement units, with each warrant underlying the private placement units being exercisable commencing 30 days following the Closing for one share of common stock at $11.50 per share. If BRPM does not consummate an initial business combination by October 11, 2020, then the proceeds from the sale of the private placement units will be part of the liquidating distribution to the public stockholders and the warrants held by the Sponsor will be worthless. The 231,250 warrants underlying such held by the Sponsor had an aggregate market value of approximately $132,000 based upon the closing price of $0.57 per warrant on the NYSE on December 11, 2019;

●	the right of the Sponsor to receive approximately 231,250 shares of common stock to be issued upon exercise of their private placement warrants following the business combination, subject to certain lock-up periods;

●	the obligation of an affiliate of the Sponsor (or its designee) to purchase an aggregate of 2,500,000 units for an aggregate purchase price of $25,000,000 in a private placement to close concurrently with the business combination;

●	if the trust account is liquidated, including in the event BRPM is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to BRPM if and to the extent any claims by a third-party (other than BRPM’s independent registered public accounting firm) for services rendered or products sold to BRPM, or a prospective target business with which it has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

●	the anticipated election of Daniel Shribman, the Company’s Chief Financial Officer and Secretary, as a director of the Company after the consummation of the business combination. As such, in the future they will receive any cash fees, stock options or stock awards that the Company’s board of directors determines to pay to BRPM’s directors; and

●	the continued indemnification of BRPM’s existing directors and officers and the continuation of BRPM’s directors’ and officers’ liability insurance after the business combination.

In addition, certain of BRPM’s founders, directors and entities affiliated with certain of BRPM’s directors and executive officers, own shares of BRPM common stock that were issued prior to BRPM’s IPO. Such purchasers have waived their right to receive distributions with respect to the founder shares and private placement shares held by them upon BRPM’s liquidation which will occur if we are unable to complete an initial business combination by October 11, 2020. Accordingly, the founder shares and private placement shares will be worthless if BRPM is forced to liquidate. In addition, in the event of BRPM’s liquidation, BRPM’s warrants, including the private placement warrants held by certain of BRPM’s directors and executive officers, will expire worthless. These financial interests of the founders, officers and directors and entities affiliated with them may have influenced their decision to approve the business combination. You should consider these interests when evaluating the business combination and the recommendation of BRPM’s board of directors to vote in favor of the business combination proposal and other proposals to be presented to the stockholders.

Satisfaction of 80% Test

It is a requirement under NYSE rules that we complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination.

As of the date of the execution of the Merger Agreement, the balance of funds in the trust account was approximately $145.9 million, and the Company had $5,031,250 of fees payable to BRFBR pursuant to the business combination marketing agreement plus taxes payable on the income earned on the trust account. In reaching its conclusion that the business combination meets the 80% test, the board of directors looked at the aggregate purchase price to be paid in the business combination of $414 million. In determining whether the purchase price represents the fair market value of Alta, our board of directors considered all of the factors described in the section entitled “The Business Combination Proposal — BRPM’s Board of Directors’ Reasons for Approval of the Business Combination,” and the fact that the purchase price for Alta was the result of an arm’s length negotiation. As a result, our board of directors concluded that the fair market value of the businesses acquired was significantly in excess of 80% of the assets held in the trust account. In light of the financial background and experience of the members of our management team and the board of directors, our board of directors believes that the members of our management team and the board of directors are qualified to determine whether the business combination meets the 80% test. Our board of directors did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% test has been met.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of BRPM’s board of directors in favor of approval of the business combination proposal, you should keep in mind that BRPM’s initial stockholders, including our directors and executive officers, and Alta’s current owners, have interests in such proposal that are different from, or in addition to those of our stockholders and warrant holders generally. These interests include, among other things, the interests listed below:

●	the fact that BRPM’s initial stockholders have waived their right to redeem any of the founder shares, private placement shares and public shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the fact that BRPM’s initial stockholders received the 3,593,750 founder shares for nominal consideration, which will convert into 3,593,750 shares of Class A common stock in accordance with the terms of the Charter, subject to adjustment, and such securities will have a significantly higher value at the time of the business combination, estimated at approximately $35,829,687.50 based on the closing price of $9.97 per public shares on the NYSE on December 11, 2019 (prior to taking into account any forfeitures of founder shares by the Sponsor);

●	the fact that BRPM’s initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if BRPM fails to complete an initial business combination by October 11, 2020;

●	the fact that the Sponsor paid $4,625,000 for 462,500 private placement units, with each warrant underlying the private placement units being exercisable commencing 30 days following the Closing for one share of common stock at $11.50 per share. If BRPM does not consummate an initial business combination by October 11, 2020, then the proceeds from the sale of the private placement units will be part of the liquidating distribution to the public stockholders and the warrants held by the Sponsor will be worthless. The 231,250 warrants underlying such units held by the Sponsor had an aggregate market value of approximately $132,000 based upon the closing price of $0.57 per warrant on the NYSE on December 11, 2019;

●	the right of the Sponsor to receive approximately 231,250 shares of common stock to be issued upon exercise of their private placement warrants following the business combination, subject to certain lock-up periods;

●	the obligation of an affiliate of the Sponsor (or its designee) to purchase an aggregate of 2,500,000 units for an aggregate purchase price of $25,000,000 in a private placement to close concurrently with the business combination;

●	if the trust account is liquidated, including in the event BRPM is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to BRPM if and to the extent any claims by a third-party (other than BRPM’s independent registered public accounting firm) for services rendered or products sold to BRPM, or a prospective target business with which BRPM has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

●	the anticipated election of Daniel Shribman, our Chief Financial Officer, as a director of the Company after the consummation of the business combination. As such, in the future he will receive any cash fees, stock options or stock awards that the Company’s board of directors determines to pay to BRPM’s directors;

●	the anticipated election of Mr. Greenawalt, the Chief Executive Officer of Alta and of the Company after the consummation of the business combination, as a director of the Company after the consummation of the business combination; and

●	the continued indemnification of BRPM’s existing directors and officers and the continuation of BRPM’s directors’ and officers’ liability insurance after the business combination.

Potential Purchases of Public Shares and/or Warrants

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding BRPM or our securities, the BRPM initial stockholders, Alta and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of BRPM common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the special meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the business combination. This may result in the completion of our business combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such arrangements incentive may have a depressive effect on shares of BRPM common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the business combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. BRPM will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the special meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the business combination. Where actual amounts are not known or knowable, the figures below represent BRPM’s good faith estimate of such amounts.

($ in millions)
Sources	No Redemption	Max Redemption(1)
Proceeds from Trust Account	$145	$84
Forward Purchase	25	25
Seller Rollover Equity	76	76
PIPE	35	35
Draw on New Term Loan	170	170
Draw on New ABL	140	140
Total Sources	$591	$530

Uses	No Redemption	Max Redemption
Payoff Existing Alta Debt	$295	$295
Cash Proceeds to Seller	43	43
Seller Rollover Equity	76	76
Alta Acquisitions under Letters of Intent	95	95
Estimated Fees and Expenses	20	20
Excess Cash	62	—
Total Uses	$591	$530

(1)	This presentation assumes that approximately 42% of BRPM’s public stockholders exercise their redemption rights with respect to their public shares (i.e., that 6,075,000 public shares are redeemed).

Board of Directors of BRPM Following the Business Combination

Upon consummation of the business combination, we anticipate that the board of directors of the Company will consist of five directors. See the section entitled “Management of the Company Following the Business Combination” for additional information.

Name; Headquarters

The name of the company after the business combination will be Alta Equipment Group Inc., and our headquarters will be located at 131211 Merriman Road, Livonia, Michigan 48150.

Redemption Rights

Public stockholders may seek to redeem the public shares that they hold, regardless of whether they vote for the proposed business combination, against the proposed business combination or do not vote in relation to the proposed business combination. Any public stockholder may request redemption of their public shares for a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then-outstanding public shares. If a holder properly seeks redemption as described in this section and the business combination is consummated, the holder will no longer own these shares following the business combination.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act) will be restricted from seeking redemption rights with respect to 20% or more of the public shares, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

BRPM’s initial stockholders will not have redemption rights with respect to any shares of BRPM common stock owned by them, directly or indirectly.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)	(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)	prior to , Eastern Time, on , 2020 (two business days prior to the vote at the special meeting) (a) submit a written request to the transfer agent that the Company redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct them to do so.

Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the Closing not to elect to exercise such rights, it may simply request that BRPM instruct our transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests.

If the business combination is not approved or completed for any reason, then BRPM’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, BRPM will promptly return any shares previously delivered by public holders.

The closing price of shares of Class A common stock on December 11, 2019 was $9.97. For illustrative purposes, the cash held in the trust account on December 11, 2019 was approximately $145.9 million or approximately $10.14 per public share. Prior to exercising redemption rights, stockholders should verify the market price of shares of Class A common stock as they may receive higher proceeds from the sale of their shares of Class A common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. BRPM cannot assure our stockholders that they will be able to sell their shares of Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our securities when our stockholders wish to sell their shares.

If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own those public shares. You will be entitled to receive cash for your public shares only if you properly exercise your right to redeem the public shares you hold, no later than the close of the vote on the business combination proposal, and deliver your public shares (either physically or electronically) to the transfer agent, prior to         , Eastern Time, on               , 2020 (two business days prior to the vote at the special meeting), and the business combination is consummated.

In order for public stockholders to exercise their redemption rights in respect of the proposed business combination, public stockholders must properly exercise their right to redeem the public shares they hold no later than the close of the vote on the business combination proposal and deliver their public shares (either physically or electronically) to the transfer agent, prior to         , Eastern Time, on               , 2020 (two business days prior to the vote at the special meeting). Immediately following the consummation of the business combination, the Company will pay public stockholders who properly exercised their redemption rights in respect of their public shares.

Anticipated Accounting Treatment

The business combination is accounted for under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Alta has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

●	Ryan Greenawalt, the sole owner and CEO of Alta, is expected to have the largest minority interest of the combined company;

●	Ryan Greenawalt will serve as a member of the board of directors of the combined company, together with two individuals designated by him;

●	Alta’s senior management will comprise the senior management of the combined company;

●	The relative size of Alta compared to BRPM; and

●	Alta’s operations will comprise the ongoing operations of the combined company.

ASC 805 provides that in identifying the acquiring entity in a transaction effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company; the existence of a large minority voting interest in the combined entity (if no other owner or organized group of owners has a significant voting interest); the composition of the board of directors and senior management of the combined company; the relative size of each company; and the terms of the exchange of equity securities in the transaction, including payments of any premium. The preponderance of the evidence discussed above supports the conclusion that Alta is the accounting acquirer in the business combination. Under this method of accounting, BRPM will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Alta issuing stock for the net assets of BRPM, accompanied by a recapitalization. The net assets of BRPM will be stated at historical cost, with no goodwill or other intangible assets recorded.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The business combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted.

At any time before or after consummation of the business combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the business combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the business combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Alta is aware of any material regulatory approvals or actions that are required for completion of the business combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

The Closing is conditioned on the approval of the business combination proposal, the charter amendment proposal and the NYSE proposal at the special meeting. The business combination proposal is conditioned on the approval of the charter amendment proposal and the NYSE proposal.

This business combination proposal (and consequently, the Merger Agreement and the business combination) will be approved and adopted only if the holders of at least a majority of the outstanding shares of our common stock that are voted in person or by proxy at the special meeting, vote “FOR” the business combination proposal. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the business combination proposal.

As of the record date, our Sponsor, directors and officers have agreed to vote any shares of Class A common stock and Class B common stock owned by them in favor of the business combination.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of BRPM’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of BRPM and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “— Interests of Certain Persons in the Business Combination” for a further discussion.

THE CHARTER AMENDMENT PROPOSAL

Overview

BRPM’s stockholders are being asked to approve and adopt, assuming the business combination proposal is approved and adopted, the Proposed Charter, which, if approved, would take effect upon the Closing.

If the business combination proposal is approved and the business combination is to be consummated, the Company will amend and restate the Charter with the Proposed Charter under the DGCL to:

●	upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, increase the authorized capital stock of the Company from 126,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, by, on the effective date of the filing of the Proposed Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class B common stock as common stock and (iii) creating an additional 75,000,000 shares of common stock;

●	change the stockholder vote required for approval to the affirmative vote of the holders of at least 66 ⅔% of the common stock of the Company to make any amendment to Article IV (Capitalization), Article V (Board of Directors), Article VI (Bylaws), Article VIII (Limited Liability; Indemnification), and Article IX (Amendment of Third Amended and Restated Certificate of Incorporation) of the Proposed Charter and the Company’s bylaws;

●	clarify that the current exclusive forum provision in the Charter adopting Delaware as the exclusive forum for certain stockholder litigation does not apply to claims (i) arising under the Securities Act, as to which the Court of Chancery of the State of Delaware and the federal district court for the District of Delaware have concurrent jurisdiction under Section 22 of the Securities Act, or (ii) brought to enforce a duty or liability created by the Exchange Act, as to which the federal courts have exclusive jurisdiction under Section 27 of the Exchange Act;

●	remove the waiver of the corporate opportunity doctrine;

●	provide that Section 203 of the Delaware General Corporation Law, which governs business combinations between the Company and certain interested stockholders, does not apply to the Company; and

●	approve all other changes relating to the Proposed Charter as part of the business combination, including (i) changing the post-business combination company’s corporate name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” and making the Company’s corporate existence perpetual and (ii) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination.

The charter amendment proposal is conditioned on the approval of the business combination proposal. Therefore, if the business combination proposal is not approved, the charter amendment proposal will have no effect, even if approved by our public stockholders.

The Proposed Charter differs in material respects from the Charter and we urge stockholders to carefully consult the information set out in this Section, the Section “The Advisory Charter Proposals” and the full text of the Proposed Charter, attached hereto as Annex B.

Reasons for the Amendments

Each of these amendments was negotiated as part of the business combination. The Board’s reasons for proposing each of these amendments to the Charter are set forth below.

●	Our board of directors believes that it is important for us to have available for issuance a number of authorized shares of common stock sufficient to facilitate the transactions contemplated by the business combination, to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

●	In connection with the consummation of the business combination, the founder shares, which represent all of the shares of Class B common stock issued and outstanding, will automatically convert into shares of Class A common stock in accordance with the Charter. Thereafter, no shares of Class B common stock will be issued and outstanding, and no other purpose would be served by providing for distinct classes of common stock. Therefore, our board of directors has concluded that upon the consummation of the business combination, it is no longer necessary to maintain separate classes of common stock and that only a single class of common stock is required.

●	Our board of directors believes that the changes to the vote required to amend certain provisions of the Proposed Charter are intended to protect key provisions of the Proposed Charter from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

●	Our board of directors believes that clarifying that the exclusive forum provision of the Proposed Charter does not apply to claims arising under the Securities Act or brought to enforce a duty or liability created by the Exchange Act will permit us to comply with the jurisdictional limitations imposed by the federal securities laws and to provide clear notice of such limitations to our stockholders.

●	Our board of directors believes that removing the waiver of the corporate opportunity doctrine reflects a desirable and appropriate change in corporate governance for the Company as it will no longer be a special purpose acquisition company and, as a result, an elimination of the advance waiver of business opportunities reflecting the changed circumstances of the Company following the business combination is in the best interests of the Company and its stockholders.

●	Our board believes that providing that Section 203 of the Delaware General Corporation Law, which governs business combinations between the Company and certain interested stockholders, does not apply to the Company is appropriate because Greenawalt would be unwilling to enter into the Merger Agreement without the ability to sell equity interests in the Company, including stakes representing interests of 15% or more in voting power of the Company’s voting stock, without our board’s approval.

●	Our board of directors believes that changing the post-business combination corporate name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” and making the Company’s corporate existence perpetual is desirable to reflect the business combination with Alta and to clearly identify the Company as the publicly traded entity. Additionally, perpetual existence is the usual period of existence for corporations, and our board of directors believes that it is the most appropriate period for the Company following the business combination.

●	Our board of directors has determined it is in the best interest of the Company to eliminate provisions specific to our status as a blank check company. This deletion is desirable because these provisions will serve no purpose following consummation of the business combination. For example, these proposed amendments remove the requirement to dissolve BRPM and allow us to continue as a corporate entity with perpetual existence following consummation of the business combination. Perpetual existence is the usual period of existence for corporations, and our board of directors believes it is the most appropriate period for the Company.

Vote Required for Approval

The approval of the charter amendment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote thereon at the special meeting, voting as a single class. Abstentions, broker non-votes or the failure to vote on this proposal, will have the same effect as a vote “AGAINST” this proposal.

The charter amendment proposal is conditioned on the approval of the business combination proposal. Therefore, if the business combination proposal is not approved, the charter amendment proposal will have no effect, even if approved by our public stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.

The existence of financial and personal interests of BRPM’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of BRPM and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

THE ADVISORY CHARTER PROPOSALS

Overview

As required by applicable SEC guidance, the Company is requesting that our stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain amendments contained in the Proposed Charter that materially affect stockholder rights, which are those amendments that will be made to the Charter as reflected in the Proposed Charter if the charter amendment proposal is approved. This separate vote is not otherwise required by Delaware law separate and apart from the charter amendment proposal, but pursuant to SEC guidance, the Company is required to submit these provisions to our stockholders separately for approval. However, the stockholder vote regarding these proposals are advisory votes, and are not binding on the Company or our board of directors (separate and apart from the approval of the charter amendment proposal). Furthermore, the business combination is not conditioned on the separate approval of the advisory charter proposals (separate and apart from approval of the charter amendment proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, the Company intends that the Proposed Charter will take effect at the Closing (assuming approval of the charter amendment proposal).

Advisory Charter Proposal A — Authorized Capital Stock

BRPM’s stockholders are being asked to approve and adopt an amendment to the Charter to, upon completion of the business combination and the conversion of the Company’s Class B common stock into the Company’s Class A common stock, increase the authorized capital stock of the Company from 126,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, by, on the effective date of the filing of the Proposed Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class B common stock as common stock and (iii) creating an additional 75,000,000 shares of common stock.

Advisory Charter Proposal B — Changes to Stockholder Vote Required to Amend the Proposed Charter

BRPM’s stockholders are being asked to approve and adopt an amendment to the Charter to change the stockholder vote required to make any amendment to Article IV (Capitalization), Article V (Board of Directors), Article VI (Bylaws), Article VIII (Limited Liability; Indemnification), and Article IX (Amendment of Third Amended and Restated Certificate of Incorporation) of the Proposed Charter and the Company’s bylaws to the approval by the affirmative vote of the holders of at least 66 ⅔% of the common stock of the Company.

Advisory Charter Proposal C — Changes to Exclusive Forum Provision

BRPM’s stockholders are being asked to approve an amendment to the Charter to clarify that the current exclusive forum provision in the Charter adopting Delaware as the exclusive forum for certain stockholder litigation does not apply to claims (i) arising under the Securities Act, as to which the Court of Chancery of the State of Delaware and the federal district court for the District of Delaware have concurrent jurisdiction under Section 22 of the Securities Act, or (ii) brought to enforce a duty or liability created by the Exchange Act, as to which the federal courts have exclusive jurisdiction under Section 27 of the Exchange Act.

Advisory Charter Proposal D — Changes in Connection with Corporate Opportunity

BRPM’s stockholders are being asked to approve an amendment to the Charter to remove the waiver of the corporate opportunity doctrine. Previously, the Charter provided that the corporate opportunity doctrine would not apply to the Company or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have.

Advisory Charter Proposal E — Waiver of Section 203 of the Delaware General Corporation Law

BRPM’s stockholders are being asked to approve an amendment to the Charter to provide that Section 203 of the Delaware General Corporation Law, which governs business combinations between the Company and certain interested stockholders, does not apply to the Company. Section 203 of the DGCL provides that any person or entity who acquires 15% or more in voting power of a corporation’s voting stock (thereby becoming an “interested stockholder”) may not engage in a wide range of transactions (referred to as “business combinations”) with the corporation for a period of three years following the date the person became an interested stockholder, subject to certain exceptions. The exceptions are (i) the board of directors of the corporation has approved, prior to that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% in voting power of the corporation’s voting stock outstanding at the time the transaction commenced (excluding certain shares), or (iii) the business combination is approved by the board of directors and authorized, at a shareholder meeting and not by written consent, by the affirmative vote of at least 66 2/3% in voting power of the outstanding voting stock not owned by the interested stockholder. Under Section 203 of the DGCL, a corporation can elect not to be subject to Section 203 if the corporation inserts a provision to that effect in its certificate of incorporation or if the stockholders of the corporation insert a provision to that effect in the bylaws of the corporation.

Advisory Charter Proposal F — Changes in Connection with Adoption of the Proposed Charter

BRPM’s stockholders are being asked to approve all other changes in connection with amending the Charter, including, among other things, (i) changing the post-business combination company’s corporate name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” and making the Company’s corporate existence perpetual and (ii) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination.

Reasons for the Approval of the Advisory Charter Proposals

Authorized Capital Stock

Our board of directors believes that it is important for us to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to facilitate the transactions contemplated by the business combination, to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). In addition, charter proposal A, if approved, would also adequately address the needs of the Company after the business combination.

In connection with the consummation of the business combination, the founder shares, which represent all of the shares of Class B common stock issued and outstanding, will automatically convert into shares of Class A common stock in accordance with the Charter. Thereafter, no shares of Class B common stock will be issued and outstanding, and no other purpose would be served by providing for distinct classes of common stock. Therefore, our board of directors has concluded that upon the consummation of the business combination, it is no longer necessary to maintain separate classes of common stock and that only a single class of common stock is required.

Changes to Stockholder Vote Required to Amend the Proposed Charter

Our board of directors believes that these changes are intended to protect key provisions of the Proposed Charter from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Changes to Exclusive Forum Provision

Our board of directors believes that clarifying that the exclusive forum provision of the Proposed Charter does not apply to claims arising under the Securities Act or brought to enforce a duty or liability created by the Exchange Act will permit us to comply with the jurisdictional limitations imposed by the federal securities laws and to provide clear notice of such limitations to our stockholders.

Changes in Connection with Corporate Opportunity Doctrine

Our board of directors believes that removing the waiver of the corporate opportunity doctrine reflects a desirable and appropriate change in corporate governance for the Company as it will no longer be a special purpose acquisition company and, as a result, elimination of the advance waiver of business opportunities reflecting the changed circumstances of the Company following the business combination is in the best interests of the Company and its stockholders.

Waiver of Section 203 of the Delaware General Corporation Law

Our board believes that providing that Section 203 of the Delaware General Corporation Law does not apply to the Company is appropriate because Greenawalt would be unwilling to enter into the Merger Agreement without the ability to sell equity interests in the Company, including stakes representing interests of 15% or more in voting power of the Company’s voting stock, without our board’s approval.

Corporate Name and Perpetual Existence

Our board of directors believes that changing the post-business combination corporate name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” and making the Company’s corporate existence perpetual is desirable to reflect the business combination with Alta and to clearly identify the Company as the publicly traded entity. Additionally, perpetual existence is the usual period of existence for corporations, and our board of directors believes that it is the most appropriate period for the Company following the business combination.

Blank Check Company

Our board of directors has determined it is in the best interest of BRPM to eliminate provisions specific to our status as a blank check company. This deletion is desirable because these provisions will serve no purpose following consummation of the business combination. For example, these proposed amendments remove the requirement to dissolve BRPM and allow us to continue as a corporate entity with perpetual existence following consummation of the business combination. Perpetual existence is the usual period of existence for corporations, and our board of directors believes it is the most appropriate period for the Company.

Vote Required for Approval

The approval of each advisory charter proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the advisory charter proposals.

As discussed above, the advisory charter proposals are advisory votes and therefore are not binding on the Company or our board of directors. Furthermore, the business combination is not conditioned on the separate approval of the advisory charter proposals (separate and apart from approval of the charter amendment proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, the Company intends that the Proposed Charter will take effect at the Closing (assuming approval of the charter amendment proposal).

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE CHARTER AMENDMENT PROPOSALS.

The existence of financial and personal interests of BRPM’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of BRPM and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

THE NYSE PROPOSAL

Overview

Assuming the business combination proposal and the charter amendment proposal are approved, our stockholders are also being asked to approve the NYSE proposal.

The NYSE proposal is a proposal to approve, assuming the business combination proposal and the charter amendment proposal are approved and adopted, for the purposes of complying with the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual, (i) the issuance of shares of common stock to the Sellers pursuant to the terms of the Merger Agreement, (ii) the issuance of shares of common stock to the PIPE investors, which include affiliates of B. Riley Financial, and (iii) the issuance of shares of common stock underlying units to be issued to BRPI or its designees pursuant to the terms of the forward purchase agreement.

If the NYSE proposal is adopted, (i) 7,600,000 shares of common stock will be issued to the Sellers pursuant to the terms of the Merger Agreement, (ii) 3,684,211 shares of common stock will be issued to the PIPE investors and (iii) 2,500,000 shares of common stock underlying units will be issued to BRPI or its designees pursuant to the terms of the forward purchase agreement. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Reasons for the Approval of the NYSE Proposal

First, pursuant to Section 312.03(c) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Upon the consummation of the business combination, the Company (i) will issue 7,600,000 shares of common stock to the Sellers pursuant to the terms of the Merger Agreement, (ii) will issue 3,684,211 shares of common stock to the PIPE investors and (iii) will issue 2,500,000 shares of common stock underlying units will be issued to BRPI or its designees pursuant to the terms of the forward purchase agreement. Accordingly, the aggregate number of shares of common stock that the Company will issue in the business combination will exceed 20% of both the voting power and the shares of the Company’s common stock outstanding before such issuance, and for this reason, the Company is seeking the approval of its stockholders for the foregoing issuances.

Second, pursuant to Section 312.03(b) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, to (1) a director, officer or substantial security holder of the Company (each a “Related Party”), (2) a subsidiary, affiliate or other closely related person of a Related Party or (3) any company or entity in which a Related Party has a substantial direct or indirect interest, in each case, if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance. In connection with the business combination, the Company will issue the forward purchase shares to BRPI or its designees pursuant to the terms of the forward purchase agreement and will issue shares of our common stock to PIPE investors affiliated with B. Riley Financial. Accordingly, the aggregate number of shares of common stock that the Company will issue to a Related Party in the business combination will exceed 1% of the shares of the Company’s common stock outstanding before such issuance, and for this reason, the Company is seeking the approval of its stockholders for the foregoing issuance.

Third, pursuant to Section 312.03(d) of the NYSE’s Listed Company Manual, stockholder approval is required prior to an issuance that will result in a change of control of the Company. Each of the issuances of shares of common stock to the Sellers or the PIPE investors could potentially result in a change of control of the Company. Accordingly, the Company is seeking the approval of its stockholders for such issuances.

Effect of the Proposal on Current Stockholders

If the NYSE proposal is adopted, (i) 7,300,000 shares of common stock will be issued to the Sellers pursuant to the terms of the Merger Agreement, (ii) 3,684,211 shares of common stock will be issued to the PIPE investors and (iii) 2,500,000 shares of common stock underlying units will be issued to BRPI or its designees pursuant to the terms of the forward purchase agreement. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

In the event that this proposal is not approved by our stockholders, the business combination may not be consummated. In the event that this proposal is approved by our stockholders, but the Merger Agreement is terminated (without the business combination being consummated) prior to the issuance of shares of common stock pursuant to the Merger Agreement, BRPM will not issue the shares of common stock.

Vote Required for Approval

The approval of the NYSE proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the NYSE proposal.

The NYSE proposal is conditioned on the approval of the business combination proposal and the charter amendment proposal. Therefore, if the business combination proposal and the charter amendment proposal are not approved, the NYSE proposal will have no effect, even if approved by our public stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NYSE PROPOSAL.

The existence of financial and personal interests of BRPM’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of BRPM and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

THE DIRECTOR ELECTION PROPOSAL

Overview

BRPM’s board of directors is currently divided into two classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term.

Assuming the condition precedent proposals are approved at the special meeting, stockholders are being asked to elect five directors to our board of directors, effective upon the Closing, with each Class I director having a term that expires at the Company’s annual meeting of stockholders in 2021 and each Class II director having a term that expires at the Company’s annual meeting of stockholders in 2022, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal.

Director Nominees

Our board of directors has nominated each of Ryan Greenawalt, Daniel Shribman, _____, _____, and _____ to serve as directors of the Company, with ______ to serve as Class I directors and _____ to serve as Class II directors.

Please see the section entitled “Management of the Company Following the Business Combination” for more information on the experience of the nominees.

Vote Required for Approval

The election of each of the director nominees pursuant to the director election proposal, assuming a quorum is present, requires the affirmative vote of the holders of a plurality of the outstanding shares of Class A common stock and Class B common stock, who, being present in person or by proxy and entitled to vote at the special meeting on the election of directors, vote at the special meeting, voting as a single class. This means that a director nominee will be elected if such director receives more affirmative votes than any other nominee for the same position. Votes marked “FOR” a nominee will be counted in favor of such nominee. Failure to vote by proxy or to vote in person at the special meeting and abstentions will have no effect on the vote since a plurality of the votes cast is required for the election of the director nominee. Cumulative voting is not permitted in the election of directors.

The director election proposal is conditioned on the approval of the condition precedent proposals. Therefore, if the condition precedent proposals are not approved, the director election proposal will have no effect, even if approved by our public stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

THE INCENTIVE PLAN PROPOSAL

Overview

Assuming the condition precedent proposals are approved, BRPM’s stockholders are also being asked to approve and adopt the Incentive Plan. A total of 3,468,000 shares of common stock will be reserved for issuance under the Incentive Plan. Our Board has approved the Incentive Plan, subject to stockholder approval at the special meeting. The Incentive Plan is described in more detail below. A copy of the Incentive Plan is attached to this proxy statement as Annex C. If approved by our stockholders, the Incentive Plan will be administered by our Board or by a committee that our Board designates for this purpose (referred to below as the plan administrator), which will have the authority to make awards under the Incentive Plan and determine the terms and conditions of those awards. In addition, our Board is asking stockholders to approve the Incentive Plan, including the performance goals thereunder.

Our Board believes that approving the Incentive Plan is in the best interests of the Company. The Incentive Plan promotes ownership in the Company by our employees, directors and consultants, and aligns incentives between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, our common stock. Therefore, our Board recommends that our stockholders approve the Incentive Plan.

Summary of the Incentive Plan

The following is a summary of the material features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan attached as Annex C to this proxy statement.

Purpose; Types of Awards.    The purpose of the Incentive Plan is (i) to encourage profitability and growth through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) to give our participants an incentive for individual performance; (iii) to promote teamwork among our participants; and (iv) to give us an advantage in attracting and retaining key employees, directors, and consultants. To accomplish this purpose, the Incentive Plan permits the granting of awards in the form of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance based awards (including performance shares, performance units and performance bonus awards), and other stock-based or cash-based awards.

Shares Subject to the Incentive Plan.    A total of 3,468,000 shares of common stock will be reserved and available for issuance under the Incentive Plan. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is 2,583,000 shares of common stock. The maximum number of shares subject to Incentive Plan awards granted during any fiscal year to any non-employee director, when taken together with any cash fees paid to the director during the year in respect of his or her service as a director, may not exceed $400,000 in total value. If an award granted under the Incentive Plan is forfeited, canceled, settled, or otherwise terminated the shares underlying that award will again become available for issuance under the Incentive Plan. However, none of the following shares will be available for issuance under the Incentive Plan: (i) shares delivered to or withheld to pay withholding taxes, (ii) shares used to pay the exercise price of an option, or (iii) shares subject to any exercised stock-settled SARs. Any substitute awards shall not reduce the shares authorized for grant under the Incentive Plan.

Administration of the Incentive Plan.    The Incentive Plan will be administered by the plan administrator, who is our Board or a committee that it designates. The plan administrator has the power to determine the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan.

Participation.    Participation in the Incentive Plan will be open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Incentive Plan by the plan administrator. Awards of qualified stock options, however, shall be limited to employees of the Company or our affiliates. As of December 1, 2019, there are approximately 1,700 employees, five non-employee directors, and no consultants who are eligible to receive awards under the Incentive Plan.

Types of Awards.    The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to certain limitations provided in the Incentive Plan.

Performance-Based Awards.    The Company may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted shares and restricted stock units.

Performance Goals.    If the plan administrator determines that the performance-based award to an employee is subject to performance goals, then the performance-based criteria upon which the awards will be based shall be by reference to any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total stockholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of the Company’s common stock; expense/cost control; working capital; volume/production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.

Restricted Stock.    A restricted stock award is an award of shares of common stock that vest in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to vote the shares of restricted stock and/or receive dividends on such shares.

Restricted Stock Units.    A restricted stock unit is a right to receive shares or the cash equivalent of common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit, unrestricted shares of common stock.

Non-Qualified Stock Options.    A non-qualified stock option entitles the recipient to purchase shares of common stock at a fixed exercise price. The exercise price per share will be determined by the compensation committee of our Board, but such price will never be less than 100% of the fair market value of a share of common stock on the date of grant. Fair market value will generally be the closing price of a share of common stock on the applicable national securities exchange on the date of grant. Non-qualified stock options under the Incentive Plan generally must be exercised within 10 years from the date of grant. A non-qualified stock option is an option that does not meet the qualifications of a qualified stock option as described below.

Qualified Stock Option.    A qualified stock option is a stock option that meets the requirements of Section 422 of the Code. Qualified stock options may be granted only to employees and the aggregate fair market value of a share of common stock determined at the time of grant with respect to qualified stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No qualified stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the qualified stock option does not exceed five years from the date of grant.

Stock Appreciation Rights.    A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of common stock on the grant date), multiplied by the number of shares subject to the SAR (as determined by the plan administrator).

Other Stock-Based Awards.    We may grant or sell to any participant unrestricted common stock under the Incentive Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to shares of our common stock.

Other Cash-Based Awards.    We may grant cash awards under the Incentive Plan, including cash awards as a bonus or upon the attainment of certain performance goals.

Equitable Adjustments.    In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split or reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of common stock covered by outstanding awards made under the Incentive Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

Change in Control.    In the event of any proposed change in control (as defined in the Incentive Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Incentive Plan and to protect the participants who hold outstanding awards under the Incentive Plan, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.

Amendment and Termination.    The plan administrator may alter, amend, modify, or terminate the Incentive Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the Incentive Plan that requires stockholder approval under the rules of the stock exchange(s) on which common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of our common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the plan administrator additional powers to amend the Incentive Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Incentive Plan, unless the plan administrator expressly reserved the right to do so at the time of the award.

U.S. Federal Income Tax Consequences

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Incentive Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Incentive Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Incentive Plan.

Nonqualified Stock Options.    An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares of common stock acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options.    An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the Incentive Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.

Generally, if an optionee disposes of shares of common stock acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If such shares are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs.    A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock.    A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal his or her fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units.    A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time of payment, and the Company will have a corresponding deduction at that time.

Other Stock-Based and Other Cash-Based Awards.    In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

New Plan Benefits

Awards under the Incentive Plan will be made at the discretion of the plan administrator. There are no awards currently pending or contemplated under the Incentive Plan and it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Incentive Plan at this time.

Equity Compensation Plan Information

The Company did not maintain, or have any securities authorized for issuance under, any equity compensation plans as of December 31, 2018.

Vote Required for Approval

The approval of the incentive plan proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the incentive plan proposal.

The incentive plan proposal is conditioned on the approval of the condition precedent proposals. Therefore, if the condition precedent proposals are not approved, the incentive plan proposal will have no effect, even if approved by our public stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows BRPM’s board of directors to submit a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals or the incentive plan proposal.

Consequences if the Adjournment Proposal is Not Approved

If the adjournment proposal is presented to the special meeting and is not approved by the stockholders, BRPM’s board of directors may not be able to adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals or the incentive plan proposal. In such events, the business combination would not be completed.

Vote Required for Approval

The approval of the adjournment proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A common stock and Class B common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting, voting as a single class. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the adjournment proposal.

The adjournment proposal is not conditioned upon any other proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of BRPM’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of BRPM and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

OTHER INFORMATION RELATED TO BRPM

Introduction

BRPM, a blank check corporation, was incorporated as a Delaware corporation on October 30, 2018. The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. On November 14, 2018, GA International, a California corporation owned by Great American, a wholly owned subsidiary of B. Riley Financial, merged into the Company. GA International operated as GA International Services, LLC, a former California limited liability company, from the date of its incorporation on October 9, 2012 through November 5, 2018, the date it was converted from a limited liability company to a California corporation. All of the membership interests in GA International Services, LLC were issued to Great American in 2012. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Initial Public Offering

On April 11, 2019, BRPM consummated our initial public offering of 14,375,000 units, including the issuance of 1,875,000 units as a result of the underwriters’ exercise of their over-allotment option. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds, before expenses, of $143,750,000.

In connection with our initial formation in 2012, a wholly-owned subsidiary of B. Riley Financial which is the parent of our Sponsor was issued all of our outstanding equity. On November 19, 2018, prior to the consummation of the IPO, we conducted a 1:3,593,750 stock split and reclassification of our common stock, resulting in our sole stockholder owning 3,593,750 founder shares. On March 12, 2019, 20,000 founder shares were transferred to each of Patrick J. Bartels, Jr., James L. Kempner, Timothy M. Presutti and Robert Suss, our independent directors, at their par value, and on April 4, 2019, the remaining 3,513,750 founder shares were contributed to our Sponsor. The number of founder shares outstanding was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after the IPO. As such, our initial stockholders collectively own founder shares representing 20% of our issued and outstanding shares, excluding the private placement shares underlying the private placement units. Up to 468,750 founder shares were subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option was exercised so that our initial stockholders would maintain ownership of founder shares representing 20% of our common stock after the IPO excluding the private placement shares underlying the private placement units. As the underwriters exercised their over-allotment option in full, such shares are no longer subject to forfeiture.

Simultaneously with the consummation of the IPO, we consummated the private sale of 462,500 private placement units, including the issuance of 37,500 private placement units as a result of the underwriters’ exercise of their over-allotment option, each containing one share of Class A common stock and one-half of one redeemable warrant exercisable to purchase one share of Class A common stock at $11.50 per share, to the Sponsor at a price of $10.00 per unit. The units sold in the private placement are identical to the units sold in the initial public offering, except that, so long as they are held by their initial purchasers or their permitted transferees, (1) they will not be redeemable by BRPM, (2) they (including the shares of common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the BRPM completes our initial business combination and (3) they may be exercised by the holders on a cashless basis.

Upon the closing of the initial public offering, the private placement and the overallotment, approximately $143,750,000 was placed in the trust account. Except for the withdrawal of interest to pay taxes, if any, the Charter provides that none of the funds held in trust will be released from the trust account until the earlier of (1) the completion of BRPM’s initial business combination, (ii) the redemption of BRPM’s public shares in connection with a stockholder vote to amend any provisions of the Charter relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of 100% of the public shares if BRPM is unable to complete an initial business combination before October 11, 2020, subject to applicable law. Until the earlier of (i) the consummation of a business combination or (ii) the distribution of the trust account, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

After the payment of underwriting discounts and commissions and approximately $750,000 in expenses relating to the initial public offering, approximately $1,000,000 of the net proceeds of the initial public offering and private placement was not deposited into the trust account and was retained by us for working capital purposes. The net proceeds deposited into the trust account remain on deposit in the trust account earning interest. As of December 11, 2019, there was approximately $145.9 million in investments and cash held in the trust account.

At the time of our IPO, we entered into the forward purchase agreement which provides for the purchase, immediately prior to the closing of the business combination, by BRPI, an affiliate of the Sponsor, or its designees of $25,000,000 of our units at a price of $10.00 per unit, or an aggregate of 2,500,000 units, each comprised of one share of Class A common stock and one-half of one warrant. The forward purchase will be made regardless of whether any shares of Class A common stock are redeemed in connection with the business combination.

Fair Market Value of Target Business

It is a requirement under NYSE rules that BRPM’s initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the taxes payable on the income earned on the trust account) at the time of the agreement to enter into the business combination. BRPM will not complete a business combination unless we acquire a controlling interest in a target company or are otherwise not required to register as an investment company under the Investment Company Act. BRPM’s board of directors determined that this test was met in connection with the proposed business combination as described in the “The Business Combination Proposal” section of this proxy statement.

Stockholder Approval of Business Combination

Under the Charter, in connection with any proposed business combination, BRPM must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares, subject to the limitations described in the prospectus for BRPM’s initial public offering. Accordingly, in connection with the business combination, the public stockholders may seek to redeem their public shares in accordance with the procedures set forth in this proxy statement.

Voting Restrictions in Connection with Stockholder Meeting

Our initial stockholders and our other officers and directors at the time of the IPO entered into a letter agreement to vote their founder shares, private placement shares as well as any public shares purchased during or after the IPO, in favor of the business combination proposal. As of the date hereof, our initial stockholders own approximately 22% of the total outstanding shares of Class A common stock and Class B common stock.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding BRPM or our securities, or not otherwise restricted under Regulation M under the Exchange Act, the BRPM initial stockholders, Alta and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of BRPM common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the special meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the business combination. This may result in the completion of our business combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Liquidation if No Business Combination

We have until October 11, 2020 to complete our initial business combination. If we are unable to complete our business combination by that date (or such later date as our stockholders may approve in accordance with the Charter), we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest will be net of taxes payable, and less up to $100,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our business combination by October 11, 2020.

Our initial stockholders and our officers and directors at the time of our IPO have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination by October 11, 2020. However, if our initial stockholders or our directors and officers at the time of our IPO acquire public shares in or after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination by October 11, 2020.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per share redemption amount received by stockholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per share redemption amount received by stockholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations, and we believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third-parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our Sponsor to reserve for such indemnification obligations and we cannot assure you that our Sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our Sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our Sponsor will also not be liable as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of the IPO with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors.

If we file a winding up petition or a winding up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and a liquidator may determine that such funds should be included in our insolvency estate and subject to the claims of third-party creditors with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a winding up petition or a winding up petition is filed against us that is not dismissed, any distributions received by stockholders could be subject to challenge under applicable debtor/creditor and/or insolvency laws as a “voidable preference.” As a result, a liquidator could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Properties

BRPM does not lease any properties or facilities.

Upon consummation of the business combination, the principal executive offices of the Company will be those of Alta, located at 13211 Merriman Road, Livonia, Michigan 48150.

Employees

BRPM has two executive officers. These individuals are not obligated to devote any specific number of hours to BRPM’s matters and intend to devote only as much time as they deem necessary to our affairs. BRPM does not intend to have any full time employees prior to the consummation of a business combination.

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Kenneth Young	56	Chief Executive Officer and Director
Daniel Shribman	35	Chief Financial Officer and Director
Patrick J. Bartels, Jr.	44	Director
James L. Kempner	62	Director
Timothy M. Presutti	51	Director
Bryant R. Riley	52	Director
Robert Suss	49	Director

Kenneth Young, our Chief Executive Officer and Director, has served as President of B. Riley Financial since July 2018. Mr. Young has served as Chief Executive Officer of B. Riley Principal Investments, a wholly-owned subsidiary of B. Riley Financial, which acquires, invests and operates companies across several verticals, including communications, media, construction and retail, with a focus on maximizing cash flows through operational expertise since October 2016. Mr. Young serves as the Chief Executive Officer of magicJackVocalTec and United Online, both wholly-owned subsidiaries of B. Riley Financial. Mr. Young, through a consulting agreement with B. Riley Financial, was appointed Chief Executive Officer of Babcock & Wilcox, a global leader in energy and environmental technologies and services for the power and industrial markets, in November 2018. B. Riley Financial has minority ownership in Babcock & Wilcox.

Mr. Young has 30 years of operational, executive and board experience primarily within the communications and finance industry. Mr. Young served as President and Chief Executive Officer at Lightbridge Communications Corporation (“LCC”), a provider of technical services for wireless operators, from 2008 to September 2016. Prior to joining LCC, he spent over 16 years in senior executive positions with multiple corporations, including Southwestern Bell Corporation, AT&T and Cingular Wireless.

Mr. Young has served as a member of the board of directors of Orion Energy Systems, Inc. (Nasdaq: OESX) since 2017, Sonim Technologies and Liberty Tax, Inc. since 2018. Mr. Young is a former member of the board of bebe stores, inc. (OTC: BEBE), Globalstar, Inc. (NYSE: GSAT), Imagine Communications, B. Riley Financial (Nasdaq: RILY), Standard Diversified Opportunities, Inc. and Proxim Wireless Corp.

Daniel Shribman, our Chief Financial Officer and Director, has served as President of B. Riley Principal Investments, since September 2018 and Chief Investment Officer of B. Riley Financial since September 2019. Mr. Shribman brings 12 years of experience in both public and private equity to the company. Prior to joining B. Riley Principal Investments, Mr. Shribman was a Portfolio Manager at Anchorage Capital Group, a special situation asset manager with over $15 billion in assets under management, from 2010 to 2018. During Mr. Shribman’s tenure at Anchorage, he led investments in dozens of public and private opportunities across the general industrials, transportation, automotive, aerospace, gaming, hospitality and real estate industries. These investments ranged from public equities and bonds to deeply distressed securities, par bank debt, minority owned private equity, and majority owned private equity. Mr. Shribman worked in close collaboration with management teams and boards to maximize shareholder value in the form of both operational turnarounds, capital markets financings and communication and capital deployment initiatives. Prior to Anchorage, Mr. Shribman worked at Tinicum Capital Partners, a private equity firm, and in the restructuring advisory group at Lazard Freres. Mr. Shribman holds an MA in Economics and History from Dartmouth.

Patrick J. Bartels, Jr., our Director, serves as the Managing Member of Redan Advisors LLC (“Redan”). Prior to joining Redan, Mr. Bartels held the position of Managing Principal at Monarch Alternative Capital LP, a private investment firm that focuses primarily on distressed companies (“Monarch”) from 2002-2018. Prior to joining Monarch, Mr. Bartels was a high-yield investments analyst at Invesco Ltd. He began his career at PricewaterhouseCoopers LLP.

Mr. Bartels contributes to the mix of experience and qualifications the board of directors seeks to maintain primarily through executive management oversight, finance and capital markets, human resources and compensation, and strategic planning experiences. Mr. Bartels is a director of Parker Drilling Company (NYSE: PKD), chairman of its audit committee and a member of its nominating and corporate governance committee. Mr. Bartels’ other board experience includes Arch Coal Inc. (“Arch”), serving on its audit, nominating/governance and compensation committees. Mr. Bartels has 20 years of experience and holds the Chartered Financial Analyst designation.

James L. Kempner, our Director, is President of LSH Partners. Prior to joining LSH Partners, Mr. Kempner was President of Loeb Partners Corporation from 2014 to 2016.

Mr. Kempner began his career at Lazard, in 1983 and was named a General Partner in 1993. Mr. Kempner was involved in banking and capital markets transactions and managed Lazard’s Corporate Finance department from 1995-1998 and founded Lazard’s Logistics and Transportation group in 2000. His most recent role was as Senior Advisor in Lazard’s general industrials banking group, with emphasis on companies in the Transportation and Logistics industries. Mr. Kempner also served on the Underwriting and Private Placement Committees of Lazard.

Outside of the Logistics and Transportation Industry, Mr. Kempner has advised numerous other publicly-traded companies on their initial public offerings and other capital raises.

Mr. Kempner is an Advisory Board Member and on the Finance Committee of Mount Sinai Health Systems, a Board Member of NuLabel Technologies, a Board Member of FallLine Group, and an Advisor to the Board of Synexis Biodefense Systems. Mr. Kempner is a Trustee of the James Loring Johnson 1944 Trust and a Trustee for an American artist and sculptor. Mr. Kempner received a B.A. from Yale University and an M.B.A. from Harvard Business School.

Timothy M. Presutti, our Director, is the managing partner and chief investment officer of Woody Creek Capital Partners, a private investment firm he founded in 2007, which specializes in private credit and special situation investing. In addition, Mr. Presutti has been a senior advisor to the Bosarge Family Office based in Houston, Texas since 2015. Mr. Presutti brings nearly 24 years of finance experience, spanning investing, portfolio management, trading and capital markets. He co-founded Broadbill Investment Partners in 2011, an investment management firm, where he oversaw all capital raising for two funds and a co-investment platform, was a member of its investment committee and has been its senior advisor since 2019. Mr. Presutti started his career at Bankers Trust, which was acquired by Deutsche Bank, where he served as managing director and head of high yield trading from 2005 to 2007 and as a managing director in high yield sales from 2000 to 2005. Mr. Presutti is an MBA candidate at The Ross School at the University of Michigan and holds a BS from Niagara University. He is active as a member of the investment committee of the Aspen Community Foundation as well as a member of YPO-WPO Aspen Chapter.

Bryant R. Riley, our Director, is Chairman and Co-Chief Executive Officer of B. Riley Financial Inc. (Nasdaq: RILY), which we refer to elsewhere in this prospectus as B. Riley Financial, a publicly traded company which, through its subsidiaries, provides financial and business advisory services. In addition, Mr. Riley serves as CEO of B. Riley Capital Management, LLC, an SEC Registered Investment Advisor and a wholly-owned subsidiary of B. Riley Financial. Since July 2017, Mr. Riley has served as Co-Chief Executive Officer of B. Riley FBR, Inc. (formerly FBR Capital Markets & Co., LLC).

Mr. Riley has served as a member of the board of directors of Franchise Group, Inc (Nasdaq: FRG, formerly Liberty Tax, Inc.) since September 2018, Babcock & Wilcox Enterprises, Inc. (NYSE: BW) since April 2019 and Select Interior Concepts, Inc. (Nasdaq: SIC) since November 2019. Previously, Mr. Riley held board positions at Alliance Semiconductor Corporation, Aldila Inc., Cadiz Inc., Carreker Corporation, DDI Corp., Integrated Silicon Solution, Inc., Celeritek, Inc., Kitty Hawk Inc., Mossimo Inc., National Holdings Corporation, SI Technologies, Inc., Silicon Storage Technologies, Strasbaugh, STR Holdings, Inc., Trans World Entertainment and Transmeta Corp.

Prior to founding B. Riley & Co. in 1997, Mr. Riley held a variety of positions in the brokerage industry, primarily as an institutional salesman and trader. From October 1993 to January 1997 Mr. Riley was a co-head of Equity at Dabney-Resnick, Inc., a Los Angeles-based brokerage firm. From 1991 to 1993 he was a co-founder of Huberman-Riley, a Texas-based brokerage firm.

Mr. Riley holds a Bachelor of Science in Finance from Lehigh University.

Robert Suss, our Director, has been the joint chief executive officer of UK Agricultural Finance Ltd, a company that provides underwriting to local farming communities in the United Kingdom, since 2017. There, Mr. Suss assembled the board of directors and developed the strategic direction of the company in relation to hiring, policy formation and risk management. Mr. Suss is also the Chair of EG Capital Advisors’ Advisory Board, a position that he has held since 2017. Mr. Suss has been a member of the board of directors of TPG Pace Holdings Corp., a special purpose acquisition company, since 2017, where he is a member of its audit committee and nominating and corporate governance committee. Mr. Suss was previously a director and audit committee member of Pace Holdings Corp. from 2015 to 2016, a special purpose acquisition company. Mr. Suss was employed by Goldman Sachs International from 1997 to 2015. His latest position at Goldman Sachs was managing director and head of private wealth management. Mr. Suss is also a trustee to Lumos, J.K. Rowling’s charitable organization whose goal is to reduce the number of children being raised in institutions. Mr. Suss is also the trustee of The Royal Academy Development Trust, a charity formed to promote participation in the arts. Mr. Suss has a BA, with honors, in Economics and Management from the University of Leeds.

Number and Terms of Office of Officers and Directors

BRPM’s board is comprised of seven directors and is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. In accordance with NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NYSE. The term of office of the first class of directors, consisting of Messrs. Young, Suss and Presutti, will expire at the special meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Riley, Shribman, Kempner and Bartels, will expire at the second annual meeting of stockholders.

BRPM’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman of the Board, Presidents, Vice Presidents, Partners, Managing Directors, Senior Managing Directors, Assistant Secretaries and a Treasurer) as may be determined by the board of directors from time to time.

Director Independence

The rules of the NYSE require that a majority of our board of directors be independent. Our board of directors has determined that Messrs. Bartels, Kempner, Presutti and Suss are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement.

Periodic Reporting and Audited Financial Statements

BRPM has registered our securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, BRPM’s annual reports contain financial statements audited and reported on by BRPM’s independent registered public accounting firm. BRPM has filed with the SEC our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019.

BRPM’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” appearing elsewhere in this proxy statement.

Overview

BRPM is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting the business combination.

BRPM’s business activities from inception to April 11, 2019 consisted primarily of its formation and completion of its public offering, and since the offering on April 11, 2019, its activity has been limited to identifying and evaluating prospective acquisition targets for the business combination.

BRPM expects to continue to incur significant costs in the pursuit of its acquisition plans. There is no assurance that BRPM’s plans to complete the business combination will be successful.

Results of Operations

For the three months ended September 30, 2019, BRPM had net income of $466,799. BRPM’s income for three months ended September 30, 2019, solely consisted of interest income earned. There was no income or expenses during the three months ended September 30, 2018.

For the nine months ended September 30, 2019 and 2018, BRPM had net income of $1,053,122 and a net loss of $800, respectively. BRPM’s income for nine months ended September 30, 2019, solely consisted of interest income earned. BRPM’s net loss for the nine months ended September 30, 2018 consisted solely of income taxes.

Liquidity and Capital Resources

Until the closing of the public offering, BRPM’s only source of liquidity was an initial sale of founder shares to the Sponsor and the proceeds of a promissory note from the Sponsor, in the amount of $300,000. The Note was repaid upon the closing of the public offering.

At September 30, 2019 BRPM had cash of $983,342 and working capital of $877,703. The working capital of $877,703 excludes income taxes payable of $280,000 and Delaware franchise taxes payable of $94,450 (which is included in accounts payable at September 30, 2019) as income taxes and franchise taxes are paid from the trust account from interest income earned.

BRPM completed the sale of 12,500,000 units in the public offering. The Sponsor subscribed to purchase an aggregate of 425,000 units at a price of $10.00 per private placement unit in a private placement that closed on April 11, 2019 simultaneously with the public offering. The sale of the 12,500,000 units generated gross proceeds of $125,000,000, less underwriting commissions of $2,500,000 (2% of gross proceeds) and other offering costs of $639,723. The private placement units generated $4,250,000 of proceeds.

Each unit consists of one share of BRPM’s Class A common stock and one-half of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock. One Warrant entitles the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share.

BRPM granted the underwriters a 45-day option to purchase on a pro rata basis up to 1,875,000 additional units at the initial public offering price less the underwriting discounts and commissions. On April 12, 2019, BRPM consummated the closing of the sale of 1,875,000 additional units upon receiving notice of the underwriters’ election to exercise their overallotment option, generating additional gross proceeds of $18,750,000 and incurred additional offering costs of $375,000 (2% of gross proceeds) in underwriting fees. Simultaneously with the exercise of the overallotment, BRPM consummated the private placement of an additional 37,500 private placement units to the Sponsor, generating gross proceeds of $375,000. In addition, as a result of the underwriters’ election to exercise their overallotment option the founder shares are no longer forfeitable.

In addition, income on the funds held in the trust account may be released to BRPM to pay franchise and income taxes.

BRPM does not believe it will need to raise additional funds other than the funds raised in the public offering and the overallotment exercise in April 2019 in order to meet the expenditures required for operating its business. However, if its estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating the business combination are less than the actual amount necessary to do so, it may have insufficient funds available to operate its business prior to the business combination. Moreover, it may need to obtain additional financing either to complete the business combination or because it becomes obligated to redeem a significant number of its shares of Class A common stock upon completion of the business combination, in which case it may issue additional securities or incur debt in connection with the business combination (including from its affiliates or affiliates of the Sponsor).

Off-Balance Sheet Arrangements

BRPM has no obligations, assets or liabilities which would be considered off-balance sheet arrangements. It does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

BRPM has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

Contractual Obligations

At September 30, 2019, BRPM did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities. On April 8, 2019, BRPM entered into an administrative support agreement pursuant to which it agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, administrative and support services. Upon the earlier of the completion of the business combination and the Company’s liquidation, BRPM will cease paying these monthly fees.

BRPM has engaged BRFBR as advisors in connection with the business combination to assist it in arranging meetings with stockholders to discuss a potential business combination and the target business’ attributes, introduce it to potential investors that may be interested in purchasing BRPM’s securities, assist it in obtaining stockholder approval for the business combination and assist it with the preparation of press releases and public filings in connection with the business combination. BRPM will pay BRFBR for such services upon the consummation of the business combination a cash fee in an amount equal to 3.5% of the gross proceeds of the public offering (exclusive of any applicable finders’ fees which might become payable). Pursuant to the terms of the business combination marketing agreement, no fee will be due if BRPM does not complete a business combination.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. BRPM has identified the following as our critical accounting policies:

Net Income (Loss) Per Common Share

BRPM complies with accounting and disclosure requirements of Accounting Standards Codification (“ASC”) Topic 260, “Earnings Per Share.” BRPM applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value. At September 30, 2019, BRPM had outstanding warrants to purchase up to 7,418,750 shares of Class A common stock. The weighted average of these shares was excluded from the calculation of diluted income per share of common stock since the exercise of the warrant is contingent upon the occurrence of future events. At September 30, 2019 and December 31, 2018, BRPM did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of BRPM under the treasury stock method. As a result, diluted income (loss) per common share is the same as basic income (loss) per common share for the periods. In connection with the BRPM’s merger with GA International on November 14, 2018, BRPM completed a stock split 1 to 3,593,750 shares of Class B common stock on November 19, 2018. The financial statements have been retroactively adjusted to reflect the stock split for all periods presented.

Redeemable Shares of Class A Common Stock

All of the 14,375,000 shares of Class A common stock sold as part of the units in the public offering contain a redemption feature. In accordance with FASB ASC 480, “Distinguishing Liabilities From Equity,” redemption provisions not solely within the control of BRPM require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although BRPM has not specified a maximum redemption threshold, its current charter provides that in no event will BRPM redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Recent Accounting Pronouncements

BRPM’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on its financial statements.

BUSINESS OF ALTA

Overview

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, Alta sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other industrial and construction equipment. Alta engages in five principal business activities in these equipment categories:

(i)	new equipment sales;

(ii)	used equipment sales;

(iii)	parts sales;

(iv)	repair and maintenance services; and

(v)	equipment rentals.

Alta has operated as an equipment dealership for 35 years and has developed a branch network that includes 31 total locations in Michigan, Illinois, Indiana, Massachusetts, Maine, Connecticut, and New Hampshire. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof.

Within its territories, Alta is the exclusive distributor of new equipment and replacement parts on behalf of its Original Equipment Manufacturer (“OEM”) partners. Alta and its regional subsidiaries enjoy long-standing relationships with leading industrial and construction equipment OEMs, including Hyster-Yale Materials Handling, Inc. (“Hyster-Yale”), AB Volvo (“Volvo”), and JCB Co., Ltd. (“JCB”), among more than 30 others. Alta is consistently recognized by OEMs as a top dealership partner, identified as a Top 4 Hyster-Yale dealer nationally, earning the Dealer of Distinction and Dealer of Excellence honor, and was awarded Volvo Dealer of the Year in 2018.

Alta is committed to providing its customers with a best-in-class equipment dealership experience. Alta’s customers are principally focused on equipment reliability and up-time, and Alta’s teams of skilled technicians and commitment to service are key to establishing and maintaining long-term customer relationships, representing a critical competitive advantage. Parts and service are also Alta’s most predictable and profitable businesses, with the dealership model structured to drive aftermarket parts and service revenue. Through its new and used equipment sales and its sale of rental fleet, Alta populates its exclusive territories with serviceable equipment. As the field population ages, Alta capitalizes on aftermarket parts and service sales through the equipment maintenance cycle.

Alta has experienced significant organic and acquisition-led growth, achieving a 21% compound annual growth rate over the 2008-2018 period, pro forma for 15 completed acquisitions. Alta expects that acquisition activity will accelerate following the proposed business combination, as OEM partners support Alta as a consolidator by granting Alta new exclusive territories or by consenting to Alta’s acquisition of existing dealers. On May 1, 2019, Alta successfully acquired Northland Industrial Truck Co., Inc. (“NITCO”) to become the exclusive dealer of Hyster-Yale and JCB equipment in the New England states, increasing run-rate revenue by approximately $155 million. Concurrently with and contingent upon the closing of the business combination and pending negotiation of definitive agreements, Alta intends to consummate the acquisition of each of Liftech and Flagler, each of which is currently under non-binding letter of intent, for an aggregate purchase price of approximately $95 million, to be funded by the equity and debt proceeds raised by BRPM in connection with the business combination. Liftech is the Hyster-Yale and JCB dealer in Upstate New York and Vermont, and Flagler is the Volvo dealer in Florida and portions of Georgia. The Liftech and Flagler acquisitions represent aggregate annual revenue of approximately $255.

Products and Services

New Equipment Sales. Alta sells new industrial and construction equipment and is a leading dealer for over 30 nationally-recognized OEMs. Alta’s new equipment sales generate customers for its parts sales and service operations, which grow with an expanding equipment field population in Alta’s territories.

Used Equipment Sales. Alta sells used equipment, primarily from equipment trade-ins from its new and returning customers. Used equipment sales, like new equipment sales, generate parts and services business for Alta.

Parts Sales. Alta is the exclusive distributor of OEM parts in its territories. Alta’s in-house parts inventory is extensive, enabling Alta to provide timely service support to its customers.

Service Support. Alta provides maintenance and repair services for its customers’ equipment and to Alta’s own rental fleet. In addition to repair and maintenance on an as-needed or scheduled basis, Alta provides ongoing maintenance services and warranty repairs for its customers. Alta has committed substantial resources to recruiting and retaining skilled technicians, including partnerships with technical and trade schools near each of its construction branch locations. Alta believes that its service capabilities differentiate it from its competitors.

Equipment Rentals. Alta rents industrial and construction equipment to its customers. Alta views its rental fleet as an important component of its one-stop-shop model, and customers rely on Alta’s rental equipment when flexing up utilization on a project or when customer-owned equipment is being serviced. Alta’s rental fleet consists of approximately 5,600 pieces of equipment having an original acquisition cost – which Alta defines as the cost originally paid to manufacturers – of approximately $267.3 million and an average age of approximately 39 months. Alta’s rental business also supports the rent-to-sell strategy, in which Alta sells equipment from its rental fleet to customers who prefer to purchase slightly used equipment. As with new and used equipment sales, the rent-to-sell solution generates parts and service revenue as equipment is sold into Alta’s territories.

Industry Background

The industry for industrial and construction equipment is driven by a broad range of economic factors and trends, including the ongoing transition of consumer preferences toward online retail and the associated warehousing and logistics requirements, non-residential construction trends, and general construction machinery demand. In addition, regional factors have an impact, particularly where equipment dealerships have territorial exclusivity with OEM partners.

As a one-stop-shop equipment dealership platform, Alta sells, rents, and provides parts and services support. Alta believes this gives it a competitive advantage over its single channel competitors and traditional equipment rental houses, which typically have limited parts and service offerings and which may have difficulty expanding due to the infrastructure, training, and relationships necessary to support a growing population of equipment in a designated territory.

OEMs have pushed for consolidation in their dealership networks, and Alta believes that it will remain one of the few natural consolidators in its industry. Alta will be one of a very limited number of public equipment dealerships following the consummation of the business combination, and it believes that its public currency will be a significant advantage when competing for acquisition targets. Furthermore, many equipment dealerships are family-owned operations, and retiring management teams have struggled to develop succession plans. Alta is a recognized consolidator in the industry, and many incumbent dealership owners have approached Alta management about potential sale transactions as a result. Alta believes that these dynamics will contribute to a growing acquisition pipeline at attractive valuation levels.

Competitive Strengths

Alta believes that the following attributes are important to Alta’s ability to compete effectively and to achieve its financial objectives:

Integrated Dealership Platform Providing One-Stop-Shop to Customers. Alta’s integrated equipment sales, service, and rental platform provides a one-stop-shop for a highly diverse group of customers, enabling Alta to profitably double its revenue over 2015-2019E time period, pro forma for completed acquisitions. Through its 31 dealership locations, Alta believes that it is the leading provider of industrial and construction equipment and aftermarket parts and service support in its territories.

Superior Parts and Services Operations Supporting Customer Relationships. Alta provides parts and service to its customers 24 hours a day, 365 days a year. Alta’s parts and service capabilities support customers in maximizing equipment uptime, which Alta believes is the key consideration when an equipment customer is selecting among competing product offerings. Critically, the aftermarket parts and service businesses provide Alta with a predictable, high-margin revenue source that is relatively insulated from the business cycle.

Ability to Attract and Retain Skilled Technical Employees. Alta believes that it provides best-in-class parts and service support to its customers, and the ability to attract and retain skilled technicians is critical to aftermarket performance. Alta has partnered with trade and technical schools near many of its branches, and these relationships provide Alta with a pipeline of skilled employees. To retain employees, Alta offers attractive benefits, clean facilities with the most advanced diagnostic software, modern tools, and OEM parts. Above all, Alta views its technicians as key contributors to future success, and it accords respect to its skilled technicians.

Leading Dealer for Equipment Manufacturers. Alta is a leading U.S. dealer for over 30 nationally-recognized industrial and heavy construction OEMs, including Hyster-Yale, Volvo, and JCB. Alta’s primary dealer agreements grant Alta exclusivity for new equipment and replacement part sales in its territories. The OEM relationships also promote Alta’s acquisition strategy, as the OEMs prefer to partner with fewer, financially stronger dealerships and view Alta as a prominent consolidator.

High-Quality Rental Fleet for Rent-to-Sell and Rent-to-Rent Programs. Equipment rental is complementary to Alta’s new and used equipment sales and is an important component of its one-stop-shop model. Rental operations are fully aligned with Alta’s dealership strategy, as the rent-to-sell solution provides another sales channel to populate Alta’s territories with equipment, generating high-margin parts and service revenue. In addition, existing equipment customers rely on Alta’s rental fleet when facing short-term equipment utilization spikes and when customer equipment is being serviced.

Experienced Management Team. Alta’s senior management team is led by Chief Executive Officer Ryan Greenawalt and Chief Financial Officer Anthony Colucci has substantial experience in the equipment distribution industry. Alta’s senior leadership is well known and highly respected in the industry, with Ryan Greenawalt serving on the Hyster-Yale Dealer Council. Industry relationships provide a meaningful portion of Alta’s acquisition pipeline, as incumbent dealership owners frequently approach Alta management at OEM meetings and industry trade shows to discuss a sale to Alta.

Business Strategy

Alta employs the following business strategies:

Leverage the Field Population of Equipment in Alta’s Territories to Grow Parts and Service Revenue. Alta actively populates its territories with new and used equipment, which in turn generates predictable, high-margin parts and service revenue. For example, Alta followed the strategy developed in Michigan when it expanded into the Chicago construction equipment market in 2018, growing the field population of equipment through its new, used, and rent-to-sell sales channels upon market entry. As a result, Alta expects near-term benefit from increasing aftermarket parts and service revenue driven by the equipment maintenance cycle.

Recruit Skilled Technicians to Expand the Parts and Service Operations. Alta depends on its teams of technicians to provide customers with best-in-class parts and service support, and it has developed a multifaceted strategy to recruit skilled mechanics. Critically, Alta’s partnerships with technical schools and community colleges provide consistent access to new technicians. For example, Alta provides floor space and equipment at its Detroit location to the Detroit Training Center (“DTC”), and many of DTC’s top graduates go on to employment at one of Alta’s facilities in Michigan. In addition, Alta regularly hires mechanics away from independent rental or service businesses in its markets, where a lack of access to OEM parts and diagnostic tools make servicing increasingly sophisticated equipment difficult. Alta intends to replicate this strategy as it acquires additional dealership territories.

Pursue Strategic Acquisitions. Alta’s management team has successfully completed 16 acquisitions. Alta has also entered into non-binding letters of intent to acquire the Liftech and Flagler dealership operations, and Alta expects to accelerate its acquisition strategy following the business combination. Alta has two primary areas of focus when pursuing acquisitions:

●	Territory In-Fill. Within its existing territories, Alta pursues acquisitions that provide new customer relationships and pools of skilled technicians, such as regional rental houses or independent service businesses. These acquisitions advance the parts and service strategy by simultaneously increasing the field population within the existing territory and expanding the number of skilled technicians to generate predictable, high-margin service revenue.

●	Territorial Expansion. Alta’s geographic footprint has grown through acquisition, from its original Michigan lift truck territory to a leading equipment dealer in the Midwest and New England. In selecting additional territories for acquisition, Alta prioritizes geographically contiguous markets that can be improved by Alta’s systems and processes and/or markets with a high density of equipment users. The acquisition of the greater Chicago Hyster-Yale territory provides an example in which both strategic priorities were achieved, as Alta’s Michigan processes were introduced in the new territory, improving business performance and operating leverage, while the acquisition provided access to one of the largest industrial equipment markets in the U.S.

History

Through its predecessor companies, Alta has been in the equipment sales, service, and rental business for approximately 35 years. Alta Equipment Holdings, Inc. was formed in 1984 as Yale Materials Handling-Michigan, Inc. and was initially an industrial forklift distributor. Alta was originally owned and operated by Steven Greenawalt, current Chief Executive Officer Ryan Greenawalt’s father. Ryan Greenawalt returned to Alta in a senior management capacity in 2008, following professional experience in financial services. Under Ryan Greenawalt’s leadership, Alta broadened its industrial equipment offering, expanded into construction equipment distribution, and launched an acquisition strategy that has resulted in 16 successful transactions. In 2017, Ryan Greenawalt executed a buy-out of his father and other family members, becoming the sole indirect holder of common LLC membership interests.

Prior to executing the Merger Agreement, Alta’s business was conducted through Alta Enterprises, LLC and its operating subsidiaries. Alta Enterprises, LLC is a subsidiary of Alta Equipment Holdings, Inc.

On May 1, 2019, Alta acquired the assets and business of NITCO. NITCO brought Alta into the industrial and construction equipment market in Massachusetts, Maine, Connecticut, New Hampshire, Vermont, and Rhode Island. Alta’s NITCO Division’s primary OEM partners are Hyster-Yale for industrial equipment and JCB for construction equipment. Alta expects the NITCO Division to be Alta’s platform for continued expansion, particularly in industrial equipment, along the Northeast Coast.

Alta has entered into non-binding letters of intent to acquire Liftech in Upstate New York and Vermont and Flagler in Florida and portions of Georgia. Concurrently with and contingent upon the closing of the business combination, Alta intends to consummate the acquisition of each of Liftech and Flagler pending negotiation of definitive agreements.

Customers

Alta serves customers in its territories in Michigan, Illinois, Indiana, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, and Rhode Island. Alta’s primary customer end markets include diversified manufacturing, wholesale / retail, construction, automotive, municipal / government, and medical. Alta’s customers vary from small, single machine owners to large contractors and industrial and commercial companies that are national OEM accounts. In 2018, no single customer accounted for more than 2% of Alta’s total revenues. Alta’s top ten customers combined accounted for approximately 8% of its total revenues in 2018.

Floorplan Financing

Alta maintains equipment inventory within its dealer platform necessary to meet its customers’ needs. Inventory levels fluctuate throughout the year and tend to increase ahead of the start of the spring construction season.

New equipment inventory is primarily financed with OEM floorplan facilities with an initial promotional period that is highly subsidized or interest-free. OEMs provide this financing to enable dealers to carry equipment in anticipation of customer orders and to increase market share. In many cases Alta sells the equipment financed by its floorplan facilities before the expiration of the promotional period. Alta views floorplan financing on new equipment inventory that is less than a year old as a component of its working capital, and does not consider floorplan financing on new equipment as part of its corporate indebtedness.

Sales and Marketing

Alta has two distinct sales forces aligned around equipment type: industrial and construction. Alta believes maintaining separate sales forces for equipment allows its sales teams to effectively meet the demands of different types of customers while understanding sales strategies tailored to the equipment type. Alta has a commission-based compensation program for its sales forces.

Alta provides extensive training, including frequent factory and in-house training by OEM representatives regarding the operational features to further develop its sales team’s knowledge and experience. This training is essential, as Alta’s sales personnel regularly call on customers’ job sites, often assisting customers in assessing their immediate and ongoing equipment needs.

Alta utilizes a customized Enterprise Resource Planning (“ERP”) tool, called e-Emphasys, which provides sophisticated customer relationship management functionality. e-Emphasys was designed for heavy equipment dealerships and was expanded to include Alta’s broad product portfolio, including industrial equipment. Alta believes that this comprehensive customer and sales tool enhances its territory management by increasing the productivity of its sales teams and by tracking equipment service history to advance its customer support goals.

While Alta’s specialized, well-trained sales force strengthens its customer relationships and fosters customer loyalty, Alta also promotes its business through marketing and advertising, including industry publications, direct mail campaigns, television and radio and its website at www.altaequipment.com and www.nitco-lift.com. The information contained on such websites is not a part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

Suppliers

Alta purchases a significant amount of equipment and parts from the 30+ manufacturers with whom it has distribution agreements. Alta purchased approximately 48% of its new equipment, rental fleet, and replacement parts from two major OEMs (Hyster-Yale and Volvo) during the year ended December 31, 2018. Alta is the exclusive OEM replacement part distributor within its territories, allowing Alta to provide superior service support to its customers on an aftermarket basis.

Information Technology Systems

Among other metrics, Alta’s information systems track rental inventory utilization statistics, maintenance and repair costs, returns on investment for specific equipment types and detailed operational and financial information for each piece of equipment. Alta’s integrated services platform enables Alta to closely monitor its performance and its business. Alta’s point-of-sale system enables it to link all of its facilities, permitting universal access to real-time data concerning equipment located at the individual facility locations and the rental status and maintenance history for each piece of equipment. Alta’s information technology systems include such features as on-line contract generation, automated billing, applicable sales tax computation and automated rental purchase option calculation. Alta’s customer relationship management system provides sales and customer information, available rental fleet and inventory information, a quote system and other organizational tools to assist its sales forces. Alta maintains an extensive customer database which allows it to monitor the status and maintenance history of its customers’ owned-equipment and enables Alta to more effectively provide parts and services to meet their needs. Alta’s critical systems run on servers and other equipment that is current technology and is readily available from reputable suppliers and serviceable through existing maintenance agreements.

Product Warranties

Product warranties for new equipment and parts are provided by Alta’s OEM partners. The term and scope of these warranties vary greatly by supplier and by product. The OEMs pay Alta for repairs it performs to equipment under warranty in its territories.

Seasonality

Within Alta’s existing territories, equipment sales cycles peak during the spring season and extend through the summer.

Parts and services activities are less affected by changes in demand caused by seasonality and are highly predictable based on historical maintenance and service trends as equipment ages.

The demand for Alta’s rental equipment tends to be lower in the winter months, and equipment rental performance will generally correlate to the levels of current construction activities, so the severity of weather conditions can have a temporary impact.

Competition

The industrial and construction equipment sales and distribution industry is competitive and remains fragmented, with large numbers of competitors operating on a regional or local scale. Within its territories, Alta’s competitors range from multi-location, regional operators to single-location dealers of competing equipment brands. For industrial equipment, Alta’s Hyster-Yale partner primarily competes with Toyota Industries Corporation (Toyota and Raymond brands), and Crown Equipment Corporation. Products that compete with the equipment manufactured by Volvo, Alta’s key construction OEM partner, are manufactured primarily by Caterpillar Inc., Deere and Company, and Komatsu Ltd.

Competition among equipment dealers, whether they offer industrial or construction equipment or both, is primarily based on customer service, including repair and maintenance service provided by the dealer, reputation of the OEM and dealer, quality and design of the products, and price. In Alta’s experience, reliability and up-time are the key considerations for customers in selecting industrial and construction equipment, and Alta believes that its focus on parts and service support has helped it win and maintain customer business. In contrast, price is not typically a customer’s key point of differentiation in selecting among competing equipment, as OEM partners often provide pricing flexibility in order to drive market share.

Environmental and Safety Regulations

Alta’s facilities and operations are subject to comprehensive and frequently changing federal, state and local environmental and occupational health and safety laws. These laws regulate, among other things, the handling, storage, use and disposal of hazardous materials and wastes and, if any, the associated cleanup of properties affected by pollutants, air quality (emissions) and wastewater. Alta does not currently anticipate any material adverse effect on its business or financial condition or competitive position as a result of its compliance with such requirements. Alta will continue to take necessary steps to comply with environmental requirements, but it does not expect to incur material capital or other expenditures for environmental controls or compliance.

In the future, federal, state or local governments could enact new or more stringent laws or issue new or more stringent regulations concerning environmental and worker health and safety matters or effect a change in their enforcement of existing laws or regulations, that could affect Alta’s operations. There can be no assurance that Alta, or various environmental regulatory agencies, will not discover previously unknown environmental non-compliance or contamination, for which Alta could be held liable. It is possible that changes in environmental and worker health and safety laws or liabilities from newly-discovered non-compliance or contamination could have a material adverse effect on Alta’s business, financial condition and results of operations.

Employees

As of October 31, 2019, Alta had approximately 1,354 employees. Of these employees, 699 are hourly and salaried corporate and administrative personnel, and 655 are skilled technicians paid on an hourly basis. A collective bargaining agreement relating to 13 of Alta’s locations covers approximately 330 of its employees. Alta believes its relations with its employees are good, and Alta has never experienced a work stoppage.

Generally, the total number of employees does not significantly fluctuate throughout the year. However, acquisition activity may increase the number of Alta’s employees. Fluctuations in the level of Alta’s business activity could require some staffing level adjustments in response to actual or anticipated customer demand.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against Alta or any members of its management team in their capacity as such.

ALTA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement. This discussion contains “forward-looking statements” reflecting Alta’s current expectations, estimates and assumptions concerning events and financial trends that may affect its future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors. Factors that could cause or contribute to such differences include, but are not limited to, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this proxy statement, particularly in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. Alta assumes no obligation to update any of these forward-looking statements.

Business description

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, Alta sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other industrial and construction equipment. Alta engages in five principal business activities in these equipment categories:

(i)	new equipment sales;

(ii)	used equipment sales;

(iii)	parts sales;

(iv)	repair and maintenance services; and

(v)	equipment rentals.

Alta has operated as an equipment dealership for 35 years and has developed a branch network that includes 31 total locations in Michigan, Illinois, Indiana, Massachusetts, Maine, Connecticut, New Hampshire, and Rhode Island. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof.

Within its territories, Alta is the exclusive distributor of new equipment and replacement parts on behalf of its Original Equipment Manufacturer (“OEM”) partners. Alta and its regional subsidiaries enjoy long-standing relationships with the leading industrial and construction equipment OEMs, including Hyster-Yale Materials Handling, Inc. (“Hyster-Yale”), AB Volvo (“Volvo”), and JCB Co., Ltd. (“JCB”), among more than 30 others. Alta is consistently recognized by OEMs as a top dealership partner, identified as a Top 4 Hyster-Yale dealer nationally and awarded Volvo Dealer of the Year in 2018.

Business Segments

Alta has two reportable segments: Industrial Equipment and Construction Equipment. Alta’s segments are determined based on management structure, which is organized based on types of products sold and geographic areas, as described in the following paragraph. The operating results for each segment are reported separately to Alta’s Chief Executive Officer (the chief operating decision maker of Alta) to make decisions regarding the allocation of resources, to assess Alta’s operating performance and to make strategic decisions.

The Industrial Equipment segment is principally engaged in operations related to the sale, service, and rental of lift trucks in Michigan, Illinois, Indiana, as well as parts of the northeastern United States. The Industrial Equipment segment is made up of the legal entities Alta Industrial Equipment Michigan, LLC, Alta Industrial Equipment Company, LLC, and NITCO, LLC. The Construction Equipment segment is principally engaged in operations related to the sale, service, and rental of construction equipment in the states of Michigan and Illinois. The Construction Equipment segment is made up of the legal entities Alta Construction Equipment, LLC, Alta Construction Equipment Illinois, LLC, and Alta Heavy Equipment Services LLC.

Alta Enterprises, LLC is the holding company for the legal entities noted above that make up each segment. In addition to being the holding company, Alta Enterprises, LLC also holds corporate debt, stock warrants, and has minor activity all together.

Acquisitions

YES Equipment and Services, LLC

Alta entered into an asset purchase agreement on August 11, 2017 to purchase the assets of YES Equipment and Services, LLC (“YES"). The acquisition took place to expand Alta’s industrial segment in the Chicago region. Consideration paid totaled $7.5 million.

C&M Dahlen Inc.

Alta Construction Equipment Illinois, LLC entered into an asset purchase agreement on April 13, 2018 to purchase the assets of C&M Dahlen, Inc., d/b/a Elite Heavy Equipment Service (“Elite"). Elite is a provider of field service, preventative maintenance, weld-bore repair, welding and fabrication, component rebuilding, and in- shop repairs in the Spring Grove, Illinois area. The acquisition took place to expand Alta’s construction segment in Illinois. Total consideration paid amounted to $4.6 million.

Northland Industrial Truck Co., Inc.

On May 1, 2019, Alta purchased the assets of Northland Industrial Truck Co., Inc. for a total purchase price of $65.7 million. In connection with the purchase, NITCO, LLC (“NITCO”) was created. The acquisition expands Alta’s business into the New England market, adding full-service materials handling and allied sales operations in Massachusetts, Connecticut, New Hampshire and Maine.

Financial Statement Components

Alta’s revenues and related costs are primarily derived from sale or rental of equipment and related activities, and consist of:

New Equipment Sales. Alta sells new heavy construction and industrial equipment and is a leading regional distributor for over 30 nationally recognized equipment manufacturers, including Hyster, Yale, Volvo, and JCB. Alta’s new equipment sales operation is a primary source of new customers for the rental, parts and services business. The majority of Alta’s new equipment sales is predicated on exclusive distribution agreements Alta has with best-in-class OEMs. The sale of new equipment to customers, while profitable, acts as a means of generating equipment field population and activity for Alta’s high-margin revenue streams, specifically service and parts.

Used Equipment Sales. Alta sells used equipment which is either equipment that has been taken in on trade from a customer that is purchasing new equipment or equipment that has been designated for disposal and has been transferred to Alta’s used inventory from Alta’s rental fleet. Used equipment sales made in Alta’s territories, like new equipment sales, generate parts and services business for Alta as well.

Parts Sales. Alta sells replacement parts to customers and supplies parts to its own rental fleet. Alta’s in-house parts inventory is extensive such that Alta is able to provide timely service support to Alta’s customers. The majority of Alta’s parts inventory is made up of OEM replacement parts for those OEM’s that Alta has exclusive dealership agreements to sell new equipment.

Service Support. Alta provides maintenance and repair services for customer-owned equipment and to Alta’s own rental fleet. In addition to repair and maintenance on an as-needed or scheduled basis, Alta provides ongoing preventative maintenance services and warranty repairs for its customers. Alta has committed substantial resources to training its technical service employees and has a full-scale services infrastructure that Alta believes differentiates Alta from its competitors. Approximately half of Alta’s employees are skilled service technicians. Training, paid time off, and other non-billable costs of maintaining Alta’s expert technicians flow through this revenue stream in addition to the direct customer-billable labor.

Equipment Rentals. Alta rents heavy construction, industrial, and compact equipment to its customers on a daily, weekly and monthly basis. Alta’s rental fleet, which Alta believes to be well maintained, consists of approximately 5,600 pieces of equipment having an original acquisition cost (which Alta defines as the cost originally paid to manufacturers or the original amount financed under operating leases) of approximately $267.3 million and an average age of approximately 39 months. In addition to being a core business, Alta’s rental business also creates cross-selling opportunities for Alta in sales and service support activities.

Rental Equipment Sales. Alta additionally sells rental equipment from its rental fleet. Customers often have options to purchase equipment after or before rental agreements have matured. Rental equipment sales, like new and used equipment sales, generate customer-based equipment field population within Alta’s territories and ultimately high-margin parts and services revenue for Alta.

General and Administrative expenses. These costs are made up of three main components: personnel costs, operational costs, and occupancy costs. Personnel costs are made up of hourly and salaried wages for administrative employees, including incentive compensation, and employee benefits, including medical benefits. Operational costs include marketing activities, costs associated with deploying and leasing Alta’s service vehicle fleet, information technology, general corporate costs, depreciation on non-sales related assets, and intangible amortization. Occupancy costs are made up of all expenses related to office and administrative working space, including rent, utilities, property taxes, and building insurance.

Other Income (Expense). This section of the financials is mostly made up of interest expense and other miscellaneous items that result in income or expense. Interest expense is mostly driven by manufacturer floor plan arrangements, a working capital line-of-credit, and a second-lien senior unsecured loan. Manufacturer floor plans payable are financing arrangements for new, used inventory and rental equipment. See Note 10 - Lines of Credit and Floor Plans note within the Notes to Condensed Consolidated Financial Statements in the financial statements for the year ended December 31, 2018 for more information.

Results of Operations

Year ended December 31, 2018 compared with year ended December 31, 2017

Consolidated Results

	Years ended December 31,		Percent of Revenue Years ended December 31,		Increase (Decrease)
	2018	2017	2018	2017	2018 versus 2017
Revenues:
New and used equipment sales	$181,742	$156,485	44.0%	45.3%	$25,257	16.1%
Parts sales	61,341	51,375	14.8	14.9	9,966	19.4
Service revenue	61,563	49,332	14.9	14.3	12,231	24.8
Rental revenue	74,446	61,245	18.0	17.7	13,201	21.6
Rental equipment sales	34,293	27,031	8.3	7.8	7,262	26.9
Net revenue	413,385	345,468	100.0	100.0	67,917	19.7
Cost of revenues:
New and used equipment sales	158,063	138,153	38.2	40.0	19,910	14.4
Parts sales	40,602	35,482	9.8	10.3	5,120	14.4
Service revenue	24,185	18,832	5.9	5.5	5,353	28.4
Rental revenue	15,107	11,862	3.7	3.4	3,245	27.4
Rental depreciation	34,256	29,460	8.3	8.5	4,796	16.3
Rental equipment sales	30,494	23,639	7.4	6.8	6,855	29.0
Cost of revenue	302,707	257,428	73.2	74.5	45,279	17.6
Gross profit	110,678	88,040	26.8	25.5	22,638	1.3
General and administrative expenses	92,314	74,906	22.3	21.7	17,408	23.2
Non-operating depreciation	2,029	1,530	0.5	0.4	499	32.6
Total general and administrative expenses	94,343	76,436	22.8	22.1	17,907	23.4
Income from operations	16,335	11,604	4.0	3.4	4,731	40.8
Other income (expense)
Interest expense	(15,131)	(6,210)	(3.7)	(1.8)	(8,921)	143.7
Other income	1,220	514	0.3	0.1	706	137.4
Change in fair market of warrants	(400)	-	(0.1)	-	(400)	n/a
Total other expense	(14,311)	(5,696)	(3.5)	(1.6)	(8,615)	151.2
Net income	$2,024	$5,908	0.5%	1.7%	$(3,884)	(65.7)%

Revenue: Consolidated revenue increased by 19.7% to $413.4 million in 2018 as compared to 2017. This increase was primarily driven by the acquisitions of YES and Elite, an independent service company, and an increased presence in Illinois. Parts and service revenue streams further benefited from follow-on demand resulting from increased growth in equipment sales from prior years. New and used equipment sales increased overall as a result of acquisition activity and the increased presence in Illinois but as a percentage of revenue slightly declined due to rapid service revenue growth, Elite’s service-centric revenue mix, and customer tendencies to rent before buying. Correspondingly, rental equipment sales as a percentage of revenue have also increased as customers choose to purchase Alta’s high-quality rental equipment. Service revenue increased as a percentage of revenue as a result of the Elite transaction and higher revenue growth relative to other revenue streams as customers who have previously purchased equipment are requiring to have that equipment routinely serviced as it ages.

Gross profit (GP):

	Years ended
	December 31,
	2018	2017	GP %
	GP%	GP%	Change
Consolidated:
New and used equipment sales	13.0%	11.7%	1.3%
Parts sales	33.8%	30.9%	2.9%
Service revenue	60.7%	61.8%	(1.1)%
Rental revenue	33.7%	32.5%	1.2%
Rental equipment sales	11.1%	12.5%	(1.4)%

Consolidated gross profit	26.8%	25.5%	1.3%

Consolidated gross profit increased by 1.3% from 25.5% in 2017 to 26.8% in 2018. This increase is primarily due to overall cost efficiencies combined with an increase in higher margin sales within the new and used equipment sales, parts sales, and rental revenue streams and the acquisitions of YES and Elite bringing higher rental and service margins to the sales mix, respectively. This increase is somewhat offset by higher labor costs associated with increased headcount and more union labor within the service revenue stream. Rental equipment sales margins increased slightly in Alta’s Construction Equipment segment, but were offset by a decrease in the Industrial Equipment segment, which had a large relative impact on a percentage basis due to small dollar values. See the segment results below for details.

G&A expenses: Consolidated general and administrative (G&A) expenses increased by 23.4% to about $94.3 million in 2018 as compared to 2017. This increase is primarily due to the acquisitions of YES and Elite, start-up costs associated with the openings of new branches, service vehicle costs associated with the growth of Alta’s service and parts revenue, implementation of a new ERP system, and higher personnel costs. As a percentage of revenue, G&A expenses remained relatively consistent, only increasing by about 0.7%.

Other Income (Expense): Consolidated other income (expense) increased to about ($14.3) million in 2018 as compared to 2017. This was primarily due to an increase of about ($8.9) million in interest expense relating to increased interest rates, increased utilization of Alta’s floorplan line of credits, and greater borrowings associated with financing acquisition activity. See Note 11 – Long-Term Debt in the Notes to Condensed Consolidated Financial Statements for further details about Alta’s debt arrangements.

Industrial Equipment Results

	Years ended December 31,		Percent of Revenue Years ended December 31,		Increase (Decrease)
	2018	2017	2018	2017	2018 versus 2017
Revenues:
New and used equipment sales	$92,503	$85,940	45.7%	45.7%	$6,563	7.6%
Parts sales	34,743	33,047	17.2	17.6	1,696	5.1
Service revenue	44,317	40,589	21.9	21.6	3,728	9.2
Rental revenue	30,088	27,501	14.9	14.6	2,587	9.4
Rental equipment sales	889	1,138	0.4	0.6	(249)	(21.9)
Net revenue	202,540	188,215	100.0	100.0	14,325	7.6
Cost of revenues:
New and used equipment sales	80,120	75,874	39.6	40.3	4,246	5.6
Parts sales	22,011	21,738	10.9	11.5	273	1.3
Service revenue	17,019	15,287	8.4	8.1	1,732	11.3
Rental revenue	6,563	6,572	3.2	3.5	(9)	(0.1)
Rental depreciation	9,506	10,803	4.7	5.7	(1,297)	(12.0)
Rental equipment sales	855	506	0.4	0.3	349	69.0
Cost of revenue	136,074	130,780	67.2	69.5	5,294	4.0
Gross profit	66,466	57,435	32.8	30.5	9,031	2.3
General and administrative expenses	52,511	48,555	25.9	25.8	3,956	8.1
Non-operating depreciation	1,465	960	0.7	0.5	505	52.6
Total general and administrative expenses	53,976	49,515	26.6	26.3	4,461	9.0
Income from operations	12,490	7,920	6.2	4.2	4,570	57.7
Other income (expense)
Interest expense	(3,084)	(2,211)	(1.5)	(1.2)	(873)	39.5
Other income	386	365	0.2	0.2	21	5.8
Total other expense	(2,698)	(1,846)	(1.3)	(1.0)	(852)	46.2
Net income	$9,792	$6,074	4.8%	3.2%	$3,718	61.2%

Revenue: Industrial Equipment segment revenue increased by 7.6% to $202.5 million in 2018 as compared to 2017. New and used equipment, service, and rental revenues increased primarily due to the acquisition of YES, expansion in Illinois, and general growth in Alta’s existing territories. The parts and service revenue streams also benefited from increased demand and higher labor billing rates. As a percentage of revenue, all revenue streams remained relatively stable year over year. Service revenue increased slightly as a percentage of revenue as a result of high revenue growth relative to other revenue streams as customers who have previously purchased equipment are requiring equipment service.

Gross profit (GP):

	Years ended
	December 31,
	2018	2017	GP %
	GP%	GP%	Change
Industrial:
New and used equipment sales	13.4%	11.7%	1.7%
Parts sales	36.6%	34.2%	2.4%
Service revenue	61.6%	62.3%	(0.7)%
Rental revenue	46.6%	36.8%	9.8%

Segment gross profit	32.8%	30.5%	2.3%

Industrial Equipment overall gross profit increased by 2.3% from 30.5% in 2017 to 32.8% in 2018. This was primarily driven by an increase in sales of higher margin equipment within new and used equipment sales and stronger margins in parts sales. Rental revenue margins were also benefited by the YES acquisition and by assets within the existing rental fleet reaching full depreciation. These increases were partially offset by increased labor costs associated with a greater headcount within Alta’s service operation. Rental equipment sales within the Industrial Equipment segment are not meaningful as they are less than 1% of total segment revenues.

G&A expenses: General and administrative expenses (G&A) within the Industrial Equipment segment increased about 9.0% to about $54.0 million in 2018 as compared to 2017. This increase is primarily due to the acquisition of YES, the opening of the Bolingbrook, IL location, continuing implementation costs associated with Alta’s new ERP system, and increased personnel costs as a result of a headcount increase to support the segment’s continued growth.

Other Income (Expense): Total other income (expense) increased to about ($2.7) million in 2018 as compared to 2017. This is primarily due to interest expense increasing by about 39.4% to about ($3.1) million. The increase in interest expense is due to increased interest rates and utilization of Alta’s working capital line of credit and floor plan facilities to support the YES acquisition and the segments continued organic growth.

Construction Equipment Results

	Years ended December 31,		Percent of Revenue Years ended December 31,		Increase (Decrease)
	2018	2017	2018	2017	2018 versus 2017
Revenues:
New and used equipment sales	$89,239	$70,545	42.3%	44.9%	$18,694	26.5%
Parts sales	26,598	18,328	12.6	11.7	8,270	45.1
Service revenue	17,246	8,743	8.2	5.6	8,503	97.3
Rental revenue	44,358	33,744	21.0	21.5	10,614	31.5
Rental equipment sales	33,404	25,893	15.8	16.5	7,511	29.0
Net revenue	210,845	157,253	100.0	100.0	53,592	34.1
Cost of revenues:
New and used equipment sales	77,943	62,279	37.0	39.6	15,664	25.2
Parts sales	18,591	13,744	8.8	8.7	4,847	35.3
Service revenue	7,166	3,545	3.4	2.3	3,621	102.1
Rental revenue	8,544	5,290	4.1	3.4	3,254	61.5
Rental depreciation	24,750	18,657	11.7	11.9	6,093	32.7
Rental equipment sales	29,639	23,133	14.1	14.7	6,506	28.1
Cost of revenue	166,633	126,648	79.0	80.5	39,985	31.6
Gross profit	44,212	30,605	21.0	19.5	13,607	1.5
General and administrative expenses	39,495	25,501	18.7	16.2	13,994	54.9
Non-operating depreciation	564	570	0.3	0.4	(6)	(1.1)
Total general and administrative expenses	40,059	26,071	19.0	16.6	13,988	53.7
Income from operations	4,153	4,534	2.0	2.9	(381)	(8.4)
Other income (expense)
Interest expense	(6,058)	(3,943)	(2.9)	(2.5)	(2,115)	53.6
Other income	834	149	0.4	0.1	685	459.7
Total other expense	(5,224)	(3,794)	(2.5)	(2.4)	(1,430)	37.7
Net loss	$(1,071)	$740	(0.5)%	0.5%	$(1,811)	(244.7)%

Revenue: Construction Equipment segment revenues increased by 34.1% to $210.8 million in 2018 as compared to 2017. All revenue streams benefited from the acquisition of Elite in April 2018, an increased market presence in Illinois (as Alta was named the Volvo Construction Equipment dealer in Illinois in the Fall of 2017), and an increased ability to provide equipment and services to union labor-based projects. Parts and service revenue streams further benefited from follow-on demand resulting from increased growth in equipment sales from prior years. Parts and service revenue also increased as a percentage of revenue as customers who have previously purchased equipment are requiring service as the equipment is utilized and ages.

Gross profit (GP):

	Years ended
	December 31,
	2018	2017	GP %
	GP%	GP%	Change
Construction:
New and used equipment sales	12.7%	11.7%	1.0%
Parts sales	30.1%	25.0%	5.1%
Service revenue	58.4%	59.5%	(1.1)%
Rental revenue	24.9%	29.0%	(4.1)%
Rental equipment sales	11.3%	10.7%	0.6%

Segment gross profit	21.0%	19.5%	1.5%

Construction Equipment gross profit increased by 1.5% from 19.5% in 2017 to 21.0% in 2018 as a result of rapid parts sales growth accompanied with cost efficiencies realized within these streams. Service revenue margins fell slightly compared to the overall segment increase due to higher labor costs associated with increased headcount and more union labor. The overall increase is partially offset by rental costs associated with the transportation of rental equipment to expansion locations in Illinois. New and used equipment sales and rental equipment sales’ margins remained relatively stable year over year.

G&A expenses: Construction Equipment general and administrative (G&A) costs increased by 53.7% to about $40.1 million in 2018 as compared to 2017. This increase is primarily due to the acquisition of Elite, start-up costs associated with new branch openings, costs associated with service fleet vehicles to support increased technician headcount and higher employee benefit costs related to union labor.

Other Income (Expense): Total other income (expense) increased to about ($5.2) million in 2018 as compared to ($3.8) million in 2017. This is primarily due to interest expense increasing by about 53.6% to about ($6.1) million. The increase in interest expense is due to increased interest rates and utilization of Alta’s working capital line of credit and floor plan facilities to support the Elite acquisition and the segments continued organic growth and need for capital resources.

Nine months ended September 30, 2019 compared with nine months ended September 30, 2018

Consolidated Results

	Nine months ended September 30,		Percent of Revenue Nine months ended September 30,		Increase (Decrease)
	2019	2018	2019	2018	2019 versus 2018
Revenues:
New and used equipment sales	$167,091	$135,146	43.1%	45.5%	$31,945	23.6%
Parts sales	60,017	44,887	15.5	15.1	15,130	33.7
Service revenue	67,165	44,337	17.3	14.9	22,828	51.5
Rental revenue	66,903	53,644	17.2	18.1	13,259	24.7
Rental equipment sales	26,818	19,126	6.9	6.4	7,692	40.2
Net revenue	387,994	297,140	100.0	100.0	90,854	30.6
Cost of revenues:
New and used equipment sales	146,629	118,055	37.8	39.7	28,574	24.2
Parts sales	39,353	30,357	10.1	10.2	8,996	29.6
Service revenue	24,263	16,741	6.3	5.6	7,522	44.9
Rental revenue	11,403	11,398	2.9	3.8	5	0.0
Rental depreciation	32,947	24,367	8.5	8.2	8,580	35.2
Rental equipment sales	23,066	16,884	5.9	5.7	6,182	36.6
Cost of revenue	277,661	217,802	71.6	73.3	59,859	27.5
Gross profit	110,333	79,338	28.4	26.7	30,995	1.7
General and administrative expenses	95,625	67,165	24.6	22.6	28,460	42.4
Non-operating depreciation	1,826	1,596	0.5	0.5	230	14.4
Total general and administrative expenses	97,451	68,761	25.1	23.1	28,690	41.7
Income from operations	12,882	10,577	3.3	3.6	2,305	21.8
Other income (expense)
Interest expense	(15,142)	(10,587)	(3.9)	(3.6)	(4,555)	43.0
Other income	957	693	0.2	0.2	264	38.1
Change in fair market of warrants	(28,272)	(300)	(7.3)	(0.1)	(27,972)	n/a
Total other expense	(42,457)	(10,194)	(10.9)	(3.4)	(32,263)	316.5
Net loss	$(29,575)	$383	(7.6)%	0.1%	$(29,958)	(7,821.9)%

Revenue: Consolidated revenue increased by $90.9 million, or 30.6%, to $388.0 million for the nine months ended September 30, 2019 as compared to the same period last year. The largest drivers of this increase period over period are the acquisitions of NITCO in May 2019 and consolidated full period results from the acquisition of Elite in April 2018. All revenue streams increased as a result of these acquisitions. New and used equipment especially benefited from the NITCO acquisition, having added about $27.7 million to revenue as a result of the transaction. New and used equipment additionally benefited from increased sales volume in existing markets. Parts and service increases continue to be driven by an increased demand for maintenance on aging equipment previously sold to Alta’s customers. Service revenue increases were additionally driven by Elite’s strong service business. As a percentage of revenue, service revenues have also increased relative to other revenue streams due to the aforementioned reasons. Rental equipment sales have also increased relative to new and used equipment sales as customers increasingly purchase equipment from Alta’s lightly-aged high-quality rental fleet.

Gross profit (GP):

	Nine months ended
	September 30,
	2019	2018	GP %
Consolidated:	GP%	GP%	Change
New and used equipment sales	12.2%	12.6%	(0.4)%
Parts sales	34.4%	32.4%	2.0%
Service revenue	63.9%	62.2%	1.7%
Rental revenue	33.7%	33.3%	0.4%
Rental equipment sales	14.0%	11.7%	2.3%

Consolidated gross profit	28.4%	26.7%	1.7%

Consolidated gross profit increased by 1.7% from 26.7% in the nine months ended September 30, 2018 to 28.4% in the same period in 2019. New and used equipment and rental gross margins remained relatively stable period over period. Parts and service revenue streams benefited from follow-on demand resulting from increased growth in equipment sales from prior years accompanied with realizing cost efficiencies. Rental equipment sales margins benefited from growing rental sales and stabilizing costs associated with Alta’s expansion in Illinois and economies of scale realized in existing markets within the Construction Equipment segment.

G&A expenses: Consolidated general and administrative (G&A) expenses increased by about 41.7% to about $97.5 million for the nine months ended September 30, 2019 as compared to the same period last year. This increase is primarily attributable to the NITCO acquisition and consolidated full period results of Elite in 2019 relative to 2018. Outside of acquisition activity, G&A expenses slightly increased as a percentage of revenue to support enterprise-wide growth.

Other Income (expense): Consolidated other income (expense) increased to about ($42.5) million for the nine months ended September 30, 2019 as compared to the same period last year. This is primarily due to interest expense increasing by about 43.0% to about ($15.1) million. The increase in interest expense is due to increased floorplan interest rates, increased utilization, and greater borrowings associated with financing acquisition activity. Alta also incurred a ($28.2) million expense related to the revaluation of warrants triggered by the B. Riley transaction.

Industrial Equipment Results

			Percent of Revenue
	Nine months ended		Nine months ended
	September 30,		September 30,		Increase (Decrease)
	2019	2018	2019	2018	2019 versus 2018
Revenues:
New and used equipment sales	$98,298	$66,044	46.4%	44.6%	32,254	48.8%
Parts sales	35,682	26,044	16.8	17.6	9,638	37.0
Service revenue	48,367	32,956	22.8	22.3	15,411	46.8
Rental revenue	26,932	22,616	12.7	15.3	4,316	19.1
Rental equipment sales	2,535	362	1.2	0.2	2,173	600.3
Net revenue	211,814	148,022	100.0	100.0	63,792	43.1
Cost of revenues:
New and used equipment sales	86,292	57,120	40.7	38.6	29,172	51.1
Parts sales	22,183	16,796	10.5	11.3	5,387	32.1
Service revenue	17,593	12,499	8.3	8.4	5,094	40.8
Rental revenue	4,235	5,185	2.0	3.5	(950)	(18.3)
Rental depreciation	10,247	7,241	4.8	4.9	3,006	41.5
Rental equipment sales	1,601	359	0.8	0.2	1,242	346.0
Cost of revenue	142,151	99,200	67.1	67.0	42,951	43.3
Gross profit	69,663	48,822	32.9	33.0	20,841	(0.1)
General and administrative expenses	57,673	39,896	27.2	27.0	17,777	44.6
Non-operating depreciation	1,391	1,167	0.7	0.8	224	19.2
Total general and administrative expenses	59,064	41,063	27.9	27.7	18,001	43.8
Income from operations	10,599	7,759	5.0	5.2	2,840	36.6
Other income (expense)
Interest expense	(3,291)	(2,145)	(1.6)	(1.4)	(1,146)	53.4
Other income	731	418	0.3	0.3	313	74.9
Total other expense	(2,560)	(1,727)	(1.2)	(1.2)	(833)	48.2
Net income	$8,039	$6,032	3.8%	4.1%	2,007	33.3%

Revenue: Industrial Equipment segment revenue increased by 43.1% to $211.8 million for the nine months ended September 30, 2019 as compared to the same period last year. All revenue streams were increased primarily due to the acquisition of NITCO in May 2019. The NITCO acquisition had the largest effects on new and used equipment sales, having accounted for about $27.7 million of the $32.3 million increase, and service revenue, having accounted for about $12.1 million of the $15.4 million increase. The NITCO acquisition also effected the majority of the increase in parts, rental, and rental equipment sales, having accounted for over 90% of the increase in each respective revenue stream. Service revenue additionally benefited from increased demand and higher billing rates. The high growth in new and used equipment sales and service sales due to the aforementioned reasons drove its percentage of revenue to increase higher than other revenue streams.

Gross profit (GP):

	Nine months ended
	September 30,
	2019	2018	GP %
Industrial:	GP%	GP%	Change
New and used equipment sales	12.2%	13.5%	(1.3)%
Parts sales	37.8%	35.5%	2.3%
Service revenue	63.6%	62.1%	1.5%
Rental revenue	46.2%	45.1%	1.1%

Segment gross profit	32.9%	33.0%	(0.1)%

Industrial Equipment gross profit remained stable, moving from 33.0% in the nine months ended September 30, 2018 to 32.9% in the same period in 2019. Every major revenue stream’s margin increased year-over-year except for new and used equipment. New and used equipment margins fell slightly due to product mix, as Alta’s new equipment sales grew rapidly but have slightly lower margins than Alta’s used equipment sales. Since new and used equipment is Alta’s largest revenue source, this caused the segment to show a slight decline in margin. Parts and service revenue streams benefited from follow-on demand resulting from increased growth in equipment sales from prior years. Rental revenue margins increased as expansion costs associated with growth in Illinois and integration of the YES acquisition in the prior year stabilized while revenue continued to grow. The NITCO acquisition significantly improved the profitability of Alta’s Industrial segment, especially in the new and used equipment revenue stream.

G&A expenses: Industrial Equipment general and administrative (G&A) expenses increased by about 43.8% to about $59.1 million for the nine months ended September 30, 2019 as compared to the same period last year. This increase is primarily due to the NITCO acquisition. Excluding NITCO, general and administrative costs grew in a similar manner to revenue growth, as G&A costs as a percentage of revenue remained completely stable at 27.7%. NITCOs G&A expense as a percentage of revenue is fairly consistent with the Industrial Equipment segment as a whole, with NITCOs G&A expense being at 28.4% of NITCO revenue compared to the segments G&A expense being at 27.7% of the segment revenue.

Other Income (expense): Industrial Equipment other income (expense) increased to about ($2.6) million for the nine months ended September 30, 2019 as compared to the same period last year. This is primarily due to interest expense increasing by about ($1.1) million to about ($3.3) million. The majority of this increase was the addition of debt related to the NITCO acquisition, as its assets were financed via Alta’s line of credit and floorplan financing facilities.

Construction Equipment Results

			Percent of Revenue
	Nine months ended		Nine months ended
	September 30,		September 30,		Increase (Decrease)
	2019	2018	2019	2018	2019 versus 2018
Revenues:
New and used equipment sales	$68,793	$69,102	39.0%	46.3%	$(309)	(0.4)%
Parts sales	24,335	18,843	13.8	12.6	5,492	29.1
Service revenue	18,798	11,381	10.7	7.6	7,417	65.2
Rental revenue	39,971	31,028	22.7	20.8	8,943	28.8
Rental equipment sales	24,283	18,764	13.8	12.6	5,519	29.4
Net revenue	176,180	149,118	100.0	100.0	27,062	18.1
Cost of revenues:
New and used equipment sales	60,337	60,935	34.2	40.9	(598)	(1.0)
Parts sales	17,170	13,561	9.7	9.1	3,609	26.6
Service revenue	6,670	4,242	3.8	2.8	2,428	57.2
Rental revenue	7,168	6,213	4.1	4.2	955	15.4
Rental depreciation	22,700	17,126	12.9	11.5	5,574	32.5
Rental equipment sales	21,465	16,525	12.2	11.1	4,940	29.9
Cost of revenue	135,510	118,602	76.9	79.5	16,908	14.3
Gross profit	40,670	30,516	23.1	20.5	10,154	2.6
General and
administrative expenses	36,799	27,173	20.9	18.2	9,626	35.4
Non-operating depreciation	435	429	0.2	0.3	6	1.4
Total general and administrative expenses	37,234	27,602	21.1	18.5	9,632	34.9
Income from operations	3,436	2,914	2.0	2.0	522	17.9
Other income (expense)
Interest expense	(6,001)	(4,143)	(3.4)	(2.8)	(1,858)	44.8
Other income	226	276	0.1	0.2	(50)	(18.1)
Total other expense	(5,775)	(3,867)	(3.3)	(2.6)	(1,908)	49.3
Net loss	$(2,339)	$(953)	(1.3)%	(0.6)%	$(1,386)	145.4%

Revenue: Construction Equipment segment revenue increased by 18.1% to $176.2 million for the nine months ended September 30, 2019 as compared to the same period last year. This increase is primarily attributable to having full period results of the Elite acquisition in April 2018, an increased market presence in Illinois, and an increased ability to provide equipment and services to union labor- based projects. Parts and service increases continue to be driven by an increased demand for maintenance on aging equipment previously sold to Alta’s customers. Parts and service revenues also continue to increase as a percentage of total revenue as a result of Elite’s service-centric business and as previously sold equipment is requiring service and parts. New and used equipment sales as a percentage of revenue declined as a result of the aforementioned increase in service and parts revenue related to the Elite acquisition and the segments continued organic growth in those departments as revenue mix continues to shift towards service and parts.

Gross profit (GP):

	Nine months ended
	September 30,
	2019	2018	GP %
Construction:	GP%	GP%	Change
New and used equipment sales	12.3%	11.8%	0.5%
Parts sales	29.4%	28.0%	1.4%
Service revenue	64.5%	62.7%	1.8%
Rental revenue	25.3%	24.8%	0.5%
Rental equipment sales	11.6%	11.9%	(0.3)%

Segment gross profit	23.1%	20.5%	2.6%

Construction Equipment gross profit increased by 2.6% from 20.5% in the nine months ended September 30, 2018 to 23.1% in the same period in 2019. This increase is primarily attributable to the shift of sales mix to higher margin parts, service, and rental revenue streams and realizing economies of scale in new and existing markets. New and used equipment sales and rental equipment sales margins remained relatively consistent period over period.

G&A expenses: Construction Equipment general and administrative (G&A) expenses increased by about 34.9% to about $37.2 million for the nine months ended September 30, 2019 as compared to the same period last year. The majority of this increase is attributable to consolidating the full period results of Elite, the increased market presence in Illinois, costs associated with service fleet vehicles to support increased technician headcount and higher employee benefit costs related to union labor as compared to partial period results in the prior period.

Other Income (expense): Construction Equipment other income (expense) increased to about ($5.8) million for the nine months ended September 30, 2019 as compared to the same period last year. This is primarily due to interest expense increasing by about 44.8% to about ($6.0) million. The increase in interest expense is due to increased interest rates and utilization of Alta’s working capital line of credit and floor plan facilities to support the Elite acquisition and the segments continued organic growth and need for capital resources.

Liquidity and capital resources

Year ended December 31, 2018 compared with year ended December 31, 2017

Cash Flows

Cash Flow from Operating Activities. For the year ended December 31, 2018, the cash used in Alta’s operating activities was $3.6 million. Alta’s reported net income of $2.0 million, when adjusted for non-cash income and expense items, such as depreciation and amortization, paid-in-kind interest, and provision for losses on accounts receivable, provided positive cash flows of $46.7 million. These cash flows from operating activities were offset by a $12.9 million increase in accounts receivable and a $64.2 million increase in inventories along with a $6.1 million decrease in accounts payable/accrued expenses and a $2.5 million decrease in liabilities associated with sale contracts containing guaranteed purchase obligations. Additionally, net proceeds from manufacturing floor plans increased cash flows by $34.0 million.

For the year ended December 31, 2017, the cash provided by Alta’s operating activities was $53.2 million. Alta’s reported net income of $5.9 million, when adjusted for non-cash income and expense items, such as depreciation and amortization (including amortization of debt issuance costs) and provision for losses on accounts receivable, provided positive cash flows of $38.5 million. Cash flows from operating activities were further positively impacted by net proceeds from manufacturing floor plans of $45.4 million and a $12.6 million increase in accounts payable/accrued expenses. These cash flows from operating activities were offset by an $11.3 million increase in accounts receivable and a $31.9 million increase in inventories.

Cash Flow from Investing Activities. For the year ended December 31, 2018, Alta’s cash used in Alta’s investing activities was $39.4 million. The acquisition of C&M Dahlen, Inc., d/b/a Elite Heavy Equipment Service totaled approximately $4.6 million and purchases of rental and non-rental equipment totaled approximately $34.7 million.

For the year ended December 31, 2017, Alta’s cash used in Alta’s investing activities was $30.2 million. The acquisition of YES Equipment and Services, LLC totaled approximately $7.5 million and purchases of rental and non-rental equipment totaled approximately $23.1 million.

Cash Flow from Financing Activities. For the year ended December 31, 2018, cash provided by Alta’s financing activities was $44.4 million. Net proceeds under Alta’s lines of credit and floor plans with an unaffiliated source (i.e. a non-vendor) for the year ended December 31, 2018 were $14.8 million and $18.3 million, respectively. Additionally, net proceeds under Alta’s long-term debt amounted to $12.3 million partially offset by payments on Alta’s capital lease obligations of $0.7 million.

For the year ended December 31, 2017, cash used in Alta’s financing activities was $23.1 million. Net proceeds under Alta’s floor plans with an unaffiliated source (i.e. a non-vendor) and long-term debt for the year ended December 31, 2018 were $3.8 million and $38.5 million, respectively. The cash flows were offset by expenditures for debt issuance costs of $2.0 million; net payments under Alta’s lines of credit of $39.0 million; and a redemption of the stock of Alta Equipment Co., Inc. from former shareholders in the amount of $20.0 million as a result of the reorganization that took place on December 21, 2017 (Alta Equipment Co, Inc. was the former parent under the previous company structure). Notes payable to former shareholders were paid off in the amount of $3.8 million also as a result of the reorganization.

Sources of Liquidity

Line of Credit and Floor Plan First Lien Lender

Alta has a revolving line of credit with its first lien holder with advances on the line being supported by eligible accounts receivable, parts, and otherwise unencumbered equipment inventories. The revolving line of credit has a maximum borrowing capacity of $40 million. As of December 31, 2018, Alta had an outstanding revolving line of credit balance of $27.8 million. The line is collateralized by substantially all the assets of Alta and matures December 2022.

Alta also has a floor plan financing facility with its first lien lender through syndication to finance new and used inventory and rental fleet equipment. This floor plan has a maximum borrowing capacity of $50 million. As of December 31, 2018, Alta had an outstanding balance on its first lien lender floor plan facility of $47.4 million. The floor plan is collateralized by substantially all assets of Alta and matures December 2022.

Original Equipment Manufacturer (“OEM”) Captive Lenders and Suppliers’ Floor Plans

OEM captive lender and suppliers’ floor plans payable are financing arrangements for new and used inventory and rental equipment. Alta has such arrangements with several OEM captive lenders and suppliers each with borrowing capacities ranging from $10 million to $75 million. Certain floor plans provide for a five to twelve-month interest only or deferred payment period. In addition, certain floor plans provide for interest or principal free terms at the supplier’s discretion. Alta makes payments in accordance with the original terms of the financing agreements. However, Alta routinely sells equipment that is financed under OEM captive lender flooring plans prior to the original maturity date of the financing agreement. The related OEM captive lender flooring plan payable is then paid at the time the equipment being financed is sold.

Maximum borrowings under the floor plans and the revolving line of credit are limited to $229.5 million. The total amount outstanding, net of debt issuance costs, was $204.6 million as of December 31, 2018.

Notes Payable – Senior Lien Holder

On December 27, 2017, Alta entered into a note payable with a lender with an initial note commitment of $40 million including a delayed draw note commitment of an additional $20 million. On April 31, 2018 and July 31, 2018, Alta borrowed $3.5 million and $5 million, respectively, against the $20 million delayed draw. The notes bear payment-in-kind (“PIK”) interest at 10% on any unpaid principal amount from the date of issue through repayment, with all PIK interest added to the outstanding principal. The balance at December 31, 2018 includes the initial note commitment of $40 million and two delayed draws totaling $8.5 million, plus PIK interest of $4.8 million accrued from the initial funding date through the end of the year. The note is secured by a second priority lien on substantially all of the assets of Alta, including a pledge of equity interests, and matures on June 27, 2023.

Notes Payable – OEM Captive Lender

On May 9, 2014, Alta entered into a Master Note Agreement with an OEM captive lender. As part of this master agreement, Alta receives an updated schedule with the principal amount of the note, related interest rate, and note term. The total amount outstanding was $18.8 million as of December 31, 2018. The notes are secured by the specific assets financed and mature at various dates through May 2024.

Cash Requirements Related to Operations

Alta’s principal sources of liquidity have been from cash provided by operating activities and the sales of new, used and rental fleet equipment along with rentals of such equipment, proceeds from the issuance of debt, and borrowings available under Alta’s lines of credit and floor plans. Alta’s principal uses of cash have been to fund operating activities and working capital (including new and used equipment inventories), purchases of rental fleet equipment and property and equipment, fund payments due under lines of credit and flooring plans payable, fund acquisitions, and meet debt service requirements. In the future, Alta may pursue additional strategic acquisitions and seek to open new start-up locations. Alta anticipates that the above described uses will be the principal demands on Alta’s cash in the future.

The amount of Alta’s future capital expenditures will depend on a number of factors including general economic conditions and growth prospects. Alta’s gross rental fleet capital expenditures for the year ended December 31, 2018 was approximately $73.6 million, including $37.9 million of transfers from new and used inventory to rental fleet. In response to changing economic conditions, Alta has the flexibility to modify Alta’s capital expenditures, especially as it relates to Alta’s rental fleet.

To service Alta’s debt, Alta will require a significant amount of cash. Alta’s ability to pay interest and principal on Alta’s indebtedness (including the note payables with the first lien lender and OEM captive lenders and flooring plans payable), will depend upon Alta’s future operating performance and the availability of borrowings under the lines of credit and/or other debt and equity financing alternatives available to Alta, which will be affected by prevailing economic conditions and conditions in the global credit and capital markets, as well as financial, business and other factors, some of which are beyond Alta’s control. Based on Alta’s current level of operations and given the current state of the capital markets, Alta believes its cash flow from operations, available cash, and available borrowings under the lines of credit will be adequate to meet Alta’s future liquidity needs for the foreseeable future. As of December 31, 2018, Alta had $24.9 million of available borrowings under the revolving line of credit and floor plans.

Alta cannot provide absolute assurance that Alta’s future cash flow from operating activities will be sufficient to meet Alta’s long-term obligations and commitments. If Alta is unable to generate sufficient cash flow from operating activities in the future to service its indebtedness and to meet Alta’s other commitments, Alta will be required to adopt one or more alternatives, such as refinancing or restructuring Alta’s indebtedness, selling material assets or operations, or seeking to raise additional debt or equity capital. Given current economic and market conditions, including the significant disruptions in the global capital markets, Alta cannot assure investors that any of these actions could be affected on a timely basis or on satisfactory terms or at all, or that these actions would enable Alta to continue to satisfy Alta’s capital requirements. In addition, Alta’s existing debt agreements, as well as any future debt agreements, contain or may contain restrictive covenants, which may prohibit Alta from adopting any of these alternatives. Alta’s failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of Alta’s debt.

Nine months ended September 30, 2019 compared with nine months ended September 30, 2018

Cash Flows

Cash Flow from Operating Activities. For the nine-months ended September 30, 2019, the cash used in Alta’s operating activities was $4.0 million. Alta’s reported net loss of $29.6 million, when adjusted for non-cash income and expense items such as depreciation and amortization, paid-in-kind interest, provision for losses on accounts receivable, and changes in the fair value of warrants, provided positive cash flows of $41.1 million. These positive cash flows from operating activities were negatively impacted due to a $14.2 million increase in accounts receivable, a $30.1 million increase in inventories, and a $1.4 million increase in prepaid expenses and other assets, offset by a $5.1 million increase in accounts payable, accrued expenses, and other current liabilities. Cash flow from Operating activities was further positively impacted by a $1.7 million increase in liabilities associated with sale contracts containing guaranteed purchase obligations and a $0.9 million increase in deferred revenue. These increases were offset by net repayments on manufacturing floor plans, which decreased cash flow by $5.3 million.

For the nine-months ended September 30, 2018, the cash used in Alta’s operating activities was $11.5 million. Alta’s reported net income of $0.4 million, when adjusted for non-cash income and expense items such as depreciation and amortization, paid-in-kind interest, and provision for losses on accounts receivable, provided positive cash flows of $32.4 million. These positive cash flows from operating activities were negatively impacted by a $14.7 million increase in accounts receivable, a $64.3 million increase in inventories, and a $2.1 million decrease in liabilities associated with sale contracts containing guaranteed purchase obligations, offset by a $1.6 million increase in accounts payable. Additionally, cash flows from operating activities were positively impacted by net proceeds on manufacturing floor plans of $35.8 million.

Cash Flow from Investing Activities. For the nine-months ended September 30, 2019, the cash used in Alta’s investing activities was $85.6 million. The acquisition of Northland Industrial Truck Co. Inc. (“NITCO”) totaled approximately $65.7 million and was financed with proceeds from new debt. Refer to ‘Sources of Liquidity’ for further discussion regarding Alta’s long-term debt and credit facilities. The remaining activity primarily relates to purchases of rental and non-rental equipment, which totaled approximately $20.1 million.

For the nine months ended September 30, 2018, cash used in Alta’s investing activities was $32.4 million. The acquisition of C&M Dahlen, Inc., d/b/a Elite Heavy Equipment Service (“Elite") Equipment and Services, LLC totaled approximately $4.6 million and purchases of rental and non-rental equipment totaled approximately $28.0 million.

Cash Flow from Financing Activities. For the nine months ended September 30, 2019, cash provided by Alta’s financing activities was $90.2 million. Net proceeds under Alta’s lines of credit and floor plans with an unaffiliated source (i.e. a non-vendor) for the nine-months ended September 30, 2019 was $49.4 million and $30.7 million, respectively. Additionally, net proceeds under Alta’s long-term debt amounted to $10.9 million partially offset by payments on Alta’s capital lease obligations of $0.7 million.

For the nine months ended September 30, 2018, cash provided by Alta’s financing activities was $44.8 million. Net proceeds under Alta’s lines of credit and floor plans with an unaffiliated source for the nine-months ended September 30, 2019 were $14.2 million and $18.7 million, respectively. Additionally, net proceeds under Alta’s long-term debt amounted to $12.7 million partially offset by payments on Alta’s capital lease obligations of $0.6 million.

Sources of Liquidity

In conjunction with the NITCO acquisition on May 1, 2019, Alta amended and restated the credit facility with its first lien lender by entering into the Fourth Amended and Restated First Lien Credit Agreement.

The Amended and Restated Credit Agreement, among other things, (i) increased the floor plan financing facility with its first lien lender from $50 million to $85 million, (ii) increased the total aggregate amount of indebtedness of all floor plans from $200 million to $220 million, (iii) increased the revolving line of credit borrowing capacity from $40 million to $110 million, (iv) modified the revolving line of credit applicable margin to be based off of average quarterly availability as opposed to the total leverage ratio at the end of each quarter (v) provided for an additional delayed draw loan of $11.5 million and a term loan of $6.0 million, and (vi) modified financial covenants. Additionally, The Amended and Restated Pledge and Security Agreement was modified to include NITCO as a credit party to the agreement.

On May 1, 2019 Alta utilized total debt proceeds of $114.3 million from the revolving line of credit, term loan, and delayed draw loan to both refinance existing revolving credit and floor plan and as finance the NITCO acquisition purchase price.

Line of Credit and Floor Plan First Lien Lender

Alta has a revolving line of credit with its first lien holder with advances on the line being supported by eligible accounts receivable, parts, and otherwise unencumbered equipment inventories. The revolving line of credit has a maximum borrowing capacity of $110 million. As of September 30, 2019, Alta had an outstanding revolving line of credit balance of $77.6 million. The line is collateralized by substantially all the assets of Alta and matures December 2022.

Alta also has a floor plan financing facility with its first lien lender through syndication to finance new and used inventory and rental fleet equipment. This floor plan has a maximum borrowing capacity of $85 million. As of September 30, 2018, Alta had an outstanding balance on its first lien lender floor plan facility of $78.2 million. The floor plan is collateralized by substantially all assets of Alta and matures December 2022.

Original Equipment Manufacturer (“OEM”) Captive Lenders and Suppliers’ Floor Plans

OEM captive lender and suppliers’ floor plans payable are financing arrangements for new and used inventory and rental equipment. Alta has such arrangements with several OEM captive lenders and suppliers each with borrowing capacities ranging from $10 million to $82.5 million.

Maximum borrowings under the floor plans and the revolving line of credit are limited to $330 million. The total amount outstanding, net of debt issuance costs, was $203.1 million as of September 30, 2019.

Notes Payable – Senior Lien Holder

On December 27, 2017, Alta entered into a note payable with an initial note commitment of $40 million, plus an additional delayed draw note commitment of $20 million. On April 31, 2018 and July 31, 2018, Alta borrowed $3.5 million and $5 million, respectively, against the $20 million delayed draw. On May 1, 2019, Alta borrowed an additional $11.5 million against the senior lien holder delayed draw commitment in conjunction with the NITCO acquisition. The outstanding balance at September 30, 2019 includes the initial note commitment of $40 million and delayed draws totaling $20 million, plus PIK interest of $9 million, accrued from the initial funding date through September 30, 2019.

Notes Payable – OEM Captive Lender

On May 9, 2014, Alta entered into a Master Note Agreement with an OEM captive lender. As part of this master agreement, Alta receives an updated schedule with the principal amount of the note, related interest rate, and note term. The total amount outstanding was $16.8 million as of September 30, 2019. The notes are secured by the specific assets financed and mature at various dates through May 2024.

Critical accounting policies

In the preparation of consolidated financial statements prepared in conformity with U.S. generally accepted accounting principles ("GAAP"), Alta is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and the related disclosures. While Alta believes the estimates and judgments Alta uses in preparing Alta’s consolidated financial statements are appropriate, they are subject to future events and uncertainties regarding their outcome and, therefore, actual results may materially differ from these estimates. Alta considers the following items in Alta’s consolidated financial statements to require significant estimation or judgment. See Note 2 to Alta’s consolidated financial statements for the year ended December 31, 2018 for a summary of Alta’s significant accounting policies.

Revenue Recognition

Revenue generally is realized or realizable and earned when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

Revenue from the sale of new and used equipment and parts is recognized at the time of delivery to, or pick-up by, the customer and when all obligations under the sales contract have been fulfilled, risk of ownership has been transferred, and collectibility is reasonably assured.

Alta enters into various equipment sale transactions with certain customers, whereby customers purchase equipment from Alta and then lease the equipment to a third party. In some cases, Alta provides a guarantee to repurchase the equipment back at the end of the lease term between the customer and third party lessee at a set residual amount set forth in the initial sales contract or pay the customer for the deficiency, if any, between the sale proceeds received for the equipment and the guaranteed minimum resale value. Alta is precluded from recognizing a sale of equipment if it guarantees to repurchase the sold equipment back or guarantees the resale value of the equipment to the customer for contracts determined to be operating leases. Rather, these transactions are accounted for in accordance with ASC 840, Lease Accounting.

Lease liability, with respect to the aforementioned sale transactions, represents the net proceeds upon the equipment's initial transfer. These amounts, excluding the guaranteed residual value, are recognized into rental revenue on a pro-rata basis over the leased contract period up to the first exercise date of the guarantee.

Alta also enters into various rental agreements whereby owned equipment is leased to customers. Revenue from the majority of rental agreements is recognized over the term of the agreement in accordance with ASC 840, Lease Accounting. Rental equipment is also purchased outright (“rental conversions”).

Revenue from service sales is recognized upon completion of the service. Revenue from warranty, service, and maintenance contracts is recognized over the contract period in proportion to the costs expected to be incurred in performing services under the contract, typically three to five years.

Useful lives of Rental Equipment and Property and Equipment

Alta depreciates rental equipment and property and equipment over their estimated useful lives. The useful life of rental equipment is determined based on Alta’s estimate of the period the asset will generate revenues. Alta periodically reviews the assumptions used in calculating rates of depreciation. Alta may be required to change these estimates based on changes in Alta’s industry or other changes in circumstances. If these estimates change in the future, Alta may be required to recognize increased or decreased depreciation expense for these assets. The amount of depreciation expense Alta records is highly dependent upon the estimated useful lives assigned to each category of equipment.

Generally, Alta assigns the following useful lives to the below categories:

Estimated Useful Life
Transportation equipment	1-10 years
Machinery and equipment	2-20 years
Office equipment	3-10 years
Computer equipment	3-10 years
Leasehold improvements	2-39 years

Evaluation of Goodwill Impairment

Goodwill is tested for impairment annually or more frequently if an event or circumstance indicates that an impairment loss may have been incurred. Application of the goodwill impairment test requires judgment, including: the identification of reporting units; assignment of assets and liabilities to reporting units; assignment of goodwill to reporting units; determination of the fair value of each reporting unit; and an assumption as to the form of the transaction in which the reporting unit would be acquired by a market participant (either a taxable or nontaxable transaction).

Alta estimates the fair value of Alta’s reporting units (which are Alta’s reportable segments) using a market approach based on the market value (market capitalization plus interest-bearing liabilities) and operating metrics (e.g., EBITDA) of companies engaged in the same or similar line of business. Alta believes this approach, which requires fewer subjective assumptions than alternative methods, yields the most appropriate evidence of fair value.

Alta reviews goodwill for impairment utilizing a two-step process. The first step of the impairment test requires a comparison of the fair value of each of Alta’s reporting units’ net assets to the respective carrying value of net assets. If the carrying value of a reporting unit’s net assets is less than its fair value, no indication of impairment exists, and a second step is not performed. If the carrying amount of a reporting unit’s net assets is higher than its fair value, there is an indication that an impairment may exist, and a second step must be performed. In the second step, the impairment is calculated by comparing the implied fair value of the reporting unit’s goodwill (as if purchase accounting were performed on the testing date) with the carrying amount of the goodwill. If the carrying amount of the reporting unit’s goodwill is greater than the implied fair value of its goodwill, an impairment loss must be recognized for the excess and charged to operations.

Financial Accounting Standards Board (“FASB”) guidance permits entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. As discussed in Note 2 to Alta’s consolidated financial statements, Alta is currently assessing whether Alta will early adopt accounting guidance that eliminates the second step from the goodwill impairment test (this guidance becomes effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2022 and is not expected to have a significant impact on Alta’s financial statements).

In connection with Alta’s goodwill impairment tests that were conducted as of October 1, 2018 and 2017, Alta bypassed the qualitative assessment for each reporting unit and proceeded directly to the first step of the goodwill impairment test. Alta estimated the fair values of Alta’s reporting units based on financial information on companies that Alta deemed were comparable to Alta’s business. Alta made judgments about the comparability of publicly traded companies engaged in similar businesses and based Alta’s judgments on factors such as size, growth rates, profitability, and risk. The EBITDA multiple used in the valuation was approximately 4.5 times EBITDA, which management believes is conservative relative to Alta’s public company peers which averaged 5.7 times EBITDA.

Alta used EBITDA multiples based on either the last twelve months or for the next twelve months for each of Alta’s reporting units (depending upon the maturity of the reporting unit) to estimate fair value using a market approach. A decrease in Alta’s EBITDA, could materially affect the determination of the fair value and could result in an impairment charge to reduce the carrying value of goodwill, which could be material to Alta’s financial position and results of operations.

Alta’s goodwill impairment testing as of October 1, 2017 indicated that all of Alta’s reporting units had estimated fair values which exceeded their respective carrying amounts by at least 70 percent and 12 percent in the Industrial Equipment segment and Construction Equipment segment, respectively.

Alta’s goodwill impairment testing as of October 1, 2018 indicated that all of Alta’s reporting units had estimated fair values which exceeded their respective carrying amounts by at least 90 percent and 8 percent in the Industrial Equipment segment and Construction Equipment segment, respectively.

Contractual obligations

Alta’s contractual obligations and commercial commitments principally include obligations associated with Alta’s outstanding indebtedness and interest payments as of December 31, 2018.

	Payments due by Period
	Total	2019	2020-2021	2022-2023	Thereafter
(in thousands)
Long-Term Debt Obligations	$82,460	$8,049	$9,527	$57,772	$7,112
Interest Due on Debt (1)	5,005	1,001	968	303	2,734
PIK Interest Payment (2)	30,362	-	-	30,362	-
Capital Leases (3)	1,857	631	992	233	1
Operating Lease Obligations (4)	68,914	12,039	19,816	14,453	22,616
Purchase Obligations (5)	2,626	925	1,413	288	-
Total	$191,232	$22,644	$32,716	$103,411	$32,462

(1)	Estimated future interest payments are calculated on the assumption that all debt remains outstanding until the maturity date. The calculation applies interest rates as of December 31, 2018, where applicable.

(2)	Interest due for the note payable bearing payment-in-kind ("PIK") interest. See Note 11, Long-Term Debt, in the notes to Alta’s consolidated financial statements.

(3)	Includes minimum future lease payments due for each period under capital lease agreements. See Note 13, Capital Leases, in the notes to Alta’s consolidated financial statements.

(4)	Includes minimum future lease payments due for each period under operating lease agreements. See Note 14, Commitments and Contingencies, in the notes to Alta’s consolidated financial statements.

(5)	Purchase obligations include agreements to make a future repurchase of equipment previously sold to customers. Only minimum non-cancelable amounts are included as obligations.

On December 27, 2017 Alta drew a note payable to a lender with an initial note commitment of $40 million, plus an additional delayed draw note commitment of $20 million. During 2018, Alta drew $8.5 million of the delayed draw, and on May 1, 2019, Alta borrowed the remaining $11.5 million against the total $20 million delayed draw. The incremental $11.5 million draw is expected to add an additional $6.0 million in PIK interest payments in 2023. In connection with this note payable, warrants were also granted that have been marked to a fair value of $30 million during 2019. See Note 8, Warrants, in the notes to Alta’s interim consolidated financial statements. Additionally, as a result of Alta’s acquisition of NITCO in May 2019, Alta had approximately $13.3 million in operating lease obligations, $1.1 million in capital lease obligations, and $10.4 million in purchase obligations as of September 30, 2019 due in future periods. The amounts discussed above related to the incremental $11.5 million delayed draw, the related PIK interest, the warrants, and NITCO obligations are not included in the table above.

Off Balance Sheet Transactions

As of December 31, 2018, Alta did not have any “off-balance-sheet arrangements”, as defined in Item 303(a)(4)(ii) of Regulation S-K.

MANAGEMENT OF THE COMPANY FOLLOWING THE BUSINESS COMBINATION

Management and Board of Directors

Following the business combination, the current Alta management team will operate the combined company. Its officers, Ryan Greenawalt, Chief Executive Officer, and Anthony Colucci, Chief Financial Officer, will continue in such positions. In addition, following the business combination, Ryan Greenawalt will serve as Chairman of the Company’s board of directors.

The board of directors of the Company following the consummation of the business combination is expected to be comprised of five directors.

The following persons with ages as of December 12, 2019 are anticipated to be the executive officers and directors of the Company following the consummation of the business combination:

Name	Age	Position
Ryan Greenawalt	45	Chief Executive Officer and Chairman
Anthony Colucci	41	Chief Financial Officer
Daniel Shribman	35	Director
		Director
		Director
		Director

For biographical information concerning Mr. Shribman, see the section entitled “Other Information Related to BRPM — Directors and Executive Officers.”

Ryan Greenawalt, 45, joined Alta in December 2008 and has served as its Chief Executive Officer since December 2017. Mr. Greenawalt leads Alta’s executive leadership team and is responsible for corporate strategy, operations, and corporate development. He has led Alta’s acquisition activities since joining the company, expanding Alta’s geographic footprint, and entering new end markets. Mr. Greenawalt returned to the equipment industry after a career in financial services from 2002 to 2008. He has a BA from the University of Michigan, Ann Arbor and holds an MBA from the Eli Broad College of Business at Michigan State University.

Anthony J. Colucci, 41, has served as Alta’s Chief Financial Officer since February 2015. Mr. Colucci leads and is responsible for Alta’s finance function, including its financial reporting processes and procedures. He has been a central figure in Alta’s M&A and capital acquisition activities since joining Alta. Previously, Mr. Colucci served as a Director of Corporate and Business Development at Blue Cross Blue Shield of Michigan from December 2013 to February 2014. Prior to that, Mr. Colucci worked with UHY Advisors Inc. from January 2004 to December 2013. At UHY Advisors Inc., Mr. Colucci focused on valuation, corporate finance, and financial consulting projects. Mr. Colucci is a licensed CPA in the state of Michigan and is also accredited by the AICPA in Business Valuation (ABV). Mr. Colucci has a BA in Economics from Alma College and an MBA from Western Michigan University.

Board Composition

The Company’s business affairs will be managed under the direction of our board of directors. Our board of directors is expected to consist of five members.

The Company’s Proposed Charter provides that the number of directors, which will be initially fixed at five members, may be increased or decreased from time to time by a resolution of our board of directors. Our board of directors will be divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The directors will hold their office for a term of two years or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. The term of office of the first class of directors, consisting of         , will expire at our first annual meeting of stockholders following the special meeting. The term of office of the second class of directors, consisting of         , will expire at the second annual meeting of stockholders following the special meeting.

Director Independence

Upon the Closing, we anticipate that the size of the Company’s board of directors will be five directors, three of whom will qualify as independent within the meaning of the independent director guidelines of the NYSE. We anticipate that ______, ______ and ______ will be “independent directors” as defined in the rules of the NYSE and applicable SEC rules.

The NYSE rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an executive officer or employee of a listed company or any other individual having a relationship which, in the opinion of a listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of the Board of Directors

Effective upon completion of the business combination, our board of directors will establish the following committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The proposed composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

*	Denotes chairman

Audit Committee

The Company’s audit committee will oversee the Company’s corporate accounting and financial reporting process. Among other matters, the audit committee will:

●	appoint our independent registered public accounting firm;

●	evaluate the independent registered public accounting firm’s qualifications, independence and performance;

●	determine the engagement of the independent registered public accounting firm;

●	review and approve the scope of the annual audit and the audit fee;

●	discuss with management and the independent registered public accounting firm the results of the annual audit and the review of the Company’s quarterly financial statements;

●	approve the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

●	monitor the rotation of partners of the independent registered public accounting firm on the Company’s engagement team in accordance with requirements established by the SEC;

●	be responsible for reviewing the Company’s financial statements and the Company’s management’s discussion and analysis of financial condition and results of operations to be included in the Company’s annual and quarterly reports to be filed with the SEC;

●	review the Company’s critical accounting policies and estimates; and

●	review the audit committee charter and the committee’s performance at least annually.

The initial members of the audit committee will be         , with          serving as the chair of the committee. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. We anticipate that all of the members of the audit committee will be independent directors as defined under the applicable rules and regulations of the SEC and the NYSE with respect to audit committee membership. We also believe that          qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our board of directors will adopt a written charter for the audit committee.

Compensation Committee

Our compensation committee will review and recommend policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee will:

●	review and recommend corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

●	evaluate the performance of these officers in light of those goals and objectives and recommend to our board of directors the compensation of these officers based on such evaluations;

●	recommend to our board of directors the issuance of stock options and other awards under our stock plans; and

●	review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The initial members of the Company’s compensation committee will be         , with          serving as the chair of the committee. We anticipate that each of the members of the Company’s compensation committee will be independent under the applicable rules of the NYSE, and each will be “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors will adopt a written charter for the compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will be responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee will be responsible for overseeing the Company’s corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters.

The initial members of the Company’s nominating and corporate governance committee will be         , with          serving as the chair of the committee. We anticipate that each of the members of the Company’s nominating and corporate governance committee will be an independent director under the applicable rules of the NYSE relating to nominating and corporate governance committee independence.

Code of Ethics

Effective upon the consummation of the business combination, the Company will adopt a code of ethics that will apply to all of our employees, officers and directors, including those officers responsible for financial reporting. The Company expects that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The information on our website is not part of this proxy statement.

Limitation on Liability and Indemnification Matters

The Proposed Charter that will become effective immediately following the business combination contains provisions that limit the liability of the Company’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Company’s directors will not be personally liable to the Company or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the Company or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

The Proposed Charter that will become effective immediately following the business combination and our bylaws provide that the Company is required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. The Company’s bylaws also provide that the Company is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the Company would otherwise be permitted to indemnify him or her under Delaware law. The Company expects to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Company believes that these bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Company will also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Company’s Proposed Charter and bylaws may discourage stockholders from bringing a lawsuit against the Company’s directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the Company’s directors and officers, even though an action, if successful, might benefit the Company and its stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage.

Post-Combination Company Executive Compensation

Following the Closing, the Company intends to develop an executive compensation program that is designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the Company. Decisions on the executive compensation program will be made by the compensation committee of the board of directors.

Director Compensation

Following the completion of the business combination, the Company’s compensation committee will determine the annual compensation to be paid to the members of our board of directors.

Alta Equipment Group Inc. 2020 Omnibus Incentive Plan

The combined company intends to establish the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan. For more information on the Incentive Plan, please see the section titled “The Incentive Plan Proposal” included elsewhere in this proxy statement.

EXECUTIVE COMPENSATION

BRPM

The following disclosure concerns the compensation of BRPM’s officers and directors for the fiscal years ended December 31, 2018 and 2017 (i.e., pre-business combination).

Prior to the consummation of the business combination, none of our executive officers or directors have received any cash compensation for services rendered to us. Our Sponsor, executive officers, directors, and their respective affiliates, are reimbursed for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. Our audit committee reviews on a quarterly basis all payments that were made to our Sponsor, executive officers, directors and our or their affiliates. We note that some of our executive officers have economic interests in our Sponsor. For more information about the interests of our Sponsor in the business combination, please see the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

After the completion of the business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “Management of the Company Following the Business Combination.”

Alta

The following disclosure covers the material components of the compensation for Alta’s principal executive officer and its other most highly compensated executive officer, who are referred to in this section as “named executive officers,” for the fiscal year ended December 31, 2018 (i.e., pre-business combination). This section should be read in conjunction with Alta’s financial statements and related notes appearing elsewhere in this proxy statement, along with the section entitled “Certain Relationships and Related Party Transactions.” Compensation information included in the following section is presented in actual dollar amounts. This section provides information in accordance with the scaled SEC disclosure rules available to “emerging growth companies.”

As of the fiscal year ended December 31, 2018, Alta had two named executive officers, as follows:

●	Ryan Greenawalt, Alta’s Chief Executive Officer

●	Anthony Colucci, Alta’s Chief Financial Officer

Summary Compensation Table

The following table presents summary information regarding the total compensation paid to, earned by and awarded to each of Alta’s named executive officers for 2018.

					All Other
		Salary	Bonus		Compensation		Total
Name and Principal Position	Year	($)	($)		($)		($)

Ryan Greenawalt, Chief Executive Officer	2018	$500,000	$100,000	(1)	$42,397	(2)	$642,397

Anthony Colucci, Chief Financial Officer	2018	$200,000	$300,000		$17,922	(3)	$517,922

(1)	2018 bonus paid in 2019.

(2)	Reflects (i) a car allowance of $2,182; (ii) employer retirement plan matching contributions of $6,475; (iii) employer-paid executive disability insurance premiums of $6,240; (iv) health savings account contribution of $2,500; and (v) other employer funded or reimbursed amounts of $25,000 related to tax preparation, professional and social membership dues and business entertainment expenses.

(3)	Reflects (i) a car allowance of $7,796; (ii) employer retirement plan matching contributions of $5,600; (iii) employer-paid executive disability insurance premiums of $2,026; and (iv) health savings account contribution of $2,500.

Employment Agreements

Alta does not have an employment agreement in place with Greenawalt and is not currently contemplating entering into an employment agreement with Greenawalt after completion of the business combination.

Alta has entered into an employment agreement with Mr. Colucci, which agreement sets forth certain terms and conditions of employment, including base salary, employee benefits and restrictive covenants. Alta does not anticipate amending or entering into a new employment agreement with Mr. Colucci after completion of the business combination.

Employment Agreement with Mr. Colucci.

During December 2017, Alta entered into an employment agreement with Mr. Colucci pursuant to which he serves as Alta’s Chief Financial Officer. Under the terms of the agreement, which has an initial term of five years with annual renewals thereafter, Mr. Colucci is entitled to (i) an annual base salary of $200,000, (ii) a signing bonus of $300,000 and (iii) participate in Alta’s health insurance, retirement plan and other employee benefits, Alta also maintains, at Alta’s cost his disability insurance policy and provides an annual car allowance of $7,796. Mr. Colucci is eligible for a discretionary annual bonus as may be authorized by the Alta’s board of managers from time to time.

If Mr. Colucci is terminated for any reason, he is entitled to his accrued but unpaid salary and benefits and, unless he is terminated for cause or Mr. Colucci terminates his employment without good reason (each as defined in the employment agreement), any unpaid bonus earned for any fiscal year preceding the year in which Mr. Colucci’s employment is terminated.

Mr. Colucci’s employment agreement also includes confidentiality, assignment of developments, non-competition, non-interference, non-solicitation (of employees, consultants and customers) and non-disparagement provisions. The non-competition, non-interference and non-solicitation provisions generally extend for two years after termination of Mr. Colucci’s employment with Alta. The confidentiality and non-disparagement provisions extend indefinitely.

Equity Compensation

Other than with respect to Mr. Colucci, prior to the consummation of the business combination Alta did not have formal equity compensation agreements or arrangements in place. Alta and Mr. Colucci are parties to an equity linked incentive agreement entered into pursuant to the terms and conditions of the Alta Enterprises, LLC Amended and Restated Equity Linked Incentive Plan. Pursuant to the terms of the agreement, Mr. Colucci would be entitled to receive a lump sum payment in the event of a change in control of Alta Enterprises, LLC in an amount equal to the value of the number of vested equity linked incentive units in his account times the equity linked incentive unit value, plus an amount equal to the value of the equity linked incentive appreciation rights in his account times the equity linked incentive appreciation right value, subject to certain adjustments or forfeitures as provided under the plan. In connection with and contingent upon the closing of the business combination, Alta is terminating the plan and the agreement and terminating the 1,568.627 equity linked incentive units and 784.314 equity linked incentive appreciation rights granted to Mr. Colucci thereunder. In consideration of the termination of the plan and Mr. Colucci’s rights thereunder, and Mr. Colucci’s continued employment with Alta through the closing of the business combination, within 30 days after the date of the closing of the business combination, Mr. Colucci will be entitled to a single payment of $325,000, less applicable taxes and withholdings, and 35,000 shares of Class A common stock of BRPM issued as part of the consideration under the Merger Agreement.

In connection with the consummation of the business combination, if the Incentive Plan Proposal is adopted by the stockholders, employees of Alta, including the named executive officers, will be entitled to participate in the plan. The Incentive Plan is described under Summary of Incentive Plan, on pages 53 and 54 of this Proxy Statement.

Health and Retirement Benefits

Alta provides medical, dental, vision, life insurance and disability benefits to all eligible employees. Alta’s named executive officers are eligible to participate in these benefits on the same basis as all other employees. Alta also provides, at Alta’s expense, additional disability coverage to certain key employees of Alta, including Mr. Greenawalt and Mr. Colucci.

Alta maintains a 401(k) savings plan that allows participants, including its named executive officers, to defer cash compensation up to the maximum deferral under applicable IRS guidelines. Alta offers a discretionary 401(k) matching contribution of $.35/$1.00 of participant contribution, up to 8% of employee wages, and may make additional discretionary profit sharing contributions. In 2018, Alta provided a mid-year matching contribution equal to 35% of the first 8% of compensation deferred by each participant and an end-of-year matching contribution equal to 10% of each participant’s deferral, limited to the first 8% of compensation. Eligible employees begin to participate on the first of the month after completion of eligibility requirements.

Director Compensation

Following the completion of the business combination, the Company’s compensation committee will determine the annual compensation to be paid to the members of our board of directors.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our voting common stock as of the record date (pre-business combination) and (ii) the expected beneficial ownership of our voting common stock immediately following the Closing (subject to customary closing adjustments contained in the Merger Agreement), assuming that no public shares are redeemed, and alternatively that 6,075,000 public shares (approximately 42% of the public shares) are redeemed, in each case by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of any series of our voting common stock;

●	each of our current executive officers and directors;

●	each person who will become a named executive officer or director of the Company following the Closing; and

●	all current executive officers and directors of the Company, as a group, and all executive officers and directors of the Company following the Closing, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Pursuant to our Charter, each share of Class A common stock and each share of Class B common stock entitles the holder to one vote per share. The table below represents beneficial ownership of voting common stock, comprised of Class A common stock and Class B common stock (which shares, upon the Closing, will be automatically converted into shares of Class A common stock in accordance with the Charter).

The beneficial ownership of our voting common stock prior to the business combination is based on 18,431,250 shares of common stock outstanding as of December 10, 2019, of which 14,837,500 shares were Class A common stock and 3,593,750 shares were Class B common stock. The beneficial ownership of our voting common stock after the business combination, assuming no redemptions of Class A common stock in connection with the business combination, is based on 30,560,395 shares of common stock outstanding, and assuming the redemption of 6,075,000 shares of Class A common stock, is based on 24,485,395 shares of common stock outstanding.

The expected beneficial ownership percentages set forth below do not take into account the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex C, but do take into account the issuance of the forward purchase shares, forward purchase warrants and shares of Class A common stock to the PIPE investors, and, where specifically noted, the issuance of shares of Class A common stock upon the exercise of warrants to purchase shares of Class A common stock that will become exercisable 30 days following the Closing.

			After the business combination
	Prior to the business combination		Assuming No Redemptions		Assuming Redemption of 6,075,000 Public Shares
Name and Address of Beneficial Owners(1)	Number of Shares	%	Number of Shares	%	Number of Shares	%
Current Executive Officers and Directors
B. Riley Financial, Inc.(2)(3)	3,976,250	21.57%	6,134,825	19.76%	6,134,825	24.57%
Patrick J. Bartels, Jr.	20,000	*	20,000	*	20,000	*
James L. Kempner	20,000	*	20,000	*	20,000	*
Timothy M. Presutti	20,000	*	20,000	*	20,000	*
Bryant R. Riley	—	—	—	—	—	—
Daniel Shribman(4)	—	—	—	—	—	—
Robert Suss	20,000	*	20,000	*	20,000	*
Kenneth Young(4)	—	—	—	—	—	—
All Current Executive Officers and Directors as a Group (Seven Individuals)	80,000	*	80,000	*	80,000	*
Executive Officers and Directors After the Business Combination
Anthony Colucci	—	—	35,000	*	35,000	*
Ryan Greenawalt	—	—	7,300,000	23.89%	7,300,000	29.81%
Daniel Shribman(4)	—	—	—	—	—	—
All Executive Officers and Directors After the Business Combination as a Group (Six Individuals)	—	—	7,335,000	24.00%	7,335,000	29.96%
5% Holders:
Highbridge Capital Management, LLC(5)	1,100,000	5.97%	1,100,000	3.60%	1,100,000	4.49%

*	less than 1%
(1)	Unless otherwise noted, the business address of each of the entities or individuals listed is 299 Park Avenue, 21st Floor, New York, New York 10171.
(2)	Represents securities held directly by B. Riley Principal Sponsor Co., LLC, the Sponsor, B. Riley Principal Investments, LLC, or BRPI, and BRC Partners Opportunity Fund, LP, or BRCPOF. B. Riley Financial is the sole member of the managing member of the Sponsor and BRPI is a wholly-owned subsidiary of B. Riley Financial. B. Riley Financial has voting and dispositive power over the securities held by the Sponsor, BRPI and BRCPOF. B. Riley Financial disclaims beneficial ownership over any securities directly held by the Sponsor other than to the extent of any pecuniary interest it may have therein, directly or indirectly.
(3)	Comprised of (i) prior to the business combination, 3,513,750 shares of Class B common stock and 462,500 shares of Class A common stock, and (ii) following the business combination, 4,862,500 shares of common stock and 487,325 shares of common stock underlying warrants that will become exercisable 30 days following the Closing.
(4)	Messrs. Shribman and Young hold economic interests in B. Riley Principal Sponsor Co., LLC and pecuniary interests in the securities beneficially owned by B. Riley Principal Sponsor Co., LLC. Each of such individuals disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
(5)	According to a Schedule 13G filed with the SEC on April 18, 2019, on behalf of Highbridge Capital Management, LLC and Highbridge MSF International Ltd., each of which share voting and dispositive power with respect to the reported shares shown above. The business address of this stockholder is 40 West 57th Street, 32nd Floor, New York, New York 10019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

B. Riley Principal Merger Corp.

BRPM Related Person Transactions

B. Riley Financial is the ultimate parent company of BRFBR, the Sponsor and BRPI. Kenneth Young, our Chief Executive Officer and a member of our board, is the President of B. Riley Financial and the Chief Executive Officer of BRPI. Bryant Riley, a member of our board, is the Chairman and Co-Chief Executive Officer of B. Riley Financial. Daniel Shribman, our Chief Financial Officer, is the President of BRPI and the Chief Investment Officer of B. Riley Financial.

Founder Shares and Subscription Agreements

In connection with our initial formation in 2012, a wholly-owned subsidiary of B. Riley Financial which is the parent of our Sponsor was issued all of our outstanding equity. On November 19, 2018, prior to the consummation of the IPO, we conducted a 1:3,593,750 stock split and reclassification of our common stock, resulting in our sole stockholder owning 3,593,750 founder shares. On March 12, 2019, 20,000 founder shares were transferred to each of Patrick J. Bartels, Jr., James L. Kempner, Timothy M. Presutti and Robert Suss, our independent directors, at their par value, and on April 4, 2019, the remaining 3,513,750 founder shares were contributed to our Sponsor. The number of founder shares outstanding was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after the IPO. As such, our initial stockholders collectively own founder shares representing 20% of our issued and outstanding shares, excluding the private placement shares underlying the private placement units. Up to 468,750 founder shares were subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option was exercised so that our initial stockholders would maintain ownership of founder shares representing 20% of our common stock after the IPO excluding the private placement shares underlying the private placement units. As the underwriters exercised their over-allotment option in full, such shares are no longer subject to forfeiture.

The initial stockholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of one year after the completion of a business combination or earlier if, subsequent to a business combination, (i) the last reported closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (ii) the date on which BRPM completes a liquidation, merger, stock exchange or other similar transaction which results in all of BRPM’s stockholders having the right to exchange their shares of BRPM common stock for cash, securities or other property, subject to certain limited exceptions.

The Sponsor will forfeit 1,470,855 founder shares to us for cancellation in connection with our entry into the Merger Agreement upon consummation of the business combination. In addition, in connection with our entry into the subscription agreements with the PIPE investors that are not affiliated with B. Riley Financial, the Sponsor will forfeit 142,895 founder shares to us for cancellation upon consummation of the business combination. Following such forfeitures, the Sponsor will hold 1,900,000 founder shares.

Two affiliates of B. Riley Financial, BRC Partners Opportunity Fund, LP (“BRCPOF) and BRPI, are PIPE investors and have agreed to purchase 685,000 and 100,000 shares of our Class A common stock, respectively, pursuant to subscription agreements at $10.00 per share, or $6,895,000 and $1,000,000, respectively, or an aggregate of 785,000 shares for an aggregate purchase price of $7,895,000. In connection with such subscription agreements, the Sponsor will not forfeit any founder shares to us and BRPI will not transfer any warrants to us and BRCPO and BRPI will not receive any incentive shares or additional warrants.

Promissory Note

On August 22, 2018, BRPM issued a promissory note to the Sponsor (the “Promissory Note”), pursuant to which BRPM borrowed an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing, unsecured and due on the earlier of May 30, 2019 or the completion of the IPO. The Promissory Note was repaid upon the consummation of the IPO.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Sponsor, an affiliate of the Sponsor or certain of BRPM’s officers and directors may, but are not obligated to, loan BRPM any additional funds as may be required (“Working Capital Loans”), which will be repaid only upon the completion of a business combination. If BRPM does not complete a business combination, BRPM may use a portion of any funds held outside the trust account to repay the Working Capital Loans; however, no proceeds from the trust account may be used for such repayment. Up to $1,500,000 of such Working Capital Loans may be convertible into private placement-equivalent units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units, including as to exercise price, exercisability and exercise period of the underlying warrants. There were no Working Capital Loans outstanding as of December 10, 2019.

Private Placement Securities

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 462,500 private placement units at $10.00 per private placement unit ($4,650,000 in the aggregate). Each private placement unit consists of one share of Class A common stock and one-half of one private placement warrant. Each whole private placement warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share. The proceeds from the private placement units were added to the proceeds from the IPO held in the trust account. If BRPM does not complete a business combination before October 11, 2020, the proceeds from the sale of the private placement securities will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the private placement units (and the underlying private placement shares) will have no value and the private placement warrants will expire worthless. There will be no redemption rights or liquidating distributions from the trust account with respect to the private placement securities.

Forward Purchase Agreement

At the time of our IPO, we entered into the forward purchase agreement which provides for the purchase, immediately prior to the closing of the business combination, by BRPI, an affiliate of the Sponsor, or its designees of $25,000,000 of our units at a price of $10.00 per unit, or an aggregate of 2,500,000 units, each comprised of one forward purchase share and one-half of one forward purchase warrant. The forward purchase will be made regardless of whether any shares of Class A common stock are redeemed in connection with the business combination. In connection with the closing of the business combination and the subscription agreements with the PIPE investors, BRPI or its designees will transfer 1,018,125 forward purchase warrants to us for no consideration.

Current Registration Rights Agreement

The holders of the forward purchase units (and underlying securities), founder shares, private placement units, private placement shares, private placement warrants, shares of Class A common stock underlying the private placement warrants, and securities that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. Notwithstanding the foregoing, our sponsor may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

Business Combination Marketing Agreement

Pursuant to the business combination marketing agreement entered into upon the closing of the IPO by BRPM and BRFBR, upon closing of the business combination we will pay BRFBR a fee of $5,031,250 in consideration of services provides in connection with marketing and completing our business combination, or 3.5% of the gross proceeds of the IPO.

Placement Agent Engagement

We have engaged BRFBR to act as our sole placement agent in connection with the issuance of our securities to the PIPE investors. BRFBR will not receive a fee for acting as placement agent. We have agreed to reimburse BRFBR for its fees relating to the private placement.

Existing BRPM Related Party Policy

Prior to the consummation of BRPM’s initial public offering, we adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by BRPM’s board of directors (or the appropriate committee of BRPM’s board of directors) or as disclosed in BRPM’s public filings with the SEC. Under BRPM code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving BRPM. A form of the code of ethics that was adopted prior to the consummation of BRPM’s initial public offering was filed as an exhibit to the registration statement relating to BRPM’s initial public offering.

In addition, BRPM’s audit committee, pursuant to a written charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. We also require each of BRPM’s directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of BRPM’s Sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA that BRPM’s initial business combination is fair to BRPM company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to BRPM’s Sponsor, officers or directors, or BRPM or their affiliates, for services rendered to us prior to or in connection with the completion of BRPM’s initial business combination, other than the following payments, none of which will be made from the proceeds of BRPM offering held in the trust account prior to the completion of BRPM’s initial business combination:

●	repayment of up to an aggregate of $300,000 in loans made to BRPM by our Sponsor to cover offering-related and organizational expenses;

●	payment to an affiliate of our sponsor of $10,000 per month, for up to 18 months, for office space, utilities and secretarial and administrative support;

●	reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination;

●	repayment of loans which may be made by our Sponsor or an affiliate of our sponsor or certain of our officers or directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such working capital loans may be convertible into private placement-equivalent units at a price of $10.00 per unit at the option of the lender. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Alta’s Related Party Transactions

Alta is a party to the following related party transactions, as such transactions are described under Item 404 of Regulation S-K promulgated by the SEC:

Lease Agreement, dated May 15, 2018, by and between R3 Real Estate Holdings, LLC (“R3,” an entity in which Greenawalt has a 33.33% interest through his revocable living trust) and Alta Construction Equipment Illinois, LLC. The monthly rent is $14,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Ottawa, Illinois and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Greenawalt, LLC (an entity which is controlled by Ryan Greenawalt’s father, Steven Greenawalt) and Alta Industrial Equipment Michigan, LLC (“AIEM”). The monthly rent is $19,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Lansing, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Greenawalt, LLC (an entity which is controlled by Ryan Greenawalt’s father, Steven Greenawalt) and AIEM. The monthly rent is $61,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Livonia, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom, L.L.C. (“Wixom,” an entity which is controlled by Greenawalt’s father, Steven Greenawalt, and in which Greenawalt has (i) a 12.5% indirect interest pursuant to his status as a beneficiary of an irrevocable trust which owns such entity, for which trust Steven Greenawalt is the trustee, and (ii) a 6% interest through his revocable living trust) and AIEM. The monthly rent is $13,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Battle Creek, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $18,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Kentwood, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $8,855, subject to adjustment from time to time as set forth in the lease. The leased property is located in Muskegon, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $16,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Romulus, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $7,187.50, subject to adjustment from time to time as set forth in the lease. The leased property is located in Saginaw, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $23,100, subject to adjustment from time to time as set forth in the lease. The leased property is located in Sterling Heights, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $8,855, subject to adjustment from time to time as set forth in the lease. The leased property is located in Zeeland, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Alta Industrial Real Estate Company, L.L.C. (“AIREC,” an entity which is controlled by Ryan Greenawalt’s father, Steven Greenawalt, and in which Ryan Greenawalt has a 25% indirect interest pursuant to his status as a beneficiary of an irrevocable trust which owns such entity, for which trust Steven Greenawalt is the trustee) and Alta Construction Equipment, LLC (“ACE”). The monthly rent is $34,500, subject to adjustment from time to time as set forth in the lease. The leased property is located in New Hudson, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $10,500, subject to adjustment from time to time as set forth in the lease. The leased property is located in Burton, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $18,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Detroit, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and ACE. The monthly rent is $10,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Byron Township, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $10,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Traverse City, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between R3 and ACE. The monthly rent is $7,500, subject to adjustment from time to time as set forth in the lease. The leased property is located in Gaylord, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $13,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Montgomery, Illinois and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $26,500, subject to adjustment from time to time as set forth in the lease. The leased property is located in Itasca, Illinois and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $18,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Calumet City, Illinois and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated March 20, 2015, by and between LMG Holdings, L.L.C. (an entity which is controlled by Ryan Greenawalt's mother, Lucia Greenawalt) and AIEM. The monthly rent is $10,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in South Bend, Indiana and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Policies and Procedures for Related Person Transactions

Upon consummation of the business combination, the Company’s board of directors will adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s officers or one of the Company’s directors;

●	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of our voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

The Company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee Charter, the Audit Committee will have the responsibility to review related party transactions.

DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock reflects the Company’s capital stock as it will exist as of the effective time of the business combination. The Company’s capital stock will be governed by the Company’s Proposed Charter, our bylaws and the DGCL. This description is a summary and is not complete. We urge you to read the Company’s Proposed Charter, which will be in effect as of the effective time of the business combination and a form of which is included as Annex B to this proxy statement and is incorporated herein by reference, in its entirety.

Authorized and Outstanding Stock

The Proposed Charter authorizes the issuance of 201,000,000 shares of capital stock, consisting of (x) 200,000,000 authorized shares of common stock and (y) 1,000,000 authorized shares of preferred stock, par value $0.0001 per share. The outstanding shares of common stock will be, and the shares of common stock issuable in connection with the business combination pursuant to the Merger Agreement and to the PIPE investors will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the special meeting, there were outstanding 18,431,250 shares of BRPM common stock, of which 14,375,000 were public shares, held of record by one holder, and 462,500 of which were private placement shares, held by the Sponsor, 3,593,750 were shares of Class B common stock, held by our initial stockholders, and there were no shares of preferred stock outstanding, and 7,418,750 warrants outstanding held of record by one holder. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

The Proposed Charter provides that the common stock will have identical rights, powers, preferences and privileges to current Class A common stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock will possess all voting power for the election of the Company’s directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of common stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied and after payment or provision for payment of the debts and other liabilities of the Company.

Preemptive or Other Rights

The Company’s stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to common stock.

Election of Directors

The Company’s board of directors will be classified into two classes, designated as Class I and Class II. The directors first elected to Class I will hold office for a term expiring at the first annual meeting of stockholders following the consummation of the business combination; and the directors first elected to Class II will hold office for a term expiring at the second annual meeting of stockholders following the consummation of the business combination. At each succeeding annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election.

Preferred Stock

The Company’s Proposed Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. BRPM has no preferred stock outstanding at the date hereof. Although the Company does not currently intend to issue any shares of preferred stock, the Company cannot assure you that we will not do so in the future.

Capital Structure Prior to the Business Combination

The following is a summary of BRPM’s authorized share capital prior to the business combination. On the effective date of the business combination, the currently issued and outstanding shares of Class B common stock will convert into 3,593,750 shares of Class A common stock, subject to adjustment, in accordance with the terms of the Charter. In addition, each of BRPM’s outstanding whole warrants will entitle the holder thereof to purchase one share of common stock in accordance with its terms.

Units

Public Units

Each unit consists of one share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share.

Private Placement Units

Each private placement unit consists of one share of Class A common stock and one-half of one private placement warrant.

Common Stock

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Unless specified in our Charter or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the trust account deposits (which interest will be net of taxes payable), divided by the number of then-outstanding public shares. See “Special Meeting — Redemption Rights” for more information. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares purchased in our IPO or in the aftermarket, in connection with the business combination. Our other directors and officers have entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after our IPO. Permitted transferees of our initial stockholders, officers and directors are subject to the same obligations.

Pursuant to the Charter, we have until October 11, 2020 to complete our initial business combination. If we are unable to complete our business combination by that date (or such later date as our stockholders may approve in accordance with the Charter), we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest will be net of taxes payable, and less up to $100,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our business combination by October 11, 2020.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest will be net of taxes payable), upon the completion of our initial business combination, subject to the limitations described herein.

Private Placement Shares

The shares of Class A common stock underlying the private placement units are identical to shares of Class A common stock that underlie the public units, except that the private placement shares are not be transferable, assignable or salable until 30 days after the completion of our initial business combination subject to certain exceptions.

Founder Shares

The founder shares are identical to the shares of Class A common stock included in the units sold in the IPO, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares, private placement shares and any public shares held by them in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with a stockholder vote to approve an amendment to our Charter to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of the IPO and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares or private placement shares held by them if we fail to complete our initial business combination within 18 months from the closing of the IPO, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, (iii) the founder shares are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as described herein, and (iv) are entitled to registration rights. Our Sponsor, officers and directors have agreed pursuant to the letter agreement to vote any founder shares or any public or private placement shares held by them in favor of our initial business combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the Closing on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of common stock, or equity-linked securities, are issued or deemed issued in connection with the Closing (including the shares, but not the warrants, underlying the forward purchase units), the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of Class A common stock by public stockholders), including all shares of common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by the Company in connection with or in relation to the consummation of the initial business combination (including the shares, but not the warrants underlying the forward purchase units), excluding any shares of common stock or equity-linked securities exercisable for or convertible into Class A common stock issued, or to be issued, to any seller in the initial business combination and any private placement units issued to our Sponsor upon conversion of working capital loans, provided that such conversion of founder shares will never occur on a less than one-for-one basis. We cannot determine at this time whether a majority of the holders of our Class B common stock at the time of any future issuance would agree to waive such adjustment to the conversion ratio. If such adjustment is not waived, the issuance would not reduce the percentage ownership of holders of our Class B common stock, but would reduce the percentage ownership of holders of our common stock. If such adjustment is waived, the issuance would reduce the percentage ownership of holders of both classes of our common stock. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of common stock issues in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Upon the Closing, each whole warrant will entitle the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the business combination. The warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless the Company has declared effective a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement), subject to the Company satisfying its obligations described below with respect to registration. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

The Company will be obligated to file as soon as practicable with the SEC, but in no event later than 15 business days after the Closing, and have declared effective a registration statement covering the shares of common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed, as specified in the warrant agreement. Notwithstanding the above, if the shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use our best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption:

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption;

●	if, and only if, the last reported closing price of the Company’s common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and a current prospectus relating to those shares of common stock is available throughout the 30-day trading period referred to above.

The Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If the Company calls the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Company’s management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares issuable upon the exercise of our warrants. If the Company’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If the Company calls the warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.9% (or such other amount as specified by the holder) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a share dividend payable in common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a share dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) multiplied by (ii) one (1) minus the quotient of (a) the price per share of common stock paid in such rights offering divided by (b) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other securities into which the warrants are convertible), other than (i) as described above, (ii) certain ordinary cash dividends, (iii) to satisfy the redemption rights of the holders of shares of Class A common stock in connection with a proposed initial business combination, (iv) as a result of the repurchase of shares of common stock by the Company if the proposed initial business combination is presented to the stockholders of the Company for approval, or (v) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

Additionally, if the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of the shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock for capital raising purposes in connection with the closing of the business combination (excluding any issuance of securities under the forward purchase agreement), at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for funding the business combination, and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the business combination (the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and BRPM. You should review a copy of the warrant agreement, which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on April 11, 2019 with the SEC (File No. 001-38864), for a complete description of the terms and conditions applicable to the warrants.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the business combination, subject to certain exceptions, and they will not be redeemable by the Company so long as they are held by our Sponsor or its permitted transferees. Our Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than our Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of BRPM’s officers and directors may, but are not obligated to, loan BRPM funds as may be required.

Dividends

The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination. The payment of any cash dividends subsequent to the business combination will be within the discretion of our board of directors at such time. Further, if the Company incurs any indebtedness, our ability to declare dividends may be limited by restrictive covenants the Company may agree to in connection therewith.

Registration Rights Agreement

The holders of the forward purchase units (and underlying securities), founder shares, private placement units, private placement shares, private placement warrants, shares of Class A common stock underlying the private placement warrants, and securities that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. Notwithstanding the foregoing, our sponsor may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

In connection with the Closing, the Company and Greenawalt will enter into the Registration Rights Agreement. Under the Registration Rights Agreement, the Company will have certain obligations to register for resale under the Securities Act, all or any portion of the shares of common stock that the Sellers received pursuant to the Merger Agreement (collectively, the “Registrable Securities”). The Company is required to, within 45 days after consummation of the business combination, file a registration statement registering the resale of the Registrable Securities. Additionally, Greenawalt may demand an unlimited number of underwritten offerings for all or part of the Registrable Securities. Holders of the Registrable Securities will also have certain “piggy-back” registration rights with respect to registration statements and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The Registration Rights Agreement will not contemplate the payment of penalties or liquidated damages as a result of a failure to register, or delays with respect to the registration of, the Registrable Securities.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Proposed Charter and Bylaws

The Company’s Proposed Charter, bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our board of directors or taking other corporate actions, including effecting changes in our management. For instance, our board of directors will be empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and the Company’s advance notice provisions in our bylaws will require that stockholders must comply with certain procedures in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

The Company’s authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock or warrants of the Company for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted common stock or warrants of the Company for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding (as of the date of this proxy statement, there were 18,431,250 shares of BRPM common stock outstanding); or

●	the average weekly reported trading volume of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

We anticipate that following the consummation of the business combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations for holders of our shares of Class A common stock that elect to have their Class A common stock redeemed for cash if the business combination is completed. This discussion applies only to Class A common stock that is held as a capital asset for U.S. federal income tax purposes. This discussion is limited to U.S. federal income tax considerations, and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

●	financial institutions or financial services entities;

●	broker dealers;

●	insurance companies;

●	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A common stock;

●	persons holding Class A common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies (RICs) or real estate investment trusts (REITS);

●	persons subject to the alternative minimum tax provisions of the Code;

●	partnerships or other pass-through entities for U.S. federal income tax purposes; and

●	tax-exempt entities.

If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other owners) will generally depend on the status of the partners and your activities.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Redemption of Class A Common Stock

In the event that a holder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A common stock, a U.S. holder will be treated as described below under the section entitled “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock,” and a Non-U.S. holder will be treated as described under the section entitled “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.” If the redemption does not qualify as a sale of shares of Class A common stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “U.S. Holders — Taxation of Distributions,” and the tax consequences to a Non-U.S. holder described below under the section entitled “Non-U.S. Holders — Taxation of Distributions.”

Whether a redemption of shares of Class A common stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning private placement warrants or public warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the business combination) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of Class A common stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the private placement warrants or the public warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the business combination generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A common stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A common stock and the common stock to be issued pursuant to the business combination). There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are redeemed or (2) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A common stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such a U.S. holder will be as described below under the section entitled “U.S. Holders — Taxation of Distributions,” and the tax effects to such a Non-U.S. holder will be as described below under the section entitled “Non-U.S. Holders — Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A common stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation purposes regardless of its source; or

●	an entity treated as a trust for U.S. federal income tax purposes if (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

Taxation of Distributions.    If our redemption of a U.S. holder’s shares of Class A common stock is treated as a corporate distribution, as discussed above under the section entitled “Redemption of Class A Common Stock,” such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described below under the section entitled “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.    If our redemption of a U.S. holder’s shares of Class A common stock is treated as a sale, taxable exchange or other taxable disposition, as discussed above under the section entitled “Redemption of Class A Common Stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received in the redemption and the U.S. holder’s adjusted tax basis in the shares of Class A common stock redeemed. A U.S. holder’s adjusted tax basis in its Class A common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Class A common stock treated as a return of capital. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

U.S. holders who hold different blocks of Class A common stock (shares of Class A common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Class A common stock who, or that is, for U.S. federal income tax purposes:

●	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

●	a foreign corporation; or

●	an estate or trust that is not a U.S. holder.

Taxation of Distributions.    If our redemption of a Non-U.S. holder’s shares of Class A common stock is treated as a corporate distribution, as discussed above under the section entitled “Redemption of Class A Common Stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described below under the section entitled “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable income tax treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.    If our redemption of a U.S. holder’s shares of Class A common stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “Redemption of Class A Common Stock,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of the redemption, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

●	such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock and, in the circumstance in which shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower income tax treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of thirty percent (30%).

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder in the redemption will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such redemption.

We believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the business combination is completed.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A common stock and proceeds from the sale, taxable exchange or taxable redemption of our Class A common stock may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

A Non-U.S. holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA Withholding Taxes

Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on our Class A common stock. Previously, withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest was scheduled to begin on January 1, 2019; however, such withholding has been eliminated under proposed U.S. Treasury regulations, which can be relied on until final regulations become effective. In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Class A common stock.

APPRAISAL RIGHTS

Neither our stockholders nor our warrant holders have appraisal rights in connection with the business combination under the DGCL.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at B. Riley Principal Merger Corp., 299 Park Avenue, 21st Floor, New York, New York 10171 or by telephone at (212) 457-3300, to inform us of his or her request; or

●	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

BRPM’s board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at the Company’s 2021 annual meeting of stockholders, assuming consummation of the business combination, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and the Company’s bylaws. Since the 2021 annual meeting would be the Company’s first annual meeting of stockholders, such proposals must be received by the Company at our offices at 13211 Merriman Road, Livonia, Michigan 48150, Attention: Secretary, a reasonable time before the Company begins to print and mail our 2021 annual meeting proxy materials in order to be considered for inclusion in the Company’s proxy materials for the 2021 annual meeting.

In addition, the Company’s bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to the Company at our offices at 13211 Merriman Road, Livonia, Michigan 48150, Attention: Secretary, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, which we anticipate will be the case for the 2021 annual meeting, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Nominations and proposals also must satisfy other requirements set forth in the Company’s bylaws. The chairman of our board of directors may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

BRPM files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on BRPM at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the business combination you should contact via phone or in writing:

Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
E-mail: BRPM .info@investor.morrowsodali.com

If you are a stockholder and would like to request documents, please do so by         , 2020 in order to receive them before the special meeting. If you request any documents from Morrow, Morrow will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to BRPM has been supplied by BRPM, and all such information relating to Alta has been supplied by Alta. Information provided by either BRPM or Alta does not constitute any representation, estimate or projection of the other.

This document is a proxy statement of BRPM for the special meeting. BRPM has not authorized anyone to give any information or make any representation about the business combination, BRPM or Alta that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

B. RILEY PRINCIPAL MERGER CORP.

Condensed Balance Sheets

	September 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets:
Cash	$983,342	$49,658
Prepaid expenses	149,082	—
Total current assets	1,132,424	49,658
Deferred offering costs	—	162,500
Cash held in Trust Account	145,401,525	—
Total assets	$146,533,949	$212,158

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$279,530	$162,500
Payable to related party	69,641	8,279
Income taxes payable	280,000	—
Note payable - related party	—	50,000
Total liabilities	629,171	220,779

Class A common stock subject to possible redemption; 13,966,399 shares (at redemption value of approximately $10.09 per share)	140,904,769	—

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 871,101 shares issued and outstanding (excluding 13,966,399 subject to redemption)	87	—
Class B Common stock, $0.0001 par value; 25,000,000 shares authorized; 3,593,750 issued and outstanding	359	359
Additional paid-in capital	3,955,421	—
Retained earnings (deficit)	1,044,142	(8,980)
Total stockholders’ equity (deficit)	5,000,009	(8,621)
Total liabilities and stockholders’ equity (deficit)	$146,533,949	$212,158

The accompanying notes are an integral part of these unaudited condensed financial statements.

B. RILEY PRINCIPAL MERGER CORP.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Operating costs	$202,634	$—	$321,058	$—
Loss from operations	(202,634)	—	(321,058)	—

Other income:
Interest income	793,333	—	1,654,180	—

Income (loss) before provision for income taxes	590,699	—	1,333,122	—
Provision for income taxes	(123,900)	—	(280,000)	(800)

Net income (loss)	$466,799	$—	$1,053,122	$(800)

Weighted average shares outstanding, basic and diluted (1)	4,443,143	3,125,000	3,952,025	3,125,000

Basic and diluted loss per common share (2)	$(0.03)	$(0.00)	$(0.05)	$(0.00)

(1)	Excludes an aggregate of 13,966,399 shares of common stock subject to possible redemption at September 30, 2019.
(2)	Loss per common share - basic and diluted excludes income attributable to common stock subject to possible redemption of $601,267 and $1,243,792 for the three and nine months ended September 30, 2019, respectively.

The accompanying notes are an integral part of these unaudited condensed financial statements.

B. RILEY PRINCIPAL MERGER CORP.

Condensed Statements of Changes in Stockholder’s Equity (Deficit)

(Unaudited)

Three months ended September 30, 2019 and 2018
							Total
					Additional	Retained	Stockholders’
	Class A Common Stock		Class B Common Stock		Paid-in	Earnings	Equity
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance, July 1, 2018	—	$—	3,593,750	$359	$—	$(8,638)	$(8,279)
Net income for the three months ended September 30, 2018	—	—	—	—	—	—	—
Balance, September 30, 2018	—	$—	3,593,750	$359	$—	$(8,638)	$(8,279)

Balance, July 1, 2019	849,393	$85	3,593,750	$359	$4,422,222	$577,343	$5,000,009
Offering costs in connection with Class A common stock					(85,000)		(85,000)
Common stock subject to possible redemption	21,707	2			(381,801)		(381,799)
Net income for the three months ended September 30, 2019	—	—	—	—	—	466,799	466,799
Balance, September 30, 2019	871,100	$87	3,593,750	$359	$3,955,421	$1,044,142	$5,000,009

Nine months ended September 30, 2019 and 2018
							Total
					Additional	Retained	Stockholders’
	Class A Common Stock		Class B Common Stock		Paid-in	Earnings	Equity
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance, January 1, 2018	—	$—	3,593,750	$359	$—	$(7,838)	$(7,479)
Net loss for the nine months ended September 30, 2018	—	—	—	—	—	(800)	(800)
Balance, September 30, 2018	—	$—	3,593,750	$359	$—	$(8,638)	$(8,279)

Balance, January 1, 2019	—	$—	3,593,750	$359	$—	$(8,980)	$(8,621)
Class A common stock issued net of offering costs of $3,534,723	14,375,000	1,438			140,233,839		140,235,277
Private Placement of Class A common stock issued	462,500	46			4,624,954		4,625,000
Common stock subject to possible redemption	(13,966,400)	(1,397)			(140,903,372)		(140,904,769)
Net income for the nine months ended September 30, 2019	—	—	—	—	—	1,053,122	1,053,122
Balance, September 30, 2019	871,100	$87	3,593,750	$359	$3,955,421	$1,044,142	$5,000,009

The accompanying notes are an integral part of these unaudited condensed financial statements.

B. RILEY PRINCIPAL MERGER CORP.

Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:
Net income	$1,053,122	$—
Interest earned on investments held in Trust Account	(1,651,525)
Change in operating assets and liabilities:
Prepaid expenses	(149,082)	—
Accounts payable	279,530	—
Payable to related party	61,362	—
Income taxes payable	280,000	800
Net cash (used in) provided by operating activities	(126,593)	800
Cash flows from investing activities:
Proceeds deposited in Trust Account	(143,750,000)	—
Net cash used in investing activities	(143,750,000)	—
Cash flows from financing activities:
Proceeds from note payable - related party	19,750	—
Repayment of note payable - related party	(69,750)	—
Proceeds from sale of Units in Public Offering	143,750,000	—
Proceeds from sale of Units in Private Placement	4,625,000	—
Payment of underwriting discounts	(2,875,000)	—
Payment of offering costs	(639,723)	—
Net cash provided by financing activities	144,810,277	—
Increase in cash	933,684	800
Cash, beginning of year	49,658	—
Cash, end of period	$983,342	$800

Supplemental disclosures:
Interest paid	$—	$—
Taxes paid	$—	$800

The accompanying notes are an integral part of these unaudited condensed financial statements.

B. RILEY PRINCIPAL MERGER CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS OPERATIONS

Organization and General

B. Riley Principal Merger Corp. (the “Company”), a blank check corporation, was incorporated as a Delaware corporation on October 30, 2018. The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). On November 14, 2018, GA International Services Corp. (“GA International”), a California corporation, owned by Great American Group, LLC (“Great American”), a wholly owned subsidiary of B. Riley Financial, Inc. (“B. Riley Financial”), merged into the Company. GA International operated as GA International Services, LLC, a former California limited liability company, from the date of its incorporation on October 9, 2012 through November 5, 2018, the date it was converted from a limited liability company to a California corporation. All of the membership interests in GA International Services, LLC were issued to Great American in 2012. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”).

All activity of the Company includes the activity of GA International as if GA International, which was owned by the Company from inception and activity related to the initial public offering on April 11, 2019 (the “Public Offering”) described below and evaluating prospective acquisition targets for an Initial Business Combination. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering described below. The Company will generate non-operating income in the form of interest or dividend income on cash and cash equivalents from the proceeds derived from the Public Offering and the Private Placement (as defined below).

Public Offering

The Company completed the sale of 12,500,000 Units at an offering price of $10.00 per unit through the Public Offering. B. Riley Principal Sponsor Co., LLC (the “Sponsor”), a Delaware limited liability company, was incorporated on October 11, 2018 as a wholly owned indirect subsidiary of B. Riley Financial. The Sponsor subscribed to purchase an aggregate of 425,000 Units at a price of $10.00 per unit (the “Private Placement Unit”) in a private placement that closed on April 11, 2019 simultaneously with the Public Offering. The sale of the 12,500,000 Units generated gross proceeds of $125,000,000, less underwriting commissions of $2,500,000 (2% of gross proceeds) and other offering costs of $639,723. The Private Placement Units generated $4,250,000 of proceeds.

Each unit consists of one share of the Company’s Class A common stock, $0.0001 par value (each a “public share”), and one-half of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock (each, a “Warrant” and, collectively, the “Warrants” and, with respect to the warrants underlying the Private Placement Units, the “Private Placement Warrants”). One Warrant entitles the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share.

The Company granted the underwriters a 45-day option to purchase on a pro rata basis up to 1,875,000 additional units at the initial public offering price less the underwriting discounts and commissions. On April 12, 2019, the Company consummated the closing of the sale of 1,875,000 additional units (“Overallotment Units”) upon receiving notice of the underwriters’ election to exercise their overallotment option, generating additional gross proceeds of $18,750,000 and incurring additional offering costs of $375,000 (2% of gross proceeds) in underwriting fees. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 37,500 Private Placement Units to the Sponsor, generating gross proceeds of $375,000. In addition, as a result of the underwriters’ election to exercise their overallotment option the Founder Shares, as defined in Note 3, were no longer forfeitable.

Note Payable - Related Party

On November 16, 2018, the Sponsor agreed to loan the Company up to $300,000 (see Note 3) to support the Company’s initial formation and operations. At December 31, 2018, $50,000 was outstanding on the loan and such loan was repaid using proceeds from the Public Offering on April 12, 2019.

The Trust Account

Upon completion of the Public Offering and issuance of the Overallotment Units, $143,750,000 of proceeds were deposited in the Trust Account to be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds registered under the Investment Company Act and compliant with Rule 2a-7 thereof that maintain a stable net asset value of $1.00 per share. The balance in the Trust Account at September 30, 2019 was $145,401,525.

Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the proceeds from the Public Offering may not be released from the Trust Account until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete the Initial Business Combination within 18 months from the closing of the Public Offering; or (iii) the redemption of all of the Company’s public shares if the Company is unable to complete the Initial Business Combination within 18 months from the closing of the Public Offering (at which such time up to $100,000 of interest shall be available to the Company to pay dissolution expenses), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering and the Private Placement are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account less taxes payable on interest earned on the Trust Account. There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will provide its public stockholders with the opportunity to redeem all or a portion of their shares upon the completion of the Initial Business Combination, either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock have been recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 18 months from the closing of the Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest but less taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Letter Agreement

The Company’s Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed, among other things (a) to waive their redemption rights with respect to any Founder Shares, Private Placement Shares and any Public Shares held by them in connection with the completion of the Initial Business Combination, (b) to waive their redemption rights with respect to their Founder Shares, Private Placement Shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of its public shares if it does not complete an Initial Business Combination within 18 months from the closing of the Public Offering and (c) to vote their Founder Shares and any Public Shares purchased during or after the Public Offering (including in open market and privately negotiated transactions) in favor of the Initial Business Combination.

Forward Purchase Agreement

B. Riley Principal Investments, LLC (“BRPI”), a Delaware limited liability company and an affiliate of the Sponsor, entered into a forward purchase agreement with the Company to provide for the purchase by it (or its designees) of an aggregate of 2,500,000 units at $10.00 per unit for an aggregate purchase price of $25,000,000 in a private placement to close concurrently with the closing of the Initial Business Combination.

The proceeds from the sale of the forward purchase units may be used as part of the consideration to the sellers in the Initial Business Combination, to pay expenses in connection with the Initial Business Combination or for working capital in the post-business combination company. The forward purchase will be required to be made regardless of whether any Class A common stock is redeemed by the Company’s public stockholders and is intended to provide the Company with a minimum funding level for the Initial Business Combination. The forward purchaser will not have the ability to approve the Initial Business Combination prior to the signing of a material definitive agreement. The forward purchase units will be issued only in connection with the closing of the Initial Business Combination.

The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Private Placement Shares held by them if the Company fails to complete the Initial Business Combination within 18 months of the closing of the Public Offering. However, if the Sponsor or any of the Company’s directors or officers acquires shares of Class A common stock in or after the Public Offering, they are entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s remaining stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, under the circumstances, and, subject to the limitations, described herein.

NYSE Notification

On August 20, 2019, the Company received a written notice (the “Notice”) from the staff of the NYSE Regulation division of the New York Stock Exchange (“NYSE”) indicating that the Company is not currently in compliance with Section 802.01B of the NYSE Listed Company Manual (the “Manual”), which requires the Company to maintain a minimum of 300 public stockholders on a continuous basis.

In accordance with Sections 801 and 802 of the Manual, the Company had a period of 45 days to respond with a business plan that demonstrates how the Company expects to return to compliance with the minimum public stockholder requirement within 18 months of receipt of the Notice. The Company anticipates that it will satisfy this listing requirement within such time period once it consummates the Initial Business Combination.

The Company has submitted a business plan to return to compliance with the minimum public stockholder requirement within the required timeframe. The Listings Operations Committee (the “Committee”) of the NYSE is reviewing the business plan. If the Committee accepts the business plan, the Company’s securities will remain listed on the NYSE and will be subject to quarterly monitoring for compliance with such plan. If the Committee does not accept the business plan, the Company will be subject to suspension and delisting procedures.

The Company’s Class A common stock, warrants and units, which trade under the symbols “BRPM,” “BRPM WS” and “BRPM.U,” respectively, will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s compliance with the NYSE’s other applicable continued listing standards, and will bear the indicator “.BC” on the consolidated tape to indicate noncompliance with the NYSE’s continued listing standards.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company’s unaudited condensed interim financial statements have been prepared in accordance with U.S. GAAP and the rules and regulations of the SEC for interim financial information and the instructions to Form 10-Q. Accordingly, the financial statements do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments considered for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019 or any other period. The accompanying unaudited condensed interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s prospectus filed with the SEC on April 9, 2019, as well as the Company’s audited balance sheet statement and notes thereto included in the Company’s Form 8-K filed with the SEC on April 17, 2019.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Income (Loss) Per Common Share

Income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at September 30, 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic income (loss) per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Offering and the Private Placement to purchase 7,418,750 shares of Class A common stock, in the calculation of diluted income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented. In connection with the Company’s merger with GA International on November 14, 2018, the Company completed a stock split 1 to 3,593,750 shares of Class B common stock on November 19, 2018. The financial statements have been retroactively adjusted to reflect the stock split for all periods presented.

Reconciliation of Income (Loss) Per Common Share

The Company’s net income is adjusted for the portion of income that is attributable to shares of common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted income (loss) per share is calculated as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss)	$466,799	$—	$1,053,122	$(800)
Less: Income attributable to common stock subject to possible redemption	(601,267)	—	(1,243,792)	—

Adjusted net loss	$(134,468)	$—	$(190,670)	$(800)

Weighted average shares outstanding, basic and diluted	4,443,143	3,125,000	3,952,025	3,125,000

Basic and diluted loss per common share	$(0.03)	$(0.00)	$(0.05)	$(0.00)

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions with original maturities of 90 days or less. The Company did not have any cash equivalents as of September 30, 2019 and December 31, 2018.

Class A Common Stock Subject To Possible Redemption

At discussed in Note 1, all of the 14,375,000 shares of Class A common stock sold as part of the Units in the Public Offering contain a redemption feature. In accordance with FASB ASC 480, “Distinguishing Liabilities From Equity,” redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primary due to their short- term nature.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Deferred offering costs of $162,500 as of December 31, 2018, consisted principally of costs incurred in connection with preparation for the Public Offering. The total offering costs incurred by the Company in connection with the Public Offering was $639,723. These costs and the underwriter discount, of $2,875,000, were charged to capital upon completion of the Public Offering.

Income Taxes

The Company is currently taxed as a corporation for U.S. federal income tax purposes. As a corporation, for tax purposes, the Company is subject to U.S. federal and various state and local income taxes on its earnings. For periods prior to April 11, 2019, the date of the Public Offering, the Company was included in the consolidated tax return of B. Riley Financial (the “Parent”). During this period, the Company calculated its tax liability and provision for income taxes by using a “separate return” method. Under this method the Company was assumed to file a separate return with the tax authority, thereby reporting its taxable income or loss and paying the applicable tax to, or receiving the appropriate refund from, the Parent.

Following changes in ownership on April 11, 2019, the Company deconsolidated from the Parent for tax purposes. Beginning April 11, 2019, the Company files separate corporate federal and state and local income tax returns.

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2019 and December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On December 22, 2017, the Tax Cut and Jobs Act (the “Tax Act”) was enacted into law resulting in a reduction in the federal corporate income tax rate from 35% to 21% for years beginning in 2018. The enactment of the Tax Act also requires companies to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company was at the time of the law change organized as a limited liability company (“LLC”) that had elected to be treated as a single member LLC under the Internal Revenue Code. As such, income, losses, and other tax attributes were primarily passed through to the sole owner. The Company upon conversation to a C-Corporation became subject to the new rates and requirements for corporations under the Tax Act.

For the three and nine months ended September 30, 2019, the Company recorded income tax expense of $123,900 and $280,000, respectively, primarily related to interest income earned on the Trust Account.

Unrecognized Tax Benefits

The Company recognizes tax positions in the financial statements only when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the financial statements. There were no unrecognized tax benefits as of September 30, 2019 and December 31, 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for interest expense and penalties related to income tax matters as of September 30, 2019 and December 31, 2018. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — RELATED PARTY TRANSACTIONS

Founder Shares

In November 2018, upon the completion of the merger of GA International Services Corp. and the Company, 3,593,750 shares of Class B common stock (the “Founder Shares”) were issued to Great American in exchange for all of the common stock of GA International Services Corp. The financial statement reflects the issuance of these shares retroactively for all periods presented. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the units sold in the Public Offering. The Founder Shares automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below, and the holders of the Founder Shares, as described in more detail below, have agreed to certain restrictions and will have certain registration rights with respect thereto. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares of common stock upon completion of the Public Offering.

The Company’s initial stockholders, officers and directors have agreed, not to transfer, assign or sell any Founder Shares held by them until the earlier to occur of: (i) one year after the completion of the Initial Business Combination, (ii) the last sale price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (iii) the date following the completion of the Initial Business Combination on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Business Combination Marketing Agreement

The Company engaged B. Riley FBR, Inc. as advisors in connection with its Initial Business Combination to assist it in arranging meetings with its stockholders to discuss a potential business combination and the target business’ attributes, introduce it to potential investors that may be interested in purchasing its securities, assist it in obtaining stockholder approval for its Initial Business Combination and assist it with the preparation of press releases and public filings in connection with the Initial Business Combination. The Company will pay B. Riley FBR, Inc. for such services upon the consummation of the Initial Business Combination a cash fee in an amount equal to 3.5% of the gross proceeds of the Public Offering (exclusive of any applicable finders’ fees which might become payable). Pursuant to the terms of the business combination marketing agreement, no fee will be due if the Company does not complete an Initial Business Combination.

Administrative Fees

Commencing on the date of the prospectus, the Company agreed to pay an affiliate of the Sponsor a total of $10,000 a month for office space, utilities and secretarial and administrative support. During the three and nine months ended September 30, 2019, the Company was charged a total of $30,000 and $56,333, respectively, by the Sponsor. These amounts are included in amounts payable to related party at September 30, 2019. Upon completion of the Company’s Initial Business Combination or liquidation, the Company will cease paying these monthly fees.

Registration Rights

The holders of Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants and units that may be issued upon conversion of working capital loans, if any, have registration rights to require the Company to register the resale of any of its securities held by them (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement. These holders are also entitled to certain piggyback registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The Forward Purchase Agreement has substantially similar registration rights.

Note Payable - Related Party

On November 16, 2018, the Sponsor agreed to loan the Company up to $300,000 to support the Company’s initial formation and operations. At December 31, 2018, $50,000 was outstanding, respectively, on the loan. Additional borrowings prior to the Public Offering increased the note payable balance to $67,950 and the Company repaid the entire note payable using proceeds from the Public Offering on April 12, 2019.

Payable to Related Party

The Company also had an amount payable to Great American of $13,308 and $8,279 at September 30, 2019 and December 31, 2018, respectively. These amounts primarily reflect expenses relating to income taxes and formation expenses that were paid on behalf of the Company by Great American. The Company also has a payable to the Sponsor in the amount of $56,333 at September 30, 2019 as previously discussed above.

NOTE 4 — STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company includes up to 100,000,000 shares of Class A common stock and 25,000,000 shares of Class B common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. In connection with the Company’s merger with GA International on November 14, 2018, the Company completed a stock split 1 to 3,593,750 shares of Class B common stock on November 19, 2018. At September 30, 2019 and December 31, 2018, there were 3,593,750 shares of Class B common stock issued and outstanding. At September 30, 2019, there were 14,837,500 shares of Class A common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2019 and December 31, 2018, there were no shares of preferred stock issued or outstanding.

Warrants

Warrants may only be exercised for a whole number of shares. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade. The Warrants will become exercisable on the later of (a) 30 days after the completion of the Initial Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company will as soon as practicable, but in no event later than 15 business days, after the closing of the Initial Business Combination, use its best efforts to file with the Securities and Exchange Commission (“SEC”) a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants, to cause such registration statement to become effective within 60 business days after the closing of the Initial Business Combination and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If the shares issuable upon exercise of the warrants are not registered under the Securities Act by the 60th business day after the closing of the Initial Business Combination, the Company will be required to permit holders to exercise their warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Warrants for redemption (except with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock for capital raising purposes in connection with the closing of the Initial Business Combination (excluding any issuance of securities under the Forward Purchase Agreement), at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for funding the Initial Business Combination, and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Initial Business Combination (the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. Additionally, in no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete an Initial Business Combination within the 18-month time period.

The Private Placement Warrants are identical to the Warrants underlying the units sold in the Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants.

NOTE 5 — FAIR VALUE INSTRUMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

There were no assets measure on a recurring basis at fair value at December 31, 2018. At September 30, 2019, there were marketable securities in the amount our $145,401,525 with a fair value hierarchy of Level 1 that was used as valuation inputs by the Company to determine such fair value.

NOTE 6 — SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of

B. Riley Principal Merger Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of B. Riley Principal Merger Corp. (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholder’s deficit and cash flows for each of the two years in the period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of December 31, 2018 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. Management’s plans in regard to these matters are also described in Note 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2018.

New York, NY

March 1, 2019

B. RILEY PRINCIPAL MERGER CORP.

BALANCE SHEETS

	December 31,	December 31,
	2018	2017

Assets
Current assets:
Cash	$49,658	$—
Total current assets
Deferred offering costs	162,500	—
Total assets	$212,158	$—
Liabilities and Stockholder’s Deficit
Current liabilities
Accounts payable	$162,500	$—
Payable to related parties	8,279	7,479
Note payable - related party	50,000	—
Total liabilities	220,779	7,479

Stockholder’s deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—	—
Class B Common stock, $0.0001 par value; 25,000,000 shares authorized; 3,593,750(1) issued and outstanding	359	359
Additional paid-in capital	—	—
Accumulated deficit	(8,980)	(7,838)
Total stockholder’s deficit	(8,621)	(7,479)
Total liabilities and stockholder’s deficit	$212,158	$—

(1) Includes an aggregate of 468,750 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full (Note 3).

The accompanying notes are an integral part of these financial statements.

B. RILEY PRINCIPAL MERGER CORP.

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2018	2017

Selling, general and administrative expenses	$342	$—
Loss before income taxes	(342)	—
Provision for income taxes	800	(800)
Net loss	$(1,142)	$(800)

Basic and diluted income per share	$(0.00)	$(0.00)

Weighted average basic and diluted shares outstanding(1)	3,125,000	3,125,000

(1) Excludes an aggregate of 468,750 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full (Note 3).

The accompanying notes are an integral part of these financial statements.

B. RILEY PRINCIPAL MERGER CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

			Additional		Total
	Class B Common Stock		Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2017(1)	3,593,750	$359	$—	$(7,038)	$(6,679)
Net loss for the year ended December 31, 2017	—	—	—	(800)	(800)
Balance, December 31, 2017	3,593,750	$359	$—	$(7,838)	$(7,479)
Net loss for the year ended December 31, 2018	—	—	—	(1,142)	(1,142)
Balance, December 31, 2018	3,593,750	$359	$—	$(8,980)	$(8,621)

(1) Includes an aggregate of 468,750 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full (Note 3).

The accompanying notes are an integral part of these financial statements.

B. RILEY PRINCIPAL MERGER CORP.

STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(1,142)	$(800)
Adjustments to reconcile net income to net cash used in operating activities:
Increase in Payable to Related Party	800	800
Net cash used in operating activities	(342)	—
Cash flows from financing activities:
Proceeds from note payable - related party	50,000	—
Net cash provided by financing activities	50,000	—
Increase in cash	49,658	—
Cash, beginning of year	—	—
Cash, end of period	$49,658	$—

Supplemental disclosures:
Interest paid	$—	$—
Taxes paid	800	$800

Non-cash investing and financing Activities:
Deferred offering costs included in accounts payable	162,500	$—

The accompanying notes are an integral part of these financial statements.

B. RILEY PRINCIPAL MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

B. Riley Principal Merger Corp. (the “Company”), a blank check corporation, was incorporated as a Delaware corporation on October 30, 2018. The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). On November 14, 2018, GA International Services Corp. (“GA International”), a California corporation, owned by Great American Group, LLC (“Great American”), a wholly owned subsidiary of B. Riley Financial, Inc. (“B. Riley Financial”), merged into the Company. GA International operated as GA International Services, LLC, a former California limited liability company, from the date of its incorporation on October 9, 2012 through November 5, 2018, the date it was converted from a limited liability company to a California corporation. All of the membership interests in GA International Services, LLC were issued to Great American in 2012. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Initial Business Combination”).

At December 31, 2018, the Company had not commenced any operations. All activity of the Company includes the activity of GA International as if GA International, which was owned by the Company from inception and activity related to the proposed initial public offering (the “Proposed Offering”) described below. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Offering described below. The Company has selected December 31st as its fiscal year end.

Sponsor and Proposed Financing

B. Riley Principal Sponsor Co, LLC (the “Sponsor”), a Delaware limited liability company, was incorporated October 11, 2018 as a wholly owned indirect subsidiary of B. Riley Financial. On November 16, 2018, the Sponsor has agreed to loan the Company up to $300,000 (see note 4) to support the Company’s initial formation and operations.

The Company’s ability to commence meaningful operations and finance its Initial Business Combination is contingent upon obtaining adequate financial resources through the proposed $125,000,000 ($143,750,000 if the underwriters’ over-allotment is exercised in full) initial public offering of Units (as defined below) (Note 3). Upon the closing of the Proposed Offering and the Private Placement, $125,000,000 (or $143,750,000 if the underwriters’ over-allotment option is exercised in full — Note 3) will be held in a trust account (the “Trust Account”) (discussed below).

The Trust Account

The proceeds to be held in the Trust Account will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds registered under the Investment Company Act and compliant with Rule 2a-7 thereof that maintain a stable net asset value of $1.00. Unless and until the Company completes the Initial Business Combination, it may pay its expenses only from the net proceeds of the Proposed Offering held outside the Trust Account, which will be approximately $1,000,000 in working capital after the payment of approximately $750,000 in expenses relating to the proposed Offering, and any loans or additional investments from the Sponsor, members of the Company’s management team or any of their respective affiliates or other third parties.

Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the proceeds from the Proposed Offering may not be released from the Trust Account until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete the Initial Business Combination within 18 months from the closing of the Proposed Offering; or (iii) the redemption of all of the Company’s public shares if the Company is unable to complete the Initial Business Combination within 18 months from the closing of the Proposed Offering (at which such time up to $100,000 of interest shall be available to the Company to pay dissolution expenses), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering and the Private Placement are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting discount). There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will provide its public stockholders’ with the opportunity to redeem all or a portion of their shares upon the completion of the Initial Business Combination, either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets, after payment of deferred underwriting commissions, to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Proposed Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 18 months from the closing of the Proposed Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest but less taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor and the Company’s officers and directors will enter into a letter agreement with the Company, pursuant to which they will agree to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Private Placement Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 18 months of the closing of the Proposed Offering. However, if the Sponsor or any of the Company’s directors or officers acquires shares of Class A common stock in or after the Proposed Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s remaining stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, under the circumstances, and, subject to the limitations, described herein.

Going Concern Considerations

At December 31, 2018, the Company had cash and cash equivalents of $49,658 and a note payable to the Sponsor in the amount of $50,000. Further, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through the Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate an Initial Business Combination will be successful or successful within the required time period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Loss Per Common Share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period, excluding shares of common stock subject to forfeiture. Net loss per common share is computed by dividing net gain/(loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period, plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At December 31, 2018 and 2017, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the periods. In connection with the Company’s merger with GA International on November 14, 2018, the Company completed a stock split 1 to 3,593,750 shares of Class B common stock on November 19, 2018. The financial statements have been retroactively adjusted to reflect the stock split for all periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primarily due to their short term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Deferred offering costs of $162,500 as of December 31, 2018 consist principally of costs incurred in connection with preparation for the Proposed Offering. These costs, together with the underwriter discount, will be charged to capital upon completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.

Income Taxes

The Company is included in the consolidated tax return of B. Riley Financial the parent (the “Parent”). The Company calculates the provision for income taxes by using a “separate return” method. Under this method the Company is assumed to file a separate return with the tax authority, thereby reporting its taxable income or loss and paying the applicable tax to, or receiving the appropriate refund from, the Parent. The Company’s current provision is the amount of tax payable or refundable on the basis of a hypothetical, current year, separate return.

Any difference between the tax provision (or benefit) allocated to the Company under the separate return method and payments to be made to (or received from) the Parent for tax expense are treated as either dividends or capital contribution. Accordingly, the amount by which the Company’s tax liability under the separate return method exceeds the amount of tax liability ultimately settled as a result of using incremental expenses of the Parent is periodically settled as a capital contribution from the Parent to the Company.

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2018 and 2017, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On December 22, 2017, the Tax Cut and Jobs Act (the “Tax Act”) was enacted into law resulting in a reduction in the federal corporate income tax rate from 35% to 21% for years beginning in 2018. The enactment of the Tax Act also requires companies to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company was at the time of the law change organized as a limited liability company (“LLC”) that had elected to be treated as a single member LLC under the Internal Revenue Code. As such, income, losses, and other tax attributes were primarily passed through to the sole owner. The Company upon conversation to a C-Corporation became subject to the new rates and requirements for corporations under the Tax Act.

The provision for income taxes was deemed to be immaterial.

Unrecognized Tax Benefits

The Company recognizes tax positions in the financial statements only when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the financial statements. There were no unrecognized tax benefits as of December 31, 2018 and 2017. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for interest expense and penalties related to income tax matters as of December 31, 2018 and 2017. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PUBLIC OFFERING

Pursuant to the Proposed Offering, the Company intends to offer for sale 12,500,000 Units at an offering price of $10.00 per Unit. The Sponsor will subscribe to purchase an aggregate of 425,000 Units (or 462,500 Units if the underwriters’ over-allotment option is exercised in full — see below) at a price of $10.00 per Private Placement Unit in a private placement that will close simultaneously with the Proposed Offering.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-half of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock (each, a “Warrant” and, collectively, the “Warrants” and, with respect to the warrants underlying the Private Placement Units, the “Private Placement Warrants”). One Warrant entitles the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share.

The Company has also granted the underwriters a 45-day option to purchase on a pro rata basis up to 1,875,000 additional Units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of Units.

The Company expects to pay underwriting commissions equal to 2.0% of the gross proceeds of the Proposed Offering at the time of the Proposed Offering.

Business Combination Marketing Agreement

The Company will engage B. Riley FBR, Inc. as advisors in connection with its Initial Business Combination to assist it in arranging meetings with its stockholders to discuss a potential business combination and the target business’ attributes, introduce it to potential investors that may be interested in purchasing its securities, assist it in obtaining stockholder approval for its Initial Business Combination and assist it with the preparation of press releases and public filings in connection with the Initial Business Combination. The Company will pay B. Riley FBR, Inc. for such services upon the consummation of the Initial Business Combination a cash fee in an amount equal to 3.5% of the gross proceeds of the Proposed Offering (exclusive of any applicable finders’ fees which might become payable) ($4,375,000 or up to $5,031,250 if the underwriters’ over-allotment option is exercised in full). Pursuant to the terms of the business combination marketing agreement, no fee will be due if the Company does not complete an Initial Business Combination.

NOTE 4 — RELATED PARTY TRANSACTIONS

Founder Shares

In November 2018, upon the completion of the merger of GA International Services Corp. and the Company, 3,593,750 shares of Class B common stock (the “Founder Shares”) were issued to Great American in exchange for all of the common stock of GA International Services Corp. The financial statements reflect the issuance of these shares retroactively for all periods presented. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units being sold in the Proposed Offering, the Founder Shares automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below, and the holders of the Founder Shares, as described in more detail below, have agreed to certain restrictions and will have certain registration rights with respect thereto. Up to 468,750 Founder Shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares of common stock upon completion of the Proposed Offering. If the Company increases or decreases the size of the Proposed Offering, the Company will effect a stock dividend or share contribution back to capital, as applicable, with respect to its Class B Common Stock immediately prior to the consummation of the Proposed Offering in such amount as to maintain the Founder Share ownership of the Company’s stockholders prior to the Proposed Offering at 20.0% of the Company’s issued and outstanding common stock upon the consummation of the Proposed Offering.

The Company’s initial stockholders, officers and directors have agreed, not to transfer, assign or sell any Founder Shares held by them until the earlier to occur of: (i) one year after the completion of the Initial Business Combination, (ii) the last sale price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (iii) the date following the completion of the Initial Business Combination on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Fees

Commencing on the date of the prospectus, the Company will agree to pay an affiliate of our sponsor a total of $10,000 a month for office space, utilities and secretarial and administrative support. Upon completion of our Initial Business Combination or our liquidation, we will cease paying these monthly fees.

Registration Rights

The holders of Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants and units that may be issued upon conversion of working capital loans, if any, will have registration rights to require the Company to register the resale of any of its securities held by them (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement to be signed on or before the effective date of the Proposed Offering. These holders will also be entitled to certain piggyback registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The holder of Forward Purchase Units has substantially similar registration rights.

Note Payable — Related Party

The Company has a note payable to Sponsor which allows the Company to borrow up to $300,000 without interest to be used for a portion of the expenses of this offering. The notes payable is payable on the earlier of: (i) December 31, 2019 or (ii) the date on which the Company consummates an initial public offering of its securities. As of December 31, 2018, the note payable due to related party was $50,000.

Payable to Related Party

The Company also had amounts payable to Great American of $8,279 and $7,479 at December 31, 2018, and 2017, respectively. These amounts primarily reflect expenses relating to income taxes and formation expenses that were paid on behalf of the Company by Great American.

Forward Purchase Agreement

The Company will agree to enter into a Forward Purchase Agreement with an affiliate of the Sponsor, pursuant to which the affiliate of the Sponsor will agree to purchase, or have its designees purchase, an aggregate of 2,500,000 units, at a price of $10.00 per unit, or $25,000,000 in the aggregate, in a private placement to close concurrently with the initial business combination. The obligations under the Forward Purchase Agreement do not depend on whether any public stockholders redeem their Class A common stock and provide the Company with a minimum funding level for the Initial Business Combination. The Forward Purchase Agreement includes registration rights with respect to the Forward Purchase Units.

NOTE 5 — STOCKHOLDER’S EQUITY

Common Stock

The authorized common stock of the Company includes up to 100,000,000 shares of Class A common stock and 25,000,000 shares of Class B common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. In connection with the Company’s merger with GA International on November 14, 2018, the Company completed a stock split 1 to 3,593,750 shares of Class B common stock on November 19, 2018. The financial statements have been retroactively adjusted to reflect the stock split for all periods presented. At December 31, 2018 and 2017, there were 3,593,750 shares of Class B common stock issued and outstanding (up to 468,750 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) and no shares of Class A common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2018 and 2017, there were no shares of preferred stock issued or outstanding.

Warrants

Warrants may only be exercised for a whole number of shares. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Warrants will become exercisable on the later of (a) 30 days after the completion of the Initial Business Combination or (b) 12 months from the closing of the Proposed Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company will agree that as soon as practicable, but in no event later than 15 business days, after the closing of the Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants, to cause such registration statement to become effective within 60 business days after the closing of the Initial Business Combination and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If the shares issuable upon exercise of the warrants are not registered under the Securities Act by the 60th business day after the closing of the Initial Business Combination, the Company will be required to permit holders to exercise their warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company's Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a "covered security" under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their warrants to do so on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Warrants underlying the Units sold in the Proposed Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers' permitted transferees. If the Private Placement Warrants are held by someone other than the initial shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants.

The Company may call the Warrants for redemption (except with respect to the Private Placement Warrants):

▪	in whole and not in part;

▪	at a price of $0.01 per warrant;

▪	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

▪	if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrantholders.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a "cashless basis," as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock for capital raising purposes in connection with the closing of the Initial Business Combination (excluding any issuance of securities under the Forward Purchase Agreement), at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for funding the Initial Business Combination, and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Initial Business Combination (the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. Additionally, in no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete an Initial Business Combination within the 18-month time period.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands)

	September 30,	December 31,
	2019	2018

ASSETS

CURRENT ASSETS
Cash	$2,141	$1,481
Accounts receivable, net	92,580	64,817
Inventories, net	142,813	109,715
Prepaid expenses and other current assets	5,380	3,266

Total current assets	242,914	179,279

PROPERTY AND EQUIPMENT, NET	199,670	153,025

OTHER ASSETS

Buyback residual assets, net of current portion	735	-
Goodwill	9,950	7,639
Intangible assets, net	1,624	56
Other assets	2,000	1,965

Total other assets	14,309	9,660

TOTAL ASSETS	$456,893	$341,964

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Lines of credit and floor plans	$280,329	$204,590
Current portion of long-term debt	7,717	8,049
Accounts payable	26,967	22,388
Deferred revenue	3,464	4,141
Customer deposits	4,643	2,768
Accrued expenses	13,210	8,338
Other current liabilities	7,660	3,393

Total current liabilities	343,990	253,667

LONG-TERM LIABILITIES
Long-term debt, net of current portion, debt discounts and deferred financing costs	86,733	70,104
Capital lease obligations, net of current portion	1,626	1,226
Buyback residual obligations, net of current portion	750	-
Guaranteed purchase obligation, net of current portion	8,417	1,730
Lease liability, net of current portion	2,336	893
Warrant liability	30,000	1,728

Total long-term liabilities	129,862	75,681

TOTAL LIABILITIES	473,852	329,348

COMMITMENTS AND CONTINGENCIES (NOTE 12)

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.01 par value, 26,980 shares authorized; 18,980 issued and outstanding at September 30, 2019 and December 31, 2018	-	-
Retained earnings	(16,959)	12,616

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(16,959)	12,616

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$456,893	$341,964

The accompanying notes are an integral part of these condensed consolidated financial statements.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(amounts in thousands)

	Nine Months Ended September 30,
	2019	2018
Revenues:
New and used equipment sales	$167,091	$135,146
Parts sales	60,017	44,887
Service revenue	67,165	44,337
Rental revenue	66,903	53,644
Rental equipment sales	26,818	19,126

Total revenue	387,994	297,140

Cost of revenues:
New and used equipment sales	146,629	118,055
Parts sales	39,353	30,357
Service revenue	24,263	16,741
Rental revenue	11,403	11,398
Rental depreciation	32,947	24,367
Rental equipment sales	23,066	16,884

Total cost of revenue	277,661	217,802

Gross profit	110,333	79,338

General and administrative expenses	95,625	67,165
Depreciation expense	1,826	1,596
Total general and administrative expenses	97,451	68,761

Income from operations	12,882	10,577

Other income (expense)
Interest expense	(15,142)	(10,587)
Other income	957	693
Change in fair market value of warrants	(28,272)	(300)

Total other expense	(42,457)	(10,194)

Net (loss) income	$(29,575)	$383

The accompanying notes are an integral part of these condensed consolidated financial statements.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

(amounts in thousands, except share amounts)

	Common Stock
			Additional		Total
	Shares		Paid-in	Retained	Stockholders’ (Deficit)
	Issued	Amount	Capital	Earnings	Equity

Balance,
January 1, 2018	18,980	$-	$-	$10,592	$10,592
Net income				383	383
Balance,
September 30, 2018	18,980	-	-	$10,975	$10,975
Balance
January 1, 2019	18,980	-	-	$12,616	$12,616
Net income (loss)				(29,575)	(29,575)
Balance,
September 30, 2019	18,980	$-	$-	$(16,959)	$(16,959)

The accompanying notes are an integral part of these condensed consolidated financial statements.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Period Ended September 30,
	2019	2018

OPERATING ACTIVITIES
Net income (loss)	$(29,575)	$383
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	34,932	26,259
Inventory obsolescence	608	485
Gain on sale of assets	(33)	(113)
Provision for bad debt	1,359	983
Paid-in-kind interest	4,673	3,359
Interest expense - debt issuance costs	632	513
Interest expense - debt discount	181	181
Change in fair value of warrants	28,272	300
Changes in:	-	-
Accounts receivable	(14,172)	(14,720)
Inventories	(30,117)	(64,302)
Prepaid expenses and other assets	(1,356)	(268)
Proceeds from floor plans with manufacturers	183,112	164,881
Payments under floor plans with manufacturers	(188,419)	(129,111)
Accounts payable, accrued expenses,	-	-
customer deposits, and other current liabilities	5,147	1,628
Guaranteed purchase obligation	(32)	(1,223)
Lease liability	1,742	(904)
Deferred revenue	(919)	197

Net cash provided by operating activities	(3,965)	(11,472)

INVESTING ACTIVITIES
Proceeds from the sale of assets	43	220
Expenditures for property and equipment	(20,143)	(28,022)
Expenditures for acquisitions, net of cash acquired	(65,693)	(4,564)
Net activity on notes and land contract receivable	182	9

Net cash used in investing activities	(85,611)	(32,357)

FINANCING ACTIVITIES
Expenditures for debt issuance costs	(96)	(289)
Proceeds from lines of credit	137,385	18,293
Payments under lines of credit	(87,976)	(4,072)
Proceeds from floor plans with unaffiliated source	81,442	52,255
Payments under floor plans with unaffiliated source	(50,738)	(33,585)
Proceeds from issuance of long-term debt	20,008	19,012
Payments on long-term debt	(9,119)	(6,281)
Payments on capital lease obligations	(670)	(572)

Net cash provided by financing activities	90,236	44,761

NET CHANGE IN CASH	660	932

CASH, Beginning of year	1,481	164

CASH, End of year	$2,141	$1,096

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Alta Equipment Holdings, Inc. is the holding company for Alta Enterprises, LLC; Alta Holding Partnership, LLC; Alta Holding Company, LLC; Alta Industrial Equipment Michigan, LLC; Alta Industrial Equipment Company, LLC; Alta Construction Equipment, LLC; Alta Construction Equipment IL, LLC; Alta Heavy Equipment Services, LLC; and NITCO, LLC (collectively, the “Company”). The Company is engaged in the retail sale, service, and rental of lift trucks and construction equipment in the states of Michigan, Illinois, and Indiana as well as the Northeastern part of the United States.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted. In the opinion of management, all adjustments (consisting of all normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019, and therefore, the results and trends in these interim condensed consolidated financial statements may not be the same for the entire year. These interim condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and related notes for the year ended December 31, 2018, from which the Consolidated Balance Sheet amounts as of December 31, 2018 were derived.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Supplier Risk

The Company purchases a significant portion of their inventory and related equipment and rental fleet from two vendors. During the nine-months ended September 30, 2019, the Company purchased approximately 47% of total purchases from these vendors. Although no change in suppliers is anticipated, the occurrence of such a change could cause a possible loss of sales and adversely affect operating results.

New Accounting Pronouncements

Contracts with Customers (Topic 606)

In May 2014 the FASB issued a new accounting standard, ASC 606, Revenue from Contracts with Customers (Topic 606), which specifies how and when to recognize revenue as well as providing informative, relevant disclosures related to the nature, amount, timing, and uncertainty of revenues from contracts with customers. In August 2015 the FASB deferred the effective date of this standard by one year, which becomes effective for fiscal years beginning after December 15, 2018. Topic 606 permits companies to adopt either retrospectively to each prior reporting period presented (full retrospective method) or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (modified retrospective method). The Company will adopt Topic 606 under the modified retrospective method as of January 1, 2019. As permitted under the transition rules, the Company will apply Topic 606 only to contracts not completed at January 1, 2019, which represents contracts for which all of the revenue has not been recognized in accordance with the Company’s historical revenue recognition as of the date of adoption. Given that immaterial change in the timing or amount of revenue recognized is anticipated under the new standard, the Company does not feel that the comparability of the financial information will be compromised with the cumulative effect adoption of the new standard.

Upon adoption of Topic 606 on January 1, 2019, the Company will continue to recognize revenue in accordance with two different accounting standards: 1) Topic 606 and 2) Topic 840, which is the lease standard the Company followed for the year ended December 31, 2018 and will follow for the year ended December 31, 2019. As discussed below, the Company expects to adopt Topic 842, an update to Topic 840, when it becomes effective on January 1, 2021 and has tentatively concluded that it will not have a significant impact on the Company’s revenue accounting.

Based upon its evaluation to date, including the application of Topic 606’s five-step model, and the review of its current accounting policies and practices to the recognition of revenue, the Company expects that its performance obligations under Topic 606 will generally be consistent with its deliverables or units of accounting under the Company’s historical revenue recognition. Further, under Topic 606, revenue is recognized at the point of transfer of control of the goods or services to the customer. This could result in a change in the timing of the Company’s revenue recognition, though no material impact is expected.

Based on the assessment regarding timing of transfer of control, the Company has determined that the timing of revenue recognition under Topic 606 would continue to be at a point-in-time upon transfer of control for its equipment and parts sales, which is consistent with its historical revenue recognition and occurs at the time of passage of title and risk of loss to the customer. In addition, the Company has determined that the timing of revenue recognition for its warranty, service, and maintenance contracts under Topic 606 would continue to be recognized over time in proportion to the costs expected to be incurred in performing the services under the contract.

While the Company is continuing to assess all potential impacts of the new standard, including the materiality of the expected impact, the Company currently believes the most significant impact relates to guidance on principal versus agent considerations. In certain drop-ship and extended warranty arrangements, the Company records revenue as a principal and therefore gross. Under the new guidance, the Company could be assessed as an agent to the transaction, and revenue will have to be recorded net.

The Company expects that the adoption of Topic 606 will not result in changes to contract acquisition costs related to sales commissions as the commissions are not material; hence, the Company will continue to expense them as incurred.

The expected impact of the Company’s adoption of Topic 606 represents management’s best estimate at the time of the preparation of these financial statements and is subject to the completion of the Company’s implementation of the adoption of Topic 606 in the fiscal year ending December 31, 2019.

The Company will elect certain practical expedients and make certain policy elections as permitted under Topic 606 as follows:

●	Make the accounting policy election to exclude sales and similar taxes from the transaction price.

●	Adopt the practical expedient to expense the costs to obtain a contract upon incurrence of the liability if the amortization period is one year or less.

●	Make the accounting policy election to treat shipping and handling costs that occur after control transfers as fulfillment activities instead of assessing such activities as performance obligations.

●	Make the accounting policy election to not assess promised goods or services as performance obligations if they are immaterial in the context of the contract with the customer.

The Company does expect that the adoption of Topic 606 will result in additional disclosures including those related to the disaggregation of revenue by market and product type, additional information with respect to the Company’s performance obligations, and the significant judgments required by the Company to comply with Topic 606. These additional disclosures will be included in the Company’s annual report for the year ended December 31, 2019. In addition, under the modified retrospective method, the Company will be required to disclose for the first year subsequent to adoption any significant revenue recognition differences under Topic 606 from what would have been recorded by the Company had historical revenue recognition guidance continued to be in effect for 2019. The Company will also be required to disclose the amount of each account impacted as a result of the adoption of Topic 606 and what that amount would have been under historical revenue recognition guidance during 2019.

The Company continues to update and enhance its internal controls related to revenue recognition under Topic 606 for changes to the Company’s internal controls over financial reporting and financial statement disclosure controls related to the adoption of Topic 606 and in particular with respect to the added financial statement disclosures that will be required.

Leases (Topic 842)

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) that replaces the existing leasing guidance. Topic 842 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This guidance also expands the requirements for lessees to record leases embedded in other arrangements and the required quantitative and qualitative disclosures surrounding leases. Accounting guidance for lessors is largely unchanged.

The Company is still, however, assessing the impact Topic 842 will have on future revenue. The new accounting standard is effective for the annual reporting period beginning January 1, 2021 and the interim reporting periods beginning January 1, 2022. Early adoption is permitted. Management is currently assessing the impact the adoption of this standard will have on the Company’s consolidated financial statements as well as the available transition methods.

NOTE 3 – INVENTORIES

Inventories consist of the following (amounts in thousands):

	September 30, 2019	December 31, 2018
New equipment	$94,156	$75,818
Used equipment	32,114	18,400
Work in process	3,705	3,531
Parts	24,583	18,528
	154,558	116,277
Accumulated depreciation	(9,340)	(5,168)
Inventory reserve	(2,405)	(1,394)
	$142,813	$109,715

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following (amounts in thousands):

	September 30, 2019	December 31, 2018

Rental fleet	$282,106	$223,491
Equipment and leasehold improvements:
Machinery and equipment	3,128	4,502
Autos and trucks	4,642	4,608
Leasehold improvements	6,443	4,788
Office equipment	2,177	1,756
Computer equipment	6,125	5,450
Construction in process	569	2

Total cost	305,190	244,597

Less: accumulated depreciation and amortization
Rental fleet	(93,919)	(80,992)
Equipment and leasehold improvements	(11,601)	(10,580)

Total accumulated depreciation and amortization	(105,520)	(91,572)
	$199,670	$153,025

Total depreciation and amortization on property and equipment was $34.8 million and $26.0 million for the nine-months ended September 30, 2019 and 2018, respectively. The Company had assets related to capital leases, which are included in the machinery and equipment balance above. Such assets had gross carrying values totaling $3.2 million and $3.3 million, and accumulated amortization balances totaling $0.7 million and $1.7 million, for the nine-months ended September 30, 2019 and the year ended December 31, 2018, respectively.

NOTE 5 – GOODWILL

The following table summarizes the changes between December 31, 2018 and September 30, 2019 in the carrying amount of goodwill in total and by reportable segment (amounts in thousands):

	Industrial Equipment	Construction Equipment	Total
Balance, December 31, 2018	$3,837	$3,802	$7,639
Additions	2,311	-	2,311
Balance, September 30, 2019	$6,148	$3,802	$9,950

NOTE 6 – LINES OF CREDIT AND FLOOR PLANS

On May 1, 2019, the Company amended and restated their credit facility with its first lien lender by entering into the Fourth Amended and Restated First Lien Credit Agreement (“Amended and Restated Credit Agreement”) by and among Alta Enterprises, LLC, NITCO, LLC, the other credit parties named therein, the lenders named therein, JP Morgan Chase Bank, N.A., as Administrative Agent, the other credit parties named therein, the syndication agents and documentation agent named therein.

The Amended and Restated Credit Agreement, among other things, (i) increased the floor plan financing facility with its first lien lender from $50 million to $85 million, (ii) increased the total aggregate amount of indebtedness of all floor plans from $200 million to $220 million, (iii) increased the revolving line of credit borrowing capacity from $40 million to $110 million, (iv) modified the revolving line of credit applicable margin to be based off of average quarterly availability as opposed to the total leverage ratio at the end of each quarter (v) provided for an additional delayed draw loan of $11.5 million and a term loan of $6.0 million, and (vi) modified financial covenants (as defined in the Amended and Restated Credit Agreement. See Note 7 for further discussion regarding covenants in effect as of September 30, 2019).

Line of credit and floor plan first lien lender

The Company has a revolving line of credit with its first lien holder with advances on the line being supported by eligible accounts receivable, parts, and otherwise unencumbered equipment inventories. The revolving line of credit has a maximum borrowing capacity of $110 million and interest cost is LIBOR plus an applicable margin. As of September 30, 2019 and December 31, 2018, the Company had an outstanding revolving line of credit balance of $77.6 million and $27.8 million, respectively. The effective interest rate was 4.25% at September 30, 2019.

OEM captive lender and supplier’s floor plans payable are financing arrangements for new, used inventory and rental equipment. Certain floor plans provide for a five to twelve-month interest only or deferred payment period. In addition, certain floor plans provide for interest or principal free terms at the supplier’s discretion. The Company recognizes interest expense based on the effective interest method. However, the Company routinely sells equipment that is financed under OEM captive lender flooring plans prior to the original maturity date of the financing agreement. The related OEM captive lender floor plans payable is then paid at the time the equipment being financed is sold.

The Company has a floor plan financing facility with its first lien lender through syndication to finance new and used inventory and rental fleet equipment. This floor plan has a maximum borrowing capacity of $85 million. The interest cost for the first lien lender floor plan is LIBOR plus an applicable margin. The effective interest rate at September 30, 2019 was 5.1%. The floor plan is collateralized by substantially all assets of the Company. As of September 30, 2019 and December 31, 2018, the Company had an outstanding balance on their first lien lender floor plan facility of $78.2 million and $47.4 million, respectively.

OEM captive lenders and suppliers floor plans

Additionally, the Company has floor plan financing facilities with several OEM captive lenders and suppliers, each with borrowing capacities ranging from $10 million to $82.5 million. Included in these financing facilities is a new floor plan facility related to NITCO entered into on May 1, 2019, with a total borrowing capacity of $15 million. This floor plan facility is with an OEM captive lender financed through Wells Fargo. These floor plans are either secured by the equipment being financed or substantially all the assets of the Company, as well operating company guarantees. The interest cost incurred on the manufacturer floor plans is LIBOR plus an applicable margin. The effective rates as of September 30, 2019 ranged from 5.6% to 6%. As of September 30, 2019 and December 31, 2018, the Company had an outstanding balance on these floor plans of $203.1 million, and $129.4 million, respectively.

The total aggregate amount of indebtedness related to floor plan financing activities (including the first lien lender floor plan) cannot exceed $220 million at any time. Total borrowings related to floorplan financing activities is $203.1 million as of September 30, 2019.

Maximum borrowings under the floor plans and the revolving line of credit are limited to $330 million. The total amount outstanding, was $280.3 million and $204.6 million, net of debt issuance costs of $0.4 million and $0.1 million, as of September 30, 2019 and December 31, 2018, respectively.

NOTE 7 - LONG-TERM DEBT

Notes Payable

The Company’s Amended and Restated Pledge and Security Agreement was executed in conjunction with their Amended and Restated Credit Agreement that was entered into on May 1, 2019. The Amended and Restated Pledge and Security Agreement was modified to include NITCO as a credit party to the agreement. Except as disclosed in Note 6, there were no other changes to the terms of the Amended and Restated Pledge and Security Agreement.

Notes Payable – Senior Lien Holder

December 27, 2017 note payable to lender with an initial note commitment of $40 million, plus an additional delayed draw note commitment of $20 million. On April 31, 2018 and July 31, 2018, the Company borrowed $3.5 million and $5 million, respectively, against the $20 million delayed draw. On May 1, 2019, the Company borrowed an additional $11.5 million against the $20 million delayed draw. The notes bear payment-in-kind (PIK) interest at 10% on any unpaid principal amount from the date of issue through repayment, with all PIK interest added to the outstanding principal. The balance at September 30, 2019 includes the initial note commitment of $40 million and delayed draws totaling $20 million, plus PIK interest of $9 million, accrued from the initial funding date through the end of the year. The note is secured by a second priority lien on substantially all of the assets of the Company, including a pledge of equity interests, and matures on June 27, 2023. In connection with the December 27, 2017 note, warrants were issued enabling the purchase of 25% of the common units outstanding on a fully diluted basis at $0.01 per warrant unit. See Note 8 below for further discussion on the warrants issued.

Notes Payable – OEM captive lender

On May 9, 2014, the Company entered into a Master Note Agreement with an OEM captive lender. As part of this master agreement, the Company receives an updated schedule with the principal amount of the note, related interest rate, and note term. These notes payable from the OEM captive lender are payable in monthly installments ranging from $411 to $46,674, including interest ranging from 3.29% to 4.99%. The notes are secured by the specific assets financed and mature at various dates through October 2024.

Vehicles

Vehicle notes payable to various lending institutions, payable in monthly installments ranging from $1,430 to $2,521, including interest ranging from 3.99% to 4.99%. The notes mature at various dates through February 2022 and are secured by vehicles financed.

Subordinated debt

Notes payable to former shareholders of Alta Equipment Company, Inc., the former parent Company. The notes are unsecured, bear interest at 5%, with rights subordinated to first lien lender and second lien lender. During the term of the notes, the Company shall pay to holders semi-annual installments of accrued interest only, but maintains the option to capitalize such accrued interest amounts into the principal sum of each note. The notes mature December 2027.

Term Loan

The Company had a term loan of $6 million with its first lien lender through syndication. The term loan was entered into on December 27, 2017 and matured in June 2020. However, in May 2019, the Company retired this loan and entered into a new term loan of $6 million with its first lien lender through syndication, as part of the Amended and Restated Credit Agreement. The term loan matures in May 2021 and is payable in monthly installments of $250,000 plus interest at LIBOR plus 4%. As of September 30, 2019, the effective interest rate was 6.2%. The loan is collateralized by substantially all assets of the Company and contains related party guarantees.

The Company’s debt consists of the following (amounts in thousands):

	September 30, 2019	December 31, 2018

Senior lien holder	$69,450	$53,277
OEM captive lender	16,814	18,773
Vehicles	86	135
Subordinated debt	6,758	6,675
Term loan - first lien lender	5,000	3,600
Subtotal	98,108	82,460
Unamortized debt issuance costs	(2,753)	(3,221)
Debt discount	(905)	(1,086)
Total debt	94,450	78,153
Less: Current maturities of long-term debt	(7,717)	(8,049)
Long-term debt, net	$86,733	$70,104

The carrying value of long-term debt reflects the impact of debt issuance costs that are amortized to interest costs over the respective term of the loan. The Company’s lines of credit and notes payable agreements impose certain financial and non-financial covenants, which include, among other things: (i) restrictions on indebtedness with other parties, liens on property held as collateral, swap agreements and acquisitions (in each case, as defined in the Amended and Restated Credit Agreement) , (ii) maintaining a fixed coverage ratio greater than 1.15 to 1.00 as of the end of any month, (iii) maintaining a minimum condensed consolidated liquidity greater than or equal to $4 million at any time, and (iv) maintaining a total leverage ratio that does not exceed:

Leverage Ratio	Period ended
4.75 to 1.00	As of the end of the fiscal quarter ending September 30, 2019
4.50 to 1.00	As of the end of any fiscal quarter ending on or after December 31, 2019, but on or before September 30, 2020
4.25 to 1.00	As of the end of any fiscal quarter ending on or after December 31, 2020, but on or before September 30, 2021
4.00 to 1.00	As of the end of any fiscal quarter ending on or after December 31, 2021

As of September 30, 2019, the Company was in compliance with the financial covenants set forth in the agreement.

Long term debt maturities are as follows (amounts in thousands):

Years Ended December 31,	Amount
2019 (three-months ended December 31, 2019)	$2,151
2020	8,355
2021	5,113
2022	3,237
2023	71,705
Subsequent to 2023	7,547
$98,108

NOTE 8 - WARRANTS

The Company granted warrants to purchase 33,333.33 shares of common units in connection with the stock purchase and redemption that occurred on December 27, 2017. The warrants have an exercise price $0.01 and include a conditional put option, allowing the holder to require the Company to purchase the outstanding warrants, via a settlement upon the following events: (1) upon 75% repayment of senior indebtedness, (2) change in control from a sale transaction, (3) the maturity of the related debt, which requires the Company to settle the warrants in cash. The warrants expire December 27, 2027. The warrants include a limited call right, where in the event of a sale transaction, the Company has the right to redeem all of the warrants simultaneously at a per common share price equal to the per unit set for the sale transaction. On December 12, 2019, the Company entered into a merger agreement with B. Riley Principal Merger Corp (‘BRPMC') for a business combination transaction. See Note 15 for further discussion.

During the nine months-ended September 30, 2019, the change in fair value of warrants is included in other income (expense) on the condensed consolidated statements of income. See Note 9 for more information.

NOTE 9 - FAIR VALUE INSTRUMENTS

The carrying value of financial instruments reported in the accompanying Condensed Consolidated Balance sheets for cash, accounts receivable, accounts payable and accrued expenses payable and other liabilities approximate fair value due to the immediate or short-term nature or maturity of these financial instruments. Based upon current borrowing rates with similar maturities, which are Level 2 fair value inputs, the carrying value of lines of credit, long-term debt, and the GPO residual liability approximates the fair value as of September 30, 2019 and December 31, 2018.

The following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis:

The Company has issued warrants, which are measured at fair value on a recurring basis. The Company initially recorded the warrants based on the fair value at the date of grant. During the nine-months ended September 30, 2019, the Company entered into a letter of intent with BRPMC for a business combination transaction. The transaction with BRPMC is expected to close on February 14, 2020. The valuation methodology employed was primarily a market-based approach using participants in the industry of industrial and heavy-equipment retailing, wholesaling, and rental and consistent with those presented in the letter of intent with BRPMC. As of September 30, 2019, the Company determined the fair value of the warrants in the proposed transaction with BRPMC to be $30 million. A range of multiples were established taking company-specific risks into consideration and applied to Alta’s reported EBITDA to derive an implied enterprise value. To derive equity value, interest-bearing debt was removed.

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although management believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value.

The following table sets forth, by level of hierarchy, the Company’s recurring measures at fair value as of September 30, 2019 (in thousands):

	Level 1	Level 2	Level 3
Liabilities: Warrants	$-	$-	$30,000

The following table sets forth, by level of hierarchy, the Company’s recurring measures at fair value as of December 31, 2018:

	Level 1	Level 2	Level 3
Liabilities: Warrants	$-	$-	$1,728

The following is a summary of changes to level 3 instruments during the year ended December 31, 2018, which were recognized in a separate line item on the Condensed Consolidated Statements of Operations (in thousands):

Balance, January 1, 2019	$1,728
Warrants granted during the period	-
Change in fair value during the period	28,272
Balance, September 30, 2019	$30,000

The following table represents the Company’s level 3 financial instruments, the valuation techniques used to measure the fair value of those financial instruments as of December 31, 2018 and 2017, respectively, and the significant unobservable inputs and the ranges of value to those inputs:

Instrument	Fair Value 09/30/19	Fair Value 12/31/18	Principal Valuation Technique	Significant Unobservable Inputs
Warrants	$30,000	$1,728	Market approach	See above

NOTE 10 – BUSINESS COMBINATIONS

C&M Dahlen Inc.

Alta Construction Equipment IL, LLC entered into an asset purchase agreement on April 13, 2018 to purchase the assets of C&M Dahlen, Inc., d/b/a Elite Heavy Equipment Service (“Elite”). Elite is a provider of field service, preventative maintenance, weld-bore repair, welding and fabrication, component rebuilding, and in- shop repairs in the Spring Grove, Illinois area. The acquisition took place to expand Alta Construction Equipment IL, LLC’s presence in Illinois. Total consideration paid amounted to $4.6 million.

The goodwill of $2.9 million arising from the acquisition consists largely of an assembled workforce and is expected to be deductible for income tax purposes. The total balance of goodwill was allocated to the Construction Equipment segment.

The acquisition has been accounted for as a purchase business combination. Under the purchase method of accounting, the assets and liabilities assumed are recorded at the date of acquisition at their respective fair values.

The fair value of accounts receivable was determined based on amounts considered recoverable through subsequent collection. The fair value of the fixed assets was estimated to approximate its acquisition date net book value.

Costs and expenses related to the acquisition have been expensed as incurred in operating expenses. Total acquisition costs expensed were approximately $0.1 million.

The following table summarizes the net assets acquired from the acquisition (amounts in thousands):

Cash	$284
Accounts receivable	679
Fixed assets	977
Goodwill	2,940
Accounts payable	(32)
Accrued liabilities	(284)
Net assets acquired	$4,564

Northland Industrial Truck Co., Inc.

On May 1, 2019, the Company purchased the assets of Northland Industrial Truck Co., Inc. for a total purchase price of $65.7 million. In connection with the purchase, NITCO, LLC was created.

The goodwill of $2.3 million arising from the acquisition consists largely of an assembled workforce and is expected to be deductible for income tax purposes. The total balance of goodwill was allocated to the Industrial Equipment segment.

The acquisition has been accounted for as a purchase business combination. Under the purchase method of accounting, the assets and liabilities assumed are recorded at the date of acquisition at their respective fair values.

The fair value of accounts receivable was determined based on amounts considered recoverable through subsequent collection. The fair value of the fixed assets was estimated to approximate its acquisition date net book value.

Costs and expenses related to the acquisition have been expensed as incurred in operating expenses. Total acquisition costs expensed were approximately $0.3 million.

The following is the preliminary purchase price allocation (amounts in thousands):

Accounts receivable	$15,117
Inventory	35,591
Prepaid expenses and other assets	646
Accounts payable	(6,016)
Accrued expenses	(867)
Deferred revenue	(242)
Buyback residual asset	9,710
Buyback residual liability	(9,710)
Fixed assets	28,500
Capital lease liability	(1,326)
Guaranteed purchase obligation	(9,710)
Customer based intangible assets	1,250
Trade name	330
Non-compete agreement	109
Goodwill	2,311
Net assets acquired	$65,693

The following table reflects the estimated fair values and useful lives of the acquired intangible assets identified based on our purchase accounting assessments (amounts in thousands):

	Fair Value	Life (years)
Customer relationships	$1,250	10
Tradenames	330	10
Non-compete agreements	109	5
Fair value of intangible assets acquired	$1,689

Pro forma financial information

The Company completed the NITCO acquisition on May 1, 2019. Therefore, operating results of NITCO are included in the Company’s condensed consolidated statement of income from May 1, 2019. Pursuant to Accounting Standards Codification (“ASC”) 805, pro forma disclosures should be reported whenever the year or interim period of the acquisition is presented. Since the NITCO acquisition was completed in the nine months ended September 30, 2019, the pro forma information below gives effect to the NITCO acquisition as if the acquisition occurred on January 1, 2018.

	(amounts in thousands)
	Nine Month Period Ended September 30, 2018
	The Company	NITCO	Total
Total revenues	$296,807	$94,471	$391,278

Net income	$383	$1,953	$2,336
Pro forma adjustments to net income:
Transaction related costs (1)	(298)	(1)	(299)
Business components not acquired (2)	-	(60)	(60)
Intangible asset amortization (3)	(135)	-	(135)
Amortization of debt issuance costs (4)	(75)	-	(75)
Interest expense (5)	(2,325)	(633)	(2,958)
Elimination of historic interest expense (6)	-	1,220	1,220
Pro forma net income (loss)	($2,450)	$2,479	$29

(1)	Reflects non-recurring costs related to the acquisition that were reflected in periods subsequent to September 30, 2018. In accordance with ASC 805, these costs are included in the pro forma amounts as if the transaction had occurred on January 1, 2018. As such, they were incorporated in the pro forma adjustment above.
(2)	Reflects an adjustment to remove components of the business that were included in the historical financial statements that were not acquired; as well as the inclusion of rent expense for the lease of the Northland facility from the previous owners that was entered into upon consummation of the acquisition. As such, the historical financial statements are adjusted for the related impact.
(3)	Reflects the amortization expense recorded for the intangible assets that were identified as part of the preliminary purchase price allocation analysis.

(4)	Reflects the amortization expense that would have been recorded for the debt issuance costs associated with the Company’s debt refinance that occurred on May 1, 2019. The amortization expense above reflects the amount recorded for the period as if the refinance occurred on January 1, 2018.
(5)	Reflects an adjustment to interest expense resulting from the interest on the new debt to finance the acquisition of NITCO.
(6)	Reflects the adjustment to remove historical interest expense associated with the NITCO debt that was paid down as a part of the debt refinance.

	(amounts in thousands)
	Nine Month Period Ended September 30, 2019
	The Company	NITCO	Total
Total revenues	$387,994	$45,209	$433,203

Net income (loss)	$(29,575)	$962	$(28,613)
Pro forma adjustments to net income (loss):
Transaction related costs (1)	278	-	278
Business components not acquired (2)	-	25	25
Intangible asset amortization (3)	(60)	-	(60)
Amortization of debt issuance costs (4)	(33)	-	(33)
Interest expense (5)	(1,033)	(282)	(1,315)
Elimination of historic interest expense (6)	-	542	542
Pro forma net income (loss)	($30,423)	$1,247	($29,176)

(1)	Reflects non-recurring costs related to the acquisition that were reflected in the nine-months ended September 30, 2019. In accordance with ASC 805, these costs are to be included in the pro forma amounts as if the transaction had occurred on January 1, 2018. As these costs have been reflected in the January 1, 2018 - September 30, 2018 table above, they were removed from this period.
(2)	Reflects an adjustment to remove components of the business that were included in the historical financial statements that were not acquired; as well as the inclusion of rent expense for the lease of the Northland facility from the previous owners that was entered into upon consummation of the acquisition. As such, the historical financial statements are adjusted for the related impact.
(3)	Reflects the amortization expense recorded for the intangible assets that were identified as part of the preliminary purchase price allocation analysis.
(4)	Reflects the amortization expense that would have been recorded for the debt issuance costs associated with the Company’s debt refinance that occurred on May 1, 2019.
(5)	Reflects an adjustment to interest expense resulting from the interest on the new debt to finance the acquisition of NITCO.
(6)	Reflects the adjustment to remove historical interest expense associated with the NITCO debt that was paid down as a part of the debt refinance.

NOTE 11 – RELATED PARTY TRANSACTIONS

Leases

The Company leases seventeen of its operating facilities from three related party real estate entities through common ownership. The leases call for monthly payments ranging from $7,178 to $34,500 through July 1, 2029. Total rent expense under the lease agreements for the nine-months ended September 30, 2019 and September 30, 2018 was $3.0 million and $2.8 million, respectively. Included in rent expense for the nine-months ended September 30, 2019 and 2018 is deferred rent expense of $0.4 million and $0.3 million, respectively, attributable to lease agreements with escalating rent payments.

NOTE 12 – CONTINGENCIES

Guarantees

As of September 30, 2019 and December 31, 2018, the Company was party to certain contracts in which it guarantees the performance of lease agreements between various third party leasing companies. The terms of the guarantees range from three to five years. In the event of a default by a third party lessee, the Company would be required to pay all or a portion of the remaining unpaid lease obligation as specified in the contract. The estimated exposure related to these guarantees was $3.6 million and $2.0 million at September 30, 2019 and December 31, 2018, respectively. It is anticipated that the third parties will have the ability to repay the debt without the Company having to honor the guarantee; therefore, no amount has been accrued on the Consolidated Balance Sheets at September 30, 2019 and December 31, 2018.

Legal proceedings

During the nine-months ended September 30, 2019 and the year ended December 31, 2018, various claims and lawsuits, incidental to the ordinary course of business, are pending against the Company. In the opinion of management, after consultation with legal counsel, resolution of these matters are not expected to have a material effect on the Company’s consolidated financial statements.

NOTE 13 – SEGMENTS

The Company has two reportable segments: Industrial Equipment and Construction Equipment. The Company’s segments are determined based on management structure, which is organized based on types of products sold and geographic areas, as described in the following paragraph. The operating results for each segment are reported separately to the Company’s Chief Executive Officer to make decisions regarding the allocation of resources, to assess the Company’s operating performance and to make strategic decisions.

The Industrial Equipment segment is principally engaged in operations related to the sale, service, and rental of lift trucks in Michigan, Illinois, Indiana, as well as parts of the northeastern United States. The Construction Equipment segment is principally engaged in operations related to the sale, service, and rental of construction equipment in the states of Michigan and Illinois.

The profitability measure used to evaluate segment performance is earnings before taxes, which is the same as net income for the periods presented as the Company is a pass-through entity for tax purposes.

The Company retains various expense items at the general corporate level that are not allocated to a specific segment, which the Company refers to as “Alta Enterprises” in the table below.

The following table present results of operations by reportable segment for the nine months ended September 30, 2019 (amounts in thousands):

	Industrial Equipment	Construction Equipment	Alta Enterprises	Total
New and used equipment sales	$98,298	$68,793	$-	$167,091
Parts sales	35,682	24,335	-	60,017
Service revenue	48,367	18,798	-	67,165
Rental revenue	26,932	39,971	-	66,903
Rental equipment sales	2,535	24,283	-	26,818
Total revenue	211,814	176,180	-	387,994

Interest expense	(3,291)	(6,001)	(5,850)	(15,142)
Depreciation and amortization	(11,797)	(23,135)	-	(34,932)

Net income (loss)	$8,039	($2,339)	($35,275)	($29,575)

The results of operations for Alta Enterprises primarily relates to the change in fair value of warrants included in other income (expense) on the condensed consolidated statements of income. See Note 9 for more information.

The following table present results of operations by reportable segment for the nine months ended September 30, 2018 (amounts in thousands):

	Industrial Equipment	Construction Equipment	Alta Enterprises	Total
New and used equipment sales	$66,044	$69,102	-	$135,146
Parts sales	26,044	18,843	-	44,887
Service revenue	32,956	11,381	-	44,337
Rental revenue	22,616	31,028	-	53,644
Rental equipment sales	362	18,764	-	19,126
Total revenue	148,022	149,118	-	297,140

Interest expense	(2,145)	(4,143)	(4,299)	(10,587)
Depreciation and amortization	(8,570)	(17,689)	-	(26,259)

Net income (loss)	$6,032	($953)	($4,696)	$383

The following table presents identified assets by reportable segment (amounts in thousands):

	September 30, 2019	December 31, 2018
Segment assets:
Industrial equipment	$199,463	$104,208
Construction equipment	257,430	237,756
Total assets	$456,893	$341,964

NOTE 14 – CASH FLOWS

Supplemental disclosures of cash flow information is as follows (amounts in thousands):

	September 30,
	2019	2018
Cash paid for interest	$9,746	$5,998

Supplemental disclosure of non-cash investing and financing activities during the nine-months ended September 30, 2019 and 2018 are as follows:

During the nine-months ended September 30, 2018, the Company purchased $0.1 million of vehicles through financing agreements.

During the nine-months ended September 30, 2019 and September 30, 2018, the Company purchased $0.1 million and $0.5 million of equipment through capital lease agreements, respectively.

NOTE 15 – SUBSEQUENT EVENTS

On December 12, 2019, the Company entered into a merger agreement with B. Riley Principal Merger Corp. (“BRPMC”) for a business combination transaction. BRPMC is an acquisition company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The contemplated deal with BRPMC would provide all holders of equity and equity-linked securities in Alta to receive a combination of cash and common stock of the continuing public company, which will be a wholly owned subsidiary of BRPMC. The parties also agreed that BRPMC would pay off $324 million of Alta indebtedness, which includes the warrants issued in December 2017 that include a put option which requires the Company to settle the warrants in cash. The net consideration transferred for the acquired business is expected to be approximately $122 million and is expected to close in early 2020.

On October 23, 2019, the Company entered into a non-binding letter of intent with FlaglerCE Holdings, LLC and Flagler Construction Equipment, LLC (together, the “Seller”) that gives the Company an exclusive right to enter into an asset purchase agreement with the Seller.

On October 2, 2019, the Company also entered into non-binding letter of intent with Liftech Equipment Companies, Inc. and FMV Associates, LLC (together, the “Seller”) that gives the Company an exclusive right to enter into an asset purchase agreement with the Seller.

Both of the above purchase transactions are expected to close during the first quarter of 2020.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Alta Equipment Holdings, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Alta Equipment Holdings, Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of stockholders’ equity, income, and cash flows for each of the years in the two-year period ended December 31, 2018, as well as the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the consolidated results of its operations and its consolidated cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ George Johnson & Company

We have served as the Company’s auditor since 2019.

Detroit, Michigan

December 13, 2019

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31,
	2018	2017
ASSETS

CURRENT ASSETS
Cash	$1,481	$164
Accounts receivable, net	64,817	52,912
Inventories, net	109,715	84,200
Prepaid expenses and other current assets	3,266	4,038

Total current assets	179,279	141,314

PROPERTY AND EQUIPMENT, NET	153,025	115,180

OTHER ASSETS
Goodwill	7,639	4,699
Intangible assets, net	56	324
Other assets	1,965	1,937

Total other assets	9,660	6,960

TOTAL ASSETS	$341,964	$263,454

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Lines of credit and floor plans	$204,590	$137,491
Current portion of long-term debt	8,049	6,722
Accounts payable	22,388	26,925
Deferred revenue	4,141	4,142
Customer deposits	2,768	5,182
Accrued expenses	8,338	8,207
Other current liabilities	3,393	4,071

Total current liabilities	253,667	192,740

LONG-TERM LIABILITIES
Long-term debt, net of current portion, debt discounts and deferred financing costs	70,104	53,655
Capital lease obligations, net of current portion	1,226	1,392
Guaranteed purchase obligation, net of current portion	1,730	2,291
Lease liability, net of current portion	893	1,456
Warrant liability	1,728	1,328

Total long-term liabilities	75,681	60,122

TOTAL LIABILITIES	329,348	252,862

COMMITMENTS AND CONTINGENCIES (NOTE 14)

STOCKHOLDERS' EQUITY
Common stock, $0.01 par value, 26,980 shares authorized; 18,980 issued and outstanding at December 31, 2018 and 2017	-	-
Retained earnings	12,616	10,592

TOTAL STOCKHOLDERS' EQUITY	12,616	10,592

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$341,964	$263,454

The accompanying notes are an integral part of these consolidated financial statements.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands)

	Years ended December 31,
	2018	2017
Revenues:
New and used equipment sales	$181,742	$156,485
Parts sales	61,341	51,375
Service revenue	61,563	49,332
Rental revenue	74,446	61,245
Rental equipment sales	34,293	27,031

Net revenue	413,385	345,468

Cost of revenues:
New and used equipment sales	158,063	138,153
Parts sales	40,602	35,482
Service revenue	24,185	18,832
Rental revenue	15,107	11,862
Rental depreciation	34,256	29,460
Rental equipment sales	30,494	23,639

Cost of revenue	302,707	257,428

Gross profit	110,678	88,040

General and administrative expenses	92,314	74,906
Depreciation expense	2,029	1,530

Total general and administrative expenses	94,343	76,436

Income from operations	16,335	11,604

Other income (expense)
Interest expense	(15,131)	(6,210)
Other income	1,220	514
Change in fair market value of warrants	(400)	-

Total other expense	(14,311)	(5,696)

Net income	$2,024	$5,908

The accompanying notes are an integral part of these consolidated financial statements.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(amounts in thousands, except share amounts)

	Common Stock
			Additional		Total
	Shares		Paid-in	Retained	Stockholders'
	Issued	Amount	Capital	Earnings	Equity
Balance, January 1, 2017	292,000	$3	$1,508	$35,928	$37,439
Net income				5,908	5,908
Stock redemption	(273,020)	(3)	(1,508)	(31,244)	(32,755)
Balance, December 31, 2017	18,980	-	-	10,592	10,592
Net income				2,024	2,024
Balance, December 31, 2018	18,980	$-	$-	$12,616	$12,616

The accompanying notes are an integral part of these consolidated financial statements.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Years ended December 31,
	2018	2017

OPERATING ACTIVITIES
Net income	$2,024	$5,908
Adjustments to reconcile net income to net
cash flows provided by operating activities:
Depreciation and amortization	36,816	31,515
Inventory obsolescence	472	-
Gain on sale of assets	(45)	(26)
Provision for bad debt	1,346	989
Paid-in-kind interest	4,722	56
Interest expense - debt issuance costs	757	60
Interest expense - debt discount	241	-
Change in fair value of warrants	400	-
Changes in:		-
Accounts receivable	(12,865)	(11,259)
Inventories	(64,224)	(31,871)
Prepaid expenses and other current assets	1,387	(446)
Proceeds from floor plans with manufacturers	209,311	122,252
Payments under floor plans with manufacturers	(175,354)	(76,809)
Accounts payable, accrued expenses,		-
customer deposits, and other current liabilities	(6,148)	12,630
Guaranteed purchase obligation	(1,437)	(186)
Lease liability	(1,049)	(379)
Deferred revenue	-	797

Net cash provided by (used in) operating activities	(3,646)	53,231

INVESTING ACTIVITIES
Proceeds from the sale of assets	263	89
Expenditures for property and equipment	(34,669)	(23,063)
Expenditures for acquisitions, net of cash acquired	(4,664)	(7,453)
Net activity on former shareholder notes receivable	-	517
Payments received on notes and land contract	426	401
Expenditures for notes and land contract	(790)	(700)

Net cash used in investing activities	(39,434)	(30,209)

FINANCING ACTIVITIES
Expenditures for debt issuance costs	(289)	(2,021)
Proceeds from lines of credit	20,244	30,424
Payments under lines of credit	(5,491)	(69,470)
Proceeds from floor plans with unaffiliated source	72,456	28,309
Payments under floor plans with unaffiliated source	(54,132)	(24,468)
Proceeds from issuance of long-term debt	20,389	48,674
Payments on long-term debt	(8,059)	(10,186)
Payments on capital lease obligations	(721)	(577)
Net activity under former shareholder notes payable	-	(3,775)
Stock redemption	-	(20,003)

Net cash provided by (used in)
financing activities	44,397	(23,093)

NET CHANGE IN CASH	1,317	(71)

CASH, Beginning of year	164	235

CASH, End of year	$1,481	$164

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Alta Equipment Holdings, Inc. is the holding company for Alta Holding Partnership, LLC. Alta Holding Partnership, LLC is the holding company for Alta Enterprises, LLC. Alta Holding Partnership, LLC has no activity and is not included as part of the audit.

Alta Enterprises, LLC is the holding company for Alta Industrial Equipment Michigan, LLC; Alta Industrial Equipment Company, LLC; Alta Construction Equipment, LLC; Alta Construction Equipment IL, LLC; Alta Heavy Equipment Services, LLC; and NITCO, LLC (collectively, the “Company”). The Company is engaged in the retail sale, service, and rental of lift trucks and construction equipment in the states of Michigan, Illinois, and Indiana as well as the Northeastern part of the United States.

During the year ended December 31, 2017, the Company underwent a re-organization and stock redemption. See Note 22 for further information.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the consolidated accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All significant intercompany transactions and balances have been eliminated in the preparation of the consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company records trade accounts receivables at sales value and establishes specific reserves for certain customer accounts identified as known collection problems due to insolvency, disputes or other collection issues. The amounts of the specific reserves estimated by management are based on the following assumptions and variables: the customer’s financial position, age of the customer’s receivables and changes in payment schedules. In addition to the specific reserves, management establishes a non-specific allowance for doubtful accounts by applying specific percentages to the different receivable aging categories (excluding the specifically reserved accounts). The percentage applied against the aging categories increases as the accounts become further past due. The allowance for doubtful accounts is charged with the write-off of uncollectible customer accounts.

Credit risk can be negatively impacted by adverse changes in the economy or by disruptions in the credit markets. However, the Company believes that credit risk with respect to trade accounts receivable is somewhat mitigated by the Company’s credit evaluation procedures. Although generally no collateral is required, when feasible, mechanics’ liens are filed and personal guarantees are signed to protect the Company’s interests. The Company maintains reserves for potential losses.

Concentration of Supplier Risk

The Company purchases a significant portion of their inventory and related equipment and rental fleet from two vendors. During the years ended December 31, 2018 and 2017, the Company purchased approximately 48% and 34% of total purchases from these vendors, respectively. Although no change in suppliers is anticipated, the occurrence of such a change could cause a possible loss of sales and adversely affect operating results.

Accounts Receivable/Allowance of Doubtful Accounts

The Company records their accounts receivable at invoiced amounts less an allowance for doubtful accounts. On a periodic basis, the Company evaluates their accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on the history of past write-offs and collections and current credit conditions. At December 31, 2018 and 2017, the Company has recorded an allowance for doubtful accounts in the amount of $3.1 million and $2.0 million, respectively. Generally, the Company does not require collateral for its accounts receivable.

A receivable is considered past due if payments have not been received by the Company for 30 days. At that time, the Company will review all past due accounts and determine what action to take. Certain accounts are turned over to collection, while the Company places liens on others. Accounts will be written off if the accounts are still considered uncollectible at the end of the year. Finance charges associated with late payments of $0.3 million and $0.1 million were recognized as income for the years ended December 31, 2018 and 2017, respectively. Generally, the Company does not accrue interest on past due receivables.

Inventory Valuation

Inventories are stated at the lower of cost or net realizable value. Cost is determined by specific identification for equipment and a weighted-average method for parts. Net realizable value is the estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal, and transportation. Included in new and used inventory is equipment that has either been previously leased or is currently on short-term lease to customers that has been classified as inventory and is available for sale. The Company transfers equipment between inventory and rental fleet based on the expected use of the equipment. This inventory is carried at the cost of the equipment less any accumulated depreciation. At December 31, 2018 and 2017, the Company recorded a reserve for slow moving parts, tires and used equipment inventory in the amount of $1.4 million and $1.8 million, respectively.

Property and Equipment

The Company capitalizes expenditures for equipment, leasehold improvements, and rental fleet. Expenditures for repairs, maintenance, and minor renewals are charged to expense as incurred. Expenditures for betterments and major renewals that significantly extend the useful life of the asset are capitalized in the period incurred. Property and equipment are carried at cost less accumulated depreciation and amortization. At the time assets are sold or disposed of, the cost and accumulated depreciation are removed from their respective accounts and the related gains or losses are reflected in income.

Depreciation and Amortization

For financial reporting purposes, depreciation of property and equipment is determined on a straight-line basis over the estimated useful lives of the assets at acquisition. Depreciation on rental fleet, construction equipment and equipment in inventory leased to customers are depreciated either on a straight-line basis over the term of the lease or as a percentage of rental revenue. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the remaining term of the lease, whichever is shorter. Depreciation and amortization expense are recognized in both “cost of revenue” and “general and administrative expenses” in the Consolidated Statements of Income. Generally, we assign the following useful lives to the below categories:

Estimated Useful Life
Transportation equipment	1-10 years
Machinery and equipment	2-20 years
Office equipment	3-10 years
Computer equipment	3-10 years
Leasehold improvements	2-39 years

Intangible Assets

Intangible assets with a finite life consist of customer relationships, non-compete agreements, and tradenames and are carried at cost less accumulated amortization. The Company amortizes the cost of identified intangible assets on a straight-line basis over the expected period of benefit. The estimated useful lives of the definite lived intangible assets are as follows:

Estimated Useful Life
Customer relationships	5-7 years
Non-compete agreements	2-5 years
Tradenames	5 years

Impairment of Long-lived Assets

The Company’s long-lived assets consist of its intangible assets and property and equipment. These assets are reviewed for potential impairment when events or circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by comparing the estimated future undiscounted cash flows of such assets to their carrying values. If the estimated undiscounted cash flows exceed the carrying value, the carrying value is considered recoverable and no impairment recognition is required.

However, if the sum of the undiscounted cash flows is less than the carrying value of the asset, the second step of the impairment analysis must be performed to measure the amount of impairment, if any. The second step of the impairment analysis compares the estimated fair value of the long-lived asset to its carrying value and any amount by which the carrying value exceeds the fair value is recognized as an impairment charge.

When reviewing long-lived assets for impairment, we group long-lived assets with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. We did not identify any impairment of our long-lived assets as of December 31, 2018 and 2017.

Goodwill

We have made acquisitions in the past that included the recognition of goodwill. Pursuant to the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 350, Intangibles-Goodwill and Other (“ASC 350”), goodwill is recorded as the excess of the consideration transferred plus the fair value of any non-controlling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired.

We evaluate goodwill for impairment at least annually, or more frequently if triggering events occur or other impairment indicators arise which might impair recoverability. Impairment of goodwill is evaluated at the reporting unit level. A reporting unit is defined as an operating segment (i.e. before aggregation or combination), or one level below an operating segment (i.e. a component). A component of an operating segment is a reporting unit if the component constitutes a business for which discrete financial information is available and segment management regularly reviews the operating results of that component.

The Company may first assess qualitative factors to determine whether it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative goodwill impairment test. If a quantitative impairment test is performed, the fair value of the reporting unit is estimated using a combination of an income approach on the present value of estimated future cash flows and a market approach based on published earnings multiples of comparable entities with similar operations and economic characteristics as well as acquisition multiples paid in recent transactions. The Company’s discounted cash flows are based upon reasonable and appropriate assumptions, which are weighted for their likely probability of occurrence, about the underlying business activities of the Company. We elected not to perform a qualitative assessment of goodwill impairment but performed the quantitative impairment test as of October 1, 2018 and 2017. Based on the results of the test, there was no goodwill impairment.

Deferred Financing Costs and Debt Discount

Deferred financing costs include legal, accounting and other direct costs incurred in connection with the issuance and amendments thereto, of the Company’s debt and line of credit. These costs are amortized over the terms of the related debt using the straight-line method which approximates amortization using the effective interest method.

Bond discount and premium is the difference between the price paid to an issuer for the new issue and the prices (below and above, respectively) at which the securities are initially offered to investors or lenders. The amortization expense of deferred financing costs and bond premium and accretion of discounts are included in interest expense as an overall cost of the related financings and are amortized using the straight-line method which approximates using the effective interest method. Such costs are presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability, consistent with the presentation of a debt discount.

Deferred financing costs and debt discounts with an original cost of $5.4 million and $5.1 million at December 31, 2018 and 2017, respectively, and accumulated amortization of $1.1 million and $0.1 million at December 31, 2018 and 2017, respectively, have been deferred. Amortization of these deferred costs was $1.0 million and $0.1 million during the years ended December 31, 2018 and 2017, respectively, and is included in interest expense in the accompanying Consolidated Statements of Income.

Revenue Recognition

Revenue generally is realized or realizable and earned when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

Revenue from the sale of new and used equipment and parts is recognized at the time of delivery to, or pick-up by, the customer and when all obligations under the sales contract have been fulfilled, risk of ownership has been transferred, and collectibility is reasonably assured.

The Company enters into various equipment sale transactions with certain customers, whereby customers purchase equipment from the Company and then lease the equipment to a third party. In some cases, the Company provides a guarantee to repurchase the equipment back at the end of the lease term between the customer and third party lessee at a set residual amount set forth in the initial sales contract or pay the customer for the deficiency, if any, between the sale proceeds received for the equipment and the guaranteed minimum resale value. The Company is precluded from recognizing a sale of equipment if it guarantees to repurchase the sold equipment back or guarantees the resale value of the equipment to the customer for contracts determined to be operating leases. Rather, these transactions are accounted for in accordance with ASC 840, Lease Accounting.

Lease liability, with respect to the aforementioned sale transactions, represents the net proceeds upon the equipment's initial transfer. These amounts, excluding the guaranteed residual value, are recognized into rental revenue on a pro-rata basis over the leased contract period up to the first exercise date of the guarantee. At December 31, 2018 and 2017, the total lease liability relating to these various equipment sale transactions amounted to $2.0 million and $3.0 million respectively. The Company also recognized a liability for its guarantee to repurchase the equipment at the residual amounts of $2.6 million and $4.1 million as of December 31, 2018 and 2017, respectively.

The Company also enters into various rental agreements whereby owned equipment is leased to customers. Revenue from the majority of rental agreements is recognized over the term of the agreement in accordance with ASC 840, Lease Accounting. Rental equipment is also purchased outright (“rental conversions”). Rental revenue, including revenue attributable to rental conversions, totaled $74.4 million and $61.2 million for the years ended December 31, 2018 and 2017, respectively.

Revenue from service sales is recognized upon completion of the service. Revenue from warranty, service, and maintenance contracts is recognized over the contract period in proportion to the costs expected to be incurred in performing services under the contract, typically three to five years.

Deferred Revenue

Deferred revenue with respect to service sales represents the unearned portion of fees related to guaranteed maintenance contracts for customers covering equipment purchased. These amounts are recognized based on an estimated rate at which the services are provided over the life of the contract. At both December 31, 2018 and 2017, total deferred revenue relating to these agreements amounted to $4.1 million.

Advertising

Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 2018 and 2017 were $1.4 million and $1.2 million, respectively.

Income Taxes

The Company has been organized as an S Corporation under the Internal Revenue Code, which generally is not a tax paying entity for federal or state income tax purposes. Instead, the members are liable for individual federal and state income taxes on their respective share of the Company’s taxable income. Accordingly, no provision for federal corporate income taxes has been reflected in the consolidated financial statements. The Company distributes cash in proportion to each member’s quarterly estimated tax amount.

Sales Tax

The Company records sales net of sales and use taxes.

Warrants

The Company has issued warrants, which allow the warrant holders to purchase one share of common units at a specific price for a specified period of time. The Company records the warrants issued based on the fair value at the date of grant and are re-measured at each balance sheet date. The fair value of warrants classified as liabilities at the date of grant is estimated using a market approach.

Fair Value of Financial Instruments

Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The FASB fair value measurement guidance established a fair value hierarchy that prioritizes the inputs used to measure fair value. The three broad levels of the fair value hierarchy are as follows:

–	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities

–	Level 2 – Quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly

–	Level 3 – Unobservable inputs for which little or no market data exists, therefore requiring a company to develop its own assumptions

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Business Combinations

The assets acquired, liabilities assumed, and contingent purchase consideration are recorded at fair value on the acquisition date. These estimates are inherently uncertain and are subject to refinement. Management develops estimates based on assumptions as part of the purchase price allocation process to value the assets acquired and liabilities assumed as of the business combination date. As a result, during the preliminary purchase price measurement period, which may be up to one year from the business combination date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. After the preliminary purchase price measurement period, the Company will record adjustments to the assets acquired or liabilities assumed in operating expenses in the period in which the adjustments were determined.

Segment Reporting

We have determined in accordance with ASC 280, Segment Reporting (“ASC 280”), that we have two reportable segments: 1) Industrial Equipment and 2) Construction Equipment. These segments are based upon how we allocate resources and assess performance. See Note 24 to the consolidated financial statements regarding our segment information.

New Accounting Pronouncements

Contracts with Customers (Topic 606)

In May 2014 the FASB issued a new accounting standard, ASC 606, Revenue from Contracts with Customers (Topic 606), which specifies how and when to recognize revenue as well as providing informative, relevant disclosures related to the nature, amount, timing, and uncertainty of revenues from contracts with customers. In August 2015 the FASB deferred the effective date of this standard by one year, which becomes effective for fiscal years beginning after December 15, 2018. Topic 606 permits companies to adopt either retrospectively to each prior reporting period presented (full retrospective method) or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (modified retrospective method). The Company will adopt Topic 606 under the modified retrospective method as of January 1, 2019. As permitted under the transition rules, the Company will apply Topic 606 only to contracts not completed at January 1, 2019, which represents contracts for which all of the revenue has not been recognized in accordance with the Company’s historical revenue recognition as of the date of adoption. Given that immaterial change in the timing or amount of revenue recognized is anticipated under the new standard, the Company does not feel that the comparability of the financial information will be compromised with the cumulative effect adoption of the new standard.

Upon adoption of Topic 606 on January 1, 2019, the Company will continue to recognize revenue in accordance with two different accounting standards: 1) Topic 606 and 2) Topic 840, which is the lease standard the Company followed for the year ended December 31, 2018 and will follow for the year ended December 31, 2019. As discussed below, the Company expects to adopt Topic 842, an update to Topic 840, when it becomes effective on January 1, 2021 and has tentatively concluded that it will not have a significant impact on the Company’s revenue accounting.

Based upon its evaluation to date, including the application of Topic 606’s five-step model, and the review of its current accounting policies and practices to the recognition of revenue, the Company expects that its performance obligations under Topic 606 will generally be consistent with its deliverables or units of accounting under the Company’s historical revenue recognition. Further, under Topic 606, revenue is recognized at the point of transfer of control of the goods or services to the customer. This could result in a change in the timing of the Company’s revenue recognition, though no material impact is expected.

Based on the assessment regarding timing of transfer of control, the Company has determined that the timing of revenue recognition under Topic 606 would continue to be at a point-in-time upon transfer of control for its equipment and parts sales, which is consistent with its historical revenue recognition and occurs at the time of passage of title and risk of loss to the customer. In addition, the Company has determined that the timing of revenue recognition for its warranty, service, and maintenance contracts under Topic 606 would continue to be recognized over time in proportion to the costs expected to be incurred in performing the services under the contract.

While the Company is continuing to assess all potential impacts of the new standard, including the materiality of the expected impact, the Company currently believes the most significant impact relates to guidance on principal versus agent considerations. In certain drop-ship and extended warranty arrangements, the Company records revenue as a principal and therefore gross. Under the new guidance, the Company could be assessed as an agent to the transaction, and revenue will have to be recorded net.

The Company expects that the adoption of Topic 606 will not result in changes to contract acquisition costs related to sales commissions as the commissions are not material; hence, the Company will continue to expense them as incurred.

The expected impact of the Company’s adoption of Topic 606 represents management’s best estimate at the time of the preparation of these financial statements and is subject to the completion of the Company’s implementation of the adoption of Topic 606 in the fiscal year ending December 31, 2019.

The Company will elect certain practical expedients and make certain policy elections as permitted under Topic 606 as follows:

●	Make the accounting policy election to exclude sales and similar taxes from the transaction price.

●	Adopt the practical expedient to expense the costs to obtain a contract upon incurrence of the liability if the amortization period is one year or less.

●	Make the accounting policy election to treat shipping and handling costs that occur after control transfers as fulfillment activities instead of assessing such activities as performance obligations.

●	Make the accounting policy election to not assess promised goods or services as performance obligations if they are immaterial in the context of the contract with the customer.

The Company does expect that the adoption of Topic 606 will result in additional disclosures including those related to the disaggregation of revenue by market and product type, additional information with respect to the Company’s performance obligations, and the significant judgments required by the Company to comply with Topic 606. These additional disclosures will be included in the Company’s annual report for the year ended December 31, 2019. In addition, under the modified retrospective method, the Company will be required to disclose for the first year subsequent to adoption any significant revenue recognition differences under Topic 606 from what would have been recorded by the Company had historical revenue recognition guidance continued to be in effect for 2019. The Company will also be required to disclose the amount of each account impacted as a result of the adoption of Topic 606 and what that amount would have been under historical revenue recognition guidance during 2019.

The Company continues to update and enhance its internal controls related to revenue recognition under Topic 606 for changes to the Company’s internal controls over financial reporting and financial statement disclosure controls related to the adoption of Topic 606 and in particular with respect to the added financial statement disclosures that will be required.

Leases (Topic 842)

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) that replaces the existing leasing guidance. Topic 842 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This guidance also expands the requirements for lessees to record leases embedded in other arrangements and the required quantitative and qualitative disclosures surrounding leases. Accounting guidance for lessors is largely unchanged.

The Company is still, however, assessing the impact Topic 842 will have on future revenue. The new accounting standard is effective for the annual reporting period beginning January 1, 2021 and the interim reporting periods beginning January 1, 2022. Early adoption is permitted. Management is currently assessing the impact the adoption of this standard will have on the Company’s consolidated financial statements as well as the available transition methods.

Financial Instruments – Credit Losses (Topic 326)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This standard prescribes an impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses, which is intended to result in the more timely recognition of losses. Under the CECL model, entities will estimate credit losses over the entire contractual term of the instrument from the date of initial recognition of the financial instrument.

Measurement of expected credit losses is to be based on relevant forecasts that affect collectability. The scope of financial assets within the CECL methodology is broad and includes trade receivables from certain revenue transactions and certain off-balance sheet credit exposures. Different components of the guidance require modified retrospective or prospective adoption. ASU 2016-13 is effective for the annual reporting period beginning on or after December 15, 2022. The Company believes ASU 2016-13 will only have applicability to the Company’s receivables from revenue transactions, or trade receivables, except those arising from our rental revenues as ASU 2016-13 does not apply to receivables arising from operating leases. The Company is currently evaluating whether the new guidance, while limited to our non-operating lease trade receivables, will have an impact on our consolidated financial statements or existing internal controls.

Statement of Cash Flows Classification (Topic 230)

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, which aims to eliminate the diversity in the presentation of certain cash receipts and cash payments presented and classified in the statement of cash flows. The guidance addresses the following specific cash flow issues: (1) debt prepayment or debt extinguishment costs, (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, (3) contingent consideration payments made after a business combination, (4) proceeds from the settlement of insurance claims, (5) proceeds from settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, (6) distributions received from equity method investees, (7) beneficial interests in securitization transitions and (8) separately identifiable cash flows and application of predominance principle. This standard is effective for annual periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. The future impact of this guidance will depend on the nature of the Company’s activities.

Business Combinations (Topic 805)

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). ASU 2017-01 clarifies the definition of a business when evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects several areas of accounting, including acquisitions, disposals, goodwill and consolidation. This standard is effective for annual periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. The future impact of this guidance will depend on the nature of the Company’s activities.

Intangibles – Goodwill and Other (Topic 350)

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment, requiring an entity to no longer perform a hypothetical purchase price allocation to measure goodwill impairment. Instead, impairment will be measured using the difference between the carrying amount and the fair value of the reporting unit. This standard is effective for annual and interim periods beginning after December 15, 2022. Entities may early adopt the guidance for goodwill impairment tests with measurement dates after January 1, 2017. We have not determined an adoption date and are currently assessing the impact the adoption of this standard will have on the Company’s consolidated financial statements.

Subsequent Events

The Company has performed a review of events subsequent to the consolidated balance sheet date through December 13, 2019, the date the consolidated financial statements were available to be issued, see Note 25 for more information.

NOTE 3 – RELATED PARTY TRANSACTIONS

Leases

The Company leases seventeen of its operating facilities from three real estate entities related through common ownership. The leases call for monthly payments ranging from $7,178 to $34,500, with escalations annually, through December 2028. Total rent expense under the lease agreements for the years ended December 31, 2018 and 2017 was $3.5 million and $2.9 million, respectively. Included in rent expense for 2018 is deferred rent expense of $0.6 million attributable to lease agreements with escalating rent payments. See Note 14 for a schedule of future minimum lease payments. At both December 31, 2018 and 2017, the Company had prepaid rent on these facilities in the amount of $0.2 million.

NOTE 4 – INVENTORIES

Inventories consist of the following (amounts in thousands):

	December 31,
	2018	2017
New equipment	$75,818	$60,509
Used equipment	18,400	15,681
Work in process	3,531	2,114
Parts	18,528	13,536
	116,277	91,840
Accumulated depreciation	(5,168)	(5,791)
Inventory reserve	(1,394)	(1,849)
	$109,715	$84,200

NOTE 5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following (amounts in thousands):

	December 31,
	2018	2017
Insurance	$1,084	$643
Property and sales taxes	288	698
Rent	401	371
Vendor deposits	-	1,037
Current portion of buyback residual assets	20	35
Current portion of notes receivable	715	286
Current portion of land contract	40	40
Other prepaid assets	718	928
	$3,266	$4,038

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following (amounts in thousands):

	December 31,
	2018	2017

Rental fleet	$223,491	$175,033
Equipment and leasehold improvements:
Machinery and equipment	4,502	3,228
Autos and trucks	4,608	5,489
Leasehold improvements	4,788	4,187
Office equipment	1,756	1,391
Computer equipment	5,450	1,055
Construction in process	2	3,472

Total cost	244,597	193,855

Less: accumulated depreciation and amortization
Rental fleet	(80,992)	(69,362)
Equipment and leasehold improvements	(10,580)	(9,313)

Total accumulated depreciation and amortization	(91,572)	(78,675)
	$153,025	$115,180

Total depreciation and amortization on property and equipment was $36.3 million and $30.9 million for the years ended December 31, 2018 and 2017, respectively. The Company had assets related to capital leases associated, which are included in the machinery and equipment balance above. Such assets had gross carrying values totaling $3.3 million and $3.2 million, and accumulated amortization balances totaling $1.7 million and $1.2 million, as of December 31, 2018 and 2017, respectively.

NOTE 7 – GOODWILL

The following table summarizes the changes between December 31, 2016 and December 31, 2018 in the carrying amount of goodwill in total and by reportable segment (amounts in thousands):

	Industrial Equipment	Construction Equipment	Total
Balance, December 31, 2016	$2,538	$862	$3,400
Additions	1,299	—	1,299
Balance, December 31, 2017	3,837	862	4,699
Additions	—	2,940	2,940
Balance, December 31, 2018	$3,837	$3,802	$7,639

NOTE 8 – INTANGIBLE ASSETS

The Company reviewed its finite-lived intangible assets for impairment and determined that none of the assets were impaired during the years ended December 31, 2018 and 2017. The gross carrying amount of intangible assets and accumulated amortization as of December 31, 2018 are as follows (amounts in thousands):

	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	$2,538	$(2,538)	$—
Non-compete agreements	300	(244)	56
Tradenames	390	(390)	—
Total	$3,228	$(3,172)	$56

The gross carrying amount of intangible assets and accumulated amortization as of December 31, 2017 are as follows (amounts in thousands):

	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	$2,638	$(2,554)	$84
Non-compete agreements	300	(183)	117
Tradenames	290	(167)	123
Total	$3,228	$(2,904)	$324

Amortization of intangible assets for the years ended December 31, 2018 and 2017 was approximately $0.3 million and $0.5 million, respectively. The Company expects amortization expense to be approximately $0.1 million in 2019 and no amortization thereafter.

NOTE 9 – ACCRUED EXPENSES

Accrued expenses consist of the following (amounts in thousands):

	December 31,
	2018	2017
Payroll	$1,816	$1,384
Vacation	1,587	1,888
Interest	1,013	391
Bonus	946	1,304
Sales taxes	886	400
Commissions	783	698
Insurance	614	257
Scrap	87	109
Inventory repair costs	11	969
Other	595	807
	$8,338	$8,207

NOTE 10 – LINES OF CREDIT AND FLOOR PLANS

Line of Credit and Floor Plan First Lien Lender

The Company has a revolving line of credit with its first lien holder with advances on the line being supported by eligible accounts receivable, parts, and otherwise unencumbered equipment inventories. The revolving line of credit has a maximum borrowing capacity of $40 million and interest cost is LIBOR plus an applicable margin based on the Company’s total leverage ratio. As of December 31, 2018 and 2017, the Company had an outstanding revolving line of credit balance of $27.8 million and $13 million, respectively (effective rate of 5.67% at December 31, 2018). The line is collateralized by substantially all the assets of the Company and matures December 2022.

The Company also has a floor plan financing facility with its first lien lender through syndication to finance new and used inventory and rental fleet equipment. This floor plan has a maximum borrowing capacity of $50 million. The interest cost for the first lien lender floor plan is LIBOR plus an applicable margin (effective rate of 5.56% at December 31, 2018). Repayment terms vary, but generally payments are made from sales proceeds or rental revenue generated from the related inventories or rental fleet assets. As of December 31, 2018 and 2017, the Company had an outstanding balance on its first lien lender floor plan facility of $47.4 million and $29.1 million, respectively. The floor plan is collateralized by substantially all assets of the Company and matures December 2022.

Original Equipment Manufacturer (“OEM”) Captive Lenders and Suppliers’ Floor Plans

OEM captive lender and suppliers’ floor plans payable are financing arrangements for new and used inventory and rental equipment. The Company has such arrangements with several OEM captive lenders and suppliers each with borrowing capacities ranging from $10 million to $75 million. The interest cost incurred on the OEM captive lender flooring plans is LIBOR plus an applicable margin. The effective rates as of December 31, 2018 ranged from 3.29% to 6.47%. Certain floor plans provide for a five to twelve-month interest only or deferred payment period. In addition, certain floor plans provide for interest or principal free terms at the supplier’s discretion. The Company recognizes interest expense based on the effective interest method. The Company makes payments in accordance with the original terms of the financing agreements. However, the Company routinely sells equipment that is financed under OEM captive lender flooring plans prior to the original maturity date of the financing agreement. The related OEM captive lender flooring plan payable is then paid at the time the equipment being financed is sold. In the Consolidated Statements of Cash Flows, the Company reports cash flows associated with manufacturer flooring plan financing as operating cash flows and cash flows associated with non-manufacturer flooring plan financing as financing cash flows. As of December 31, 2018 and 2017, the Company had an outstanding balance on these floor plans of $129.4 million and $95.5 million, respectively.

Maximum borrowings under the floor plans and the revolving line of credit are limited to $229.5 million. The total amount outstanding was $204.6 million as of December 31, 2018 and $137.5 million, net of debt issuance costs of $0.1 million, as of December 31, 2017.

NOTE 11 – LONG-TERM DEBT

Notes Payable – Senior Lien Holder

On December 27, 2017, the Company entered into a note payable with a lender with an initial note commitment of $40 million including a delayed draw note commitment of an additional $20 million. On April 31, 2018 and July 31, 2018, the Company borrowed $3.5 million and $5 million, respectively, against the $20 million delayed draw. The notes bear payment-in-kind (“PIK”) interest at 10% on any unpaid principal amount from the date of issue through repayment, with all PIK interest added to the outstanding principal. The balance at December 31, 2018 includes the initial note commitment of $40 million and two delayed draws totaling $8.5 million, plus PIK interest of $4.8 million accrued from the initial funding date through the end of the year. The note is secured by a second priority lien on substantially all of the assets of the Company, including a pledge of equity interests, and matures on June 27, 2023. In connection with the December 27, 2017 note, warrants were issued enabling the purchase of 25% of the common units outstanding on a fully diluted basis at $0.01 per warrant unit. Subsequent to the year ended December 31, 2018, the note payable was amended. See Note 25 for further details.

Notes Payable – OEM Captive Lender

On May 9, 2014, the Company entered into a Master Note Agreement with an OEM captive lender. As part of this master agreement, the Company receives an updated schedule with the principal amount of the note, related interest rate, and note term. These notes are payable in monthly installments ranging from $411 to $46,674, including interest ranging from 3.29% to 4.49%. The notes are secured by the specific assets financed and mature at various dates through May 2024.

Vehicles

Vehicle notes payable to various lending institutions, payable in monthly installments ranging from $1,430 to $2,521, including interest ranging from 3.99% to 4.99%. The notes mature at various dates through February 2022 and are secured by vehicles financed.

Subordinated Debt

Notes payable to former shareholders of Alta Equipment Company, Inc., the former parent Company. The notes are unsecured, bear interest at 5%, with rights subordinated to first lien lender and second lien lender. During the term of the notes, the Company shall pay to holders semi-annual installments of accrued interest only, but maintains the option to capitalize such accrued interest amounts into the principal sum of each note. The notes mature December 2027.

Term Loan

Term loan with its first lien lender through syndication. The loan is payable in monthly installments of $200,000 plus interest at LIBOR plus 4% (effective rate of 7.1% at December 31, 2018). The loan is collateralized by substantially all assets of the Company, contains related party guarantees, and matures June 2020.

The Company’s debt consists of the following (amounts in thousands):

	December 31,
	2018	2017
Senior lien holder	$53,277	$40,055
OEM captive lender	18,773	12,282
Vehicles	135	318
Subordinated debt	6,675	6,675
First lien lender – term loan	3,600	6,000
Subtotal	82,460	65,330
Unamortized debt issuance costs	(3,221)	(3,625)
Debt discount	(1,086)	(1,328)
Total debt	78,153	60,377
Less: Current maturities of long-term debt	(8,049)	(6,722)
Long-term debt, net	$70,104	$53,655

The carrying value of long-term debt reflects the impact of debt issuance costs that are amortized to interest costs over the respective term of the loan.

The Company’s lines of credit and notes payable agreements impose certain financial and non-financial covenants, which include, among other things: (i) restrictions on indebtedness with other parties, liens on property held as collateral, swap agreements and acquisitions (in each case, as defined in the Third Amended and Restated Credit Agreement), (ii) maintaining a minimum fixed charge coverage ratio, ranging from 1.15 to 1.00, to 1.35 to 1.00, during selected reporting periods, (iii) maintaining a minimum consolidated liquidity greater than or equal to $4 million at any time, (iv) maintaining a maximum total leverage ratio, ranging from 4.75 to 1.00, to 3.75 to 1.00, during selected reporting periods, and (v) maintaining a maximum first lien leverage ratio, ranging from 3.75 to 1.00, to 3.00 to 1.00, during selected reporting periods.

As of December 31, 2018, the Company was in compliance with the financial covenants set forth in the agreement.

Long term debt maturities are as follows (amounts in thousands):

Years ending December 31,	Amount
2019	$8,049
2020	6,120
2021	3,407
2022	2,756
2023	55,016
Subsequent to 2023	7,112
$82,460

NOTE 12 – WARRANTS

The Company granted warrants to purchase 33,333.33 shares of common units in connection with the stock purchase and redemption that occurred on December 27, 2017. The warrants have an exercise price of $0.01 and include a conditional put option, allowing the holder to require the Company to purchase the outstanding warrants, via a settlement upon the following events: (1) upon 75% repayment of senior indebtedness, (2) change in control from a sale transaction, and (3) the maturity of the related debt, which require the Company to settle the warrants in cash. The warrants expire December 27, 2027. The warrants also include a limited call right, where in the event of a sale transaction, the Company has the right to redeem all of the warrants simultaneously at a per common share price equal to the per unit set for the sale transaction. On December 12, 2019, the Company entered into a merger agreement with B. Riley Principal Merger Corp (“BRPMC”) for a business combination transaction.

During the year ended December 31, 2018, the change in fair value of warrants is included in other income (expense) on the Consolidated Statements of Income. See Note 18 for more information.

NOTE 13 – CAPITAL LEASES

At December 31, 2018 and 2017, the Company had capital leases payable to financial institutions in the amount of $1.9 million and $2.0 million, respectively. The assets and liabilities under these capital leases are recorded at the fair value of the assets under capital lease. The assets are depreciated over the lower of their related lease terms or their estimated useful lives.

Minimum future lease payments under capital leases described above for each of the next five years and in the aggregate are as follows (amounts in thousands):

Years ending December 31,	Amount
2019	$631
2020	563
2021	429
2022	207
2023	26
Subsequent to 2023	1
1,857
Less: current portion	(631)
Long-term capital lease obligation	$1,226

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases buildings and equipment under various operating leases with both related (see Note 3) and unrelated third parties. The leases with unrelated third parties expire at various dates through December 2028 and contain provisions to renew the leases for additional terms of five to fifteen years. Total lease expense under the third party operating leases for the years ended December 31, 2018 and 2017 was $8.6 million and $7.5 million, respectively.

Minimum future payments under the operating leases described above and in Note 3 for each of the next five years and in the aggregate are as follows (amounts in thousands):

Years ending December 31,	Amount
2019	$12,029
2020	10,837
2021	8,979
2022	7,941
2023	6,512
Subsequent to 2023	22,616
$68,914

Guarantees

At December 31, 2018 and 2017, the Company was party to certain contracts in which it guarantees the performance of lease agreements between various third party leasing companies. The terms of the guarantees range from three to five years. In the event of a default by a third party lessee, the Company would be required to pay all or a portion of the remaining unpaid lease obligation as specified in the contract. The estimated exposure related to these guarantees was $2.0 million and $1.9 million at December 31, 2018 and 2017, respectively. It is anticipated that the third parties will have the ability to repay the debt without the Company having to honor the guarantee; therefore, no amount has been accrued on the Consolidated Balance Sheets at December 31, 2018 and 2017.

Legal Proceedings

During the years ended December 31, 2018 and 2017, various claims and lawsuits, incidental to the ordinary course of business, are pending against the Company. In the opinion of management, after consultation with legal counsel, resolution of these matters are not expected to have a material effect on the Company’s consolidated financial statements.

NOTE 15 – OPERATING LEASES – LESSOR

The Company leases and subleases lift trucks to customers under operating lease agreements which expire at various dates through 2021. Approximate minimum rentals receivable under such leases for each of the next three years are as follows (amounts in thousands):

Years ending December 31,	Amount
2019	$2,317
2020	573
2021	282
$3,172

NOTE 16 – SELF INSURED

For the years ended December 31, 2018 and 2017, the Company has a consolidated self-insured group health plan that covers eligible employees. The total maximum aggregate out-of-pocket annual group health insurance claims amounted to $0.2 million per employee during both of the years ended December 31, 2018 and 2017. The Companies have accrued health insurance in the amount of $0.6 million and $0.2 million for both known claims and an estimated amount of claims incurred but not reported at December 31, 2018 and 2017, respectively. Health benefit plan expenses, including benefits paid and insurance premiums, totaled approximately $8.2 million and $7.0 million for the years ended December 31, 2018 and 2017, respectively.

NOTE 17 – EMPLOYEE 401(k) PROFIT SHARING PLAN

The Company has a 401(k) and profit-sharing plan, which covers substantially all salaried and hourly employees at least 21 years old. Eligible employees may contribute a percentage of their salary up to the Internal Revenue Service (“IRS”) limit. The Company may contribute a discretionary percentage, up to 8%, of the amount deferred by the employee. The Company may also contribute a discretionary profit sharing amount, as determined annually by the owners and management, to the plan each year. Total contributions to the plan amounted to approximately $1.1 million for each of the years ended December 31, 2018 and 2017, respectively. The Company has funded or accrued all calculated contributions as of the Consolidated Balance Sheet date.

NOTE 18 – FAIR VALUE INSTRUMENTS

The carrying value of financial instruments reported in the accompanying Consolidated Balance Sheets for cash, accounts receivable, accounts payable and accrued expenses payable and other liabilities approximate fair value due to the immediate or short-term nature or maturity of these financial instruments. Based upon current borrowing rates with similar maturities, which are Level 2 fair value inputs, the carrying value of lines of credit, long-term debt, and the guaranteed purchase obligations approximates the fair value as of December 31, 2018 and 2017.

The following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis:

The Company has issued warrants, which are measured at fair value on a recurring basis (see Note 12). The Company initially recorded the warrants based on the fair value at the date of grant. The valuation methodology employed in 2018 was primarily a market-based approach using participants in the industry of industrial and heavy-equipment retailing, wholesaling, and rental. A range of multiples were established taking company-specific risks into consideration and applied to Alta’s reported EBITDA to derive an implied enterprise value. To derive equity value, interest-bearing debt was removed.

The fair value of warrants classified as liabilities at the date of grant and each subsequent balance sheet date is estimated using a market approach.

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although management believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following table sets forth, by level of hierarchy, the Company’s recurring measures at fair value as of December 31, 2018 (amounts in thousands):

	Level 1	Level 2	Level 3
Liabilities: Warrants	$-	$-	$1,728

The following table sets forth, by level of hierarchy, the Company’s recurring measures at fair value as of December 31, 2017 (amounts in thousands):

	Level 1	Level 2	Level 3
Liabilities: Warrants	$-	$-	$1,328

The following is a summary of changes to level 3 instruments during the year ended December 31, 2018, which were recognized in a separate line item on the Consolidated Statements of Income (amounts in thousands):

Balance, January 1	$1,328
Warrants granted during the period	-
Change in fair value during the period	400
Balance, December 31	$1,728

The following table represents the Company’s level 3 financial instruments, the valuation techniques used to measure the fair value of those financial instruments as of December 31, 2018 and 2017, respectively, and the significant unobservable inputs and the ranges of value to those inputs (amounts in thousands):

Instrument	Fair Value 12/31/18	Fair Value 12/31/17	Principal Valuation Technique	Significant Unobservable Inputs
Warrants	$1,728	$1,328	Market approach	See above

NOTE 19 – EQUITY LINKED INCENTIVE PLAN

The Company has a Long-Term Equity Linked Incentive Plan (“the Plan”) to award key employees. The purpose of the Plan is to retain and attract key employees with an opportunity to receive additional compensation in connection with a change in control of the company (“qualifying event”). The plan permits the award of up to 15,686.28 incentive units and 7,843.14 appreciation rights. The Company awarded 12,549.02 incentive units and 6,274.51 appreciation rights during the year ended December 31, 2018. The awards will fully vest upon the qualifying event. Upon termination of employment for any reason other than death and disability, the awards will be forfeited.

No expense or liability has been recognized in the accompanying consolidated financial statements as the likelihood of the qualifying event is not probable as of December 31, 2018.

NOTE 20 – BUSINESS COMBINATIONS

C&M Dahlen Inc.

Alta Construction Equipment IL, LLC entered into an asset purchase agreement on April 13, 2018 to purchase the assets of C&M Dahlen, Inc., d/b/a Elite Heavy Equipment Service (“Elite"). Elite is a provider of field service, preventative maintenance, weld-bore repair, welding and fabrication, component rebuilding, and in-shop repairs in the Spring Grove, Illinois area. The acquisition took place to expand Alta Construction Equipment IL, LLC’s presence in Illinois. Total consideration paid amounted to $4.6 million.

The goodwill of $2.9 million arising from the acquisition consists largely of an assembled workforce and is expected to be deductible for income tax purposes. The total balance of goodwill was allocated to the Construction Equipment segment.

The acquisition has been accounted for as a purchase business combination. Under the purchase method of accounting, the assets and liabilities assumed are recorded at the date of acquisition at their respective fair values.

The fair value of accounts receivable was determined based on amounts considered recoverable through subsequent collection. The fair value of the fixed assets was estimated to approximate its acquisition date net book value.

Costs and expenses related to the acquisition have been expensed as incurred in operating expenses. Total acquisition costs expensed were approximately $0.1 million.

The following table summarizes the net assets acquired from the acquisition (amounts in thousands):

Cash	$284
Accounts receivable	679
Fixed assets	977
Goodwill	2,940
Accounts payable	(32)
Accrued liabilities	(284)
Net assets acquired	$4,564

YES Equipment and Services, LLC

The Company entered into an asset purchase agreement on August 11, 2017 to purchase the assets of YES Equipment and Services, LLC (“YES"). The acquisition took place to expand their presence in Chicago. Consideration paid totaled $7.5 million.

The goodwill of $1.3 million arising from the acquisition consists largely of an assembled workforce and is expected to be deductible for income tax purposes. The total amount of goodwill was allocated to the Industrial Equipment segment.

The acquisition has been accounted for as a purchase business combination. Under the purchase method of accounting, the assets and liabilities assumed are recorded at the date of acquisition at their respective fair values.

The following table summarizes the assets acquired from the acquisition (amounts in thousands):

Accounts receivable	$1,497
Inventory
Available equipment	4,073
Work in process	56
Parts	276
Fixed assets	276
Goodwill	1,299
Assets acquired	$7,477

NOTE 21 – CASH FLOWS

Supplemental disclosures of cash flow information is as follows (amounts in thousands):

	December 31,
	2018	2017
Cash paid for interest	$8,787	$6,202

Supplemental disclosure of non-cash investing and financing activities during the years ended December 31, 2018 and 2017 are as follows:

At December 31, 2018, the Company had notes receivable that had been converted from accounts receivable in the amount of $0.3 million. These notes were considered non-cash transactions as no cash was exchanged when the notes were created.

During the year ending December 31, 2018, the Company purchased $0.1 million of vehicles through financing agreements.

During the years ending December 31, 2018 and 2017, the Company purchased $0.5 million and $1.7 million, respectively, of equipment through capital lease agreements.

During the year ending December 31, 2017, as part of the re-organization and stock redemption described in Note 22, the Company:

a)	forgave the $2.2 million of notes receivable with former shareholders and related parties. This amount has been included in the stock redemption on the Consolidated Statements of Stockholders’ Equity;

b)	transferred a building to a former related party through common ownership. The net book value of the building in the amount of $1.7 million was removed from the books, of which $0.7 million was determined to be goodwill from the prior purchase and was recorded as an increase to goodwill. The remaining appraised value of $1.0 million was included in the stock redemption on the Consolidated Statements of Stockholders’ Equity;

c)	wrote off the interest rate swap asset in the amount of $0.1 million. This amount has been included in the stock redemption on the Consolidated Statements of Stockholders’ Equity; and

d)	issued notes payable to former shareholders in the amount of $6.7 million. The amount has been included in the stock Consolidated Statements of Stockholders’ Equity.

NOTE 22 – RE-ORGANIZATION AND STOCK REDEMPTION

On December 21, 2017, Alta Equipment Company, Inc., the parent company under the old structure, and affiliates underwent a re-organization of its company structure through a series of contributions and the creation of three new entities, Alta Holding Partnership, LLC, Alta Enterprises, LLC and Alta Industrial Equipment Michigan, LLC.

Alta Holding Partnership, LLC is the holding company for Alta Enterprises, LLC. Alta Enterprises, LLC became the holding company for all operating entities listed in the Company Operations in Note 1 to the consolidated financial statements, including Alta Industrial Equipment Michigan, LLC mentioned above.

Alta Equipment Company, Inc. became the 90% owner of Alta Holding Partnership, LLC and 1% owner of Alta Enterprises, LLC. Alta Holding Company, LLC became the 10% owner of Alta Holding Partnership, LLC. Alta Equipment Company, Inc. contributed all of its assets and liabilities into Alta Industrial Equipment Michigan, LLC with the exception of its wholly owned subsidiary Wixom, LLC (which had no equity at the date of reorganization) and its investment in Alta Construction Equipment, LLC (which is now owned 100% by Alta Enterprises, LLC).

On December 27, 2017, Alta Holding Partnership, LLC paid a $3.0 million distribution to Alta Holding Company, LLC for the redemption of 99% of the membership interests of Alta Holding Company, LLC. This distribution is included in the stock redemption amount on the accompanying consolidated statements of members’ equity.

On January 1, 2017 and December 27, 2017, the Company redeemed the stock of Alta Equipment Company, Inc. from former shareholders in the amount of $26.7 million, payable in cash of $20 million and the issuance of notes payable of $6.7 million as disclosed in Note 11. In connection with the stock redemption, $3.4 million of notes payable to former shareholders were repaid. Additionally, there were certain non-cash transactions that occurred totaling $3.1 million related to the forgiveness of notes receivables from former shareholders, a transfer of a building and the write-off of an interest rate swap asset, as described in Note 21.

NOTE 23 – UNION PENSION PLAN

During the year ended December 31, 2018 the Company began contributing to a number of multi-employer defined benefit pension plans under the terms of collective-bargaining agreements that cover its union-represented employees. Contributions of $0.8 million during the year ended December 31, 2018 were charged to operations for ongoing participation in these defined benefit plans. The risks of participating in these multi-employer plans are different from single-employer plans in the following aspects:

a)	assets contributed to the multi-employer plan by one employer may be used to provide benefits to the employees of other participating employers;

b)	if a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers;

c)	if the Company chooses to stop participating in some of its multi-employer plans, the Company may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Company’s participation in these plans for the annual period ended December 31, 2018, is outlined in the table below (amounts in thousands).

The zone status is based on information the Company received from the plan and is certified by the plan’s actuary.

Among other factors, plans in the red zone are generally less than 65% funded, plans in the yellow zone are less than 80% funded and more than 65% funded, and plans in the green zone are at least 80% funded. The “FIP/RP Pending/lmplemented” column indicates plans for which a financial improvement plan (FIP) or a rehabilitation plan (RP) is either pending or has been implemented.

The most recent Pension Protection Act (“PPA”) zone status available in 2018 for the Operating Engineers I.U.O.E. Local Union No. 12 and 37 Pension Trust Fund is for the plan's year end as of June 30, 2018.

The most recent PPA zone status available in 2018 for the Midwest Operating Engineers Local Union No. 150 Pension Trust Fund is for the plan’s year end at March 31, 2018.

The most recent PPA zone status available in 2018 for the Operating Engineers Local Union No. 324 Pension Fund is for the plan’s year end at April 30, 2018.

The most recent PPA zone status available in 2018 for the Central Pension Fund of the International Union of Operation Engineers Local Union No. 639 is for the plan’s year end at January 31, 2018:

Multiple Employer Pension Plans (amounts in thousands):

Pension Fund	EIN/Pension Plan Number	Pension Protection Act Zone Status	FIP/RP Status Pending / Implemented	Contributions of Alta Enterprises, LLC and Subsidiaries	Surcharge Imposed	Expiration Date of Collective- Bargaining Agreement

Operating Engineers I.U.O.E. Local Union No. 12 and 37 Pension Trust Fund	95-6032478	Yellow 6/30/2018	FIP Implemented	$12	No	3/31/2020

Midwest Operating Engineers Local Union No. 150 Pension Trust Fund	36-6140097	Yellow 3/31/2018	FIP Implemented	552	No	5/31/2021

Operating Engineers Local Union No. 324 Pension Fund	38-1900637	Red 4/30/2018	RP Implemented	188	No	9/30/2021

Central Pension Fund of the International Union of Operation Engineers Local Union No. 639	36-6052390	Green 1/31/2018	None	42	No	3/31/2021
				$794

NOTE 24 – SEGMENTS

The Company has two reportable segments: Industrial Equipment and Construction Equipment. The Company’s segments are determined based on management structure, which is organized based on types of products sold and geographic areas, as described in the following paragraph. The operating results for each segment are reported separately to the Company’s Chief Executive Officer to make decisions regarding the allocation of resources, to assess the Company’s operating performance and to make strategic decisions.

The Industrial Equipment segment is principally engaged in operations related to the sale, service, and rental of lift trucks in the states of Michigan, Illinois, and Indiana. The Construction Equipment segment is principally engaged in operations related to the sale, service, and rental of construction equipment in the states of Michigan and Illinois.

The profitability measure used to evaluate segment performance is earnings before taxes, which is the same as net income for the periods presented as the Company is a pass-through entity for tax purposes as discussed in Note 1.

The Company retains various unallocated expense items at the general corporate level, which the Company refers to as “Alta Enterprises” in the table below.

The following table present results of operations by reportable segment for the year ended December 31, 2018 (amounts in thousands):

	Industrial Equipment	Construction Equipment	Alta Enterprises	Total
New and used equipment sales	$92,503	$89,239	$-	$181,742
Parts sales	34,743	26,598	-	61,341
Service revenue	44,317	17,246	-	61,563
Rental revenue	30,088	44,358	-	74,446
Rental equipment sales	889	33,404	-	34,293
Total revenue	202,540	210,845	-	413,385

Interest expense	3,084	6,058	5,989	15,131
Depreciation and amortization	11,359	25,457	-	36,816
Net income (loss)	$9,792	$(1,071)	$(6,697)	$2,024

The following table present results of operations by reportable segment for the year ended December 31, 2017 (amounts in thousands):

	Industrial Equipment	Construction Equipment	Alta Enterprises	Total
New and used equipment sales	$85,940	$70,545	$-	$156,485
Parts sales	33,047	18,328	-	51,375
Service revenue	40,589	8,743	-	49,332
Rental revenue	27,501	33,744	-	61,245
Rental equipment sales	1,138	25,893	-	27,031
Total revenue	188,215	157,253	-	345,468

Interest expense	2,211	3,943	56	6,210
Depreciation and amortization	12,074	19,441	-	31,515
Net income (loss)	$6,074	$740	$(906)	$5,908

The following table present identified assets by reportable segment for the years ended (amounts in thousands):

	December 31, 2018	December 31, 2017
Segment assets:
Industrial equipment	$104,208	$97,898
Construction equipment	237,756	165,556
Total assets	$341,964	$263,454

NOTE 25 – SUBSEQUENT EVENTS

On May 1, 2019, the Company purchased the assets of Northland Industrial Truck Co., Inc. for a total purchase price of $65.7 million. In connection with the purchase, NITCO, LLC was created.

The following is the preliminary purchase price allocation:

Accounts receivable	$15,117
Inventory	35,591
Prepaid expenses and other assets	646
Accounts payable	(6,016)
Accrued expenses	(867)
Deferred revenue	(242)
Buyback residual asset	9,710
Buyback residual liability	(9,710)
Fixed assets	28,500
Capital lease liability	(1,326)
GPO liability - residual	(9,710)
Customer based intangible assets	1,250
Trade name	330
Non-compete agreement	109
Goodwill	2,311
Net assets acquired	$65,693

Subsequent to the year ended December 31, 2018, as part of the acquisition of Northland Industrial Truck Co., Inc., the Company amended and restated its revolving line of credit, floor plan line of credit facility, and its term loan with its first lien lender. The amendments increased the maximum borrowings to $110 million and $85 million for the revolving line of credit and floor plan line of credit facility, respectively, and modified their financial covenants. The Company also entered into an additional delayed draw note to a lender in the amount of $11.5 million. With this delayed draw, the loan financial covenants were modified. The terms are the same as the existing delayed draw notes described in Note 11.

Subsequent to the year ended December 31, 2018, the Company amended its floor plan agreement with an OEM captive lender. The amendment increased the maximum borrowings to $82 million.

Subsequent to the year ended December 31, 2018, the Company dissolved Alta Industrial Equipment Northeast, LLC and Northland Construction Equipment, LLC, prior to the purchase of Northland Industrial Truck Co. Inc., noted above.

On December 12, 2019, the Company entered into a merger agreement with B. Riley Principal Merger Corp. (“BRPMC”) for a business combination transaction. BRPMC is an acquisition company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The deal with BRPMC would provide all holders of equity and equity-linked securities in Alta to receive a combination of cash and common stock of the continuing public company, which will be a wholly owned subsidiary of BRPMC. The parties also agreed that BRPMC would pay off a certain amount of Alta indebtedness, which includes the warrants issued in 2017, the terms of which contain a limited call right, whereby the Company has the right to redeem all of the warrants simultaneously in cash with the consummation of a sale transaction. The net consideration transferred for the acquired business is expected to be approximately $122 million and is expected to close in early 2020.

On October 23, 2019, the Company entered into a non-binding letter of intent with FlaglerCE Holdings, LLC and Flagler Construction Equipment, LLC (together, the “Seller”) that gives the Company an exclusive right to enter into an asset purchase agreement with the Seller.

On October 2, 2019, the Company also entered into a non-binding letter of intent with Liftech Equipment Companies, Inc. and FMV Associates, LLC (together, the “Seller”) that gives the Company an exclusive right to enter into an asset purchase agreement with the Seller. Both of the above purchase transactions are expected to close during the first quarter of 2020.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Balance Sheets

(amounts in thousands)

	(Unaudited)
	4/30/2019	10/31/2018
Assets

Current Assets:
Cash and equivalents	$8,012	$2
Accounts receivable, net of allowance for doubtful accounts of $353 and $384, respectively	15,061	15,792
Notes receivable, current portion	349	409
Inventories, net of reserve	39,390	35,309
Rental equipment, net of accumulated depreciation of $7,599 and $7,305, respectively	10,182	10,164
Prepaid expenses	322	850
Buyback residual assets, current portion	3,902	3,758

Total Current Assets	77,218	66,284

Property and Equipment, Net	10,500	10,476

Buyback residual assets, net of current portion	8,966	8,637
Other assets	1,678	1,639
Notes receivable, net of current portion	1,046	1,243

Total Assets	$99,408	$88,279

Liabilities and Stockholders’ Equity

Current Liabilities:
Line of credit	$31,755	$24,518
Floorplan notes payable	20,723	16,869
Current portion of long-term debt	1,123	1,138
Current portion of obligations under capital lease	1,316	1,049
Accounts payable	6,076	5,719
Accrued expenses	1,871	2,476
Deferred rental revenues	267	295
Deferred revenues, current portion	7,465	6,348
Buyback residual obligations, current portion	2,770	2,166

Total Current Liabilities	73,366	60,578

Deferred revenues, net of current portion	10,742	11,207
Buyback residual obligations, net of current portion	1,809	1,414
Long-term debt, net of current portion	4,865	5,489
Due to stockholder	-	800
Obligations under capital lease, net of current portion	1,557	1,602

Total Liabilities	92,339	81,090

Stockholders’ Equity:
Common stock, no par value, 15,000 shares authorized, 69 shares issued and outstanding	347	347
Retained earnings	6,722	6,842

Total Stockholders’ Equity	7,069	7,189

Total Liabilities and Stockholders’ Equity	$99,408	$88,279

The accompanying notes are an integral part of these financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Statements of Operations

For the Six Months Ended April 30,

(amounts in thousands)

	2019	2018

New/Allied Revenue	$34,793	$29,923
Used Revenue	6,724	6,388
Parts/Tires Revenue	9,851	8,942
Service/Shared Revenue	12,062	11,115
Rental Revenue	4,583	3,603
Total Revenue	68,013	59,971

Cost of New/Allied Revenue	27,209	22,875
Cost of Used Revenue	5,082	4,700
Cost of Parts/Tires Revenue	5,373	4,822
Cost of Service/Shared Revenue	2,224	1,795
Cost of Rental Revenue	4,267	3,987
Total Cost of Revenue	44,155	38,179

Gross Profit	23,858	21,792

Operating Expenses	22,452	19,962

Income from Operations	1,406	1,830

Other Income (Expense):
Other income	735	510
Interest income	113	124
Interest expense	(1,111)	(947)

Total Other Expense	(263)	(313)

Net Income	$1,143	$1,517

The accompanying notes are an integral part of these financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Statements of Stockholders’ Equity

(amounts in thousands)

			Total
	Common	Retained	Stockholders’
	Stock	Earnings	Equity

Balance, October 31, 2017	$347	$5,978	$6,325

Net income	-	1,517	1,517

Balance, April 30, 2018	$347	$7,495	$7,842

Balance, October 31, 2018	$347	$6,842	$7,189

Distributions	-	(1,263)	(1,263)

Net income	-	1,143	1,143

Balance, April 30, 2019	$347	$6,722	$7,069

The accompanying notes are an integral part of these financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Statements of Cash Flows

For the Six Months Ended April 30,

(amounts in thousands)

	(Unaudited)	(Unaudited)
	2019	2018
Cash Flows from Operating Activities:
Net income	$1,143	$1,517
Adjustments to reconcile net income to net cash applied to operating activities:
Depreciation and amortization	3,400	4,156
Parts inventory reserve	10	(48)
Dividends on life insurance	(39)	(23)
Bad debts	-	224
Changes in assets and liabilities:
Accounts receivable	731	(1,363)
Inventories	(3,795)	(4,258)
Prepaid expenses	528	(272)
Buyback residual assets	(2,952)	(2,391)
Acquisition of rental equipment	(312)	(1,167)
Accounts payable	356	756
Accrued expenses	(605)	(603)
Deferred rental revenues	(28)	6
Deferred revenues	652	905
Buyback residual obligations	999	708

Net Adjustments	(1,055)	(3,370)

Net Cash Provided by (Used in) Operating Activities	88	(1,853)

Cash Flows from Investing Activities:
Notes receivable	256	160
Purchases of property and equipment	(32)	(837)

Net Cash Provided by (Used in) Investing Activities	224	(677)

Cash Flows from Financing Activities:
Floorplan notes payable	3,854	2,863
Net repayments of long-term debt	(638)	(483)
Proceeds from borrowing on line of credit	73,444	67,227
Repayments on line of credit	(66,208)	(66,501)
Repayments on due to stockholder	(800)	-
Distributions to stockholders	(1,263)	-
Repayments of obligations under capital lease	(691)	(576)

Net Cash Provided by Financing Activities	7,698	2,530

Net Change in Cash and Equivalents	8,010	-

Cash and Equivalents, beginning of period	2	6

Cash and Equivalents, end of period	$8,012	$6

The accompanying notes are an integral part of these financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

Note 1 -	Summary of Significant Accounting Policies

Business Operations

Northland Industrial Truck Co., Inc. (the “Company”) generates revenues through the sale, rental and servicing of forklift trucks and parts. The Company services its customers from multiple locations throughout New England.

Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted. In the opinion of management, all adjustments (consisting of all normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six month period ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ending October 31, 2019, and therefore, the results and trends in these interim financial statements may not be the same for the entire year. These interim condensed consolidated financial statements should be read in conjunction with the annual audited financial statements and related notes for the year ended October 31, 2018, from which the balance sheet amounts as of October 31, 2018 were derived.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about future events. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of revenues and expenses during the reporting period. Management evaluates the estimates and assumptions on an ongoing basis using historical experience and other factors that management believes to be reasonable under the circumstances. Adjustments to estimates and assumptions are made as facts and circumstances require. As future events and their effects cannot be determined with certainty, actual results may differ from the estimates used in preparing the accompanying financial statements. Significant estimates and assumptions are required as part of determining the value of inventory and accounts and notes receivable, and estimating depreciation and the recoverability of long-lived assets.

Note 1 -	Summary of Significant Accounting Policies - Continued

Cash and Equivalents

For financial statement purposes, the Company considers all financial instruments with an original maturity of less than three months to be cash equivalents.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Three levels of inputs may be used to measure fair value:

Level 1 - Values derived from unadjusted quoted prices in active markets for identical assets and liabilities.

Level 2 - Values derived from observable inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets in markets that are not active.

Level 3 - Values derived from unobservable inputs for which there is little or no market data available, thereby requiring the reporting entity to develop its own assumptions.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The Company’s financial instruments consist mainly of cash and equivalents, accounts receivable, and accounts payable. The Company does not have any financial assets or liabilities that require measurement at fair value on a recurring basis. At April 30, 2019 and October 31, 2018, the adjusted carrying amounts of all financial instruments approximate fair value.

Note 1 -	Summary of Significant Accounting Policies - Continued

Accounts Receivable

The Company performs ongoing credit evaluations of its customers’ financial condition, and credit is provided to customers in the normal course of business and generally does not require collateral for accounts receivable. Allowance for potential credit losses is determined by considering the financial condition of customers and other economic factors affecting the customers, the Company, and their industries.

Notes Receivable

The Company finances the sale of certain equipment with customers through a note agreement. Credit is provided to customers in the normal course of business, and the notes are secured by the financed equipment.

Inventory Valuation

New equipment and allied equipment inventory are stated at the lower of cost or net realizable value, determined by the specific unit method. Used equipment inventory is stated at the lower of cost or net realizable value. Net realizable value is considered to be the current wholesale market value of the unit as determined by management, which reflects the effects of certain additional predictable costs that will be required for the inventory items to be sold. Such additional costs may include completion, transportation and disposal. The costs of inventories has been determined under the first-in first-out (“FIFO”) method.

Parts and other shop inventories are generally stated at the manufacturers’ catalog price, which approximates cost. Due to obsolescence and the aging of parts inventories, management has determined a reserve for obsolescence is necessary in the amount of $387,029 and $397,272 for the six months ended April 30, 2019 and the year ended October 31, 2018, respectively.

Property and Equipment

Property and equipment is stated at cost. Equipment acquired through capital leases is stated at the lower of the net present value of the minimum lease payments or the fair value of the leased assets at the inception of the lease.

Note 1 -	Summary of Significant Accounting Policies - Continued

Property and Equipment - continued

Depreciation is computed using straight-line and accelerated methods over the assets’ estimated useful lives, or if applicable, lease terms. Estimated lives are as follows:

Company vehicles	5 Years
Furniture and fixtures	5 to 7 Years
Leasehold improvements	15 Years
Building	39 Years

Depreciation and amortization are recognized in both “cost of revenue” and “operating expenses” in the Statements of Operations. The costs of routine maintenance and repairs that do not add to the value of the asset or materially extend asset lives are not capitalized.

Rental Equipment

Rental equipment is stated at cost. Depreciation is computed using the straight-line method over the assets’ estimated useful lives, which is determined to be five years. Rental agreements can be short-term (day-to-day, week-to-week, month-to-month) or long-term (beyond one year’s time).

Revenue Recognition

Revenues related to the sale of equipment and parts are recognized upon shipment. Revenues related to the servicing of equipment are recognized upon the invoicing of services to customers. Revenues related to the rental of equipment are recognized as earned over the duration of the rental contract. Interest income on sales-type leases is computed using the effective interest method over the life of the lease.

Residual Interests

During the period ended April 30, 2019 and the year ended October 31, 2018, the Company entered into various sale contracts with certain customers whereby the customers purchased equipment from the Company and then leased the equipment to a third party. In some cases, the Company will agree to re-purchase the equipment back at the end of the third party lease at a set residual amount set forth in the initial sales contract. The Company records an asset, net of an estimated fair market value reserve, for the residual right of the asset and a liability for the future obligation related to these contracts. At April 30, 2019 and October 31, 2018, residual buyback assets and obligations were $12,867,597 and $4,578,932, and $12,394,613 and $3,579,774, respectively.

Note 1 -	Summary of Significant Accounting Policies - Continued

Deferred Revenues

Deferred revenues represent the unearned portion of income related to guaranteed purchase contracts. Deferred revenues are recognized ratably over the life of the contracts. At April 30, 2019 and October 31, 2018, total deferred revenues relating to these agreements amounted to $18,207,292 and $17,554,856, respectively.

Deferred Rental Revenues

Deferred rental revenues consist of amounts received for rentals related to the following fiscal year. These amounts are recorded as revenue in the applicable period.

Advertising

The Company’s policy is to expense advertising costs as incurred.

Income Taxes

The stockholders have elected, for federal and state income tax purposes, to have the Company taxed as a small business corporation (“S” corporation). This election provides for the net income or loss of the Company to be reported on the personal federal and state income tax returns of the individual stockholders. The Company is taxed at the corporate level for state income tax purposes in accordance with current state tax laws. No provision for deferred taxes is provided in these financial statements due to their lack of materiality.

Accounting principles generally accepted in the United States of America require an entity to assess the probability that a tax position has a more likely than not (“MLTN”) sustainability after review by tax authorities. If a tax position is deemed not to meet this threshold, any unrecognized tax benefits and costs are estimated and recognized in the period in which the change in judgement occurs.

Tax returns are routinely open for review by the tax authorities for three years from their due date. In certain circumstances, the statute of limitations may remain open indefinitely.

Collection of Taxes on Revenue-Producing Activities

The Company records all sales and other taxes collected as part of a revenue-producing transaction as liabilities on the balance sheet, recording only the sale as revenue (net method).

Note 1 -	Summary of Significant Accounting Policies - Continued

New Accounting Pronouncements Issued But Not Adopted

Leases - The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-02 (ASU 2016-02) effective for non-public and most not-for-profit entities for fiscal years beginning after December 15, 2020. Implementation of this standard will require lessees to recognize on their balance sheet the rights and obligations resulting from leases categorized as operating leases as assets and liabilities. It provides for an election on leases with terms of less than twelve months to be excluded from this standard. Management is in the process of evaluating this standard and has not yet determined its impact on the financial statements.

Revenue from Contracts with Customers - FASB issued Accounting Standards Update 2014-09 (ASU 2014-09) effective for periods beginning after December 15, 2018 for non-public companies. The purpose of the ASU is to remove inconsistencies and weaknesses in current revenue recognition requirements; to provide a more robust framework for addressing revenue recognition issues and to improve comparability of recognition across entities, industries, jurisdictions and capital markets. The ASU requires the Company to perform certain specific steps to identify performance obligations and determine transaction prices to establish the appropriate revenue recognition, in addition to improved disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. Management does not expect implementation to have a material impact on the financial statements.

Note 2 -	Notes Receivable

Notes receivable represent amounts owed by customers for the sale of equipment. These notes bear interest ranging from 5.54% to 7.45% and mature at various times. The following tables illustrates the current portion and long term portion of the notes receivable (amounts in thousands):

	September 30, 2019	October 31, 2018
Total notes receivable	$1,395	$1,652
Less: current portion	(349)	(409)
Notes receivable, net of current portion	$1,046	$1,243

Note 2 -	Notes Receivable - Continued

The following tables present aging and interest accrual status (amounts in thousands):

	Past Due						Status of Interest Accruals
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Receivables	Financing Receivables Past Due > Greater 90 Days and Still Accruing Interest
	April 30, 2019
Commercial Equipment	$39	$1	$2	$42	$1,353	$1,395	$18

	October 31, 2018
Commercial Equipment	$4	$1	$3	$8	$1,644	$1,652	$2

Future annual payments under the notes receivable, are as follows (amounts in thousands):

Years Ending October 31,	Amount
2019 (six-months ended October 31, 2019)	$174
2020	318
2021	317
2022	362
2023	221
Thereafter	3
Total	$1,395

Note 3 -	Inventories

Inventories consist of the following (amounts in thousands):

	April 30, 2019	October 31, 2018
New equipment	$24,413	$20,200
Used equipment	5,596	5,507
Parts, net of reserve for obsolescence of $387 and $397, respectively	4,338	4,553
Allied equipment and other	5,043	5,049
Total Inventories	$39,390	$35,309

Note 4 -	Property and Equipment

A summary of the major components of property and equipment is as follows (amounts in thousands):

	April 30, 2019	October 31, 2018
Furniture and fixtures	$3,805	$4,435
Company vehicles	3,487	3,417
Building	4,792	4,792
Land	1,128	1,128
Leasehold improvements	2,441	2,369
	15,653	16,141
Less: accumulated depreciation	5,153	5,665
Net Property and Equipment	$10,500	$10,476

Note 5 -	Other Assets

The Company is the beneficiary of insurance policies on the lives of certain officers. The policies are assigned to their third-party lender and are included in the borrowing base on their line of credit.

Note 6 -	Debt Obligations

Line of Credit

At April 30, 2019 and October 31, 2018, the Company’s line of credit allowed for maximum borrowings of $28,000,000, subject to specific limitations based upon qualifying assets as defined in the note agreement. Interest at one-month LIBOR at April 30, 2019 and October 31, 2018, (2.48% and 2.26%, respectively) plus 2.25%, is due monthly and advances are payable upon demand. The line of credit is secured by all corporate assets and is renewable in September 2020. The Company has an informal agreement with the financial institution, which allows it to exceed the maximum credit available from time to time.

Floorplan Notes Payable

At April 30, 2019 and October 31, 2018, notes payable on equipment bear interest at rates ranging from approximately 5% to 8% and are collateralized by specific units and proceeds of the related sales. The notes are due when the units are sold. At April 30, 2019 and October 31, 2018, the maximum credit available under the financing arrangements for units was $35,500,000.

Note 6 -	Debt Obligations - Continued

Long-Term Debt

Long-term debt at April 30, 2019, consists of the following (amounts in thousands):

	April 30, 2019	October 31, 2018

Note payable with monthly payments of approximately $14 including interest at one-month LIBOR plus 2.50%, due April 2023, and a balloon payment of approximately $2,032, collateralized by real estate.	$2,266	$2,293

Note payable with monthly payments of approximately $91 including interest at one-month LIBOR plus 3%, due August 2020, collateralized by various assets of the Company.	1,333	1,833

Note payable with monthly payments of approximately $7 including interest at one-month LIBOR plus 2.50%, due September 2020, and a balloon payment of approximately $1,560, collateralized by real estate.	1,623	1,648

Note payable with monthly payments of approximately $5 including interest at one-month LIBOR plus 2.50%, due December 2022, and a balloon payment of approximately $688, collateralized by real estate.	766	776

Note payable with monthly payments of $2 including interest at 4.45% due February 2023; collateralized by a truck.	-	77

Total Long-Term Debt	$5,988	$6,627

Less: current portion	1,123	1,138

Total Long-Term Debt, excluding Current Portion	$4,865	$5,489

Note 6 -	Debt Obligations - Continued

Long-Term Debt - continued

Long-term debt maturities subsequent to April 30, 2019, are as follows (amounts in thousands):

Years Ending October 31,	Amount
2019 (six-months ended October 31, 2019)	$562
2020	1,990
2021	644
2022	2,792
Total Debt Maturities	$5,988

Note 7 -	Operating Leases

The Company leases warehouses and office facilities under operating leases expiring through June 2027. Under these leases, the Company is responsible for all operating costs. Certain of these leases have stipulated annual increases in the base rent. Rent expense for the six months ended April 30, 2019 and the year ended October 31, 2018, amounted to $706,969 and $1,161,307, respectively.

Future minimum lease payments under these operating leases subsequent to April 30, 2019, are as follows (amounts in thousands):

Years Ending October 31,	Amount
2019 (six-months ended October 31, 2019)	$204
2020	412
2021	154
2022	154
2023	154
Thereafter	690
Total minimum lease payments	$1,768

Note 7 -	Operating Leases - Continued

The Company owns a warehouse and office facility, subject to an underlying lease with unrelated parties through April 2021. Rental income for the six months ended April 30, 2019 and the year ended October 31, 2018, was approximately $181,000 and $258,000, respectively, including common area maintenance charges. Future minimum rental income under these leases is as follows (amounts in thousands):

Years Ending October 31,	Amount
2019 (six-months ended October 31, 2019)	$32
2020	65
2021	23
Total	$120

Note 8 -	Capital Leases

The Company is the lessee of vehicles under capital leases expiring at various dates through May 2023. The capitalized costs and accumulated depreciation included in company vehicles are as follows (amounts in thousands):

	April 30, 2019	October 31, 2018
Company vehicles	$8,227	$7,314
Less: accumulated depreciation	5,298	4,670
	$2,929	$2,644

Note 8 -	Capital Leases - Continued

Future minimum payments of capital lease obligations are as follows (amounts in thousands):

Years Ending October 31,	Amount
2019 (six-months ended October 31, 2019)	$658
2020	1,183
2021	831
2022	527
2023	222
Total minimum lease payments	3,421
Less imputed interest	548
Total minimum lease payments, excluding imputed interest	$2,873

Note 9 -	Retirement Plans

The Company maintains a 401(k) plan for all eligible employees. Contributions during the six months ended April 30, 2019 and the year ended October 31, 2018 aggregated $241,353 and $363,136, respectively.

Note 10 -	Cash Flow Information

Interest paid during the six months ended April 30, 2019 and the year ended October 31, 2018, amounted to $1,106,370 and $2,002,397, respectively.

During the six months ended April 30, 2019 and the year ended October 31, 2018, vehicles totaling $916,000 and $1,293,635, respectively, were acquired under capital lease agreements.

During the year ended October 31, 2018, a portion of the cost of real estate totaling $3,112,000 was acquired through advances made by a financial institution.

Note 11 -	Risks, Uncertainties and Concentrations

Cash

From time to time, the Company’s cash balances fluctuate and may exceed the amount insured by the Federal Deposit Insurance Corporation. Management monitors the financial condition of the banking institution, along with its cash balances, to keep this potential risk to a minimum.

Major Suppliers

The Company purchases a majority of its new forklift trucks and parts inventories from two major suppliers at the prevailing prices charged to all franchised dealers.

Manufacturers’ Influence

The Company sells forklift trucks pursuant to a franchise agreement with Hyster-Yale Group, Inc. The Company also sells construction equipment pursuant to a franchise agreement with JCB. Through the terms and conditions of these franchise agreements, Hyster-Yale Group, Inc. and JCB can exert considerable influence over the operations of the Company. The franchise agreements include provisions for the termination or non-renewal of the manufacturer-company relationship for a variety of causes. The loss of the Company’s franchise agreements would have a material adverse effect on the Company’s business, financial condition and results of operations. Additionally, as a franchisee, the Company is dependent upon the ongoing successful operations of the manufacturers.

Note 12 -	Subsequent Events

On May 1, 2019, all assets of the Company were purchased by Alta Equipment Holdings, Inc. and Subsidiaries for a total purchase price of $65.5 million.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of

Northland Industrial Truck Co., Inc.

Wilmington, Massachusetts

We have audited the accompanying financial statements of Northland Industrial Truck Co., Inc. (the “Company”), which comprise the balance sheets as of October 31, 2018 and 2017, and the related statements of operations, stockholders’ equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United State of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believed that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northland Industrial Truck Co., Inc., as of October 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Subsequent Event

As discussed in Note 13 to the financial statements, on May 1, 2019, all assets of the Company were purchased by a third party. Our opinion is not modified with respect to that matter.

/s/ O’Connor and Drew, P.C.
Braintree, Massachusetts
December 9, 2019

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Balance Sheets

October 31,

(amounts in thousands)

	2018	2017
Assets
Current Assets:
Cash and equivalents	$2	$6
Accounts receivable, net of allowance for doubtful accounts of $384 and $296, respectively	15,792	14,480
Notes receivable, current portion	409	410
Inventories, net of reserve	35,309	31,118
Rental equipment, net of accumulated depreciation of $7,305 and $6,542, respectively	10,164	10,548
Prepaid expenses	850	654
Buyback residual assets, current portion	3,758	3,328

Total Current Assets	66,284	60,544

Property and Equipment, Net	10,476	6,452

Buyback residual assets, net of current portion	8,637	7,648
Other assets	1,639	1,597
Notes receivable, net of current portion	1,243	1,294

Total Assets	$88,279	$77,535
Liabilities and Stockholders’ Equity

Current Liabilities:
Line of credit	$24,518	$24,423
Floorplan notes payable	16,869	14,112
Current portion of long-term debt	1,138	1,061
Current portion of obligations under capital lease	1,049	996
Accounts payable	5,719	5,216
Accrued expenses	2,476	2,024
Deferred rental revenues	295	213
Deferred revenues, current portion	6,348	4,888
Buyback residual obligations, current portion	2,166	1,220

Total Current Liabilities	60,578	54,153

Deferred revenues, net of current portion	11,207	10,377
Buyback residual obligations, net of current portion	1,414	797
Long-term debt, net of current portion	5,489	3,559
Due to stockholder	800	800
Obligations under capital lease, net of current portion	1,602	1,524

Total Liabilities	81,090	71,210

Stockholders’ Equity:
Common stock, no par value, 15,000 shares authorized, 69 shares issued and outstanding	347	347
Retained earnings	6,842	5,978

Total Stockholders’ Equity	7,189	6,325

Total Liabilities and Stockholders’ Equity	$88,279	$77,535

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Statements of Operations

For the Years Ended October 31,

(amounts in thousands)

	2018	2017

New/Allied Revenue	$62,649	$59,253
Used Revenue	12,793	11,561
Parts/Tires Revenue	19,095	17,448
Service/Shared Revenue	23,388	20,825
Rental Revenue	8,036	6,969
Total Revenue	125,961	116,056

Cost of New/Allied Revenue	48,915	46,643
Cost of Used Revenue	9,204	7,839
Cost of Parts/Tires Revenue	10,594	9,708
Cost of Service/Shared Revenue	3,543	3,672
Cost of Rental Revenue	8,207	7,951
Total Cost of Revenue	80,463	75,813

Gross Profit	45,498	40,243

Operating Expenses	41,973	39,173

Income from Operations	3,525	1,070

Other Income (Expense):
Other income	903	747
Interest income	224	209
Interest expense	(2,048)	(1,569)

Total Other Expense	(921)	(613)

Net Income	$2,604	$457

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Statements of Stockholders’ Equity

For the Years Ended October 31, 2018 and 2017

(amounts in thousands)

			Total
	Common	Retained	Stockholders’
	Stock	Earnings	Equity

Balance, October 31, 2016	$347	$6,489	$6,836

Distributions	-	(968)	(968)

Net income	-	457	457

Balance, October 31, 2017	347	5,978	6,325

Distributions	-	(1,740)	(1,740)

Net income	-	2,604	2,604

Balance, October 31, 2018	$347	$6,842	$7,189

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Statements of Cash Flows

For the Years Ended October 31,

(amounts in thousands)

	2018	2017
Cash Flows from Operating Activities:
Net income	$2,604	$457
Adjustments to reconcile net income to net cash applied to operating activities:
Depreciation and amortization	8,572	6,937
Parts inventory reserve	(82)	(44)
Gain on sale of property and equipment	(149)	(173)
Dividends on life insurance	(36)	(37)
Bad debts	90	249
Changes in assets and liabilities:
Accounts receivable	(1,402)	866
Inventories	(4,109)	(4,171)
Prepaid expenses	(197)	(145)
Buyback residual assets	(5,387)	(5,333)
Proceeds from sale of rental equipment	2,311	2,547
Acquisition of rental equipment	(4,817)	(5,801)
Accounts payable	503	(493)
Accrued expenses	452	99
Deferred rental revenues	82	(12)
Deferred revenues	2,289	3,927
Buyback residual obligations	1,563	1,094

Net Adjustments	(317)	(490)

Net Cash Provided by (Used in) Operating Activities	2,287	(33)

Cash Flows from Investing Activities:
Notes receivable	52	(738)
Purchases of property and equipment	(1,349)	(1,109)
Proceeds from sale of property and equipment	166	173
Premium payments on life insurance	(6)	(5)

Net Cash Used in Investing Activities	(1,137)	(1,679)

Cash Flows from Financing Activities:
Floorplan notes payable	2,757	(128)
Net repayments of long-term debt	(1,105)	(236)
Proceeds from borrowing on line of credit	133,121	116,155
Repayments on line of credit	(133,025)	(115,438)
Proceeds from stockholder	-	400
Proceeds from long-term debt	-	3,000
Distributions to stockholders	(1,740)	(968)
Repayment of obligations under capital lease	(1,162)	(1,073)

Net Cash Provided by (Used in) Financing Activities	(1,154)	1,712

Net Change in Cash and Equivalents	(4)	-

Cash and Equivalents, beginning of period	6	6

Cash and Equivalents, end of period	$2	$6

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

October 31, 2018 and 2017

Note 1 -	Summary of Significant Accounting Policies

Business Operations

Northland Industrial Truck Co., Inc. (the “Company”) generates revenues through the sale, rental and servicing of forklift trucks and parts. The Company services its customers from multiple locations throughout New England.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about future events. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of revenues and expenses during the reporting period. Management evaluates the estimates and assumptions on an ongoing basis using historical experience and other factors that management believes to be reasonable under the circumstances. Adjustments to estimates and assumptions are made as facts and circumstances require. As future events and their effects cannot be determined with certainty, actual results may differ from the estimates used in preparing the accompanying financial statements. Significant estimates and assumptions are required as part of determining the value of inventory and accounts and notes receivable, and estimating depreciation and the recoverability of long-lived assets.

Cash and Equivalents

For financial statement purposes, the Company considers all financial instruments with an original maturity of less than three months to be cash equivalents.

Note 1 -	Summary of Significant Accounting Policies - Continued

Fair Value Measurements

Fair value is defined as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Three levels of inputs may be used to measure fair value:

Level 1 - Values derived from unadjusted quoted prices in active markets for identical assets and liabilities.

Level 2 - Values derived from observable inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets in markets that are not active.

Level 3 - Values derived from unobservable inputs for which there is little or no market data available, thereby requiring the reporting entity to develop its own assumptions.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The Company’s financial instruments consist mainly of cash and equivalents, accounts receivable, and accounts payable. The Company does not have any financial assets or liabilities that require measurement at fair value on a recurring basis.

Accounts Receivable

The Company performs ongoing credit evaluations of its customers’ financial condition, and credit is provided to customers in the normal course of business and generally does not require collateral for accounts receivable. Allowance for potential credit losses is determined by considering the financial condition of customers and other economic factors affecting the customers, the Company, and their industries.

Note 1 -	Summary of Significant Accounting Policies - Continued

Notes Receivable

The Company finances the sale of certain equipment with customers through a note agreement. Credit is provided to customers in the normal course of business, and the notes are secured by the financed equipment.

Inventory Valuation

New equipment and allied equipment inventory are stated at the lower of cost or net realizable value, determined by the specific unit method. Used equipment inventory is stated at the lower of cost or net realizable value. Net realizable value is considered to be the current wholesale market value of the unit as determined by management, which reflects the effects of certain additional predictable costs that will be required for the inventory items to be sold. Such additional costs may include completion, transportation and disposal. The costs of inventories has been determined under the first-in first-out (“FIFO”) method.

Parts and other shop inventories are generally stated at the manufacturers’ catalog price, which approximates cost. Due to obsolescence and the aging of parts inventories, management has determined a reserve for obsolescence is necessary in the amount of $397,272 and $315,135 for the years ending October 31, 2018 and 2017, respectively.

Property and Equipment

Property and equipment is stated at cost. Equipment acquired through capital leases is stated at the lower of the net present value of the minimum lease payments or the fair value of the leased assets at the inception of the lease.

Depreciation is computed using straight-line and accelerated methods over the assets’ estimated useful lives, or if applicable, lease terms. Estimated lives are as follows:

Company vehicles	5 Years
Furniture and fixtures	5 to 7 Years
Leasehold improvements	15 Years
Building	39 Years

Depreciation and amortization are recognized in both “cost of revenue” and “operating expenses” in the Statements of Operations. The costs of routine maintenance and repairs that do not add to the value of the asset or materially extend asset lives are not capitalized.

Note 1 -	Summary of Significant Accounting Policies - Continued

Rental Equipment

Rental equipment is stated at cost. Depreciation is computed using the straight-line method over the assets’ estimated useful lives, which is determined to be five years. Rental agreements can be short-term (day-to-day, week-to-week, month-to-month) or long-term (beyond one year’s time). Estimated useful life of rental equipment is five years.

Revenue Recognition

Revenues related to the sale of equipment and parts are recognized upon shipment. Revenues related to the servicing of equipment are recognized upon the invoicing of services to customers. Revenues related to the rental of equipment are recognized as earned over the duration of the rental contract. Interest income on sales-type leases is computed using the effective interest method over the life of the lease.

Residual Interests

During the years ended October 31, 2018 and 2017, the Company entered into various sale contracts with certain customers whereby the customers purchased equipment from the Company and then leased the equipment to a third party. In some cases, the Company will agree to re-purchase the equipment back at the end of the third party lease at a set residual amount set forth in the initial sales contract. The Company records an asset, net of an estimated fair market value reserve, for the residual right of the asset and a liability for the future obligation related to these contracts. At October 31, 2018, residual buyback assets and obligations were $12,394,613 and $3,579,774, respectively. At October 31, 2017, residual buyback assets and obligations were $10,976,085 and $2,016,537, respectively.

Deferred Revenues

Deferred revenues represent the unearned portion of income related to guaranteed purchase contracts. Deferred revenues are recognized ratably over the life of the contracts. At October 31, 2018 and 2017, total deferred revenue relating to these agreements amounted to $17,554,856 and $15,265,442, respectively.

Deferred Rental Revenues

Deferred rental revenues consist of amounts received for rentals related to the following fiscal year. These amounts are recorded as revenue in the applicable period.

Advertising

The Company’s policy is to expense advertising costs as incurred.

Note 1 -	Summary of Significant Accounting Policies - Continued

Income Taxes

The stockholders have elected, for federal and state income tax purposes, to have the Company taxed as a small business corporation (“S” corporation). This election provides for the net income or loss of the Company to be reported on the personal federal and state income tax returns of the individual stockholders. The Company is taxed at the corporate level for state income tax purposes in accordance with current state tax laws. No provision for deferred taxes is provided in these financial statements due to their lack of materiality.

Accounting principles generally accepted in the United States of America require an entity to assess the probability that a tax position has a more likely than not (“MLTN”) sustainability after review by tax authorities. If a tax position is deemed not to meet this threshold, any unrecognized tax benefits and costs are estimated and recognized in the period in which the change in judgement occurs.

Tax returns are routinely open for review by the tax authorities for three years from their due date. In certain circumstances, the statute of limitations may remain open indefinitely.

Collection of Taxes on Revenue-Producing Activities

The Company records all sales and other taxes collected as part of a revenue-producing transaction as liabilities on the balance sheet, recording only the sale as revenue (net method).

New Accounting Pronouncements Issued But Not Adopted

Leases - The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-02 (ASU 2016-02) effective for non-public and most not-for-profit entities for fiscal years beginning after December 15, 2020. Implementation of this standard will require lessees to recognize on their balance sheet the rights and obligations resulting from leases categorized as operating leases as assets and liabilities. It provides for an election on leases with terms of less than twelve months to be excluded from this standard. Management is in the process of evaluating this standard and has not yet determined its impact on the financial statements.

Revenue from Contracts with Customers - FASB issued Accounting Standards Update 2014-09 (ASU 2014-09) effective for periods beginning after December 15, 2018 for non-public companies. The purpose of the ASU is to remove inconsistencies and weaknesses in current revenue recognition requirements; to provide a more robust framework for addressing revenue recognition issues and to improve comparability of recognition across entities, industries, jurisdictions and capital markets.

Note 1 -	Summary of Significant Accounting Policies - Continued

New Accounting Pronouncements Issued But Not Adopted - continued

The ASU requires the Company to perform certain specific steps to identify performance obligations and determine transaction prices to establish the appropriate revenue recognition, in addition to improved disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. Management does not expect implementation to have a material impact on the financial statements.

Note 2 -	Notes Receivable

Notes receivable represent amounts owed by customers for the sale of equipment. These notes bear interest ranging from 5.54% to 7.45% and mature at various times. The following table illustrates the current portion and long term portion of the notes receivable (amounts in thousands):

	2018	2017

Total notes receivable	$1,652	$1,704

Less: current portion	(409)	(410)

Notes receivable, net of current portion	$1,243	$1,294

Note 2 -	Notes Receivable - Continued

The following tables present aging and interest accrual status at October 31, 2018 and 2017 (amounts in thousands):

	Past Due						Financing Receivables Past Due >
			Greater			Total	90 Days and
	30-59 Days	60-89 Days	Than	Total Past		Financing	Still Accruing
	Past Due	Past Due	90 Days	Due	Current	Receivables	Interest
	2018
Commercial Equipment	$4	$1	$3	$8	$1,644	$1,652	$2
	2017
Commercial Equipment	$35	$30	$22	$87	$1,617	$1,704	$22

Future annual payments under the notes receivable subsequent to October 31, 2018, are as follows (amounts in thousands):

Years Ending October 31,	Amount
2019	$409
2020	377
2021	376
2022	429
2023	53
Thereafter	8

Total	$1,652

Note 3 -	Inventories

Inventories at October 31, consist of the following (amounts in thousands):

	2018	2017
New equipment	$20,200	$17,212
Used equipment	5,507	5,012
Parts, net of reserve for obsolescence of $397 and $315, respectively	4,553	4,300
Allied equipment and other	5,049	4,594

Total Inventories	$35,309	$31,118

Note 4 -	Property and Equipment

A summary of the major components of property and equipment at October 31, is as follows (amounts in thousands):

	2018	2017
Furniture and fixtures	$4,435	$3,922
Company vehicles	3,417	3,325
Building	4,792	1,680
Land	1,128	420
Leasehold improvements	2,369	2,249
	16,141	11,596
Less: accumulated depreciation	5,665	5,144

Net Property and Equipment	$10,476	$6,452

Note 5 -	Other Assets

The Company is the beneficiary of insurance policies on the lives of certain officers. The policies are assigned to their third-party lender and are included in the borrowing base on their line of credit.

Note 6 -	Debt Obligations

Line of Credit

At October 31, 2018 and 2017, the Company’s line of credit allowed for maximum borrowings of $28,000,000, subject to specific limitations based upon qualifying assets as defined in the note agreement. Interest at one-month LIBOR at October 31, 2018 and 2017, (2.26% and 1.23%, respectively) plus 2.25%, is due monthly and advances are payable upon demand. The line of credit is secured by all corporate assets and is renewable in September 2020.

Floorplan Notes Payable

At October 31, 2018 and 2017, notes payable on equipment bear interest at rates ranging from 5.51% to 8.90% and are collateralized by specific units and proceeds of the related sales. The notes are due when the units are sold. At October 31, 2018 and 2017, the maximum financing arrangements is $35,500,000 and $30,500,000, respectively.

Long-Term Debt

Long-term debt at October 31, consists of the following (amounts in thousands):

	2018	2017
Note payable with monthly payments of approximately $14 including interest at one-month LIBOR plus 2.50%, due April 2023, and a balloon payment of approximately $2,032, collateralized by real estate.	$2,293	$-

Note payable with monthly payments of approximately $91 including interest at one-month LIBOR plus 3%, due August 2020, collateralized by various assets of the Company.	1,833	2,833

Note payable with monthly payments of approximately $7 including interest at one-month LIBOR plus 2.50%, due September 2020, and a balloon payment of approximately $1,560, collateralized by real estate.	1,648	1,694

Note payable with monthly payments of approximately $5 including interest at one-month LIBOR plus 2.50%, due December 2022, and a balloon payment of approximately $688, collateralized by real estate.	776	-

Note payable with monthly payments of $2 including interest at 4.45% due February 2023; collateralized by a truck.	77	93

Total Long-Term Debt	6,627	4,620

Less: current portion	1,138	1,061

Total Long-Term Debt excluding Current Portion	$5,489	$3,559

Note 6 -	Debt Obligations - Continued

Long-Term Debt - continued

Long-term debt maturities subsequent to October 31, 2018, are as follows (amounts in thousands):

Years Ending October 31,	Amount
2019	$1,138
2020	2,530
2021	100
2022	104
2023	2,755

Total Debt Maturities	$6,627

Note 7 -	Related Party Transactions

Due to Stockholder

Due to stockholder consists of an unsecured demand note bearing interest at 3%. No principal payments were made during the year ended October 31, 2018 or 2017. The stockholder loaned an additional $400,000 to the Company during the year ended October 31, 2017. Under this arrangement, the Company paid interest expense of $24,000 and $19,250 during the years ended October 31, 2018 and 2017, respectively.

Note 8 -	Operating Leases

The Company leases warehouses and office facilities under operating leases expiring through June 2027. Under these leases, the Company is responsible for all operating costs. Certain of these leases have stipulated annual increases in the base rent. Rent expense for the years ended October 31, 2018 and 2017, amounted to $1,161,307 and $1,323,308, respectively.

Future minimum lease payments under these operating leases subsequent to October 31, 2018, are as follows (amounts in thousands):

Years Ending October, 31,	Amount
2019	$560
2020	410
2021	283
2022	154
2023	154
Thereafter	537

Total minimum lease payments	$2,098

Note 8 -	Operating Leases - Continued

The Company owns a warehouse and office facility, subject to an underlying lease with unrelated parties through April 2021. Rental income for the years ended October 31, 2018 and 2017, was approximately $258,000 and $243,000, respectively, including common area maintenance charges. Future minimum rental income under these leases is as follows (amounts in thousands):

Years Ending October 31,	Amount
2019	$73
2020	59
2021	25

Total	$157

Note 9 -	Capital Leases

The Company is the lessee of vehicles under capital leases expiring at various dates through December 2022. The capitalized costs and accumulated depreciation included in company vehicles as of October 31, are as follows (amounts in thousands):

	2018	2017
Company vehicles	$7,314	$6,750
Less: accumulated depreciation	4,670	4,241

	$2,644	$2,509

Note 9 -	Capital Leases - Continued

Future minimum payments of capital lease obligations subsequent to October 31, 2018, are as follows (amounts in thousands):

Years Ending October 31,	Amount
2019	$1,205
2020	980
2021	610
2022	276
2023	1
Total minimum lease payments	3,072
less imputed interest	421

Total minimum lease payments excluding imputed interest	$2,651

Note 10 -	Retirement Plans

The Company maintains a 401(k) plan for all eligible employees. Contributions during the years ended October 31, 2018 and 2017, aggregated $363,136 and $342,348, respectively.

Note 11 -	Cash Flow Information

During the year ended October 31, 2018, a portion of the cost of real estate totaling $3,112,000 was acquired through advances made by a financial institution.

Interest paid during the years ended October 31, 2018 and 2017, amounted to $2,002,397 and $1,549,366 respectively.

During the years ended October 31, 2018 and 2017, vehicles totaling $1,293,635 and $1,572,845, respectively, were acquired under capital lease agreements.

Note 12 -	Risks, Uncertainties and Concentrations

Cash

From time to time, the Company’s cash balances fluctuate and may exceed the amount insured by the Federal Deposit Insurance Corporation. Management monitors the financial condition of the banking institution, along with its cash balances, to keep this potential risk to a minimum. As of October 31, 2018 and 2017, the Company’s uninsured cash balance totaled approximately $963,000 and $206,000, respectively.

Major Suppliers

The Company purchases a majority of its new forklift trucks and parts inventories from two major suppliers at the prevailing prices charged to all franchised dealers. Approximately 36% and 39% of purchases for 2018 and 2017, respectively, were from these suppliers.

Manufacturers’ Influence

The Company sells forklift trucks pursuant to a franchise agreement with Hyster-Yale Group, Inc. The Company also sells construction equipment pursuant to a franchise agreement with JCB. Through the terms and conditions of these franchise agreements, Hyster-Yale Group, Inc. and JCB can exert considerable influence over the operations of the Company. The franchise agreements include provisions for the termination or non-renewal of the manufacturer-company relationship for a variety of causes. The loss of the Company’s franchise agreements would have a material adverse effect on the Company’s business, financial condition and results of operations. Additionally, as a franchisee, the Company is dependent upon the ongoing successful operations of the manufacturers.

Note 13 -	Subsequent Events

On May 1, 2019, all assets of the Company were purchased by Alta Equipment Holdings, Inc. and Subsidiaries for a total purchase price of $65.5 million.

FlaglerCE Holdings, LLC and Subsidiaries

Consolidated balance sheets -unaudited

(Dollar amounts in thousands)

	September 30, 2019	December 31, 2018

Assets
Current assets:
Cash	$1,384	$1,131
Accounts receivable, less allowance for doubtful accounts of $783 and $782 as of September 30, 2019 and December 31, 2018, respectively	20,361	15,948
Inventories, net	36,579	34,411
Assets held for sale	207	583
Prepaid expenses	1,012	505

Total current assets	59,543	52,578

Rental equipment, net	44,389	36,464
Property and equipment, net	3,324	2,893
Other assets	55	98

Total assets	$107,311	$92,033

Liabilities and Members’ (deficit) equity
Current liabilities:
Accounts payable	$9,425	$8,749
Accrued expenses	4,161	4,715
Deferred gain on sale - leaseback	290	290
Equipment financing	80,777	66,246
Current portion of capital lease payable	308	137
Notes payable to related parties	300	3,904
Current portion of long-term debt	9,513	10,842
Liabilities held for sale	100	327

Total current liabilities	104,874	95,210

Other liabilities	3,166	3,330
Long-term portion of capital lease payable	-	243
Long-term debt, less current portion	841	555

Total liabilities	108,881	99,338

Commitments and contingencies (see Note 13)

Members’ deficit:
Members’ deficit	(1,570)	(7,305)

Total liabilities and members’ deficit	$107,311	$92,033

The accompanying notes are an integral part of these consolidated financial statements.

FlaglerCE Holdings, LLC and Subsidiaries

Consolidated statements of operations - unaudited

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018

Revenue:
Equipment and parts sales	$114,022	$85,428
Rental revenue	13,377	10,270
Service revenue	11,462	10,845
Other revenue	899	1,099

Total revenue	139,760	107,642

Cost of revenue:
Cost of equipment and parts sales	99,888	72,901
Cost of rental revenue	10,395	8,584
Cost of service revenue	6,241	3,236

Total cost of sales and rentals	116,524	84,721

Gross profit	23,236	22,921

Selling, general and administrative expenses	21,356	17,722

Operating income	1,880	5,199

Other income (expense):
Other income	402	377
Interest expense	(3,883)	(3,275)
Gain on sale of property and equipment	218	218

Total other expense	(3,263)	(2,680)

Net income (loss) from continuing operations	(1,383)	2,519

Discontinued operations (see Note 2):
Loss from discontinued operations	(382)	(2,040)

Net (loss) income	$(1,765)	$479

The accompanying notes are an integral part of these consolidated financial statements.

FlaglerCE Holdings, LLC and Subsidiaries

Consolidated statements of changes in members’ equity (deficit) - unaudited

(Dollar amounts in thousands)

	Members’ Contributed Capital										Members’ Accumulated Equity (Deficit)
For the nine months ended September 30, 2019	Preferred Units	Preferred Amounts	Class A Units	Class A Amounts	Class B Units	Class B Amounts	Class C Units	Class C Amounts	Total Members’ Units	Total Members’ Contributed Capital	Class A Amounts	Class B Amounts	Class C Amounts	Total Members’ Accumulated Deficit	Total Members’ Equity (Deficit)

Balance, December 31, 2018	58,000	5,800	35,580	3,915	49,403	5,324	17,075	-	102,058	15,039	(6,306)	(16,038)	-	(22,344)	(7,305)

Contributions	-	-	236	7,500	-	-	-	-	236	7,500					7,500

Net loss	-	-	-	-	-	-	-	-	-	-	(742)	(1,023)		(1,765)	(1,765)

Balance, September 30, 2019	58,000	$5,800	35,816	$11,415	49,403	$5,324	17,075	$-	102,294	$22,539	$(7,048)	$(17,061)	$-	$(24,109)	$(1,570)

	Members’ Contributed Capital										Members’ Accumulated Equity (Deficit)
For the nine months ended September 30, 2018	Preferred Units	Preferred Amounts	Class A Units	Class A Amounts	Class B Units	Class B Amounts	Class C Units	Class C Amounts	Total Members’ Units	Total Members’ Contributed Capital	Class A Amounts	Class B Amounts	Class C Amounts	Total Members’ Accumulated Deficit	Total Members’ Equity (Deficit)

Balance, December 31, 2017	58,000	$5,800	35,580	$3,915	49,403	$5,324	17,075	$-	102,058	$15,039	$(5,370)	$(14,739)	$-	$(20,109)	$(5,070)

Distributions	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	201	278	-	479	479

Balance, September 30, 2018	58,000	$5,800	35,580	$3,915	49,403	$5,324	17,075	$-	102,058	$15,039	$(5,169)	$(14,461)	$-	$(19,630)	$(4,591)

FlaglerCE Holdings, LLC and Subsidiaries

Consolidated statements of cash flows - unaudited

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018

Cash flows from operating activities:
Net income (loss) from continuing operations	$(1,383)	$2,519
Net loss from discontinued operations	(382)	(2,040)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization, not included in cost of sales and rentals	691	901
Depreciation of rental equipment, included in cost of sales and rentals	8,879	8,223
Depreciation of equipment inventory, included in cost of sales and rentals	-	-
Gain on sale - leaseback	(218)	(218)
Provision for uncollectible receivables	152	10
Changes in operating assets and liabilities:
Accounts receivable	(4,216)	7,337
Inventories, net	(2,168)	(2,449)
Prepaid expenses	(507)	(155)
Rental equipment	(16,735)	1,196
Other assets	43	514
Accounts payable	676	(6,531)
Accrued expenses	(554)	(1,498)
Deferred gain on sale - leaseback	-	-
Other liabilities	54	169
Cash flows related to floorplan equipment financing:
Borrowings on equipment financing	86,262	75,153
Payments on equipment financing	(71,958)	(86,803)

Net cash used in operating activities	(1,364)	(3,672)

Cash flows from investing activities:
Purchase of property and equipment	(1,122)	(412)

Net cash used in investing activities	(1,122)	(412)

Cash flows from financing activities:
Payments on debt	(7,367)	(3,149)
Borrowings on debt	2,648	3,821
Capital contribution	7,500	-
Net cash provided by (used in) financing activities	2,781	672

Net change in cash	295	(3,412)

Cash, beginning of year	1,089	3,473

Cash, end of year	$1,384	$61

Summary of significant non-cash financing transactions:
Assets financed through capital lease	$33	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,761	$4,526

The accompanying notes are an integral part of these consolidated financial statements

FlaglerCE Holdings, LLC and Subsidiaries

Notes to consolidated financial statements - unaudited

(Dollar amounts in thousands)

Note 1 – Nature of Business

FlaglerCE Holdings, LLC (“Holdings”) is a limited liability company organized pursuant to the laws of the State of Delaware. Holdings owns two subsidiaries, Flagler Construction Equipment, LLC (“Flagler”) and FlagTermCo, LLC (“FlagTermCo”), formerly known as PennJersey Machinery, LLC (“PennJersey”). Holdings and Flagler are collectively referred to as the Company. As of December 31, 2018, the Company’s primary operating activities include sales, rental and service of heavy construction equipment. The Company conducts business in seven branches in Florida. The Company’s customers operate primarily in the construction, land development, mining and paving industries. Flagler operates under various construction equipment distributorships. These distributor agreements provide the Company with certain exclusive rights to sell the respective manufacturer’s equipment and parts, and perform authorized service within assigned territories, under varying terms, conditions, periods and renewal options. The Company’s principal distributorship agreements with Volvo Construction Equipment N.A. (“Volvo”) will expire on August 22, 2020 and contains an auto renewal.

Note 2 – Discontinued Operations

On November 16, 2018, the Company sold substantially all of the assets comprising its PennJersey business for $18,687. As a result, the Company has discontinued reporting and classified the assets, liabilities, and operating results of PennJersey as discontinued operations. The remaining assets and liabilities are under the renamed entity, FlagTermCo. The accompanying consolidated balance sheets as of September 30, 2019 and December 31, 2018 and statements of operations for the nine months ended September 30, 2019 and 2018, and the related notes to the consolidated financial statements reflect the classification of PennJersey as discontinued operations. Unless otherwise noted, the following notes refer to the Company’s continuing operations.

The following amounts represent the discontinued assets and liabilities of FlagTermCo and PennJersey as of September 30, 2019 and December 31, 2018, respectively:

	September 30, 2019	December 31, 2018

Assets
Current assets:
Cash	$1	$(42)
Accounts receivables, net	1	350
Inventories, net	215	215

Total current assets	217	523

Rental equipment	(10)	60

Total assets	$207	$583
Liabilities
Current liabilities:
Equipment financing	$100	$327

Total current liabilities	100	327

Total liabilities	$100	$327

The following represents the discontinued operations of FlagTermCo and PennJersey for the nine months ended September 30, 2019 and September 30, 2018, respectively:

	September 30, 2019	September 30, 2018

Sales and rental revenue	$50	$37,375
Cost of sales and rentals	(252)	30,577

Gross profit	(202)	6,798

Selling, general and administrative expenses	155	8,795

Operating income	(357)	(1,997)

Other income (expense):
Other income	(19)	615
Interest expense	(6)	(658)

Total other expense	(25)	(43)

Net loss from discontinued operations	$(382)	$(2,040)

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s floor plan facilities with Volvo Financial Services, with an aggregate availability of $70,000 plus an additional $7,000 for secured equipment, expires on June 30, 2020. Additionally, the Company’s floor plan and working capital line of credit with Valley National Bank with an aggregate availability of $5,000 and $10,000, respectively, expire June 30, 2020.

Note 4 – Summary of Significant Accounting Policies

Use of Estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Holdings and its wholly-owned subsidiaries Flagler and FlagTermCo. All intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Sales and rental revenue includes new and used equipment sales, equipment rentals, parts sales and service revenue. Equipment sales revenue is generally recognized when the equipment is shipped by the Company. Rental revenue is recognized ratably over the rental period. Parts sales and service revenue is recognized upon shipment or installation of the part or when the related service has been completed, respectively. The Company presents sales and other taxes collected from customers on a net basis.

On occasion, the Company may recognize a sale in advance of delivery or customer pick-up if the transaction meets all of the accounting requirements of a bill-and-hold sale. Such customers acknowledge in writing that they had ordered the inventory that the Company is storing on their behalf, that they have taken all risks of ownership and that the equipment will be delivered in no more than two months from the date of sale. For the periods ended September 30, 2019 and 2018, sales of approximately $3,922 and $504, respectively, had been recognized in revenue for which delivery had not occurred as of the periods ended September 30, 2019 and 2018, respectively.

Cash

Flagler has a lockbox account agreement with an equipment finance company that gives the equipment finance company a security interest in all funds received in the lockbox accounts. The equipment finance company can activate their control for all funds to be directed to them in the event of default of Flagler in regards to the credit facilities agreements. As of the date the consolidated financial statements were available to be issued, no such control had been exercised by the equipment finance company.

Accounts Receivable, Net

Accounts receivable are recorded at the invoiced amount, do not bear interest and are presented net of any allowances for doubtful accounts. Accounts receivable are generally due within 30 days; accounts outstanding longer than the contractual payment terms are considered past due. The Company regularly evaluates all accounts receivable for estimated losses of uncollectible accounts based on historical trends and future expectations. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable and is determined on a specific identification basis by a review of those accounts that are greater than 90 days in arrears. Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Accounts receivable also consist of warranty claims due from Volvo and other manufacturers. Additionally, the Company receives discounts/rebates on equipment from the manufacturer. These rebates are based on certain criteria established by the manufacturer and are specific to each model which are measured and reset on a calendar-year basis. Rebates received for previously sold units are applied to reduce the associated cost of sales. Rebates received for units still in inventory (held for sale and rental) reduce the original acquisition cost. The Company does not foresee any collectability concerns related to these amounts, and accordingly has not recorded any allowance related to these receivables.

Inventories

Inventories consist of equipment and parts held for sale and service work-in-process. Equipment inventory is valued at the lower of cost or net realizable value on a specific identification basis less accumulated depreciation. Prior to April 2017, parts inventory was valued at the lower of first-in, first-out cost or net realizable value. Effective April 2017, parts inventory is valued at moving-average unit cost. There is no significant change in valuation from 2017 to 2018 due to the change in method. Service work-in-progress is valued at cost. Substantially all equipment and rental inventory serves as collateral for the floor plan facility (see Note 9).

Rental Equipment

Rental equipment is available for both sale and rent. Rental agreements are generally month-to-month, which may be renewed by the customer, and may include purchase options that are generally at the fair market value of the equipment. Rental equipment is valued at the lower of cost or net realizable value determined on a specific identification basis, less a depreciation allowance for rental service. The depreciation is individually maintained by unit. Prior to September 30, 2017, the Company depreciated rental equipment using the straight-line method over a five-year estimated useful life with salvage values ranging from 0% to 20% of acquisition cost. Effective, October 1, 2017 the Company made a change in accounting estimate effected by a change in accounting principle related to the depreciation of rental equipment. Such equipment is now depreciated based on a percentage of rental revenue earned on the equipment.

Depreciating rental equipment allows for a normal profit margin on the subsequent sale of such equipment and Company management believes the depreciation methodology more accurately reflects the market value of the equipment fleet and eliminates the possibility of equipment cost being greater than market value due to under- utilization of the rental fleet.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Repairs and maintenance that do not extend the useful life of the asset are charged to expense in the year incurred. Depreciation and amortization of property and equipment is computed using the straight-line method over their useful lives. Leasehold improvements are amortized over the shorter of their useful lives or the lease terms.

Useful lives of property and equipment are as follows:

Years

Leasehold improvements	5 - 10
Office furniture, fixtures and equipment	2 - 7
Shop tools and equipment	3 - 9
Vehicles	2 - 10
Capitalized software	5

Gains or losses on the retirement, sale or disposition of property and equipment are reflected in the accompanying consolidated statements of operations in the year in which the assets are sold or deferred as appropriate.

Long-Lived Assets

The Company reviews the carrying value of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable through projected undiscounted future operating cash flows or appraised values. For the period ended September 30, 2019 and the year ended December 31, 2018, management believes that no impairment of long-lived assets exists.

Income Taxes

Holdings and Flagler were both created as LLCs and therefore do not record or pay any income taxes directly to any taxing authority. Instead, all income tax consequences of these LLCs flow through to each member at their respective share of taxable income or loss. Accordingly, no provision for income taxes is reflected in the accompanying consolidated financial statements.

The Company recognizes the financial statement impact of uncertain tax positions, if any, only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Increases or decreases to the unrecognized tax benefits could result from management’s belief that a position can or cannot be sustained upon examination based on subsequent information or potential lapse of the applicable statute of limitation for certain tax positions.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of January 1, 2017, December 31, 2017 and December 31, 2018, the Company had no provisions for uncertain tax positions or for interest or penalties related to uncertain tax positions. As of December 31, 2018, the Company’s open tax years for federal and state tax jurisdictions are from 2015 through 2018.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law. The Tax Reform Act significantly revised the U.S. corporate income tax by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018, while also repealing the deduction for domestic production activities and implementing a territorial tax system. The Company does not expect the Tax Reform Act to impact its financial results.

Shipping and Handling Costs

Shipping and handling costs related to the acquisition of equipment inventories and rental equipment are capitalized and are included in cost of sales and rentals when the related equipment is sold or rented. Parts acquisition shipping costs are charged to cost of sales. Subsequent shipping costs related to customer delivery, rental activity or inter-branch transfers for rentals are charged to cost of sales. Parts acquisition shipping costs totaled approximately $1,120 and $1,506 for the periods ended September 30, 2019 and 2018, respectively. Any shipping and handling costs recovered from customers are recorded as revenues. Recovered shipping and handling costs recorded as revenues were approximately $899 and $1,099 for the periods ended September 30, 2019 and 2018, respectively.

Fair Value of Financial Instruments

The Company adheres to accounting standards which provide guidance for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standards also establish a framework for measuring fair value and expand disclosures about fair value measurements.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s financial instruments include cash, receivables, accounts payable, accrued expenses, equipment financing and notes payable.

Cash, receivables, accounts payable, accrued expenses and equipment financing are recorded at historical cost which approximates fair value due to the short term nature of these financial instruments. The carrying value of the Company’s variable rate debt approximates fair value due to variability of the related interest rates. The fair value of the Company’s fixed rate notes payable is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders.

Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue from the transfer of goods or services to customers in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The updated standard permits the use of either a full retrospective or retrospective with cumulative effect transition method. The standard was delayed by ASU 2015-14. For nonpublic entities, the updated standard is effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company is evaluating the transition method and the impact of this updated standard on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) which changes the balance sheet presentation of leases. ASU 2016-02 requires that lessees recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease). The standard is effective for nonpublic entities beginning after December 15, 2020 and interim periods beginning the following year. Early adoption is permitted. The new standard allows two choices for transition – a modified retrospective transition, which will require application of the new guidance at the beginning of the earliest comparative period presented, or an alternative “current-period adjustment’ method, which requires application of the new guidance as of the effective date. The Company is evaluating the impact of this updated standard on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows Classification of Certain Cash Receipts and Cash Payments. This guidance addresses the following eight specific cash flow issues: Debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (including bank-owned life insurance policies); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. This guidance will be effective for fiscal years beginning after December 15, 2018 and interim periods with fiscal years beginning after December 15, 2019. The Company is evaluating the impact of this updated standard on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows Restricted Cash. This guidance addresses the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of- period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. This guidance will be effective for fiscal years beginning after December 15, 2018 and interim periods with fiscal years beginning after December 15, 2019. The Company is evaluating the impact of this updated standard on its consolidated financial statements.

The FASB issued guidance (ASU 2016-13) to replace the incurred loss model with an expected loss model, which is referred to as the current expected credit loss (“CECL”) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables, held to maturity securities, and debt securities. ASU 2016-13 is effective for the Company for annual periods beginning after December 15, 2021, including interim periods within those fiscal years. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted.

Note 5 – Accounts Receivable, Net

The activity in the allowance for doubtful accounts are as follows for the period ended September 30, 2019 and the year ended December 31, 2018:

	September 30, 2019	December 31, 2018

Balance, beginning of period	$782	$777
Bad debt expense	152	363
Write offs, net of recoveries	(151)	(358)

Balance, end of period	$783	$782

Accounts receivable related to special price consideration incentive reimbursement programs with Volvo and other manufacturers totaled $658 and $236 as of September 30, 2019 and as of December 31, 2018, respectively. Write offs related to these programs are included in cost of sales and rentals on the accompanying consolidated statements of operations.

Note 6 – Inventories, Net

Inventories, net, consist of the following as of September 30, 2019 and as of December 31, 2018:

	September 30, 2019	December 31, 2018

Equipment inventories	$29,871	$30,512
Less: Accumulated depreciation	-	-

Equipment inventories, net	29,871	30,512
Parts, WIP, and other	6,708	3,899

Inventories, net	$36,579	$34,411

As of October 1, 2017, the Company stopped depreciating inventories.

Note 7 – Rental Equipment

Rental equipment, net consists of the following as of September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018

Rental equipment	$56,657	$47,501
Less: Accumulated depreciation for rental service	(12,268)	(11,037)

Rental equipment, net	$44,389	$36,464

Included in cost of sales and rentals for the periods ended September 30, 2019 and September 30, 2018 is depreciation expense on rental equipment of approximately $8,879 and $7,065, respectively.

Note 8 – Property and Equipment, Net

Property and equipment, net consists of the following as of September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018

Leasehold improvements	$1,488	$1,417
Office furniture, fixtures and equipment	655	1,818
Shop tools and equipment	428	1,597
Vehicles	2,200	1,384
Capitalized software	1,787	1,818

Total	6,558	8,034
Less: Accumulated depreciation and amortization	(3,234)	(5,141)

Property and equipment, net	$3,324	$2,893

Depreciation expense was approximately $691 and $706 for the period ended September 30, 2019 and 2018, respectively.

In August 2013, the Company entered into a sale-leaseback transaction with Store Capital (“STORE”) whereby the Company sold the property associated with three branches and Flagler leased back the Fort Myers, Davie and Tampa locations. The leases with STORE are classified as operating leases with initial terms of 15 years at a combined monthly rental rate of approximately $190. The leases include options for additional terms and provisions for rental adjustments. Net proceeds from the sale of the Fort Myers, Davie and Tampa locations were approximately $17,027 and the cost and related accumulated depreciation of the locations of approximately $14,429 and $1,754, respectively, were removed from the accompanying consolidated balance sheets at the time of the sale. The combined transaction resulted in a gain of approximately $4,352 with approximately $218 and $218 being recognized for the nine months ended September 30, 2019 and 2018, respectively, on the accompanying consolidated statements of operations. As of September 30, 2019 and December 31, 2018, approximately $290 and $290, respectively is deferred in deferred gain on sale - leaseback. As of September 30, 2019 and December 31, 2018, approximately $2,297 and $2,515, respectively is deferred in other liabilities on the accompanying consolidated balance sheets and will be recognized over the remaining lease terms.

Note 9 – Equipment Financing

Equipment financing consists of the following as of September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018

Variable rate note payable to Volvo Financial Services, LLC under a $70,000 plus additional $7,000 for secured equipment floor plan credit agreement, due in monthly installments, with interest-free periods, interest rate at one-month LIBOR plus 5.65% (retail penetration less than 60%) or 5.40% (retail penetration greater than 60%). Interest rate was 7.44% at September 30, 2019. Note is secured by equipment and rental equipment inventory. Matures on June 30, 2020.	$71,454	$61,296

Variable rate note payable to Wells Fargo Commercial Distribution Finance, LLC under a $5,000 floor plan credit agreement, due in monthly installments, with interest-free periods, interest rate at three-month LIBOR plus 6.00% (8.80% and 8.31% at December 31, 2018 and September 30, 2019 respectively), matures January 1, 2020, secured by equipment and rental equipment inventory.	464	607

Variable rate note payable to Valley National Bank under a $5,000 floor plan credit agreement, interest and principal are due as units are sold, interest rate is the greater of 3.5% or one-month LIBOR plus 3.00%, (5.52% and 5.06% at December 31, 2018 and September 30, 2019 respectively), matures July 15, 2019 secured by equipment inventory and rental inventory.	4,744	3,264

Vendor promissory note of $671 payable to Red Iron Acceptance, variable interest rate at one-month LIBOR plus 9.00% to 21.9% due at maturity, no interest or principal payments until July 2014, then equal monthly installments through January 2020.	381	231

Variable rate note payable to TAKEUCHI under a $1,500 floor plan credit agreement interest free for first nine months, principal due earlier of 180 days of unit reaching 1,000 hours interest rate one-month LIBOR plus 6% (8.04% at September 30, 2019), maturity upon demand.	3,734	848

Total	$80,777	$66,246

The Company’s equipment financing is classified as a current liability as much of the collateralized equipment will be sold and the related loans paid in full prior to the final installment dates under the equipment financing agreements. Repayment is based on the liquidation of existing floor plan inventory. Interest expense for equipment financing amounted to approximately $2,815 and $2,024 for the periods ended September 30, 2019 and 2018, respectively. The weighted average interest rate in aggregate was 6.6% and 5.7% for the periods ended September 30, 2019 and 2018, respectively. The Company’s equipment financing notes contain certain covenants and provisions including debt to net worth requirements, tangible net worth requirements, EBIT to interest expense requirements and other covenants, all as defined in the related note agreements. As of the period ended September 30, 2019 and the year ended December 31, 2018, the Company was not in compliance with the Valley National Bank and Volvo covenants. The Company obtained a waiver for the Volvo covenants and is currently in negotiations with lenders to enter into a new agreement subsequent to the issuance of the financial statements. The equipment financing agreements each contain cross default provisions whereby if the Company is in default on one agreement they are considered in default on the other agreements.

Note 10 – Long-Term Debt

A summary of long-term debt as of September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018

Variable rate line of credit payable to Volvo Financial Services under a $7,000 credit agreement bearing interest at one-month LIBOR rate plus 7.00% (9.04% at September 30, 2019), monthly principal payments of $100 plus interest. Matured March 31, 2019.	$-	$615

Variable rate line of credit payable to Valley National Bank under a $10,000 credit agreement bearing interest at one-month LIBOR rate plus 3.00% with a 3.50% minimum (5.52% and 5.51% at December 31, 2018 and September 30, 2019 respectively), interest only due monthly. Matures June 30, 2020. Accounts receivable and inventory that serve as collateral was approximately $9,482, as of December 31, 2018.	9,150	9,225

Fixed rate term loan payable to 36th Street Capital bearing interest at 14.25%, with 24 equal monthly payments of $90. Matures December 12, 2019. Software license agreement serves as collateral.	264	1,002

PNC Equip Finance fixed rate loan which bears interest at 6.11% with 48 equal payments of $10. Matures on April 15, 2023.	385	-

Subordinated notes:
Fixed rate installment subordinated note payable to SABA Holding Company, a wholly-owned subsidiary of Volvo Construction Equipment North America, bearing interest at 1.00%, principal and interest payments due annually based on the profitability of the Company, secured by parts inventories, fixed assets and vehicles. Accrued interest is included in note balance. Matures March 2021.	555	555

Total	10,354	11,397
Less: Current portion	(9,513)	(10,842)

Long-term debt, less current portion	$841	$555

Interest expense on long term debt amounted to approximately $1,067 and $584 for the periods ended September 30, 2019 and 2018, respectively. The weighted average interest rate in aggregate was 6.3% and 6.3% for the period ended September 30, 2019 and the year ended December 31, 2018, respectively. The Company’s term loans and variable rate line of credit contain certain covenants and provisions including debt to net worth requirements, tangible net worth requirements, EBIT to interest expense requirements and other covenants, all as defined in the related loan agreements. As of December 31, 2018, the Company was not in compliance with the Valley National Bank and Volvo covenants. The Company obtained a waiver for the Volvo covenants and is currently in negotiations with lenders to enter into a new agreement subsequent to the issuance of the financial statements. The Volvo Financial Services variable rate line of credit contains cross default provisions whereby if the Company is in default on one agreement they are considered in default on the other agreements.

Notes payable as of September 30, 2019, mature as follows:

Amount

2020	$9,513
2021	-
2022	841

Total	$10,354

Note 11 – Related Parties

During 2009, two members of the Company each issued a subordinated note totaling $5,800 to the Company, each bearing fixed interest at 6.25%, with interest due monthly and principal due on demand. During 2011, the subordinated notes were amended to increase the fixed interest rate to 12.00% per year. Effective October 1, 2016 these notes were converted to preferred equity with voting right option which entitled the holder of the preferred units to receive an annual return of 12% on the stated value, payable quarterly in arrears. During 2017, one member of the Company advanced a total of $1,350, bearing fixed interest at 12%. On October 1, 2018, one member memorialized an agreement to advance the Company up to $2,500. During 2018, this member advanced an incremental $1,000, and the Company repaid $500 to the member. On October 1, 2018, another member of the Company signed an agreement to advance the Company up to $2,500 of which a total of $2,040 had been advanced, bearing fixed interest at 12%. As of September 30, 2019 and December 31, 2018, respectively, $300 and $3,904 was outstanding under these arrangements. Interest expense related to these subordinated notes and preferred equity totaled approximately $613 and $671 for the periods ended September 30, 2019 and 2018, respectively.

A shareholder in a law firm used by the Company for general legal services is the spouse of a member and officer of the Company. For the period ended September 30, 2019 and September 30, 2018, expenses incurred to this law firm related to legal services performed in the ordinary course of business were approximately $0 and $83, respectively. As of September 30, 2019 and December 31, 2018, amounts due to this law firm approximated $0 and $83, respectively.

Some of the members of the Company are shareholders of companies that lease office space to the Company on various terms which were terminated in December 2018 and March 2019. For both the period ended September 30, 2019 and the year ended December 31, 2018, rent expense in connection with these leased properties was approximately $99 and $841, respectively.

Additionally, one member is a guarantor on the $7,000 variable rate line of credit to Volvo Commercial Finance, LLC and is a guarantor on the $10,000 variable line of credit to Valley National Bank.

Note 12 – Members’ Equity (Deficit)

On June 5, 2008, each member entered into the Limited Liability Company Agreement of Holdings (“Agreement”) which contains member rights information, capitalization amounts, ownership percentages, covenants and liquidation preferences. One member receives guaranteed salaries for managing the Company. Capital calls are not required unless agreed to in writing by the members and approved by the board of directors.

Effective January 1, 2010, the Company amended and restated the Agreement (“Amended Agreement”). The Amended Agreement, among other things, created Class A, B and C Membership Units and automatically converted each member’s outstanding membership interest. No class of Membership Unit shall be liable for the obligations of any other class of Membership Units.

In connection with the Amended Agreement, the Company issued 5,963 Class C Membership Units to one member of the Company, of which 50% vested on December 31, 2010, with the remaining units vesting on December 31, 2011. These units are treated as profits interest within the meaning of the Internal Revenue Code, and as such, no amounts were credited to the capital accounts. During 2011, the Company issued 5,556 Class C Membership Units to each of two members of management. The units vest in one-third increments on each of the first three anniversary dates of the employees’ date of hire. There was no compensation expense associated with the issuance of the Class C Membership Units as the units had no value upon issuance. Class C Membership Units are transferrable once fully vested.

Effective October 1, 2016 the Company amended and restated the Amended Agreement (“Second Amended Agreement”). The Second Amended Agreement, among other things, created a class of Preferred Units whereas each Preferred Unit shall have a stated value of $100.

Under the terms of the Second Amended Agreement, only Class A and B Membership Units have voting privileges. The transferability of Class A and B Membership Units are restricted, even if fully vested. Under the terms of the Second Amended Agreement, allocations of profits, losses and distributions are in the following priorities:

●	Profits and Losses. Profits and losses are allocated in accordance with respective unit ownership percentages.

●	Distributions. Distributions will be made in the order of priority.

o	First, to each Preferred Member in proportion to its respective unrecovered Preferred Unit amount, until the unrecovered Preferred Unit amount with respect to each Preferred Member equals zero.

o	Second, to each Class A Member in proportion to its respective unrecovered Class A Membership Unit Amount until the unrecovered Class A Membership Unit Amount to each Class A Member equals zero;

o	Third, to each Class B Member in proportion to its respective unrecovered Class B Membership Unit Amount until the unrecovered Class B Membership Unit Amount to each Class B Member equals zero;

o	Fourth, the balance to the Members in accordance with their respective percentage interests.

Note 13 – Commitments and Contingencies

Leases-Real Property

The Company leases real property under one to 15-year non-cancelable operating leases with various terms expiring through 2028. Certain leases contain renewal options and escalation clauses, for which the related rent expense is accounted for on a straight-line basis during the terms of the respective leases. Rental expense under the leases was approximately $2,386 and $2,466 for the periods ended September 30, 2019 and 2018, respectively, and is included in selling, general and administrative expenses on the accompanying consolidated statements of operations. Minimum annual rental payments required for operating leases with initial or remaining non- cancelable lease terms greater than one year are as follows:

Amount

2020	$3,180
2021	3,123
2022	2,662
2023	2,662
2024	2,662
Thereafter	8,667

Total	$22,956

Leases-Personal Property and Vehicles

The Company leases office equipment and service vehicles under 3 to 5-year non-cancelable operating leases with various terms expiring through 2022. Rental expense under the leases was approximately $375 and $610 for the periods ended September 30, 2019 and 2018, respectively, and is included in selling, general and administrative expenses on the accompanying consolidated statements of operations. Minimum annual rental payments required for vehicle and office equipment leases with initial or remaining non-cancelable lease terms greater than one year are as follows:

Amount

2020	$402
2021	197
2022	64
2023	16
2024	9

Total	$688

Retirement Plans

The Company sponsors a 401(k) savings plan (“Savings Plan”) and may make discretionary matching and profit sharing contributions. for the period ended September 30, 2019 and the year ended December 31, 2018, the Company contributed 100% of an employee’s contribution up to the first 1% of an employee’s salary or wage plus 50% of the amount contributed between 1% and 6% of an employee’s salary or wage. Employees who have completed 90 days of service with the Company are eligible to participate. Contributions made to the Savings Plan and charged to expense amounted to approximately $335 and $254 for the periods ended September 30, 2019 and 2018, respectively.

Effective January 1, 2013, the Company established the FlaglerCE Holdings, LLC Supplemental Executive Retirement Plan (“SERP”) to provide a deferred compensation opportunity for a select group of employees. The cash surrender value of the underlying insurance instruments as of September 30, 2019 and December 31, 2018 recorded as other assets was approximately $55 and $98, respectively. Long-term deferred compensation of $868 and $815 is included in other liabilities on the accompanying consolidated balance sheets as of September 30, 2019 and December 31, 2018, respectively.

Litigation

The Company is party to various legal matters arising in the ordinary course of business. While it is not feasible to determine the outcome of these matters at this time, management does not believe that the ultimate conclusion of these matters will have a material adverse effect on the Company’s financial statements.

Note 14 – Concentration of Credit Risk

Financial instruments which potentially subject the Company to significant concentrations of credit risk consist principally of cash and receivables.

The Company maintains cash balances in financial institutions which are insured by the Federal Deposit Insurance Corporation up to $250. At times during the year, balances in these accounts exceeded the federally insured limits; however, the Company has not experienced any losses in such accounts.

No single customer accounted for more than 10% of the Company’s total sales and rental revenues for the period ended September 30, 2019 and the year ended December 31, 2018. No single customer accounted for more than 10% of outstanding receivables as of September 30, 2019 and December 31, 2018.

The Company’s principal supplier, Volvo, supplies substantially all of the Company’s equipment and parts inventories. Floor plan financing is used to purchase equipment from Volvo.

Note 15 – Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Members

FlaglerCE Holdings, LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of FlaglerCE Holdings, LLC (a Delaware limited liability company) and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in members’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FlaglerCE Holdings, LLC and Subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter regarding going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company’s floorplan and line of credit facilities have expired and are currently due on demand. Management’s evaluation of the events and conditions and management’s plans to mitigate these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Grant Thornton LLP

Tampa, Florida
May 22, 2019

FlaglerCE Holdings, LLC and Subsidiaries

Consolidated balance sheets

(Dollar amounts in thousands)

As of December 31,	2018	2017

Assets
Current assets:
Cash	$1,131	$1,991
Accounts receivable, less allowance for doubtful accounts of $782 and $777 as of December 31, 2018 and 2017, respectively	15,948	16,971
Inventories, net	34,411	10,234
Assets held for sale	583	32,278
Prepaid expenses	505	535

Total current assets	52,578	62,009

Rental equipment, net	36,464	44,184
Property and equipment, net	2,893	2,826
Other assets	98	648

Total assets	$92,033	$109,667

Liabilities and Members’ (deficit) equity
Current liabilities:
Accounts payable	$8,749	$10,833
Accrued expenses	4,715	5,238
Deferred gain on sale - leaseback	290	290
Equipment financing	66,246	52,828
Current portion of capital lease payable	137	127
Notes payable to related parties	3,904	1,308
Current portion of long-term debt	10,842	1,200
Liabilities held for sale	327	27,453

Total current liabilities	95,210	99,277

Other liabilities	3,330	3,903
Long-term portion of capital lease payable	243	390
Long-term debt, less current portion	555	11,167

Total liabilities	99,338	114,737

Commitments and contingencies (see Note 13)

Members’ (deficit) equity:
Members’ (deficit) equity	(7,305)	(5,070)

Total liabilities and members’ (deficit ) equity	$92,033	$109,667

The accompanying notes are an integral part of these consolidated financial statements.

FlaglerCE Holdings, LLC and Subsidiaries

Consolidated statements of operations

(Dollar amounts in thousands)

For the years ended December 31,	2018	2017

Revenue:
Equipment and parts sales	$115,864	$149,891
Rental revenue	14,006	18,102
Service revenue	15,613	13,512
Other revenue	1,637	1,762

Total revenue	147,120	183,267

Cost of revenue:
Cost of equipment and parts sales	99,481	134,484
Cost of rental revenue	11,735	14,915
Cost of service revenue	7,064	5,182

Total cost of sales and rentals	118,280	154,581

Gross profit	28,840	28,686

Selling, general and administrative expenses	23,147	26,326

Operating income	5,693	2,360

Other income (expense):
Other income	272	147
Interest expense	(4,373)	(5,356)
Gain on sale of property and equipment	290	290

Total other expense	(3,811)	(4,919)

Net income (loss) from continuing operations	1,882	(2,559)

Discontinued operations (see Note 2):
Loss from discontinued operations	(4,117)	(5,920)

Net loss	$(2,235)	$(8,479)

The accompanying notes are an integral part of these consolidated financial statements.

FlaglerCE Holdings, LLC and Subsidiaries

Consolidated statements of changes in members’ equity (deficit)

(Dollar amounts in thousands)

	Members’ Contributed Capital										Members’ Accumulated Equity (Deficit)

For the years ended December 31, 2018 and 2017	Preferred Units	Preferred Amounts	Class A Units	Class A Amounts	Class B Units	Class B Amounts	Class C Units	Class C Amounts	Total Members’ Units	Total Members’ Contributed Capital	Class A Amounts	Class B Amounts	Class C Amounts	Total Members’ Accumulated Deficit	Total Members’ Equity (Deficit)

Balance, December 31, 2016	58,000	$5,800	35,580	$3,915	49,403	$5,324	17,075	$-	102,058	$15,039	$(1,780)	$(9,850)	$-	$(11,630)	$3,409

Distributions	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Net income	-	-	-	-	-	-	-	-	-	-	(3,590)	(4,889)	-	(8,479)	(8,479)

Balance, December 31, 2017	58,000	5,800	35,580	3,915	49,403	5,324	17,075	-	102,058	15,039	(5,370)	(14,739)	-	(20,109)	(5,070)

Distributions	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	(936)	(1,299)	-	(2,235)	(2,235)

Balance, December 31, 2018	58,000	$5,800	35,580	$3,915	49,403	$5,324	17,075	$-	102,058	$15,039	$(6,306)	$(16,038)	$-	$(22,344)	$(7,305)

The accompanying notes are an integral part of these consolidated financial statements.

FlaglerCE Holdings, LLC and Subsidiaries

Consolidated statements of cash flows

(Dollar amounts in thousands)

For the years ended December 31,	2018	2017

Cash flows from operating activities:
Net income (loss) from continuing operations	$1,882	$(2,559)
Net loss from discontinued operations	(4,117)	(5,920)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization, not included in cost of sales and rentals	2,094	801
Depreciation of rental equipment, included in cost of sales and rentals	10,949	18,136
Depreciation of equipment inventory, included in cost of sales and rentals	-	102
Gain on sale - leaseback	(290)	(290)
Provision for uncollectible receivables	149	1,725
Changes in operating assets and liabilities:
Accounts receivable	9,775	3,435
Inventories, net	(14,528)	24,199
Prepaid expenses	204	367
Rental equipment	6,982	8,988
Other assets	550	(199)
Accounts payable	(6,889)	2,530
Accrued expenses	(2,360)	315
Deferred gain on sale - leaseback	-	(958)
Other liabilities	(283)	127
Cash flows related to floorplan equipment financing:
Borrowings on equipment financing	119,069	112,083
Payments on equipment financing	(125,072)	(166,400)

Net cash used in operating activities	(1,885)	(3,518)

Cash flows from investing activities:
Purchase of property and equipment	(925)	(1,177)

Net cash used in investing activities	(925)	(1,177)

Cash flows from financing activities:
Payments on debt	(5,262)	(1,375)
Borrowings on debt	5,688	1,367

Net cash provided by (used in) financing activities	426	(8)

Net change in cash	(2,384)	(4,703)

Cash, beginning of year	3,473	8,176

Cash, end of year	$1,089	$3,473

Summary of significant non-cash financing transactions:
Assets financed through capital lease	$-	$953

Supplemental disclosure of cash flow information:
Cash paid for interest	$5,776	$6,621

The accompanying notes are an integral part of these consolidated financial statements.

FlaglerCE Holdings, LLC and Subsidiaries

Notes to consolidated financial statements

(Dollar amounts in thousands)

Note 1 – Nature of Business

FlaglerCE Holdings, LLC (“Holdings”) is a limited liability company organized pursuant to the laws of the State of Delaware. Holdings owns two subsidiaries, Flagler Construction Equipment, LLC (“Flagler”) and FlagTermCo, LLC (“FlagTermCo”), formerly known as PennJersey Machinery, LLC (“PennJersey”). Holdings and Flagler are collectively referred to as the Company. As of December 31, 2018, the Company’s primary operating activities include sales, rental and service of heavy construction equipment. The Company conducts business in seven branches in Florida. The Company’s customers operate primarily in the construction, land development, mining and paving industries. Flagler operates under various construction equipment distributorships. These distributor agreements provide the Company with certain exclusive rights to sell the respective manufacturer’s equipment and parts, and perform authorized service within assigned territories, under varying terms, conditions, periods and renewal options. The Company’s principal distributorship agreements with Volvo Construction Equipment N.A. (“Volvo”) ended on March 31, 2019 and are now operating under month to month agreements. The Company is currently re-negotiating the renewal with Volvo and expects to renew their agreement subsequent to the issuance of these consolidated financial statements.

Note 2 – Discontinued Operations

On November 16, 2018, the Company sold substantially all of the assets comprising its PennJersey business for $18,687. As a result, the Company has discontinued reporting and classified the assets, liabilities, and operating results of PennJersey as discontinued operations. The remaining assets and liabilities are under the renamed entity, FlagTermCo. The accompanying consolidated balance sheets as of December 31, 2018 and 2017 and statements of operations for the years then ended, and the related notes to the consolidated financial statements reflect the classification of PennJersey as discontinued operations. Unless otherwise noted, the following notes refer to the Company’s continuing operations.

The following amounts represent the discontinued assets and liabilities of FlagTermCo and PennJersey as of December 31, 2018 and 2017, respectively:

As of December 31,	2018	2017

Assets
Current assets:
Cash	$(42)	$1,482
Accounts receivables, net	350	9,251
Inventories, net	215	9,864
Prepaid expenses	-	174
Total current assets	523	20,771
Rental equipment, net	60	10,271
Property and equipment, net	-	745
Other assets	-	491
Total assets	$583	$32,278

Liabilities
Current liabilities:
Accounts payable	$-	$4,805
Accrued expenses	-	1,837
Equipment financing	327	19,748
Current portion of capital lease payable	-	70
Total current liabilities	327	26,460
Long-term portion of capital lease payable	-	253
Long-term debt, less current portion	-	740
Total liabilities	$327	$27,453

The following represents the discontinued operations of FlagTermCo and PennJersey for the years ended December 31, 2018 and 2017, respectively:

For the years ended December 31,	2018	2017

Sales and rental revenue	$45,847	$73,059
Cost of sales and rentals	38,771	62,321
Gross profit	7,076	10,738

Selling, general and administrative expenses	10,526	15,068

Operating income	(3,450)	(4,330)

Other income (expense):
Other income	112	87
Interest expense	(779)	(1,677)
Total other expense	(667)	(1,590)

Net loss from discontinued operations	$(4,117)	$(5,920)

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s floor plan facilities with Volvo Financial Services, with an aggregate availability of $70,000, expired on March 31, 2019. Additionally, the Company’s floor plan and working capital line of credit with Valley National Bank with an aggregate availability of $5,000 and $10,000, respectively, expire July 15, 2019. The Company is in negotiations with lenders and expects to enter into new agreements subsequent to the date of issuance of these financial statements. There can be no assurance that the Company will be successful in its efforts to renew these facilities.

Note 4 – Summary of Significant Accounting Policies

Use of Estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Holdings and its wholly-owned subsidiaries Flagler and FlagTermCo. All intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Sales and rental revenue includes new and used equipment sales, equipment rentals, parts sales and service revenue. Equipment sales revenue is generally recognized when the equipment is shipped by the Company. Rental revenue is recognized ratably over the rental period. Parts sales and service revenue is recognized upon shipment or installation of the part or when the related service has been completed, respectively. The Company presents sales and other taxes collected from customers on a net basis.

On occasion, the Company may recognize a sale in advance of delivery or customer pick-up if the transaction meets all of the accounting requirements of a bill-and-hold sale. Such customers acknowledge in writing that they had ordered the inventory that the Company is storing on their behalf, that they have taken all risks of ownership and that the equipment will be delivered in no more than two months from the date of sale. During the years ended December 31, 2018 and 2017, sales of approximately $928 and $6,103, respectively, had been recognized in revenue for which delivery had not occurred as of December 31, 2018 and 2017, respectively.

Cash

Flagler has a lockbox account agreement with an equipment finance company that gives the equipment finance company a security interest in all funds received in the lockbox accounts. The equipment finance company can activate their control for all funds to be directed to them in the event of default of Flagler in regards to the credit facilities agreements. As of the date the consolidated financial statements were available to be issued, no such control had been exercised by the equipment finance company.

Accounts Receivable, Net

Accounts receivable are recorded at the invoiced amount, do not bear interest and are presented net of any allowances for doubtful accounts. Accounts receivable are generally due within 30 days; accounts outstanding longer than the contractual payment terms are considered past due. The Company regularly evaluates all accounts receivable for estimated losses of uncollectible accounts based on historical trends and future expectations. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable and is determined on a specific identification basis by a review of those accounts that are greater than 90 days in arrears. Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Accounts receivable also consist of warranty claims due from Volvo and other manufacturers. Additionally, the Company receives discounts/rebates on equipment from the manufacturer. These rebates are based on certain criteria established by the manufacturer and are specific to each model which are measured and reset on a calendar-year basis. Rebates received for previously sold units are applied to reduce the associated cost of sales. Rebates received for units still in inventory (held for sale and rental) reduce the original acquisition cost. The Company does not foresee any collectability concerns related to these amounts, and accordingly has not recorded any allowance related to these receivables.

Inventories

Inventories consist of equipment and parts held for sale and service work-in-process. Equipment inventory is valued at the lower of cost or net realizable value on a specific identification basis less accumulated depreciation. Prior to April 2017, parts inventory was valued at the lower of first-in, first-out cost or net realizable value.

Effective April 2017, parts inventory is valued at moving-average unit cost. There is no significant change in valuation from 2017 to 2018 due to the change in method. Service work-in-progress is valued at cost.

Substantially all equipment and rental inventory serves as collateral for the floor plan facility (see Note 9).

Rental Equipment

Rental equipment is available for both sale and rent. Rental agreements are generally month-to-month, which may be renewed by the customer, and may include purchase options that are generally at the fair market value of the equipment. Rental equipment is valued at the lower of cost or net realizable value determined on a specific identification basis, less a depreciation allowance for rental service. The depreciation is individually maintained by unit. Prior to September 30, 2017, the Company depreciated rental equipment using the straight-line method over a five-year estimated useful life with salvage values ranging from 0% to 20% of acquisition cost. Effective, October 1, 2017, the Company made a change in accounting estimate effected by a change in accounting principle related to the depreciation of rental equipment. Such equipment is now depreciated based on a percentage of rental revenue earned on the equipment.

Depreciating rental equipment allows for a normal profit margin on the subsequent sale of such equipment and Company management believes the depreciation methodology more accurately reflects the market value of the equipment fleet and eliminates the possibility of equipment cost being greater than market value due to under- utilization of the rental fleet.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Repairs and maintenance that do not extend the useful life of the asset are charged to expense in the year incurred. Depreciation and amortization of property and equipment is computed using the straight-line method over their useful lives. Leasehold improvements are amortized over the shorter of their useful lives or the lease terms.

Useful lives of property and equipment are as follows:

Years
Leasehold improvements	5-10
Office furniture, fixtures and equipment	2-7
Shop tools and equipment	3-9
Vehicles	2-10
Capitalized software	5

Gains or losses on the retirement, sale or disposition of property and equipment are reflected in the accompanying consolidated statements of operations in the year in which the assets are sold or deferred as appropriate.

Long-Lived Assets

The Company reviews the carrying value of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable through projected undiscounted future operating cash flows or appraised values. For the years ended December 31, 2018 and 2017, management believes that no impairment of long-lived assets exists.

Income Taxes

Holdings and Flagler were both created as LLCs and therefore do not record or pay any income taxes directly to any taxing authority. Instead, all income tax consequences of these LLCs flow through to each member at their respective share of taxable income or loss. Accordingly, no provision for income taxes is reflected in the accompanying consolidated financial statements.

The Company recognizes the financial statement impact of uncertain tax positions, if any, only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Increases or decreases to the unrecognized tax benefits could result from management’s belief that a position can or cannot be sustained upon examination based on subsequent information or potential lapse of the applicable statute of limitation for certain tax positions.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of January 1, 2017, December 31, 2017 and December 31, 2018, the Company had no provisions for uncertain tax positions or for interest or penalties related to uncertain tax positions. As of December 31, 2018, the Company’s open tax years for federal and state tax jurisdictions are from 2015 through 2018.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law. The Tax Reform Act significantly revised the U.S. corporate income tax by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018, while also repealing the deduction for domestic production activities and implementing a territorial tax system. The Company does not expect the Tax Reform Act to impact its financial results.

Shipping and Handling Costs

Shipping and handling costs related to the acquisition of equipment inventories and rental equipment are capitalized and are included in cost of sales and rentals when the related equipment is sold or rented. Parts acquisition shipping costs are charged to cost of sales. Subsequent shipping costs related to customer delivery, rental activity or inter-branch transfers for rentals are charged to cost of sales. Parts acquisition shipping costs totaled approximately $2,100 and $1,372 for the years ended December 31, 2018 and 2017, respectively. Any shipping and handling costs recovered from customers are recorded as revenues. Recovered shipping and handling costs recorded as revenues were approximately $1,637 and $1,762 for the years ended December 31, 2018 and 2017, respectively.

Fair Value of Financial Instruments

The Company adheres to accounting standards which provide guidance for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standards also establish a framework for measuring fair value and expand disclosures about fair value measurements.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s financial instruments include cash, receivables, accounts payable, accrued expenses, equipment financing and notes payable.

Cash, receivables, accounts payable, accrued expenses and equipment financing are recorded at historical cost which approximates fair value due to the short term nature of these financial instruments. The carrying value of the Company’s variable rate debt approximates fair value due to variability of the related interest rates. The fair value of the Company’s fixed rate notes payable is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders.

Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue from the transfer of goods or services to customers in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The updated standard permits the use of either a full retrospective or retrospective with cumulative effect transition method. The standard was delayed by ASU 2015-14. For nonpublic entities, the updated standard is effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company is evaluating the transition method and the impact of this updated standard on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) which changes the balance sheet presentation of leases. ASU 2016-02 requires that lessees recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease). The standard is effective for nonpublic entities beginning after December 15, 2020 and interim periods beginning the following year. Early adoption is permitted. The new standard allows two choices for transition – a modified retrospective transition, which will require application of the new guidance at the beginning of the earliest comparative period presented, or an alternative “current-period adjustment’ method, which requires application of the new guidance as of the effective date. The Company is evaluating the impact of this updated standard on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows Classification of Certain Cash Receipts and Cash Payments. This guidance addresses the following eight specific cash flow issues: Debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (including bank-owned life insurance policies); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. This guidance will be effective for fiscal years beginning after December 15, 2018 and interim periods with fiscal years beginning after December 15, 2019. The Company is evaluating the impact of this updated standard on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows Restricted Cash. This guidance addresses the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of- period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. This guidance will be effective for fiscal years beginning after December 15, 2018 and interim periods with fiscal years beginning after December 15, 2019. The Company is evaluating the impact of this updated standard on its consolidated financial statements.

The FASB issued guidance (ASU 2016-13) to replace the incurred loss model with an expected loss model, which is referred to as the current expected credit loss (“CECL”) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables, held to maturity securities, and debt securities. ASU 2016-13 is effective for the Company for annual periods beginning after December 15, 2021, including interim periods within those fiscal years. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted.

Note 5 – Accounts Receivable, Net

The activity in the allowance for doubtful accounts is as follows for the years ended December 31:

	2018	2017
Balance, beginning of year	$777	$548
Bad debt expense	363	767
Write offs, net of recoveries	(358)	(538)
Balance, end of year	$782	$777

Accounts receivable related to special price consideration incentive reimbursement programs with Volvo and other manufacturers totaled $236 and $403 as of December 31, 2018 and 2017, respectively. Write offs related to these programs are included in cost of sales and rentals on the accompanying consolidated statements of operations.

Note 6 – Inventories, Net

Inventories, net, consist of the following at December 31:

	2018	2017
Equipment inventories	$30,512	$7,502
Less: Accumulated depreciation	-	(617)
Equipment inventories, net	30,512	6,885
Parts, WIP, and other	3,899	3,349
Inventories, net	$34,411	$10,234

Included in cost of sales and rentals for the years ended December 31, 2018 and 2017 is depreciation expense on equipment inventories of approximately $0 and $94, respectively. As of October 1, 2017, the Company stopped depreciating inventories.

Note 7 – Rental Equipment

Rental equipment, net consists of the following at December 31:

	2018	2017
Rental equipment	$47,501	$54,858
Less: Accumulated depreciation for rental service	(11,037)	(10,674)
Rental equipment, net	$36,464	$44,184

Included in cost of sales and rentals for the years ended December 31, 2018 and 2017 is depreciation expense on rental equipment of approximately $9,405 and $13,150, respectively.

Note 8 – Property and Equipment, Net

Property and equipment, net consists of the following at December 31:

	2018	2017
Leasehold improvements	$1,417	$1,246
Office furniture, fixtures and equipment	1,818	1,736
Shop tools and equipment	1,597	1,399
Vehicles	1,384	821
Capitalized software	1,818	1,795
Total	8,034	6,997
Less: Accumulated depreciation and amortization	(5,141)	(4,171)
Property and equipment, net	$2,893	$2,826

Depreciation expense was approximately $969 and $635 for the years ended December 31, 2018 and 2017, respectively.

In August 2013, the Company entered into a sale-leaseback transaction with Store Capital (“STORE”) whereby the Company sold the property associated with three branches and Flagler leased back the Fort Myers, Davie and Tampa locations. The leases with STORE are classified as operating leases with initial terms of 15 years at a combined monthly rental rate of approximately $190. The leases include options for additional terms and provisions for rental adjustments. Net proceeds from the sale of the Fort Myers, Davie and Tampa locations were approximately $17,027 and the cost and related accumulated depreciation of the locations of approximately $14,429 and $1,754, respectively, were removed from the accompanying consolidated balance sheets at the time of the sale. The combined transaction resulted in a gain of approximately $4,352 with approximately $290 and $290 being recognized in 2018 and 2017, respectively, on the accompanying consolidated statements of operations. As of December 31, 2018 and December 31, 2017, approximately $290 and $290, respectively is deferred in deferred gain on sale - leaseback. As of December 31, 2018 and December 31, 2017 approximately $2,515 and $2,805, respectively is deferred in other liabilities on the accompanying consolidated balance sheets and will be recognized over the remaining lease terms.

Note 9 – Equipment Financing

Equipment financing consists of the following as of December 31:

	2018	2017
Variable rate note payable to Volvo Financial Services, LLC under a $70,000 floor plan credit agreement, due in monthly installments, with interest-free periods, interest rate at one-month LIBOR plus 5.65% (retail penetration less than 60%) or 5.40% (retail penetration greater than 60%). Interest rate was 7.92% at December 31, 2018. Note is secured by equipment and rental equipment inventory. Matured March 31, 2019.	$61,296	$46,841
Variable rate note payable to Wells Fargo Commercial Distribution Finance, LLC under a $5,000 floor plan credit agreement, due in monthly installments, with interest-free periods, interest rate at three-month LIBOR plus 6.00% (8.80% at December 31, 2018), matures January 1, 2020, secured by equipment and rental equipment inventory.	607	1,749
Variable rate note payable to 1st Source Bank under a $2,000 floor plan credit agreement guaranteed by Terex Financial Services, due in monthly installments, with interest-free periods, interest rates at 1.5% + the prime rate (7.00% at December 31, 2018), maturity upon demand, secured by equipment and rental inventory.	-	373
Variable rate note payable to Valley National Bank under a $5,000 floor plan credit agreement, interest and principal are due as units are sold, interest rate is the greater of 3.5% or one-month LIBOR plus 3.00%, (5.52% at December 31, 2018), matures July 15, 2019 secured by equipment inventory and rental inventory.	3,264	2,276
Variable rate note payable to U.S. Bank Equipment Finance under a $400 floor plan credit agreement, due in monthly installments, with interest-free periods, interest rate at 4.40%, maturity upon demand, secured by equipment and rental equipment inventory.	-	24
Vendor promissory note of $671 payable to Red Iron Acceptance, variable interest rate at one-month LIBOR plus 9.00% to 21.9% due at maturity, no interest or principal payments until July 2014, then equal monthly installments through January 2020.	231	494
Variable rate note payable to TAKEUCHI under a $1,500 floor plan credit agreement interest free for first nine months, principal due earlier of 180 days of unit reaching 1,000 hours interest rate one-month LIBOR plus 6% (8.52% at December 31, 2018), maturity upon demand.	848	1,071
Total	$66,246	$52,828

The Company’s equipment financing is classified as a current liability as much of the collateralized equipment will be sold and the related loans paid in full prior to the final installment dates under the equipment financing agreements. Repayment is based on the liquidation of existing floor plan inventory. Interest expense for equipment financing amounted to approximately $2,699 and $3,436 for the years ended December 31, 2018 and 2017, respectively. The weighted average interest rate in aggregate was 7.6% and 7.3% for the years ended December 31, 2018 and 2017, respectively. The Company’s equipment financing notes contain certain covenants and provisions including debt to net worth requirements, tangible net worth requirements, EBIT to interest expense requirements and other covenants, all as defined in the related note agreements. As of December 31, 2018 and 2017, the Company was not in compliance with the Valley National Bank and Volvo covenants. The Company obtained a waiver for the Volvo covenants and is currently in negotiations with lenders to enter into a new agreement subsequent to the issuance of the financial statements. The equipment financing agreements each contain cross default provisions whereby if the Company is in default on one agreement they are considered in default on the other agreements.

Note 10 – Long-Term Debt

A summary of long term-debt as of December 31, 2018 and 2017 is as follows:

	2018	2017
Variable rate line of credit payable to Volvo Financial Services under a $7,000 credit agreement bearing interest at one-month LIBOR rate plus 7.00% (9.52% at December 31, 2018), monthly principal payments of $100 plus interest. Matured March 31, 2019.	$615	$1,815
Variable rate line of credit payable to Valley National Bank under a $10,000 credit agreement bearing interest at one-month LIBOR rate plus 3.00% with a 3.50% minimum (5.52% at December 31, 2018), interest only due monthly. Matures July 15, 2019. Accounts receivable and inventory that serve as collateral was approximately $9,482, as of December 31, 2018.	9,225	9,997
Fixed rate term loan payable to 36th Street Capital bearing interest at 14.25%, with 24 equal monthly payments of $90. Matures December 12, 2019. Software license agreement serves as collateral.	1,002	-
Subordinated notes:
Fixed rate installment subordinated note payable to SABA Holding Company, a wholly-owned subsidiary of Volvo Construction Equipment North America, bearing interest at 1.00%, principal and interest payments due annually based on the profitability of the Company, secured by parts inventories, fixed assets and vehicles. Accrued interest is included in note balance. Matures March 2021.	555	555
Total	11,397	12,367
Less: Current portion	(10,842)	(1,200)
Long-term debt, less current portion	$555	$11,167

Interest expense on long term debt amounted to approximately $779 and $1,080 for the years ended December 31, 2018 and 2017, respectively. The weighted average interest rate in aggregate was 6.3% and 4.8% for the years ended December 31, 2018 and 2017, respectively. The Company’s term loans and variable rate line of credit contain certain covenants and provisions including debt to net worth requirements, tangible net worth requirements, EBIT to interest expense requirements and other covenants, all as defined in the related loan agreements. As of December 31, 2018, the Company was not in compliance with the Valley National Bank and Volvo covenants. The Company obtained a waiver for the Volvo covenants and is currently in negotiations with lenders to enter into a new agreement subsequent to the issuance of the financial statements. The Volvo Financial Services variable rate line of credit contains cross default provisions whereby if the Company is in default on one agreement they are considered in default on the other agreements.

Notes payable as of December 31, 2018, mature as follows:

Amount
2019	$10,842
2020	-
2021	555
Total	$11,397

Note 11 – Related Parties

During 2009, two members of the Company each issued a subordinated note totaling $5,800 to the Company, each bearing fixed interest at 6.25%, with interest due monthly and principal due on demand. During 2011, the subordinated notes were amended to increase the fixed interest rate to 12.00% per year. Effective October 1, 2016 these notes were converted to preferred equity with voting right option which entitled the holder of the preferred units to receive an annual return of 12% on the stated value, payable quarterly in arrears. During 2017, one member of the Company advanced a total of $1,350, bearing fixed interest at 12%. On October 1, 2018, one member memorialized an agreement to advance the Company up to $2,500. During 2018, this member advanced an incremental $1,000, and the Company repaid $500 to the member. On October 1, 2018, another member of the Company signed an agreement to advance the Company up to $2,500 of which a total of $2,040 had been advanced, bearing fixed interest at 12%. As of December 31, 2018 and 2017, respectively, $3,904 and $1,308 was outstanding under these arrangements. Interest expense related to these subordinated notes and preferred equity totaled approximately $895 and $840 for the years ended December 31, 2018 and 2017, respectively.

A shareholder in a law firm used by the Company for general legal services is the spouse of a member and officer of the Company. For the years ended December 31, 2018 and 2017, expenses incurred to this law firm related to legal services performed in the ordinary course of business were approximately $83 and $82, respectively. As of December 31, 2018 and 2017, amounts due to this law firm approximated $81 and $14, respectively.

Some of the members of the Company are shareholders of companies that lease office space to the Company on various terms which were terminated in December 2018 and March 2019. For both the years ended

December 31, 2018 and 2017, rent expense in connection with these leased properties was approximately $841 and $848, respectively. Minimum annual rental payments required for operating leases with lease terms greater than one year related to the leased properties above are $102 for the year ended December 31, 2019.

Some of the members of the Company are shareholders of companies that lease aircraft time to the Company on a month-to-month basis. This lease expired May 2017. For the years ended December 31, 2018 and 2017, rent expense in connection with this leased aircraft was approximately $0 and $200, respectively.

Additionally, one member is a guarantor on the $7,000 variable rate line of credit to Volvo Commercial Finance, LLC and is a guarantor on the $10,000 variable line of credit to Valley National Bank.

Note 12 – Members’ Equity (Deficit)

On June 5, 2008, each member entered into the Limited Liability Company Agreement of Holdings (“Agreement”) which contains member rights information, capitalization amounts, ownership percentages, covenants and liquidation preferences. One member receives guaranteed salaries for managing the Company. Capital calls are not required unless agreed to in writing by the members and approved by the board of directors.

Effective January 1, 2010, the Company amended and restated the Agreement (“Amended Agreement”). The Amended Agreement, among other things, created Class A, B and C Membership Units and automatically converted each member’s outstanding membership interest. No class of Membership Unit shall be liable for the obligations of any other class of Membership Units.

In connection with the Amended Agreement, the Company issued 5,963 Class C Membership Units to one member of the Company, of which 50% vested on December 31, 2010, with the remaining units vesting on December 31, 2011. These units are treated as profits interest within the meaning of the Internal Revenue Code, and as such, no amounts were credited to the capital accounts. During 2011, the Company issued 5,556 Class C Membership Units to each of two members of management. The units vest in one-third increments on each of the first three anniversary dates of the employees’ date of hire. There was no compensation expense associated with the issuance of the Class C Membership Units as the units had no value upon issuance. Class C Membership Units are transferrable once fully vested.

Effective October 1, 2016 the Company amended and restated the Amended Agreement (“Second Amended Agreement”). The Second Amended Agreement, among other things, created a class of Preferred Units whereas each Preferred Unit shall have a stated value of $100.

Under the terms of the Second Amended Agreement, only Class A and B Membership Units have voting privileges. The transferability of Class A and B Membership Units are restricted, even if fully vested. Under the terms of the Second Amended Agreement, allocations of profits, losses and distributions are in the following priorities:

●	Profits and Losses. Profits and losses are allocated in accordance with respective unit ownership percentages.

●	Distributions. Distributions will be made in the order of priority.

o	First, to each Preferred Member in proportion to its respective unrecovered Preferred Unit amount, until the unrecovered Preferred Unit amount with respect to each Preferred Member equals zero.

o	Second, to each Class A Member in proportion to its respective unrecovered Class A Membership Unit Amount until the unrecovered Class A Membership Unit Amount to each Class A Member equals zero;

o	Third, to each Class B Member in proportion to its respective unrecovered Class B Membership Unit Amount until the unrecovered Class B Membership Unit Amount to each Class B Member equals zero;

o	Fourth, the balance to the Members in accordance with their respective percentage interests.

Note 13 – Commitments and Contingencies

Leases-Real Property

The Company leases real property under one to 15-year non-cancelable operating leases with various terms expiring through 2028. Certain leases contain renewal options and escalation clauses, for which the related rent expense is accounted for on a straight-line basis during the terms of the respective leases. Rental expense under the leases was approximately $3,119 and $3,014 for the years ended December 31, 2018 and 2017, respectively, and is included in selling, general and administrative expenses on the accompanying consolidated statements of operations. Minimum annual rental payments required for operating leases with initial or remaining non- cancelable lease terms greater than one year are as follows:

Amount
2019	$3,088
2020	3,046
2021	3,016
2022	2,596
2023	2,596
Thereafter	11,022
Total	$25,364

Leases-Personal Property and Vehicles

The Company leases office equipment and service vehicles under 3 to 5-year non-cancelable operating leases with various terms expiring through 2022. Rental expense under the leases was approximately $922 and $861 for the years ended December 31, 2018 and 2017, respectively, and is included in selling, general and administrative expenses on the accompanying consolidated statements of operations. Minimum annual rental payments required for vehicle and office equipment leases with initial or remaining non-cancelable lease terms greater than one year are as follows:

Amount
2019	$623
2020	378
2021	178
2022	46
Total	$1,225

Retirement Plans

The Company sponsors a 401(k) savings plan (“Savings Plan”) and may make discretionary matching and profit sharing contributions. For the year ended December 31, 2018 and December 31, 2017, the Company contributed 100% of an employee’s contribution up to the first 1% of an employee’s salary or wage plus 50% of the amount contributed between 1% and 6% of an employee’s salary or wage. Employees who have completed 90 days of service with the Company are eligible to participate. Contributions made to the Savings Plan and charged to expense amounted to approximately $343 and $351 for the years ended December 31, 2018 and 2017, respectively.

Effective January 1, 2013, the Company established the FlaglerCE Holdings, LLC Supplemental Executive Retirement Plan (“SERP”) to provide a deferred compensation opportunity for a select group of employees. The cash surrender value of the underlying insurance instruments as of December 31, 2018 and 2017 recorded as other assets was approximately $98 and $647, respectively. Long-term deferred compensation of $815 and $1,098 is included in other liabilities on the accompanying consolidated balance sheets as of December 31, 2018 and 2017, respectively.

Litigation

The Company is party to various legal matters arising in the ordinary course of business. While it is not feasible to determine the outcome of these matters at this time, management does not believe that the ultimate conclusion of these matters will have a material adverse effect on the Company’s financial statements.

Note 14 – Concentration of Credit Risk

Financial instruments which potentially subject the Company to significant concentrations of credit risk consist principally of cash and receivables.

The Company maintains cash balances in financial institutions which are insured by the Federal Deposit Insurance Corporation up to $250. At times during the year, balances in these accounts exceeded the federally insured limits; however, the Company has not experienced any losses in such accounts.

No single customer accounted for more than 10% of the Company’s total sales and rental revenues for the years ended December 31, 2018 or 2017. No single customer accounted for more than 10% of outstanding receivables as of December 31, 2018 or 2017.

The Company’s principal supplier, Volvo, supplies substantially all of the Company’s equipment and parts inventories. Floor plan financing is used to purchase equipment from Volvo.

Note 15 – Subsequent Events

The Company has evaluated subsequent events through May 22, 2019, which is the date the financial statements were available to be issue. Effective February 19, 2019, a rights offering was issued in which two members agreed to purchase $7,500 of new Class A Units.

LIFTECH EQUIPMENT COMPANIES, INC.

Condensed Balance Sheets

September 30, 2019 and December 31, 2018

(Unaudited)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$8,859	9,735
Accounts receivable, net	5,228,870	6,982,315
Inventories, net	7,886,979	6,868,903
Due from affiliate	116,372	127,143
Prepaid and other current assets	456,269	518,244

Total current assets	13,697,349	14,506,340

Rental equipment, net	5,177,629	3,975,738
Property and equipment, net	1,334,475	1,282,148
Goodwill	730,721	730,721
Intangibles, net	382,500	424,416
Other assets	1,784,959	1,341,579

	$23,107,633	22,260,942

Liabilities and Stockholder’s Equity
Current liabilities:
Current portion of long-term debt	$695,647	728,368
Line of credit	11,279,926	10,034,569
Accounts payable	4,164,069	4,142,308
Accrued expenses and other liabilities	569,976	543,271
Deferred revenue and customer deposits	160,343	251,325

Total current liabilities	16,869,961	15,699,841

Other long-term liabilities	-	56,520
Long-term debt, net of current portion	2,577,601	3,069,296
Note payable - related party	780,000	780,000

Total liabilities	20,227,562	19,605,657

Stockholder’s equity:
Common stock, $0.10 par value; 20,000 shares authorized, 330 shares issued, 215.2 shares outstanding as of September 30, 2019 and December 31, 2018	33	33
Additional paid-in capital	611,365	611,365
Retained earnings	3,569,144	3,344,358
Less treasury stock at cost	(1,300,471)	(1,300,471)

Total stockholder’s equity	2,880,071	2,655,285

Total liabilities and stockholders’ equity	$23,107,633	22,260,942

See accompanying notes to condensed financial statements.

LIFTECH EQUIPMENT COMPANIES, INC.

Condensed Statements of Operations

Nine-month periods ended September 30, 2019 and 2018

(Unaudited)

	2019	2018
Revenues:
Net sales of tangible products	$21,091,329	20,746,516
Rental income	2,308,938	2,323,186
Service income and other	8,355,533	7,596,338

Total revenues	31,755,800	30,666,040

Cost of revenues:
Cost of tangible products	17,370,331	17,230,957
Cost of rentals	933,397	878,754
Cost of services and other	2,898,102	2,719,490

Total cost of revenues	21,201,830	20,829,201

Gross profit	10,553,970	9,836,839

Operating expenses:
Employee salaries and benefits	6,677,549	6,620,722
Other operating expenses	3,169,964	2,855,591

Total operating expenses	9,847,513	9,476,313

Operating income	706,457	360,526

Other income, net	251,110	82,133
Interest expense	(631,224)	(623,011)

Net income (loss)	$326,343	(180,352)

See accompanying notes to condensed financial statements.

LIFTECH EQUIPMENT COMPANIES, INC.

Condensed Statements of Changes in Stockholder’s Equity

Nine-month periods ended September 30, 2019 and 2018

(Unaudited)

		Additional			Total
	Common	paid-in	Retained	Treasury	stockholder’s
	stock	capital	earnings	stock	equity

Balance at January 1, 2018	$33	611,365	2,931,173	(1,300,471)	2,242,100

Net loss	-	-	(180,352)	-	(180,352)

Balance at September 30, 2018	$33	611,365	2,750,821	(1,300,471)	2,061,748

Balance at January 1, 2019	33	611,365	3,344,358	(1,300,471)	2,655,285

Net income	-	-	326,343	-	326,343

Stockholder dividends	-	-	(101,557)	-	(101,557)

Balance at September 30, 2019	$33	611,365	3,569,144	(1,300,471)	2,880,071

See accompanying notes to condensed financial statements.

LIFTECH EQUIPMENT COMPANIES, INC.

Condensed Statements of Cash Flows

Nine-month periods ended September 30, 2019 and 2018

(Unaudited)

	2019	2018
Cash flows from operating activities:
Net income (loss)	$326,343	(180,352)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	310,213	346,627
Interest expense from amortization of debt issuance costs	32,080	-
Change in provision for doubtful accounts	55,825	(54,920)
Reserve for inventories	83,000	23,366
Valuation charge offs - rental equipment	857,810	811,270
Gain on sale of equipment	(15,282)	(13,131)
Gain on sale of rental equipment	(359,563)	(293,003)
Changes in operating assets and liabilities:
Accounts receivable, net	1,697,893	1,909,417
Inventories, net	(1,101,076)	(753,282)
Due from affiliate	10,771	(63,716)
Prepaid and other current assets	61,975	(60,780)
Other assets	(389,898)	(123,768)
Accounts payable	21,488	21,574
Accrued expenses and other liabilities	(29,815)	(321,987)
Deferred revenue and customer deposits	(90,982)	(12,125)

Net cash provided by operating activities	1,470,782	1,235,190

Cash flows from investing activities:
Purchase of property and equipment	(321,740)	(112,823)
Purchase of rental equipment	(2,650,443)	(2,732,113)
Proceeds from sale of equipment	16,398	24,174
Proceeds from sale of rental equipment	950,305	1,723,107
Change in other assets	(53,482)	(54,770)

Net cash used in investing activities	(2,058,962)	(1,152,425)

Cash flows from financing activities:
Proceeds from (payments on) line of credit, net	1,245,357	(2,045,245)
Proceeds from long-term debt	-	2,500,000
Payments on long-term debt	(556,496)	(466,226)
Payment of debt issuance costs	-	(69,034)
Stockholder dividends	(101,557)	-

Net cash provided by (used in) financing activities	587,304	(80,505)

Net increase (decrease) in cash and cash equivalents	(876)	2,260

Cash and cash equivalents at beginning of period	9,735	6,102

Cash and cash equivalents at end of period	$8,859	8,362

See accompanying notes to condensed financial statements.

LIFTECH EQUIPMENT COMPANIES, INC.

Notes to Condensed Financial Statements

Nine-month periods ended September 30, 2019 and 2018

(Unaudited)

(1)	Organization and Nature of Operations

Liftech Equipment Companies, Inc. (Company) is engaged in the sales, rental and servicing of industrial lift trucks, construction equipment and industrial cleaning systems. The Company’s primary market area is Upstate New York, Vermont and Massachusetts. The Company is an authorized dealer of Hyster Company, Yale Materials Handling Corporation (Yale), JCB, Inc., Trackmobile, Inc. and Doosan Portable Power for the sale and service of each company’s products, respectively.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying unaudited interim condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted. In the opinion of management, all adjustments (consisting of all normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019, and therefore, the results and trends in these interim condensed consolidated financial statements may not be the same for the entire year. These interim condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and related notes for the year ended December 31, 2018, from which the balance sheet amounts as of December 31, 2018 were derived.

(b)	Use of Estimates

The preparation of condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)	Summary of Significant Accounting Policies, Continued

(c)	New Accounting Pronouncements Issued but Not yet Adopted

Contracts with Customers (Topic 606)

In May 2014 the Financial Accounting Standards Board (FASB) issued a new accounting standard, Accounting Standard Codification No. 606, Revenue from Contracts with Customers (Topic 606), which specifies how and when to recognize revenue as well as providing informative, relevant disclosures related to the nature, amount, timing, and uncertainty of revenues from contracts with customers. In August 2015 the FASB deferred the effective date of this standard by one year, which becomes effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Topic 606 permits companies to adopt either retrospectively to each prior reporting period presented (full retrospective method) or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (modified retrospective method). The Company will adopt Topic 606 on January 1, 2019 under the modified retrospective method. As permitted under the transition rules, the Company will apply Topic 606 only to contracts not completed at January 1, 2019, which represents contracts for which all of the revenues have not been recognized in accordance with the Company’s historical revenue recognition as of the date of adoption. Given that immaterial change in the timing or amount of revenue recognized is anticipated under the new standard, the Company does not feel that the comparability of the financial information will be compromised with the cumulative effect adoption of the new standard.

Upon adoption of Topic 606 on January 1, 2019, we will continue to recognize revenue in accordance with two different accounting standards: 1) Topic 606 and 2) Topic 840, which is the lease standard we followed for the year ended December 31, 2018 and will follow for the year ended December 31, 2019. As discussed below, we expect to adopt Topic 842, an update to Topic 840, when it becomes effective on January 1, 2020 and have tentatively concluded that it will not have a significant impact on our revenue accounting.

Based upon its evaluation to date, including the application of Topic 606’s five-step model, and the review of its current accounting policies and practices to the recognition of revenue, the Company expects that its performance obligations under Topic 606 will be generally be consistent with its deliverables or units of accounting under the Company’s historical revenue recognition. Further, under Topic 606, revenue is recognized at the point of transfer of control of the goods or services to the customer. This could result in a change in the timing of the Company’s revenue recognition, though no material impact is expected.

(2)	Summary of Significant Accounting Policies, Continued

(c)	New Accounting Pronouncements Issued but Not yet Adopted, Continued

Contracts with Customers (Topic 606), Continued

Based on the assessment regarding timing of transfer of control, the Company has determined that the timing of revenue recognition under Topic 606 would continue to be at a point-in-time upon transfer of control for its equipment and parts sales, which is consistent with its historical revenue recognition and occurs at the time of passage of title and risk of loss to the customer. In addition, the Company has determined that the timing of revenue recognition for its warranty, service, and maintenance contracts under Topic 606 would continue to be recognized over time in proportion to the costs expected to be incurred in performing the services under the contract.

The Company expects that the adoption of Topic 606 will result in changes to contract acquisition costs related to sales commissions and expects to capitalize and amortize certain sales commissions over the expected customer life rather than expensing them as incurred.

The expected impact of the Company’s adoption of Topic 606 represents management’s best estimate at the time of the preparation of this report and is subject to the completion of the Company’s implementation of the adoption of Topic 606 for the year ending December 31, 2019.

The Company will elect certain practical expedients and make certain policy elections as permitted under Topic 606 as follows:

-	Make the accounting policy election to exclude sales and similar taxes from the transaction price.

-	Adopt the practical expedient to expense the costs to obtain a contract upon incurrence of the liability if the amortization period is one year or less.

-	Make the accounting policy election to treat shipping and handling costs that occur after control transfers as fulfillment activities instead of assessing such activities as performance obligations

-	Make the accounting policy election to not assess promised goods or services as performance obligations if they are immaterial in the context of the contract with the customer.

(2)	Summary of Significant Accounting Policies, Continued

(c)	New Accounting Pronouncements Issued but Not yet Adopted, Continued

Contracts with Customers (Topic 606), Continued

The Company does expect that the adoption of Topic 606 will result in additional disclosures including those related to the disaggregation of revenue by market and product type, additional information with respect to the Company’s performance obligations, and the significant judgments required by the Company to comply with Topic 606. In addition, under the modified retrospective method, the Company will be required to disclose for the first year subsequent to adoption any significant revenue recognition differences under Topic 606 from what would have been recorded by the Company had historical revenue recognition guidance continued to be in effect for 2019. The Company will also be required to disclose the amount of each account impacted as a result of the adoption of Topic 606 and what that amount would have been under historical revenue recognition guidance during 2019.

The Company continues to update and enhance its internal controls related to revenue recognition under Topic 606 for changes to the Company’s internal controls over financial reporting and financial statement disclosure controls related to the adoption of Topic 606 and in particular with respect to the added financial statement disclosures that will be required.

Leases (Topic 842)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) that replaces the existing leasing guidance. Topic 842 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This guidance also expands the requirements for lessees to record leases embedded in other arrangements and the required quantitative and qualitative disclosures surrounding leases. Accounting guidance for lessors is largely unchanged.

The Company is still, however, assessing the impact Topic 842 will have on future revenues. The new accounting standard is effective for the annual reporting period beginning January 1, 2021 and the interim reporting periods beginning January 1, 2022. Early adoption is permitted. Management is currently assessing the impact the adoption of this standard will have on the Company’s financial statements as well as the available transition methods.

(2)	Summary of Significant Accounting Policies, Continued

(c)	New Accounting Pronouncements Issued but Not yet Adopted, Continued

Financial Instruments - Credit Losses (Topic 326)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This standard prescribes an impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses, which is intended to result in the more timely recognition of losses. Under the CECL model, entities will estimate credit losses over the entire contractual term of the instrument from the date of initial recognition of the financial instrument.

Measurement of expected credit losses are to be based on relevant forecasts that affect collectability. The scope of financial assets within the CECL methodology is broad and includes trade receivables from certain revenue transactions and certain off-balance sheet credit exposures. Different components of the guidance require modified retrospective or prospective adoption. ASU 2016-13 is effective for the annual reporting period beginning on or after December 15, 2021. We believe ASU 2016-13 will only have applicability to our receivables from revenue transactions, or trade receivables, except those arising from our rental revenues as ASU 2016-13 does not apply to receivables arising from operating leases. We are currently evaluating whether the new guidance, while limited to our non-operating lease trade receivables, will have an impact on our financial statements or existing internal controls.

Intangibles - Goodwill and Other (Topic 350)

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment, requiring an entity to no longer perform a hypothetical purchase price allocation to measure goodwill impairment. Instead, impairment will be measured using the difference between the carrying amount and the fair value of the reporting unit. This standard is effective for annual and interim periods beginning after December 15, 2021. Entities may early adopt the guidance for goodwill impairment tests with measurement dates after January 1, 2017. We have not determined an adoption date and are currently assessing the impact the adoption of this standard will have on the Company’s financial statements.

(3)	Inventories

Inventories consist of the following:

	September 30, 2019	December 31, 2018

Lift trucks and construction equipment	$6,223,861	5,103,723
Parts	2,054,951	2,097,219
Other inventory	89,702	66,496
	8,368,514	7,267,438
Less reserves	(481,535)	(398,535)

	$7,886,979	6,868,903

(4)	Rental Equipment

Rental equipment is summarized as follows:

	September 30, 2019	December 31, 2018

Rental equipment	$8,154,333	6,247,710
Less accumulated valuation charge off	(2,976,704)	(2,271,972)

	$5,177,629	3,975,738

Rental valuation charge off amounted to approximately $858,000 and $811,000 for the nine-month periods ended September 30, 2019 and 2018, respectively.

(5)	Property and Equipment

Property and equipment is summarized as follows:

	September 30, 2019	December 31, 2018

Office furnishings and equipment	$2,505,446	2,453,719
Trucks and automobiles	2,004,321	1,829,518
Warehouse equipment	808,137	745,981
Leasehold improvements	1,273,109	1,262,386
Construction in progress	57,611	57,611
	6,648,624	6,349,215
Less accumulated depreciation and amortization	(5,314,149)	(5,067,067)

	$1,334,475	1,282,148

Depreciation and amortization expense amounted to $268,297 and $303,377 for the nine-month periods ending September 30, 2019 and 2018, respectively.

(6)	Subsequent Events

On October 2, 2019 the sole shareholder of the Company entered into a letter of intent with Nitco, LLC, a wholly owned subsidiary of Alta Equipment Holdings, Inc. for the sale of substantially all of the Company’s net assets.

Report of Independent Certified Public Accountants

The Stockholder

Liftech Equipment Companies, Inc.:

We have audited the accompanying financial statements of Liftech Equipment Companies, Inc., which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholder’s equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liftech Equipment Companies, Inc. as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Fust Charles Chambers LLP

Syracuse, New York

November 27, 2019

LIFTECH EQUIPMENT COMPANIES, INC.

Balance Sheets

December 31, 2018 and 2017

	2018	2017

Assets

Current assets:
Cash and cash equivalents	$9,735	6,102
Accounts receivable, less allowance for doubtful accounts of $41,512 and $85,000 in 2018 and 2017, respectively	6,982,315	6,852,180
Inventories, net	6,868,903	7,313,868
Due from affiliate	127,143	65,931
Prepaid and other current assets	518,244	590,487

Total current assets	14,506,340	14,828,568

Rental equipment, net	3,975,738	4,177,151
Property and equipment, net	1,282,148	1,580,515
Goodwill	730,721	730,721
Intangibles, net	424,416	482,083
Other assets	1,341,579	769,403

	$22,260,942	22,568,441

Liabilities and Stockholder’s Equity

Current liabilities:
Current portion of long-term debt	$728,368	321,926
Line of credit	10,034,569	11,742,255
Accounts payable	4,142,308	4,839,252
Accrued expenses and other liabilities	543,271	829,188
Deferred revenue and customer deposits	251,325	70,979

Total current liabilities	15,699,841	17,803,600

Other long-term liabilities	56,520	85,926
Long-term debt, net of current portion	3,069,296	1,436,815
Note payable - related party	780,000	1,000,000

Total liabilities	19,605,657	20,326,341

Commitments and contingencies (notes 13 and 14)

Stockholder’s equity:
Common stock, $0.10 par value; 20,000 shares authorized, 330 shares issued, 215.2 shares outstanding as of December 31, 2018 and 2017	33	33
Additional paid-in capital	611,365	611,365
Retained earnings	3,344,358	2,931,173
Less treasury stock at cost, 114.8 shares as of December 31, 2018 and 2017	(1,300,471)	(1,300,471)

Total stockholder’s equity	2,655,285	2,242,100

Total liabilities and stockholders’ equity	$22,260,942	22,568,441

See accompanying notes to financial statements.

LIFTECH EQUIPMENT COMPANIES, INC.

Statements of Operations

Years ended December 31, 2018 and 2017

	2018	2017
Revenues:
Net sales of tangible products	$31,387,615	29,935,477
Rental income	3,155,954	3,011,818
Service income and other	10,459,191	9,927,929

Total revenues	45,002,760	42,875,224

Costs of revenues:
Cost of tangible products	26,370,739	24,937,371
Cost of rentals	1,198,312	1,404,717
Cost of services and other	3,664,453	3,590,879

Total cost of revenues	31,233,504	29,932,967

Gross profit	13,769,256	12,942,257

Operating expenses:
Employee salaries and benefits	8,985,932	8,635,979
Other operating expenses	3,658,032	3,636,782

Total operating expenses	12,643,964	12,272,761

Operating income	1,125,292	669,496

Other income, net	125,164	309,015
Interest expense	(837,271)	(712,893)

Net income	$413,185	265,618

See accompanying notes to financial statements.

LIFTECH EQUIPMENT COMPANIES, INC.

Statements of Changes in Stockholder’s Equity

Years ended December 31, 2018 and 2017

		Additional			Total
	Common	paid-in	Retained	Treasury	stockholder’s
	stock	capital	earnings	stock	equity

Balance at December 31, 2016	$33	611,365	2,874,951	(1,300,471)	2,185,878

Net income	-	-	265,618	-	265,618

Stockholder dividends	-	-	(209,396)	-	(209,396)

Balance at December 31, 2017	33	611,365	2,931,173	(1,300,471)	2,242,100

Net income	-	-	413,185	-	413,185

Balance at December 31, 2018	$33	611,365	3,344,358	(1,300,471)	2,655,285

See accompanying notes to financial statements.

LIFTECH EQUIPMENT COMPANIES, INC.

Statements of Cash Flows

Years ended December 31, 2018 and 2017

	2018	2017
Cash flows from operating activities:
Net income	$413,185	265,618
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	474,512	587,220
Interest expense from amortization of debt issuance costs	10,693	-
Change in provision for doubtful accounts	(43,488)	10,000
Reserve for inventories	833	15,066
Valuation charge offs - rental equipment	1,100,014	1,285,639
Gain on sale of equipment	(22,538)	(94,733)
Gain on sale of rental equipment	(584,609)	(637,670)
Changes in operating assets and liabilities, net of acquisition of business:
Accounts receivable, net	(86,647)	(1,000,636)
Inventories, net	444,132	(41,371)
Due from affiliate	(61,212)	78,180
Prepaid and other current assets	72,243	(144,791)
Other assets	(507,412)	(508,549)
Accounts payable	(446,944)	1,484,958
Accrued expenses and other liabilities	(315,323)	29,129
Deferred revenue and customer deposits	180,346	15,540

Net cash provided by operating activities	627,785	1,343,600

Cash flows from investing activities:
Purchase of property and equipment	(133,216)	(223,415)
Purchase of rental equipment	(2,400,628)	(2,730,659)
Proceeds from sale of equipment	37,276	108,039
Proceeds from sale of rental equipment	2,086,636	2,272,118
Change in other assets	(64,764)	(57,922)
Acquisition of business	-	(445,967)

Net cash used in investing activities	(474,696)	(1,077,806)

Cash flows from financing activities:
Checks issued in excess of bank balance	(250,000)	(5,000)
Proceeds (payments) from short-term borrowings, net	(1,707,686)	350,365
Proceeds from long-term debt	2,500,000	-
Payments on long-term debt	(386,224)	(410,488)
Payments on note payable - related party	(220,000)	-
Payment of debt issuance costs	(85,546)	-
Stockholder dividends	-	(209,396)

Net cash used in financing activities	(149,456)	(274,519)

Net increase (decrease) in cash and cash equivalents	3,633	(8,725)

Cash and cash equivalents at beginning of year	6,102	14,827

Cash and cash equivalents at end of year	$9,735	6,102

See accompanying notes to financial statements.

LIFTECH EQUIPMENT COMPANIES, INC.

Notes to Financial Statements

December 31, 2018 and 2017

(1)	Summary of Significant Accounting Policies

(a)	Nature of Operations

Liftech Equipment Companies, Inc. (Company) is engaged in the sales, rental and servicing of industrial lift trucks, construction equipment and industrial cleaning systems. The Company’s primary market area is Upstate New York, Vermont and Massachusetts. The Company is an authorized dealer of Hyster Company, Yale Materials Handling Corporation (Yale), JCB, Inc., Trackmobile, Inc. and Doosan Portable Power for the sale and service of each company’s products, respectively.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)	Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with original maturities of three months or less when purchased.

(d)	Revenue Recognition

Revenue from the sale of new and used equipment and parts is recognized at the time of delivery to, or pick-up by, the customer and when all obligations under the sales contract have been fulfilled, risk of ownership has been transferred, and collectibility is reasonably assured. Revenue from service sales is recognized upon completion of the service. Revenue from warranty, service, and maintenance contracts is recognized over the contract period in proportion to the costs expected to be incurred in performing services under the contract, typically three to five years. Revenue recognized from rental equipment is more fully described in note 1(g).

(1)	Summary of Significant Accounting Policies, Continued

(e)	Accounts Receivable

Accounts receivable are recorded as invoices are rendered for goods delivered and services performed or, where applicable, in accordance with contract terms.

The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for doubtful accounts charged to earnings. Doubtful accounts are charged against the allowance when management believes the uncollectibility of a receivable balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for doubtful accounts is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the receivables in light of historical experience, the nature and volume of the receivables, adverse situations that may affect the customer’s ability to pay and prevailing economic conditions. Actual collections of accounts receivable could differ from management’s estimates.

(f)	Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined by specific identification for equipment and a weighted-average method for parts. Net realizable value is the estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal, and transportation.

(g)	Rental Equipment

The Company also holds for sale its rental fleet. Gains and losses from the sale of rental equipment are recorded in net sales and costs of tangible products. Income from equipment rentals is recognized ratably over the term of the agreement. The Company charges cost of rentals with valuation charge offs that permit the rental fleet to closely approximate used equipment prices. This method of valuation results in the fleet being valued at approximately the same amounts as would have been calculated had a combination of straight line and/or accelerated depreciation methods been utilized with estimated useful lives of five years.

(1)	Summary of Significant Accounting Policies, Continued

(h)	Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method at rates adequate to depreciate the cost of the various classes of assets over their following estimated service lives:

Leasehold improvements	39 years
Trucks and automobiles	3 - 10 years
Warehouse equipment	5 - 10 years
Office furnishings and equipment	5 - 20 years

(i)	Intangible Assets

Intangible assets with a finite life consist of customer relationships and non-compete agreements, and are carried at cost less accumulated amortization. The Company amortizes the cost of identified intangible assets on a straight-line basis over the expected period of benefit. The estimated useful lives of the definite lived intangible assets are as follows:

Customer relationships	10 years
Non-compete agreements	1 - 3 years

(j)	Goodwill

Goodwill represents the excess of the aggregate purchase price over the fair value of net assets acquired. In accordance with the Intangibles - Goodwill and Other Topic of the FASB ASC, goodwill is not subject to amortization. The Company evaluates goodwill for impairment on an annual basis or more frequently if circumstances indicate a potential impairment. Fair value is determined through various valuation techniques including discounted cash flow models and third-party independent appraisals, as considered necessary. If it is determined that an impairment has occurred, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its estimated fair value.

No impairment of goodwill was recognized for the years ended December 31, 2018 and 2017.

(1)	Summary of Significant Accounting Policies, Continued

(k)	Investments in Insurance Captives

The Company’s investments in the insurance captives are recorded on the cost method.

(l)	Debt Issuance Costs

The Company capitalizes costs associated with obtaining credit facilities and amortizes the costs over the life of the related debt obligation using a method approximating the effective interest method. Amortization of debt issuance costs for the year ended December 31, 2018 amounted to $10,693 and is included interest expense in the accompanying statements of operations. There was no amortization of debt issuance costs in 2017. Amortization expense for debt issuance costs are expected to be $42,773 in 2019 and $32,080 in 2020.

(m)	Checks Issued in Excess of Bank Balance

In the ordinary course of business the Company issues checks in excess of its available bank funds. On a daily basis the Company either borrows funds to cover the excess of checks presented over deposits clearing or applies excess available funds to pay down its outstanding borrowings. Included in accounts payable is $110,000 and $360,000 of checks issued in excess of available funds at December 31, 2018 and 2017, respectively.

(n)	Income Taxes

The Company elected to be taxed as an S corporation for federal and state tax purposes. Under the provisions of Subchapter S of the Internal Revenue Code, the Company generally is not liable for income taxes on its taxable earnings. Earnings from the Company are included on the individual stockholder’s income tax returns.

The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for federal and state income taxes.

The tax years open to examination by federal and state taxing authorities are 2015 through 2018.

(o)	Freight Expense

Freight costs, which are costs incurred to deliver equipment or ship parts are included in costs of revenues in the accompanying statements of operations.

(1)	Summary of Significant Accounting Policies, Continued

(p)	Advertising Costs

Advertising costs are expensed as incurred and amounted to approximately $314,000 and $300,000 in 2018 and 2017, respectively.

(q)	Sales Tax Collected

Sales taxes collected from customers and remitted to various governmental agencies are presented on a net basis (excluded from revenues) in the Company’s statements of operations.

(r)	Fair Value of Financial Instruments

Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The FASB fair value measurement guidance established a fair value hierarchy that prioritizes the inputs used to measure fair value. The three broad levels of the fair value hierarchy are as follows:

‒	Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities

‒	Level 2 - Quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly

‒	Level 3 - Unobservable inputs for which little or no market data exists, therefore requiring a company to develop its own assumptions

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The Company estimates that the fair values of all financial instruments do not differ materiality from the aggregate carrying values of its financial instruments and can be measured with level 1 inputs.

(1)	Summary of Significant Accounting Policies, Continued

(s)	Business Combinations

The assets acquired, liabilities assumed, and contingent purchase consideration are recorded at fair value on the acquisition date. These estimates are inherently uncertain and are subject to refinement. Management develops estimates based on assumptions as part of the purchase price allocation process to value the assets acquired and liabilities assumed as of the business combination date. As a result, during the preliminary purchase price measurement period, which may be up to one year from the business combination date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. After the preliminary purchase price measurement period, the Company will record adjustments to the assets acquired or liabilities assumed in operating expenses in the period in which the adjustments were determined.

(t)	New Accounting Pronouncements Issued but Not yet Adopted

Contracts with Customers (Topic 606)

In May 2014 the Financial Accounting Standards Board (FASB) issued a new accounting standard, Accounting Standard Codification No. 606, Revenue from Contracts with Customers (Topic 606), which specifies how and when to recognize revenue as well as providing informative, relevant disclosures related to the nature, amount, timing, and uncertainty of revenues from contracts with customers. In August 2015 the FASB deferred the effective date of this standard by one year, which becomes effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Topic 606 permits companies to adopt either retrospectively to each prior reporting period presented (full retrospective method) or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (modified retrospective method). The Company will adopt Topic 606 on January 1, 2019 under the modified retrospective method. As permitted under the transition rules, the Company will apply Topic 606 only to contracts not completed at January 1, 2019, which represents contracts for which all of the revenues have not been recognized in accordance with the Company’s historical revenue recognition as of the date of adoption. Given that immaterial change in the timing or amount of revenue recognized is anticipated under the new standard, the Company does not feel that the comparability of the financial information will be compromised with the cumulative effect adoption of the new standard.

Upon adoption of Topic 606 on January 1, 2019, we will continue to recognize revenue in accordance with two different accounting standards: 1) Topic 606 and 2) Topic 840, which is the lease standard we followed for the year ended December 31, 2018 and will follow for the year ended December 31, 2019. As discussed below, we expect to adopt Topic 842, an update to Topic 840, when it becomes effective on January 1, 2020 and have tentatively concluded that it will not have a significant impact on our revenue accounting.

(1)	Summary of Significant Accounting Policies, Continued

(t)	New Accounting Pronouncements Issued but Not yet Adopted, Continued

Contracts with Customers (Topic 606), Continued

Based upon its evaluation to date, including the application of Topic 606’s five-step model, and the review of its current accounting policies and practices to the recognition of revenue, the Company expects that its performance obligations under Topic 606 will be generally be consistent with its deliverables or units of accounting under the Company’s historical revenue recognition. Further, under Topic 606, revenue is recognized at the point of transfer of control of the goods or services to the customer. This could result in a change in the timing of the Company’s revenue recognition, though no material impact is expected.

Based on the assessment regarding timing of transfer of control, the Company has determined that the timing of revenue recognition under Topic 606 would continue to be at a point-in-time upon transfer of control for its equipment and parts sales, which is consistent with its historical revenue recognition and occurs at the time of passage of title and risk of loss to the customer. In addition, the Company has determined that the timing of revenue recognition for its warranty, service, and maintenance contracts under Topic 606 would continue to be recognized over time in proportion to the costs expected to be incurred in performing the services under the contract.

The Company expects that the adoption of Topic 606 will result in changes to contract acquisition costs related to sales commissions and expects to capitalize and amortize certain sales commissions over the expected customer life rather than expensing them as incurred.

The expected impact of the Company’s adoption of Topic 606 represents management’s best estimate at the time of the preparation of this report and is subject to the completion of the Company’s implementation of the adoption of Topic 606 for the year ending December 31, 2019.

(1)	Summary of Significant Accounting Policies, Continued

(t)	New Accounting Pronouncements Issued but Not yet Adopted, Continued

Contracts with Customers (Topic 606), Continued

The Company will elect certain practical expedients and make certain policy elections as permitted under Topic 606 as follows:

-	Make the accounting policy election to exclude sales and similar taxes from the transaction price.

-	Adopt the practical expedient to expense the costs to obtain a contract upon incurrence of the liability if the amortization period is one year or less.

-	Make the accounting policy election to treat shipping and handling costs that occur after control transfers as fulfillment activities instead of assessing such activities as performance obligations.

-	Make the accounting policy election to not assess promised goods or services as performance obligations if they are immaterial in the context of the contract with the customer.

The Company does expect that the adoption of Topic 606 will result in additional disclosures including those related to the disaggregation of revenue by market and product type, additional information with respect to the Company’s performance obligations, and the significant judgments required by the Company to comply with Topic 606. In addition, under the modified retrospective method, the Company will be required to disclose for the first year subsequent to adoption any significant revenue recognition differences under Topic 606 from what would have been recorded by the Company had historical revenue recognition guidance continued to be in effect for 2019. The Company will also be required to disclose the amount of each account impacted as a result of the adoption of Topic 606 and what that amount would have been under historical revenue recognition guidance during 2019.

The Company continues to update and enhance its internal controls related to revenue recognition under Topic 606 for changes to the Company’s internal controls over financial reporting and financial statement disclosure controls related to the adoption of Topic 606 and in particular with respect to the added financial statement disclosures that will be required.

(1)	Summary of Significant Accounting Policies, Continued

(t)	New Accounting Pronouncements Issued but Not yet Adopted, Continued

Leases (Topic 842)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) that replaces the existing leasing guidance. Topic 842 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This guidance also expands the requirements for lessees to record leases embedded in other arrangements and the required quantitative and qualitative disclosures surrounding leases. Accounting guidance for lessors is largely unchanged.

The Company is still, however, assessing the impact Topic 842 will have on future revenues. The new accounting standard is effective for the annual reporting period beginning January 1, 2021 and the interim reporting periods beginning January 1, 2022. Early adoption is permitted. Management is currently assessing the impact the adoption of this standard will have on the Company’s financial statements as well as the available transition methods.

Financial Instruments - Credit Losses (Topic 326)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This standard prescribes an impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses, which is intended to result in the more timely recognition of losses. Under the CECL model, entities will estimate credit losses over the entire contractual term of the instrument from the date of initial recognition of the financial instrument.

Measurement of expected credit losses are to be based on relevant forecasts that affect collectability. The scope of financial assets within the CECL methodology is broad and includes trade receivables from certain revenue transactions and certain off-balance sheet credit exposures. Different components of the guidance require modified retrospective or prospective adoption. ASU 2016-13 is effective for the annual reporting period beginning on or after December 15, 2021. We believe ASU 2016-13 will only have applicability to our receivables from revenue transactions, or trade receivables, except those arising from our rental revenues as ASU 2016-13 does not apply to receivables arising from operating leases. We are currently evaluating whether the new guidance, while limited to our non-operating lease trade receivables, will have an impact on our financial statements or existing internal controls.

(1)	Summary of Significant Accounting Policies, Continued

(t)	New Accounting Pronouncements Issued but Not yet Adopted, Continued

Intangibles - Goodwill and Other (Topic 350)

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment, requiring an entity to no longer perform a hypothetical purchase price allocation to measure goodwill impairment. Instead, impairment will be measured using the difference between the carrying amount and the fair value of the reporting unit. This standard is effective for annual and interim periods beginning after December 15, 2021. Entities may early adopt the guidance for goodwill impairment tests with measurement dates after January 1, 2017. We have not determined an adoption date and are currently assessing the impact the adoption of this standard will have on the Company’s financial statements.

(u)	Subsequent Events

Subsequent events have been evaluated through November 27, 2019, which is the date the financial statements were available to be issued.

(2)	Acquisition

On March 6, 2017, the Company acquired certain net assets of Capitaland Material Handling, Inc. (CMH), a material handling service provider, with operations in Altamont, New York for consideration as follows:

Cash	$445,967
Estimated earn-out payments	313,665

$759,632

(2)	Acquisition, Continued

The acquisition requires the Company to make semi-annual earn-out payments for a period of three years from the date of acquisition to the former owner of CMH based on an agreed to formula as defined in the asset purchase agreement. The Company has estimated the maximum amount will be paid based on actual revenues generated since the acquisition. The estimated earn-out payments in 2019 and 2020 total approximately $153,000 and $72,000, respectively, and are included in accrued expenses and other liabilities and other long-term liabilities in the accompanying balance sheet, respectively. The earn-out will be remeasured to fair value at each reporting date until the contingency is resolved. The changes in fair value will be recognized in operations. Earn-out payments made in 2018 and 2017 approximated $159,000 and $66,000, respectively.

The purchase consideration was allocated to the fair values of assets acquired and liabilities assumed as follows:

Parts and other inventory	$68,299
Rental equipment	316,492
Equipment	18,995
Customer relationships	300,000
Non-compete agreement	1,000
Goodwill	283,879
Accounts payable	(62,949)
Notes payable	(166,084)

$759,632

Costs and expenses related to the acquisition have been expensed as incurred in operating expenses. Total acquisition costs expensed were $25,530 in 2017.

(3)	Inventories

Inventories consist of the following at December 31:

	2018	2017

Lift trucks and construction equipment	$5,103,723	5,767,875
Parts	2,097,219	1,894,245
Other inventory	66,496	49,450
	7,267,438	7,711,570
Less reserves	(398,535)	(397,702)
	$6,868,903	7,313,868

(4)	Rental Equipment

Rental equipment at December 31 is summarized as follows:

	2018	2017

Rental equipment	$6,247,710	6,709,309
Less accumulated valuation charge off expense	(2,271,972)	(2,532,158)

	$3,975,738	4,177,151

Rental valuation charge off expense included in cost of rental equipment amounted to $1,101,014 in 2018 and $1,285,639 in 2017.

(5)	Property and Equipment

Property and equipment at December 31 is summarized as follows:

	2018	2017

Office furnishings and equipment	$2,453,719	2,343,412
Trucks and automobiles	1,829,518	2,043,023
Warehouse equipment	745,981	713,503
Leasehold improvements	1,262,386	1,254,618
Construction in progress	57,611	105,591
	6,349,215	6,460,147
Less accumulated depreciation and amortization	(5,067,067)	(4,879,632)

	$1,282,148	1,580,515

Depreciation and amortization expense amounted to $416,845 in 2018 and $531,053 in 2017.

(6)	Intangible Assets

The Company reviewed its finite-lived intangible assets for impairment and determined that none of the assets were impaired during the years ended December 31, 2018 and 2017. The gross carrying amount of intangible assets and accumulated amortization as of December 31 are as follows:

	2018
	Gross carrying amount	Accumulated amortization	Net carrying amount

Customer relationships	$550,000	(126,250)	423,750
Non-compete agreements	9,000	(8,334)	666

Total	$559,000	(134,584)	424,416

	2017
	Gross carrying amount	Accumulated amortization	Net carrying amount

Customer relationships	$550,000	(71,250)	478,750
Non-compete agreements	9,000	(5,667)	3,333

Total	$559,000	(76,917)	482,083

Amortization of intangible assets for the years ended December 31, 2018 and 2017 was $57,667 and $56,167, respectively. The Company expects amortization expense to be approximately $56,000 in 2019 and approximately $55,000 through 2025.

(7)	Long-Term Debt

Long-term debt at December 31 is as follows:

	2018	2017
Note payable through October 2023 in monthly installments of $48,219 including interest of 5.74%. The note is secured by a security interest in substantially all of the assets of the Company	$2,435,703	-

Vehicle notes payable through April 2022 in monthly installments ranging from $443 to $1,060 including interest at rates ranging from 0% to 6.24%. The notes are secured by vehicles	133,475	261,870

Promissory note payable through April 2021 in monthly installments of $8,353 including interest of 4.0%. The note calls for a balloon payment in April 2021 of approximately $454,000. The note is secured by a security interest in the acquired assets of E.D. Farrell Co., Inc. during 2016	629,901	703,337

Note payable through April 2026 in monthly installments of $7,798 including interest of 4.0%. The note is secured by a security interest in shares of Company stock held in treasury	595,886	664,448

Promissory note payable through May 2020 in monthly installments of $4,735 including interest of 5%. The note is secured by a security interest in the acquired assets of CMH	77,552	129,086
	3,872,517	1,758,741
Less current portion	(728,368)	(321,926)
Less unamortized debt issuance costs	(74,853)	-

	$3,069,296	1,436,815

(7)	Long-Term Debt, Continued

Future maturities of long-term debt for the years ending December 31 are as follows:

2019	$728,368
2020	689,013
2021	1,076,374
2022	615,378
2023	550,501
Thereafter	212,883

$3,872,517

(8)	Line of Credit

In September 2018, the Company refinanced its short term borrowings and entered into a $12,500,000 working capital line of credit with a bank that expires in September 2020. The line is due on demand and bears interest at LIBOR plus 2.5% (5.0% at December 31, 2018). The line is secured by substantially all assets of the Company and personally guaranteed by the stockholder of the Company. The line requires the Company to maintain certain financial covenants, including a debt service coverage ratio. The Company was in compliance with these requirements at December 31, 2018. Prior to September 2018, the Company had an $8,500,000 working capital line of credit and a $4,000,000 rental fleet line of credit.

(9)	Note Payable - Related Party

The Company has a $780,000 note payable to FMV Associates, LLC at December 31, 2018. The note payable has a maturity date of August 2020 and is payable at that time. Interest-only payments are being made at a rate of 5.39%. A principal payment of $220,000 was made during 2018 as part of the refinancing described in note 8. Interest expense on the note payable amounted to approximately $51,000 and $54,000 for the years ended December 31, 2018 and 2017, respectively. The note payable is subordinated to the note payable through October 2023 and the line of credit described in note 7 and 8.

(10)	Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities at December 31 are summarized as follows:

	2018	2017

Salaries	$142,009	108,074
Commissions	112,019	191,291
Sales tax payable	88,235	83,138
Other accrued expenses	201,008	446,685

	$543,271	829,188

(11)	Phantom Stock

In 2016, the Company issued phantom stock awards to key employees. As of the grant date, the award represents approximately 70 phantom shares of which half vested immediately and the other half vest equally over a period of five years. The phantom shares provide the employees with the right to the incremental increase in the value of the phantom shares of the Company as compared to the “Base Amount” upon a “Payment Event” as such terms are defined in the phantom stock awards. The awards will be settled in cash upon a “Payment Event.” The awards are accounted for as a liability with compensation expense measured as of the end of each reporting period based upon the value of the Company as defined in the awards. There were no compensation costs related to the phantom stock awards recognized through 2018. A participant forfeits any rights of any kind or nature with respect to all of the phantom shares (including any vested phantom shares) upon a qualified separation event. During 2018, 35.875 shares were forfeited as part of a qualified separation event.

(12)	401(k) Salary Savings Plan

The Company has a 401(k) plan which covers substantially all employees of the Company. The Plan provides for employee contributions through salary deferral. The Company contributes a discretionary matching contribution equal to a percentage of employee contributions. Additionally, the Company may make additional contributions on a discretionary basis. Matching contributions of approximately $71,000 and $65,000 were made by the Company in 2018 and 2017, respectively.

(13)	Commitments

The Company leases its New York facilities from FMV Associates, LLC (FMV) a leasing entity which is a related party as defined by accounting principles generally accepted in the United States of America. The Company recognized rent expenses from FMV approximating $526,000 and $619,000 in 2018 and 2017, respectively.

The Company also leases equipment and facilities under noncancellable operating leases. Future minimum lease payments under all noncancellable operating leases as of December 31, 2018, are as follows:

2019	$607,583
2020	283,813
2021	166,434
2022	25,765

Rent expense under operating leases including related party leases amounted to approximately $1,321,000 in 2018 and $1,402,000 in 2017.

(14)	Insurance Captives

Workers’ Compensation, Automobile and General

In February 2016, the Company became a shareholder of an insurance captive through which coverage is provided to the Company for workers’ compensation, automobile and general liability claims. The captive provides coverage on workers’ compensation losses up to $1,000,000 per claim, with any allowed claims in excess of $400,000 reinsured through a conventional insurance company. Premiums are based upon historical losses incurred by members of the captive. The Company is required to provide for potential additional premium assessments attributed to experienced losses. In accordance with the terms of the shareholders’ agreement, the Company is required to maintain collateral with the captive as security for insurance balance receivables and shareholder obligations.

As of December 31, 2018 and 2017, the Company has made cumulative collateral payments of $433,252 and $215,797, respectively, and a capital contribution of $36,000 to the captive. The collateral and the capital contribution is included in other assets in the accompanying balance sheets. In the future, the Company could receive potential dividends out of the reserves of the captive in the event experienced losses within the captive do not exceed estimated reserves. These estimated dividends receivable amounted to $623,126 and $333,168 as of December 31, 2018 and 2017, respectively, and are included in other assets in the accompanying balance sheets. Management believes that any claims as of December 31, 2018 and 2017 arising under this captive insurance program will be funded out of the captive and potential future premiums and assessments will not have a material adverse effect on the financial position or results of operations of the Company.

Medical

In April 2016, the Company became a shareholder of an insurance captive through which coverage is provided to the Company for medical liability claims. The captive provides the Company a self-insurance medical program limited by stop-loss coverage (claims in excess of $30,000 per insured individual up to $1 million in aggregate) through a conventional insurance company. The Company pays medical expenses based upon a combination of actual claims paid, claims incurred but not reported, stop-loss insurance premiums, third party administration fees and miscellaneous other fees depending on resources utilized. Medical expenses are partially offset by amounts collected through employee contributions and stop loss reimbursements. As a member of the captive, the Company shares in the potential for reduced premiums assuming premiums collected are in excess of claims paid. In accordance with the terms of the shareholders’ agreement, the Company is required to maintain capital with the captive as security for insurance balance receivables and shareholder obligations. As of December 31, 2018 and 2017, the Company has capital in the captive in the amount of $68,241 and is included in other assets in the accompanying balance sheets.

(15)	Subsequent Events

On October 2, 2019 the sole shareholder of the Company entered into a letter of intent with Nitco, LLC, a wholly owned subsidiary of Alta Equipment Holdings, Inc. for the sale of substantially all of the Company’s net assets.

(16)	Statements of Cash Flows - Supplemental Disclosures

	2018	2017

Cash paid during the year for interest	$829,670	719,131

Non-cash investing and financing activities:
Equipment acquired through long-term debt	-	95,846

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

B. riley principal Merger Corp.,

BR Canyon Merger Sub Corp.,

alta equipment HOLDINGS, inc.,

and

Ryan Greenawalt

Dated as of December 12, 2019

i

ii

SCHEDULES

Permitted Liens Schedule

Consents Schedule

Schedule 1.1	Consideration
Schedule 3.2(a)	Noncontravention
Schedule 3.2(b)	Noncontravention (Contracts)
Schedule 3.3(a)	Capitalization
Schedule 3.3(b)	Capitalization Exceptions
Schedule 3.3(d)	Ownership of Other Entities
Schedule 3.3(e)	Estimate of Transaction Expenses
Schedule 3.4(a)	Financial Statements
Schedule 3.4(c)(i)	Liabilities
Schedule 3.4(c)(ii)	Indebtedness
Schedule 3.5	Material Adverse Effect
Schedule 3.6	Certain Developments
Schedule 3.7(b)	Leased Real Property
Schedule 3.8(a)	Tax Returns
Schedule 3.8(b)	Tax Audit
Schedule 3.8(c)	Tax Extensions
Schedule 3.8(f)(iv)	Changes in Accounting Methods with respect to Pre-Closing Tax Period
Schedule 3.8(k)	Tax Holidays
Schedule 3.9(a)	Material Contracts
Schedule 3.9(b)	Material Contracts Exceptions
Schedule 3.9(c)	Material Customers
Schedule 3.9(d)	Material Suppliers
Schedule 3.9(f)	Terminated Manufacturers
Schedule 3.10(b)	Intellectual Property
Schedule 3.11(a)	Third Party Litigation
Schedule 3.11(b)	Governmental Litigation
Schedule 3.12	Brokerage
Schedule 3.13(a)	Employees
Schedule 3.13(b)	Collective Bargaining Agreements
Schedule 3.13(c)	Employment Laws Exception
Schedule 3.14(a)	Employee Benefit Plans
Schedule 3.14(b)	Post-Employment Benefits
Schedule 3.14(c)	Benefit Plans Administration
Schedule 3.14(d)	Acceleration of Benefits
Schedule 3.15	Insurance
Schedule 3.16(a)	Compliance with Laws
Schedule 3.16(b)	Permit Matters
Schedule 3.17	Environmental Matters
Schedule 3.18	Title to Assets
Schedule 3.19(a)	Government Contracts
Schedule 3.19(b)	Security Clearances
Schedule 3.20	Directors and Officers
Schedule 3.23(a)	Accounts Receivable
Schedule 3.26	Affiliate Transactions
Schedule 4.2	Equityholder’s Ownership of the Company Capital Stock
Schedule 4.3(a)	Noncontravention
Schedule 4.3(b)	Noncontravention (Contracts)
Schedule 4.4	Litigation
Schedule 4.5	Brokerage
Schedule 5.2	Brokerage
Schedule 6.1(a)(ii)(E)	Approved Dividends
Schedule 6.17	Non-terminated Affiliate Obligations

iii

EXHIBITS

Exhibit A	Form of Company Shareholder Approval
Exhibit B	Third A&R Certificate of Parent
Exhibit C	Certificate of Merger
Exhibit D	Form of Letter of Transmittal
Exhibit E	Form of Company Bringdown Certificate
Exhibit F	Form of Minimum EBITDA and Maximum Indebtedness Certificate
Exhibit G	Form of FIRPTA Certificates
Exhibit H	Form of Participant Release Agreement
Exhibit I	Registration Rights Agreement
Exhibit J	Form of Parent Bringdown Certificate

Annex A Closing Settlement Statement

iv

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of December 12, 2019, by and among (i) B. Riley Principal Merger Corp., a Delaware corporation (“Parent”), (ii) BR Canyon Merger Sub Corp., a Michigan corporation and wholly owned subsidiary of Parent (“Merger Sub”), (iii) Alta Equipment Holdings, Inc., a Michigan corporation (the “Company”) and (iv) Ryan Greenawalt (“Equityholder”). Each of Parent, Merger Sub, the Company, and Equityholder is also referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

Whereas, Parent is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a newly formed, wholly-owned Subsidiary of Parent, and was formed for the sole purpose of the transactions contemplated by this Agreement;

WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement (the “Merger”), and the separate corporate existence of Merger Sub will thereupon cease, and the Company will become a wholly owned subsidiary of Parent;

WHEREAS, the board of directors of the Company (the “Board”) has carefully considered the terms of this Agreement and has unanimously: (1) declared this Agreement and the transactions contemplated by this Agreement and the documents referenced herein, including the Merger, upon the terms and subject to the conditions set forth herein, advisable, fair to and in the best interests of the Company and the Shareholders, (2) approved this Agreement in accordance with Applicable Law, and (3) adopted a resolution directing that the adoption of this Agreement be submitted to the Shareholders for consideration and recommended that all of the Shareholders adopt this Agreement;

WHEREAS, promptly following the execution of this Agreement, the Company shall obtain a written consent in substantially the form attached hereto as Exhibit A (the “Company Shareholder Approval”) from each of the Shareholders;

WHEREAS, for U.S. federal income Tax purposes, it is intended that (1) the Merger qualify as a “reorganization” within the meaning of Code Section 368(a)(1)(A) and 368(a)(2)(E), and (2) this Agreement constitutes, and is hereby adopted as, a “plan of reorganization” for purposes of Code Sections 354, 361 and 368 and within the meaning of Treasury Regulations Section 1.368-2(g) (the “Intended Tax Treatment”); and

WHEREAS, the board of directors of Merger Sub has (1) declared this Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein, advisable, fair to and in the best interests of Merger Sub and Parent, the sole shareholder of Merger Sub, and (2) adopted a resolution recommending that Parent, as the sole shareholder of Merger Sub, adopt this Agreement.

AGREEMENT

Now, therefore, in consideration of the mutual covenants, agreements and understandings contained herein and intending to be legally bound, the Parties hereby agree as follows:

Article I
CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement, capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth below.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. “Affiliate” shall also include for any individual: (a) such individual’s spouse and lineal descendants (whether natural or adopted); and (b) a trust solely for the benefit of such individual and/or the individuals described in the foregoing clause (a) with respect to such individual.

“Affiliated Group” means a group of Persons that elects, is required to, or otherwise files a Tax Return or pays a Tax as an affiliated group, consolidated group, combined group, unitary group or other group recognized by applicable Tax Law.

“Aggregate Company Warrant Consideration” has the meaning set forth on Schedule 1.1.

“Aggregate Participation Consideration” has the meaning set forth on Schedule 1.1.

“Anti-Corruption Laws” means applicable Laws related to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable Law that prohibits bribery, corruption, fraud or other improper payments.

“Alta Companies” means, collectively, the Company and the Company Subsidiaries.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State Michigan or the State of New York.

“Cash Equity” means the aggregate amount of cash committed by the Equity Investors pursuant to any Subscription Agreements.

“Clayton Act” means the Clayton Act of 1914.

“Closing Settlement Statement” means that certain Closing Settlement Statement and Funds Flow dated as of the Closing Date by and among the Parties setting forth the payments to be made at Closing substantially in the form attached hereto as Annex A.

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.

“Commitment Letters” means the Debt Commitment Letter and any Subscription Agreements.

“Company Capital Stock” means the outstanding shares of the Company Common Stock, no par value, of the Company any other classes and series of stock of the Company.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization; Authority; Enforceability), Section 3.2(a) (Non-Contravention), Section 3.3 (Capitalization),the last sentence of Section 3.4 (Financial Statement), Sections 3.6(a)-(j) (Absence of Changes), Section 3.8 (Tax Matters), Section 3.12 (Brokerage) and Section 3.26 (Affiliate Transactions).

“Company Subsidiaries” means the direct and indirect Subsidiaries of the Company.

“Company Warrantholder” means Special Situations Investing Group II, LLC, an affiliate of Goldman Sachs & Co. LLC, by assignment from Goldman Sachs & Co. LLC.

“Confidential Information” means all information of a confidential or proprietary nature that is labelled as confidential or proprietary or otherwise should be reasonably understood to be confidential or proprietary, in any form or medium, to the extent that it relates to the business, products, services, research and development, relationships, proprietary rights and goodwill of Parent or any Alta Company; provided, however, that “Confidential Information” shall not include information that, at the time of disclosure, is or becomes (a) available to the public other than as a result of a disclosure or other action (or failure to act) by the Equityholder or any of his Affiliates (other than, after the Closing, the Alta Companies) or any of their respective representatives in violation of this Agreement; provided, that to Equityholder’s or such Affiliate’s knowledge (after reasonable inquiry) such disclosure from such sources shall not be in breach of a confidentiality obligation of such source owed to Parent or an Alta Company; (b) lawfully acquired by Equityholder or his Affiliates or their respective representatives from sources other than Parent or an Alta Company; provided, that to Equityholder’s or his Affiliate’s knowledge, after reasonable inquiry, such disclosure from such sources shall not be in breach of a confidentiality obligation of such source owed to Parent or an Alta Company; or (c) is developed independently without the reference or use of, in whole or in part, Confidential Information, as established by documentary or other admissible evidence.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of May 7, 2019, by and between Parent and Alta Equipment Company.

“Contract” means any written or oral contract, obligation, understanding, commitment, lease, license, purchase order, bid or other agreement (including any amendments thereto).

“Debt Financing Sources” means the Persons that have committed to provide or otherwise entered into agreements in connection with the Debt Financing for the transactions contemplated by this Agreement, including the parties named in the Debt Commitment Letters and any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their current or future limited partners, shareholders, managers, members, controlling Persons, respective Affiliates and their respective Affiliates and representatives involved in the Debt Financing and, in each case, their respective successors and assigns.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and the Equityholder to Parent concurrently with the execution and delivery of this Agreement.

“EBITDA” means, for the twelve month period ending on either (i) if the Closing occurs on the last day of a month, the Closing Date, or (ii) if the Closing does not occur on the last day of a month, the last day of the month which precedes the Closing Date, the amount equal to the sum of (a) net income (or loss) of the Alta Companies, determined on a consolidated basis in accordance with GAAP (applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies used to prepare the Financial Statements), plus without duplication (b) all interest expense for such period (excluding the amount of any such interest expenses incurred in connection with any Showroom Ready Indebtedness), plus (c) all charges against net income for such period for Taxes, plus (d) all depreciation expenses for such period, plus (e) all amortization expenses for such period, minus (or plus) (f) to the extent, but solely to the extent, added in determining such net income for such period, any extraordinary losses or gains and any other non-recurring income or expenses as mutually agreed to by the Parties.

“Environmental Laws” means all Laws and Orders concerning public health and safety, worker and occupational health and safety, natural resources and pollution or protection of the environment, including all those relating to the presence, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, discharge, release, threatened release, or cleanup of any Hazardous Substances, materials, or wastes, chemical substances, or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, fuel oil products and byproducts, mold, asbestos, polychlorinated biphenyls, noise or radiation, as generally applicable in the industry in which the Company Parties operate.

“Equity Financing Sources” means the Persons that have committed to provide or otherwise entered into agreements in connection with the Cash Equity for the transactions contemplated by this Agreement, including the parties named in any Subscription Agreement, together with their current or future limited partners, shareholders, managers, members, controlling Persons, respective Affiliates and their respective Affiliates and representatives involved in the Cash Equity and, in each case, their respective successors and assigns.

“Equity Investor” means any Person that has executed and delivered a Subscription Agreement.

“Equity Interests” means, with respect to any Person, all of the shares, units, interests or quotas of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, trust rights, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation, all other similar rights of such Person, and all of the other ownership or profit interests of such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means a trade or business (whether or not incorporated) that is treated as a single employer with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Export Control Laws” means export, import, deemed export, transfer, and retransfer controls contained in the U.S. Export Administration Regulations.

“Federal Trade Commission Act” means the Federal Trade Commission Act of 1914.

“Financing” means the Cash Equity and the Committed Financing.

“Fundamental Representations” means the Company Fundamental Representations, the Shareholder Fundamental Representations, and the Parent Fundamental Representations.

“Flow-Thru Entity” means (a) any entity, plan or arrangement that is treated for income Tax purposes as a partnership, (b) a “specified foreign corporation” within the meaning of Code Section 965, or (c) a “passive foreign investment company” within the meaning of Code Section 1297.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governing Documents” means (a) in the case of a corporation, its certificate of incorporation (or analogous document) and bylaws, (b) in the case of a limited liability company, its certificate of formation (or analogous document) and limited liability company operating agreement, or (c) in the case of a Person other than a corporation or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Governmental Rule” means Laws promulgated by any agency of a Governmental Entity.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Hazardous Materials” means all substances, materials, chemicals, or wastes categorized under Environmental Laws as hazardous, toxic, or pollutants, including any petroleum products or byproducts, asbestos, polychlorinated biphenyls, radioactive materials and per- and polyfluoroalkyl substances.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to the Alta Companies, without duplication: (a) all indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money; (b) all indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; (c) all indebtedness for borrowed money of any Person for which the Alta Companies have guaranteed payment (other than guarantees made for the benefit of customers in connection with such customer’s purchase of equipment which does not exceed $3,000,000 for any individual customer and $5,000,000 in the aggregate and which have been made in the Ordinary Course of Business); (d) all capitalized Lease obligations as defined under GAAP; (e) any Liabilities in respect of deferred purchase price for property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise for additional purchase price (including any earnouts); (f) the aggregate dollar amount of any funded letters of credit; (g) obligations under derivative financial instruments, including hedges, currency and interest rate swaps and other similar instruments; and (h) all unpaid income Taxes of any Alta Company for any Pre-Closing Tax Period, calculated on a jurisdiction by jurisdiction basis, with any such amount never being less than $0 for any given jurisdiction and taking into account any deductions arising from the retirement of any Indebtedness or otherwise attributable to the transactions contemplated by this Agreement; provided, that “Indebtedness” shall not include any: (1) intercompany Indebtedness between the Company, on the one hand, and one or more of its wholly-owned Subsidiaries, on the other hand, or as solely between Company’s wholly-owned Subsidiaries; (2) guarantees made for the benefit of customers in connection with such customer’s purchase of equipment which does not exceed $3,000,000 for any individual customer and $5,000,000 in the aggregate and which have been made in the Ordinary Course of Business; (3) Showroom Ready Indebtedness; or (4) any residual buyback obligations of any Alta Company related to equipment leased by customers which does not exceed $16,000,000 in the aggregate. To the extent any Indebtedness will be retired or discharged at the Closing, “Indebtedness” shall also include any and all amounts necessary and sufficient to retire such Indebtedness, including principal (including the current portion thereof) and/or scheduled payments, accrued interest or finance charges, and other fees, penalties and payments (prepayment or otherwise) necessary and sufficient to retire such Indebtedness at Closing.

“Indebtedness for Borrowed Money” means, in aggregate, the Indebtedness described in clauses (a) and (b) of the definition of Indebtedness.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures, all improvements thereto, and all patents, utility models and industrial designs and all applications for any of the foregoing, together with all reissuances, provisionals, continuations, continuations-in-part, divisions, extensions, renewals and reexaminations thereof, (b) all trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, corporate and business names, Internet domain names, social media accounts and rights in telephone numbers and other indicia of origin, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith (collectively, “Trademarks”), (c) all works of authorship, copyrightable works, all copyrights and rights in databases, and all applications, registrations, and renewals in connection therewith and all moral rights associated with any of the foregoing, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, algorithms, source code, data analytics, manufacturing and production processes and techniques, technical data and information, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all Software, (g) all material advertising and promotional materials, (h) all other proprietary rights and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“Intervening Event” means any event, development, circumstance, occurrence or change in circumstances or facts materially adverse to the Company’s financial condition, properties, assets, liabilities, operations or results of operations that was not known to (or, if known, the material consequences of which (or the magnitude of which) was not known to) the Parent Board on the date of this Agreement and did not result from a breach of this Agreement by Parent, and does not relate to an alternative business combination to that contemplated in this Agreement.

“IT Assets” means Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, used or held for use in the operation of the Alta Companies.

“Key Employees” means Ryan Greenawalt, Rob Chiles, Tony Colucci, Craig Brubaker, Alan Hammersley, Rick Papalia, and Bob Kohler.

“Knowledge” (a) as used in the phrases “to the Knowledge of the Company” or the “Knowledge of Equityholder” or phrases of similar import means the actual knowledge of the Key Employees, after reasonable inquiry of each such individual’s direct reports with respect to the applicable subject matter and (b) as used in the phrases “to the Knowledge of Parent” or phrases of similar import means the actual knowledge of Kenneth Young and Daniel Shribman, after reasonable inquiry of each such individual’s direct reports with respect to the applicable subject matter.

“Laws” means all laws, statutes, ordinances, codes, rules, regulations, injunctions, judgments, decrees and Orders of Governmental Entity, including common law, in each case in effect on or prior to the Closing Date. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Alta Companies.

“Leases” means all leases, subleases, licenses, concessions and other agreements pursuant to which any Alta Company holds any Leased Real Property (along with all amendments, modifications and supplements thereto).

“Liability” shall mean any liability, debt, obligation, loss, damage, claim, penalty, fine, duty, guarantee, cost, expense or other charge (including costs of investigation and defense and attorney’s fees, costs and expenses) of any kind or nature, in each case, whether direct or indirect, accrued or unaccrued, known or unknown, liquidated or unliquidated, asserted or unasserted, absolute or contingent, matured or unmatured or disputed or undisputed, including those arising under any Laws or Proceeding.

“Licensed Real Property” means Leased Real Property subject to a Lease that is not a lease or sublease and that is a license, sublicense, concession or other similar Contractual interest in real property.

“Liens” means, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, preferences, priorities, licenses, easements, covenants, restrictions and security interests thereon.

“Losses” means all losses, damages, judgments, awards, penalties, settlements and expenses (including reasonable attorneys’ fees), including any (a) consequential, indirect, special, punitive (only to the extent such punitive damages are paid or payable to a third party in connection with a third party claim) exemplary or treble damages, (b) calculations of damages or loss using loss of future revenue, income or profits or diminution of value and (c) damages based on a multiple of earnings or other metric or loss of business reputation or opportunity.

“Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has, or would reasonably be expected to have, a material and adverse effect upon (a) the business, results of operations or financial condition of the Alta Companies as a whole, or (b) the ability of Equityholder or the Alta Companies, to perform their respective obligations and to consummate the transactions contemplated by this Agreement and the other agreements contemplated herein; provided, however, that none of the following (or the effect of the following), alone or in combination, will constitute a Material Adverse Effect: (i) changes that are the result of factors generally affecting the industries or markets in which the Alta Companies operate; (ii) changes in Law or GAAP or the interpretation thereof, in each case effected after the date hereof; (iii) any failure of any Alta Company to achieve any projected periodic earnings, revenue, expense, sales or other estimated projection, forecast or budget prior to the Closing (it being understood that the underlying facts giving rise to such failure may be taken into account in determining whether a Material Adverse Effect has occurred); (iv) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (v) any change in the financial, banking, or securities markets; (vi) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster or act of god, and other force majeure event; (vii) any national or international political or social conditions in any jurisdiction in which the Alta Companies conduct business; (viii) the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel; provided, however, that any event, circumstance or state of facts that resulting from a matter described in any of the foregoing clauses (i) through (viii) (but excluding clause (iii)) may be taken into account in determining whether a Material Adverse Effect has occurred to the extent such event, circumstance or state of facts has a material and disproportionate effect on the Alta Companies, relative to other comparable entities operating in the industries or markets in which the Alta Companies operate.

“Material Suppliers” means (a) (i) the top twenty (20) suppliers (determined by the amount purchased) of the Alta Companies for the fiscal year ended December 31, 2018 and (ii) the top five (5) suppliers (determined by the amount purchased) of the Alta Companies for the nine-month period ended September 30, 2019, and (b) any supplier who is (i) a sole supplier of any material equipment, materials, products, supplies, goods, components or other assets or services and (ii) not readily replaceable without the incurrence of material cost or delay based on the reasonable judgement of the Parent.

“Merger Consideration” means (a) $10,050,000.00 (the “Cash Consideration”) and (b) 7,300,000 Parent Shares (the “Stock Consideration”).

“MGCA” means the Michigan General Corporation Act.

“Order” means any order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree or award entered by or with any Governmental Entity or arbitral institution.

“Ordinary Course Tax Sharing Agreement” means any commercial agreement entered into in the ordinary course of business for which the principal subject matter is not Tax but which contains customary Tax indemnification provisions.

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any of the Alta Companies.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any Alta Company.

“Parent Board” means the board of directors of Parent.

“Parent Closing Cash” means, as of immediately prior to the Closing, an aggregate amount of cash equal to the result of (without duplication) (a) the cash available to be released from the Trust Account (for avoidance of doubt, after taking into account the Parent Stock Redemption), plus (b) the aggregate net proceeds of any investment in Equity Interests of the Parent by the Equity Financing Sources.

“Parent Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization; Authority; Enforceability), Section 5.2 (Brokerage), and Section 5.5(a) (Non-Contravention).

“Parent Governing Documents” means the certificate of incorporation and bylaws of Parent, as in effect at such time.

“Parent Indemnified Parties” means Parent and its Affiliates (including, following the Closing, the Alta Companies) and their respective equityholders, officers, directors, managers, employees, agents, partners, members, counsel, accountants, financial advisors, engineers, consultants, other advisors, successors and assigns.

“Parent Material Adverse Effect” means any event, circumstance, or state of facts that, individually or in the aggregate, has, or would reasonably be expected to have, a material and adverse effect upon the ability of the Parent to perform its obligations and to consummate the transactions contemplated by this Agreement and the other agreements contemplated herein, including the following: (a) any material and adverse changes that are the result of factors affecting the industries or markets in which the Parent receives, or expects to receive, financing; (b) any material and adverse changes in Law or GAAP or the interpretation thereof, in each case effected after the date hereof; (c) any changes that are the result of economic factors materially and adversely affecting the national, regional, or world economic, securities or financial markets; (d) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster or act of god, and other force majeure event; (e) any national or international political or social conditions in any jurisdiction in which the Parent reasonably expects to receive financing; or (f) any engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel.

“Parent Shares” means the shares of common stock of Parent, par value $0.0001 per share.

“Parent Stockholder Meeting” means a meeting of the stockholders of Parent to vote on the Parent Stockholder Voting Matters.

“Parent Stockholder Voting Matters” means, collectively, proposals to approve (a) the adoption of this Agreement and the transactions contemplated by this Agreement, (b) the Third Amended and Restated Certificate of Incorporation of Parent in the form attached hereto as Exhibit B (the “Third A&R Certificate”), (c) the authorization of the Parent Shares to be issued to the Stockholders pursuant to the terms of this Agreement, (d) the issuance of Parent Equity Interests pursuant to any Subscription Agreement, (e) the LTIP, and (f) any other proposals that are required for the consummation of the transactions contemplated by this Agreement that are submitted to and require the vote of Parent Stockholders in the Proxy Statement.

“Parent Stockholders” means the holders of Parent Shares.

“Parent Stock Redemption” means the election of an eligible holder of Parent Shares (as determined in accordance with Parent Governing Documents and the Trust Agreement) to redeem all or a portion of such holder’s Parent Shares, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with Parent Governing Documents and the Trust Agreement) in connection with the Parent Stockholder Meeting.

“Pass-Through Tax Return” means any income Tax Return filed by or in respect of any Alta Company to the extent that such Alta Company is treated as an S corporation, partnership, or disregarded entity for purposes of such Tax Return.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permitted Liens” means (a) Liens securing obligations under capital leases, (b) easements, permits, rights of way, restrictions, covenants, reservations or encroachments, minor defects or irregularities in and other similar matters affecting title to the property, (c) statutory liens for Taxes, assessments or governmental charges or levies imposed with respect to property which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (d) statutory Liens in favor of suppliers of goods for which payment is not yet due or delinquent (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (e) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar Liens arising or incurred in the Ordinary Course of Business which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (f) Liens in respect of pledges or deposits under workers’ compensation Laws or similar legislation, unemployment insurance or other types of social security, (g) municipal bylaws, development agreements, restrictions or regulations, and zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity, (h) in the case of Leased Real Property, any Liens to which the underlying fee or any other interest in the leased premises (or the land on which or the building in which the leased premises may be located) is subject, including rights of the landlord under the Lease and all superior, underlying and ground Leases and renewals, extensions, amendments or substitutions thereof, (i) non-exclusive licenses of Intellectual Property in the Ordinary Course of Business, (j) Securities Liens, (k) Liens securing Showroom Ready Indebtedness, (l) Liens securing captive OEM floor plan financing Indebtedness, and (l) those Liens set forth on the Permitted Liens Schedule.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Personal Information” means information that, alone or in combination with other information, allows the identification of an individual or can be used to contact an individual, including name, address, retina or iris scan, fingerprint, voiceprint, scan of hand or face geometry and all other biometric data, geolocation information, Internet Protocol (IP) addresses or any other personally identifiable information.

“Post-Closing Tax Period” means any taxable period that begins on or after the date immediately following the Closing Date and the portion of any Straddle Period starting after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Privacy and Security Requirements” means (a) all Privacy Laws, (b) provisions relating to Processing of Personal Information in all applicable Privacy Contracts, and (c) all applicable Privacy Policies.

“Privacy Contracts” means all Contracts between any Alta Company and any Person that are applicable to the Processing of Personal Information.

“Privacy Laws” means any Laws or Orders applicable to the Processing of Personal Information, including, any Laws or Orders applicable to wiretapping, eavesdropping or the like; any Laws or Orders applicable to the Processing of biometric data; the Federal Trade Commission Act; and all Laws related to breach notification.

“Privacy Policies” means all written, external-facing policies of any Alta Company relating to the Processing of Personal Information, including all website and mobile application privacy policies.

“Proceeding” means any action, claim, suit, litigation, investigation, audit, notice of violation, citation or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Process” or “Processing” means the creation, collection, use (including, without limitation, for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection (including safeguarding, security measures and notification in the event of a breach of security), access, disposal or disclosure or other activity regarding Personal Information (whether electronically or in any other form or medium).

“Proxy Statement” means the Proxy Statement on Schedule 14A to be filed with the SEC by Parent in connection with the Parent Stockholder Meeting.

“Pro Rata Portion” means the percentage obtained by dividing (a) the number of shares of Company Capital Stock owned by a Shareholder as of the Closing Date, by (b) the total number of shares of Company Capital Stock issued and outstanding as of immediately prior to the Closing.

“Required Vote” means the vote of such Parent Stockholders as set forth in the Proxy Statement to the extent required to approve the Parent Stockholder Voting Matters.

“Sanctioned Country” means any country or region that is, or has been in the five (5) years prior to the date hereof, the subject or target of a comprehensive embargo under Sanctions (including Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is: (a) listed on any applicable U.S. or non-U.S. sanctions-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List, the EU Consolidated List and HM Treasury’s Consolidated List of Persons Subject to Financial Sanctions; (b) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) organized, resident or located in a Sanctioned Country.

“Sanctions” means all Laws and Orders relating to economic or trade sanctions administered or enforced by the United States (including by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), Canada, the United Kingdom, the United Nations Security Council, the European Union, any other EU Guarantor State or any other relevant Governmental Entity.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Securities Liens” means Liens arising out of, under or in connection with (a) applicable federal, state and local securities Laws and (b) restrictions on transfer, hypothecation or similar actions contained in any Governing Documents.

“Security Breach” means a data security breach or breach of Personal Information under applicable Laws.

“Security Incident” means any successful unauthorized access, use, disclosure, modification or destruction of information or interference with system operations of IT Assets.

“Shareholders” means each holder of Company Capital Stock as of immediately prior to the Effective Time.

“Shareholder Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization; Authority; Enforceability), Section 4.2 (Capitalization; Ownership), Section 4.3(a) (Non-Contravention) and Section 4.5 (Brokerage).

“Sherman Act” means the Sherman Antitrust Act of 1890.

“Showroom Ready Indebtedness” means any debt, indebtedness, or other obligations related to the acquisition of equipment which is either: (a) held by an Alta Company as new equipment that has not been rented, is undamaged, saleable, complete, has less than 100 hours of use and is less than one (1) year old from the date of delivery to such Alta Company; or (b) Volvo used (including certified refurbished) equipment that has not been rented, is undamaged, saleable, complete, and is less than nine (9) months from the date of delivery to such Alta Company.

“Software” means all computer software programs and databases (and all derivative works, foreign language versions, enhancements, versions, releases, fixes, upgrades and updates thereto), including software compilations, development tools, compilers, comments, user interfaces, menus, buttons and icons, application programming interfaces, files, data scripts, architecture, algorithms, higher level or “proprietary” languages and all related programming and user documentation, whether in source code, object code or human readable form, and manuals, design notes, programmers’ notes and other items and documentation related to or associated with any of the foregoing and all media and other tangible property necessary for the delivery or transfer thereof.

“Straddle Period” means any taxable period that begins on or before (but does not end on) the Closing Date.

“Subscription Agreement” means an agreement executed by an Equity Investor pursuant to which such Equity Investor has committed to invest cash into Parent in order to acquire Equity Securities of Parent prior to or in connection with the Closing. For the avoidance of doubt, the term “Subscription Agreement” includes that certain Forward Purchase Agreement, dated April 8, 2019, by and between the Company and B. Riley Principal Investments, LLC.

“Subsidiaries” means, of any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

“Tax” or “Taxes” means any net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, severance, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, disability, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, user, leasing, lease, natural resources, ad valorem, franchise, gaming license, capital, estimated, goods and services, fuel, interest equalization, registration, recording, premium, turnover, unclaimed or abandoned property, environmental or other tax or duty or amount imposed by (or otherwise payable to) any Governmental Entity, and any interest or penalties with respect to the foregoing, in each case, whether disputed or not.

“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, attachments, statements or information, and including any amendments thereof) filed or required to be filed with any Governmental Entity in connection with any Taxes.

“Tax Sharing Agreement” means any agreement (including any provision of a Contract) pursuant to which any Alta Company is obligated to indemnify any Person for, or otherwise pay, any Tax of another Person, or share any Tax benefit with another Person.

“Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Transaction Expenses” means any and all documented, out-of-pocket professional or transaction related costs, fees and expenses of legal, accounting and financial advisors, consultants, auditors, accountants and brokers incurred by the Equityholder, the Company or Parent on or prior to the Closing in connection with this Agreement and the Ancillary Agreements or in investigating, pursuing or completing the Transaction to the extent reasonable in the good faith judgement of Parent. Notwithstanding anything in this Agreement to the contrary, Transaction Expenses shall include the cost of obtaining the R&W Insurance Policy, including all premiums and any related brokers fees, but shall exclude all Taxes.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that Section regardless of how numbered or classified.

“Trust Account” means a trust account established by Parent pursuant to the Trust Agreement.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated of April 8, 2019, by and between Parent and Continental Stock Transfer & Trust Company, a Delaware corporation.

“Trustee” means Continental Stock Transfer & Trust Company, acting as trustee of the Trust Account.

“Unauthorized Code” means any virus, Trojan horse, worm, or other Software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar or related Law.

“Warrant Agreement” means that certain Warrant Agreement dated as of April 8, 2019, between Parent and Continental Stock Transfer & Trust Company, a Delaware corporation.

Section 1.2 Terms Defined Elsewhere. Each of the following terms has the meaning ascribed to such term in the Article or Section set forth opposite such term:

Defined Term	Reference
Accounts Receivable	Section 3.23(a)
Additional Parent Filing	Section 6.7(f)
Agreement	Preamble
Alta Companies Interim Financial Statements	Section 3.4(a)
Alternative Acquisition	Section 6.1(e)
Alternative Financing	Section 6.15(c)
Antitrust Laws	Section 6.2(c)
Applicable Limitation Date	Section 6.4(c)
Bid	Section 3.19(a)
Binder Agreement	Section 6.3(a)

Board	Recitals
Cash Consideration	Section 1.1
Certificate of Merger	Section 2.1(d)
Change in Recommendation	Section 6.7(f)
Closing	Section 2.1(c)
Closing Date	Section 2.1(c)
Closing Form 8-K	Section 6.7(g)
Closing Press Release	Section 6.7(g)
Communication Policy	Section 6.1(g)
Company	Preamble
Company Employee Benefit Plan	Section 3.14(a)
Company Government Contract	Section 3.19(a)
Company Government Subcontract	Section 3.19(a)
Company Shareholder Approval	Recitals
Control	Section 1.1
Data Room	Section 8.5
Debt Commitment Letters	Section 5.6
Debt Financing	Section 5.6
Definitive Debt Agreement	Section 6.15(a)
D&O Provisions	Section 6.11(a)
Effective Time	Section 2.1(d)
Environmental Permits	Section 3.17
EquityHolder	Preamble
Equityholder Prepared Returns	Section 6.6(a)
Excluded Shares	Section 2.2(b)
Fee Letter	Section 5.6
Financial Statements	Section 3.4(a)
Indemnified Persons	Section 6.11(a)
Indemnitee	Section 6.5(e)
Indemnitor	Section 6.5(e)
Intended Tax Treatment	Recitals
Interim Financial Statement	Section 3.4(a)
Internal Controls	Section 3.4(b)
IRS	Section 3.14(a)
Latest Balance Sheet	Section 3.4(a)
LTIP	Section 6.1(d)
Material Customer	Section 3.9(c)
Material Contract	Section 3.9(b)
Merger	Recitals
Merger Sub	Preamble
NITCO	Section 3.4(a)
Non-Party Affiliate	Section 6.14
Ordinary Course of Business	Section 8.5
Outside Date	Section 7.1(c)
Parent	Preamble
Parent Prepared Returns	Section 6.6(a)
Parent Related party	Section 7.3(b)
Party	Preamble
Permits	Section 3.16(b)

Per Share Merger Consideration	Section 2.2(a)
Pre-Closing Period	Section 6.1(a)
Registration Rights Agreement	Section 2.4(b)(v)(I)
Restrictive Covenants	Section 6.16(d)
R&W Deductible	Section 6.3(a)
R&W Insurance Company	Section 6.3(a)
R&W Insurance Policy	Section 6.3(a)
Signing Form 8-K	Section 6.7(b)
Signing Press Release	Section 6.7(b)
Stock Consideration	Section 1.1
Surviving Company	Section 2.1(a)
Tail Policy	Section 6.11(b)
Tax Contest	Section 6.6(b)
Third-Party Recovery Proceeds	Section 6.5(d)
Trade Controls	Section 3.23(a)
Trademarks	Section 1.1
Transfer Taxes	Section 6.6(d)

Article II
TRANSACTION

Section 2.1 The Merger.

(a) Merger. On the terms and subject to the conditions set forth herein, and in accordance with the relevant provisions of the MGCA, Merger Sub shall be merged with and into the Company. Following the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company (the “Surviving Company”), and shall continue to be governed by the applicable Laws of the State of Michigan.

(b) Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the MGCA.

(c) Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by conference call and by exchange of signature pages by email or fax at 9:00 a.m. Central Time on the fifth (5th) Business Day after the conditions set forth in Section 2.4 have been satisfied, or, if permissible, waived by the Party entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or on such other date as the Parties mutually agree (the date upon which the Closing occurs, the “Closing Date”). The Closing shall be deemed effective for all purposes as of 12:01 a.m. Central Time on the Closing Date.

(d) Effective Time. A certificate of merger satisfying the applicable requirements of the MGCA in substantially the form attached hereto as Exhibit C (the “Certificate of Merger”) shall be duly executed by the Company and, concurrently with or as soon as practicable following the Closing, delivered to the Secretary of State of the State of Michigan for filing. The Merger shall become effective at such time as the Certificate of Merger is duly filed with, and accepted by, the Secretary of State of the State of Michigan or at such other time as may be agreed between Parent and the Company and specified in the Certificate of Merger (the “Effective Time”).

(e) Articles of Incorporation and Bylaws; Directors and Officers.

(i) the articles of incorporation of the Company as in effect immediately prior to Closing shall be the articles of incorporation of the Surviving Company until thereafter amended as provided by the MGCA;

(ii) the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company, until thereafter amended as provided by the MGCA;

(iii) the directors of Merger Sub immediately prior to the Effective Time shall resign or otherwise be removed as of the Effective Time and the directors of the Surviving Company immediately after the Effective Time shall be duly appointed; and

(iv) the officers of Merger Sub immediately prior to the Effective Time shall resign or otherwise be removed as of the Effective Time and the officers of the Surviving Company immediately after the Effective Time shall be the officers of the Company existing prior to the Effective Time until the earlier death, resignation, or removal.

Section 2.2 Effect on Capital Stock

(a) Treatment of Company Capital Stock. Upon the terms and subject to the conditions set forth herein, at the Effective Time, by virtue of the Merger and without any action on the part of any party hereto, any Shareholder or any other Person, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) shall be automatically converted into the right to receive (i) the Pro Rata Portion of the Stock Consideration, payable to the holder thereof in accordance with the procedures set forth in Section 2.3 and (ii) the Pro Rata Portion of the Cash Consideration, payable to the holder thereof in accordance with the procedures set forth in Section 2.3, that is distributed to the holder thereof pursuant to the terms of this Agreement, (collectively, the “Per Share Merger Consideration”), and the holders thereof shall cease to have any further rights as holders of Company Capital Stock.

(b) Treatment of Company Capital Stock Owned by the Company and Parent. At the Effective Time, all shares of Company Capital Stock that are owned by the Company as treasury stock immediately prior to the Effective Time (collectively, “Excluded Shares”) shall be cancelled and extinguished without any conversion thereof or payment of any cash or other property or consideration therefor and shall cease to exist.

(c) Treatment of Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or any other Person, each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Company (and the shares of the Surviving Company into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Company’s capital stock that are issued and outstanding immediately after the Effective Time). From and after the Effective Time, each certificate evidencing ownership of a number of shares of Merger Sub capital stock will evidence ownership of such number of shares of common stock of the Surviving Company.

(d) Adjustments. Notwithstanding anything to the contrary contained herein, in the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Capital Stock occurring after the date hereof and prior to the Effective Time, all references herein to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

Section 2.3 Exchange Procedures.

(a) As of the Effective Time, all shares of Company Capital Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Company Capital Stock shall cease to have any rights with respect to such shares, except the right to receive the applicable portion of the Merger Consideration to be paid in consideration therefor in accordance with this Article II, without interest.

(b) Letters of Transmittal. Prior to the Closing, each Shareholder shall deliver to Parent a duly completed and executed letter of transmittal substantially in the form attached hereto as Exhibit D (each, a “Letter of Transmittal”) together with certificates representing the shares of Company Capital Stock (the “Certificates”) owned by such Shareholder. At the Closing, Parent shall pay to holder of each share of Company Capital Stock in exchange therefor, the portion of the Merger Consideration in respect of such share.

(c) Transfer Books; No Further Ownership Rights in Company Stock. The Merger Consideration paid in respect of shares of Company Capital Stock at the Closing in accordance with the terms of this Section 2.3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Capital Stock previously represented by any Certificate, and at the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of any Certificate or other documents that evidenced ownership of shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock, except as otherwise provided for herein or by Applicable Law. If, at any time after the Effective Time, a Certificate or other documentation representing an ownership of Company Capital Stock is presented to Parent or the Surviving Company for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the giving of such indemnity as Parent may reasonably require, Parent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable amount of the Merger Consideration to be paid in respect of the shares of Company Capital Stock formerly represented by such Certificate in accordance with this Article II.

(e) No Liability. Notwithstanding anything to the contrary contained herein, none of the parties hereto (which, for the avoidance of doubt, includes the Surviving Corporation) shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

Section 2.4 Conditions to the Obligations of the Parties.

(a) Conditions to the Obligations of Each Party. The obligation of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver by the Party entitled to the benefit of the same, as of the Closing Date, of each of the following conditions:

(i) Hart-Scott-Rodino Act. The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

(ii) No Orders or Illegality. There shall not be any effective injunction, writ, preliminary restraining order, or non-appealable Order in effect preventing the consummation of the transactions contemplated hereby.

(iii) Required Vote. The Required Vote shall have been obtained.

(iv) Parent Stock Redemption. The Parent Stock Redemption shall have been completed in accordance with the terms hereof and the Parent Governing Documents.

(v) Parent Material Adverse Effect. There shall not have been a Parent Material Adverse Effect since the date hereof.

(vi) Parent Closing Cash. At the Closing, the Parent Closing Cash shall be no less than $143,000,000.

(b) Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions to be performed by Parent and Merger Sub in connection with the Closing is subject to the satisfaction or written waiver, as of the Closing Date, of each of the following conditions:

(i) Representations and Warranties.

(A) The representations and warranties of the Company set forth in Article III of this Agreement (other than the Company Fundamental Representations) and of the Equityholder set forth in Article IV of this Agreement (other than the Shareholder Fundamental Representations), in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein (other than the representations and warranties contained in Section 3.5 and in respect of the defined term “Material Contract”), shall be true and correct as of the Closing Date (or if such representations and warranties expressly relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, when taken as a whole, would not have a Material Adverse Effect; and

(B) the Company Fundamental Representations and the Shareholder Fundamental Representations, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct in all respects as of the Closing Date (or if such representations and warranties expressly relate to a specific date, such representations and warranties shall be true and correct in all respects as of such date) other than de minimis inaccuracies.

(ii) Performance and Obligations of the Company. The Company shall have performed or complied in all material respects with each covenant required by this Agreement to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by the Company on or prior to the Closing Date.

(iii) Material Adverse Effect. There shall not have been a Material Adverse Effect since the date hereof.

(iv) EBITDA. The EBITDA of the Company shall be at least $72,500,000.

(v) Deliveries and Closing Actions. At the Closing:

(A) the Company shall deliver to Parent a duly executed certificate from an authorized Person of the Company in the form attached hereto as Exhibit E, dated as of the Closing Date, certifying (1) that the conditions set forth in Section 2.4(b)(i) and Section 2.4(b)(ii) have been satisfied, (2) that the Governing Documents of the Company attached thereto are in full force and effect, and (3) that the resolutions of the Board and the Equityholder approving this Agreement and the other transactions contemplated hereby were duly adopted;

(B) the Company shall deliver to Parent a duly executed certificate from an authorized Person of the Company in the form attached hereto as Exhibit F, dated as of the Closing Date certifying that the condition set forth in Section 2.4(b)(iv) and Section 2.4(b)(viii) has been met (together with supporting documentation reasonably satisfactory to the Parent);

(C) The Company shall deliver to Parent (i) a certificate in the form of Exhibit G, as provided in Code Section 1445(b)(2), stating under penalties of perjury that the Equityholder is not a foreign Person within the meaning of Code Section 1445(f)(3) and (ii) a properly completed and executed IRS Form W-9;

(D) the Company shall deliver to Parent a warrant purchase agreement, duly executed by the Company Warrantholder and Alta Enterprises, LLC, in a form reasonably acceptable to Parent;

(E) the Company shall deliver to Parent a Participant Release Agreement in substantially the form attached hereto as Exhibit H, duly executed by each of the Key Employees and evidence, reasonably satisfactory to Parent, of the termination of the Company’s equity linked plan;

(F) the Company shall have delivered to Parent copies of all invoices received by the Company for Transaction Expenses payable by the Company from third parties prior to or in connection with the Closing together with Contracts or engagement letters governing the services of such third parties for which such invoice is being provided, at least three (3) Business Days prior to Closing;

(G) the Company shall deliver to Parent payoff letters with respect to Indebtedness for Borrowed Money, with an agreement either to provide and file or to authorize Parent’s filing of termination statements on Form UCC-3, or other appropriate releases following any payoff thereof, which when filed will release and satisfy any and all Liens related to such Indebtedness, which shall include any reasonable comments received from Parent (drafts of which shall have been provided to Parent At least three (3) Business Days prior to the Closing);

(H) Equityholder shall deliver to Parent the Company Shareholder Approval;

(I) Equityholder shall deliver to Parent a counterpart to that certain registration rights agreement by and among Parent and Equityholder, in the form attached hereto as Exhibit I (the “Registration Rights Agreement”); and

(J) The Company shall deliver to Parent the Closing Settlement Statement duly executed by Company and Equityholder.

(vi) Consents and Approvals. All consents and approvals from Governmental Entities or other third parties set forth on the Consents Schedule shall have been obtained.

(vii) Debt Financing. Parent shall have received debt financing in an amount equal to at least $310,000,000 on the terms and conditions set forth in the Debt Commitment Letters or on such other terms and conditions acceptable to Parent in its sole discretion.

(viii) Closing Indebtedness. The Indebtedness of the Alta Companies as of immediately prior to Closing shall not exceed $302,500,000.

(c) Conditions to Obligations of Equityholder and the Company. The obligation of Equityholder and the Company to consummate the transactions to be performed by Equityholder and the Company in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article V of this Agreement in each case, without giving effect to any materiality or material adverse effect qualifiers contained therein, shall be true and correct as of the Closing Date in all respects (or if such representations and warranties expressly relate to a specific date, such representations and warranties shall be true and correct as of such date in all material respects) except in each case, to the extent such failure of the representations and warranties to be so true and correct, when taken as a whole, would not have a material adverse effect on Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(ii) Performance and Obligations of Parent. Parent and Merger Sub shall have performed or complied in all material respects with each covenant required by this Agreement to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by Parent or Merger Sub on or prior to the Closing Date.

(iii) Parent Governing Documents. The Third A&R Certificate shall have been filed with the Secretary of State of the State of Delaware.

(iv) Parent Stock Redemption. The Parent Stock Redemption shall have been completed in accordance with the terms hereof and the Parent Governing Documents.

(v) Parent Material Adverse Effect. There shall not have been a Parent Material Adverse Effect since the date hereof.

(vi) Deliveries and Closing Actions. At the Closing:

(A) Parent shall deliver to Equityholder, a duly executed certificate from an officer of Parent in substantially the form attached hereto as Exhibit J, dated as of the Closing Date, certifying that the conditions set forth in Section 2.4(c)(i) through Section 2.4(c)(ii) have been satisfied;

(B) the Parent shall have delivered to Company copies of all invoices received by the Parent for Transaction Expenses payable by the Parent or Company from third parties prior to or in connection with the Closing, at least three (3) Business Days prior to Closing;

(C) Parent shall pay an aggregate amount equal to the Transaction Expenses to the payees thereof, by wire transfer of immediately available funds to the accounts designated by such payees, in accordance with the Closing Settlement Statement;

(D) Parent shall deliver to Equityholder a counterpart to the Registration Rights Agreement;

(E) Parent shall pay the Aggregate Company Warrant Consideration pursuant to the terms of the warrant purchase agreement referenced in Section 2.4(b)(v)(D), to the Company Warrantholder, by wire transfer of immediately available funds to the accounts designated by such Company Warrantholder, in accordance with the Closing Settlement Statement;

(F) Parent shall pay the Aggregate Participant Release Consideration pursuant to the terms of Participant Release Agreements, to the Key Employees, by wire transfer of immediately available funds to the accounts designated by each such Key Employee, in accordance with the Closing Settlement Statement;

(G) Parent shall pay all Indebtedness for Borrowed Money pursuant to payoff letters delivered to Parent prior to the Closing by the Alta Companies to the payees set forth on such payoff letters, by wire transfer of immediately available funds to the accounts designated by such payees, in accordance with the Closing Settlement Statement; and

(H) Parent shall pay the Merger Consideration in accordance with Section 2.2(a) hereof and the Closing Settlement Statement.

Section 2.5 Withholding and Wage Payments.

(a) Parent and the Company will be entitled to deduct and withhold from any amount payable pursuant to this Agreement (including payments of the Merger Consideration) such amounts as Parent or the Company (or any Affiliate thereof) shall determine in good faith they are required to deduct and withhold with respect to the making of such payment under the Code or any other provision of applicable Laws. To the extent that amounts are so withheld by Parent or the Company and paid to the applicable Governmental Entity, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding were made.

(b) Notwithstanding anything in this Agreement to the contrary, to the extent that any amount needs to be paid to any employee of any Alta Company that constitutes “wages”, such amount shall be deposited in the payroll account of the applicable Alta Company and the amounts due to the employee (net of withholding) shall be paid to the employee pursuant to the next scheduled payroll of the applicable Alta Company.

Article III
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

The Company and Equityholder hereby jointly and severally represent and warrant to Parent and Merger Sub that the following representations and warranties are true and correct as of the date of this Agreement and as of the Closing Date:

Section 3.1 Organization; Authority; Enforceability. Each Alta Company is (a) duly formed, validly existing, and in good standing (or the equivalent) under the Laws of its jurisdiction of formation and (b) qualified to do business and is in good standing (or the equivalent) in the jurisdictions in which the conduct of its business or locations of its assets and/or properties makes such qualification necessary, except where the failure to be so qualified to be in good standing (or the equivalent) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Alta Companies. The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board has duly approved this Agreement and the other transaction contemplated hereby and has duly authorized the execution and delivery of this Agreement and directed that the adoption of this Agreement be submitted to the Shareholders for consideration and recommended that all of the Shareholders adopt this Agreement. The affirmative vote (in person or by proxy) or written consent of the holders of all of the outstanding shares of Company Capital Stock (the “Company Shareholder Approval”) is the only vote or consent of any of the holders of Company Capital Stock necessary to adopt this Agreement under the MGCA and the Company Organizational Documents, each as in effect at the time of such adoption and approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. True and complete copies of the Governing Documents of each Alta Company, as in effect on the date hereof, have been delivered to Parent.

Section 3.2 Noncontravention.

(a) Except as set forth in Schedule 3.2(a), the consummation of the transactions contemplated hereby by the Company do not (i) conflict with or result in any breach of any of the material terms, conditions or provisions of, (ii) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (iii) result in a material violation of, (iv) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (v) result in the creation of any Lien upon the Company Capital Stock, or (vi) other than the filings required pursuant to Section 6.2, require any approval from, or filing with, any Governmental Entity under or pursuant to, the Governing Documents or any Law, or Order to which Equityholder or any Alta Company is bound or subject.

(b) Except as set forth in Schedule 3.2(b) or as would not be materially adverse to the Alta Companies, taken as a whole, the consummation of the transactions contemplated hereby by the Company does not (i) conflict with or result in any breach of any of the material terms, conditions or provisions of, (ii) constitute a default under (whether with or without the giving of notice, the passage of time or both), (iii) result in a violation of, (iv) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (v) result in the creation of any Lien upon the Company Capital Stock, or (vi) other than the filings required pursuant to Section 6.2, require any approval under or pursuant to any Material Contract.

Section 3.3 Capitalization.

(a) Schedule 3.3(a) sets forth, with respect to each Alta Company, (i) its name and jurisdiction of organization, (ii) its form of organization and (iii) the Equity Interests issued by each Alta Company and the record and beneficial ownership.

(b) Except as set forth on Schedule 3.3(b):

(i) there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which any Alta Company is a party or which are binding upon any Alta Company providing for the issuance, disposition or acquisition of any of its Equity Interests (other than this Agreement);

(ii) none of the Alta Companies is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Equity Interests, either of itself or of another Person;

(iii) none of the Alta Companies is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Interests;

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Interests held by the Alta Companies;

(v) none of the Alta Companies has violated in any material respect any applicable securities Laws or any preemptive or similar rights created by statute, Governing Document or agreement in connection with the offer, sale, issuance or allotment of any of its Equity Interests; and

(vi) none of the Alta Companies has any Liability for, or obligation with respect to, the payment of dividends, distributions or similar participation interests, whether or not declared or accumulated.

(c) All of the issued and outstanding Equity Interests of the Alta Companies have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, rights of first refusal or applicable law. Upon the consummation of the Transaction, Merger Sub will acquire good and valid title to all of the shares of Equity Interest of the Company, free and clear of all Liens

(d) Except as set forth on Schedule 3.3(d), no Alta Company currently owns, directly or indirectly, any debt or equity ownership or voting interest in any Person (other than an Alta Company).

(e) The accrued, unpaid and documented Transaction Expenses as of the date hereof, and Alta Companies’ good faith estimate of additional Transaction Expenses estimated through and including the Closing Date, are set forth on Section 3.3(e) of the Company’s Disclosure Schedule.

(f) No Person has any right to acquire all or any material portion of the business of any Alta Company or any dealership rights or franchise rights or privileges of any Alta Company.

Section 3.4 Financial Statements.

(a) The Company has made available to Parent the following financial statements (collectively, the “Financial Statements”), in each case together with all related notes and schedules thereto, accompanied by the reports therein of the Alta Companies’ and NITCO’s independent auditors (which reports shall be unqualified) in each case audited in accordance with the standards of PCAOB: (i) the audited consolidated balance sheets of the Alta Companies as of December 31, 2018 and 2017 (the “Latest Balance Sheet”) and the related consolidated statements of member’s equity, income and cash flows for the years then ended; (ii) the unaudited consolidated balance sheets of the Alta Companies as of September 30, 2019 and the related unaudited consolidated statements of member’s equity, income and cash flows for the nine months ended September 30, 2019 and September 30, 2019 (the “Alta Companies Interim Financial Statements”); (iii) the audited balance sheets of Northland Industrial Truck Co., Inc. (“NITCO”) as of October 31, 2018 and 2017 and the related statements of income, cash flows and shareholders’ equity for the years then ended; (iv) the unaudited balance sheet of NITCO as of April 30, 2019 and the related unaudited statements of income, cash flows and shareholders’ equity for the six months ended April 30, 2019 and April 30, 2018 (together with the Alta Companies Interim Financial Statements, the “Interim Financial Statements”); and (v) the financial statements for any “business” within the meaning of Rule 11-01(d) of Regulation S-X acquired by any Alta Company that is required pursuant to Rule 3-05 of Regulation S-X of the SEC for the applicable periods required thereunder. The Financial Statements were derived from the books and records of the Alta Companies and NITCO. Each of the Financial Statements (a) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except (x) as otherwise noted therein to the extent permitted by Regulation S-X of the SEC and (y) in the case of Interim Financial Statements, subject to normal and recurring year-end adjustments and the absence of notes thereto, none of which would be material individually or in the aggregate) and in accordance with Regulation S-X of the SEC and (b) fairly presents in all material respects, the combined assets, liabilities, equity, cash flow and financial condition as of the respective dates thereof and/or the operating results of the Alta Companies and NITCO for the periods covered thereby. Each of the independent auditors for the Alta Companies and NITCO with respect to the Financial Statements described above is independent under the standards of the PCOAB and the SEC and was independent during all applicable periods covered by the Financial Statements.

(b) The financial records, systems, controls, data and information of the Company are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of the Company or its accountants. The Company has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP (“Internal Controls”). Neither the Company nor an independent auditor of the Company has identified or been made aware of (i) any significant deficiency or material weakness in the system of Internal Controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the Internal Controls utilized by the Company, or (iii) any claim or allegation regarding any of the foregoing. There are no significant deficiencies or material weaknesses in the design or operation of the Internal Controls over financial reporting that would reasonably be expected to adversely affect, in a material manner, the Company’s ability to record, process, summarize and report financial information, and there is no fraud that involves the Company, Equityholder or any of their Affiliates, the management of the Company or any other Person. The Company has made available to Parent, prior to the date of this Agreement, copies of each management letter delivered to the Company by its accounting firm on or after January 1, 2016 in connection with the Financial Statements or relating to any review by such accounting firm of the Internal Controls of the Company.

(c) Except as set forth on Schedule 3.4(c)(i), the Alta Companies have no Liabilities of any nature whatsoever, except (i) Liabilities reflected in, reserved against or otherwise described in the Financial Statements or the notes thereto; (ii) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Law); or (iii) Liabilities arising under this Agreement and/or the performance by the Company of its obligations hereunder. Schedule 3.4(c)(ii) sets forth the amount of outstanding Indebtedness as of the date hereof.

(d) No Alta Company maintains any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities and Exchange Commission.

Section 3.5 No Material Adverse Effect. Except as set forth on Schedule 3.5, since December 31, 2018, there has been no Material Adverse Effect.

Section 3.6 Absence of Certain Developments. Except as set forth on Schedule 3.6 or as described in the audited Financial Statements, since the date of December 31, 2018, no Alta Company has:

(a) sold, leased, assigned, transferred or otherwise disposed of any (i) tangible material assets or properties (other than the sale or disposal of inventory or obsolete equipment) or (ii) material Intellectual Property, other than licenses in the Ordinary Course of Business;

(b) made any amendments to its Governing Documents;

(c) made or granted any bonus, severance or material increase in base salary to any director or senior executive;

(d) effectuated any reduction in force, early retirement program or other voluntary or involuntary employment termination program, or otherwise implemented any employee layoff, in each case, not in compliance with the WARN Act;

(e) (i) issued, sold, delivered, redeemed or purchased any Equity Interests, (ii) declared, set aside or paid any dividends on, or made any other distributions (whether in cash, securities or property) in respect of any Equity Interests or (iii) adjusted, split, combined or reclassified any of its Equity Interests;

(f) (i) incurred or guaranteed any additional Indebtedness for Borrowed Money other than guarantees made for the benefit of customers in connection with such customer’s purchase of equipment which does not exceed $3,000,000 for any individual customer and $5,000,000 in the aggregate and which have been made in the Ordinary Course of Business, or (ii) made any loans or advances to any other Person, other than advances to employees in the Ordinary Course of Business;

(g) adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization (other than as contemplated by Section 6.18 of this Agreement);

(h) collected material amounts of its accounts receivable or paid material amounts of any accrued Liabilities or accounts payable or prepaid any expenses or other items, in each case, other than in the Ordinary Course of Business;

(i) paid or agreed to pay any management fees, monitoring fees, directors’ fees or bonuses paid by or levied on any Alta Company by or for the benefit of the Equityholder or any of his Affiliates;

(j) waived any amount owed to any Alta Company by the Equityholder or any of his Affiliates or of any claims by any Alta Company against the Equityholder or any of his Affiliates;

(k) amended (other than as required by applicable Law or as part of an annual renewal for health and/or welfare benefits), terminated or adopted any Company Employee Benefit Plan;

(l) made any changes to its accounting policies, methods or practices;

(m) changed or revoked any material election relating to Taxes, made any material election related to Taxes inconsistent with past practice, entered into any agreement, settlement or compromise with any Taxing Authority relating to any Tax matter, filed any amended Tax Return, changed a method of accounting or accounting period with respect to Taxes or surrendered any right to claim any refund of Taxes;

(n) amended or terminated any Material Contract or Leases (other than extension or renewal of any Lease in the Ordinary Course of Business);

(o) other than inventory and other assets acquired in the Ordinary Course of Business, acquired properties or assets, including Equity Interests of another Person, with a value in excess of $300,000, whether through merger, consolidation, share exchange, business combination or otherwise, other than leasehold improvements in the Ordinary Course of Business;

(p) instituted or settled any Proceeding that alleged or resulted in a settlement of at least $200,000, net of insurance proceeds;

(q) entered into any joint venture, partnership or similar arrangement;

(r) breached, made or effected any amendment, waiver, change, release or termination of any term, condition or provision of any Material Contract other than in the Ordinary Course of Business;

(s) proposed, adopted or effected any business combination, reorganization, recapitalization or other acquisition or disposition of a material amount assets or properties in any manner (whether by merger or purchase of equity or assets or otherwise) with any Person;

(t) entered into any commodities or currency hedging transaction;

(u) permit any of its insurances to lapse or knowingly do anything which would make any insurance policy void or voidable;

(v) taken or omitted to take any action which has, or would reasonably be expected to result in, a material adverse change in any Alta Company’s relationship with any Material Customer or Material Supplier;

(w) waive any amount owed to the Company by a customer or transfer any assets to a customer other than in the Ordinary Course of Business; or

(x) authorized or entered into any Contract to do any of the foregoing.

Section 3.7 Real Property.

(a) No Alta Company owns or has ever owned, directly or indirectly, any Owned Real Property of any kind in any location. No Alta Company is a party to any agreement to purchase any real property or interest therein.

(b) Schedule 3.7(b) sets forth the address of each Leased Real Property (other than Licensed Real Property) and a true, correct and complete list of all Leases for such Leased Real Property (other than Licensed Real Property) and the parties to each such Lease. Except as set forth on Schedule 3.7(b), with respect to each of the Leases: (i) no Alta Company has subleased, licensed or otherwise granted any right to use or occupy the Leased Real Property or any portion thereof; (ii) such Lease is legal, valid, binding, enforceable and in full force and effect except as may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles; (iii) the applicable Alta Company’s possession and quiet enjoyment of the Leased Real Property under such Lease, has not been disturbed; (iv) no Alta Company is currently in default under, nor to the Knowledge of the Company, has any event occurred or circumstance exist that, with notice of lapse of time or both would constitute a default by such Alta Company under any Lease; and (v) to the Knowledge of the Company, no default, event or circumstance exists that, with notice or lapse of time, or both, would constitute a default by any counterparty to any such Lease. Each applicable Alta Company has made available to Parent a true, correct and complete copy of all Leases (other than Leases with respect to Licensed Real Property).

(c) The Leased Real Property identified in Schedule 3.7(b) and the Licensed Real Property comprise all of the real property used in the business of the Alta Companies.

(d) The buildings, material building components, structural elements of the improvements, roofs, foundations, parking and loading areas, mechanical systems (including all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, utility and fire/life safety systems) within any improvements of the Leased Real Property (other than the Licensed Real Property) are in good working condition and repair and sufficient for the operation of the business by each Alta Company. No Alta Company has received notice of (i) any condemnation, eminent domain or similar Proceedings affecting any parcel of Leased Real Property, (ii) any special assessment or pending improvement liens to be made by any Governmental Entity or (iii) violations of any building codes, zoning ordinances, governmental regulations or covenants or restrictions affecting any Leased Real Property. There are no recorded or unrecorded agreements, easements or encumbrances that materially interfere with the continued access to or operation of the business of the Alta Companies as currently conducted on all Leased Real Property.

(e) To the Knowledge of the Company, all water, gas, electrical, stream, compressed air, telecommunication, sanitary and storm sewage lines and other utilities and systems servicing each parcel of Leased Real Property are sufficient for the continued operation of the business of each applicable Alta Company as currently conducted on such Leased Real Property in all material respects.

(f) During the term of the respective Lease, no portion of the Leased Real Property (other than the Licensed Real Property) has suffered damage by fire or other casualty loss which has not been repaired and restored to its original condition in all material respects.

(g) No Alta Company has received any written notice from any insurance company of defects or inadequacies in any Leased Real Property that would affect the insurability of any parcel or may cause or result in any material amendment to existing policies with respect to such Leased Real Property (including a material increase of premiums).

Section 3.8 Tax Matters.

(a) Except as set forth on Schedule 3.8(a), each Alta Company has timely filed all income and other material Tax Returns required to be filed by it pursuant to applicable Laws, and such Tax Returns are accurate, complete and correct in all material respects and have been prepared in compliance with all applicable Laws. Each Alta Company has paid all income and other material Taxes due and payable by it (whether or not shown as due and payable on any Tax Return). Each Alta Company has timely and properly withheld and paid all amounts of material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and all sales, use, ad valorem and value added Taxes. Within the five (5) years prior to the date hereof, no written claim has been made by a Taxing Authority in a jurisdiction where an Alta Company does not pay Taxes or file Tax Returns that an Alta Company is or may be subject to taxation by or required to file Tax Returns in that jurisdiction.

(b) Except as set forth and identified on Schedule 3.8(b), in the five (5) years prior to the date hereof, no Alta Company has been audited by any federal, state or local Taxing Authority, and there is no Tax audit or examination or any Proceeding now being conducted, pending or to the Knowledge of the Company threatened with respect to any Taxes or Tax Returns of or with respect to any Alta Company. No Alta Company has commenced a voluntary disclosure proceeding in any state or local or non-U.S. jurisdiction that has not been fully resolved or settled.

(c) Except as set forth on Schedule 3.8(c), no Alta Company has waived, extended or agreed to extend any applicable statute of limitations relating to any Tax assessment, collection or deficiency of any Alta Company, in each case, which extension is currently in effect. No Alta Company has a request for a private letter ruling, a request for administrative relief, a request for technical advice, a request for a change of any method of accounting or other request pending with any Governmental Entity that relates to the Taxes or Tax Returns of any Alta Company. No power of attorney granted by any Alta Company with respect to any Taxes is currently in force.

(d) No Alta Company has engaged in any listed transaction as defined in Treasury Regulation Section 1.6011-4(b)(2).

(e) The Company has duly elected to be treated as an S corporation pursuant to Code Section 1362(a) and the Laws of each state and other jurisdiction in which any Alta Company conducts business or could otherwise be subject to income Taxes. Each of these elections was initially effective as January 1, 1998, and is currently effective. No event has occurred (or fact has existed) that would preclude the Company from initially qualifying as an S corporation under Code Section 1361(a) or which would terminate the Company’s S corporation status (other than the transaction contemplated by this Agreement). No Governmental Entity has challenged the effectiveness of any of these elections. Each Subsidiary of the Company is treated as either a partnership or as “disregarded entity” for U.S. federal income tax purposes and no election has been made (or is pending) to change such treatment.

(f) No Alta Company is required to include an item of income, or exclude an item of deduction, for any period after the Closing Date (determined with and without regard to the transactions contemplated hereby) as a result of: (i) an installment sale transaction occurring on or before the Closing governed by Code Section 453 (or any similar provision of state, local or non-U.S. Laws); (ii) a transaction occurring on or before the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or non-U.S. Laws); (iii) any prepaid amounts received or paid on or prior to the Closing Date or deferred revenue realized or received on or prior to the Closing; (iv) except as set forth on Schedule 3.8(f)(iv) a change in method of accounting with respect to a Pre-Closing Tax Period that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used in Pre-Closing Tax Period); (v) an agreement entered into with any Governmental Entity (including a “closing agreement” under Code Section 7121) on or prior to the Closing Date; or (vi) an election under Code Section 965. No Alta Company has made an election (including a protective election) pursuant to Code Section 108(i). No Alta Company currently uses the cash method of accounting for income Tax purposes. No Alta Company has any “long-term contracts” that are subject to a method of accounting provided for in Code Section 460 or has any deferred income pursuant to IRS Revenue Procedure 2004-34, Treasury Regulation Section 1.451-5, Code Section 455, or Code Section 456 of the Code (or any corresponding provision of state or local Law). No Alta Company owns an interest in any Flow-Thru Entity (other than another Alta Company).

(g) The aggregate unpaid Taxes of the Alta Companies do not exceed accruals for current Taxes (excluding any reserve established to reflect timing differences between book and Tax items) set forth on the Latest Balance Sheet (without regard to any notes thereto) as adjusted for the passage of time through the Closing Date.

(h) There are no Liens for Taxes on any assets of any Alta Company, other than Permitted Liens. No Alta Company has ever been a member of any Affiliated Group (other than an Affiliated Group the common parent of which is an Alta Company). No Alta Company is liable for Taxes of any other Person as a result of successor liability, transferee liability, joint or several liability or otherwise.

(i) No Alta Company is party to any Tax Sharing Agreements, except for any Ordinary Course Tax Sharing Agreements or Tax Sharing Agreements solely between Alta Companies. All amounts payable with respect to (or by reference to) Taxes pursuant to any Ordinary Course Tax Sharing Agreement have been timely paid in accordance with the terms of such contracts.

(j) No Alta Company is organized in any non-U.S. jurisdiction. No Alta Company (i) has an office, permanent establishment, branch or other activities outside the U.S. or (ii) is a resident, engaged in a trade or business, or otherwise subject to Tax or required to file Tax Returns in any non-U.S. jurisdiction.

(k) Equityholder is not a foreign person within the meaning of Code Section 1445. Less than fifty percent (50%) of the Alta Companies’ assets consist of interests in “United States real property interests” within the meaning of Code Section 897(c).

(l) Except as set forth on Schedule 3.8(l), no Alta Company is subject to a material Tax holiday or Tax incentive or grant in any jurisdiction.

(m) No asset of any Alta Company is tax-exempt use property under Code Section 168(h). No portion of the cost of any asset of any Alta Company has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Code Section 103(a). None of the assets of any Alta Company is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provision of former Code Section 168(f)(8).

(n) No Alta Company has been, in the past five (5) years, a party to a transaction reported or intended to qualify as a reorganization under Code Section 368. No Alta Company has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Code Section 355(a)(1)(A)) in a distribution of shares that was reported or otherwise constitute a distribution of shares under Code Section 355(i) in the two (2) years prior to the date of this Agreement or that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Code Section 355(e)) that includes the transactions contemplated by this Agreement.

(o) Except for shares of Alta Company stock for which a valid and timely election has been made under Code Section 83(b), as of the Closing Date, no outstanding share of Alta Company stock is subject to a “substantial risk of forfeiture” for purposes of Code Section 83.

Section 3.9 Contracts.

(a) Except as set forth on Schedule 3.9(a), no Alta Company is a party to, or bound by, any:

(i) collective bargaining agreement applicable to employees of the Alta Companies;

(ii) Contract with any Material Customer or Material Supplier;

(iii) (x) employment Contract providing for an annual base salary in excess of $150,000 (other than “at-will” Contracts that may be terminated upon thirty (30) days or less notice without the payment of severance, other than severance or termination payments required by Law) or (y) Contract providing for severance payments in excess of $150,000 in the aggregate;

(iv) Contract relating to Indebtedness in excess of $250,000;

(v) license or royalty Contract with respect to any Intellectual Property to which the Alta Companies are a party as licensee or licensor (other than Contracts relating to commercially available off-the-shelf Software licensed for less than $100,000 in annual fees);

(vi) each Contract which provides for aggregate future payments to or from any Alta Company in excess of $500,000 in any calendar year, other than those that can be terminated without material penalty by such Alta Company upon ninety (90) days’ notice or less and can be replaced with a similar Contract on materially equivalent terms in the Ordinary Course of Business;

(vii) all Contracts with a Manufacturer authorizing the operation of a dealership (“Franchise Agreements”);

(viii) joint venture, partnership, strategic alliance or similar Contract;

(ix) power of attorney;

(x) other than this Agreement, Contract for the sale, transfer or acquisition of any material assets, Equity Interest or business of any Alta Company (other than those providing for sales, transfers or acquisitions of assets in the Ordinary Course of Business) or for the grant to any Person of any preferential rights to purchase any of the assets, Equity Interests or business of any Alta Company, in each case, under which there are material outstanding obligations of the applicable Alta Company (including any sale, transfer or acquisition agreement that has been executed, but has not closed);

(xi) Contract which contains a provision prohibiting or materially restricting any Alta Company from competing in any jurisdiction;

(xii) Partnership, joint venture, strategic alliances or similar agreements;

(xiii) Contract that contains (A) a “most favored nation” provision with respect to any Person; or (B) a provision providing for the sharing of any revenue or cost-savings with any third party;

(xiv) Contract pursuant to which any Alta Company has granted any exclusive marketing, sales representative relationship, franchising consignment, distribution or any other similar right to any third party (including in any geographic area or with respect to any product of the business);

(xv) agreement involving the payment of any earn-out or similar contingent payment;

(xvi) Contract with any Governmental Entity which provides for aggregate future payments to or from any Alta Company in excess of $500,000 in any calendar year;

(xvii) Contract relating to the development, ownership, registration or enforcement of any Intellectual Property; or

(xviii) Contract involving the settlement of any Proceeding or threatened Proceeding.

(b) Except as specifically disclosed on Schedule 3.9(b), each Contract listed on Schedule 3.9(a) (each, a “Material Contract”) is legal, valid, binding and enforceable against the applicable Alta Company party thereto and against each other party thereto, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. With respect to all Material Contracts, none of the Alta Companies or, to the Knowledge of the Company, any other party to any such Material Contract is in breach thereof or default thereunder and there does not exist under any Material Contract any event or circumstance which, with the giving of notice or the lapse of time (or both), would constitute such a breach or default thereunder by any Alta Company thereunder or, to the Knowledge of the Company, any other party to such Material Contract.

(c) Schedule 3.9(c) sets forth a list of the (i) top twenty (20) customers (determined by the amount of total invoiced revenue) of the Alta Companies for the fiscal year ended December 31, 2018 and (ii) top twenty (20) customers (determined by the amount of total invoiced revenue) of the Alta Companies for the eleven-month period ending as of November 30, 2019 (each, a “Material Customer”). No such Material Customer has cancelled, terminated or materially and adversely (from the Alta Companies’ perspective) altered its relationship with any Alta Company or threatened to cancel, terminate or materially and adversely alter its relationship with any Alta Company.

(d) Schedule 3.9(d) sets forth a list of the Material Suppliers. No such Material Supplier has cancelled, terminated or materially and adversely (from the Alta Companies’ perspective) altered its relationship with any Alta Company or threatened to cancel, terminate or materially and adversely alter its relationship with any Alta Company.

(e) No manufacturer with which any Alta Company conducts business has: (i) notified the applicable Alta Company or Equityholder of any material deficiency in dealership operations (including brand imaging, facility conditions, sales efficiency, customer satisfaction, warranty work and reimbursement, or sales incentives); (ii) otherwise advised any Alta Company or Equityholder of a present or future need for material facility improvements or upgrades in connection with any dealership or any dealership premises of an Alta Company; (iii) notified any Alta Company or Equityholder in writing of the awarding or possible awarding of a manufacturer franchise to any Person in the states in which any Alta Company’s dealerships operate; or (iv) conducted any audit of any Alta Company’s sales practices and documentation or service practices and warranty claim documentation. No Alta Company has been subject to a chargeback, or, to the Company’s Knowledge, a threatened chargeback, of monies previously paid to the Company or any Subsidiary with respect to its vehicle or equipment sales and warranty claims in an aggregate amount exceeding $250,000 in the three (3) year period preceding the date hereof. No Alta Company has sold any vehicle to any Person who intended or intends to export the vehicle in violation of any Franchise Agreement.

(f) Except as set forth on Schedule 3.9(f), no manufacturer has terminated its relationship with any Alta Company or materially reduced its pricing with any Alta Company and no manufacturer has notified an Alta Company in writing that it intends to terminate or materially reduce its pricing with such Alta Company. Except as set forth on Schedule 3.9(f), no Alta Company has received any written notice or other communication from any manufacturer that such manufacturer will not continue as a supplier of an Alta Company after the Closing or that such manufacturer intends to terminate or materially modify existing Contracts with any Alta Company after the Closing.

Section 3.10 Intellectual Property.

(a) The operation of the business of the Alta Companies have not in the past five (5) years interfered with, infringed, misappropriated or otherwise violated, and do not currently interfere with, infringe, misappropriate or otherwise violate, any Intellectual Property rights of any Person in any respect, and no Alta Company has in the past five (5) years received any written charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation or other violation (including any claim that such Alta Company must license or refrain from using any Intellectual Property rights of any Person) or challenging the ownership, registration, validity or enforcement of any Owned Intellectual Property. To the Knowledge of the Company, no Person is interfering with, challenging, infringing upon, misappropriating or otherwise violating any Owned Intellectual Property.

(b) Each Alta Company owns or has the right to use all Intellectual Property that is used in and material to the business of such Alta Company as currently conducted. Schedule 3.10(b) identifies each patent, Trademark and service mark registration, Internet domain name, and copyright registration, and all applications for the foregoing, in each case which is owned by an Alta Company. None of the Alta Companies owns or purports to own any Software. Except as set forth on Schedule 3.10(b), all the Intellectual Property required to be disclosed in Schedule 3.10(b) is valid and enforceable. Each Alta Company is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property, free and clear of any Liens, and the Owned Intellectual Property is not subject to any outstanding Order restricting the use or licensing thereof by such Alta Company or the business of the Alta Companies. All the Owned Intellectual Property required to be disclosed in Schedule 3.10(b) that is an issued patent, patent application, registration or application for registration has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. No loss or expiration of any Owned Intellectual Property is pending or, to the Knowledge of the Company, threatened or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by such Alta Company).

(c) Each Alta Company has made commercially reasonable efforts to protect the confidentiality of all trade secrets and any other confidential information owned by such Alta Company (and any confidential information owned by any Person to whom any of the Alta Companies has a confidentiality obligation). Except as required or requested by Law or as part of any audit or examination by a regulatory authority or self-regulatory authority, no such trade secret or confidential information has been disclosed by any Alta Company to any Person other than to Persons subject to a duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such trade secrets or any other confidential information by such Person. No current or former founder, employee, contractor or consultant of any Alta Company has any right, title or interest, directly or indirectly, in whole or in part, in any Owned Intellectual Property. Each Person who has developed any material Intellectual Property for any Alta Company has assigned all right, title and interest in and to such Intellectual Property to any Alta Company by a valid and enforceable written assignment or by operation of law. To the Knowledge of the Company, no Person is in violation of any such confidentiality.

(d) No funding or facility or personnel of any Governmental Entity, university, college, other educational institution or research center was used in the development of any material Owned Intellectual Property. None of the Alta Companies is required to pay any royalty or make any other form of payment to any Governmental Entity to allow the use, licensing, assignment or transfer of any Owned Intellectual Property.

(e) The IT Assets are sufficient in all material respects for the current business operations of the Alta Companies. The Alta Companies have in place disaster recovery and security plans and procedures and have taken reasonable steps to safeguard the availability, security and integrity of the IT Assets and all data and information stored thereon, including from unauthorized access and infection by Unauthorized Code. The Alta Companies have maintained in the Ordinary Course of Business all required licenses and service contracts, including the purchase of a sufficient number of license seats for all Software, with respect to the IT Assets.

(f) Each item of Intellectual Property owned or used by the Alta Companies immediately prior to the Closing will be owned or available for use by the Alta Companies immediately subsequent to the Closing on identical terms and conditions as owned or used by the Alta Companies immediately prior to the Closing.

(g) The Alta Companies are in compliance with, in all material respects, all of confidentiality obligations under each Contract to which any Alta Company are a party.

(h) In the past five (5) years, the Alta Companies have not experienced any Security Breaches or material Security Incidents, and none of the Alta Companies is aware of any written or oral notices or complaints from any Person regarding such a Security Breach or material Security Incident. None of the Alta Companies has received any written or oral complaints, claims, demands, inquiries or other notices, including a notice of investigation, from any Person (including any Governmental Entity or self-regulatory authority or entity) regarding any of the Alta Companies’ Processing of Personal Information or compliance with applicable Privacy and Security Requirements.

(i) For the past five (5) years, the Alta Companies are and have been in compliance in all material respects with all applicable Privacy and Security Requirements. The Alta Companies have a valid and legal right (whether contractually, by Law or otherwise) to access or use all Personal Information that is Processed by or on behalf of the Alta Companies in connection with the use and/or operation of its products, services and business, in the manner such Personal Information is accessed and used by the Alta Companies. The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated herein will not violate any applicable Privacy and Security Requirements or result in or give rise to any right of termination or other right to impair or limit the Alta Companies’ right to own or process any Personal Information used in or necessary for the conduct of the business of the Alta Companies.

(j) The Alta Companies have implemented Privacy Policies as required by applicable Privacy and Security Requirements, and the Alta Companies are in compliance in all material respects with all such Privacy Policies.

(k) The Alta Companies have implemented reasonable physical, technical and administrative safeguards designed to protect Personal Information in their possession or control from unauthorized access by any Person, including each of the Alta Companies’ employees and contractors, and designed to ensure compliance in all material respects with all applicable Privacy and Security Requirements.

Section 3.11 Litigation. Except as set forth on Schedule 3.11(a), there are no material Proceedings pending or threatened, against any Alta Company or any director, officer or employee of an Alta Company (in their capacity as such) before any Governmental Entity, and during the past five (5) years there have not been any such Proceedings. The Alta Companies are not subject or bound by any material outstanding Orders. Except as set forth on Schedule 3.11(b), there are no material Proceedings pending, initiated or threatened, by any Alta Company against any other Person before any Governmental Entity, and during the past five (5) years there have not been any such Proceedings.

Section 3.12 Brokerage. Except as set forth on Schedule 3.12, neither Equityholder nor any Alta Company have incurred any obligation or Liability, contingent or otherwise, in connection with this Agreement that would result in the obligation of any Alta Company or Parent to pay any finder’s fee, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummations of the transactions contemplated hereby.

Section 3.13 Labor Matters.

(a) Schedule 3.13(a) sets forth a complete list of all employees of the Alta Companies and, as applicable, their classification as exempt or non-exempt under the Fair Labor Standards Act, title and/or job description, job location and compensation (base compensation and any bonuses paid with respect to the twelve-month period ended December 31, 2018 and the three-month period ended March 31, 2019). To the Knowledge of the Company, all employees of the Alta Companies are legally permitted to be employed by the Alta Companies in the jurisdiction in which such employees are employed in their current job capacities.

(b) Except as set forth in Schedule 3.13(b), no Alta Company is a party to any collective bargaining agreement relating to employees of any Alta Company. There are no strikes, work stoppages, slowdowns or other material labor disputes pending or, to the Knowledge of the Company, threatened against any Alta Company, and no such disputes have occurred within the past three (3) years. To the Knowledge of the Company, there are no ongoing or threatened union organizing activities with respect to employees of any Alta Company and no such activities have occurred within the past three (3) years. There are no material grievances or arbitrations pending or, to the Knowledge of the Company, threatened against any of the Alta Companies and arising under a collective bargaining agreement. With respect to the transactions contemplated by this Agreement, the Alta Companies have, or prior to the Closing will have, satisfied, in all material respects all notice and bargaining obligations they owe to any unions representing their employees under applicable Law or any collective bargaining agreement.

(c) Except as set forth in Schedule 3.13(c), the Alta Companies are and for the past three (3) years have been in compliance, in all material respects, with all applicable Laws relating to the employment of labor, including provisions thereof relating to wages and hours, classification (including employee-independent contractor classification and the proper classification of employees as exempt employees and nonexempt employees under the Fair Labor Standards Act and applicable state and local Laws), equal opportunity, disability rights or benefits, workers’ compensation, affirmative action, collective bargaining, workplace safety, immigration, layoffs and the payment of social security and other Taxes. There are no material Proceedings pending or, to the Company’s Knowledge, threatened against any Alta Company with respect to or by any current or former employee, consultant or personnel of (or other individual service provider to) any Alta Company. In the past three (3) years, none of the Alta Companies has implemented any plant closing or layoff of employees triggering notice requirements the WARN Act. No Alta Company has engaged in any unfair labor practices and no Alta Company is presently subject to or, to the Knowledge of the Company, threatened with any material grievances or unfair labor practices complaints or charges.

(d) Each of the Alta Companies has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and no Alta Company is liable for any arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing. Each of the Alta Companies has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to or on behalf of such employees, independent contractors and consultants. Each individual who has provided or is providing services to any Alta Company, and has been classified as a consultant, independent contractor or temporary employee, has been properly classified as such under all applicable Laws including relating to wage and hour and Tax. None of the Alta Companies have any material Liability or obligations under any applicable Laws arising out of improperly treating any such individual as a consultant, independent contractor or temporary employee, as applicable, and no such individual is entitled to any compensation or benefits that such Person has not been afforded under any applicable Laws or benefit plan or program of any Alta Company. None of the Alta Companies are materially liable for any delinquent payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for any Alta Company personnel (other than routine payments to be made in the Ordinary Course of Business and consistent with past practice).

(e) To the Company’s Knowledge, no employee or independent contractor of the any Alta Company is (i) subject to any noncompete or nondisclosure agreement or obligation, the breach of which could be material to the Company or (ii) to any employment or consulting agreement with any individual other than any Alta Company. To the Company’s Knowledge, no Key Employee has provided oral or written notice of any present intention to terminate his or her relationship with any Alta Company within the first twelve (12) months following the Closing.

Section 3.14 Employee Benefit Plans.

(a) Schedule 3.14(a) sets forth a list of each employment, consulting or independent contractor Contract, each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each equity-based, retirement, profit sharing, bonus, incentive, severance, separation, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability plan, program, policy or Contract, and each other material employee compensation or benefit plan, program, policy or Contract that is maintained, sponsored or contributed to (or required to be contributed to) by any of the Alta Companies or pursuant to which any of the Alta Companies has any material Liabilities, in each case, other than a multiemployer plan as defined in Section 3(37) of ERISA (each a “Company Employee Benefit Plan”). With respect to each Company Employee Benefit Plan, the Company has made available to Parent copies of, as applicable, (i) the current plan document (and all amendments thereto), (ii) the most recent summary plan description provided to participants, (iii) the most recent determination or opinion letter received from the Internal Revenue Service (the “IRS”), (iv) the most recently filed Form 5500 annual report and (v) if applicable, nondiscrimination testing results for the three (3) years prior to the date hereof.

(b) Except as set forth on Schedule 3.14(b), (i) no Company Employee Benefit Plan provides post-employment health insurance benefits other than as required under Section 4980B of the Code, (ii) neither any Alta Company nor any ERISA Affiliate sponsors, maintains or contributes to, nor has any Liability with respect to, an “employee pension benefit plan,” as defined in Section 3(2) of ERISA, that is or was subject to Title IV of ERISA or Section 412 of the Code and (iii) neither any Alta Company not any ERISA Affiliate contributes to or has any obligation to contribute to any “multiemployer plan,” as defined in Section 3(37) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code. No Alta Company has any Liability under Title IV of ERISA on account of being considered a single employer under Section 414 of the Code with any other Person.

(c) Each Company Employee Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received, or may rely upon, a favorable determination or opinion letter from the IRS and, nothing has occurred since the issuance of such opinion, notification and/or determination letter, as applicable, which could reasonably be expected to cause the loss of the tax-qualified status of such Company Employee Benefit Plan. Except as set forth on Schedule 3.14(c), each Company Employee Benefit Plan has been maintained, funded and administered in accordance respects with its respective terms and in compliance with all applicable Laws, including ERISA and the Code. There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA that are not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Employee Benefit Plan. There is no Proceeding (other than routine and uncontested claims for benefits) pending or, to the Knowledge of the Company, threatened, with respect to any Company Employee Benefit Plan or against the assets of any Company Employee Benefit Plan.

(d) Except as set forth on Schedule 3.14(d), the consummation of the transactions contemplated by this Agreement, alone or together with any other event, will not (i) result in material payment or benefit becoming due or payable, to any current or former employee, director, independent contractor or consultant, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former employee, director, independent contractor or consultant, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Alta Companies to any current or former employee, director, independent contractor or consultant or (v) limit the ability of the Alta Companies to terminate any Company Employee Benefit Plan.

(e) No Company Employee Benefit Plan covers employees primarily working outside of the United States.

(f) Each of each Alta Company’s “nonqualified deferred compensation plans” within the meaning of Code Section 409A has been maintained in operational and documentary compliance with Code Section 409A and the Treasury Regulations promulgated thereunder and no such “nonqualified deferred compensation plan” has or will result in any participant incurring income acceleration or Taxes under Code Section 409A. No Alta Company has agreed to pay, gross up, or otherwise indemnify any employee or contractor for any employment or income Taxes, including potential Taxes imposed under Code Section 409A.

(g) No benefit payable or that may become payable by any of the Alta Companies pursuant to any Company Employee Benefit Plan or as a result of, in connection with or arising under this Agreement shall constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code) that is subject to the imposition of an excise tax under Section 4999 of the Code or that would not be deductible by reason of Section 280G of the Code. No Alta Company has agreed to pay, gross up or otherwise indemnify any employee or contractor for any tax imposed under Section 4999 of the Code.

Section 3.15 Insurance. As of the date hereof, the Alta Companies have in place policies of insurance in amounts and scope of coverage as set forth in Schedule 3.15 and each such policy is in full force and effect and all premiums are currently paid in accordance with the terms of such policy. No Alta Company is in default in any material respect of its obligations under any such policy. During the twelve (12) months prior to the date hereof, no Alta Company has received any written notice of cancellation, material reduction in coverage or non-renewal of such policy. During the twelve (12) months prior to the date hereof, there have been no material claims by or with respect to the Alta Companies, taken as a whole, under such policies as to which coverage has been denied or disputed in any material respect by the underwriters of such policy or in respect of which such underwriters have reserved material rights. Since December 31, 2018, no Alta Company has (a) failed to maintain in full force and effect any material insurance policies or (b) suffered any damage, destruction, theft or casualty loss to its tangible assets in excess of one hundred thousand dollars ($100,000) that is not covered by insurance.

Section 3.16 Compliance with Laws; Permits.

(a) Except as set forth on Schedule 3.16(a), each Alta Company is in and, for the past five (5) years has been, in compliance in all material respects with all Laws applicable to the conduct of the Alta Companies and no notices have been received in the past five (5) years by any Alta Company from any Governmental Entity or any other Person alleging a violation of or noncompliance with any such Laws.

(b) Each Alta Company holds all permits required or advisable for the ownership and use of its assets and properties or the conduct of their businesses (including for the occupation and use of the Leased Real Property) as currently conducted and are in compliance with all terms and conditions of such permits (collectively, “Permits”), except where the failure to have such Permits would not be reasonably expected to be, individually or in the aggregate, materially adverse to the business of the Alta Companies. Except as disclosed in Schedule 3.16(b), no Proceeding is pending or threatened, to suspend, revoke, withdraw, modify or limit any such permit in a manner that has had or would reasonably be expected to have a material impact on the ability of the applicable Alta Company to use such permit.

Section 3.17 Environmental Matters. Except as set forth in Schedule 3.17, (a) each Alta Company is, and for the five (5) years preceding the Closing Date, has been, in compliance with all applicable Environmental Laws; (b) each Alta Company has for the five (5) years preceding the Closing Date timely obtained, maintains, and is, and for the five (5) years preceding the Closing Date, has been, in compliance in with, all permits, licenses, certificates or other authorizations required by applicable Environmental Laws for the ownership and use of its assets and Leased Real Property, and the conduct of its business as formerly or currently operated (collectively, the “Environmental Permits”), all such Environmental Permits are in full force and effect and there is no pending Proceeding to revoke or materially modify any Environmental Permit; (c) no Alta Company has received any written notice or information request regarding any actual or alleged violation by any Alta Company of, or Liabilities of any Alta Company under, applicable Environmental Laws, which notice remains unresolved or under which there are continuing unsatisfied obligations; (d) no Alta Company has used, generated, treated, stored, disposed of or released any Hazardous Materials on the Leased Real Property, any formerly owned or leased real property, or at any customer or other location that has or could result in Liability to any of the Alta Companies under Environmental Laws; (e) there are no Proceedings pending, or to the Knowledge of the Alta Companies, threatened against any Alta Company under applicable Environmental Laws; (f) no Alta Company is subject to any material outstanding judgment, Order or decree of any Governmental Entity under applicable Environmental Laws; (g) no consent, approval or authorization of or registration or filing with any Governmental Authority is required by Environmental Laws or Environmental Permits in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; (h) no Alta Company has expressly assumed, undertaken or provided an indemnity with respect to any Liability of any other Person under Environmental Laws, and there are no claims pending, or to the Knowledge of the Alta Companies, threatened related to such Liability; and (i) the Alta Companies have provided to Parent true and correct copies of all Phase I environmental site assessment reports, Phase II reports, environmental, health or safety audits, inspections conducted in the five (5) years prior to the date hereof by the Alta Companies, and material documents related to any Proceeding arising under Environmental Laws, that in each case, are in the Alta Companies’ possession or reasonable control.

Section 3.18 Title to Assets. Except as set forth on Schedule 3.18 or as reflected on the Financial Statements, each Alta Company has good and marketable title to, or, in the case of leased or subleased assets, a valid and binding leasehold interest in, or, in the case of licensed assets, a valid license in, all of its assets (whether real, personal, tangible or intangible) that are used by such Alta Company (except for such assets as may have been sold or otherwise disposed of (a) in the Ordinary Course of Business consistent with past practice prior to the date of this Agreement and (b) after the date hereof and without violation of the terms and conditions of this Agreement), free and clear of all Liens other than Permitted Liens. Such assets of the Alta Company constitute all of the assets, properties, rights and interests necessary to conduct the business of the Alta Companies after the Closing, as it has been operated for the twelve (12) months prior to the date hereof.

Section 3.19 Government Contracts and Bids.

(a) Except as set forth on Schedule 3.19(a), with respect to each Contract that is or has been over the five (5) years prior to the date hereof, in existence between any Alta Company, on the one hand, and any Governmental Entity, on the other hand (each a “Company Government Contract”); each Contract that is or has been over the five (5) years prior to the date hereof, in existence between any Alta Company, on the one hand, and any prime contractor or upper-tier subcontractor, on the other hand, relating to a Contract between such Person and any Governmental Entity (each a “Company Government Subcontract”); and each outstanding bid, quotation or proposal by such Alta Company that if accepted or awarded could lead to a Contract between such Alta Company, on the one hand, and either any Governmental Entity or prime contractor or upper-tier subcontractor, on the other hand, relating to a Contract between such Person and any Governmental Entity (each such outstanding bid, quotation or proposal, a “Bid”):

(i) each such Company Government Contract or Company Government Subcontract has been legally awarded;

(ii) all representations and certifications with respect to any such Company Government Contract or Company Government Subcontract made by the applicable Alta Company were current, accurate and complete in all material respects when made, and such Alta Company has complied in all material respects with all such representations and certifications;

(iii) the Alta Companies are not in any material violation, breach or default of any provision of any Order or Law governing any Company Government Contract or Company Government Subcontract, and no allegation that any Alta Company is or has been in the five (5) years prior to the date hereof, in breach or violation in any material respect of any statutory, regulatory or contractual requirement has been made to such Alta Company and not withdrawn;

(iv) during the five (5) years prior to the date hereof, no Alta Company has received a cure notice, a show cause notice or a stop work notice, nor, to the Knowledge of the Company, has any Alta Company been threatened with termination for default under any Company Government Contract or Company Government Subcontract;

(v) no request for equitable adjustment by any Governmental Entity or by any of Alta Company’s vendors, suppliers or subcontractors against it relating to any Company Government Contract or Company Government Subcontract is pending as of the date hereof;

(vi) there is no Proceeding pending or, to the Company’s Knowledge, threatened, in connection with any Company Government Contract or Company Government Subcontract, against any Alta Company, or any of their respective directors or officers, including (i) alleged fraud under the False Claims Act (31 U.S.C. § 3729-3733), violations of the Procurement Integrity Act (41 U.S.C. § 423) or violations of the Truth in Negotiations Act (10 U.S.C. § 2306a, 41 U.S.C. § 254b) or (ii) the violation of any Governmental Rule relating to any Company Government Contract or Company Government Subcontract;

(vii) neither an Alta Company nor, to the Knowledge of the Company, any director, officer, employee, consultant or agent of an Alta Company, nor any cost incurred by an Alta Company pertaining to a Company Government Contract or Company Government Subcontract is the subject of any audit or investigation, other than within the normal course of business, and no incurred costs have been disallowed, or recommended for disallowance, by any Governmental Entity;

(viii) all Alta Companies have complied in all material respects with all requirements of the Company Government Contracts or Company Government Subcontracts and any Governmental Rule referenced therein, including Governmental Rules relating to the safeguarding of, and access to, classified information;

(ix) no Alta Company been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity in connection with the conduct of its business; no such suspension or debarment has been initiated or threatened in writing;

(x) there are no outstanding written claims between any Alta Company and any prime contractor, subcontractor, vendor or other third party arising under or relating to any Company Government Contract or Company Government Subcontract;

(xi) neither any Alta Company nor, to the Knowledge of the Company, any of directors, officers or employees of an Alta Company is or has been (except as to routine security investigations) under administrative, civil or criminal investigation, indictment or information by any Governmental Entity with respect to any operations of such Alta Company;

(xii) each Alta Company has properly included their appropriate markings on its proposal submissions in response to solicitations and deliverable submissions under Company Government Contracts and Company Government Subcontracts required for the protection of proprietary information;

(xiii) each Alta Company has complied in all material respects with all terms and conditions, including military specifications and other standards and requirements incorporated by reference, of the Company Government Contracts and Company Government Subcontracts; and

(xiv) no current operations of the Alta Companies are restricted by the Organizational Conflicts of Interest restrictions as set forth in Federal Acquisition Regulation Subpart 9.5.

(b) The Alta Companies and their officers, directors, managers, employees, consultants and agents collectively hold all security clearances necessary for the operation of their respective businesses as presently conducted. Schedule 3.19(b) sets forth a correct and complete list of all security clearances held by any Alta Company or any their respective directors, officers, employees, consultants or agents. No Alta Company is aware of any facts that are reasonably likely to give rise to the revocation of any security clearance of such Alta Company or any of its directors, officers, managers, employees, consultants or agents. Each Alta Company and each of its directors, officers, managers, employees, consultants or agents are in compliance in all material respects with applicable facilities and personnel security clearance requirements of the United States, including those specified in the Industrial Security Regulation (DOD 5220.22-R) and the National Industrial Security Program Operating Manual, DOD 5220.22-M.

(c) Each Alta Company has complied in all material respects with all applicable cost accounting standards and cost principles of a Governmental Entity, and no Alta Company has received written notice from the sponsoring United States Government Agency Administrative Contracting Officer or any other Governmental Entity of any intent to suspend, disapprove or disallow any material costs.

(d) All former U.S. government personnel that have been employed or retained by an Alta Company comply with applicable Governmental Rules specifically related to post-government employment.

Section 3.20 Directors and Officers. Schedule 3.20 lists the directors or managers and officers of each Alta Company.

Section 3.21 Customer Warranties. There are no pending or, to the Knowledge of the Company, threatened, claims under or pursuant to any warranty provided by any Alta Company, whether expressed or implied, on the products or services sold prior to the Closing Date by any Alta Company that are not reserved for in accordance with GAAP in the Latest Balance Sheet. All of the services rendered by the Alta Companies (whether directly or indirectly through independent contractors) have been performed in conformity with all express warranties and, in all material respects, with all applicable contractual commitments, and no Alta Company has any pending claims for replacement or repair or for other damages relating to or arising from any such services, except for amounts which are immaterial in the aggregate. No Material Contract with any customer contains any warranty provision for which such Alta Company is obligated to provide that that is significantly and adversely different than the warranty provisions of other Material Contracts and that would impose material Liability on any Alta Company.

Section 3.22 Product Warranties. All vehicles, equipment, parts and other products sold, leased, installed or delivered by any Alta Companies has been in material conformity with all product specifications, all express and implied warranties and all applicable Laws. No Alta Company has any Liability for replacement, servicing or repair of any vehicle, equipment, parts, other products or other damages in connection therewith or any other customer or product obligations not properly reserved against on the Latest Balance Sheet. No Alta Company has any material Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any vehicle or equipment, or any other product repaired, maintained, delivered, sold or installed, or services rendered by or on behalf of, any Alta Company. No Alta Company has committed any act or failed to commit any act which would result in, and there has been no occurrence which would give rise to or form the basis of, any product Liability or material Liability for breach of warranty (whether or not covered by insurance) on the part of such Alta Company with respect to any vehicle, equipment, part, or any other products repaired, maintained, delivered, sold or installed, or services rendered by or on behalf of, such Alta Company. All repairs to any vehicles, equipment, parts or other products installed or delivered by any Alta Company, have been made in accordance with the applicable manufacturer’s specifications. No Alta Company has, or has agreed to accept for others, any warranty or service obligations to any Person, or offered its customers any marketing or added-value programs or plans for which such Alta Company is responsible for administration or the Liability thereof, including, but not limited to, any program as may be required by any manufacturer with respect to programs, warranties and similar products pursuant to the terms of the applicable Franchise Agreement. Except as provided for under the terms of service contracts sold by any Alta Company and agreements with third-party service providers, no Alta Company has any agreement with a customer to return or refund any portion of amounts paid for an extended warranty or service contract.

Section 3.23 Accounts Receivable.

(a) Schedule 3.23(a) contains an accurate and complete list and the aging of all accounts receivable of the Alta Companies as of the date hereof (“Accounts Receivable”). The Accounts Receivable represent or will represent valid obligations and bona fide transactions arising from or relating to sales actually made or services actually performed by the Alta Companies. All such Accounts Receivable relate solely to the sale of goods or services to customers of the Alta Companies, none of whom are Affiliates of any Alta Company. Except to the extent paid prior to the Closing Date, the Accounts Receivable are, or will be as of the Closing Date, current and collectible net of the respective reserve shown in the corresponding line items on the Financial Statements or on the accounting records of Alta Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice).

(b) All accounts payable of the Alta Companies, whether reflected on the Financial Statements or subsequently created, are valid payables that have arisen from bona fide transactions of the Alta Companies. Since the date of the Latest Balance Sheet, the Alta Companies have paid their accounts payable in the Ordinary Course of Business.

Section 3.24 Inventory. All inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances other than Permitted Liens and those reflected on the Financial Statements, and no inventory is held on a consignment basis. The quantities and product mix of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company. All inventory shown on the Latest Balance Sheet has a value at least equal to the value shown on the face of the Latest Balance Sheet. All items included in Inventory conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental Authorities.

Section 3.25 Trade & Anti-Corruption Compliance

(a) Neither any Alta Company nor any of its directors, officers, managers, employees, its agents or third-party representatives, is or has in the five (5) years prior to the date hereof been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country in either case in violation of applicable Sanctions in connection with the business of any Alta Company; or (iii) otherwise in violation of any applicable Sanctions or applicable Export Control Laws or U.S. antiboycott requirements (together “Trade Controls”), in connection with the business of any Alta Company. No products produced by any Alta Company requires a license from any Governmental Entity for sale or export to any jurisdiction or end-user that is not otherwise targeted by restrictions under applicable Sanctions or applicable Export Control Laws.

(b) In the five (5) years prior to the date hereof, in connection with or relating to the business of the Alta Companies, neither any Alta Company nor any of its directors, officers, managers, employees, agents or third-party representatives (i) has made, authorized, solicited or received any bribe, unlawful rebate, payoff, influence payment or kickback; (ii) has established or maintained, or is maintaining, any unlawful fund of corporate monies or properties; (iii) has used or is using any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel or other unlawful expenses; (iv) has violated or is violating in any respect any Anti-Corruption Laws; or (v) has, directly or indirectly, made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any Governmental Entity or any other Person.

Section 3.26 Affiliate Transactions. Schedule 3.26 sets forth a list of all services currently provided to any Alta Company by any of its Affiliates (other than another Alta Company) and all services currently provided by any Alta Company to any of its Affiliates (other than another Alta Company), and the charges assessed for all services provided during such time. Except as disclosed in Schedule 3.26, there are no loans, Leases, commitments, guarantees, agreements (except for employment agreements and the Governing Documents) or other transactions or arrangements (oral or written) between any of the Alta Companies, on the one hand, and any Affiliate thereof (other than another Alta Company) or any current or former director, officer, shareholder/equity holder or employee of any Alta Company, or any immediate family member or Affiliate of any of the foregoing, on the other hand.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE EQUITYHOLDER

The Equityholder hereby represent and warrant to Parent that the following representations and warranties are true and correct as of the date of this Agreement and as of the Closing Date:

Section 4.1 Organization; Authority; Enforceability. Equityholder is (a) a resident of the State of Michigan, (b) 18 year of age or older, and (c) legally competent to execute and deliver this Agreement and the other agreements entered into (or contemplated to be entered into) by Equityholder in connection herewith or therewith, and to consummate the transactions contemplated hereby and thereby. No other proceedings on the part of Equityholder is necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Equityholder and constitutes the valid and binding agreement of Equityholder, enforceable against Equityholder in accordance with its terms.

Section 4.2 Capitalization and Ownership. Equityholder controls each Shareholder and each such Shareholder as of Closing will have good and valid title to the shares of Company Capital Stock free and clear of all Liens other than Securities Liens. Except as set forth on Schedule 4.2, Equityholder is not a party to (i) any option, warrant, purchase right or other Contract or commitment (other than this Agreement) that could require Equityholder to sell, transfer or otherwise dispose of any of the Company Capital Stock, or (ii) any voting trust, proxy, or other Contract or understanding with respect to the voting of the Company Capital Stock. Other than the shares of Company Capital Stock and other Equity Interests set forth on Schedule 3.3(a), Equityholder have no other equity interests or rights, options, warrants, convertible or exchangeable securities, subscriptions, calls, puts or other analogous rights, interests, agreements, arrangements or commitments to acquire or otherwise relating to any equity or voting interest of any Alta Company or obligating such Alta Company to issue, deliver, transfer or sell any capital securities or any other equity or voting interest in any Alta Company.

Section 4.3 Noncontravention.

(a) Except as set forth in Schedule 4.3(a), the consummation of the transactions contemplated hereby by Equityholder do not (i) conflict with or result in any breach of any of the material terms, conditions or provisions of, (ii) constitute a default under (whether with or without the giving of notice, the passage of time or both), (iii) result in a violation of, (iv) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (v) result in the creation of any Lien upon the Company Capital Stock, or (vi) other than the filings required pursuant to Section 6.2, require any approval from, or filing with, any Governmental Entity under or pursuant to, the Governing Documents or any Law, or Order to which Equityholder is bound or subject.

(b) Except as set forth in Schedule 4.3(b) or as would not be materially adverse to the Equityholder, the consummation of the transactions contemplated hereby by Equityholder do not (i) conflict with or result in any breach of any of the material terms, conditions or provisions of, (ii) constitute a default under (whether with or without the giving of notice, the passage of time or both), (iii) result in a violation of, (iv) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (v) result in the creation of any Lien upon the Company Capital Stock, or (vi) other than the filings required pursuant to Section 6.2, require any approval under or pursuant to any Contract to which Equityholder is a party.

Section 4.4 Litigation. Except as set forth on Schedule 4.4, there are no material Proceedings pending or threatened, against Equityholder before any Governmental Entity that (a) could reasonably be expected to adversely affect the ability of Equityholder to consummate the transactions contemplated by this Agreement or (b) challenge or that could reasonably be expected to prevent, impede, hinder, delay, make illegal, impose material limitations or conditions on, or otherwise interfere with, any of the transactions contemplated by this Agreement. Neither Equityholder nor any Shareholder is subject or bound by any material outstanding Orders that could reasonably be expected to adversely affect the ability of Equityholder to consummate the transactions contemplated by this Agreement.

Section 4.5 Brokerage. Except as set forth on Schedule 4.5, neither Equityholder nor any Alta Company have incurred any obligation or Liability, contingent or otherwise, in connection with this Agreement that would result in the obligation of any Alta Company or Parent to pay any finder’s fee, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummations of the transactions contemplated hereby.

Section 4.6 Investment Intent.

(a) Equityholder understands and acknowledges that the acquisition of Parent Shares involves substantial risk. Equityholder and his representatives have experience as investors in Equity Interests and other securities of companies such as Parent, and Equityholder can bear the economic risk of its investment (which Equityholder acknowledges may be for an indefinite period) and have such knowledge and experience in financial or business matters that Equityholder is capable of evaluating the merits and risks of his investment in the Parent Shares.

(b) Equityholder is acquiring the Parent Shares for his own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling any Parent Shares, in each case, in violation of the federal securities Laws, any applicable foreign or state securities Laws or any other applicable Law.

(c) Equityholder qualifies as an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

(d) Equityholder understands and acknowledges that the Parent Shares have not been registered under the Securities Act, any United States state securities Laws or any other applicable foreign Law. Equityholder acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable United States federal, United States state or other Law or pursuant to an applicable exemption therefrom. Equityholder acknowledges that the portion of the Merger Consideration consisting of Parent Shares are not registered under the Securities Act.

Article V
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent and Merger Sub, jointly and severally, hereby represent and warrant that each of the following representations are true and correct as of the date of this Agreement and as of the Closing Date:

Section 5.1 Organization; Authority; Enforceability. Parent is a corporation duly incorporated under the Laws of the State of Delaware with the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. Merger Sub is a corporation duly incorporated under the Laws of the State of Michigan with the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed and delivered by Parent and Merger Sub and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Parent and Merger Sub and no other proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby. This Agreement and the other agreements contemplated hereby to be executed and delivered by Parent and Merger Sub constitute valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles.

Section 5.2 Brokerage. Except as set forth on Schedule 5.2, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent or Merger Sub.

Section 5.3 Litigation. There is no material Proceeding pending before any Governmental Entity, against or affecting Parent or Merger Sub or any of its properties or rights with respect to the transactions contemplated hereby or which could reasonably be expected to prevent, impede, hinder, delay, make illegal, impose material limitations or conditions on, or otherwise interfere with, any of the transactions contemplated by this Agreement.

Section 5.4 Investment Company. Neither Parent nor Merger Sub is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.5 Noncontravention.

(a) The consummation of the transactions contemplated hereby by Parent and Merger Sub do not (i) conflict with or result in any breach of any of the material terms, conditions or provisions of, (ii) constitute a default under (whether with or without the giving of notice, the passage of time or both), (iii) result in a violation of, (iv) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (v) result in the creation of any Lien upon the Units under, or (vi) other than the filings required pursuant to Section 6.2, require any approval from, or filing with, any Governmental Entity under or pursuant to, the Governing Documents or any Law, or Order to which the Parent or Merger Sub is bound or subject.

(b) The consummation of the transactions contemplated hereby by Parent and Merger Sub do not (i) conflict with or result in any breach of any of the material terms, conditions or provisions of, (ii) constitute a default under (whether with or without the giving of notice, the passage of time or both), (iii) result in a violation of, (iv) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (v) result in the creation of any Lien upon the Units under, or (vi) other than the filings required pursuant to Section 6.2, require any approval under or pursuant to any material Contract to which Parent or Merger Sub is a party.

Section 5.6 Financing. Parent has received and accepted: (a) draft commitment letters (as executed, amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 6.15, the “Debt Commitment Letter”) from the Debt Financing Sources party thereto (including any Debt Financing Sources who become party thereto by joinder in accordance with the terms thereof) pursuant to which the Debt Financing Sources will agree, subject solely to the terms and conditions thereof and expressly stated therein, to provide the debt amounts set forth therein (such debt financing, together with any permitted Alternative Financing, the “Debt Financing, and (b) executed subscription agreements (the “Subscription Agreement” and, together with the Debt Commitment Letter, the “Commitment Letters”) from certain Persons (collectively, the “Equity Investors”) pursuant to which the Equity Investors have committed, subject solely to the terms and conditions thereof and expressly stated therein (such cash equity, the “Cash Equity”, and such Cash Equity, together with the Debt Financing, the “Financing”). Parent has delivered to Equityholder drafts of Commitment Letters and any fee letters referred to in, or contemplated by, the Debt Commitment Letters (each as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 6.15, the “Fee Letter”). Except as set forth in the Commitment Letters, there are no conditions precedent to the obligations of the Debt Financing Sources or the Equity Investors to provide the Financing or any contingencies that would permit the Debt Financing Sources or the Equity Investors, as applicable, to reduce the total amount of the Financing. There are no other agreements, side letters or arrangements relating to the Financing to which Parent or any of its Affiliates is a party that could impose conditions to the funding of the Financing, other than those set forth in the Commitment Letters.

Article VI
ADDITIONAL AGREEMENTS

Section 6.1 Interim Covenants.

(a) Affirmative and Negative Covenants of the Company. From the date hereof until the earlier of (i) the date this Agreement is terminated pursuant to Article VII and (ii) the Closing Date (such period, the “Pre-Closing Period”), unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned, or delayed) and except as otherwise contemplated or permitted by this Agreement, each Alta Company shall operate its business in the Ordinary Course of Business and use commercially reasonable efforts to preserve intact their business relationships with customers, suppliers and others with whom such Alta Company has a business relationship), and each Alta Company shall not take or omit to take any action that would have required disclosure pursuant to Section 3.6 if such action had been taken after the date of the Latest Balance Sheet and prior to the date of this Agreement; provided, that notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall (A) give Parent, directly or indirectly, the right to control or direct in any manner the operations of the Alta Companies prior to the Closing; (B) prohibit or restrict any Alta Company’s ability to make withdrawals or borrow funds under equipment floor plan and credit lines in the Ordinary Course of Business prior to 12:01 a.m. on the Closing Date; (C) prohibit or restrict any Alta Company from hiring or terminating the employment of any employee in the Ordinary Course of Business; (D) prohibit or restrict any Alta Company from making capital expenditures in the Ordinary Course of Business; (E) prohibit or restrict any Alta Company from entering into agreements with customers or vendors in the Ordinary Course of Business; or (F) restrict the ability of any Alta Company to declare or pay any Cash dividends or distributions other than as set forth on Schedule 6.1(a)(ii)(E).

(b) Reasonable Best Efforts. Subject to the terms and conditions set forth herein, and to applicable legal requirements, during the Pre-Closing Period, the Parties shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the transaction contemplated hereby), and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including the satisfaction of the conditions set forth in Section 2.4; provided, that nothing herein shall require (i) Parent to take any action to satisfy the conditions set forth in Section 2.4(b), (ii) Equityholder or any Alta Company to take any action to satisfy the conditions set forth in Section 2.4(c) and (iii) Parent to pay any expenses or agree to any terms or conditions in order to obtain any third party consent or approval.

(c) Listing. During the Pre-Closing Period, Parent shall use reasonable best efforts to ensure Parent remains listed as a public company on a national securities exchange.

(d) LTIP. Subject to the approval of Parent’s stockholders, prior to the Closing Date, Parent shall approve and adopt, a management incentive equity plan, the proposed form and terms of which shall be prepared and delivered by Parent to Equityholder and shall be mutually agreed (in good faith) by Parent and Equityholder prior to the Closing Date (the “LTIP”).

(e) Exclusivity.

(i) During the Pre-Closing Period, neither Equityholder nor any Alta Company shall enter into negotiations or any agreement regarding the terms of any sale of all or substantially all, of the Equity Interests or assets of any Alta Company (except for dispositions of inventory and assets in the Ordinary Course of Business), whether such transaction takes the form of a sale of Company Capital Stock, merger, reorganization, recapitalization, sale of assets or otherwise (“Alternative Acquisition”), with any Person other than Parent, its Affiliates and their representatives.

(ii) Equityholder, each Alta Company and its and their Affiliates and their respective directors, officers, managers, principals, partners, members, employees, agents, consultants, lenders, financing sources, advisors, accountants, or other representatives shall immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Alternative Acquisition, or any inquiry or proposal that may reasonably be expected to result in an Alternative Acquisition, request the prompt return or destruction of all confidential information previously furnished with respect to an Alternative Acquisition (except to the extent required by Law or internal compliance policies or procedures) and immediately terminate all physical and Data Room access previously granted to any Person with respect to an Alternative Acquisition.

(iii) Equityholder and the Company shall notify Parent promptly (and in any event within one (1) Business Day) orally and in writing after they obtain Knowledge of the receipt by the Company (or any of its directors, officers, managers, principals, partners, members, employees, agents, consultants, lenders, financing sources, advisors, accountants or other representatives) of any proposal for an Alternative Acquisition or any request that is received after the date of this Agreement from any Person for non-public information relating to the Alta Companies or for access to the business, properties, assets, books or records of the Alta Companies in each case, related to an Alternative Acquisition or, to the Knowledge of the Company, that is to be used for the purposes of making a proposal for an Alternative Acquisition. In such notice, Equityholder and the Company shall identify the third party making, and details of the material terms and conditions of, any such proposal for an Alternative Acquisition or request. Equityholder and the Company shall notify Parent promptly (and in any event within one (1) Business Day) of any material amendments or proposed amendments as to price and other material terms thereof. Furthermore, Equityholder and the Company shall promptly (and in any event within one (1) Business Day) after receipt or delivery thereof, provide Parent (or its outside counsel) with copies of all material transaction agreements accompanying such proposal for an Alternative Acquisition or request (including any written, or electronic material to the extent such material contains any financial terms, conditions or other material terms relating to any proposal for an Alternative Acquisition, including the financing thereof).

(iv) Equityholder and the Company acknowledges and agrees that it is aware, and that the Company and each of its Affiliates and representatives is aware (or upon receipt of any material nonpublic information of Parent, will be advised), of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on Persons possessing material nonpublic information about a public company. Equityholder and the Company hereby agree, for itself and on behalf of each of its Affiliates and representatives, that while any of them are in possession of such material nonpublic information, none of such Persons shall, directly or indirectly, acquire, offer or propose to acquire, agree to acquire, sell or transfer or offer or propose to sell or transfer any securities of Parent, communicate such information to any other Person, take any other action with respect to Parent, or cause or encourage any Person to do any of the foregoing.

(f) Access to Information.

(i) During the Pre-Closing Period, upon reasonable prior notice, the Company shall, and shall cause the other Alta Companies to, afford the representatives of Parent (including Parent’s Debt Financing Sources and Equity Financing Sources and their counsel) reasonable access, during normal business hours, to the properties, books and records of the Alta Companies and furnish to the representatives of Parent such additional financial and operating data and other information regarding the business of the Alta Companies as Parent or its representatives may from time to time reasonably request for purposes of consummating the transactions and preparing to operate the business of the Alta Companies following the Closing.

(ii) Notwithstanding anything in this Agreement to the contrary:

(A) in no event shall the Alta Companies or their respective Affiliates be obligated to provide any (1) access or information in violation of any applicable Law or Contract or (2) information the disclosure of which could reasonably be expected to jeopardize any applicable privilege (including the attorney-client privilege) available to any Alta Companies or any of their respective Affiliates relating to such information; provided, that to the extent such access or information is denied pursuant to the foregoing, the Parties shall work together in good faith to develop substitute arrangements that do not result in a violation of Law or Contract, the loss of an applicable privilege or breach of a confidentiality obligation, as applicable;

(B) the auditors and accountants of any of Parent the Alta Companies or any of their respective Affiliates shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants;

(C) if so requested by the Company, Parent shall enter into a customary joint defense agreement or common interest agreement with the Alta Companies or any of their respective Affiliates with respect to any information provided to Parent, or to which Parent gains access, pursuant to this Section 6.1(f) or otherwise; and

(D) from and after the Closing, the Company shall, and shall cause each of their Affiliates and each of their and their respective representatives, to hold in confidence and not disclose to any other Person, any information concerning Parent or any Alta Company, except to the extent that such information can be shown to have been (I) in the public domain other than as a result of a disclosure or other action (or failure to act) by the Company or any of his Affiliates or any of their respective representatives in violation of this Agreement, or (II) lawfully acquired by the Company or his Affiliates or their respective representatives on a non-confidential basis from sources other than those related to its prior ownership of the Alta Companies. If the Company or any of his Affiliates or any of their respective representatives are required by Law to disclosure any such information, the Company or its Affiliates shall, to the extent permitted by applicable Law, promptly notify Parent in writing and may disclosure, without liability hereunder, only that portion of such information which is legally required to be disclosed; provided, that Company and its Affiliate shall use best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be afforded to such information.

(g) Communications. Promptly following the date of this Agreement, the Company and Parent shall cooperate in good faith to develop and mutually agree upon a communication strategy and policy for Parent and its Affiliates and their respective representatives to communicate with the employees, customers and suppliers of the Alta Companies (the “Communication Policy”). Except with the express prior written authorization of the Company, during the Pre-Closing Period, the Parent and its Affiliates and their respective representatives shall not have any communication with the employees, customers and suppliers of the Alta Companies unless such communication has been agreed upon in accordance with the Communication Policy.

(h) Notification of Certain Matters. During the Pre-Closing Period, the Company shall disclose to Parent in writing any development, fact or circumstance of which the Company has Knowledge, arising before or after the date hereof, that would cause or would reasonably be expected to result in the failure of the conditions set forth in Section 2.4(a) or Section 2.4(b) to be satisfied.

Section 6.2 Antitrust Laws.

(a) Each of Parent and the Company will (i) cause the Notification and Report Forms required pursuant to the HSR Act with respect to the transactions contemplated hereby to be filed no later than ten (10) Business Days after the date of execution of this Agreement, (ii) request early termination of the waiting period relating to such HSR Act filings, (iii) supply as promptly as practicable any additional information and documentary material that may be requested by a Governmental Entity pursuant to the HSR Act, and (iv) otherwise use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby as soon as practicable. The Parties shall use reasonable best efforts to promptly obtain, and to cooperate with each other to promptly obtain, all authorizations, approvals, clearances, consents, actions or non-actions of any Governmental Entity in connection with the above filings, applications or notifications. Each Party shall promptly inform the other Parties of any material communication between itself (including its representatives) and any Governmental Entity regarding any of the transactions contemplated hereby. If a Party or any of its Affiliates receives any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated hereby, then the Party shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request (subject to the terms hereof). Parent shall pay all fees or other payments required by applicable Law to any Governmental Entity in order to obtain any such approvals, consents, or Orders.

(b) The Company and Parent shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and, to the extent permissible, promptly furnish the other with copies of notices or other communications between any Alta Company or Parent (including their respective Affiliates and representatives), as the case may be, and any third party and/or Governmental Entity with respect to such transactions. The Company, on the one hand, and Parent, on the other hand, shall give the other Party and its counsel a reasonable opportunity to review in advance, to the extent permissible, and consider in good faith the views and input of the other Party in connection with, any proposed material written communication to any Governmental Entity relating to the transactions contemplated by this Agreement.

(c) Each of Parent and the Company shall use reasonable best efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, Orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or constituting anticompetitive conduct (collectively, the “Antitrust Laws”). Subject to the other terms of this Section 6.2(c), each of Parent and the Company shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. In connection with and without limiting the foregoing, but subject to the other terms and conditions of this Section 6.2(c), provided, further, that in no event shall Parent or any of its Affiliates be required to effect or committing to effect, by consent decree, hold separate Orders, trust or otherwise the sale, transfer or disposition of any of their respective assets or businesses or agree or otherwise commit to restrict the current or future business of Parent or any of its Affiliates.

Section 6.3 R&W Insurance Policy.

(a) During the Pre-Closing Period, Parent may acquire a binding agreement (the “Binder Agreement”) to be issued by Liberty Surplus Insurance Corporation (the “R&W Insurance Company”) at Closing of a Parent-side representation and warranty insurance policy (the “R&W Insurance Policy”) naming Parent as the “named insured” and the Parent Indemnified Parties (including, following the Closing, the Alta Companies) as additional insureds. The R&W Insurance Policy will contain (i) an applicable deductible or retention (the “R&W Deductible”) amount no greater than an amount equivalent to $3,300,000 (as of the Closing), (ii) policy coverage to include inaccuracies in and breaches of the representations and warranties of Equityholder and the Company, (iii) a limit of liability no less than $44,000,000, (iv) no entitlement to subrogation rights of recovery against any Shareholders, except in the case of fraud, and (v) such further terms as set forth in the Binder Agreement. If Parent determines in its sole discretion to acquire the R&W Insurance Policy, each Party shall use reasonable best efforts to satisfy the conditions set forth in the Binder Agreement to ensure that the R&W Insurance Policy is fully bound and in full force and effect at the Closing.

(b) If the R&W Insurance Policy is acquired, from and after the Closing, Parent shall notify Equityholder in connection with any claim made by any Parent Indemnified Party under the R&W Insurance Policy and to the extent requested in writing, Equityholder shall, and shall cause their Affiliates to use good faith efforts to reasonably cooperate with the Parent Indemnified Parties in connection with any claim made by such Person under the R&W Insurance Policy. If the R&W Insurance Policy is acquired, without the prior written consent of Equityholder, Parent shall not terminate or amend or waive the R&W Insurance Policy (or any provision, right or remedy thereunder) in any respect that would negatively impact Equityholder and at any time during the period in which Parent or Merger Sub has a right to assert a claim for indemnification pursuant to this Article 6.

Section 6.4 Survival Periods.

(a) None of the representations and warranties set forth in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Closing (and there shall be no liability after the Closing in respect thereof). The covenants and agreements contained in this Agreement shall, in each case, survive until their Applicable Limitation Dates.

(b) No Person shall be entitled to recover for any Loss pursuant to Section 6.5(a) or Section 6.5(b) unless written notice of a claim thereof is delivered to Equityholder (in the case of a claim for which indemnification is available pursuant to Section 6.5(a)) or Parent (in the case of a claim for which indemnification is available pursuant to Section 6.5(b)), as the case may be, prior to the Applicable Limitation Date.

(c) For purposes of this Agreement, “Applicable Limitation Date” means, (i) in respect of any breach or non-fulfillment of any covenant of the Company, Equityholder or Parent, as applicable, that by its terms contemplate performance on or prior to the Closing shall survive for a period of twelve (12) months after the Closing Date, and (ii) in respect of any breach or non-fulfillment of any covenant or agreement of the Company, Equityholder or Parent, as applicable, that survives the Closing Date and which breach or non-fulfillment occurs after the Closing, the date of the expiration, by their terms, of the obligations of the applicable Party under such covenant or agreement, including when such covenant or agreement has been fully performed plus ninety (90) days. Notwithstanding the foregoing, any representation, warranty, covenant or agreement in respect of which indemnity may be sought under Section 6.5, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 6.4 if notice of the misrepresentation, breach or non-fulfillment thereof giving rise to such right or alleged right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time.

Section 6.5 General Indemnification.

(a) Subject to Section 6.5(c), Section 6.5(d), and the other limitations set forth herein, the Shareholders and the Equityholder shall jointly and severally indemnify the Parent Indemnified Parties and save and hold each of them harmless from and against and pay on behalf of or reimburse such Parent Indemnified Parties for any and all Losses which any such Parent Indemnified Party may suffer as a result of, arising from or in connection with:

(i) any breach or non-fulfillment of any covenant of the Company or the Equityholder under this Agreement;

(ii) any inaccuracies in the Closing Settlement Statement; and

(iii) any breach of any representation or warranty in Section 3.8(e).

(b) Parent shall indemnify the Equityholder Indemnified Parties and save and hold each of them harmless from and against and pay on behalf of or reimburse such Equityholder Indemnified Parties for any Losses which any such Equityholder Indemnified Party may suffer as a result of, arising from or in connection with any breach or non-fulfillment of any covenant of Parent or the Merger Sub under this Agreement.

(c) Neither the Shareholders nor Equityholder shall be liable to any Parent Indemnified Party for any Loss pursuant to or arising under this Agreement to the extent that the aggregate amount of all Losses indemnified by the Shareholders or Equityholder exceeds the Merger Consideration received by the Shareholders or Equityholder hereunder.

(d) Notwithstanding anything to the contrary contained herein: Losses in respect of which a Parent Indemnified Party would otherwise be entitled to indemnification shall be offset by any amounts or benefits received (whether in the form of cash, credit or some other beneficial arrangement) from any third party in respect of such Loss, including in respect of any insurance proceeds, including pursuant to the R&W Insurance Policy (net of any reasonable and documented out-of-pocket expenses incurred in obtaining such recovery, including any deductible under any insurance policy or the retention under the terms of the R&W Insurance Policy) (collectively, the “Third-Party Recovery Proceeds”).

(e) Any Person making a claim for indemnification under this Section 6.5 (an “Indemnitee”) shall notify the indemnifying party (an “Indemnitor”) of the claim in writing after receiving written notice of any Proceeding or other claim against it (if by a third party), describing the nature of the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided, that the failure to so notify an Indemnitor shall not relieve an Indemnitor of its obligations hereunder, except to the extent that an Indemnitor is materially prejudiced thereby. The Parties shall cooperate in good faith to resolve any disputed claim for indemnification. Any Indemnitor shall be entitled to participate in the defense of such Proceeding or other claim giving rise to an Indemnitee’s claim for indemnification at such Indemnitor’s expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the control of the defense thereof by providing notice to the Indemnitee within thirty (30) days of receipt of the notice described in the first sentence of this Section 6.5(e) and in connection therewith, by irrevocably acknowledging, admitting and agreeing to fully indemnify the Indemnitee for all Losses relating to such claim for indemnification, subject to the terms of this Section 6.5. If the Indemnitor assumes the defense of such claim for indemnification, it shall appoint counsel that is reasonably acceptable to the Indemnitee (which the Parties hereby agree that Winston & Strawn LLP is reasonably acceptable counsel to Equityholder) to be the lead counsel in connection with such defense; provided, that (i) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose if the fees and expenses of such separate counsel are borne entirely by the Indemnitee; (ii) Equityholder shall not be entitled to assume control of such defense if (A) the claim for indemnification relates to or arises in connection with any criminal Proceeding, (B) the claim primarily seeks an injunction or other equitable relief against a Parent Indemnified Party, (C) presents, under applicable standards of professional conduct, a conflict on any significant issue between the Indemnitee and the Indemnitor, (D) involves any customer or supplier of the Indemnitee or any of their Affiliates and such claim could reasonably be expected to materially impair such Indemnitee’s or its Affiliate’s relationship with such customer or supplier, (E) in the circumstances in which Equityholder are the Indemnitor, has a reasonable likelihood of resulting in Losses that exceed the maximum amount of liability Equityholder would have under this Section 6.5; and (iii) if an Indemnitor shall control the defense of any such claim, such Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim; provided, however, subject to the limitations set forth in this Section 6.5, an Indemnitor may settle or consent to the entry of judgment in respect of such claim without the consent of the Indemnitee, if such settlement or judgment is for (x) money damages only, (y) includes a full and unconditional release of the Indemnitee from any further liability in respect of such claim and (z) does not contain any admission of wrongdoing on the part of the Indemnitee. The Indemnitee may take any actions reasonably necessary to defend any third party claim prior to the time it receives notice from the Indemnitor that it will assume the defense of such claim. If the Indemnitor makes any payments on any claim pursuant to this Section 6.5, the Indemnitor shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnitee to any insurance benefits or other claims of the Indemnitee with respect to such claim, including any claims against third parties.

(f) For the avoidance of doubt, except in the case of fraud or pursuant to Section 6.5(a)(iii), the Parent Indemnified Parties’ sole and exclusive source of recovery for any Losses due to a breach or misrepresentation of any representations of Equityholder, Shareholders, or the Company, in this Agreement or in any certificate delivered by Equityholder, Shareholders, or the Company pursuant to this Agreement shall be recovery from the insurance coverage provided by the R&W Insurance Policy (if acquired by Parent), and, except pursuant to Section 6.5(a)(iii), in no event (including if the R&W Insurance Policy is not acquired) will any Parent Indemnified Party make a claim for indemnification pursuant to this Agreement, including Section 6.5, in respect of any Loss resulting from any breach of any representation or warranty of Equityholder, Shareholders, or the Company pursuant to this Agreement or any certificate delivered by Equityholder, Shareholders, or the Company pursuant to this Agreement. Subject to the limitations set forth in this Section 6.5, to the extent Equityholder or Shareholders are liable to any Parent Indemnified Party for any indemnifiable Loss pursuant to Section 6.5(a), then Equityholder or Shareholders shall be required to effect and discharge payment of such indemnifiable Loss within three (3) Business Days after the final, binding determination thereof, by wire transfer of immediately available funds to the Parent Indemnified Party, the amount of such indemnifiable Loss.

(g) To the extent Parent is liable to any Equityholder Indemnified Party for any indemnifiable Loss pursuant to Section 6.5(b), then Parent shall be required to effect and discharge payment of such indemnifiable Loss within three (3) Business Days after the final, binding determination thereof, by wire transfer of immediately available funds to the Equityholder Indemnified Party, the amount of such indemnifiable Loss.

(h) To the extent that any Third-Party Recovery Proceeds are recovered by a Parent Indemnified Party after the related indemnification payment has been made by Equityholder or Shareholders pursuant to this Section 6.5 for the same Loss, in order to prevent any recovery of a Loss more than once in respect of the same Losses suffered, such Parent Indemnified Party shall pay over to Equityholder or Shareholders, in cash, the amounts of such Third-Party Recovery Proceeds for which indemnification payments have previously been made by Equityholder or Shareholders, promptly after such Third-Party Recovery Proceeds are actually recovered, but not more than the amount of indemnification payment made by Equityholder or Shareholders pursuant to this Section 6.5.

(i) Notwithstanding anything in this Agreement to the contrary, for the purposes of this Section 6.5, each representation and warranty in this Agreement and the Schedules shall be read without regard and without giving effect to the terms “material”, “in all material respects”, “Material Adverse Effects” or similar phrases or qualifiers contained in such representation or warranty (as if such words or phrases were deleted from such representation and warranty).

(j) The representations and warranties of Equityholder and the Company, and any Parent Indemnified Party right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of any Parent Indemnified Party or by reason of the fact that any Parent Indemnified Party knew, or should have known, that any such representation and warranty was, or might be, inaccurate.

(k) Notwithstanding anything in this Agreement to the contrary, Equityholder hereby agrees that no Equityholder Indemnified Party will be entitled to seek indemnity, reimbursement or contribution from Parent or any Alta Company or any of their respective officers or directors for any indemnity or other obligation for which Equityholder is liable to any Parent Indemnified Party under this Agreement.

(l) All indemnification payments under this Section 6.5 shall be deemed adjustments to the Merger Consideration for all purposes, including for income Tax purposes, to the extent permitted by applicable Law.

(m) Except for the R&W Insurance Policy, and subject to Article VII, and except in the event of fraud, the provisions of this Section 6.5 and Section 8.10 hereof set forth the exclusive rights and remedies of the Parties to seek or obtain monetary damages from any Party with respect to matters arising under or in connection with this Agreement, the Merger, and any certificates, instruments, or agreements executed or delivered in connection herewith or therewith (except as otherwise and to such extent as specifically set forth in such certificate, document, or instrument). Notwithstanding the foregoing, this Section 6.5(n) shall not operate to (i) interfere with, impede, or limit the rights or obligations of the Parties under Article VII, or (ii) limit the rights of the Parties to seek equitable remedies (including specific performance or injunctive relief in accordance with Section 8.10).

Section 6.6 Certain Tax Matters.

(a) Equityholder shall prepare and file, or cause to be prepared and filed, all Tax Returns for each Alta Company which are due on or prior to the Closing Date (collectively, the “Equityholder Prepared Returns”), and shall pay any Taxes shown as due on any Equityholder Prepared Return to the applicable Taxing Authority. Equityholder shall cause each Equityholder Prepared Return to be prepared in a manner consistent with the Company’s past practice. Parent shall prepare and file, or cause to be prepared and filed, at Parent’s sole cost and expense, all Tax Returns of the Alta Companies that are required to be filed after the Closing Date (the “Parent Prepared Returns”), and shall pay any Taxes shown as due on any Parent Prepared Return that is not a Pass-Through Tax Return. To the extent that an Equityholder Prepared Return or a Parent Prepared Return is a Pass-Through Tax Return, such Tax Return shall be prepared on a basis consistent with existing procedures and practices and accounting methods, unless otherwise required by Law; provided that any such Tax Return shall only be permitted to include any “bonus depreciation” under Code Section 168(k) in such a manner as to minimize the Tax liability of the members of the Alta Company as a result of the taxable income of the Alta Company; provided, further, that any Alta Company that is classified as a partnership for U.S. federal income tax purposes shall use the interim closing of the books method for purposes of allocating income, gain, loss, deduction and credit for a taxable period that includes, but does not end on, the Closing Date. Each Parent Prepared Return that is a Pass-Through Tax Return shall be submitted to Equityholder for Equityholder’s review and comment at least thirty (30) days prior to the due date of the Tax Return (taking into account applicable extensions). Parent shall in good faith consider all reasonable comments received from Equityholder no later than ten (10) days prior to the due date for filing any such Tax Return (taking into account applicable extensions). Notwithstanding any other provision of this Section 6.6(a), Equityholder, at its sole cost and expense, shall be solely responsible for filing any and all of the Tax Returns required to be filed by Equityholder and paying all of the Taxes due and owing by Equityholder (including to the extent attributable to income of any Alta Company that flows up to Equityholder). The parties hereto shall file all Tax Returns consistently with the Intended Tax Treatment unless otherwise required by a determination of a Taxing Authority that is final.

(b) Parent shall notify Equityholder of receipt by any Alta Company of a written notice of any pending or threatened Tax audit, assessment, litigation or other Proceeding if such audit, assessment, litigation or other Proceeding is with respect to Taxes with respect to any Pass-Through Tax Returns of any Alta Company for any Pre-Closing Tax Period (“Tax Contest”). No failure or delay of Parent in the performance of the foregoing shall reduce or otherwise affect the obligations or Liabilities of Equityholder pursuant to this Agreement except to the extent Equityholder is materially prejudiced thereby. Parent shall control, or cause the applicable Alta Company to control, the conduct of any Tax Contest, provided, that (i) Equityholder shall have the right to participate in such Tax Contest and (ii) Parent shall not settle, resolve or abandon the Tax Contest (or any portion thereof) without the prior written consent of Equityholder (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything in the Agreement to the contrary, in case of any conflict between this Section 6.6(b) and Section 6.5(e) with respect to any Tax Contest, this Section 6.6(b) shall govern with respect to such Tax Contest.

(c) Each Party shall cooperate (and cause its Affiliates to cooperate) fully, as and to the extent reasonably requested by each other Party, in connection with the preparation and filing of Tax Returns pursuant to Section 6.6(a) and any audit or other Proceeding with respect to Taxes or Tax Returns of any Alta Company (whether or not a Tax Contest). Such cooperation shall include the provision of records and information which are reasonably relevant to any such audit or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Following the Closing, Parent agrees to retain all books and records with respect to Tax matters pertinent to the Alta Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Equityholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority. Each Party shall furnish the other Parties with copies of all relevant correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any Taxes for which the other may have an indemnification obligation under this Agreement. Each Party shall (and shall cause its Affiliates to) provide certificates or forms, and timely execute any Tax Return, that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax. Equityholder shall (and shall cause his Affiliates to) provide any information reasonably requested, at Parent’s sole cost and expense, to allow Parent or any Alta Company to comply with any information reporting or withholding requirements contained in the Code or other applicable Laws or to compute the amount of payroll or other employment Taxes due with respect to any payment made in connection with this Agreement.

(d) All transfer, documentary, sales, use, value added, goods and services, stamp, registration, notarial fees and other similar Taxes and fees (collectively, “Transfer Taxes”), shall be paid by the Surviving Company. Each Alta Company will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, Equityholder and Parent will, and will cause their respective Affiliates to, cooperate and join in the execution of any such Tax Returns and other documentation.

(e) If any imputed underpayment (within the meaning of Code Section 6225) is assessed against Alta Enterprises, LLC with respect to any Pre-Closing Tax Period, the Company and the Equityholder shall each timely file amended Tax Returns pursuant to Code Section 6225(c)(2) and the regulations promulgated thereunder taking into account, to the fullest extent possible, any such imputed underpayment, and shall include payment of any tax due with such amended Tax Returns. For the avoidance of doubt, such obligation shall be subject to the provisions of Section 8.10 providing for specific performance in the event such obligation is breached.

Section 6.7 Press Release; SEC Filings.

(a) Any press or other public release or announcement concerning the transactions contemplated hereby shall not be issued without the consent of each of Parent and Equityholder, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that each Party may make any such announcement which it in good faith believes is necessary or advisable in connection with any required Law.

(b) As promptly as practicable and in any event with four (4) Business Days of execution of this Agreement, Parent shall prepare and file a Current Report on Form 8-K pursuant to the Securities Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”), and the Parties shall issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”).

(c) As promptly as reasonably practicable after the date hereof and the availability of the Financial Statements of the Alta Companies, Parent and the Company shall prepare and Parent shall file with the SEC a preliminary Proxy Statement, which shall comply as to form, in all material respects, with, as applicable, the provisions of the Securities Exchange Act and the rules and regulations promulgated thereunder, for the purpose of soliciting proxies from Parent Stockholders to vote at the Parent Stockholder Meeting in favor of the Parent Stockholder Voting Matters. Parent shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the Parent Board.

(d) Prior to filing with the SEC, Parent will make available to Equityholder drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and drafts of any amendment or supplement to the Proxy Statement or such other document and will provide Equityholder with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Parent will advise Equityholder promptly after it receives notice thereof, of (i) the time when the Proxy Statement has been filed, (ii) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act, (iii) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iv) the filing of any supplement or amendment to the Proxy Statement, (v) any request by the SEC for amendment of the Proxy Statement, (vi) any comments, written or oral, from the SEC relating to the Proxy Statement and responses thereto and (vii) requests by the SEC for additional information in connection with the Proxy Statement. Parent and Equityholder shall cooperate to promptly respond to any comments of the SEC on the Proxy Statement, and Parent shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Securities Exchange Act as soon after filing as practicable.

(e) If at any time prior to Parent Stockholders Meeting the Parties discover or become aware of any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly transmit to its stockholders an amendment or supplement to the Proxy Statement containing such information.

(f) The Parties acknowledge that a substantial portion of the Proxy Statement and certain other forms, reports and other filings required to be made by Parent under the Securities Exchange Act in connection with the transactions contemplated by this Agreement (collectively, “Additional Parent Filings”) shall include disclosure regarding the Company and its business and the Company’s management, operations and financial condition. Accordingly, Equityholder agrees to, and agrees to cause the Company to, as promptly as reasonably practicable, provide Parent with all information concerning Equityholder and the Company, their business, management, operations and financial condition, in each case, that is reasonably required to be included in the Proxy Statement, Additional Parent Filings or any other Parent SEC Filing. The Alta Companies shall make available to Parent and its counsel, and shall cause their Affiliates, directors, officers, managers and employees to make available to Parent and its counsel, all information reasonably available and requested by Parent or its counsel in connection with the drafting of the Proxy Statement and Additional Parent Filings and responding in a timely manner to comments thereto from the SEC. If, at any time prior to the Closing, the Parties discover or become aware of any event, fact or circumstance relating to Equityholder, the Company or the business, or any of their respective Affiliates, directors, officers, managers or employees or their respective management, operations or financial condition, which would be required to be set forth in an amendment or a supplement to the Proxy Statement so that such documents would not contain any untrue statement of a material fact or failure to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, such Person shall promptly inform the other Parties, and the Parties shall cooperate reasonably in connection with preparing and disseminating any such required amendment or supplement. Parent shall make all necessary filings with respect to the transactions contemplated by this Agreement under the Securities Act, the Securities Exchange Act and applicable blue sky Laws and the rules and regulations thereunder. Parent, acting through the Parent Board, shall include in the Proxy Statement the recommendation of the Parent Board that the Parent Stockholders vote in favor of the adoption of this Agreement and the approval of the Parent Stockholder Voting Matters; provided, however, that the Parent Board may withdraw or modify such recommendation (a “Change in Recommendation”) if the Parent Board determines in good faith, after consultation with outside counsel and financial advisors, that failure to do so would be inconsistent with its fiduciary obligations under applicable Law; provided, however, that the Parent Board shall not be entitled to exercise its rights to make a Change in Recommendation pursuant to this Section 6.7(f) unless (i) such Change in Recommendation is based upon an Intervening Event and (ii) Parent has provided to the Company three (3) Business Days’ prior written notice advising the Company that the Parent Board intends to take such action and specifying the reasons therefor in reasonable detail. Parent agrees that, unless the Agreement is terminated in accordance with its terms, its obligation to establish a record date for, duly call, give notice of, convene and hold the special meeting for the purpose of voting on the Parent Stockholder Voting Matters shall not be affected by any Change in Recommendation, and Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Parent Stockholder Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement, regardless of whether or not there shall be any Change in Recommendation.

(g) At least five (5) days prior to Closing, Parent shall begin preparing a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the transactions contemplated by this Agreement pursuant to Form 8-K (the “Closing Form 8-K”). Parent shall provide the Company with a reasonable opportunity to review and comment on the Closing 8-K prior to its filing and shall consider such comments in good faith. Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated by this Agreement (“Closing Press Release”). Concurrently with the Closing, Parent shall distribute the Closing Press Release, and within four (4) Business Days thereafter, file the Closing Form 8-K with the SEC.

(h) The Company shall provide to Parent as promptly as practicable after the date of this Agreement (i) all audited and unaudited financial statements of the Alta Companies required under the applicable rules and regulations and guidance of the SEC to be included in the Proxy Statement and/or the Closing Form 8-K, (ii) all selected financial data of the Alta Companies required by Item 301 of Regulation S-K, as necessary for inclusion in the Proxy Statement and Closing Form 8-K and (iii) management’s discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation S-K of the SEC (as if the Alta Companies were subject thereto) with respect to such periods as required by the applicable rules and regulations and guidance of the SEC, as necessary for inclusion in the Proxy Statement and Closing Form 8-K.

(i) The Company and the Equityholder covenant and agree, jointly and severally, that the information (i) relating to the Equityholder or the Company, or any of their respective Affiliates, directors, officers, managers or employees or their respective management, operations or financial condition, or (ii) provided by any Alta Company, or any of their respective Affiliates or representatives, in any case, to be contained in the Proxy Statement, the Additional Parent Filings, any other Parent SEC Filing, any document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (w) the time such information is filed, submitted or made publicly available, (x) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, (y) the time of the Parent Stockholder Meeting or (z) the Closing.

Section 6.8 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall be liable for and pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) in connection with the negotiation and execution of this Agreement, the performance of such Party’s obligations hereunder and the consummation of the transactions contemplated hereby; provided, that upon and subject to the occurrence of the Closing, the Transaction Expenses shall be paid or reimbursed from the working capital of the Surviving Company.

Section 6.9 Further Assurance. Each Party shall execute and deliver such further instruments of conveyance and transfer and take such additional action as reasonably requested by any other Party to effect, consummate, confirm or evidence the transactions contemplated hereby and carry out the purposes of this Agreement.

Section 6.10 Release.

(a) Subject to Section 6.10(c), effective upon the Closing, Equityholder, on behalf of himself and his past, present, and future parents, Subsidiaries, Affiliates, divisions, related companies, successors, joint ventures and assigns hereby release and discharge each Alta Company and each of their respective past, present, and future parents, Subsidiaries, Affiliates, divisions, related companies, joint ventures, and each of their respective past and present managers, directors, officers, agents, trustees, attorneys, employees, members/stockholders, representatives, benefit plan fiduciaries and administrators, assigns and successors from any and all obligations and Liabilities to Equityholder as an equityholder (whether directly or indirectly) of any Alta Company of any kind or nature whatsoever, as to facts, conditions, transactions, events or circumstances prior to the Closing, and Equityholder and his past, present, and future parents, Subsidiaries, Affiliates, divisions, related companies, successors, joint ventures and assigns shall not seek to recover any amounts in connection therewith from any Alta Company; provided, that this Section 6.10 shall not affect the rights of any Alta Company’s directors and officers to the extent they are entitled to indemnification under the Governing Documents of any Alta Company.

(b) Subject to Section 6.10(c), Parent and each Parent Indemnified Party hereby waives any and all claims of any kind or nature against Equityholder (other than claims arising from any criminal or alleged criminal activity of Equityholder) in his capacity as an officer, director, manager, agent, representative, or in any other capacity of any Alta Company related to any facts, conditions, transactions, events, or circumstances occurring or existing prior to the Closing.

(c) Notwithstanding anything to the contrary in this Section 6.10, nothing in this Section 6.10 shall limit, modify, restrict, operate as a waiver with respect to or otherwise affect, any rights any party may have under this Agreement or any agreement entered into in connection herewith.

Section 6.11 Directors and Officers.

(a) Parent acknowledges that (i) each Person that prior to the Closing served as a director, officer, manager, employee, agent, trustee or fiduciary of any Alta Company or who, at the request of any Alta Company, served as a director, officer, manager, member, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such Person’s heirs, executors or administrators, the “Indemnified Persons”) is entitled to indemnification, expense reimbursement and exculpation to the extent provided in the Governing Documents in effect as of the date hereof (“D&O Provisions”), (ii) such D&O Provisions are rights of Contract and (iii) for a period of six (6) years following the Closing Date, no amendment or modification to any such D&O Provisions shall affect in any manner the Indemnified Persons’ rights, or any Alta Company’s obligations, with respect to claims arising from facts or events that occurred on or before the Closing.

(b) Tail Policy.

(i) For a period of six (6) years from and through the Closing Date, Parent shall cause the Company to maintain in effect policies of directors’ and officers’ liability insurance covering those Persons who are currently covered by such policies of the Alta Companies’ with respect to claims arising from facts or events that occurred on or before the Closing and with substantially the same coverage and amounts as, and contain terms and conditions no less advantageous than, in the aggregate, the coverage currently provided by such current policy; and

(ii) At or prior to the Closing Date, the Company shall purchase and maintain in effect for a period of six (6) years thereafter, “run-off” coverage as provided by any Alta Company’s fiduciary and employee benefit policies, in each case, covering those Persons who are covered on the date hereof by such policies and with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under any Alta Company’s existing policies (the policies contemplated by the foregoing clauses (i) and (ii), collectively, the “Tail Policy”). No claims made under or in respect of such Tail Policy shall be settled without the prior written consent of Equityholder.

Section 6.12 Access to Books and Records. From and after the Closing, Parent and its Affiliates shall make or cause to be made available to Equityholder (at Equityholder’s sole expense) all books, records, Tax Returns and documents of any Alta Company during regular business hours as may be reasonably necessary for (a) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Proceeding (other than an actual or potential Proceeding or dispute (i) brought or threatened to be brought by Equityholder or his Affiliates or (ii) brought or threatened to be brought by Parent or its Affiliates against Equityholder or his Affiliate relating to or arising under this Agreement), (b) preparing reports to Governmental Entities or (c) such other purposes (that do not involve an actual or potential Proceeding or dispute brought by Equityholder or his Affiliates against Parent or by Parent or its Affiliates against Equityholder under or arising out of this Agreement) for which access to such documents is determined by such Equityholder to be reasonably necessary, preparing Tax Returns, pursuing Tax refunds or responding to or disputing any Tax audit. Parent shall (at its sole expense) cause each Alta Company to maintain and preserve all such Tax Returns, books, records and other documents for six (6) years after the Closing Date. Notwithstanding anything herein to the contrary, Parent shall not be required to provide any access or information to Equityholder, his Affiliates or any of their respective representatives which Parent reasonably believes it or, after the Closing, any Alta Company is prohibited from providing to Equityholder, his Affiliates or their respective representatives by reason of applicable Law, which, for the avoidance of doubt, (A) constitutes or allows access to information protected by attorney-client privilege, or which Parent or any Alta Company are required to keep confidential or (B) could prevent access by reason of a Contract with a third party or which would otherwise expose Parent, any of its Affiliates (including, after the Closing, any Alta Company) to a material risk of Liability.

Section 6.13 No Other Representations; Non-Reliance of Parent. Parent acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Parent has relied solely upon the express representations and warranties of Equityholder set forth in Article III or Article IV of this Agreement (including the related portions of the Disclosure Schedules).

Section 6.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, but except in the case of fraud, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such party against the Non-Party Affiliates, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Non-Party Affiliate may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise contemplated by this Agreement if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise expressly set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is expressly intended as a third-party beneficiary of this Section 6.14.

Section 6.15 Financing.

(a) During the Pre-Closing Period, Parent may execute Subscription Agreements with Equity Investors and shall use its commercially reasonable efforts to enforce the terms of any Subscription Agreements.

(b) Subject to the terms and conditions of this Agreement, during the Pre-Closing Period, Parent shall use, and shall cause its Affiliates to use, its commercially reasonable efforts to obtain the proceeds of the Financing on the terms and conditions described in the Commitment Letters, including using commercially reasonable efforts to (i) negotiate definitive agreements with respect to the Debt Financing (the “Definitive Debt Agreements”) consistent with the terms and conditions contained in the Debt Commitment Letter, (ii) satisfy (or, if deemed advisable by Parent, obtain the waiver of) on a timely basis all conditions in the Subscription Agreements, Debt Commitment Letter, Fee Letter and such Definitive Debt Agreements that are within its control (including payment of all fees and expenses) and comply with its obligations thereunder, (iii) maintain in effect the Subscription Agreements, Debt Commitment Letter and Fee Letter in accordance with their terms and (iv) diligently enforce all of its rights under the Subscription Agreements and Debt Commitment Letter (and any definitive agreements related thereto), provided, however, that Parent shall not be required to commence or pursue litigation, and Equityholder shall have no right to compel Parent to commence or pursue litigation, to enforce the obligations of the Financing Sources or the Debt Financing Sources to fund the Financing. Parent shall not and shall cause its Affiliates not to take or refrain from taking, directly or indirectly, any action that could reasonably be expected to result in a default under or failure of any of the conditions contained in, or materially impair, delay or prevent consummation of the Financing contemplated by the, Subscription Agreement and the Debt Commitment Letter or in any Definitive Debt Agreement related to the Debt Financing.

(c) Subject to the terms hereof, Parent shall use, and shall cause its Affiliates to use, commercially reasonable efforts to comply with its obligations, and enforce its rights, under the Commitment Letters. Parent shall give Equityholder prompt notice of any material breach by any party to the Commitment Letters of which Parent has become aware or any termination (or alleged or purported termination) of the Commitment Letters. Parent shall keep Equityholder informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain the proceeds of the Financing and shall not permit any amendment or modification to, or any waiver of any material provision or remedy under, the Commitment Letters entered into at or prior to the date hereof if such amendment, modification, waiver or remedy (i) would materially delay the occurrence of the Closing, (ii) reduces the aggregate amount of the Financing, (iii) adds or imposes new conditions or amends the existing conditions to the drawdown of the Financing or (iv) is adverse to the interests of Equityholder, in each case, in any material respect.

(d) In the event that any portion of the Committed Financing becomes unavailable on the terms and conditions (including any “flex provisions”) contemplated in the Debt Commitment Letter and the Fee Letter, regardless of the reason therefor, and such portion of the Committed Financing is required to fund the transactions contemplated by this Agreement on the Closing Date, Parent will (i) as promptly as practicable following the occurrence of such event, use its commercially reasonable efforts to obtain alternative financing (the “Alternative Financing”) (in an amount sufficient, when taken together with any then-available Financing pursuant to any then-existing Debt Commitment Letter and available cash of Parent, to consummate the transactions contemplated by this Agreement and to pay related fees and expenses earned, due and payable as of the Closing Date) on terms not less favorable in the aggregate to Parent than those contained in the Debt Commitment Letter and the Fee Letter that the Alternative Financing would replace (taking into account any flex provisions) from the same or other sources and which do not include any incremental conditionality to the consummation of such Alternative Financing that are more onerous to Parent, Equityholder and the Alta Companies (in each case, in the aggregate) than the conditions set forth in the Debt Commitment Letter (as applicable) in effect as of the date of this Agreement and (ii) immediately notify Equityholder of such unavailability and the reason therefor. Notwithstanding anything in this Agreement to the contrary, under no circumstances shall Parent or its Affiliates be obligated to provide Financing.

(e) For purposes of the foregoing Section 6.15(a) through Section 6.15(c), (i) the term “Debt Commitment Letter” shall be deemed to include any commitment letter (or similar agreement) with respect to any Alternative Financing (that is debt financing) arranged in compliance herewith (and any Debt Commitment Letter remaining in effect at the time in question), (ii) the term “Fee Letter” shall be deemed to include any fee letter (or similar agreement) and engagement letter (or similar agreement) with respect to any Alternative Financing arranged in compliance with this Section 6.15(d), (iii) the term “Debt Financing Sources” shall be deemed to include any Debt Financing Sources providing the Alternative Financing (that is debt financing) arranged in compliance herewith, (iv) the term “Subscription Agreement” shall be deemed to include any subscription agreement with respect to any Alternative Financing (that is equity financing) arranged in compliance herewith (and any Subscription Agreements remaining in effect at the time in question) and (v) the term “Equity Financing Sources” shall be deemed to include any Equity Financing Sources providing any portion of the Alternative Financing that is equity financing arranged in compliance herewith. Parent shall keep Equityholder reasonably informed on a reasonably current basis of the status of its efforts to consummate the Financing. Parent shall provide Equityholder with prompt written notice of any material breach, threatened material breach or material default by any party to any Subscription Agreement, Debt Commitment Letter or the Definitive Debt Agreements of which Parent gains knowledge and the receipt of any written notice or other written communication from any Equity Financing Sources or Debt Financing Sources with respect to any material breach, threatened material breach or material default or, termination or repudiation by any party to any Subscription Agreement, Debt Commitment Letter or the Definitive Debt Agreements or any provision thereof.

(f) Notwithstanding anything to contrary contained in this Agreement, nothing contained in this Section 6.15 or elsewhere in this Agreement shall require, and in no event shall the “commercially reasonable efforts” of Parent be deemed to construe or require, Parent to (i) bring any enforcement action against any Equity Financing Sources or Debt Financing Source to enforce its rights under the applicable Financing, (ii) seek or accept Financing on terms adverse to or less favorable than those set forth in the Subscription Agreements or Debt Commitment Letters, as applicable, (iii) pay any fees in excess of those contemplated by the Debt Commitment Letters (or any Fee Letter delivered in connection therewith) (whether to secure waiver of any conditions contained therein or otherwise) or (iv) agree to waive any term or condition of this Agreement or amend or waive any term of the, Subscription Agreements or Debt Commitment Letter.

(g) Prior to the earlier of the Closing and the termination of this Agreement pursuant to Section 7.1, Equityholder and each Alta Company agree, and shall cause the appropriate officers and employees thereof, to use commercially reasonable efforts to cooperate in connection with the arrangement of the Financing (including the satisfaction of the conditions precedent set forth therein) as may be reasonably requested by Parent, including by (i) participating in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions and sessions with rating agencies at mutually agreeable times and locations and upon reasonable advance notice, (ii) assisting with the preparation of customary materials for actual and potential Equity Investors, rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing (which shall not include pro forma financial information), (iii) executing and delivering any pledge and security documents, other definitive financing documents, or other certificates, or documents as may be reasonably requested by Parent or otherwise reasonably facilitating the pledging of collateral, provided, that such documents will not take effect until the Closing, (iv) assisting Parent to comply with any applicable provisions of the Debt Commitment Letters, (v) providing the Financial Statements and such other financial information regarding the Alta Companies that is readily available or within the Alta Companies’ possession and as is reasonably requested in connection with the Financing, (vi) at each Alta Company’s option, taking or appointing a representative of Parent to take all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Financing and, in the case of the Debt Financing, the direct borrowing or incurrence of all of the proceeds of the Debt Financing, by any Alta Company immediately following the Closing, (vii) each Alta Company executing and delivering reasonable and customary certificates (including, without limitation, a customary certificate of the Chief Financial Officer of each Alta Company with respect to solvency matters), customary management representation letters and other customary documentation required by the Debt Financing Sources and the definitive documentation related to the Debt Financing, provided, that no such certificates, letters or other documentation shall be effective prior to the consummation of the Debt Financing on the Closing Date, (viii) furnishing Parent at least three (3) Business Days prior to the Closing Date (to the extent requested at least ten (10) Business Days prior to the Closing Date), with all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and (ix) otherwise reasonably cooperating in Parent’s efforts to obtain the Financing. Notwithstanding the foregoing, (A) such requested cooperation shall not unreasonably interfere with the ongoing operations of any Alta Company, (B) no Alta Company shall be required to pay any commitment or other similar fee or incur any other Liability or obligation in connection with the Financing prior to the Closing, (C) no Alta Company nor any of their respective officers, directors, or employees shall be required to execute or enter into or perform any agreement with respect to the Financing that is not contingent upon the Closing or that would be effective prior to the Closing (other than any customary management representation and authorization letter in connection with marketing materials contemplated by the Financing) and (D) Persons who are on the board of directors or the board of managers (or similar governing body) of any Alta Company prior to the Closing in their capacity as such shall not be required to pass resolutions or consents to approve or authorize the execution of the Financing. Nothing contained in this Section 6.15(f) or otherwise shall require any Alta Company, prior to the Closing, to be an issuer or other obligor with respect to the Financing.

(h) None of Equityholder, the Alta Companies, their Affiliates or any of their respective representatives shall be required to take any action that would subject such Person to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or incur any other liability or provide or agree to provide any indemnity in connection with the Financing or their performance of their respective obligations under this Section 6.15(g) or any information utilized in connection therewith. Parent shall indemnify and hold harmless Equityholder, the Alta Companies, their Affiliates and their respective representatives from and against any and all Loss suffered or incurred by them in connection with the arrangement of the Financing and the performance of their respective obligations under this Section 6.15(g) and any information utilized in connection therewith, for any of the foregoing to the extent the same is the result of (i) claims based upon the accuracy of any historical information provided by or on behalf of Equityholder, any Alta Company or their respective Affiliates and representatives expressly for use in connection with the arrangement of the Financing or (ii) the gross negligence, willful misconduct or fraud committed by or on behalf of Equityholder, any Alta Company or their respective Affiliates and representatives. Parent shall, promptly upon receipt of a reasonably detailed invoice from the Equityholder or Alta Company, reimburse the Equityholder or the Alta Company and their Affiliates for all reasonable out-of-pocket costs and expenses incurred by the Equityholder or Alta Company or respective their Affiliates (including those of its accountants, consultants, legal counsel, agents and other representatives) in connection with the cooperation required by this Section 6.15(g).

Section 6.16 Non-Competition; Non-Solicit; Non-Disparagement; Confidentiality.

(a) From the Closing Date until the fifth (5th) anniversary of the Closing Date, Equityholder shall not independently or through any of his Affiliates, directly or indirectly, engage in (whether as an owner, officer, manager, employee, partner, agent, member, principal, consultant, representative or otherwise) any activity that competes with the business of any Alta Company; provided, that nothing herein shall prohibit the Equityholder, or any of his respective Affiliates from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded so long as none of such Persons has any active participation in the business of such corporation. The geographic territory to which this Section 6.16(a) extends is the United States and any other jurisdiction where the Company operates as of the Closing Date or operated within the five (5) years preceding the Closing Date.

(b) The Equityholder agrees that for a period of five (5) years following the Closing Date he shall not (and shall cause his Affiliates not to) directly, or indirectly through another Person, (i) induce or attempt to induce any employee or contractor of Parent or any of its Affiliates to leave the employ of Parent or any of its Affiliates, or in any way interfere with the relationship between Parent or any of its Affiliates and any employee or contractor thereof, (ii) hire any person who was an employee of Parent or any of its Affiliates at any time during the preceding twelve (12)-month period (it being conclusively presumed by the parties so as to avoid any disputes under this Section 6.16 that any such hiring within such twelve (12)-month period is in violation of clause (i) above), or (iii) call on, solicit or service any customer, supplier or other business relation of the Parent or any of its Affiliates (including any Person that was a customer, supplier or other business relation of Company with respect to the business at any time during the eighteen (18)-month period immediately prior to the Closing), induce or attempt to induce such Person to cease doing business with the Parent or any of its Affiliates, or in any way interfere with the relationship between any such customer, supplier or business relation and the business, Parent or any of its Affiliates (including making any negative statements or communications about the Alta Companies, Parent or any of its Affiliates).

(c) The Equityholder shall not, and shall cause his Affiliates not to, make any oral or written statement that disparages or places the Alta Companies or Parent in respect thereof in a false or negative light, except in connection with a legal proceeding in which Company, Equityholder or such Affiliate, officer, or director is under oath or responding to a subpoena or is otherwise required by Law to cooperate with a Governmental Authority.

(d) If, at the time of enforcement of the covenants contained in this Section 6.16, (the “Restrictive Covenants”) a court shall hold that the duration, scope or the geographic area stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by Law. Equityholder has consulted with legal counsel regarding the Restrictive Covenants and based on such consultation has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of Parent or any of its Affiliates’ businesses and the substantial investment made by Parent hereunder.

(e) If the Equityholder breaches, or threatens to commit a breach of, any of the Restrictive Covenants, Parent shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Parent or any of its Affiliates at law or in equity:

(i) the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Parent or such Affiliate and that money damages would not provide an adequate remedy to Parent or such Affiliate; and

(ii) the right and remedy to require the Equityholder to account for and pay over to Parent or such Affiliate any profits, monies, accruals, increments or other benefits derived or received by such Person as the result of any transactions constituting a breach of the Restrictive Covenants.

In the event of any breach or violation by the Equityholder of any of the Restrictive Covenants, the time period of such covenant shall be tolled until such breach or violation is resolved by a final determination of a court of competent jurisdiction or an arbitrator.

(f) From and after the Closing and the Equityholder shall, and shall direct each his representatives, to hold in confidence and not disclose to any other Person, any Confidential Information. If Equityholder or any of his representatives are requested or required by Law to disclose any such information, Equityholder shall, to the extent permitted by applicable Law, promptly notify Parent in writing and may disclose, without Liability hereunder, only that portion of such information which, based on the advice of counsel, is legally required to be disclosed; provided, that Equityholder shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.17 Termination of Affiliate Obligations. On or before the Closing Date, except as set forth on Schedule 6.17 hereto, and except for this Agreement and any ancillary agreements contemplated herein and for Liabilities relating to employment relationships and the payment of compensation and benefits in the Ordinary Course of Business, all Liabilities and obligations of the Alta Companies under any Contract or arrangement contemplated by Section 3.26 shall be terminated in full as of the completion of Closing without Liability to the Alta Companies and, from and after the completion of Closing, the Alta Companies shall have no surviving obligations or Liabilities to any other party to such Contract or arrangements whatsoever with respect to any such Contract or arrangement.

Section 6.18 Pre-Closing Restructuring. Prior to the Closing, the Company will cause Alta Holding Company, LLC and Alta Holding Partnership, LLC to dissolve.

Article VII
TERMINATION

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

(a) by the mutual written consent of the Equityholder and Parent;

(b) by either the Equityholder or Parent by written notice to the other if any applicable Law is in effect making the consummation of the transactions contemplated hereby illegal or any final, non-appealable Order is in effect permanently preventing the consummation of the transactions contemplated hereby; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement of this Agreement results in or causes such final, non-appealable Order or other action;

(c) by either the Equityholder or Parent by written notice to the other if the consummation of the transactions contemplated hereby shall not have occurred on or before June 12, 2020 (the “Outside Date”); provided, that if the failure to consummate the transactions contemplated hereby by the Outside Date is a result of a continuing investigation by a Governmental Entity under Antitrust Laws or the applicable waiting period under the HSR Act relating to the transactions contemplated hereby not having expired or been terminated, then, upon written notice and election provided by either the Equityholder or Parent, the “Outside Date” may upon such notice and election be extended once for up to an additional thirty (30) days thereafter; provided, further, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to (i) any Party then in material breach of its representations, warranties, covenants or agreements under this Agreement or (ii) Parent, if the Equityholder is entitled to terminate this Agreement pursuant to Section 7.1(f);

(d) by the Equityholder, if Parent or Merger Sub breaches in any material respect any of its representations or warranties contained in this Agreement or breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to Equityholder’ obligations to consummate the transactions contemplated hereby set forth in Section 2.4(a) or Section 2.4(c) not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to Parent and Merger Sub by the Equityholder, cannot be cured or has not been cured by the earlier of the Outside Date and ten (10) Business Days after the delivery of such notice; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Equityholder if the Company or the Equityholder is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

(e) by Parent, (i) if the Company or the Equityholder breach in any material respect any of their representations or warranties contained in this Agreement or the Company or the Equityholder breach or fail to perform in any material respect any of their covenants contained in this Agreement, which breach or failure to perform (A) would render a condition precedent to Parent’s or Merger Sub’s obligations to consummate the transactions contemplated hereby set forth in Section 2.4(a) or Section 2.4(b) not capable of being satisfied, and (B) after the giving of written notice of such breach or failure to perform to the Company by Parent or Merger Sub, cannot be cured or has not been cured by the earlier of the Outside Date and ten (10) Business Days after the delivery of such notice; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Parent or Merger Sub if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement, or (ii) if the Company Shareholder Approval is not delivered within two (2) hours of the execution of this Agreement; and

(f) by Equityholder, if (i) all of the conditions to Closing set forth in Section 2.4(a) and Section 2.4(b) were satisfied or waived as of the date the Closing should have been consummated pursuant to the terms of this Agreement (other than the condition set forth in Section 2.4(a)(iv) and those conditions that by their terms are to be satisfied at the Closing and could have been satisfied or would have been waived assuming a Closing would occur), (ii) Equityholder has certified in writing to Parent and Merger Sub that the Equityholder and the Company are ready, willing and able to consummate the transactions contemplated by this Agreement, and (iii) Parent and Merger Sub fails to complete the Closing within two (2) Business Days after the delivery of such notification by the Equityholder.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall immediately become null and void, without any Liability on the part of any Party or any other Person, and all rights and obligations of each Party shall cease; provided, that (a) the Confidentiality Agreement and the agreements contained in Section 6.7(a), Section 6.8, this Section 7.2 and Article VIII of this Agreement survive any termination of this Agreement and remain in full force and effect and (b) no such termination shall (i) relieve any Party from any Liability arising out of or incurred as a result of its breach of the terms of this Agreement prior to such termination or (ii) impair the right of any Party hereto to compel specific performance by any other Party of such Party’s obligations under this Agreement.

Section 7.3 Expense Reimbursement.

(a) If the Equityholder or the Company terminated this Agreement pursuant to Section 7.1(f) or this Agreement is terminated at a time when the Equityholder or the Company is entitled to terminate this Agreement pursuant to Section 7.1(f), Parent shall pay to the Company a fee equal to $1,500,000 (the “Expense Reimbursement Fee”) within five (5) Business Days after the termination of this Agreement to the Company by wire transfer of immediately available funds to the account or accounts designated in writing by the Company.

(b) Each of the Parties hereto agrees that if this Agreement is terminated and the Expense Reimbursement Fee is due and payable, the Expense Reimbursement Fee shall be the sole and exclusive remedy of the Company, the Equityholder and their Affiliates and all direct and indirect equityholders (whether at law, in equity, in contract, in tort or otherwise) against the Parent and any of their respective direct or indirect, former, current or future stockholders, controlling persons, directors, officers, employees, general or limited partners, members, managers, Affiliates, agents or assignees (each, a “Parent Related Party”) for any breach of this Agreement by Parent or any losses suffered hereunder or under any other agreement executed in connection with the transactions contemplated hereby. Subject to the proviso to the immediately preceding sentence, upon the Company’s receipt of full payment of the Expense Reimbursement Fee, (i) no Parent Related Party shall have any further Liability or obligation relating to or arising out of this Agreement, any contract or agreement executed in connection herewith or any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof), (ii) neither the Company, the Equityholder nor any of their Affiliates shall be entitled to bring or maintain any Proceeding against any Parent Related Party arising out of or in connection with this Agreement, any contract or agreement executed in connection herewith or any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination and (iii) the Company and the Equityholder shall cause any Proceeding pending in connection with this Agreement, any contract or agreement executed in connection herewith or any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof), to the extent maintained by the Company or the Equityholder against any Parent Related Party, to be dismissed with prejudice promptly, and in any event within five (5) Business Days after the payment of the Expense Reimbursement Fee. The Company shall not be entitled to collect the Expense Reimbursement Fee on more than one occasion.

(c) Each of the Parties hereto acknowledges that the Expense Reimbursement Fee, as and when payable pursuant to this Section 7.3, is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate the party receiving such amount in the circumstances in which such amount is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

Article VIII
MISCELLANEOUS

Section 8.1 Amendment and Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent and Equityholder. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence. Notwithstanding the foregoing, the provisions of Section 8.3, Section 8.8, Section 8.10, Section 8.11, Section 8.13 and this Section 8.1 (and any definitions used therein and any other provision in this Agreement that would have the effect of amending, supplementing, modifying, replacing or waiving such definitions or provisions or the substance thereof) may not be amended, supplemented, modified, replaced or waived without the consent of any Debt Financing Source or Equity Financing Source directly and adversely affected by such amendment, supplement, modification, replacement or waiver.

Section 8.2 Notices. All notices, demands, requests, instructions, claims, consents, waivers and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment), received by fax or email (with hard copy to follow) prior to 5:00 p.m. Central Time on a Business Day or delivery by reputable overnight express courier (charges prepaid) or (b) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Company, Parent and Equityholder shall be sent to the addresses indicated below:

Notices to Equityholder, and prior to the Closing, the Company:

Alta Equipment Holdings, Inc.

13211 Merriman Road

Livonia, Michigan 48150

Attention: Ryan Greenawalt

Fax:

Email: ryan.greenawalt@altaequipment.com

with copies to (which shall not constitute notice):

Howard & Howard Attorneys, PLLC

450 W. Fourth Street

Royal Oak, Michigan 48322

Attention: Joseph J. DeVito

Jeffrey A. Hoover

Fax: (248) 645-1568

Email: jjd@h2law.com

  jah@h2law.com

Notices to Parent, and following the Closing, the Company: B. Riley Principal Merger Corp. 299 Park Avenue 21st Floor New York, New York 10171 Attention: Kenneth Young Fax: Email: kyoung@brileyfin.com with a copy to (which shall not constitute notice):

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166-4193

Attention: Joel Rubinstein

Jason Osborn

Fax: (212) 294-5336

Email: jrubinstein@winston.com

josborn@winston.com

Section 8.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party (including by operation of Law) without the prior written consent of the other Parties; provided further, that notwithstanding the foregoing, Parent may assign its rights under this Agreement to its lenders providing financing in connection with the transactions contemplated hereby (including the Debt Financing Sources) for collateral security purposes, it being understood that no such assignment shall relieve Parent of any of its obligations hereunder. In the event the Company or any of its successors or assigns, (a) consolidates with or merges into any other Person or (b) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of the Company shall be deemed to have assumed the obligations set forth in Section 6.11.

Section 8.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

Section 8.5 Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation.” The use of the word “Ordinary Course of Business” shall mean, with respect to any Person, any action taken by such Person in the ordinary course of business consistent with past practice. The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (but not more than one) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 8.5 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are expressly specified; provided, that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Contract or agreement (including this Agreement) mean such Contract or agreement as amended, restated, supplemented or modified from time to time in accordance with the terms thereof; provided, that with respect to any Contract listed (or required to be listed) on the Disclosure Schedules, all amendments, modifications, supplements, extensions and renewals thereto (but excluding any purchase orders, work orders or statements of work) must also be listed on the appropriate schedule and disclosed. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” References herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder. If any party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, covenant or agreement. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. An accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP. Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in United States currency. The Parties and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any information or materials shall be deemed provided, made available or delivered to Parent if such information or materials have been uploaded to the electronic data room maintained by Equityholder and his financial advisors on the Project Canyon, Venue online-platform provided by Donnelley Financial Solutions for purposes of the transactions contemplated by this Agreement (the “Data Room”) or otherwise provided to Parent’s representatives (including counsel) via electronic mail at least three (3) Business Days prior to the date hereof. The content of the Data Room as at the relevant date set out in the preceding sentence has been stored on six identical encrypted USB devices prepared by Donnelley Financial Solutions, of which Equityholder and Parent each received three for evidentiary purposes on the date hereof.

Section 8.6 Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way. The Parties have voluntarily agreed to define their rights, Liabilities and obligations with respect to the transactions contemplated hereby exclusively in contract pursuant to the express terms and provisions of this Agreement, and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction.

Section 8.7 Counterparts; Electronic Delivery. This Agreement and agreements, certificates, instruments and documents entered into in connection herewith may be executed and delivered in one or more counterparts and by fax or email, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.

Section 8.8 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of New York shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York. Notwithstanding anything to the contrary contained in the foregoing, all disputes against any Debt Financing Source under the Debt Commitment Letter related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise (including any dispute arising out of or relating in any way to the Debt Commitment Letter), will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within such State, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. Each party to this Agreement hereby IRREVOCABLY waives all rights to trial by jury in any action, suit or Proceeding brought to resolve any dispute between or among any of the parties (whether arising in contract, tort or otherwise) arising out of, connected with, related or incidental to this Agreement, the transactions contemplated hereby and/or the relationships established among the parties hereunder (INCLUDING, FOR THE AVOIDANCE OF DOUBT, WITH RESPECT TO THE DEBT FINANCING OR INVOLVING OR AGAINST ANY DEBT FINANCING SOURCE). THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Courts of the State of New York or if such court declines jurisdiction, then to the federal court sitting in the State of New York, Borough of Manhattan in the City of New York, in any action or Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 8.8, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity. Notwithstanding the foregoing, each of the Parties agrees that it will not bring or support any action against the Debt Financing Sources, including any dispute arising out of or relating in any way to any Debt Commitment Letter or the performance thereof, whether based on contract, tort or otherwise, in any forum other than exclusively in federal court sitting in the State of New York, Borough of Manhattan in the City of New York.

Section 8.9 Trust Account Waiver. Each of the Company and Equityholder acknowledges that Parent has established the Trust Account for the benefit of its public stockholders, which holds proceeds of its initial public offering. For and in consideration of Parent entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and Equityholder, for themselves and the Affiliates they have the authority to bind, hereby agree they do not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account (or distributions therefrom to Parent’s public stockholders), and hereby waives any claims it has or may have at any time against or with respect to the Trust Account (or distributions therefrom to Parent’s public stockholders) as a result of, or arising out of, any discussions, contracts or agreements (including this Agreement) among Parent, Equityholder and the Company or the Company’s shareholders and will not seek recourse against the Trust Account (or distributions therefrom to Parent’s public stockholders) for any reason whatsoever.

Section 8.10 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching Party would have no adequate remedy at Law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled.

Section 8.11 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder (other than (a) in respect of the Parent Indemnified Parties, the Equityholder Indemnified Parties, the Indemnified Persons and Non-Party Affiliates, each of whom is an express third-party beneficiary hereunder and entitled to enforce certain obligations hereunder and (b) in respect of the Debt Financing Sources, each of whom (i) is an express third-party beneficiary of Section 8.1, Section 8.3, Section 8.8, Section 8.13 and this Section 8.11 to the extent such sections affect the rights and obligations of the Debt Financing Sources and (ii) shall be entitled to enforce such provisions and rely thereon).

Section 8.12 Schedules. All Schedules and Exhibits attached hereto or referred to herein and the recitals to this Agreement are (a) each hereby incorporated in and made a part of this Agreement as if set forth in full herein and (b) qualified in their entirety by reference to specific provisions of this Agreement. Any fact or item disclosed in any Section of the Schedules shall be deemed disclosed in each other Section of the Schedule to which such fact or item may apply so long as (x) such other Section is referenced by applicable cross-reference or (y) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section or Schedule. The headings contained in the Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in these Schedules or the Agreement. The Schedules are not intended to constitute, and shall not be construed as, an admission or indication that any such fact or item is required to be disclosed. The Schedules shall not be deemed to expand in any way the scope or effect of any representations, warranties or covenants described in this Agreement. Any fact or item, including the specification of any dollar amount, disclosed in the Schedules shall not by reason only of such inclusion be deemed to be material, to establish any standard of materiality or to define further the meaning of such terms for purposes of the Agreement and matters reflected in the Schedules are not necessarily limited to matters required by the Agreement to be reflected herein and may be included solely for information purposes; and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in the Schedules in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in the Schedules is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business. No disclosure in the Schedules relating to any possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The information contained in the Schedules shall be kept strictly confidential by the Parties and no third party may rely on any information disclosed or set forth therein. Moreover, in disclosing the information in the Schedules, Equityholder expressly do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein.

Section 8.13 No Recourse to Financing Sources. Notwithstanding any provision of this Agreement to the contrary, (a) in no event shall Equityholder, the Alta Companies or any of their respective Affiliates or representatives (i) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Debt Financing Source or Equity Financing Source in connection with this Agreement or (ii) seek to enforce the commitments against, make any claims for breach of any Commitment Letter against, or seek to recover monetary damages from, or otherwise sue, any Debt Financing Source or Equity Financing Source for the Financing in connection with (y) this Agreement or (z) the obligations of the Debt Financing Sources or Equity Financing Sources for the Financing under the applicable Commitment Letter; it being agreed that the foregoing clauses (i) and (ii) shall include the agreement not to commence (and, if commenced, agrees to dismiss or otherwise terminate, and not to assist) any action, arbitration, audit, hearing, investigation, litigation, petition, grievance, complaint, suit or proceeding against any Debt Financing Source or Equity Financing Source, and (b) the Equityholder and the Alta Companies on behalf of themselves and their respective Affiliates and representatives hereby (i) acknowledges that no Debt Financing Source or Equity Financing Source shall have any liability to the Equityholder or any Alta Company under this Agreement or for any claim made by the Equityholder or any Alta Company based on, in respect of, or by reason of the transactions contemplated hereby, including, but not limited to, any dispute relating to, or arising from, the Cash Equity, the Debt Financing, the Debt Commitment Letters or the performance thereof, (ii) waives any rights or claims of any kind or nature (whether in law or in equity, in contract, in tort or otherwise) the Equityholder or any Alta Company may have against any Debt Financing Source or Equity Financing Source relating to this Agreement, the Cash Equity, the Debt Financing, the Debt Commitment Letters or the transactions contemplated hereby or thereby. Nothing in this Section 8.13 shall in any way limit or qualify the rights and obligations of (x) the Debt Financing Sources or Equity Financing Sources for the applicable Financing and the other parties to the Financing (or the definitive documents related thereto) to each other thereunder or in connection therewith and (y) Equityholder against Parent. Without limiting the foregoing, no Debt Financing Source or Equity Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature with respect to the transactions contemplated by this Agreement, any Financing or the Debt Commitment Letters.

*      *      *      *      *

Each of the undersigned has caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

PARENT:

B. Riley Principal Merger corp.

By:	/s/ Daniel Shribman
Name:	Daniel Shribman
Title:	Chief Financial Officer

MERGER SUB:

BR CANYON MERGER SUB CORP.

By:	/s/ Daniel Shribman
Name:	Daniel Shribman
Title:	President

Signature Page to Agreement and Plan of Merger

THE COMPANY:

ALTA EQUIPMENT HOLDINGS, INC.

By:	/s/ Ryan Greenawalt
Name:	Ryan Greenawalt
Title:	President

THE EQUITYHOLDER:

By:	/s/ Ryan Greenawalt
Ryan Greenawalt

Signature Page to Agreement and Plan of Merger

Annex B

Third AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
B. RILEY PRINCIPAL MERGER CORP.

[_], 2020

B. Riley Principal Merger Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “B. Riley Principal Merger Corp.”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 30, 2018 (the “Original Certificate”). An Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on November 19, 2018. A Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on April 8, 2019.

2. This Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”), which both restates and amends the provisions of the Second Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3. This Third Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

4. The text of the Second Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Alta Equipment Group Inc. (the “Corporation”).

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV
CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 201,000,000 shares, consisting of (a) 200,000,000 shares of common stock (the “Common Stock”) and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock , the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Third Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Third Amended and Restated Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into two classes, as nearly equal in number as possible and designated Class I and Class II. The Board is authorized to assign members of the Board already in office to Class I or Class II. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate and the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a two-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Third Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Third Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

Section 5.6 Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Third Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Annual Meetings. Except as otherwise expressly provided by law, the annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined exclusively by resolution of the Board in its sole and absolute discretion.

Section 7.2 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.4 No Action by Written Consent. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. To the full extent permitted by the DGCL and any other applicable law currently or hereafter in effect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX
AMENDMENT OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Third Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Notwithstanding anything to the contrary contained in this Third Amended and Restated Certificate or the Bylaws, and notwithstanding that a lesser percentage or vote may be permitted from time to time by applicable law, no provision of Article IV, Article V, Article VI, Article VIII and this Article IX (except by virtue of a filing of a Preferred Stock Designation, but subject to any vote required by law or by other provisions of this Third Amended and Restated Certificate with respect to such Preferred Stock Designation) may be altered, amended or repealed in any respect, nor may any provision of this Third Amended and Restated Certificate or of the Bylaws inconsistent therewith be adopted, unless in addition to any other vote required by this Third Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE X
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 10.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Third Amended and Restated Certificate or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of this Section 10.1 will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.1.

Section 10.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 10.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 10.3 Severability. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI

SECTION 203 OF THE DGCL

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL as now in effect or hereafter amended, or any successor statute thereto, and the restrictions contained in Section 203 of the DGCL shall not apply to the Corporation.

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IN WITNESS WHEREOF, B. Riley Principal Merger Corp. has caused this Third Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

B. RILEY PRINCIPAL MERGER CORP.

By:
Name:
Title:

[Signature Page to Third Amended and Restated Certificate of Incorporation]

Annex C

ALTA EQUIPMENT GROUP INC.

2020 OMNIBUS INCENTIVE PLAN

Section 1. General.

The name of the Plan is the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan (the “Plan”). The Plan intends to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give Participants an incentive for individual performance; (iii) promote teamwork among Participants; and (iv) give the Company an advantage in attracting and retaining key Employees, Directors, and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c) “Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(d) or the Stock Appreciation Right pursuant to Section 8(g).

(d) “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Stock-Based Award, or Other Cash-Based Award granted under the Plan.

(e) “Award Agreement” means any agreement, contract, or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.

(f) “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.

(g) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(h) “Board” means the Board of Directors of the Company.

(i) “Cause” shall have the meaning assigned to such term in any Company or Affiliate employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Cause,” Cause means (i) any conduct, action or behavior by a Participant, whether or not in connection with the Participant’s employment, including, without limitation, the commission of any felony or a lesser crime involving dishonesty, fraud, misappropriation, theft, wrongful taking of property, embezzlement, bribery, forgery, extortion or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company, its Subsidiaries and Affiliates or which results in gain or personal enrichment of the Participant to the detriment of the Company, its Subsidiaries and Affiliates; (ii) a governmental authority has prohibited the Participant from working or being affiliated with the Company, its Subsidiaries and Affiliates or the business conducted thereby; (iii) the commission of any act by the Participant of gross negligence or malfeasance, or any willful violation of law, in each case, in connection with the Participant’s performance of his or her duties with the Company or any Affiliate thereof; (iv) performance of the Participant’s duties in an unsatisfactory manner, including the Participant’s violation of a written policy of the Company, its Subsidiaries or Affiliates, after a written warning and a ten (10) day opportunity to cure or failure to observe material policies generally applicable to employees after a written warning and a ten (10) day opportunity to cure; (v) breach of the Participant’s duty of loyalty to the Company Group; (vi) the Participant’s chronic absenteeism; (vii) the Participant’s substance abuse, illegal drug use, or habitual insobriety; or (viii) the Participant’s violation of obligations of confidentiality to any third party in the course of providing services to the Company, its Subsidiaries and Affiliates.

(j) “Certificate of Incorporation” means the certificate of incorporation of the Company, as may be amended and/or restated from time to time.

(k) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure, or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.

(l) “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:

(i) any Person, other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any Affiliate thereof with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also constitute a “change in control event” under Code Section 409A.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(m) “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.

(n) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(o) “Committee” means the Board, or any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Certificate of Incorporation or Bylaws, or any charter establishing the Committee, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(p) “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(q) “Company” means Alta Equipment Group Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).

(r) “Consultant” means any consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer, or non-employee Director.

(s) “Disability” shall have the meaning assigned to such term in any individual employment, severance or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.

(t) “Director” means any individual who is a member of the Board on or after the Effective Date.

(u) “Effective Date” shall have the meaning set forth in Section 19 of the Plan.

(v) “Eligible Recipient” means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an Eligible Recipient under the Plan by the Administrator. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: (1) an Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or any Affiliate thereof, who has been selected as an Eligible Recipient under the Plan by the Administrator.

(w) “Employee” shall mean an employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(y) “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

(z) “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

(aa) “Fair Market Value” as of a particular date shall mean: (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other quotation system for the last preceding date on which there was a sale of such stock; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith and in a manner not inconsistent with Code Section 409A.

(bb) “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(cc) “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422.

(dd) “Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(ee) “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.

(ff) “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(gg) “Other Stock-Based Award” means a right or other interest granted to a Participant under Section 11 of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Class A Common Stock, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(hh) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.

(ii) “Performance-Based Award” means any Award granted under the Plan that is subject to one or more performance goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same performance goals as the Shares or units underlying the Performance-Based Award.

(jj) “Performance Goals” means performance goals that may be based on one or more of the following criteria: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx) return on assets; (xxi) return on net assets; (xxii) total shareholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Company’s Common Stock; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development; (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; and (xxxviii) any combination of, or as applicable, a specified increase or decrease in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

(kk) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Affiliate thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(ll) “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(mm) “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods or the attainment of certain Performance Goals.

(nn) “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals criteria specified in the Award Agreement.

(oo) “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(pp) “Retirement” means a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65, or, in the case of a Participant with 10 or more years of service with the Company, its Subsidiaries or Affiliates, age 55.

(qq) “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.

(rr) “Shares” means shares of Class A Common Stock of the Company, par value $0.0001 per share, reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(ss) “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(tt) “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(i) to select those Eligible Recipients who shall be Participants;

(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards, Other Stock-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Restricted Shares and Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares and Restricted Stock Units shall lapse, (B) the Performance Goals and periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(vi) to determine the Fair Market Value;

(vii) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(ix) to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c) The Administrator shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Administrator to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of state law and such other limitations as the Administrator shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Recipient who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Administrator shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. If the Administrator’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Administrator shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Administrator’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Administrator and shall be deemed for all purposes of the Plan to have been taken by the Administrator.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Affiliate thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Affiliate thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan.

(a) Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is 3,468,000 shares of Class A Common Stock. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 2,583,000 shares of Class A Common Stock.

(b) Notwithstanding the foregoing, the maximum number of Shares subject to Awards granted during any fiscal year to any non-employee Director, when taken together with any cash fees paid to such non-employee Director during the fiscal year in respect of his or her service as a Director, shall not exceed $400,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such Shares shall be treated as having been issued under the Plan and shall not again be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Stock Appreciation Rights are withheld to cover the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (iii) any Stock-settled Stock Appreciation Rights are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights shall be deemed issued under the Plan and shall not be available for issuance under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7. Options.

(a) General. The Committee may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Committee may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Committee may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(b) Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.

(c) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Class A Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) shall have an exercise price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.

(d) Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

(e) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(f) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.

(g) Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(h) Termination of Employment or Service.

(i) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(iii) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iv) For purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.

(i) Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.

(j) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

(k) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the Exercise Price of any such Option shall be made pursuant to Section 7(f) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Class A Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c) Exercisability.

(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d) Payment Upon Exercise.

(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(e) Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(f) Termination of Employment or Service.

(i) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g) Term.

(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.

(i) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 8(i) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(i).

Section 9. Restricted Shares.

(a) General. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.

(b) Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

(c) Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii) Except as provided in Section 16 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator. Certificates for Shares of unrestricted Class A Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

(iii) The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.

Section 10. Restricted Stock Units.

(a) General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

(b) Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c) Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii) Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.

(iii) The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the Fair Market Value of the Shares that would otherwise be distributed to the Participant.

(e) Rights as Stockholder. Except as provided in the Award Agreement in accordance with Section 10(c)(ii), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(f) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.

Section 11. Other Stock-Based or Cash-Based Awards.

(a) The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Class A Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

(b) The prospective recipient of an Other Stock-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Stock-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12. Change in Control.

The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per share of Class A Common Stock paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13. Amendment and Termination.

(a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.

(b) Notwithstanding the foregoing, approval of the Company’s stockholders shall be obtained to increase the aggregate Share limit and annual Award limits described in Section 4.

(c) Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).

(d) Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

Section 14. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Class A Common Stock, in each case, having a value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Administrator (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 16. Non-United States Employees.

Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Affiliate thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 17. Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 18. Continued Employment.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 19. Effective Date and Approval Date.

The Plan will be effective as of the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of Effective Date.

Section 20. Code Section 409A.

The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.

Section 21. Compensation Recovery Policy.

The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Section 22. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 23. Plan Document Controls.

The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

P R O X Y   C A R D

The undersigned hereby appoints [_______] and [_______] (together, the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the special meeting in lieu of the 2020 annual meeting (the "special meeting") of stockholders of B. Riley Principal Merger Corp., ("BRPM") to be held on [ ], 2020, at [ ], at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, and at any adjournments or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies' discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" EACH DIRECTOR NOMINEE AND PROPOSAL PRESENTED TO STOCKHOLDERS.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

SEE REVERSE SIDE